As filed with the Securities and Exchange Commission on July 26, 2021
Registration No. 333-256591

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
to
FORM F-4
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Arqit Quantum Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	Not applicable (I.R.S. Employer Identification Number)
Arqit Quantum Inc.
1st Floor, 3 More London Riverside
London SE1 2RE, United Kingdom
Telephone: +44 203 91 70155
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Arqit Inc.
1209 Orange Street
Wilmington, DE 19801
Telephone: (302) 658-7581
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Elliott Smith, Esq. Daniel Turgel, Esq. Monica Holden, Esq. White & Case LLP 5 Old Broad Street London, U.K., EC2N 1DW Tel: (+44) (0) 20 7532 1000	J. David Stewart, Esq. Robbie McLaren, Esq. Latham & Watkins LLP 99 Bishopsgate London, U.K., EC2M 2XF Tel: (+44) (0)20 7710 1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and all other conditions to the Proposed Transactions described herein have been satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Ordinary shares(3)	43,125,000	$9.88	$426,075,000	$46,484.78
Warrants(4)	14,891,667	$0.90	$13,402,500	$1,462.21
Ordinary shares issuable on exercise of warrants(5)	14,891,667	$11.50	—(6)	—
Total			$439,477,500	$47,946.99(7)

(1)
All securities registered will be issued by Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”). In connection with the business combination described in this registration statement and the proxy statement/prospectus included herein, (a) Centricus Acquisition Corp., a publicly traded Cayman Islands exempted limited liability company (“Centricus”) will merge with and into Pubco, with Pubco surviving the merger, and (b) Pubco will acquire all of the issued share capital of Arqit Limited, a company limited by shares incorporated in England under the registration number 10544841 (the “Company”), such that the Company will be a direct wholly owned subsidiary of Pubco. As a result of the foregoing transactions, Pubco will become the public company, and the current security holders of Centricus and the current security holders of the Company will become security holders of Pubco.

(2)
Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of Centricus’ ordinary shares and Centricus’ warrants on May 24, 2021. This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(3)
Consists of Pubco ordinary shares issuable in exchange for outstanding Centricus ordinary shares, including (i) 8,625,000 Centricus ordinary shares issued to Centricus’ sponsor as founder shares, and (ii) 34,500,000 Centricus ordinary shares included in outstanding Centricus units (with each Centricus unit consisting of one Centricus ordinary share and one-fourth of one Centricus warrant) sold to the public in Centricus’ initial public offering. In connection with the business combination described in this registration statement and the proxy statement/prospectus included herein, all Centricus units will be separated into their component securities.

(4)
Consists of Pubco warrants issuable in exchange for outstanding Centricus warrants, including (a) 6,266,667 Centricus warrants sold to Centricus’ sponsor in a private placement in connection with Centricus’ initial public offering, and (b) 8,625,000 Centricus warrants included in outstanding Centricus units sold to the public in Centricus’ initial public offering.

(5)
Consists of Pubco ordinary shares issuable upon exercise of Pubco warrants. Each Pubco warrant will entitle the warrant holder to purchase one Pubco ordinary share at a price of $11.50 per share (subject to adjustment).

 (6)
No separate registration fee is required pursuant to Rule 457(g).

 (7)
Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROXY STATEMENT
SUBJECT TO COMPLETION, DATED JULY 26, 2021
CENTRICUS ACQUISITION CORP.
Boundary Hall, Cricket Square
PO Box 1093
Grand Cayman KY1-1102, Cayman Islands
NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
OF CENTRICUS ACQUISITION CORP.
To Be Held On            , 2021
TO THE SHAREHOLDERS OF CENTRICUS ACQUISITION CORP.:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of shareholders of Centricus Acquisition Corp., an exempted limited liability company incorporated under the laws of the Cayman Islands (“Centricus”), will be held on            , 2021, at       a.m., Eastern time, at https://www.cstproxy.com/centricusacquisitioncorp/2021 and at the offices of Latham & Watkins LLP located at 1271 Avenue of the Americas, New York, NY 10020. As a matter of Cayman Islands law, there must be a physical location for the meeting. However, given the current global pandemic it is unlikely to be practical for shareholders to attend in person. Therefore, the extraordinary general meeting will also be a virtual meeting of shareholders, which will be conducted via live webcast. Centricus shareholders will be able to attend the extraordinary general meeting remotely, vote and submit questions during the extraordinary general meeting by visiting https://www.cstproxy.com/centricusacquisitioncorp/2021 and entering their control number. We are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for Centricus’ shareholders and Centricus, and (ii) to promote social distancing pursuant to guidance provided by the Centers for Disease Control and Prevention (“CDC”) and the U.S. Securities and Exchange Commission (“SEC”) due to the novel coronavirus (COVID-19). The virtual meeting format allows attendance from any location in the world. You are cordially invited to attend the extraordinary general meeting, which will be held for the following purposes:
(1)
The Business Combination Proposal: to consider and vote upon, as an ordinary resolution, a proposal to approve and adopt the business combination described in this proxy statement/prospectus, which proposal shall include approval of each of (a) the merger pursuant to Part XVI of the Cayman Companies Act of Centricus into Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”) with Pubco surviving the merger and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) becoming security holders of Pubco (the “Merger”) pursuant to the terms of (i) the Business Combination Agreement, dated as of May 12, 2021, as it may be amended (the “Business Combination Agreement”), that Centricus has entered into with Pubco, Centricus Heritage LLC, a Cayman Islands limited liability company (the “Sponsor”), solely in its capacity as Centricus’ representative, Arqit Limited, a company limited by shares incorporated in England (the “Company”), David John Williams, solely in his capacity as the Company Shareholders representative, and the shareholders of the Company party thereto, and (ii) Part XVI of the Cayman Companies Act, (b) the acquisition by Pubco of all of the issued and outstanding share capital of the Company from the holders of the Company’s share capital for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco (the “Share Acquisition”), and (c) the other transactions contemplated by the Business Combination Agreement (together with the Merger and Share Acquisition, the “Proposed Transactions”);

(2)
The Merger Proposal: to consider and vote upon, as a special resolution, a proposal to approve and authorize the Plan of Merger (made in accordance with the provisions of Section 233 of the Cayman Companies Act and included as Annex B to this proxy statement/prospectus) and to authorize the Merger of Centricus with and into Pubco with Pubco surviving the Merger (the “Merger Proposal”);

(3)
The Pubco Incentive Plan Proposal: to consider and vote upon, as an ordinary resolution, a proposal to approve the Arqit Quantum Inc. 2021 Incentive Award Plan (the “Pubco Incentive Plan”), which will become effective on the Merger Closing Date and will be used by Pubco following the completion of the Proposed Transactions (the “Pubco Incentive Plan Proposal”); and
(4)
The Adjournment Proposal: to consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote (the “Adjournment Proposal”).

These items of business are described in the attached proxy statement/prospectus, which we encourage you to read in its entirety before voting. Only holders of record of Centricus ordinary shares at the close of business on July 26, 2021 are entitled to notice of the extraordinary general meeting and to vote at the extraordinary general meeting and any adjournments or postponements of the extraordinary general meeting. A complete list of our shareholders of record entitled to vote at the extraordinary general meeting will be available for ten days before the extraordinary general meeting at our principal executive offices for inspection by shareholders during ordinary business hours for any purpose germane to the extraordinary general meeting.
After careful consideration, our board of directors has determined that the Business Combination Proposal, the Merger Proposal, the Pubco Incentive Plan Proposal and the Adjournment Proposal are fair to and in the best interest of Centricus and its shareholders, and unanimously recommends that you vote or give instruction to vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, “FOR” the Pubco Incentive Plan Proposal and “FOR” the Adjournment Proposal, if presented. When you consider the board of directors’ recommendation of these proposals, you should keep in mind that our directors and our officers have interests in the Proposed Transactions that may conflict with your interests as a shareholder. See the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Proposed Transactions.”
The Proposed Transactions contemplated by the Business Combination Agreement will be consummated only if a majority of the outstanding Centricus ordinary shares that are voted at the extraordinary general meeting are voted in favor of the Business Combination Proposal and if holders of at least two thirds of Centricus ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote in favor of the Merger Proposal. If the Business Combination Proposal, and the Merger Proposal are approved, the Adjournment Proposal will not be presented to shareholders for a vote.
All Centricus shareholders are cordially invited to attend the extraordinary general meeting. To ensure your representation at the extraordinary general meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a shareholder of record of Centricus ordinary shares, you may also cast your vote remotely at the extraordinary general meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the extraordinary general meeting and vote remotely, obtain a proxy from your broker or bank.
Your vote is important regardless of the number of shares you own. Whether you plan to attend the extraordinary general meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, at (800) 662-5200; banks and brokers may reach Morrow Sodali LLC at (203) 658-9400.
On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Proposed Transactions.
By Order of the Board of Directors,
Garth Ritchie
Chief Executive Officer
                 , 2021

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE CENTRICUS REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO CENTRICUS’ TRANSFER AGENT AT LEAST TWO (2) BUSINESS DAYS PRIOR TO THE VOTE AT THE EXTRAORDINARY GENERAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANKS OR BROKERS TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “EXTRAORDINARY GENERAL MEETING OF CENTRICUS SHAREHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.
This proxy statement/prospectus is dated                 , 2021 and is first being mailed to Centricus shareholders on or about that date.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED JULY 26, 2021
PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS OF
CENTRICUS ACQUISITION CORP.

PROSPECTUS FOR
43,125,000 ORDINARY SHARES AND 14,891,667 WARRANTS TO PURCHASE ORDINARY
SHARES, IN EACH CASE, OF ARQIT QUANTUM INC.

The board of directors of Centricus Acquisition Corp., which we refer to as “we,” “us,” “our” or “Centricus,” has unanimously approved and adopted the Business Combination Agreement, dated as of May 12, 2021, as it may be amended (the “Business Combination Agreement”), that Centricus has entered into with Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”), Centricus Heritage LLC, a Cayman Islands limited liability company (the “Sponsor”), solely in its capacity as Centricus’ representative, Arqit Limited, a company limited by shares incorporated in England (the “Company”), David John Williams, solely in his capacity as the Company Shareholders representative, and the shareholders of the Company party thereto, and the transactions contemplated thereby (the “Proposed Transactions”) which, among other things, provides for (a) Centricus to be merged with and into Pubco, with Pubco surviving the merger and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) becoming security holders of Pubco (the “Merger”) and (b) Pubco to acquire all of the issued and outstanding share capital of the Company from Company Shareholders for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco (the “Share Acquisition”).
Concurrently with the execution of the Business Combination Agreement, Centricus and Pubco entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 Pubco ordinary shares at $10.00 per share for gross proceeds of $71,000,000 (the “PIPE Financing”) immediately following the Merger Effective Time. The PIPE Investors include certain affiliates of Centricus (the “Centricus PIPE Investors”), which have agreed to fund $51,000,000 of the PIPE Financing. The Pubco ordinary shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Pubco has granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Proposed Transactions.
Under the Business Combination Agreement, the closing of the Proposed Transactions is subject to a number of conditions, including (i) that Centricus shareholders approve the Business Combination Proposal and (ii) Centricus and Pubco having at least $150.0 million of cash either in or outside of the Trust Account (as defined herein), after taking into accounts payments by Centricus to Centricus public shareholders who exercise their redemption rights, as described herein, and any proceeds received by Pubco from the PIPE Financing. If any of the conditions to Centricus’, Pubco’s or the Company’s obligation to consummate the Proposed Transactions are not satisfied, then the parties to the Business Combination Agreement will not be required to consummate the Proposed Transactions.
Proposals to approve the Proposed Transactions and the other matters discussed in this proxy statement/prospectus will be presented at the extraordinary general meeting of shareholders of Centricus to be held on            , 2021.
Centricus units, Centricus ordinary shares and Centricus warrants are currently listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “CENHU,” “CENH” and “CENHW,” respectively. Any outstanding Centricus units will be separated into Centricus ordinary shares and Centricus warrants to purchase Pubco ordinary shares in connection with the consummation of the Proposed Transactions. We intend to apply to list Pubco’s ordinary shares and Pubco’s warrants on Nasdaq under the symbols “ARQQ” and “ARQQW,” respectively. We cannot assure you that Pubco’s ordinary shares and Pubco’s warrants will be approved for listing on Nasdaq.
Each of Centricus and Pubco is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and has elected to comply with certain reduced public company reporting requirement.
This proxy statement/prospectus provides you with detailed information about the Proposed Transactions and other matters to be considered at the extraordinary general meeting of Centricus’ shareholders. We encourage you to carefully read this entire document. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 42.
Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described in this proxy statement/prospectus or any of the securities to be issued in the Proposed Transactions, passed upon the merits or fairness of the Proposed Transactions or related transactions or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary constitutes a criminal offense.
This proxy statement/prospectus is dated                 , 2021 and is first being mailed to shareholders of Centricus on or about that date.

i

ABOUT THIS PROXY STATEMENT/ PROSPECTUS
This document, which forms part of a registration statement on Form F-4 filed with the U.S. Securities and Exchange Commission, or the “SEC,” by Pubco, constitutes a prospectus of Pubco under Section 5 of the U.S. Securities Act of 1933, as amended, or the “Securities Act,” with respect to the Pubco ordinary shares to be issued to Centricus shareholders, the Pubco warrants to be issued to Centricus warrant holders and the Pubco ordinary shares underlying such Centricus warrants, if the Proposed Transactions described herein are consummated. This document also constitutes a notice of meeting and a proxy statement under Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended, or the “Exchange Act,” with respect to the extraordinary general meeting of Centricus shareholders at which Centricus shareholders will be asked to consider and vote upon a proposal to approve the Proposed Transactions by the adoption of the Business Combination Agreement, among other matters.

FINANCIAL STATEMENT PRESENTATION
Pubco
Pubco was incorporated on April 26, 2021 for the purpose of effectuating the Proposed Transactions described herein. Pubco has no material assets and does not operate any businesses. Accordingly, no financial statements of Pubco have been included in this proxy statement/prospectus. Following the Proposed Transactions, Pubco will qualify as a foreign private issuer as defined under Rule 405 under the Securities Act and will prepare its financial statements denominated in U.S. dollars and in accordance with International Financial Reporting Standards as adopted by the International Accounting Standards Board (“IFRS”). Accordingly, the unaudited pro forma combined financial information presented in this proxy statement/prospectus have been prepared in accordance with IFRS and denominated in U.S. dollars.
Centricus
The financial statements of Centricus included in this proxy statement/prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).
The Company
The financial statements of the Company as of and for the six months ended March 31, 2021 and March 31, 2020, the year ended September 30, 2020 and the nine months ended September 30, 2019 included in this proxy statement/prospectus have been prepared in accordance with IFRS and are denominated in British pounds sterling. On September 30, 2019, the Company changed its fiscal year end from December 31 to September 30. Therefore the financial statements for the fiscal year ended September 30, 2019 comprise a period of only nine calendar months from January 1, 2019 to September 30, 2019. Given the Company’s limited operating history and activities since inception, management does not believe that difference in calendar months between the periods materially impacts the comparability of the two periods. The Company’s subsidiaries, Arqit Inc., a Delaware corporation, and Arqit LLC, a Delaware limited liability company, were incorporated on December 18, 2020. Quantum Keep Limited, a joint venture in which the Company holds a 50.0% interest, was incorporated on August 12, 2020, and as of September 30, 2020 had not yet commenced operations. Therefore none of Arqit Inc., Arqit LLC or Quantum Keep Limited have been consolidated into the Company’s financial statements as of and for the year ended September 30, 2020 and the nine months ended September 30, 2019 included in this proxy statement/prospectus.

INDUSTRY AND MARKET DATA
In this proxy statement/prospectus, we present industry data, information and statistics regarding the markets in which the Company competes as well as publicly available information, industry and general publications and research and studies conducted by third parties. This information is supplemented where necessary with the Company’s own internal estimates and information obtained from discussions with its customers, taking into account publicly available information about other industry participants and the Company’s management’s judgment where information is not publicly available. This information appears in “Summary of the Proxy Statement/Prospectus,” “Arqit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Information Related to Arqit” and other sections of this proxy statement/prospectus.
Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this proxy statement/prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “Centricus” refer to Centricus Acquisition Corp.
In this document, unless the context otherwise requires:
“10% Stockholder” means an employee who owns or is deemed to own more than 10% of the combined voting power of all of Pubco's classes of shares, or of any parent or subsidiary.
“2020 Tax Year” means Centricus' first taxable year which ended on December 31, 2020.
“Adjournment Proposal” means the proposal to adjourn the extraordinary general meeting of shareholders of Centricus to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.
“Amended and Restated Memorandum and Articles of Association of Pubco” means the memorandum and articles of association of Pubco in the form set out in Annex C hereto.
“Ancillary Documents” means each agreement, instrument or document including the purchaser disclosure schedules, company disclosure schedules, Lock-Up Agreements, the New Registration Rights Agreement and the other agreements, certificates and instruments to be executed or delivered by any of the parties to or in connection with the Business Combination Agreement.
“ASC 815” means the ASC 815, Derivatives and Hedging guidance.
“ASC” means the Accounting Standards Codification.
“British pounds sterling” or “£” means the legal currency of the United Kingdom.
“broker non-vote” means the failure of a Centricus shareholder, who holds his, her or its shares in “street name” through a broker or other nominee, to give voting instructions to such broker or other nominee.
“Business Combination Agreement” means the Business Combination Agreement, dated as of May 12, 2021, as it may be amended, by and among Centricus, Pubco, the Sponsor, solely in its capacity as Centricus’ representative, the Company, David John Williams, solely in his capacity as the Company Shareholders representative, and the shareholders of the Company party thereto.
“Business Combination Proposal” means the proposal to approve and adopt the Business Combination Agreement, and the transactions contemplated thereby, including the Proposed Transactions.
“Cash Consideration” means the cash consideration paid by Pubco to the Company Shareholders who have elected to receive cash consideration in accordance with, and pursuant to, the terms of the Business Combination Agreement which shall be the lower of (i) the amount (which may be zero) by which the Parent Closing Cash (as defined in the Business Combination Agreement) exceeds $500,000,000, and (ii) $90,000,000.
“Cayman Companies Act” means the Companies Act (As Revised) of the Cayman Islands, as may be amended from time to time.
“CDC” means the Center for Disease Control and Prevention.
“Centricus” means Centricus Acquisition Corp., an exempted limited liability company incorporated under the laws of the Cayman Islands, with registered number 368454 and whose registered office is at PO Box 309, Ugland House, Grand Cayman KY1-1102, Cayman Islands.
“Centricus founder shares” means the aggregate 8,625,000 Centricus ordinary shares issued prior to the IPO that are currently owned by the Centricus Initial Shareholders, of which 8,585,000 shares are held by the Sponsor, 20,000 shares are held by Adam M. Aron and 20,000 shares are held by Nicholas Taylor.
“Centricus Fundamental Warranties” means the warranties of Centricus identified as fundamental under the terms of the Business Combination Agreement.

“Centricus Initial Shareholders” means the Sponsor, Adam M. Aron and Nicholas Taylor.
“Centricus ordinary shares” means the ordinary shares, with par value $0.0001 per share, of Centricus.
“Centricus PIPE Investors” means the investors that are affiliates of Centricus that are investing in the PIPE Financing.
“Centricus Warrant Agreement” means the warrant agreement governing Centricus’ outstanding warrants.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Committee” means a committee of at least two people appointed to Pubco's board.
“Company” or “Arqit” means Arqit Limited, a company limited by shares incorporated in England under registration number 10544841 and whose registered office is at 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE, and its consolidated subsidiaries.
“Company Fundamental Warranties” means the warranties of the Company identified as fundamentalunder the terms of the Business Combination Agreement.
“Company Loan Notes” means, collectively, (i) £1,000,000 of convertible loan notes issued on March 22, 2018, (ii) £3,500,000 of convertible loan notes issued on June 21, 2019 and November 6, 2019, and (iii) £10,500,000 of convertible loan notes issued on October 13, 2020 and December 18, 2020.
“Company Loan Note Shares” means, the 710,074 Company ordinary shares of £0.0001 each in the Company, which will be issued and fully paid immediately prior to the Share Acquisition Closing in accordance with the terms of the applicable Company Loan Notes.
“Company option plan” means the employee share option plan authorized by the Company.
“Company Other Loan Note Holders” means Notion Capital III LP, Notion Capital III GP LLP, Seraphim Space LP, Seraphim Space (General Partner) LLP, MNL Nominees Limited and The Evolution Technology Fund II, SCSp.
“Company Shareholders” means the shareholders of the Company immediately prior to the Share Acquisition Closing, including holders of the Company Loan Note Shares.
“Company Shareholders Fundamental Warranties” means the warranties of the Company Shareholders identified as fundamental under the terms of the Business Combination Agreement.
“COVID-19” means the disease known as coronavirus disease or COVID-19, the virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any evolutions or mutations thereof.
“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard”, shut down, closure, sequester directive, guideline or recommendation made by an applicable governmental authority or any other applicable law in connection with or in response to COVID-19.
“Deutsche Bank” means Deutsche Bank AG, London Branch.
“DTC” means the Depository Trust Company.
“EAR” means the Export Administration Regulations of the U.K. Export Control Act 2002, as amended.
“Earnout Condition” means if at any time during the three (3) years following the Share Acquisition Closing Date, the closing price of the Pubco ordinary shares during such period is equal to or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period.
“Earnout Shares” means 10,000,000 Pubco ordinary shares (as adjusted for share splits, share dividends, reorganizations and recapitalizations) issuable upon satisfaction of the Earnout Condition.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Shares” means the Pubco ordinary shares issued to the Company Shareholders who have elected to receive cash consideration in accordance with, and pursuant to, the terms of the Business Combination Agreement which shall have an aggregate value equal to $900,000,000 less the Cash Consideration (if any).
“Extension Period” means any extended time that Centricus has to consummate a business combination beyond 24 months as a result of a shareholder vote to amend its amended and restated memorandum and articles of association.
“F Reorganization” means a reorganization described by Section 368(a)(1)(F) of the Code.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Gartner” means Gartner, Inc.
“Gartner Content” means the Gartner content described in the Gartner research entitled "Forecast: Information Security and Risk Management, Worldwide, 2019-2025, 1Q21 Update, 30 March 2021".
“GDPR” means the U.K. General Data Protection Regulation.
“IFRS” means International Financial Reporting Standards as adopted by the International Accounting Standards Board.
“Interim Period” means the period from May 12, 2021 to the earlier of the termination of the Business Combination Agreement and the Merger Closing Date.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.
“IPO” means Centricus’ initial public offering of Centricus units, consummated on February 8, 2021.
“IRS” means the U.S. Internal Revenue Service.
“ISOs” means incentive share options.
“ITAR” means the International Traffic in Arms Regulations of the Bureau of Industry and Security of the U.S. Department of Commerce.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012, as amended.
“JPM” means J.P. Morgan Securities LLC.
“Key Company Shareholders” means, collectively, (i) David John Williams, a British citizen, (ii) David James Bestwick, a British citizen, and (iii) D2BW Limited.
“KPMG” means KPMG LLP.
“Latham” means Latham & Watkins LLP as counsel to Centricus and the Sponsor.
“Lock-Up Agreements” means, collectively, the Lock-Up Agreements to be entered into by the Centricus Initial Shareholders and the Company Shareholders at the Share Acquisition Closing in connection with the Proposed Transactions.
“Merger” means the merger of Centricus with and into Pubco, as a result of which the separate corporate existence of Centricus will cease and Pubco will continue as the surviving company, and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) will become security holders of Pubco.
“Merger Closing” means the closing of the Merger.
“Merger Closing Date” means the date of the Merger Closing.
“Merger Effective Time” means the time at which the Merger shall become effective.

“Merger Proposal” means a proposal to approve and authorize the Plan of Merger and to authorize the Merger.
“Nasdaq” means the Nasdaq Capital Market.
“NATO” means the North Atlantic Treaty Organization.
“New Registration Rights Agreement” means the Registration Rights Agreement to be entered into by and among Pubco, the Key Company Shareholders, Notion Capital III LP, MNL Nominees Limited and the Centricus Initial Shareholders in connection with the Merger Closing.
“NIST” means the U.S. Department of Commerce's National Institute of Standards and Technology.
“Note” means the promissory note dated December 18, 2020 whereby the Sponsor agreed to loanCentricus up to $300,000 to be used for the payment of costs relating to the IPO.
“Other Potential Acquisitions” means the 10 alternative target opportunities, other than the Company,that Centricus engaged in detailed discussions with.
“Outside Date” means the date falling six months from the date of the Business CombinationAgreement.
“PCAOB” means the Public Company Accounting Oversight Board.
“PFIC” means passive foreign investment company.
“PIPE Financing” means the private placement of 7,100,000 Pubco ordinary shares to the PIPE Investors for gross proceeds of $71,000,000, pursuant to the Subscription Agreements.
“PIPE Investors” means the investors (including the Centricus PIPE Investors) in the PIPE Financing pursuant to the Subscription Agreements.
“PKI” means public key infrastructure.
“Placement Agents” means Deutsche Bank and JPM.
“Plan of Merger” means the plan of merger attached to this proxy statement/prospectus as Annex B.
“Proposed Transactions” means the transactions contemplated by the Business Combination Agreement which, among other things, provides for the Merger and the Share Acquisition.
“proxy statement/prospectus” means the prospectus included in this registration statement on Form F-4 (Registration No. 333-256591) filed with the SEC.
“Pubco” means Arqit Quantum Inc., a Cayman Islands exempted limited liability company with registered number 374857 and whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
“Pubco Articles” means the memorandum and articles of association of Pubco substantially in the form set out in Annex C hereto.
“Pubco Fundamental Warranties” means the warranties of Pubco identified as fundamental under theterms of the Business Combination Agreement.
“Pubco Incentive Plan” means the Arqit Quantum Inc. 2021 Incentive Award Plan attached to this proxy statement/prospectus as Annex D.
“Pubco Incentive Plan Proposal” means a proposal to approve the Pubco Incentive Plan.
“Pubco ordinary shares” means the ordinary shares, with $0.0001 par value per share, of Pubco.
“Pubco Warrant Agreement” means the warrant agreement governing Pubco’s outstanding warrants.
“QEF election” means a "qualified electing fund" election under Section 1295 of the Code.

“Registration and Shareholder Rights Agreement” means the registration and shareholder rights agreement dated as of February 3, 2021, among Centricus, the Sponsor and the other “Holders” named therein.
“Relevant Date” means (a) with respect to Company transaction expenses, at all times, the Share Acquisition Closing Date, and (b) with respect to all other items, (i) the Share Acquisition Closing Date, if the Share Acquisition Closing is occurring on the last day of a calendar month, or (ii) the date falling on the last day of the calendar month immediately prior to the Share Acquisition Closing Date, if the Share Acquisition Closing is not occurring on the last day of a calendar month.
“SARs” means share appreciation rights.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Section 404” means Section 404 of the Sarbanes-Oxley Act.
“SEC” means the U.S. Securities Exchange Commission.
“SEC Staff” means the staff of the SEC.
“ SEC Statement” means the statement issued by the SEC Staff regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies”.
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Share Acquisition” means the acquisition by Pubco all of the issued share capital of the Company in exchange for the issue to the Company Shareholders of Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco.
“Share Acquisition Closing” means the closing of the Share Acquisition.
“Share Acquisition Closing Date” means the date of the Share Acquisition Closing.
“Sidley” means Sidley Austin LLP as counsel to the Placement Agents.
“Sponsor” means Centricus Heritage LLC, a Cayman Islands limited liability company with registered number 3562 and whose registered office is at Ugland House, South Church Street, Grand Cayman KY1-1104, Cayman Islands.
“Subscription Agreements” means those certain subscription agreements entered into on May 12, 2021, among Centricus, Pubco and the PIPE Investors named therein relating to the PIPE Financing.
“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the concurrent sale of the Centricus private placement warrants.
“U.S. dollar” or “$” means the legal currency of the United States.
“U.S. GAAP” means United States generally accepted accounting principles.
“W&C” means White & Case LLP as counsel to the Company.
“Working Capital Loans” means the loans which may be offered by the Sponsor or certain of its officers and directors and their affiliates to Centricus to fund working capital deficiencies.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED TRANSACTIONS
The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the extraordinary general meeting of shareholders, including with respect to the Proposed Transactions. The following questions and answers may not include all the information that is important to Centricus’ shareholders. Shareholders are urged to read carefully this entire proxy statement/prospectus, including the financial statements and annexes attached hereto and the other documents referred to herein.
Questions and Answers About the Extraordinary General Meeting of Centricus’ Shareholders and the Related Proposals
Q.
Why am I receiving this proxy statement/prospectus?

A.
Centricus has entered into the Business Combination Agreement with Pubco, the Company, the Sponsor (solely in its capacity as Centricus’ representative), David John Williams (solely in his capacity as the Company Shareholders representative) and the shareholders of the Company party thereto, which provides for the Proposed Transactions in which, among other transactions, Centricus will be merged with and into Pubco and the Company will be a directly wholly-owned subsidiary of Pubco. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A.

As a result of the Proposed Transactions: (i) at the Merger Effective Time, among other things, (a) each issued and outstanding Centricus ordinary share will automatically be converted into and exchanged for the right to receive one Pubco ordinary share, except that Centricus public shareholders are entitled to elect instead to have their Centricus ordinary shares redeemed and receive a pro rata portion of Centricus’ Trust Account, as provided in Centricus’ memorandum and articles of association, and (b) each issued and outstanding Centricus public warrant will automatically be converted into and exchanged for the right to receive one Pubco public warrant, and (ii) at Share Acquisition Closing, Pubco will acquire all of the issued share capital of the Company, such that the Company will be a direct wholly owned subsidiary of Pubco, and the Company Shareholders will receive Pubco ordinary shares. Please see “Proposal No. 1 — The Business Combination Proposal,” “Beneficial Ownership of Securities,” and “Unaudited Pro Forma Financial Information” for further information.
Centricus shareholders are being asked to consider and vote upon the Business Combination Proposal to approve the adoption of the Business Combination Agreement and the Proposed Transactions, among other things.
The Centricus ordinary shares, Centricus warrants and Centricus units are currently listed on Nasdaq under the symbols “CENH,” “CENHW” and “CENHU,” respectively. Pubco has applied to list its Pubco ordinary shares and Pubco warrants on Nasdaq under the symbols “ARQQ” and “ARQQW,” respectively, in connection with the Merger Closing. All outstanding Centricus units will be separated into their underlying securities immediately prior to the Merger Effective Time. Accordingly, Pubco will not have any units following consummation of the Proposed Transactions.
This proxy statement/prospectus and its annexes contain important information about the Proposed Transactions and the proposals to be acted upon at the extraordinary general meeting. You should read this proxy statement/prospectus and its annexes carefully and in their entirety. This document also constitutes a prospectus of Pubco with respect to the Pubco ordinary shares issuable in connection with the Proposed Transactions.
Q.
When and where is the extraordinary general meeting?

A.
The extraordinary general meeting will be held on            , 2021, at       a.m., Eastern time, at https://www.cstproxy.com/centricusacquisitioncorp/2021 and at the offices of Latham & Watkins LLP located at 1271 Avenue of the Americas, New York, NY 10020. As a matter of Cayman Islands law, there must be a physical location for the meeting. However, given the current global pandemic it is unlikely to be practical for shareholders to attend in person. Therefore, the extraordinary general meeting will also be a virtual meeting of shareholders, which will be conducted via live webcast. Centricus shareholders will be able to attend the extraordinary general meeting remotely, vote and submit questions during the extraordinary general meeting by visiting https://www.cstproxy.com/centricusacquisitioncorp/2021 and entering their control number found on their proxy card, voting instruction form or notice included in their proxy materials. If you do not have your control number, please contact Continental Stock Transfer at the phone number or email address below. Continental Stock Transfer support contact information is as follows: 917-262-2373, or email proxy@continental.com. You may also attend the meeting telephonically by dialing 1 888-965-8995 (toll-free within the United States and Canada) or +1 415-655-0243 (outside of the United States and Canada, standard rates apply). The passcode for telephone access is 76225039#, but please note that you will not be able to vote or ask questions if you choose to participate telephonically. We are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for Centricus’ shareholders and Centricus, and (ii) to promote social distancing pursuant to guidance provided by the Centers for Disease Control and Prevention (“CDC”) and the U.S. Securities and Exchange Commission (“SEC”) due to the novel coronavirus (COVID-19). The virtual meeting format allows attendance from any location in the world.
Q.
What matters will shareholders consider at the extraordinary general meeting of shareholders?

A.
At the extraordinary general meeting of shareholders, Centricus will ask its shareholders to vote in favor of the following proposals:

The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve each of (a) the merger pursuant to Part XVI of the Cayman Companies Act of Centricus into Pubco, with Pubco surviving the merger and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) becoming security holders of Pubco (the “Merger”) pursuant to the terms of the Business Combination Agreement and Part XVI of the Cayman Companies Act, (b) the acquisition by Pubco of all of the issued and outstanding share capital of the Company from the holders of the Company’s share capital for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco (the “Share Acquisition”), and (c) the other transactions contemplated by the Business Combination Agreement (together with the Merger and Share Acquisition, the “Proposed Transactions”).
The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to approve and authorize the Plan of Merger (made in accordance with the provisions of Section 233 of the Cayman Companies Act and included as Annex B to this proxy statement/prospectus) and to authorize the Merger of Centricus with and into Pubco with Pubco surviving the Merger.
The Pubco Incentive Plan Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve the Arqit Quantum Inc. 2021 Incentive Award Plan (the “Pubco Incentive Plan”), which will become effective on the Merger Closing Date and will be used by Pubco following the completion of the Proposed Transactions.
The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve the Business Combination Proposal or Centricus public shareholders have elected to redeem an amount of Centricus public shares such that the minimum available cash condition to the obligation to closing of the Proposed Transactions would not be satisfied.
Q.
Are the proposals conditioned on one another?

A.
The approval of the Merger Proposal is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, the Merger Proposal will not be presented to the shareholders for a vote. Similarly, if the Business Combination Proposal or the Merger Proposal is not approved, the Pubco Incentive Plan Proposal will not be presented to the shareholders for a vote. The approval of the Business Combination Proposal, the Merger Proposal or the Pubco Incentive Plan Proposal is not a condition to the adoption of the Adjournment Proposal. If the Business Combination Proposal, the Merger Proposal and the Pubco Incentive Plan Proposal are approved, the Adjournment Proposal will not be presented to shareholders for a vote.

Q.
What will happen in the Proposed Transactions?

A.
Pursuant to the Business Combination Agreement, among other things: (i) Centricus will merge with and into Pubco, as a result of which the separate corporate existence of Centricus will cease and Pubco will continue as the surviving company, and each issued and outstanding security of Centricus immediately prior to the Merger Effective Time will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco in accordance with the terms of the Business Combination Agreement (except that Centricus public shareholders will be entitled to elect instead to have their Centricus ordinary shares redeemed and receive a pro rata portion of the Trust Account, as provided in Centricus’ memorandum and articles of association); and (ii) Pubco will acquire all of the issued share capital of the Company from the Company Shareholders in exchange for the issue to the Company Shareholders of Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco.

In consideration for the Merger of Centricus and Pubco, each Centricus shareholder will receive one Pubco ordinary share and one Pubco warrant for each ordinary share and warrant they hold in Centricus, respectively, immediately prior to the Merger. Each Arqit ordinary share will be acquired by Pubco in exchange for 46.06 ordinary shares of Pubco, unless the Arqit shareholder has opted to receive a portion of their consideration in cash, in which case the number of Pubco ordinary shares will be reduced proportionately. The amount of cash paid in connection with the acquisition of Arqit ordinary shares will be determined based on, and is conditional upon, the amount of cash held by Pubco and Centricus prior to such acquisition. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for more information.
In connection with the consummation of the Proposed Transactions, the following will occur:
•
before the Merger Effective Time, Pubco will amend its memorandum and articles of association to be substantially in the form attached hereto as Annex C;

•
immediately following the Merger Effective Time, the PIPE Investors will subscribe for and purchase 7,100,000 Pubco ordinary shares from Pubco for an aggregate purchase price of $71,000,000;

•
immediately prior to the Share Acquisition Closing, the Company Other Loan Note Holders will convert their respective Company Loan Notes into Company Loan Note Shares, and the convertible loan notes issued by the Company on October 13, 2020 and December 18, 2020 will automatically convert into Company Loan Note Shares; and

•
the Lock-Up Agreements and the New Registration Rights Agreement will be entered into, and the Registration and Shareholder Rights Agreement, dated as of February 3, 2021, among Centricus, the Sponsor and the other “Holders” named therein will terminate.

Q.
Why is Centricus proposing the Business Combination Proposal?

A.
Centricus was organized for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, contractual control arrangement with, purchasing all or substantially all of the assets of, or engaging in any other similar initial business combination with one or more businesses or entities. Centricus is not limited to any particular business, sector or geography, though its intent is to capitalize on the ability of its management team to identify, acquire and manage a growth-oriented, market leading business.

Centricus received $354,400,000 from its IPO and sale of the Centricus private placement warrants, of which $345,000,000 was placed into the Trust Account immediately following the IPO. In accordance with Centricus’ amended and restated memorandum and articles of association, the funds held in the Trust Account will be released upon the consummation of the Proposed Transactions. See the question entitled “What happens to the funds held in the Trust Account upon consummation of the Proposed Transactions?”
There currently are 43,125,000 Centricus ordinary shares issued and outstanding, consisting of 34,500,000 Centricus public shares originally sold as part of the Centricus units in the IPO and 8,625,000

Centricus founder shares that were issued to the Sponsor prior to the IPO. In addition, there currently are 14,891,667 Centricus warrants issued and outstanding, including 6,266,667 Centricus private placement warrants that were sold by Centricus to the Sponsor in a private sale simultaneously with the IPO. Each whole Centricus warrant entitles the holder thereof to purchase one Centricus ordinary share at a price of $11.50 per share. The Centricus warrants will become exercisable on the later of 30 days after the completion of Centricus’ initial business combination and 12 months from the closing of the IPO, and expire at 5:00 p.m., New York City time, five years after the completion of Centricus’ initial business combination or earlier upon redemption or liquidation. The Centricus private placement warrants, however, are non-redeemable so long as they are held by their initial purchasers or their permitted transferees. There are no Centricus preferred shares issued and outstanding.
Under Centricus’ amended and restated memorandum and articles of association, Centricus must provide all holders of Centricus public shares with the opportunity to have their Centricus public shares redeemed upon the consummation of Centricus’ initial business combination either in conjunction with a tender offer or in conjunction with a shareholder vote.
Q.
Who is the Company?

A.
The Company is Arqit Limited, which was incorporated in 2017 in England as a company limited by shares under registration number 10544841, and whose registered office is at 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE. The Company is a cybersecurity company that has pioneered a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack.

Q.
What equity stake will current Centricus shareholders, the PIPE Investors and the Company Shareholders have in Pubco after the Share Acquisition Closing?

A.
It is anticipated that, upon completion of the Proposed Transactions and without giving effect to the issuance of Earnout Shares, (a) Centricus’ existing public shareholders will own approximately 25% of the issued and outstanding Pubco ordinary shares, (b) the Centricus Initial Shareholders (including the Sponsor but not including the Centricus PIPE Investors) will own approximately 6% of the issued and outstanding Pubco ordinary shares, (c) the PIPE Investors (including the Centricus PIPE Investors) will own approximately 5% of the issued and outstanding Pubco ordinary shares and (d) the Company Shareholders will own approximately 64% of the issued and outstanding Pubco ordinary shares. These relative percentages assume (i) that none of Centricus’ existing public shareholders exercise their redemption rights, (ii) that 7,100,000 Pubco ordinary shares are issued to the PIPE Investors in connection with the PIPE Financing and (iii) that no additional equity securities of Centricus or Pubco are issued. If the facts are different from these assumptions, the percentage ownership retained by Centricus’ existing shareholders will be different.

Assuming that (i) Centricus existing public shareholders exercise their redemption rights with regard to 26,600,000 Centricus public shares, (ii) that 7,100,000 Pubco ordinary shares are issued to the PIPE Investors in connection with the PIPE Financing and (iii) no additional equity securities of Centricus or Pubco are issued, (a) Centricus’ existing public shareholders will own approximately 7% of the issued and outstanding Pubco ordinary shares, (b) the Centricus Initial Shareholders (including the Sponsor but not including the Centricus PIPE Investors) will own approximately 8% of the issued and outstanding Pubco ordinary shares, (c) the PIPE Investors (including the Centricus PIPE Investors) will own approximately 6% of the issued and outstanding Pubco ordinary shares and (d) the Company Shareholders will own approximately 79% of the issued and outstanding Pubco ordinary shares upon completion of the Proposed Transactions. If the facts are different from these assumptions, the percentage ownership retained by Centricus’ existing shareholders will be different.
The following table illustrates two different redemption scenarios based on the assumptions described above: (1) no redemptions, which assumes that none of Centricus’ existing public shareholders exercise their redemption rights and (2) minimum cash, in which Centricus and Pubco has, in the aggregate, not less than $150.0 million of cash available for distribution upon the consummation of the Proposed Transactions after redemptions of 26,600,000 Centricus ordinary shares, satisfying the closing condition under the Business Combination Agreement:

	Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares(1)	% of Shares	Number of Shares(1)	% of Shares
Centricus’ existing public shareholders	34,500,000	25%	7,900,000	7%
Centricus Initial Shareholders	8,625,000	6%	8,625,000	8%
PIPE Investors(2)	7,100,000	5%	7,100,000	6%
Company Shareholders(3)	90,000,000	64%	90,000,000	79%
Total	140,225,000		113,625,000

(1)
Excludes (a) Pubco ordinary shares issuable upon the exercise of 14,891,667 Pubco warrants to be outstanding upon completion of the Proposed Transactions, (b) 9,464,357 Pubco ordinary shares issuable pursuant to the Company option plan and (c) the 10,000,000 Earnout Shares issuable upon satisfaction of the Earnout Condition.

(2)
Includes 5,100,000 Pubco ordinary shares held by Centricus PIPE Investors.

(3)
Based on an estimated price of $10.00 per share.

Q.
Who will be the officers and directors of Pubco if the Proposed Transactions are consummated?

A.
At the consummation of the Proposed Transactions, the directors of Pubco will be David Williams, Nicholas Pointon, Carlo Calabria, Stephen Chandler, Manfredi Lefebvre d’Ovidio, Lt General VeraLinn Jamieson, Garth Ritchie and General Stephen Wilson. David Williams is expected to serve as chief executive officer, David Bestwick is expected to serve as chief technology officer, Nicholas Pointon is expected to serve as chief financial officer, Air Vice-Marshal Peter Rochelle is expected to serve as chief operating officer, Paul Feenan is expected to serve as chief revenue officer, Dr. Daniel Shiu is expected to serve as chief cryptographer, and Patrick Willcocks is expected to serve as general counsel and corporate secretary of Pubco. See the section entitled “Management of Pubco Following the Proposed Transactions.”

Q.
What conditions must be satisfied to complete the Proposed Transactions?

A.
There are a number of closing conditions in the Business Combination Agreement, including (i) that Centricus’ shareholders approve the Business Combination Proposal and (ii) Centricus and Pubco having at least $150.0 million of cash either in or outside of the Trust Account, after taking into accounts payments by Centricus to Centricus public shareholders who exercise their redemption rights, as described herein, and any proceeds received by Pubco from the PIPE Financing. For a summary of the conditions that must be satisfied or waived prior to completion of the Proposed Transactions, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement.”

Q.
What happens if I sell my Centricus ordinary shares before the extraordinary general meeting of shareholders?

A.
The record date for the special meeting of shareholders will be earlier than the date that the Proposed Transactions are expected to be completed. If you transfer your Centricus ordinary shares after the record date, but before the special meeting of shareholders, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting of shareholders. However, you will not be entitled to receive any Pubco ordinary shares following the Merger Closing because only Centricus’ shareholders on the date of the Merger Closing will be entitled to receive Pubco ordinary shares in connection with the Merger Closing.

Q.
What vote is required to approve the proposals presented at the special meeting of shareholders?

A.
The approval of the Business Combination Proposal requires the affirmative vote of the holders of at least a majority of all then outstanding Centricus ordinary shares who are present or represented at the special meeting of shareholders. Accordingly, a Centricus shareholder who attends the special meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.

The approval of the Merger Proposal requires the affirmative vote of the holders of at least two thirds of Centricus ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Accordingly, a Centricus shareholder who attends the special meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
The approval of the Pubco Incentive Plan Proposal requires the affirmative vote of the holders of at least a majority of all then outstanding Centricus ordinary shares who are present or represented at the special meeting of shareholders. Accordingly, a Centricus shareholder who attends the special meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Centricus ordinary shares that are voted thereon at the special meeting of shareholders. Accordingly, a Centricus shareholder who attends the special meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
Q.
Do the Company Shareholders need to approve the Proposed Transactions?

A.
All of the Company Shareholders have executed the Business Combination Agreement, and therefore no further approval of the Proposed Transactions by the Company Shareholders is required.

Q.
May Centricus, the Sponsor or Centricus’ directors, officers or advisors, or their affiliates, purchase shares in connection with the Proposed Transactions?

A.
In connection with the shareholder vote to approve the Proposed Transactions, the Sponsor or Centricus’ directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions from shareholders who would have otherwise elected to have their shares redeemed in connection with the Proposed Transactions. None of the Sponsor or Centricus’ directors, officers or advisors, or their respective affiliates, will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such shareholder, although still the record holder of such shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor or Centricus’ directors, officers or advisors, or their affiliates, purchase shares in privately negotiated transactions from Centricus public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The price per share paid in any such transaction may be different from the amount per share a Centricus public shareholder would receive if it elected to redeem its shares in connection with the Proposed Transactions. The purpose of these purchases would be to increase the amount of cash available to Centricus for use in the Proposed Transactions.

Q.
Will Centricus or Pubco issue additional equity securities in connection with the consummation of the Proposed Transactions?

A.
Pursuant to the terms of the Subscription Agreements, the PIPE Investors will subscribe for and purchase, and Pubco will issue and sell to the PIPE Investors, an aggregate of 7,100,000 Pubco ordinary shares at $10.00 per share in a private placement to occur immediately following the Merger Effective Time. In addition, Pubco or Centricus may enter into equity financing in connection with the Proposed Transactions with their respective affiliates or any third parties if the parties determine that the issuance of additional equity is necessary or desirable in connection with the consummation of the Proposed Transactions. The purpose of these purchases would be to increase the amount of cash available to Centricus for use in the Proposed Transactions. Any equity issuances could result in dilution of the relative ownership interest of the non-redeeming Centricus public shareholders or the former equity holders of the Company.

Q.
How many votes do I have at the extraordinary general meeting of shareholders?

A.
Centricus’ shareholders are entitled to one vote at the extraordinary general meeting for each Centricus ordinary share held of record as of the record date. As of the close of business on the record date, there were 43,125,000 outstanding Centricus ordinary shares.
Q.
How will the Centricus Initial Shareholders vote?

A.
In connection with the IPO, Centricus entered into agreements with the Sponsor and Centricus’ officers and directors, pursuant to which each agreed to vote their Centricus founder shares and any other shares acquired during and after the IPO in favor of the Business Combination Proposal. Neither the Sponsor nor Centricus’ directors or officers have purchased any shares during or after the IPO and neither Centricus, the Sponsor nor Centricus’ directors or officers have entered into agreements, and are not currently in negotiations, to purchase Centricus ordinary shares. Currently, the Centricus Initial Shareholders holds all of the Centricus founder shares, which represent 20% of the issued and outstanding Centricus ordinary shares.

Q.
What interests do Centricus’ current officers and directors have in the Proposed Transactions?

A.
Centricus’ directors and executive officers may have interests in the Proposed Transactions that are different from, in addition to or in conflict with, yours. These interests include:

•
the beneficial ownership of the Centricus Initial Shareholders of 8,625,000 Centricus founder shares, which shares would become worthless if Centricus does not complete a business combination within the applicable time period, as the Centricus Initial Shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $      based on the closing price of the Centricus ordinary shares of $      on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders;

•
the fact that the Sponsor paid an aggregate of $25,000 for the 8,625,000 Centricus founder shares and such securities will have a significant higher value at the time of the Proposed Transactions, estimated at approximately $       based on the closing price of the Centricus ordinary shares of $       on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders; as such, the Sponsor and its affiliates can earn a positive rate of return on their investment, even if Centricus public shareholders experience a negative rate of return following consummation of the Proposed Transactions;

•
the Centricus Initial Shareholders are expected to hold an aggregate of approximately 5% of the outstanding Pubco ordinary shares upon the consummation of the Proposed Transactions after giving effect to the PIPE Financing, assuming (i) none of the options under the Company option plan are exercised and (ii) none of Centricus’ existing public shareholders exercise their redemption rights;

•
the fact that, in connection with the PIPE Financing, the Centricus PIPE Investors will receive 5,100,000 Pubco ordinary shares;

•
Centricus’ directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them on Centricus’ behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated;

•
the potential continuation of Manfredi Lefebvre d’Ovidio and Garth Ritchie as directors of Pubco, and the potential appointment of Carlo Calabria, an affiliate of the Sponsor, as a director of Pubco; and

•
the continued indemnification of current directors and officers of Centricus and the continuation of directors’ and officers’ liability insurance after the Proposed Transactions.

These interests may influence Centricus’ directors in making their recommendation to vote in favor of the approval of the Business Combination Proposal. Please read the section entitled “Proposal No. 1 — The Business Combination Proposal — Interests of Certain Persons in the Proposed Transactions.”
Q:
What are the U.S. federal income tax consequences of the Proposed Transactions to U.S. Holders of Centricus ordinary shares and Centricus warrants?

A:
As discussed more fully under “Proposal No. 1 — The Business Combination Agreement Proposal — U.S.

Federal Income Tax Considerations,” Centricus has received an opinion of counsel, filed by amendment as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus forms a part, that the Merger will constitute an “F” reorganization within the meaning of Section 368(a)(l)(F) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). Assuming that the Merger so qualifies, U.S. Holders (as defined in “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations”) generally should not recognize gain or loss for U.S. federal income tax purposes on the Merger. However, U.S. federal income tax rules regarding reorganizations are complex and there is no assurance that the Merger will qualify as intended. All holders of Centricus ordinary shares or warrants are urged to consult their tax advisors regarding the tax consequences to them of the Merger, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Proposed Transactions, see “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations.”
Q.
Did Centricus’ board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Proposed Transactions?

A.
Centricus’ board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Proposed Transactions. Centricus’ board of directors believes that based upon the financial skills and background of its directors, it was qualified to conclude that the Proposed Transactions were fair from a financial perspective to its shareholders. The board of directors also determined, without seeking a valuation from a financial advisor, that the Company’s fair market value was at least 80% of Centricus’ net assets (excluding deferred underwriting discounts and commissions). Accordingly, investors will be relying on the judgment of Centricus’ board of directors as described above in valuing the Company business and assuming the risk that the board of directors may not have properly valued such business.

Q.
What happens if the Business Combination Proposal is not approved?

A.
If the Business Combination Proposal is not approved and Centricus does not consummate a business combination by February 8, 2023, or amend its amended and restated articles and memorandum of association to extend the date by which Centricus must consummate an initial business combination, Centricus will be required to dissolve and liquidate the Trust Account.

Q.
Do I have redemption rights?

A.
If you are a holder of Centricus public shares, you may redeem your Centricus public shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account, which holds the proceeds of the IPO, as of two business days prior to the consummation of the Proposed Transactions, including interest earned on the funds held in the Trust Account and not previously released to Centricus to pay its franchise and income taxes, upon the consummation of the Proposed Transactions. The per-share amount Centricus will distribute to holders who properly redeem their shares will not be reduced by the deferred underwriting commissions Centricus will pay to the underwriters of its IPO if the Proposed Transactions are consummated. Holders of the outstanding Centricus public warrants do not have redemption rights with respect to such Centricus warrants in connection with the Proposed Transactions. All of the Centricus Initial Shareholders have agreed to waive their redemption rights with respect to their Centricus founder shares and any Centricus public shares that they may have acquired during or after the IPO in connection with the completion of Centricus’ initial business combination. The Centricus founder shares will be excluded from the pro rata calculation used to determine the per-share redemption price. For illustrative purposes, based on funds in the Trust Account of approximately $345.0 million on July 23, 2021, the estimated per share redemption price would have been approximately $10.00, equal to the IPO price of Centricus’ units. Additionally, Centricus public shares properly tendered for redemption will only be redeemed in connection with the Proposed Transactions if the Proposed Transactions are consummated; otherwise, holders of such shares will only be entitled to a pro rata portion of the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Centricus to pay franchise and income taxes (less $100,000 of interest to pay dissolution expenses), in connection with a shareholder vote (or tender offer) in connection with any alternative business combination Centricus may thereafter pursue or the liquidation of the Trust Account if Centricus fails to consummate a business combination by the applicable date.
Q.
Is there a limit on the number of shares I may redeem?

A.
A Centricus public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the Centricus public shares. Accordingly, all shares in excess of 15% of the Centricus public shares owned by a holder will not be redeemed. On the other hand, a Centricus public shareholder who holds less than 15% of the Centricus public shares may redeem all of the Centricus public shares held by him or her for cash.

Q.
Will how I vote affect my ability to exercise redemption rights?

A.
No. You may exercise your redemption rights whether you vote your Centricus public shares for or against the Business Combination Proposal or any other proposal described in this proxy statement/prospectus, or do not vote your shares. As a result, the Business Combination Proposal can be approved by shareholders who will redeem their Centricus public shares and no longer remain shareholders, leaving shareholders who choose not to redeem their Centricus public shares holding shares in a company with a less liquid trading market, fewer shareholders, less cash and the potential inability to meet the listing standards of Nasdaq.

It is a condition to closing under the Business Combination Agreement, however, that Centricus and Pubco have, collectively, at least $150.0 million of cash either in or outside of the Trust Account, after taking into accounts payments by Centricus to Centricus public shareholders who exercise their redemption rights and any proceeds received by Pubco from the PIPE Financing. If redemptions by Centricus public shareholders cause Centricus to be unable to meet this closing condition, then the parties to the Business Combination Agreement will not be required to consummate the Proposed Transactions.
Q.
How do I exercise my redemption rights?

A.
In order to exercise your redemption rights, you must, prior to 5:00 p.m. Eastern time on            , 2021 (two business days before the extraordinary general meeting), (i) submit a written request to Continental Stock Transfer & Trust Company, Centricus’ transfer agent, that Centricus redeem your Centricus public shares for cash, and (ii) deliver your shares to Centricus’ transfer agent physically or electronically through the Depository Trust Company (“DTC”). The address of Centricus’ transfer agent is listed under the question “Who can help answer my questions?” below. Centricus requests that any requests for redemption include the identity as to the beneficial owner making such request. Electronic delivery of your shares generally will be faster than delivery of physical share certificates.

A physical share certificate will not be needed if your shares are delivered to Centricus’ transfer agent electronically. In order to obtain a physical share certificate, a shareholder’s broker and/or clearing broker, DTC and Centricus’ transfer agent will need to act to facilitate the request. It is Centricus’ understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, because Centricus does not have any control over this process or over the brokers or DTC, it may take significantly longer than one week to obtain a physical share certificate. If it takes longer than anticipated to obtain a physical certificate, shareholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.
Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Centricus’ consent, until the vote is taken with respect to the Proposed Transactions. If you delivered your shares for redemption to Centricus’ transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Centricus’ transfer agent return the shares (physically or electronically). Such requests may be made by contacting Centricus’ transfer agent at the phone number or address listed under the question “Who can help answer my questions?”

Q.
What are the U.S. federal income tax consequences of exercising my redemption rights?

A.
The exercise of redemption rights will be a taxable transaction for a U.S. Holder (as defined in “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations”). Subject to the application of the “passive foreign investment company” (“PFIC”) rules, it is expected that a redeeming U.S. Holder will generally be treated as selling its ordinary shares and will recognize gain or loss. There may be certain circumstances, however, in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of ordinary shares that such U.S. Holder owns or is deemed to own (including through the ownership of warrants). Notwithstanding the foregoing, if Centricus (or Pubco, after the Merger) is treated as a PFIC under the PFIC rules at any time during a U.S. Holder’s holding period of Centricus ordinary shares, unless a redeeming U.S. Holder has made certain elections, the gain recognized or proceeds received in the redemption may be subject to tax at ordinary income rates and an interest charge under a complex set of computational rules. For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations.”

All holders considering exercising redemption rights are urged to consult their tax advisors on the tax consequences to them of an exercise of redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. tax laws.
Q:
If I hold Centricus warrants, can I exercise redemption rights with respect to my Centricus warrants?

A:
No. There are no redemption rights with respect to the Centricus warrants.

Q:
Do I have appraisal rights if I object to the Proposed Transactions?

A:
Yes. See the section entitled “Appraisal Rights” for more information.

There are no appraisal rights with respect to Centricus warrants.
Q:
What happens to the funds held in the Trust Account upon consummation of the Proposed Transactions?

A:
If the Proposed Transactions are consummated, the funds held in the Trust Account will be released to pay (i) Centricus public shareholders who properly exercise their redemption rights, (ii) Centricus’ accrued expenses, including Centricus’ deferred expenses of the IPO, (iii) any loans owed by Centricus to the Sponsor for administrative costs and expenses (including deferred expenses) incurred by or on behalf of Centricus, and (iv) Cash Consideration pursuant to the Business Combination Agreement. Any additional funds available for release from the Trust Account will be used for general corporate purposes of Pubco and its subsidiaries following the Proposed Transactions.

Q:
What happens if the Proposed Transactions are not consummated?

A:
There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, Centricus is unable to complete a business combination by February 8, 2023, or amend its amended and restated memorandum and articles of association to extend the date by which Centricus must consummate an initial business combination, Centricus’ amended and restated articles of association provides that Centricus will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Centricus public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to Centricus to pay its franchise and income taxes (less $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Centricus public shares, which redemption will completely extinguish Centricus public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) ; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Centricus’ remaining shareholders and Centricus’ board of directors, liquidate and dissolve, subject in clauses (ii) and (iii) to Centricus’ obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. See the section entitled “Risk Factors — Risks Related to Centricus and the Proposed Transactions — We may not be able to complete the Proposed Transactions or any other business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and thereafter commence a voluntary liquidation, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless” and “Risk Factors — Risks Related to Centricus and the Proposed Transactions — If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.” Holders of Centricus founder shares have waived any right to any liquidation distribution with respect to those shares.
In the event of liquidation, there will be no distribution with respect to outstanding Centricus warrants. Accordingly, the Centricus warrants will expire worthless.
Q:
When are the Proposed Transactions expected to be completed?

A:
It is currently anticipated that the Proposed Transactions will be consummated promptly following the extraordinary general meeting of shareholders, provided that all other conditions to the consummation of the Proposed Transactions have been satisfied or waived.

For a description of the conditions to the completion of the Proposed Transactions, see the section entitled “Proposal No. 1 — The Business Combination Proposal.”
Q:
What do I need to do now?

A:
You are urged to carefully read and consider the information contained in this proxy statement/prospectus, including the financial statements and annexes attached hereto, and to consider how the Proposed Transactions will affect you as a shareholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of Centricus ordinary shares on July 26, 2021, the record date for the extraordinary general meeting of shareholders, you may vote remotely at the extraordinary general meeting of shareholders or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. The extraordinary general meeting will also be a virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the extraordinary general meeting online, vote and submit your questions during the extraordinary general meeting by visiting https://www.cstproxy.com/centricusacquisitioncorp/2021 and entering the control number on your proxy card. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the extraordinary general meeting of shareholders and vote virtually, obtain a proxy from your broker, bank or nominee.

Q:
What will happen if I abstain from voting or fail to vote at the extraordinary general meeting?

A:
At the extraordinary general meeting of shareholders, Centricus will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, an abstention or failure to vote will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting. If you sign and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the extraordinary general meeting.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by Centricus without an indication of how the shareholder intends to vote on a proposal will be voted in favor of each proposal presented to the shareholders.

Q.
Do I need to attend the extraordinary general meeting of shareholders to vote my shares?

A.
No. You are invited to attend the extraordinary general meeting to vote on the proposals described in this proxy statement/prospectus. However, you do not need to attend the extraordinary general meeting of shareholders to vote your shares. Instead, you may submit your proxy by signing, dating and returning the applicable enclosed proxy card(s) in the pre-addressed postage-paid envelope. Your vote is important. Centricus encourages you to vote as soon as possible after carefully reading this proxy statement/prospectus.

Q.
If I am not going to attend the extraordinary general meeting of shareholders remotely, should I return my proxy card instead?

A.
Yes. After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxy, as applicable, by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q.
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.
No. If your broker holds your shares in its name and you do not give the broker voting instructions, under the applicable stock exchange rules, your broker may not vote your shares on any of the proposals. If you do not give your broker voting instructions and the broker does not vote your shares, this is referred to as a “broker non-vote.” Broker non-votes will be counted for purposes of determining the presence of a quorum at the extraordinary general meeting of shareholders, and will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting. However, in no event will a broker non-vote that has the effect of voting against the Business Combination Proposal also have the effect of exercising your redemption rights for a pro rata portion of the Trust Account, and therefore no shares as to which a broker non-vote occurs will be redeemed in connection with the Proposed Transactions.

Q.
May I change my vote after I have mailed my signed proxy card?

A.
Yes. You may change your vote by sending a later-dated, signed proxy card to Morrow Sodali LLC, at CENH.info@investor.morrowsodali.com prior to the vote at the extraordinary general meeting of shareholders, or attend the extraordinary general meeting and vote virtually. You also may revoke your proxy by sending a notice of revocation to Centricus at the address listed below, provided such revocation is received prior to the vote at the extraordinary general meeting. If your shares are held in street name by a broker or other nominee, you must contact the broker or nominee to change your vote.

Q.
What should I do if I receive more than one set of voting materials?

A.
You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q.
What is the quorum requirement for the extraordinary general meeting of shareholders?

A.
A quorum will be present at the extraordinary general meeting of shareholders if a majority of the Centricus ordinary shares outstanding and entitled to vote at the meeting is represented remotely or by proxy. In the absence of a quorum, a majority of Centricus’ shareholders, present remotely or represented by proxy, and voting thereon will have the power to adjourn the extraordinary general meeting.

As of the record date for the extraordinary general meeting, 21,562,501 Centricus ordinary shares would be required to achieve a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or your broker, bank or other nominee submits one on your behalf) or if you vote remotely at the extraordinary general meeting of shareholders. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the shares represented by shareholders present at the extraordinary general meeting or by proxy may authorize adjournment of the extraordinary general meeting to another date.
Q.
What happens to Centricus warrants I hold if I vote my Centricus ordinary shares against approval of the Business Combination Proposal and validly exercise my redemption rights?

A.
Properly exercising your redemption rights as a Centricus shareholder does not result in either a vote “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described in this proxy statement/prospectus. If the Proposed Transactions are completed, all of your Centricus warrants will automatically convert into Pubco warrants to purchase Pubco ordinary shares as described in this proxy statement/prospectus. If the Proposed Transactions are not completed, you will continue to hold your Centricus warrants, and if Centricus does not otherwise consummate an initial business combination by February 8, 2023, or amend its amended and restated memorandum and articles of association to extend the date by which Centricus must consummate an initial business combination, Centricus will be required to dissolve and liquidate, and your Centricus warrants will expire worthless.

Q.
Who will solicit and pay the cost of soliciting proxies?

A.
Centricus will pay the cost of soliciting proxies for the extraordinary general meeting. Centricus has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the extraordinary general meeting. Centricus has agreed to pay Morrow Sodali LLC a fee of $37,500. Centricus will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. Centricus also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of Centricus ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of Centricus ordinary shares and in obtaining voting instructions from those owners. Centricus’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q.
Who can help answer my questions?

A.
If you have questions about the shareholder proposals, or if you need additional copies of this proxy statement/prospectus, or the proxy cards you should contact Centricus’ proxy solicitor:

Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals call toll-free: (800) 662-5200
Banks and brokers call: (203) 658-9400
Email: CENH.info@investor.morrowsodali.com
You may also contact Centricus at:
Centricus Acquisition Corp.
Boundary Hall, Cricket Square
PO Box 1093
Grand Cayman
KY1- 1102
Cayman Islands
Attention: Garth Ritchie
To obtain timely delivery, Centricus’ shareholders and Centricus warrant holders must request the materials no later than five business days prior to the extraordinary general meeting.

You may also obtain additional information about Centricus from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.”
If you intend to seek redemption of your Centricus public shares, you will need to send a letter demanding redemption and deliver your shares (either physically or electronically) to Centricus’ transfer agent prior to 5:00 p.m., New York time, on the second business day prior to the extraordinary general meeting of shareholders. If you have questions regarding the certification of your position or delivery of your shares, please contact:
Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Compliance Department

SUMMARY OF THE PROXY STATEMENT/PROSPECTUS
This summary highlights selected information from this proxy statement/prospectus and does not contain all of the information that is important to you. To better understand the Proposed Transactions and the proposals to be considered at the extraordinary general meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section entitled “Where You Can Find More Information.”
Parties to the Proposed Transactions
Centricus Acquisition Corp.
Centricus Acquisition Corp., or “Centricus”, was a newly incorporated blank check company, incorporated on November 24, 2020 as a Cayman Islands exempted limited liability company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although Centricus is not limited to a particular business, sector or geography for purposes of consummating a business combination, it initially intended to capitalize on the ability of its management team to identify, acquire and manage a growth-oriented, market leading business.
Centricus’ units, Centricus ordinary shares, and Centricus warrants trade on Nasdaq under the symbols “CENHU,” “CENH” and “CENHW,” respectively. At the Merger Closing, the outstanding Centricus ordinary shares will be converted into Pubco ordinary shares.
The mailing address of Centricus’ principal executive office is Boundary Hall, Cricket Square, PO Box 1093, Grand Cayman, KY1- 1102, Cayman Islands.
Arqit Limited
Arqit Limited, or the “Company” or “Arqit”, was incorporated in 2017 in England as a company limited by shares. Arqit is a cybersecurity company that has pioneered a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack.
The mailing address of Arqit’s principal executive office is 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE, and its telephone number is +44 203 91 70155.
Arqit Quantum Inc.
Arqit Quantum Inc., or “Pubco”, is an exempted limited liability company incorporated under the laws of the Cayman Islands on April 26, 2021. Pubco was formed for the sole purpose of entering into and consummating the Proposed Transactions described herein. Pubco owns no material assets and does not operate any business. Prior to the consummation of the Proposed Transactions, the directors of Pubco are David John Williams, General Stephen Wilson and Lt General VeraLinn Jamieson, and the sole shareholder of Pubco is David John Williams.
The mailing address of Pubco’s registered office is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. After the consummation of the Proposed Transactions, its principal executive office will be that of the Company, located at 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE, and its telephone number will be +44 203 91 70155.
Emerging Growth Company
Each of Centricus and Pubco is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, they are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Pubco’s securities less attractive as a result, there may be a less active trading market for Pubco’s securities and the prices of Pubco’s securities may be more volatile.
Pubco will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which Pubco ordinary shares were offered in connection with the Proposed Transactions, (b) in which it has total annual gross revenues of at least $1.07 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
The Proposed Transactions
The Business Combination Agreement
The parties to the Business Combination Agreement are Centricus, the Sponsor (solely in its capacity as Centricus’ representative), Pubco, the Company, David John Williams (solely in his capacity as the Company Shareholders representative) and the shareholders of the Company party thereto.
Pursuant to the Business Combination Agreement, among other things: (i) Centricus will merge with and into Pubco, as a result of which the separate corporate existence of Centricus will cease and Pubco will continue as the surviving company, and each issued and outstanding security of Centricus immediately prior to the Merger Effective Time will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco in accordance with the terms of the Business Combination Agreement (except that Centricus’ public shareholders will be entitled to elect instead to have their Centricus ordinary shares redeemed and receive a pro rata portion of the Trust Account, as provided in Centricus’ amended and restated memorandum and articles of association); and (ii) Pubco will acquire all of the issued share capital of the Company from the Company Shareholders in exchange for the issue to the Company Shareholders of Pubco ordinary shares, and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco.
In consideration for the Merger of Centricus and Pubco, each Centricus shareholder will receive one Pubco ordinary share and one Pubco warrant for each ordinary share and warrant they hold in Centricus, respectively, immediately prior to the Merger. Each Arqit ordinary share will be acquired by Pubco in exchange for 46.06 ordinary shares of Pubco, unless the Arqit shareholder has opted to receive a portion of their consideration in cash, in which case the number of Pubco ordinary shares will be reduced proportionately. The amount of cash paid in connection with the acquisition of Arqit ordinary shares will be determined based on, and is conditional upon, the amount of cash held by Pubco and Centricus prior to such acquisition. See the section entitled “Proposal No. 1 — The Business Combination Proposal” for more information.
In connection with the consummation of the Proposed Transactions, the following will occur:
•
before the Merger Effective Time, Pubco will amend its memorandum and articles of association to be substantially in the form attached hereto as Annex C;

•
immediately following the Merger Effective Time, the PIPE Investors will subscribe for and purchase 7,100,000 Pubco ordinary shares from Pubco for an aggregate purchase price of $71,000,000;

•
immediately prior to the Share Acquisition Closing, the Company Other Loan Note Holders will convert their respective Company Loan Notes into Company Loan Note Shares, and the convertible loan notes issued by the Company on October 13, 2020 and December 18, 2020 will automatically convert into Company Loan Note Shares; and

•
the Lock-Up Agreements and the New Registration Rights Agreement will be entered into, and the Registration and Shareholder Rights Agreement, dated as of February 3, 2021, among Centricus, the Sponsor and the other “Holders” named therein will terminate.

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior the Share Acquisition Closing, including, among other reasons:
•
by mutual written consent of Centricus and the Company;

•
by either Centricus or the Company if any of the closing conditions set forth in the Business Combination Agreement shall not have occurred by the date falling six months from the date of the Business Combination Agreement;

•
by either Centricus or the Company if any governmental authority of competent jurisdiction will have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement, and such order or other action has become final and non-appealable;

•
by the Company upon a material breach of any warranty, covenant or agreement on the part of Centricus set forth in the Business Combination Agreement, or if any warranty of Centricus becomes untrue or materially inaccurate, in each case such that the related closing conditions contained in the Business Combination Agreement are not satisfied, subject to customary exceptions and cure rights;

•
by Centricus upon a material breach of any warranty, covenant or agreement on the part of the Company, Pubco or the Company Shareholders set forth in the Business Combination Agreement, or if any warranty of the Company, Pubco or the Company Shareholders becomes untrue or inaccurate, in each case such that the related closing conditions contained in the Business Combination Agreement are not satisfied, subject to customary exceptions and cure rights; or

•
by either Centricus or the Company if the extraordinary general meeting is held and has concluded, Centricus’ shareholders have duly voted and the Business Combination Proposal has not been approved by Centricus’ shareholders.

See the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement — Termination” for more information.
Ancillary Documents Related to the Business Combination Agreement
Lock-Up Agreements
At the Share Acquisition Closing, the Company Shareholders and the Centricus Initial Shareholders shall each enter into a Lock-Up Agreement with Pubco (the “Lock-Up Agreements”).
Pursuant to the Lock-Up Agreements, the Company Shareholders and the Centricus Initial Shareholders will agree not to transfer any Pubco ordinary shares to be received pursuant to the Business Combination Agreement during the period commencing from the Share Acquisition Closing until the earlier to occur of (i) the date on which the closing price of the Pubco ordinary shares during such period exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period and (ii) eighteen (18) months after the Share Acquisition Closing.
See the section entitled “Proposal No. 1 — The Business Combination Proposal — Ancillary Documents — Lock-Up Agreements” for more information.
New Registration Rights Agreement
By no later than the Merger Closing Date, Pubco, the Key Company Shareholders, Notion Capital III LP, MNL Nominees Limited and the Centricus Initial Shareholders shall enter into a registration and shareholder rights agreement (the “New Registration Rights Agreement”), effective as of the Share Acquisition Closing. Pursuant to the New Registration Rights Agreement, among other things, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Pubco file a registration statement with the SEC to register the securities of Pubco held by such Holders. The New Registration Rights Agreement will also (i) provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminate the Registration and Shareholder Rights Agreement, dated as of February 3, 2021, among Centricus, the Sponsor and the other “Holders” named therein.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, Centricus and Pubco entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 Pubco ordinary shares at $10.00 per share for gross proceeds of $71,000,000 immediately following the Merger Effective Time, $51,000,000 of which will be funded by affiliates of Centricus (the “Centricus PIPE Investors”). The Pubco ordinary shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Pubco has agreed to register the resale of the Pubco ordinary shares issued in connection with the PIPE Financing pursuant to a registration statement that must be filed within 30 days after the consummation of the Proposed Transactions. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.
The closings under the Subscription Agreements will occur substantially concurrently with the closing of the Proposed Transactions and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Business Combination Agreement in accordance with its terms or (ii) the mutual written agreement of the parties thereto.
Letter Agreement
In connection with the IPO, Centricus, the Sponsor and each of Centricus’ executive officers and directors entered into a letter agreement, a copy of which will be filed as Exhibit 10.4 to the registration statement of which this proxy statement/prospectus is a part. Pursuant to this letter agreement, the Sponsor and each of Centricus’ executive officers and directors have agreed to, among other things, vote all Centricus ordinary shares beneficially owned by it in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus, in each case, subject to the terms and conditions contemplated by the letter agreement.
Interests of Certain Persons in the Proposed Transactions
In considering the recommendation of Centricus’ board of directors to vote in favor of the Proposed Transactions, Centricus’ shareholders should be aware that, aside from their interests as shareholders, the Sponsor and Centricus’ directors and officers have interests in the Proposed Transactions that are different from, or in addition to, those of other Centricus shareholders and Centricus warrant holders generally. Centricus’ directors were aware of and considered these interests, among other matters, in evaluating the Proposed Transactions, and in recommending to shareholders that they approve the Proposed Transactions. Shareholders should take these interests into account in deciding whether to approve the Proposed Transactions. These interests include, among other things:
•
the beneficial ownership of the Centricus Initial Shareholders of 8,625,000 Centricus founder shares, which shares would become worthless if Centricus does not complete a business combination within the applicable time period, as the Centricus Initial Shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $      based on the closing price of the Centricus ordinary shares of $      on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders;

•
the fact that the Sponsor paid an aggregate of $25,000 for the 8,625,000 Centricus founder shares and such securities will have a significant higher value at the time of the Proposed Transactions, estimated at approximately $           based on the closing price of the Centricus ordinary shares of $           on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders; as such, the Sponsor and its affiliates can earn a positive rate of return on their investment, even if Centricus public shareholders experience a negative rate of return following consummation of the Proposed Transactions;
•
the Centricus Initial Shareholders are expected to hold an aggregate of approximately 5% of the outstanding Pubco ordinary shares upon the consummation of the Proposed Transactions after giving effect to the PIPE Financing, assuming (i) none of the options under the Company option plan are exercised and (ii) none of Centricus’ existing public shareholders exercise their redemption rights;

•
the fact that, in connection with the PIPE Financing, the Centricus PIPE Investors will receive 5,100,000 Pubco ordinary shares;

•
Centricus’ directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them on Centricus’ behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated;

•
the potential continuation of Manfredi Lefebvre d’Ovidio and Garth Ritchie as directors of Pubco, and the potential appointment of Carlo Calabria, an affiliate of the Sponsor, as a director of Pubco; and

•
the continued indemnification of current directors and officers of Centricus and the continuation of directors’ and officers’ liability insurance after the Proposed Transactions.

These interests may influence Centricus’ directors in making their recommendation to vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus.
Reasons for the Approval of the Proposed Transactions
After careful consideration, Centricus’ board of directors recommends that Centricus’ shareholders vote “FOR” each proposal being submitted to a vote of the Centricus shareholders at the extraordinary general meeting. In considering the Proposed Transactions, Centricus’ board gave considerable weight to several positive factors, including, but not limited to, the following:
•
Symmetric Keys are Secure.   Arqit’s platform creates symmetric encryption keys, which is a cyber-encryption technology that is secure against all forms of attack including by quantum computers. A symmetric encryption key, once created, is computationally secure. This means that it is regarded as impossible, even for a quantum computer, to guess a symmetric encryption key in less than millions of years. Arqit’s technology is built around this secure encryption tool.

•
Groundbreaking and Proprietary Distribution Technology.   The importance of Arqit’s platform lies in its ability to “distribute” symmetric keys securely at scale by creating them at end points. Although symmetric encryption keys are secure, to date there has been no secure way to create and distribute symmetric keys electronically. Arqit’s groundbreaking technology has solved these known issues. Its innovations create symmetric encryption keys at end points when they are needed, at scale, securely, at any kind of end point device and in groups of any size.

•
Simple to Implement.   Symmetric encryption keys are built into almost every major software system, so their use, along with a symmetric algorithm such as AES256, is very simple to deploy with no major change to existing customer infrastructure. Symmetric encryption keys impose relatively low computational burdens on end point devices, and Arqit’s lightweight agent is light enough to work on even the smallest of Internet of Things sensors.

•
Easily Scalable.   Arqit’s software, fulfilled from the cloud, automatically creates keys in infinite volumes at minimal cost, resulting in low capital expenditure once deployed. From an operating cost perspective, there is no human analysis or information processing required by Arqit’s product, so personnel costs are limited to maintaining core infrastructure, marketing and customer support. These factors make Arqit’s products easily scalable for both Arqit and its customers.

•
Other Alternatives.   Centricus’ board’s belief, after a thorough review of other business combination opportunities reasonably available to Centricus, many of which the board believed were highly attractive, that the Proposed Transactions represent the best potential business combination for Centricus based upon the process utilized to evaluate and assess other potential acquisition targets.
•
Terms of the Business Combination Agreement and Related Agreements.   Centricus’ board of directors reviewed the financial and other terms of the Business Combination Agreement and related agreements and determined that they were the product of arm’s-length negotiations among the parties.

The board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Proposed Transactions, including, but not limited to, the following:
•
History of Losses.   The Company is an early stage company with a history of losses and will be reliant upon a significant increase in sales and marketing activity in order to become profitable in the future.

•
Benefits Not Achieved.   The risk that the potential benefits of the Proposed Transactions may not be fully achieved, or may not be achieved within the expected timeframe.

•
Liquidation of Centricus.   The risks and costs to Centricus if the Proposed Transactions are not completed and Centricus is unable to consummate an initial business combination by February 8, 2023, or during an Extension Period, forcing Centricus to liquidate and the Centricus warrants to expire worthless.

•
Shareholder Vote; Redemptions.   The risk that Centricus’ shareholders may fail to provide the respective votes necessary to effect the Proposed Transactions, or that a large number of Centricus shareholders may seek redemption of their public shares and adversely impact the post-Closing liquidity of Pubco.

•
Closing Conditions.   The fact that the consummation of the Proposed Transactions is conditioned on the satisfaction of certain closing conditions that are not within Centricus’ control.

•
Other Risks.   Various other risks associated with the Proposed Transactions, the business of Centricus and the business of the Company described under “Risk Factors.”

For more information on Centricus’ reasons for the approval of the Proposed Transactions and the recommendation of Centricus’ board of directors, see the section entitled “Proposal No. 1 — The Business Combination Proposal — Centricus’ Board of Directors’ Reasons for Approval of the Proposed Transactions.”
Redemption Rights
Pursuant to Centricus’ amended and restated memorandum and articles of association, any holders of Centricus public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Centricus to pay its franchise and income taxes, calculated as of two business days prior to the consummation of the Proposed Transactions. If demand is properly made and the Proposed Transactions is consummated, these shares, immediately prior to the Proposed Transactions, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the IPO as of two business days prior to the consummation of the Proposed Transactions, including interest earned on the funds held in the Trust Account and not previously released to Centricus to pay its franchise and income taxes, upon the consummation of the Proposed Transactions. For illustrative purposes, based on funds in the Trust Account of approximately $345.0 million on July 23, 2021, the estimated per share redemption price would have been approximately $10.00.
If you exercise your redemption rights, your Centricus ordinary shares will cease to be outstanding immediately prior to the Proposed Transactions and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption. See the section entitled “The Extraordinary General Meeting of Centricus Shareholders — Redemption Rights.”
Appraisal Rights
Centricus shareholders have appraisal rights in connection with the Proposed Transactions. See the section entitled “Appraisal Rights” for more information. There are no appraisal rights with respect to Centricus warrants.

Ownership of Pubco After the Share Acquisition Closing
It is anticipated that, upon completion of the Proposed Transactions and without giving effect to the issuance of Earnout Shares, (a) Centricus’ existing public shareholders will own approximately 25% of the issued and outstanding Pubco ordinary shares, (b) the Centricus Initial Shareholders (including the Sponsor but not including the Centricus PIPE Investors) will own approximately 6% of the issued and outstanding Pubco ordinary shares, (c) the PIPE Investors (including the Centricus PIPE Investor) will own approximately 5% of the issued and outstanding Pubco ordinary shares and (d) the Company Shareholders will own approximately 64% of the issued and outstanding Pubco ordinary shares. These relative percentages assume (i) that none of Centricus’ existing public shareholders exercise their redemption rights, (ii) that 7,100,000 Pubco ordinary shares are issued to the PIPE Investors in connection with the PIPE Financing and (iii) that no additional equity securities of Centricus or Pubco are issued. If the facts are different from these assumptions, the percentage ownership retained by Centricus’ existing shareholders will be different.
Assuming that (i) Centricus existing public shareholders exercise their redemption rights with regard to 26,600,000 Centricus public shares, (ii) that 7,100,000 Pubco ordinary shares are issued to the PIPE Investors in connection with the PIPE Financing and (iii) no additional equity securities of Centricus or Pubco are issued, (a) Centricus’ existing public shareholders will own approximately 7% of the issued and outstanding Pubco ordinary shares, (b) the Centricus Initial Shareholders (including the Sponsor but not including the Centricus PIPE Investor) will own approximately 8% of the issued and outstanding Pubco ordinary shares, (c) the PIPE Investors (including the Centricus PIPE Investors) will own approximately 6% of the issued and outstanding Pubco ordinary shares and (d) the Company Shareholders will own approximately 79% of the issued and outstanding Pubco ordinary shares upon completion of the Proposed Transactions. If the facts are different from these assumptions, the percentage ownership retained by Centricus’ existing shareholders will be different.
The following table illustrates two different redemption scenarios based on the assumptions described above: (1) no redemptions, which assumes that none of Centricus’ existing public shareholders exercise their redemption rights and (2) minimum cash, in which Centricus and Pubco has, in the aggregate, not less than $150.0 million of cash available for distribution upon the consummation of the Proposed Transactions after redemptions of 26,600,000 Centricus ordinary shares, satisfying the closing condition under the Business Combination Agreement:
	Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares(1)	% of Shares	Number of Shares(1)	% of Shares
Centricus’ existing public shareholders	34,500,000	25%	7,900,000	7%
Centricus Initial Shareholders	8,625,000	6%	8,625,000	8%
PIPE Investors(2)	7,100,000	5%	7,100,000	6%
Company Shareholders(3)	90,000,000	64%	90,000,000	79%
Total	140,225,000		113,625,000

(1)
Excludes (a) Pubco ordinary shares issuable upon the exercise of 14,891,667 Pubco warrants to be outstanding upon completion of the Proposed Transactions, (b) 9,464,357 Pubco ordinary shares issuable pursuant to the Company option plan and (c) the 10,000,000 Earnout Shares issuable upon satisfaction of the Earnout Condition.

(2)
Includes 5,100,000 Pubco ordinary shares held by Centricus PIPE Investors.

(3)
Based on an estimated price of $10.00 per share.

Organizational Structure
Prior to the Proposed Transactions
The following diagram depicts the organizational structure of Centricus, the Company and Pubco before the Proposed Transactions.
ORGANIZATION STRUCTURE PRE-COMPLETION OF THE PROPOSED TRANSACTIONS

Following the Proposed Transactions
The following diagram depicts the organizational structure of Centricus, the Company and Pubco after the Proposed Transactions.
ORGANIZATION STRUCTURE POST-COMPLETION OF THE PROPOSED TRANSACTIONS(1)

Company Shareholders
Public Shareholders
PIPE Investors
Centricus Initial Shareholders
64%(2)
25%
5%
6%
Pubco
100%
Company
100%
Company Subsidiaries

(1)
These relative percentages assume (i) that none of Centricus’ existing public shareholders exercise their redemption rights, (ii) that 7,100,000 Pubco ordinary shares are issued to the PIPE Investors in connection with the PIPE Financing and (iii) that no additional equity securities of Centricus or Pubco are issued. The structure chart excludes (a) Pubco ordinary shares issuable upon the exercise of 14,891,667 Pubco warrants to be outstanding upon completion of the Proposed Transactions, (b) 9,464,357 Pubco ordinary shares issuable pursuant to the Company option plan and (c) the 10,000,000 Earnout Shares issuable upon satisfaction of the Earnout Condition.

(2)
Based on an estimated price of $10.00 per share.

Board of Directors of Pubco Following the Proposed Transactions
At the consummation of the Proposed Transactions, the directors of Pubco will be David Williams, Nicholas Pointon, Carlo Calabria, Stephen Chandler, Manfredi Lefebvre d’Ovidio, Lt General VeraLinn Jamieson, Garth Ritchie and General Stephen Wilson. David Williams is expected to serve as chief executive officer, David Bestwick is expected to serve as chief technology officer, Nicholas Pointon is expected to serve as chief financial officer, Air Vice-Marshal Peter Rochelle is expected to serve as chief operating officer, Paul Feenan is expected to serve as chief revenue officer, Dr. Daniel Shiu is expected to serve as chief cryptographer, and Patrick Willcocks is expected to serve as general counsel and corporate secretary of Pubco. See the section entitled “Management of Pubco Following the Proposed Transactions.”
Anticipated Accounting Treatment
The acquisition of Arqit’s shares by Pubco will be accounted for as a “reverse acquisition” in accordance with IFRS. Under this method of accounting, Pubco will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumptions that Arqit’s shareholders will hold a majority of the voting power of the combined company, Arqit’s operations will substantially comprise the ongoing operations of the combined company, Arqit’s designees are expected to comprise a majority of the governing body of the combined company, and Arqit’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the acquisition of Arqit’s shares by Pubco will be treated as the equivalent of Arqit issuing shares for the net assets of Pubco, accompanied by a recapitalization. It has been determined that Pubco is not a business under IFRS, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”). In accordance with IFRS 2, the difference in the fair value of the Arqit equity instruments deemed issued to Pubco shareholders over the fair value of identifiable net assets of Pubco represents a service for listing, and is accounted for as a share-based payment which is expensed as incurred. The net assets will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition of the Arqit shares by Pubco will be deemed to be those of Arqit.
Regulatory Approvals
The Proposed Transactions are not subject to any additional federal or state regulatory requirement or approval.
Upon Merger Closing, Centricus and Pubco shall cause the Merger to be consummated by filing the plan of merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other law to make the Merger effective with the Registrar of Companies of the Cayman Islands. The Merger shall become effective on the Merger Closing Date when the plan of merger is registered by the Registrar of Companies of the Cayman Islands.
Other Shareholder Proposals
In addition to the Business Combination Proposal, Centricus shareholders will be asked to vote on the Merger Proposal, the Pubco Incentive Plan Proposal and the Adjournment Proposal. For more information about these proposals, see the sections entitled “Proposal No. 2 — The Merger Proposal”, “Proposal No. 3 — The Pubco Incentive Plan Proposal” and “Proposal No. 4 — The Adjournment Proposal”.
Date, Time and Place of Extraordinary General Meeting
The extraordinary general meeting will be held on            , 2021, at       a.m., Eastern time, at https://www.cstproxy.com/centricusacquisitioncorp/2021 and at the offices of Latham & Watkins LLP located at 1271 Avenue of the Americas, New York, NY 10020, or such other date, time and place to which such meetings may be adjourned or postponed, for the purpose of considering and voting upon the proposals. As a matter of Cayman Islands law there must be a physical location for the meeting. However, given the current global pandemic it is unlikely to be practical for shareholders to attend in person. Therefore, the extraordinary general meeting will also be a virtual meeting of shareholders, which will be conducted via live webcast. Centricus shareholders will be able to attend the extraordinary general meeting remotely, vote and submit questions during the extraordinary general meeting by visiting https://www.cstproxy.com/centricusacquisitioncorp/2021 and entering their control number. We are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for Centricus’ shareholders and Centricus, and (ii) to promote social distancing pursuant to guidance provided by the CDC and the SEC due to COVID-19. The virtual meeting format allows attendance from any location in the world.
Record Date and Voting
You will be entitled to vote or direct votes to be cast at the extraordinary general meeting of shareholders if you owned Centricus ordinary shares at the close of business on July 26, 2021, which is the record date for the extraordinary general meeting of shareholders. You are entitled to one vote for each Centricus ordinary share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 43,125,000 Centricus ordinary shares outstanding, consisting of 34,500,000 Centricus public shares originally sold as part of the Centricus units in the IPO and 8,625,000 Centricus founder shares that were issued to the Sponsor prior to the IPO.
The Sponsor, officers and directors have agreed to vote all of their Centricus ordinary shares and any Centricus public shares acquired by them in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. Centricus’ issued and outstanding warrants do not have voting rights at the extraordinary general meeting of shareholders.
Proxy Solicitation
Proxies may be solicited by mail. Centricus has engaged Morrow Sodali LLC to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares remotely if it revokes its proxy before the extraordinary general meeting. A shareholder may also change its vote by submitting a later-dated proxy as described in the section entitled “The Extraordinary General Meeting of Centricus Shareholders — Revocability of Proxies.”
Quorum and Required Vote for Proposals for the Extraordinary General Meeting
A quorum of Centricus’ shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of shareholders if a majority of the Centricus ordinary shares outstanding and entitled to vote at the meeting is represented remotely or by proxy.
The approval of the Business Combination Proposal requires the affirmative vote of the holders of at least a majority of all then outstanding Centricus ordinary shares who are present or represented at the extraordinary general meeting of shareholders. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
The approval of the Merger Proposal requires the affirmative vote of the holders of at least two thirds of Centricus ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
The approval of the Pubco Incentive Plan Proposal requires the affirmative vote of the holders of at least a majority of all then outstanding Centricus ordinary shares who are present or represented at the extraordinary general meeting of shareholders. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Centricus ordinary shares that are voted thereon at the extraordinary general meeting of shareholders. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
Recommendation to Centricus Shareholders
Centricus’ board of directors believes that the Business Combination Proposal to be presented at the extraordinary general meeting is in the best interests of Centricus and its shareholders and recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, “FOR” the Pubco Incentive Plan Proposal and “FOR” the Adjournment Proposal, if presented.
Summary of Risk Factors
In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes, and especially consider the factors discussed in the section entitled “Risk Factors.” These risks include, but are not limited to, the following:
Centricus
•
Centricus may not be able to complete its initial business combination within the prescribed time frame, in which case Centricus would cease all operations except for the purpose of winding up and Centricus would redeem its Centricus public shares and liquidate, in which case Centricus’ public shareholders may only receive $10.00 per share, or less than such amount in certain circumstances, and Centricus warrants will expire worthless.
•
The Sponsor, directors, executive officers, advisors or any of their affiliates may elect to purchase shares from Centricus public shareholders, which may influence a vote on the Proposed Transactions and reduce the public “float” of Centricus ordinary shares.

•
Centricus will incur significant transaction and transition costs in connection with the Proposed Transactions.

•
If third parties bring claims against Centricus, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

•
Centricus directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to Centricus public shareholders.

•
If Centricus liquidates, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.

•
If Centricus is unable to consummate its initial business combination by February 8, 2023, or during an Extension Period, Centricus public shareholders may be forced to wait beyond the ten business day period thereafter before redemption from the Trust Account.

•
If deemed to be insolvent, distributions made to our public shareholders, or part of them, from the Trust Account may be subject to claw back in certain circumstances.

•
If, before distributing the proceeds in the Trust Account to the Centricus public shareholders, Centricus files a voluntary bankruptcy petition or an involuntary bankruptcy petition is filed against Centricus that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Centricus shareholders and the per-share amount that would otherwise be received by Centricus’ shareholders in connection with Centricus’ liquidation may be reduced.

•
Centricus’ shareholders may be held liable for claims by third parties against Centricus to the extent of distributions received by them upon redemption of their shares.

•
If, after Centricus distributes the proceeds in the Trust Account to Centricus public shareholders, Centricus files a bankruptcy petition or an involuntary bankruptcy petition is filed against Centricus that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of Centricus board may be viewed as having breached their fiduciary duties to Centricus creditors, thereby exposing the members of the Centricus board and Centricus to claims of punitive damages.

•
Because each of Centricus and Pubco are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.

•
The Sponsor, officers and directors have agreed to vote in favor of the Proposed Transactions, regardless of how the Centricus public shareholders vote.

•
The Sponsor and Centricus’ executive officers and directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this registration statement on Form F-4 and the proxy statement/prospectus included herein.

•
The shares beneficially owned by the Sponsor, officers and directors will not participate in liquidation distributions and, therefore, Centricus officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for its initial business combination.

•
Activities taken by Centricus shareholders to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on Centricus ordinary shares.

•
The exercise of discretion by Centricus’ directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of Centricus securityholders.
•
Centricus’ board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Proposed Transactions and, as a result, the terms may not be fair from a financial point of view to the Centricus public shareholders.

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Since the Sponsor and Centricus executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if a business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for a business combination.

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Centricus’ and the Company’s ability to consummate the Proposed Transactions, and the operations of Pubco following the Proposed Transactions, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.

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Centricus’ warrants are accounted for as liabilities and the changes in value of its warrants could have a material effect on Centricus’ financial results.

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Centricus has identified a material weakness in its internal control over financial reporting as of March 31, 2021. If Centricus is unable to develop and maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results in a timely manner, which may adversely affect investor confidence in Centricus and materially and adversely affect its business and operating results.

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Centricus, and following the Proposed Transactions, the Pubco, may face litigation and other risks as a result of the material weakness in its internal control over financial reporting.

The Company
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The Company is an early stage company with a history of losses and will be reliant upon a significant increase in sales and marketing activity in order to become profitable in the future.

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The Company’s limited operating history makes it difficult to evaluate its business and future prospects and increases the risk of your investment.

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The Company’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, its actual operating results may differ materially from those forecasted or projected.

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The Company has entered into several long term customer contracts, however those contracts are contingent upon the successful delivery of operational technology which is still in development.

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The Company may not be able to convert its customer orders in backlog or pipeline into revenue.

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The Company’s satellite construction and launch plan could experience delays, or its satellite technology could face unforeseen technical problems, which may result in the delay or failure in its ability to upgrade its product from terrestrial delivery to satellite delivery.

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The market adoption of the Company’s product is not fully proven, is evolving and may develop more slowly than or differently from the Company’s expectations. Its future success depends on the growth and expansion of these markets and its ability to adapt and respond effectively to evolving markets.

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The Company is reliant upon the lease of data center capacity and access to fiber optic infrastructure from third parties in order to commercialize its product.

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Prior to launch of its satellites, the Company intends to procure launch insurance and once its satellites are operational, the Company must renew its in-orbit insurance on an annual basis. If its satellites experience technical problems or there are adverse changes in the insurance market, the Company may not be able to obtain launch or in-orbit insurance, or such insurance may not fully cover any potential losses.

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Satellites have a limited life and may fail prematurely, or may experience operational problems, which could have a negative effect on its ability to provide the quality of service that the Company committed to deliver to its customers.

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Although the Company is developing an annual recurring revenue model, several of its early contracts have been project-based with uneven milestone payment profiles, which extend for several years. As a result, the Company expects its early results of operations to fluctuate on a quarterly and annual basis.

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The complexity of the Company’s products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in software, which could reduce the market adoption of its new products, damage its reputation with current or prospective customers and expose it to product liability and other claims and adversely affect its operating costs.

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The Company may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Its efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

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Third-party claims that the Company is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.

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Certain of the Company’s products contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict its ability to sell its products or expose the Company to other risks.

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The Company’s intellectual property applications, including patent applications, may not be approved or granted or may take longer than expected to be approved, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to its.

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In addition to patented technology, the Company relies on unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.

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The Company currently has and targets many customers that are large corporations with substantial negotiating power, exacting product and quality standards and potentially competitive internal solutions.

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The Company currently has a small number of customers, and its business could be materially and adversely affected if the Company loses and is unable to replace any of those customers or if they are unable to pay their invoices.

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The markets in which the Company competes are characterized by rapid technological change, and competing product innovations could adversely affect market adoption of its products.

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The Company’s business depends substantially on the efforts of its executive officers and highly skilled personnel. The Company needs to attract and retain a large number of skilled, specialized and dedicated employees in different jurisdictions in order to grow and manage its business, and if the Company loses the services of existing key employees or fail to achieve its recruitment goals, its operations may be disrupted.

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Failure to comply with governmental trade controls, including export and import control laws and regulations, sanctions, and related regimes could subject the Company to liability or loss of contracting privileges, limit its ability to compete in certain markets or harm its reputation with the governments.

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The Company’s business is subject to government regulation, which mandates how the Company may operate its business and may increase the cost of providing services and expanding into new markets.

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Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the jurisdictions in which the Company operates may adversely impact its business, and such legal requirements are evolving and may require improvements in, or changes to, its policies and operations.

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It may be difficult to enforce judgments obtained against the Company or its directors and officers in U.S. courts, to effect service of process on it or its directors or officers, and to recover in civil proceedings in the U.K. or elsewhere for U.S. securities law violations.

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Fluctuations in currency exchange rates may adversely affect the Company’s business and result of operations.

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Interruption or failure of the Company’s information technology and communications systems could impact its ability to effectively provide its products and services.

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The Company’s management team has limited experience managing and operating a U.S. public company.

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If any of the Company’s third parties’ systems, its customers’ cloud or on- on-premises environments, or its internal systems are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of its business may be harmed, and the Company may lose business and incur losses or liabilities.

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If the Company’s network and products do not interoperate with its customers’ internal networks and infrastructure or with third-party products, websites, or services, its network may become less competitive and its results of operations may be harmed.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF CENTRICUS
The following sets forth summary data from Centricus’ condensed balance sheet information as of March 31, 2021 and December 31, 2020, as well as Centricus’ condensed statements of operations information for the three months ended March 31, 2021 and from November 24, 2020 (inception) through of December 31, 2020. The summary historical financial information has been derived from Centricus’ unaudited financial statements as of, and for the three months ended March 31, 2021, and its audited financial statements for the period from November 24, 2020 (inception) to December 31, 2020, included elsewhere in this proxy statement/prospectus.
The information is only a summary and should be read in conjunction with Centricus’ financial statements and related notes and “Centricus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. Centricus’ historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. All amounts are in U.S. dollars. Certain amounts that appear in this section may not sum due to rounding.
Balance Sheet Data:	As of March 31, 2021	As of December 31, 2020
Total assets	$346,970,871	$216,584
Total liabilities	$23,345,757	$196,584
Value of ordinary shares subject to redemption	$318,625,110	$—
Total shareholders’ equity	$5,000,004	$20,000
Statement of Operations Data:	For the three months ended March 31, 2021	For the period from November 24, 2020 (inception) through December 31, 2020
Formation and operating costs	$1,653,238	$5,000
Net income (loss)	$8,626,644	$(5,000)
Weighted average shares outstanding — basic and diluted, Class A ordinary shares subject to possible redemption	30,930,993	7,500,000
Basic and diluted net loss per ordinary share, Class A ordinary shares subject to possible redemption	$(0.00)	$(0.00)

SUMMARY HISTORICAL FINANCIAL INFORMATION OF ARQIT
The following sets forth summary data from Arqit’s statement of financial position information as of March 31, 2021 and September 30, 2020, and Arqit’s statements of comprehensive income information for the six months ended March 31, 2021 and March 31, 2020, the year ended September 30, 2020 and the nine months ended September 30, 2019. The summary historical financial information has been derived from Arqit’s financial statements as of and for the six months ended March 31, 2021, and the year ended September 30, 2020 included elsewhere in this proxy statement/prospectus.
The information is only a summary and should be read in conjunction with Arqit’s financial statements and related notes and “Arqit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained elsewhere in this proxy statement/prospectus. Arqit’s historical results are not necessarily indicative of future results, and the results for any interim period are not necessarily indicative of the results that may be expected for a full fiscal year. All amounts are in British pounds sterling. Certain amounts that appear in this section may not sum due to rounding.
Statement of Financial Position Data:	As of March 31, 2021 (unaudited)	As of September 30, 2020
Current assets	£386,639	£367,785
Total assets	£15,899,556	£7,206,277
Current liabilities	£7,517,718	£6,072,372
Total liabilities	£19,518,991	£6,485,730
Total equity	£(3,619,435)	£720,547
Statement of Comprehensive Income Data:	For the six months ended March 31, 2021 (unaudited)	For the six months ended March 31, 2020 (unaudited)	For the year ended September 30, 2020	For the nine months ended September 30, 2019
Revenue	—	—	—	—
Operating (loss)/profit	£(3,982,325)	£(852,379)	£(634,223)	£284,301
(Loss)/profit before tax	£(4,408,580)	£(949,576)	£(891,277)	£615,501
(Loss)/profit for the period attributable to equity holders	£(4,408,580)	£(658,576)	£(445,554)	£814,728

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial information as of March 31, 2021 is derived from the unaudited pro forma combined balance sheet as of March 31, 2021 and combines the historical balance sheets of Centricus and Arqit on a pro forma basis as if the Proposed Transactions had been consummated as of March 31, 2021.
The following summary unaudited pro forma condensed combined financial information for the twelve months ended September 30, 2020 and for the six months ended March 31, 2021 is derived from the unaudited pro forma combined statement of operations for the twelve months ended September 30, 2020 and for the six months ended March 31, 2021 and combines the historical statements of operations of Centricus and Arqit for such period on a pro forma basis as if the Proposed Transactions had occurred as of October 1, 2019.
This information is only summary and should be read together with the historical financial statements of Arqit and related notes thereto, Centricus’ historical financial statements and related notes thereto, and sections entitled “Unaudited Pro Forma Combined Financial Information”, “Arqit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Centricus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Centricus shares:
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Assuming no redemptions for cash:   This presentation assumes that no Centricus shareholders exercise redemption rights with respect to their Centricus Class A ordinary shares upon consummation of the Proposed Transactions; and

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Assuming maximum redemptions of 26,600,000 Centricus Class A ordinary shares for cash:   This presentation assumes that Centricus shareholders exercise their redemption rights with respect to a maximum of 26,600,000 Centricus Class A ordinary shares upon consummation of the Proposed Transactions at a redemption price of approximately $10 per share. The maximum redemption amount is derived so that there is a minimum of $150,000,000 of cash held either in or outside of the Trust Account, including the aggregate amount of any proceeds from the PIPE Financing, after giving effect to the payments to redeeming shareholders. The maximum redemption scenario includes all adjustments contained in the no redemption scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

The historical financial statements of Arqit have been prepared in accordance with IFRS and presented in British pounds sterling. The historical financial statements of Centricus have been prepared in accordance with U.S. GAAP and presented in U.S. dollars. The historical financial information of Centricus has been adjusted to give effect to the differences between U.S. GAAP and IFRS, and the financial statements of Arqit have been translated into U.S. dollars, for the purposes of the unaudited pro forma combined financial information.
The summary unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Arqit and Centricus have not had any historical relationship prior to the Proposed Transactions.

Statement of Operations for the Six Months Ended March 31, 2021	Historical Arqit Limited	Historical Centricus Acquisition Corp.(1)	Pro forma Assuming no redemptions	Pro forma Assuming maximum redemptions
Continuing Operations
Other operating income	$—	$—	$—	$—
Administrative expenses	(5,374,260)	(1,658,238)	(114,657,384)	(114,657,384)
Loss from operations	(5,374,260)	(1,658,238)	(114,657,384)	(114,657,384)
Finance income	—	10,279,882	10,279,882	10,279,882
Finance expense	(575,244)	—	(575,244)	(575,244)
Loss from operations before tax	(575,244)	10,279,882	(104,952,746)	(104,952,746)
Tax credit
Total loss from operations	$(5,949,504)	$8,621,644	$(104,952,746)	$(104,952,746)

(1)
Represents Centricus' statement of operations data for the period from November 24, 2020 (inception) to December 31, 2020 and for the three months ended March 31, 2021.

Statement of Operations for the Year Ended September 30, 2020	Historical Arqit Limited	Historical Centricus Acquisition Corp.(1)	Pro Forma Assuming no redemptions	Pro Forma Assuming maximum redemptions
Continuing Operations
Other operating income	$1,963,275	$—	$1,963,275	$1,963,275
Administrative expenses	(2,772,085)	(5,000)	(108,857,335)	(108,857,335)
Loss from operations	(808,810)	(5,000)	(106,894,060)	(106,894,060)
Finance income	64,889	—	10,340,139	10,340,139
Finance expense	(392,704)	—	(392,704)	(392,704)
Loss from operations before tax	(1,136,625)	(5,000)	(96,946,625)	(96,946,625)
Tax credit	568,420	—	568,420	568,420
Total loss from operations	$(568,205)	$(5,000)	$(96,378,205)	$(96,378,205)

(1)
Represents Centricus’ statement of operations data for the period from November 24, 2020 (inception) to December 31, 2020.

Balance Sheet as of March 31, 2021	Historical Arqit Limited	Historical Centricus Acquisition Corp.	Pro forma Assuming no redemptions	Pro forma Assuming maximum redemptions
Total Current Assets	$8,204,658	$1,966,239	$386,175,529	$120,175,529
Total Assets	21,935,028	346,970,871	399,905,899	133,905,899
Total Current Liabilities	10,371,444	995,507	5,496,475	5,496,475
Total Liabilities	26,928,401	341,970,867	17,842,882	17,842,882
Total Shareholders’ Equity	(4,993,373)	5,000,004	382,063,017	116,063,017

RISK FACTORS
Centricus shareholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the relevant proposals described in this proxy statement/prospectus.
Unless the context otherwise requires, all references in this subsection to “Arqit” refer to Arqit Limited and its subsidiaries prior to the consummation of the business combination, which will be the business of Pubco and its subsidiaries following the consummation of the business combination.
Risks Related to Arqit’s Business and Operations Following the Proposed Transactions
Arqit is an early stage company with a history of losses and will be reliant upon a significant increase in sales and marketing activity in order to become profitable in the future.
Arqit has not yet begun to generate material revenues through the commercialization of its products. For the nine months ended September 30, 2019, Arqit generated an operating profit of only £284,301 and for the year ended September 30, 2020, it generated an operating loss of £634,223. Arqit intends to continue to invest and to increase investments in sales, marketing and product development, and believes that it will continue to incur operating and net losses until at least the time it is able to fully commercialize its products, which is targeted for 2022, but which may occur later than expected or not at all. Even if Arqit is able to finalize the development of its products and to sell them, there can be no assurance that they will be commercially successful. Arqit’s potential profitability is dependent upon the successful development and commercial introduction and acceptance of its products, which may not occur. Because Arqit will incur the costs and expenses of developing and commercializing its products before it receives any significant revenues with respect thereto, its losses in future periods may be significant. If Arqit is never able to achieve or sustain profitability, its results of operations could differ materially from its expectations and Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit’s limited operating history makes it difficult to evaluate its business and future prospects and increases the risk of your investment.
Arqit began operations in 2017, has a limited operating history, and operates in the quantum encryption industry, which is rapidly evolving. As a result, there is limited information that investors can use in evaluating Arqit’s business, strategy, operating plan, results and prospects. Arqit intends to derive most of its revenues from the delivery of its quantum encryption key product, QuantumCloudTM, which is a newly developed technology. It is difficult to predict future revenues and appropriately budget for expenses, and Arqit has limited insight into trends that may emerge and affect its business. If the assumptions Arqit uses to plan and operate its business are incorrect or change, its results of operations could differ materially from its expectations and Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit’s forecasts and projections are based upon assumptions, analyses and internal estimates developed by its management. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, its actual operating results may differ materially from those forecasted or projected.
The projected financial information appearing elsewhere in this proxy statement/prospectus has been prepared by Arqit’s management and reflects current estimates of future performance. This projected financial information is subject to significant uncertainty and is based on assumptions, analyses and internal estimates developed by its management, any or all of which may not prove to be correct or accurate. If these assumptions, analyses or estimates prove to be incorrect or inaccurate, Arqit’s actual operating results may differ materially from those forecasted or projected. Arqit is a pre-revenue company facing substantial business and operational risks, which makes forecasting future business results particularly difficult and has a significant level of execution risk inherent in the projections. In addition, the projections by their nature become less predictive with each successive year, and any assumptions and forecasts that are not realized in early periods could have a compounding effect on the forecasts shown for later periods, and any failure of an assumption or forecasts to be reflective of actual results in an early period could have a greater effect on the forecasted results failing to be reflective of actual events in later periods. For example, Arqit’s projections include assumptions relating to, among other things, its ability to successfully deliver operational technology, which is still in development, the conversion of its backlog and pipeline estimates into revenue, the launch of its satellites in order to upgrade the delivery of its product and its lack of direct competitors, none of which can be assured. If any of these assumptions turns out to be inaccurate in any significant respect, actual results will differ, potentially materially, from the forecasted results set forth in the projections.
Arqit’s projections also assume a market and competitive landscape based on technology currently available, and the expected size and growth of the markets for which it operates or seeks to enter. However, new or disruptive technologies could significantly alter the market for Arqit’s products and services and the competition facing its business. Such markets may not develop or grow, or may develop and grow at a lower rate than expected, and even if these markets experience the forecasted growth, Arqit may not grow its business at similar rates, or at all. The assumptions underlying such projected information require the exercise of judgment and may not occur, and the projections are subject to uncertainty due to potential technical, economic, business, competitive, regulatory, legislative, and political or other changes.
As a result, there can be no assurance that the projections will be realized or that actual results will not be significantly different from Arqit’s projections. In the event that actual results differ from its projected financial information, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit has entered into several long term customer contracts, however those contracts are contingent upon the successful delivery of operational technology which is still in development.
Arqit has entered into long term customer contracts for the delivery of its products, however its ability to begin fulfillment of those contracts is contingent upon the successful delivery of operational technology, which is still under development. Arqit is still in the process of developing the software required to commercialize its product and to fulfill its existing customer contracts, and if there is a delay or unforeseen technical problems with the software development, the commercial launch of its products will be delayed. In addition, certain of its customer contracts are subject to the successful completion of pilot phases with those customers, which are due to begin in the second half of 2021, and there can be no assurance that such pilot phases can be completed quickly or successfully. The pilot phases of Arqit’s contracts may be prolonged if the testing results in adjustments to the commercial delivery of its technology, or may not be successfully completed if Arqit is unable to implement its technology to the satisfaction of its customers. If Arqit is unable to successfully deliver operational technology in order to fulfill its customer contracts, its business, financial condition and results of operations could be materially adversely affected and Arqit may never achieve or sustain profitability.
Arqit may not be able to convert its customer orders in backlog or pipeline into revenue.
As of April 30, 2021, Arqit’s backlog estimates consisted of approximately $130 million in customer contracts, and Arqit had an estimated $975 million in pipeline, consisting of customer contracts in various stages of negotiation and initial revenue indications from potential customers that have not been contractually committed. There is no assurance that its backlog will materialize in actual revenues, or that Arqit will be able to convert its pipeline into executed contracts that will generate revenues.
Arqit’s ability to convert its estimated backlog into revenue is dependent upon the successful delivery of operational technology to its customers, and assumes that its customers will not cancel or amend the terms of their contracts. In addition, some contracts comprising the backlog are for services scheduled many years in the future, and the economic viability of customers with whom Arqit has contracted is not guaranteed over time. As a result, the contracts comprising its backlog may not result in actual revenue in any particular period, or at all, and the actual revenue from such contracts may differ from its backlog estimates.
The conversion of its pipeline into executed, revenue-generating contracts depends upon a number of factors including the continued interest in potential customers in its products and the successful negotiation of contracts with those customers. If Arqit is able to successfully enter into contracts with potential customers, the realization of estimated revenues from those contracts remains subject to its ability to successfully deliver operational technology to those customers.

If Arqit fails to convert its customer orders in backlog or pipeline into revenue, Arqit’s business, financial condition and results of operations could be materially adversely affected and Arqit may never achieve or sustain profitability.
Arqit’s satellite construction and launch plan could experience delays, or its satellite technology could face unforeseen technical problems, which may result in the delay or failure in its ability to upgrade its product from terrestrial delivery to satellite delivery.
Arqit intends to launch its first satellite in 2023. Prior to launching its satellites, Arqit’s quantum encryption platform, QuantumCloud™, will use machines to generate a terrestrial simulation of the quantum satellite technology. There are some differences in the level of security provided by QuantumCloud™ when using the terrestrial simulation compared to delivery by satellite, and Arqit therefore expects that the satellites it is building will generate an improvement in the attractiveness of its products to customers.
There is a risk that the construction and launch of its satellites may experience delays or face unforeseen technical problems, some of which may be beyond its control. In addition, Arqit must select a location for and build a mission control center for the command and control of its satellites and global data center network. Arqit will rely on third parties for the supply of equipment, satellite components and services. Any failure of these suppliers or others to perform could require Arqit to seek alternative suppliers or to expand its production capabilities, which could incur additional costs and have a negative impact on its cost or supply of components. In addition, production or logistics in supply or production areas or transit to final destinations can be disrupted for a variety of reasons including, but not limited to, natural and man-made disasters, information technology system failures, commercial disputes, military actions, economic, business, labor, environmental, public health or political issues or international trade disputes. If any of Arqit’s suppliers or service providers terminate their relationships, fail to provide equipment or services on a timely basis, or fail to meet performance expectations, Arqit may face difficulties launching its satellites on time or at all, which could in turn negatively affect its financial results and reputation. If Arqit is unable to launch its satellites and upgrade delivery of its products from terrestrial delivery to satellite delivery, its customers may terminate their contracts, renegotiate their contracts on terms less favorable to Arqit, or reduce the volume of its products they purchase, and its products may be less attractive to new customers. If Arqit fails to upgrade its platform from terrestrial delivery to satellite delivery, or the upgrade of delivery is delayed, its business, financial condition and results of operations could be materially adversely affected.
The market adoption of Arqit’s product is not fully proven, is evolving and may develop more slowly than or differently from Arqit’s expectations. Its future success depends on the growth and expansion of these markets and its ability to adapt and respond effectively to evolving markets.
The market adoption of Arqit’s product is relatively new, rapidly evolving, and not fully proven. Accordingly, it is difficult to predict customer adoption and renewals and demand for its products and services, the entry of competitive products, the success of existing competitive products, or the future growth rate, expansion, longevity, and the size of the market for its products. The expansion of and its ability to penetrate these new and evolving markets depends on a number of factors, including: the cost, performance, and perceived value associated with its products, and the extent to which its products improve security and are easy to use for its customers. If Arqit experiences security incidents or disruptions in delivery or service, the market for its products may be negatively affected. If its products do not continue to achieve market acceptance, or there is a reduction in demand caused by decreased customer acceptance, technological challenges, weakening economic conditions, privacy, data protection and data security concerns, governmental regulation, competing technologies and products, or decreases in information technology spending or otherwise, the market for its products may not continue to develop or may develop more slowly than Arqit expects, which could adversely affect its business, financial condition, and results of operations.
Arqit is reliant upon the lease of data center capacity and access to fiber optic infrastructure from third parties in order to commercialize its product.
Arqit leases its data centers and obtains access to fiber optic infrastructure from third parties and will be reliant on the continued operation of these data centers and infrastructure to commercialize its product. While Arqit has electronic access to the components and infrastructure of its cloud platforms that are hosted by third parties, Arqit does not control the operation of these facilities. Consequently, Arqit may be subject to service disruptions as well as failures to provide adequate support for reasons that are outside of its direct control. The data centers or the fiber optic infrastructure Arqit uses to deliver its products may be vulnerable to damage or interruption from a variety of sources, including earthquakes, floods, fires, power loss, system failures, computer viruses, physical or electronic break-ins, human error or interference (including by disgruntled employees, former employees or contractors), and other catastrophic events. Its data centers or the fiber optic infrastructure Arqit uses may also be subject to local administrative actions, changes to legal or permitting requirements and litigation to stop, limit or delay operations. Despite precautions taken at these facilities, such as disaster recovery, business continuity arrangements, and diversity of supply in the Arqit network, the occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or other unanticipated problems at these facilities could result in interruptions or degredations in its services, impede its ability to scale its operations or have other adverse impacts upon its business. In addition, if Arqit does not accurately plan for its infrastructure capacity requirements and Arqit experiences significant strains on its data center capacity, Arqit may experience delays and additional expenses in arranging new data centers, and its customers could experience performance degradation or service outages that may subject it to financial liabilities, result in customer losses and materially harm its business. If Arqit is unable to efficiently and cost-effectively fix such errors at the data centers or fiber optic infrastructure or other problems that may be identified, this could damage its reputation and negatively impact its relationship with its customers. If Arqit is unable to successfully maintain and manage the data centers and the fiber optic infrastructure that Arqit uses, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Prior to launch of its satellites, Arqit intends to procure launch insurance and once its satellites are operational, Arqit must renew its in-orbit insurance on an annual basis. If its satellites experience technical problems or there are adverse changes in the insurance market, Arqit may not be able to obtain launch or in-orbit insurance, or such insurance may not fully cover any potential losses.
Arqit intends to obtain launch insurance prior to launch of its satellites, and in-orbit insurance for its satellites once they are operational and, once obtained, Arqit will need to renew in-orbit insurance on an annual basis. Arqit expects any launch and in-orbit insurance policies that Arqit obtains to have specified exclusions, deductibles and material change limitations. Typically, these insurance policies exclude coverage for specified exclusions and material change limitations customary in the industry. These exclusions may relate to, among other things, losses resulting from in-orbit collisions, acts of war, insurrection, terrorism or military action, government confiscation, strikes, riots, civil commotions, labor disturbances, sabotage, unauthorized use of the satellites and nuclear or radioactive contamination, as well as claims directly or indirectly occasioned as a result of noise, pollution, electrical and electromagnetic interference or interference with the use of property. Therefore, there is a risk that its satellites will experience technical problems and that its launch or in-orbit insurance will not fully cover the losses.
If its in-orbit insurance rates were to rise substantially, the costs associated with maintaining its satellites would increase. In addition, in light of increasing costs, the scope of insurance exclusions and limitations on the nature of the losses for which Arqit can obtain insurance, or other business reasons, Arqit may conclude that it does not make commercial sense to obtain third-party insurance and may decide to pursue other strategies for mitigating the risk of a satellite failure. It is also possible that insurance could become unavailable, either generally or for a specific satellite, or that new insurance could be subject to broader exclusions on coverage, in which event Arqit would bear greater risk. If Arqit is unable to obtain launch or in-orbit insurance, or its launch or in-orbit insurance does fully cover potential losses, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Satellites have a limited life and may fail prematurely, or may experience operational problems, which could have a negative effect on its ability to provide the quality of service that Arqit committed to deliver to its customers.
Arqit may experience in-orbit malfunctions of its satellites once launched, which could adversely affect the reliability of its service or result in total failure of its satellites. In-orbit failure of a satellite may result from various causes, including component failure, loss of power or fuel, inability to control positioning of the satellite, solar or other astronomical events, including solar radiation, wind and flares, and space debris. Other factors that could affect the useful lives of its satellites include the quality of construction, gradual degradation of solar panels and the durability of components. Radiation-induced failure of satellite components may result in damage to or loss of a satellite before the end of its expected life. If one of its satellites fails prematurely or experiences operational problems, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Although Arqit is developing an annual recurring revenue model, several of its early contracts have been project-based with uneven milestone payment profiles, which extend for several years. As a result, Arqit expects its early results of operations to fluctuate on a quarterly and annual basis.
As its business matures, Arqit intends to develop an annual recurring revenue model. However, several of its early contracts have been projects based with uneven milestone payment profiles, which extend for several years, and as a result its quarterly results of operations have fluctuated and may vary significantly in the future. As such, historical comparisons of its operating results may not be relevant, meaningful or indicative of future results. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Its quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of its business. Factors that may cause these quarterly fluctuations include, without limitation:
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the timing and size of its customer contracts in any quarter;

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pricing changes that Arqit may adopt to drive market adoption or in response to competitive pressure;

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its ability to retain its existing customers and attract new customers;

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its ability to develop and bring to market in a timely manner products that meet customer requirements;

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fluctuations in demand pressures for its products;

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the timing and rate of broader market adoption of its products and technology;

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the ability of its customers to commercialize systems that incorporate its products;

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any change in the competitive dynamics of its markets, including regulatory developments and new market entrants;

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adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

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general economic, industry and market conditions, including trade disputes.

These fluctuations could adversely affect its ability to meet its expectations or those of securities analysts, ratings agencies or investors. If Arqit does not meet these expectations for any period, the value of its business could decline significantly.
The complexity of Arqit’s products could result in unforeseen delays or expenses from undetected defects, errors or reliability issues in software, which could reduce the market adoption of its new products, damage its reputation with current or prospective customers and expose it to product liability and other claims and adversely affect its operating costs.
Arqit’s products are highly technical and complex and require high standards to implement and may experience defects, errors or reliability issues at various stages of development and commercial implementation. Arqit may be unable to timely correct problems that have arisen or correct such problems to its customers’ satisfaction. Additionally, undetected errors, defects or security vulnerabilities could result in litigation against Arqit, negative publicity and other consequences. Some errors or defects in its products may only be discovered after they have been tested, commercialized and deployed by customers. If that is the case, Arqit may incur significant additional development costs with respect to its products. These problems may also result in claims, including class actions, against Arqit by its customers or others. Its reputation or brand may be damaged as a result of these problems, customers may be reluctant to buy its products, and Arqit’s business, financial condition and results of operations could be materially adversely affected.

Arqit may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Its efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.
The success of its products and business depend in part on its ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products. As of the date of this proxy statement/prospectus, Arqit has 1,435 claims on 21 pending or allowed patents in the UK. Arqit relies on a combination of patent, service mark, trademark and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect its proprietary rights, all of which provide only limited protection.
Arqit cannot assure you that any patents will be issued with respect to its currently pending patent applications or that any trademarks will be registered with respect to its currently pending applications in a manner that provides adequate defensive protection or competitive advantages, if at all, or that any patents issued to Arqit or any trademarks registered by it will not be challenged, invalidated or circumvented. Arqit may file for patents and trademarks in the U.S., U.K. and in certain international jurisdictions, but such protections may not be available in all countries in which it operates or in which Arqit seeks to enforce its intellectual property rights, or may be difficult to enforce in practice. For example, the legal environment relating to intellectual property protection in certain emerging market countries where Arqit may operate in the future is relatively weaker, often making it difficult to create and enforce such rights. Its currently-registered intellectual property and any intellectual property that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. Arqit cannot be certain that the steps Arqit has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to or infringe its intellectual property.
Protecting against the unauthorized use of its intellectual property, products and other proprietary rights is expensive and difficult, particularly internationally. Arqit believes that its intellectual property is foundational in the area of encryption technology and intends to enforce the intellectual property portfolio that Arqit has built. Unauthorized parties may attempt to copy or reverse engineer its technology or certain aspects of its products that it considers proprietary. Litigation may be necessary in the future to enforce or defend its intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its products or technology to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S., U.K. or other jurisdictions in which Arqit seeks to protect its intellectual property rights.
Any such litigation, whether initiated by Arqit or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect its business, operating results and financial condition. Even if Arqit obtains favorable outcomes in litigation, Arqit may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering its products or technology.
Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which its products are available and competitors based in other countries may sell infringing products in one or more markets. Failure to adequately protect its intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of its competitive advantage, and Arqit’s business, financial condition and results of operations could be materially adversely affected.
Third-party claims that Arqit is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.
Participants in Arqit’s industry typically protect their technology, especially embedded software, through copyrights and trade secrets in addition to patents. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. Arqit may in the future receive inquiries from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as Arqit expands its presence in the market, expands to new use cases and faces increasing competition. In addition, parties may claim that the names and branding of Arqit’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, Arqit may have to change the names and branding of its products in the affected territories and could incur other costs.
Arqit may in the future need to initiate infringement claims or litigation in order to try to protect its intellectual property rights. In addition to litigation where Arqit is a plaintiff, its defense of intellectual property rights claims brought against it or its customers or suppliers, with or without merit, could be time-consuming, expensive to litigate or settle, could divert management resources and attention and could force Arqit to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires Arqit to pay substantial damages or obtain an injunction and Arqit may also lose the opportunity to license its technology to others or to collect royalty payments. An adverse determination could also invalidate or narrow Arqit’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that Arqit procure or develop substitute products that do not infringe, which could require significant effort and expense. If any of these events were to materialize, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Certain of Arqit’s products contain third-party open source software components, and failure to comply with the terms of the underlying open source software licenses could restrict its ability to sell its products or expose Arqit to other risks.
Arqit’s products contain software modules licensed to it by third-party authors under “open source” licenses. From time to time, there have been claims against companies that distribute or use open source software in their products and services, asserting that open source software infringes the claimants’ IP rights. Arqit could be subject to suits by parties claiming infringement of IP rights in what Arqit believes to be licensed open source software. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as, for example, open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses contain requirements that Arqit makes available source code for modifications or derivative works Arqit creates based upon the type of open source software Arqit uses. If Arqit combines its proprietary software with open source software in a certain manner, Arqit could, under certain open source licenses, be required to release the source code of its proprietary software to the public. This would allow its competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for Arqit.
Although Arqit monitors its use of open source software to avoid subjecting its products to conditions Arqit does not intend, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in a way that, for example, could impose unanticipated conditions or restrictions on its ability to commercialize its products. In this event, Arqit could be required to seek licenses from third parties to continue offering its products, to make its proprietary code generally available in source code form, to re-engineer its products or to discontinue the sale of its products if re-engineering could not be accomplished on a timely basis, and Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit’s intellectual property applications, including patent applications, may not be approved or granted or may take longer than expected to be approved, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to its.
Arqit cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application or if it is the first party to file such a patent application. The process of securing definitive patent protection can take five or more years. If another party has filed a patent application to the same subject matter as Arqit has, Arqit may not be entitled to some or all of the protection sought by the patent application. Arqit also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent or the timing of any approval or grant of a patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, Arqit cannot be certain that the patent applications that Arqit files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, if its competitors may design around its registered or issued intellectual property, Arqit’s business, financial condition and results of operations could be materially adversely affected.
In addition to patented technology, Arqit relies on unpatented proprietary technology, trade secrets, designs, experiences, work flows, data, processes, software and know-how.
Arqit relies on proprietary information (such as trade secrets, designs, experiences, work flows, data, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that Arqit believes is best protected by means that do not require public disclosure. Arqit generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, customers, contractors and third parties. However, Arqit may fail to enter into the necessary agreements, and even if entered into, such agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide adequate remedies in the event of unauthorized disclosure or use of proprietary information. Arqit has limited control over the protection of trade secrets used by its current or future manufacturing counterparties and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, its proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that Arqit’s employees, consultants, customers, contractors, advisors and other third parties use intellectual property owned by others in their work for it, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of its proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where Arqit operate may afford little or no protection to its trade secrets.
Arqit also relies on physical and electronic security measures to protect its proprietary information, but cannot provide assurance that these security measures will not be breached or provide adequate protection for its property. There is a risk that third parties may obtain and improperly utilize its proprietary information to its competitive disadvantage. Arqit may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights, and Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit currently has and targets many customers that are large corporations with substantial negotiating power, exacting product and quality standards and potentially competitive internal solutions.
Many of Arqit’s existing and potential customers are large, multinational corporations with substantial negotiating power relative to it and, in some instances, may have internal solutions that may be competitive to its products. Many of these large, multinational corporations that are existing or potential customers also have significant development resources, which may allow them to acquire or develop independently, or in partnership with others, competitive technologies. Meeting the technical requirements of these companies will require a substantial investment of Arqit’s time and resources. If Arqit is unable to sell its products to these customers or is unable to enter into agreements with these customers on satisfactory terms, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit currently has a small number of customers, and its business could be materially and adversely affected if Arqit loses and is unable to replace any of those customers or if they are unable to pay their invoices.
Arqit is in the early stages of commercializing its business, and has a small number of customers. The loss of business from any of Arqit’s major customers (whether by lower overall demand for its products, cancellation of existing contracts or the failure to adopt its products or to award it new business) could have a material adverse effect on its business.
There is also a risk that one or more of Arqit’s major customers could be unable to pay its invoices as they become due or that a customer will simply refuse to make such payments if it experiences financial difficulties. If a major customer were to enter into bankruptcy proceedings or similar proceedings whereby contractual commitments are subject to stay of execution and the possibility of legal or other modification, Arqit could be forced to record a substantial loss.
The markets in which Arqit competes are characterized by rapid technological change, and competing product innovations could adversely affect market adoption of its products.
While Arqit has invested substantial resources in technological development, and believes that its product is a unique innovation, continuing technological changes in quantum technology and changes in the markets for its products could adversely affect adoption of its products, either generally or for particular applications. Arqit’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its product offerings, as well as to introduce a variety of new product offerings, to address the changing needs of the markets in which Arqit offers its products. Delays in delivering new products that meet customer requirements could damage its relationships with customers and lead them to seek alternative sources of supply. Delays in introducing products and innovations, the failure to choose correctly among technical alternatives or the failure to offer innovative products or configurations at competitive prices may cause existing and potential customers to purchase its competitors’ products or turn to alternative technology.
If Arqit is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or system configurations that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products could lose market share, its revenue could decline, and Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit’s business depends substantially on the efforts of its executive officers and highly skilled personnel. Arqit needs to attract and retain a large number of skilled, specialized and dedicated employees in different jurisdictions in order to grow and manage its business, and if Arqit loses the services of existing key employees or fail to achieve its recruitment goals, its operations may be disrupted.
Competition for highly-skilled personnel is often intense and Arqit may incur significant costs to attract and retain highly-skilled personnel. Arqit may not be successful in attracting, integrating, or retaining qualified personnel to fulfill its current or future needs. As its business grows, Arqit will need to recruit a large number of skilled employees in different jurisdictions in which it operates and expects to expand into in the future. Experienced and highly skilled employees are in high demand, competition for these employees can be intense and Arqit’s ability to hire, attract and retain them depends on its ability to provide competitive compensation. Arqit will also need to expend significant time and expense to train the employees that it hires and it may struggle to retain employees, and its competitors may actively seek to hire skilled personnel away from it. If Arqit fails to attract new personnel or to retain and motivate its current personnel, its business and future growth prospects could be adversely affected.
Failure to comply with governmental trade controls, including export and import control laws and regulations, sanctions, and related regimes could subject Arqit to liability or loss of contracting privileges, limit its ability to compete in certain markets or harm its reputation with the governments.
Arqit’s products are subject to export controls in the U.S., U.K. and other jurisdictions, and Arqit incorporates encryption technology into its product offerings. Some of the underlying technology in Arqit’s products may be exported outside of these countries only with the required export authorizations, which may require a license, a license exception, or other appropriate government authorizations, including the filing of an encryption classification request or self-classification report.
Furthermore, its activities are subject to the economic sanctions, laws and regulations of the U.S. and other jurisdictions. Such controls prohibit the shipment or transfer of certain products and services without the required export authorizations or export to countries, governments, and persons targeted by applicable sanctions. Arqit takes precautions to prevent its offerings from being exported in violation of these laws, including: (i) seeking to proactively classify its platforms and obtain authorizations for the export and/or import of its platforms where appropriate, (ii) implementing certain technical controls and screening practices to reduce the risk of violations, and (iii) requiring compliance with U.S. export control and sanctions obligations in customer and vendor contracts. However, Arqit cannot guarantee the precautions it takes will prevent violations of export control and sanctions laws.

As discussed above, if Arqit misclassifies a product or service, export or provides access to a product or service in violation of applicable restrictions, or otherwise fails to comply with export regulations, Arqit may be denied export privileges or subjected to significant per violation fines or other penalties, and its platforms may be denied entry into other countries. Any decreased use of its platforms or limitation on its ability to export or sell its platforms would likely adversely affect its business, results of operations and financial condition. Violations of sanctions or export control laws can result in fines or penalties, including both civil and criminal penalties.
Arqit also notes that if it or its business partners or counterparties, including licensors and licensees, prime contractors, subcontractors, sublicensors, vendors, customers, or contractors, fail to obtain appropriate import, export, or re-export licenses or permits, notwithstanding regulatory requirements or contractual commitments to do so, or if Arqit fails to secure such contractual commitments where necessary, Arqit may also face reputational harm as well as other negative consequences, including government investigations and penalties.
Negative consequences for violations or apparent violations of trade control requirements may include the absolute loss of the right to sell Arqit’s platforms or services to the government of the U.S., or to other public bodies, or a reduction in its ability to compete for such sales opportunities. Further, complying with export control and sanctions regulations for a particular sale may be time-consuming and may result in the delay or loss of sales opportunities.
Other countries in addition to the U.S. and U.K. also regulate the import and export of certain encryption and other technology, including import and export licensing requirements, and have enacted laws that could limit Arqit’s ability to distribute its products or could limit its end-customers’ ability to implement its products in those countries. Changes in Arqit’s products or future changes in export and import regulations may create delays in the introduction of its platform in international markets, prevent its end-customers with international operations from deploying its platform globally or, in some cases, prevent the export or import of its products to certain countries, governments, or persons altogether. From time to time, various governmental agencies have proposed additional regulation of encryption technology. Any change in export or import regulations, economic sanctions or related legislation, increased export and import controls, or change in the countries, governments, persons, or technologies targeted by such regulations, could result in decreased use of Arqit’s platform by, or in its decreased ability to export or sell its products to, existing or potential end-customers with international operations. If there is any limitation on its ability to export or sell its products, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Arqit’s business is subject to government regulation, which mandates how Arqit may operate its business and may increase the cost of providing services and expanding into new markets.
Arqit’s ownership and operation of satellites (including the procurement of space licenses in respect of the launch of the satellites and obtaining and maintaining spectrum and orbital resources) and the sale of services from such system are subject to significant regulation in the U.S., U.K. and other jurisdictions. These rules and regulations may change, and such authorities may adopt regulations that limit or restrict its operations as presently conducted or currently contemplated. Such authorities may also make changes in the licenses of Arqit’s partners or competitors that affect their spectrum, and may significantly affect its business. Further, because regulations in each country are different, Arqit may not be aware if some of its partners or persons with whom Arqit does business do not hold the requisite licenses and approvals. Failure to provide services in accordance with the terms of its licenses or to operate its satellites or ground stations as required by its licenses and applicable laws and government regulations could result in the imposition of government sanctions and/or monetary fines, including the suspension or cancellation of its licenses, and Arqit’s business, financial condition and results of operations could be materially adversely affected.
Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the jurisdictions in which Arqit operates may adversely impact its business, and such legal requirements are evolving and may require improvements in, or changes to, its policies and operations.
Arqit’s current and potential future operations and sales are subject to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data. The primary data privacy laws applicable to Arqit include U.K. General Data Protection Regulation (“GDPR”)

and the U.K. Data Protection Act of 2018. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact its operations and the development of its business. Arqit’s products collect, store and process certain information and its products may evolve to collect additional information. Therefore, the full impact of these privacy regimes on its business is rapidly evolving across jurisdictions and remains uncertain at this time.
Arqit may also be affected by cyber-attacks and other means of gaining unauthorized access to its products, systems, and data. For instance, cyber criminals or insiders may target it or third parties with which Arqit has business relationships to obtain data, or in a manner that disrupts its operations or compromises its products or the systems into which its products are integrated.
Arqit continually assesses the evolving privacy and data security regimes and implements measures that Arqit believes are appropriate in response. Since these data security regimes are evolving, uncertain and complex, especially for a global business like Arqit’s, it may need to update or enhance its compliance measures as its products, markets and customer demands further develop, and these updates or enhancements may require implementation costs. In addition, Arqit may not be able to monitor and react to all developments in a timely manner and the compliance measures that Arqit adopts may prove ineffective. Any failure, or perceived failure, to comply with current and future regulatory or customer-driven privacy, data protection, and information security requirements, or to prevent or mitigate security breaches, cyber-attacks, or improper access to, use of, or disclosure of data, or any security issues or cyber-attacks affecting Arqit, could result in significant liability, costs (including the costs of mitigation and recovery), and a material loss of revenue resulting from the adverse impact on Arqit’s reputation and brand, loss of proprietary information and data, disruption to its business and relationships, and diminished ability to retain or attract customers and business partners. Such events may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity, and could cause customers and business partners to lose trust in Arqit, and its business, financial condition and results of operations could be materially adversely affected.
It may be difficult to enforce judgments obtained against Arqit or its directors and officers in U.S. courts, to effect service of process on it or its directors or officers, and to recover in civil proceedings in the U.K. or elsewhere for U.S. securities law violations.
The majority of Arqit’s directors and executive officers reside outside of the U.S., and most of its assets and most of the assets of these persons are located outside of the U.S.. Therefore, a judgment obtained against Arqit, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the U.S. and may not be enforced by courts in other jurisdictions. It may also be difficult for its shareholders to effect service of process on these persons in the U.S. or to assert U.S. securities law claims in original actions instituted in the U.K. or elsewhere. U.K. courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that U.K. is not the most appropriate forum in which to bring such a claim. In addition, even if a U.K. court agrees to hear a claim, it may determine that U.K. law, instead of U.S. law, is applicable to the claim. As a result of potential difficulties associated with enforcing a judgment against Arqit, its shareholders may not be able to collect any damages awarded by either a U.S. or foreign court.
Fluctuations in currency exchange rates may adversely affect Arqit’s business and result of operations.
Arqit’s functional currency is GBP and its reporting currency is U.S. dollars. Accordingly, fluctuations in the value of GBP relative to the U.S. dollar could affect its results of operations due to translational remeasurements. As its international operations expand, an increasing portion of its revenue and operating expenses will be denominated in non-GBP currencies. Accordingly, Arqit’s revenue and operating expenses will become increasingly subject to fluctuations due to changes in foreign currency exchange rates. If Arqit is not able to successfully hedge against the risks associated with currency fluctuations, Arqit’s business, financial condition and results of operations could be materially adversely affected.
Interruption or failure of Arqit’s information technology and communications systems could impact its ability to effectively provide its products and services.
The availability and effectiveness of Arqit’s services depend on the continued operation of information technology and communications systems. Its systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm its systems. Arqit utilizes reputable third-party service providers or vendors for all of its IT and communications sytems, and these providers could also be vulnerable to harms similar to those that could damage its systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of its systems will not be fully redundant, and its disaster recovery planning cannot account for all eventualities. Any problems with its third-party cloud hosting providers could result in lengthy interruptions in its business. In addition, Arqit’s services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in its business or the failure of its systems.
Arqit’s management team has limited experience managing and operating a U.S. public company.
Most of the members of Arqit’s management team have limited experience managing and operating a U.S. publicly traded company, interacting with U.S. public company investors, and complying with the increasingly complex laws pertaining to U.S. public companies. Its transition to being a U.S. public company subjects Arqit to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from its senior management and could divert their attention away from the day-to-day management of its business. Arqit may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S. public companies. The development and implementation of the standards and controls necessary for Pubco to achieve the level of accounting standards required of a public company may require costs greater than expected. To support its operations as a U.S. public company, Arqit plans to hire additional employees, which will increase its operating costs in future periods. Should any of these factors materialize, Arqit’s business, financial condition and results of operations could be adversely affected.
If any of Arqit’s third parties’ systems, its customers’ cloud or on-premises environments, or its internal systems are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of its business may be harmed, and Arqit may lose business and incur losses or liabilities.
Arqit’s success depends in part on its ability to provide effective data security protection in connection with its platforms and services, and Arqit relies on information technology networks and systems to securely store, transmit, index, and otherwise process electronic information. Because its platforms and services are used by its customers to encrypt large data sets that often contain proprietary, confidential, and/or sensitive information (including in some instances personal or identifying information and personal health information), its software is perceived as an attractive target for attacks by computer hackers or others seeking unauthorized access, and its software faces threats of unintended exposure, exfiltration, alteration, deletion, or loss of data. Additionally, because many of Arqit’s customers use its platforms to store, transmit, and otherwise process proprietary, confidential, or sensitive information, and complete mission critical tasks, they have a lower risk tolerance for security vulnerabilities in its platforms and services than for vulnerabilities in other, less critical, software products and services.
Arqit, and the third-party vendors upon which Arqit relies, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt its information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Its and its third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks, and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, Arqit and its third-party vendors may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at Arqit have not had a material impact on its financial results, and Arqit is continuing to bolster its threat detection and mitigation processes and procedures, Arqit cannot guarantee that future cyberattacks, if successful, will not have a material impact on its business or financial results. While Arqit has security measures in place to protect its information and its customers’ information and to prevent data loss and other security breaches, there can be no assurance that Arqit will be able to anticipate or prevent security breaches or unauthorized access of its information technology systems or the information technology systems of the third-party vendors upon which Arqit relies. Despite its implementation of network security measures and internal information security policies, data stored on personnel computer systems is also vulnerable to similar security breaches, unauthorized tampering or human error.
Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. In addition, most of Arqit’s customers contractually require Arqit to notify them of data security breaches. If an actual or perceived breach of security measures, unauthorized access to its system or the systems of the third-party vendors that Arqit rely upon, or any other cybersecurity threat occurs, Arqit may face direct or indirect liability, costs, or damages, contract termination, its reputation in the industry and with current and potential customers may be compromised, its ability to attract new customers could be negatively affected, and its business, financial condition, and results of operations could be materially and adversely affected.
Further, unauthorized access to Arqit’s or its third-party vendors’ information technology systems or data or other security breaches could result in the loss of information; significant remediation costs; litigation, disputes, regulatory action, or investigations that could result in damages, material fines, and penalties; indemnity obligations; interruptions in the operation of its business, including its ability to provide new product features, new platforms, or services to its customers; damage to its operation technology networks and information technology systems; and other liabilities. Moreover, its remediation efforts may not be successful. Any or all of these issues, or the perception that any of them have occurred, could negatively affect Arqit’s ability to attract new customers, cause existing customers to terminate or not renew their agreements, hinder Arqit’s ability to obtain and maintain required or desirable cybersecurity certifications, and result in reputational damage, any of which could materially adversely affect its results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in Arqit’s license arrangements with customers or in its agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect it from any such liabilities or damages with respect to any particular claim.
Arqit maintains cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but its insurance may not be sufficient to cover all costs associated with a potential data security incident. Arqit also cannot be sure that its existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against Arqit that exceed available insurance coverage, or the occurrence of changes in its insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could result in its business, financial condition and results of operations being materially adversely affected.
If Arqit’s network and products do not interoperate with its customers’ internal networks and infrastructure or with third-party products, websites, or services, its network may become less competitive and its results of operations may be harmed.
Arqit’s network and products must interoperate with its customers’ existing internal networks and infrastructure. These complex internal systems are developed, delivered, and maintained by the customer and a myriad of vendors and service providers. As a result, the components of its customers’ infrastructure have different specifications, rapidly evolve, utilize multiple protocol standards, include multiple versions and generations of products, and may be highly customized. Arqit must be able to interoperate and provide products to customers with highly complex and customized internal networks, which requires careful planning and execution between its customers, its customer support teams and, in some cases, its channel partners.

Further, when new or updated elements of its customers’ infrastructure or new industry standards or protocols are introduced, Arqit may have to update or enhance its network to allow it to continue to provide its products to customers.
Arqit may not deliver or maintain interoperability quickly or cost-effectively, or at all. These efforts require capital investment and engineering resources. If Arqit fails to maintain compatibility of its network and products with its customers’ internal networks and infrastructures, its customers may not be able to fully utilize its network and products, and Arqit may, among other consequences, lose or fail to increase its market share and number of customers and experience reduced demand for its products, and its business, financial condition and results of operations could be materially adversely affected.
Risks Related to Centricus and the Proposed Transactions
Unless the context otherwise requires, all references in this subsection to “Centricus,” “we,” “us,” or “our” refer to Centricus.
We may not be able to complete the Proposed Transactions or any other business combination within the prescribed time frame, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and thereafter commence a voluntary liquidation, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our warrants will expire worthless.
We must complete a business combination by February 8, 2023 or amend our amended and restated memorandum and articles of association to extend the date by which Centricus must consummate an initial business combination. We may not be able to consummate the Proposed Transactions or any other business combination by that date. If we have not completed a business combination by that date, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem our public shares, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of our then outstanding public shares, which redemption will completely extinguish our public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate or dissolve, subject in clauses (ii) and (iii) to our obligations under the laws of the Cayman Islands to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our warrants will expire worthless. In certain circumstances, our public shareholders may receive less than $10.00 per share on the redemption of their shares. See “— If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.
The Sponsor, directors, executive officers, advisors or any of their affiliates may elect to purchase shares from our public shareholders, which may influence a vote on the Proposed Transactions and reduce the public “float” of our ordinary shares.
The Sponsor, directors, executive officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. Please see “Information Related to Centricus — Permitted Purchases of our Securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, executive officers, advisors or any of their affiliates purchase our public shares in privately negotiated transactions from our public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of our initial business combination and thereby increase the likelihood of obtaining shareholder approval of the Proposed Transactions, or to satisfy the closing condition in the Business Combination Agreement requiring us to have a minimum net worth or a certain amount of cash at the closing of the Proposed Transactions, where it appears that such requirement would otherwise not be met. This may result in the completion of the Proposed Transactions that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of our ordinary shares and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
We will incur significant transaction and transition costs in connection with the Proposed Transactions.
We have incurred and expect to incur significant, non-recurring costs in connection with consummating the Proposed Transactions. All expenses incurred in connection with the Business Combination Agreement and the transactions contemplated thereby (including the Proposed Transactions), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.
Our transaction expenses as a result of the Proposed Transactions are currently estimated at approximately $40 million, including deferred underwriting commissions to the underwriter in our IPO.
If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.
Our placing of funds in the Trust Account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business, except our independent registered public accounting firm, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by our public shareholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. In order to protect the amounts held in the Trust Account, the Sponsor has agreed it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under our indemnity of the underwriters of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. We have not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we have not asked the Sponsor to reserve for such indemnification obligations. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the Trust Account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your Centricus public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Centricus public shareholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share or (ii) other than due to the failure to obtain such waiver, such lesser amount per share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Centricus public shareholders may be reduced below $10.00 per share.
If we liquidate, distributions, or part of them, may be delayed while the liquidator determines the extent of potential creditor claims.
If we do not complete our initial business combination by February 8, 2023, or during an Extension Period, we will be required to redeem our public shares using the available funds in the Trust Account pursuant to our amended and restated memorandum and articles of association, resulting in our repayment of available funds in the Trust Account. Following this redemption, we will proceed to commence a voluntary liquidation and thereby a formal dissolution of the company. In connection with such a voluntary liquidation, the liquidator would give notice to our creditors inviting them to submit their claims for payment, by notifying known creditors (if any) who have not submitted claims and by placing a public advertisement in the Cayman Islands Official Gazette in at least one newspaper circulating in the location where the company has its principal place of business, and taking any other steps he considers appropriate, after which our remaining assets would be distributed.
As soon as our affairs are fully wound-up, if we were to liquidate, the liquidator must complete his statement of account and will then notify the Registrar of Companies of the Cayman Islands that the liquidation has been completed. However, the liquidator may determine that he requires additional time to evaluate creditors’ claims (particularly if there is uncertainty over the validity or extent of the claims of any creditors). Also, a creditor or shareholder may file a petition with the Cayman Islands court which, if successful, may result in our liquidation being subject to the supervision of that court. Such events might delay distribution of some or all of our remaining assets.
To the extent that any liquidation proceedings of the company were to be commenced prior to the redemption of our public shares (and the distribution of available funds in the Trust Account) referred to above under Cayman Islands law, the funds held in our Trust Account may be included in our estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any such claims deplete the Trust Account we may not be able to return to our public shareholders the full redemption amounts which would be otherwise payable to them.
If we are unable to consummate our initial business combination by February 8, 2023, or during an Extension Period, our public shareholders may be forced to wait beyond the ten business day period thereafter before redemption from our Trust Account.
If we are unable to consummate our initial business combination by February 8, 2023, or during an Extension Period, we will, as promptly as reasonably possible but not more than ten business days thereafter, redeem all our public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account not previously released to us to pay our taxes, if any, less up to $100,000 of interest for our dissolution expenses, divided by the number of our then outstanding public shares and cease all operations except for the purposes of winding up of our affairs by way of a voluntary liquidation, as further described herein. Any redemption of our public shareholders from the Trust Account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to our commencing any voluntary liquidation. If we are required to liquidate prior to distributing the aggregate amount then on deposit in the Trust Account, then such winding up, liquidation and distribution must comply with the applicable provisions of the Cayman Companies Act. In that case, investors may be forced to wait beyond the ten business days following February 8, 2023, or the expiry of an Extension Period, before the redemption proceeds of our Trust Account become available to them, and they receive the return of their portion of the proceeds from our Trust Account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have sought to redeem their Centricus ordinary shares. Only upon our redemption or any liquidation will our public shareholders be entitled to distributions if we are unable to complete our initial business combination.
If deemed to be insolvent, distributions made to our public shareholders, or part of them, from our Trust Account may be subject to claw back in certain circumstances.
If we do not complete our initial business combination by February 8, 2023, or during an Extension Period, and instead distribute the aggregate amount then on deposit in the Trust Account (less interest previously released to us to pay taxes, if any, and less up to $100,000 in interest reserved for expenses in connection with our dissolution) to our public shareholders by way of redemption, it will be necessary for our directors to pass a board resolution approving the redemption of those Centricus ordinary shares and the payment of the proceeds to our public shareholders. Such board resolutions are required to confirm that we satisfy the solvency test prescribed by the Cayman Companies Act, (namely that our assets exceed our liabilities; and that we are able to pay our debts as they fall due). If, after the redemption proceeds are paid to our public shareholders, it transpires that our financial position at the time was such that it did not satisfy the solvency test, the Cayman Companies Act provides a mechanism by which those proceeds could be recovered from our public shareholders. However, the Cayman Companies Act also provides for circumstances where such proceeds could not be subject to claw back, namely where (a) our public shareholders received the proceeds in good faith and without knowledge of our failure to satisfy the solvency test; (b) a Centricus public shareholder altered its position in reliance of the validity of the payment of the proceeds; or (c) it would be unfair to require repayment of the proceeds in full or at all.
If, before distributing the proceeds in the Trust Account to our Centricus public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by our shareholders in connection with its liquidation may be reduced.
Our Centricus public shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their public shares.
If we are forced to enter into an insolvent liquidation, any distributions received by our Centricus public shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, and thereby exposing themselves and us to claims, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while it was unable to pay its debts as they fall due in the ordinary course of business would be guilty of an offense and may be liable to a fine of $18,292.68 and to imprisonment for five years in the Cayman Islands.
If, after we distribute the proceeds in the Trust Account to our public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of the our board and us to claims of punitive damages.
If, after we distribute the proceeds in the Trust Account to our Centricus public shareholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our shareholders. In addition, our board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors.
Because each of Centricus and Pubco are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. federal courts may be limited.
Centricus and Pubco are exempted companies incorporated under the laws of the Cayman Islands. As a result, it may be difficult for Centricus public shareholders, or shareholders of Pubco following the Proposed Transactions, to effect service of process within the United States upon the directors or executive officers of Centricus or Pubco, or enforce judgments obtained in the United States courts against the directors or officers of Centricus or Pubco.
The corporate affairs of Centricus and Pubco are governed by their respective amended and restated memorandum and articles of association, the Cayman Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of the directors of Centricus and Pubco under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Centricus and Pubco shareholders and the fiduciary responsibilities of Centricus and Pubco directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less prescriptive body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholders’ derivative action in a federal court of the United States.
Shareholders of Cayman Islands exempted companies like Centricus and Pubco have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Centricus and Pubco directors have discretion under our articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.
The courts of the Cayman Islands are unlikely (i) to recognize or enforce against Centricus or Pubco judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state, and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Centricus or Pubco predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, Centricus public shareholders, or shareholders of Pubco following the Proposed Transactions, may have more difficulty in protecting their interests in the face of actions taken by our management, members of our board or our controlling shareholders than they would as public shareholders of a United States company.
The Sponsor, officers and directors have agreed to vote in favor of the Proposed Transactions, regardless of how our public shareholders vote.
Unlike many other blank check companies in which the initial shareholders agree to vote their Centricus founder shares in accordance with the majority of the votes cast by our public shareholders in connection with an initial business combination, the Sponsor, officers and directors have agreed to vote their Centricus ordinary shares, as well as any Centricus ordinary shares purchased after the IPO, in favor of the Proposed Transactions, and own 20% of the outstanding Centricus ordinary shares. Accordingly, it is more likely that the necessary shareholder approval to complete the Proposed Transactions will be received than would be the case if the Sponsor, officers and directors agreed to vote their Centricus ordinary shares in accordance with the majority of the votes cast by our public shareholders.
The Sponsor and our executive officers and directors have potential conflicts of interest in recommending that shareholders vote in favor of approval of the Business Combination Proposal and approval of the other proposals described in this registration statement on Form F-4 and the proxy statement/prospectus included herein.
When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, the Merger Proposal, the Pubco Incentive Plan Proposal and the Adjournment Proposal, you should keep in mind that the Sponsor and certain of our directors and officers have interests in the Proposed Transactions that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
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the beneficial ownership of the Centricus Initial Shareholders of 8,625,000 Centricus founder shares, which shares would become worthless if Centricus does not complete a business combination within the applicable time period, as the Centricus Initial Shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $      based on the closing price of the Centricus ordinary shares of $      on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders;

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the fact that the Sponsor paid an aggregate of $25,000 for the 8,625,000 Centricus founder shares and such securities will have a significant higher value at the time of the Proposed Transactions, estimated at approximately $                  based on the closing price of the Centricus ordinary shares of $                  on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders; as such, the Sponsor and its affiliates can earn a positive rate of return on their investment, even if Centricus public shareholders experience a negative rate of return following consummation of the Proposed Transactions;

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the Centricus Initial Shareholders are expected to hold an aggregate of approximately 5% of the outstanding Pubco ordinary shares upon the consummation of the Proposed Transactions after giving effect to the PIPE Financing, assuming (i) none of the options under Company option plan are exercised and (ii) none of Centricus’ existing public shareholders exercise their redemption rights;
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the fact that, in connection with the PIPE Financing, the Centricus PIPE Investors will receive 5,100,000 Pubco ordinary shares;

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our directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them on our behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated;

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the potential continuation of Manfredi Lefebvre d’Ovidio and Garth Ritchie as directors of Pubco, and the potential appointment of Carlo Calabria, an affiliate of the Sponsor, as a director of Pubco; and

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the continued indemnification of our current directors and officers and the continuation of directors’ and officers’ liability insurance after the consummation of the Proposed Transactions.

These interests may influence our directors in making their recommendation to vote in favor of the Business Combination Proposal and the other proposals described in this registration statement on Form F-4 and the proxy statement/prospectus included herein. You should also read the section entitled “Summary of the Proxy Statement/Prospectus — The Proposed Transactions.”
The shares beneficially owned by the Sponsor, our officers and directors will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for our initial business combination.
The Sponsor, officers, directors and director nominees have entered into a letter agreement with us, pursuant to which the Centricus Initial Shareholders have agreed to waive its redemption rights with respect to its Centricus founder shares, and the Sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any of our public shares they may acquire in connection with the completion of the Proposed Transactions or any other initial business combination. The Centricus Initial Shareholders have also waived its right to receive distributions with respect to its Centricus founder shares upon our liquidation if we are unable to consummate an initial business combination. Accordingly, the Centricus founder shares will be worthless if we do not consummate an initial business combination. The Centricus private placement warrants and any other Centricus warrants they acquire will also be worthless if we do not consummate an initial business combination. The personal and financial interests of the Sponsor, officers and directors may influence their motivation in timely identifying and selecting a target business and completing a business combination, especially if the Proposed Transactions are not approved. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest.
Activities taken by our shareholders to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on our ordinary shares.
At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding Centricus or its securities, the Centricus Initial Shareholders, the Company or the Company’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of our ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to complete the Proposed Transactions where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on our ordinary shares.
In addition, pursuant to the Subscription Agreements, the PIPE Investors have agreed to purchase an aggregate of 7,100,000 Pubco ordinary shares at $10.00 per share for gross proceeds of $71,000,000 immediately following the Merger Effective Time. Such purchase may, therefore, be at a price per share that is less than the then-current market price of our ordinary shares and could have a depressive effect on the market price of our ordinary shares.
The exercise of discretion by Centricus’ directors and officers in agreeing to changes to the terms of or waivers of closing conditions in the Business Combination Agreement may result in a conflict of interest when determining whether such changes to the terms of the Business Combination Agreement or waivers of conditions are appropriate and in the best interests of Centricus securityholders.
In the period leading up to the Share Acquisition Closing, other events may occur that, pursuant to the Business Combination Agreement, would require Centricus to agree to amend the Business Combination Agreement, to consent to certain actions or to waive rights that Centricus is entitled to under the Business Combination Agreements. Such events could arise because of changes in the course of the Company’s business, a request by the Company to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement, the occurrence of events that would have a material adverse effect on the Company’s business and would entitle us to terminate the Business Combination Agreement, or other reasons. In any of such circumstances, it would be in Centricus’ discretion, acting through its board of directors, to grant Centricus’ consent or waive its rights.
The existence of the financial and personal interests of the directors described elsewhere in this proxy statement/prospectus may result in a conflict of interest on the part of one or more of the directors between what he may believe is best for Centricus and its securityholders and what he may believe is best for himself or his affiliates in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Centricus does not believe there will be any changes or waivers that its directors and officers would be likely to make after shareholder approval of the Proposed Transactions has been obtained. While certain changes could be made without further shareholder approval, if there is a change to the terms of the transaction that would have a material impact on the shareholders, Centricus will be required to circulate a new or amended proxy statement/prospectus or supplement thereto and resolicit the vote of its shareholders with respect to the Business Combination Proposal.
Centricus’ board of directors did not obtain a fairness opinion in determining whether or not to proceed with the Proposed Transactions and, as a result, the terms may not be fair from a financial point of view to the Centricus public shareholders.
In analyzing the Proposed Transactions, Centricus’ board of directors conducted significant due diligence on the Company. For a complete discussion of the factors utilized by Centricus’ board of directors in approving the Proposed Transactions, see the section entitled, “Proposal No. 1 — The Business Combination Proposal — Centricus’ Board of Directors’ Reasons for Approval of the Proposed Transactions.” Centricus’ board of directors believes, because of the financial skills and background of its directors, it was qualified to conclude that the Proposed Transactions were fair from a financial perspective to its shareholders and that the Company’s fair market value was at least 80% of Centricus’ net assets (excluding deferred underwriting discounts and commissions). Notwithstanding the foregoing, Centricus’ board of directors did not obtain a fairness opinion to assist it in its determination. Accordingly, investors will be relying solely on the judgment of Centricus’ board of directors in valuing the Company’s business, and Centricus’ board of directors may be incorrect in its assessment of the Proposed Transactions. The lack of a fairness opinion may also lead an increased number of Centricus public shareholders to vote against the Business Combination Proposal or demand redemption of their shares for cash, which could potentially impact Centricus’ ability to consummate the Proposed Transactions or materially and adversely affect Arqit’s liquidity following the consummation of the Proposed Transactions.
Since the Sponsor and our executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if a business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for a business combination.
At the closing of our initial business combination, the Sponsor and our executive officers and directors, and any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of the Sponsor and our executive officers and directors may influence their motivation in identifying and selecting a target business combination and completing the Proposed Transactions.
Centricus’ and the Company’s ability to consummate the Proposed Transactions, and the operations of Pubco following the Proposed Transactions, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.
In December 2019, a novel strain of coronavirus was reported to have surfaced in Wuhan, China, which has and is continuing to spread throughout the world, including the United States. On January 30, 2020, the World Health Organization declared the outbreak of the coronavirus disease (COVID-19) a “Public Health Emergency of International Concern.” On January 31, 2020, the U.S. Department of Health and Human Services declared a public health emergency for the United States to aid the U.S., and on March 11, 2020, the World Health Organization characterized the COVID-19 outbreak as a “pandemic.”
The COVID-19 pandemic has resulted, and other infectious diseases could result, in a widespread health crisis that has and could continue to adversely affect the economies and financial markets worldwide, which may delay or prevent the consummation of the Proposed Transactions, and the business of the Company or Pubco following the Proposed Transactions could be materially and adversely affected. The extent of such impact will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.
The disruptions posed by COVID-19 have continued, and other matters of global concern may continue, for an extensive period of time, and Centricus’ and the Company’s ability to consummate the Proposed Transactions and Pubco’s financial condition and results of operations following the Proposed Transactions may be materially adversely affected. Each of Centricus, the Company and Pubco may also incur additional costs due to delays caused by COVID-19, which could adversely affect Pubco’s financial condition and results of operations.
Centricus’ warrants are accounted for as liabilities and the changes in value of our warrants could have a material effect on our financial results.
On April 12, 2021, the staff of the SEC (the “SEC Staff”) issued a statement (the “SEC Statement”) regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”), wherein the SEC Staff expressed its view that certain terms and conditions common to SPAC warrants may require the warrants to be classified as liabilities on the SPAC’s balance sheet as opposed to being treated as equity. Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement governing Centricus’ warrants. As a result of the SEC Statement, we reevaluated the accounting treatment of our warrants, and pursuant to the guidance in ASC 815, Derivatives and Hedging (“ASC 815”), determined the warrants should be classified as derivative liabilities measured at fair value on our balance sheet, with any changes in fair value to be reported each period in earnings on our statement of operations.
As a result of the recurring fair value measurement, our financial statements may fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.
We have identified a material weakness in our internal control over financial reporting as of March 31, 2021. If we are unable to develop and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in us and materially and adversely affect our business and operating results.
Following this issuance of the SEC Statement, our management and our audit committee concluded that, in light of the SEC Statement, we identified a material weakness in our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented, or detected and corrected on a timely basis.
Effective internal controls are necessary for us to provide reliable financial reports and prevent fraud. We continue to evaluate steps to remediate the material weakness. These remediation measures may be time consuming and costly and there is no assurance that these initiatives will ultimately have the intended effects.
If we identify any new material weaknesses in the future, any such newly identified material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.
We, and following the Proposed Transactions, the Pubco, may face litigation and other risks as a result of the material weakness in our internal control over financial reporting.
As a result of the material weakness in our internal control over financial reporting described above, the change in accounting for the warrants, and other matters raised or that may in the future be raised by the SEC, we face potential for litigation or other disputes which may include, among others, claims invoking the federal and state securities laws, contractual claims or other claims arising from the material weakness in our internal control over financial reporting and the preparation of our financial statements. As of the date of this proxy statement/prospectus, we have no knowledge of any such litigation or dispute. However, we can provide no assurance that such litigation or dispute will not arise in the future. Any such litigation or dispute, whether successful or not, could have a material adverse effect on our business, results of operations and financial condition or our ability to complete the Proposed Transactions.
Risks Related to Pubco Following the Consummation of the Proposed Transactions
Unless the context otherwise requires, all references in this subsection to “we,” “us,” or “our” refer to Centricus.
If we do not maintain a current and effective prospectus relating to the Pubco ordinary shares issuable upon exercise of the Pubco warrants issued in exchange for your Centricus warrants, you will only be able to exercise such Pubco warrants on a “cashless basis.”
If we do not maintain a current and effective prospectus relating to the Pubco ordinary shares issuable upon exercise of the Pubco public warrants issued in exchange for Centricus warrants as part of the Proposed Transactions, at the time that holders wish to exercise such Pubco warrants, they will only be able to exercise them on a “cashless basis.” As a result, the number of Pubco ordinary shares that holders will receive upon exercise of the Pubco public warrants will be fewer than it would have been had such holders exercised their Pubco warrants for cash. Under the terms of the Pubco Warrant Agreement, we have agreed to use our commercially reasonable efforts to maintain a current and effective prospectus relating to the Pubco ordinary shares issuable upon exercise of the Pubco warrants until the expiration of the Pubco warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced. Notwithstanding the foregoing, the Pubco private placement warrants issued in exchange for Centricus warrants held by our officers, directors, the Sponsor or their affiliates as described elsewhere in this prospectus, as well as any other Pubco warrants that may be issued to them, may be exercisable for unregistered Pubco ordinary shares for cash even if the prospectus relating to the Pubco ordinary shares issuable upon exercise of the Pubco warrants is not current and effective.
An investor will be able to exercise a Pubco warrant only if the issuance of Pubco ordinary shares upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the Pubco warrants.
No Pubco public warrants will be exercisable for cash and we will not be obligated to issue Pubco ordinary shares unless the shares issuable upon such exercise have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Pubco warrants. At the time that the Pubco warrants become exercisable, we expect to that Pubco’s securities will be listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their Pubco warrants as long as our prospectus relating to the Pubco ordinary shares issuable upon exercise of the Pubco warrants is current. However, we cannot assure you of this fact. If the Pubco ordinary shares issuable upon exercise of the Pubco warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the Pubco warrants reside, the Pubco warrants may be deprived of any value, the market for the Pubco warrants may be limited and they may expire worthless if they cannot be sold.
The grant and future exercise of registration rights may adversely affect the market price of Pubco ordinary shares upon consummation of the Proposed Transactions.
Pursuant to the New Registration Rights Agreement to be entered into in connection with the Proposed Transactions and which is described elsewhere in this proxy statement/prospectus, the Centricus Initial Shareholders, certain shareholders of the Company can each demand that Pubco register their registrable securities under certain circumstances and will each have piggyback registration rights for these securities in connection with certain registrations of securities that Pubco undertakes. Pubco will bear the cost of registering these securities.
The registration of these securities will permit the public sale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of Pubco ordinary shares following the consummation of the Proposed Transactions.
After the Share Acquisition Closing, Pubco will be able to issue additional ordinary shares upon the exercise of outstanding Pubco warrants, the exercise of the options granted to option holders of the Company, issuances pursuant to an equity incentive plan, and the satisfaction of the Earnout Condition, all of which would increase the number of shares eligible for future resale in the public market and result in dilution to the combined company’s shareholders.
If the Proposed Transactions are completed, Centricus’ outstanding warrants and Company’s options will convert automatically into Pubco warrants and Pubco options, respectively, to purchase Pubco ordinary shares, and Pubco will adopt an equity incentive plan prior to the Share Acquisition Closing. The Pubco warrants will become exercisable on the later of 30 days after the completion of the Proposed Transactions and February 8, 2022 (the date falling 12 months from the closing of the IPO), and will expire at 5:00 p.m., New York City time, five years after the completion of the Proposed Transactions or earlier upon redemption or liquidation. Pursuant to the terms of the Business Combination Agreement, if the Earnout Condition is satisfied within three years following the Share Acquisition Closing, Pubco will issue to the Company Shareholders their Pro Rata Portion of the Earnout Shares. To the extent the warrants or options are exercised, awards are made under Pubco’s equity incentive plan, or the Earnout Shares are issued, additional Pubco ordinary shares will be issued, which will result in dilution to Pubco’s shareholders and increase the number of Pubco ordinary shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such securities may be exercised could adversely affect the market price of the Pubco ordinary shares.
Centricus’ shareholders cannot be sure of the market value of the Pubco ordinary shares to be issued upon completion of the Proposed Transactions.
The holders of Centricus ordinary shares issued and outstanding immediately prior to the consummation of the Proposed Transactions (other than any redeemed shares) will receive one Pubco ordinary share in exchange for each Centricus ordinary share held by them, rather than a number of shares with a particular fixed market value. The market value of Pubco ordinary shares issued in exchange for Centricus ordinary shares at the time of the consummation of the Proposed Transactions may vary significantly from the price of Centricus ordinary shares on the date the Business Combination Agreement was executed, the date of this registration statement on Form F-4 and the proxy statement/prospectus included herein or the date on which Centricus shareholders vote on the Proposed Transactions. Because the exchange ratio of the shares will not be adjusted to reflect any changes in the market prices of Centricus ordinary share, the market value of the Pubco ordinary shares issued in the Proposed Transactions and the Centricus ordinary shares surrendered in the Proposed Transactions may be higher or lower than the value of these shares on earlier dates. 100% of the consideration to be received for Centricus ordinary shares will be Pubco ordinary shares. Following consummation of the Proposed Transactions, the market price of Pubco’s securities may be influenced by many factors, some of which are beyond its control, including those described above and the following:
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changes in financial estimates by analysts;

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announcements by it or its competitors of significant contracts, productions, acquisitions or capital commitments;

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fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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general economic conditions;

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changes in market valuations of similar companies;

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terrorist acts;

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changes in its capital structure, such as future issuances of securities or the incurrence of debt;

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future sales of Pubco ordinary shares ;

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regulatory developments in the United States, foreign countries or both;

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litigation involving Pubco, its subsidiaries or its general industry; and

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additions or departures of key personnel.

In addition, it is possible that the Proposed Transactions may not be completed until a significant period of time has passed after the extraordinary general meeting of Centricus’ shareholders. As a result, the market value of Centricus ordinary share may vary significantly from the date of the extraordinary general meeting to the date of the completion of the Proposed Transactions. You are urged to obtain up-to-date prices for Centricus ordinary share. There is no assurance that the Proposed Transactions will be completed, that there will not be a delay in the completion of the Proposed Transactions or that all or any of the anticipated benefits of the Proposed Transactions will be obtained.
Subsequent to the completion of the Proposed Transactions, Pubco may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on Pubco’s financial condition, results of operations and our share price, which could cause you to lose some or all of your investment.
Although Centricus has conducted due diligence on the Company, we cannot assure you that our diligence surfaced all material issues that may be present inside the Company, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Company and outside of Centricus’ control will not later arise. As a result of these factors, Pubco may be forced to later write-down or write off assets, restructure its operations, or incur impairment or other charges that could result in Pubco reporting losses. Even if Centricus’ due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Centricus’ preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on Centricus’ liquidity, the fact that Centricus reports charges of this nature could contribute to negative market perceptions about Centricus or its securities. Accordingly, any shareholders who choose to remain shareholders following the Proposed Transactions could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by Centricus’ officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that this proxy statement/prospectus relating to the Proposed Transactions contained an actionable material misstatement or material omission.

Centricus public shareholders at the time of the Proposed Transactions who purchased their Centricus units in the IPO and do not exercise their redemption rights may pursue rescission rights and related claims.
The Centricus public shareholders may allege that some aspects of the Proposed Transactions are inconsistent with the disclosure contained in the prospectus issued by Centricus in connection with the offer and sale in its IPO of Centricus units, including the structure of the Proposed Transactions. Consequently, a Centricus public shareholder who purchased shares in the IPO (excluding the Centricus Initial Shareholders) and still holds them at the time of the Proposed Transactions and who does not seek to exercise redemption rights might seek rescission of the purchase of the Centricus units such holder acquired in the IPO. A successful claimant for damages under federal or state law could be awarded an amount to compensate for the decrease in the value of such holder’s shares caused by the alleged violation (including, possibly, punitive damages), together with interest, while retaining the shares. If shareholders bring successful rescission claims against Centricus, there may not be sufficient funds following the consummation of the Proposed Transactions to pay such claims, or if claims are successfully brought against Pubco following the consummation of the Proposed Transactions, Pubco’s results of operations could be adversely affected and, in any event, Pubco may be required in connection with the defense of such claims to incur expenses and divert employee attention from other business matters.
Certain Company Shareholders will own a significant percentage of Pubco following the Proposed Transactions and their interests may conflict with Pubco’s or yours in the future.
Immediately following the Proposed Transactions, four Company Shareholders will beneficially own approximately 45% of the outstanding Pubco ordinary shares, assuming that (i) none of Centricus’ public shareholders exercise their redemption rights, (ii) 7,100,000 Pubco ordinary shares are issued to the PIPE Investors in connection with the PIPE Financing and (iii) no additional equity securities of Centricus or Pubco are issued. See “Beneficial Ownership of Securities.” For so long as these shareholders continue to own a significant percentage of Pubco ordinary shares, they will be able to significantly influence or effectively control the composition of the Pubco board of directors and the approval of actions requiring shareholder approval through their voting power. Accordingly, for such period of time, these will have significant influence with respect to Pubco’s management, business plans and policies, including the appointment and removal of Pubco’s officers. In particular, for so long as these shareholders continue to own a significant percentage of the outstanding Pubco ordinary shares, these will be able to cause or prevent a change of control of Pubco or a change in the composition of Pubco’s board of directors and could preclude any unsolicited acquisition of Pubco. The concentration of ownership could deprive you of an opportunity to receive a premium for your Pubco ordinary shares as part of a sale of Pubco and ultimately might affect the market price of the Pubco ordinary shares.
Centricus’ shareholders will have a reduced ownership and voting interest after consummation of the Proposed Transactions and will exercise less influence over management.
After the completion of the Proposed Transactions, Centricus’ shareholders will own a smaller percentage of Pubco than they currently own of Centricus. Upon completion of the Proposed Transactions, it is anticipated that Centricus’ shareholders (including the Centricus Initial Shareholders but not including the Centricus PIPE Investors), will own approximately 31% of the Pubco ordinary shares issued and outstanding immediately after the consummation of the Proposed Transactions, assuming that (i) none of the options under the Company option plan are exercised and (ii) none of the Centricus public shareholders exercise their redemption rights. Consequently, Centricus’ shareholders, as a group, will have reduced ownership and voting power in Pubco compared to their ownership and voting power in Centricus.
If Pubco fails to maintain an effective system of disclosure controls and internal control over financial reporting, its ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
As a U.S. public company, Pubco will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the applicable listing standards of Nasdaq subject to applicable exemptions as long as Pubco qualifies as Foreign Private Issuer and Emerging Growth Company. Pubco’s management expects that the requirements of these rules and regulations will continue to increase its legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on its personnel, systems and resources.
The Sarbanes-Oxley Act requires, among other things, that Pubco maintains effective disclosure controls and procedures and internal control over financial reporting. In particular, Section 404 of the Sarbanes-Oxley Act (“Section 404”) will require Pubco to perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on, and its independent registered public accounting firm potentially to attest to, the effectiveness of its internal control over financial reporting. As an emerging growth company, Pubco’s management expects to avail itself of the exemption from the requirement that its independent registered public accounting firm attest to the effectiveness of its internal control over financial reporting under Section 404. See “— As an “emerging growth company,” Pubco cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make the Pubco ordinary shares less attractive to investors.” However, Pubco may no longer avail itself of this exemption when it ceases to be an emerging growth company. At such time, Pubco’s independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which its internal control over financial reporting is documented, designed or operating. As a public company, Pubco will be required to provide an annual management report on the effectiveness of its internal control over financial reporting commencing with its second annual report on Form 20-F. Any failure to maintain effective disclosure controls and internal control over financial reporting could have a material and adverse effect on Pubco’s business, results of operations and financial condition and could cause a decline in the trading price of the Pubco ordinary shares.
As a foreign private issuer, Pubco is exempt from a number of rules under the U.S. securities laws and is permitted to file less information with the SEC than a U.S. company. This may limit the information available to holders of the Pubco ordinary shares.
Pubco is a foreign private issuer, as such term is defined in Rule 405 under the Securities Act, however, under Rule 405, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter and, accordingly, the next determination will be made with respect to Pubco on March 31, 2022.
As a foreign private issuer, Pubco is not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, Pubco is exempt from certain rules under the Exchange Act, that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act (including the requirement applicable to emerging growth companies to disclose the compensation of its Chief Executive Officer and the other two most highly compensated executive officers on an individual, rather than an aggregate, basis). In addition, Pubco’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of its securities. Moreover, while Pubco’s management expects to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, it will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act. Furthermore, Pubco ordinary shares are not listed on any market in the Cayman Islands and Pubco does not currently intend to list its ordinary shares on any market in the Cayman Islands, Pubco’s home country. As a result, Pubco is not subject to the reporting and other requirements of companies listed in the Cayman Islands. Accordingly, there may be less publicly available information concerning Pubco’s business than there would be if Pubco or the Company were a public company organized in the United States.
Pubco may lose its foreign private issuer status in the future, which could result in significant additional cost and expense.
In the future, Pubco would lose its foreign private issuer status if a majority of its shareholders, directors or management are U.S. citizens or residents and it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. Although Pubco’s management has elected to comply with certain U.S. regulatory provisions, its loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to Pubco under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If Pubco is not a foreign private issuer, it will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the annual report on Form 10-K requires domestic issuers to disclose executive compensation information on an individual basis with specific disclosure regarding the domestic compensation philosophy, objectives, annual total compensation (base salary, bonus, and equity compensation) and potential payments in connection with change in control, retirement, death or disability, while the annual report on Form 20-F permits foreign private issuers to disclose compensation information on an aggregate basis. Pubco would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. Pubco may also be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs. In addition, Pubco may lose its ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.
Pubco will incur increased costs and obligations as a result of being a public company.
As a privately held company, the Company has not been required to comply with certain corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, Pubco will incur significant legal, accounting and other expenses that the Company was not required to incur in the recent past, particularly after it is no longer an “emerging growth company” as defined under the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd Frank Wall Street Reform and Consumer Protection Act and the rules and regulations promulgated and to be promulgated thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act, and the rules and regulations of the SEC and national securities exchanges have created uncertainty for public companies and increased the costs and the time that Pubco’s board of directors and management must devote to complying with these rules and regulations. Pubco’s management expects these rules and regulations to increase its legal and financial compliance costs and lead to a diversion of management time and attention from revenues generating activities.
Furthermore, the need to establish the corporate infrastructure demanded of a public company may divert management’s attention from its focus on the Company’s business strategy, which could prevent the Company from improving its business, results of operations and financial condition. The Company has made, and will continue to make, changes to its internal controls and procedures for financial reporting and accounting systems to meet its reporting obligations as a publicly traded company. However, the measures it takes may not be sufficient to satisfy Pubco’s obligations as a publicly traded company.
For as long as Pubco remains an “emerging growth company” as defined in the JOBS Act, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” Pubco may remain an “emerging growth company” until the fifth anniversary of the date on which the Pubco ordinary shares were offered in connection with the Proposed Transactions or until such earlier time that it has more than $1.07 billion in annual revenues, have more than $700 million in market value of Pubco’s ordinary shares held by non-affiliates, or issue more than $1.00 billion of non-convertible debt over a three-year period. Further, there is no guarantee that the exemptions available to Pubco under the JOBS Act will result in significant savings. To the extent Pubco’s management chooses not to use exemptions from various reporting requirements under the JOBS Act, Pubco will incur additional compliance costs, which may impact earnings.
As an “emerging growth company,” Pubco cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make the Pubco ordinary shares less attractive to investors.
Pubco is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to obtain an assessment of the effectiveness of its internal controls over financial reporting from its independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Pubco’s management cannot predict if investors will find its Pubco ordinary shares less attractive because it will rely on these exemptions. If some investors find Pubco’s ordinary shares less attractive as a result, there may be a less active market for the Pubco ordinary shares and its share price may be more volatile.
Investors may not have the same benefits as an investor in an underwritten public offering.
Pubco will become a publicly listed company upon the completion of the Proposed Transactions. The Proposed Transactions are not an underwritten initial public offering of Pubco’s securities and differ from an underwritten initial public offering in several significant ways, which include, but are not limited to, the following:
Like other business combinations and spin-offs, in connection with the Proposed Transactions, investors will not receive the benefits of the diligence performed by the underwriters in an underwritten public offering. Investors in an underwritten public offering may benefit from the role of the underwriters in such an offering. In an underwritten public offering, an issuer initially sells its securities to the public market via one or more underwriters, who distribute or resell such securities to the public. Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Because the underwriters have a “due diligence” defense to any such liability by, among other things, conducting a reasonable investigation, the underwriters and their counsel conduct a due diligence investigation of the issuer. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business and financial results. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. Pubco investors must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefore, there could be a heightened risk of an incorrect valuation of Arqit’s business or material misstatements or omissions in this proxy statement/prospectus.
In addition, because there are no underwriters engaged in connection with the Proposed Transactions, prior to the opening of trading on the trading day immediately following the closing, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades. Therefore, buy and sell orders submitted prior to and at the opening of initial post-closing trading of Pubco securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of Pubco securities or helping to stabilize, maintain or affect the public price of Pubco securities following the closing. Moreover, Pubco will not engage in, and have not and will not, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the Pubco securities that will be outstanding immediately following the closing. In addition, since Pubco will become public through a merger, securities analysts of major brokerage firms may not provide coverage of Pubco since there is no incentive to brokerage firms to recommend the purchase of its common shares. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on Pubco’s behalf. All of these differences from an underwritten public offering of Pubco’s securities could result in a more volatile price for the Pubco’s securities.
In addition, the Sponsor, certain members of the Centricus board of directors and its officers, as well as their respective affiliates and permitted transferees, have interests in the Proposed Transactions that are different from or are in addition to those of holders of Pubco’s securities following completion of the Proposed Transactions, and that would not be present in an underwritten public offering of Pubco’s securities. Such interests may have influenced the board of directors of Centricus in making their recommendation that Centricus shareholders vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus.

Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if Pubco became a publicly listed company through an underwritten initial public offering instead of upon completion of the merger.
If Pubco does not develop and implement all required accounting practices and policies, it may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.
If Pubco fails to develop and maintain effective internal controls and procedures and disclosure procedures and controls, it may be unable to provide financial information and required SEC reports that a U.S. publicly traded company is required to provide in a timely and reliable fashion. Any such delays or deficiencies could penalize Pubco, including by limiting its ability to obtain financing, either in the public capital markets or from private sources and hurt its reputation and could thereby impede its ability to implement its growth strategy.
The price of Pubco’s ordinary shares may be volatile.
The price of Pubco’s ordinary shares may fluctuate due to a variety of factors, including:
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actual or anticipated fluctuations in its quarterly and annual results and those of other public companies in industry; mergers and strategic alliances in the industry in which it operates;

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market prices and conditions in the industry in which it operates;

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changes in government regulation;

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potential or actual military conflicts or acts of terrorism;

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the failure of securities analysts to publish research about us, or shortfalls in its operating results compared to levels forecast by securities analysts;

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announcements concerning the Company, Pubco or its competitors; and

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the general state of the securities markets.

These market and industry factors may materially reduce the market price of Pubco’s ordinary shares, regardless of its operating performance.
Reports published by analysts, including projections in those reports that differ from Pubco’s actual results, could adversely affect the price and trading volume of its ordinary shares.
Pubco’s management currently expects that securities research analysts will establish and publish their own periodic projections for its business. These projections may vary widely and may not accurately predict the results Pubco actually achieves. Pubco’s share price may decline if its actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on Pubco downgrades its stock or publishes inaccurate or unfavorable research about its business, its share price could decline. If one or more of these analysts ceases coverage of Pubco or fails to publish reports on it regularly, its share price or trading volume could decline. While Pubco’s management expects research analyst coverage, if no analysts commence coverage of Pubco, the trading price and volume for its ordinary shares could be adversely affected.
Pubco (or Centricus, prior to the Merger) may be a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.
If Pubco (or Centricus, prior to the Merger) is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section entitled “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations”) of Pubco (or Centricus) securities, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Following the Merger, assuming that the Merger qualifies as an “F” reorganization within the meaning of Section 368(a)(1)(F) of the Code, Pubco will be treated as the successor to Centricus for U.S. federal income tax purposes, and for the taxable year that includes the Proposed Transactions and subsequent taxable years, the asset and income tests will be applied based on the assets and activities of the combined business. As discussed below under “Risks Relating to Redemptions of Centricus Public Shares — Centricus may be a PFIC which could result in adverse U.S. federal income tax consequences to U.S. investors who exercise their right to redeem Centricus ordinary shares,” Centricus may be classified as a PFIC for its first taxable year which ended December 31, 2020 (the “2020 Tax Year”). Based on the anticipated timing of the Proposed Transactions and the income and assets of the combined company, it is possible that Pubco would not meet the asset or income test in the current taxable year. However, because the timing of the Proposed Transactions and the revenue production is uncertain and PFIC status is based on income, assets and activities for the entire taxable year, PFIC status of Pubco for the current taxable year or any other taxable year may not be determined until after the close of the taxable year. Accordingly, there can be no assurance that Pubco will not be considered a PFIC for any taxable year. In the event that Pubco meets the PFIC income or asset test for the current taxable year ending December 31, 2021, the “start-up exception” may not be available if Centricus was a PFIC for the 2020 Tax Year. Furthermore, if a U.S. Holder holds Centricus securities (or Pubco securities, after the Merger) and Centricus (or Pubco) is a PFIC during such U.S. Holder’s holding period, unless the U.S. Holder makes certain elections, Pubco will continue to be treated as a PFIC with respect to such U.S. Holder, even if Pubco ceases to be a PFIC in future taxable years.
U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Pubco and Centricus securities. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations — Effects of the Merger to U.S. Holders — PFIC Considerations.”
Risks Relating to Redemptions of Centricus Public Shares
Centricus may be a PFIC which could result in adverse U.S. federal income tax consequences to U.S. investors who exercise their right to redeem Centricus ordinary shares.
Centricus is a blank check company, with no current active business, and may be classified as a PFIC in the 2020 Tax Year and may be considered a PFIC for the current taxable year ending December 31, 2021. If Centricus (or Pubco, after the Merger) is a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section entitled “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations”) of Centricus securities, the U.S. Holder may be subject to adverse U.S. federal income tax consequences upon the redemption of ordinary shares and may be subject to additional reporting requirements. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to holders of Centricus ordinary shares. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see “Proposal No. 1 — The Business Combination Agreement Proposal — U.S. Federal Income Tax Considerations — Effects of the Merger to U.S. Holders — PFIC Considerations.”
If a shareholder fails to receive notice of Centricus’ offer to redeem Centricus public shares in connection with the Proposed Transactions, such shares may not be redeemed.
This proxy statement/prospectus describes the various procedures that must be complied with in order to validly tender or redeem Centricus public shares. For example, Centricus public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” are required to either tender their certificates to our transfer agent at least two business days prior to the vote on the proposal to approve the Proposed Transactions, or to deliver their shares to the transfer agent electronically. In the event that a Centricus shareholder fails to comply with these or any other procedures, its shares may not be redeemed.
You will not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your Centricus public shares and/or warrants, potentially at a loss.
Centricus’ public shareholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of the Proposed Transactions (or an alternative initial business combination if the Proposed Transactions are not consummated for any reason), and then only in connection with those Centricus ordinary shares that such shareholder properly elected to redeem, subject to the limitation described in in “— If you or a “group” of shareholders are deemed to hold in excess of 15% of Centricus ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of Centricus ordinary shares,” (ii) the redemption of any Centricus public shares properly tendered in connection with a shareholder vote to amend Centricus’ amended and restated memorandum and articles of association (A) to modify the substance or timing of Centricus’ obligation to allow redemption in connection with our initial business combination or to redeem 100% of Centricus public shares if we do not complete an initial business combination by February 8, 2023 or during any Extension Period or (B) with respect to any other provision relating to the rights of holders of our Centricus ordinary shares, and (iii) the redemption of Centricus public shares if Centricus has not completed an initial business combination by February 8, 2023 or during any Extension Period, subject to applicable law and as further described herein. Centricus public shareholders who redeem their Centricus ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if have not completed the Proposed Transactions by February 8, 2023 or during any Extension Period, with respect to such Centricus ordinary shares so redeemed. In no other circumstances will a Centricus public shareholder have any right or interest of any kind in the Trust Account. Holders of Centricus warrants will not have any right to the proceeds held in the Trust Account with respect to the Centricus warrants. Accordingly, to liquidate your investment, you may be forced to sell your Centricus public shares or Centricus warrants, potentially at a loss.
If you or a “group” of shareholders are deemed to hold in excess of 15% of Centricus ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of Centricus ordinary shares.
Our amended and restated memorandum and articles of association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in our IPO, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Proposed Transactions. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete the Proposed Transactions and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete the Proposed Transactions. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
Centricus does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Centricus to complete a business combination with which a substantial majority of its shareholders do not agree.
Centricus’ amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold, except that in no event will Centricus redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001, such that Centricus is not subject to the SEC’s “penny stock” rules. This minimum net tangible asset amount is also required as an obligation to each party’s obligation to consummate the Proposed Transactions under the Business Combination Agreement. In addition, the Business Combination Agreement provides that each party’s obligation to consummate the Proposed Transactions is conditioned on Centricus and Pubco having at least $150.0 million of cash either in or outside of the Trust Account, after taking into accounts payments by Centricus to Centricus public shareholders who exercise their redemption rights, as described herein, and any proceeds received by Pubco from the PIPE Financing. As a result, Centricus may be able to complete the Proposed Transactions even though a substantial portion of its public shareholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to the Sponsor or Centricus’ officers, directors, advisors or their affiliates.
If, as a result of redemptions of Class A ordinary shares by Centricus’ public shareholders, Centricus and Pubco do not have at least $150.0 million of cash either in or outside of the Trust Account and such condition is not waived, then each of Centricus and Pubco may elect not to consummate the Proposed Transactions. If the Proposed Transactions are not consummated, Centricus will not redeem any shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and Centricus instead may search for an alternate business combination.
There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.
There is no assurance as to the price at which a Centricus shareholder may be able to sell its public shares in the future following the completion of the Proposed Transactions or any alternative business combination. Certain events following the consummation of any initial business combination, including the Proposed Transactions, may cause an increase in the share price, and may result in a lower value realized now than a shareholder of Centricus might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
There are forward-looking statements in this proxy statement/prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the business, financial condition, results of operations, liquidity, plans and objectives of Centricus and the Company. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. The statements regarding the following matters are forward-looking by their nature:
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the prospective financial information for the Company including revenue, gross profit, EBITDA and capital expenditure, and the underlying assumptions in connection therewith;

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that the Company will begin commercialization of its products in the second half of the 2021 calendar year;

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that the Company is targeting launch of two satellites in 2023;

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that there will be significant market opportunities for the Company’s products as a result of an expected transformation in the cyber encryption industry over the next decade;

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that consumers, businesses and governments across all geographies and industries will likely need to replace the existing cyber encryption technology used in almost all electronic interfaces in order to maintain cyber security;

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that the global addressable market for information security services will be $197.9 billion by the end of 2024;

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that new opportunities for growth in demand for the Company’s products are expected in government, defense, telecoms, financial services, Internet of Things and connected car markets;

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that “public key infrastructure” will be vulnerable to quantum computer attack; and

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that quantum computers of sufficient scale to break “public key infrastructure” may be available within a few years.

The preceding list is not intended to be an exhaustive list of all of forward-looking statements in this proxy statement/prospectus. The forward-looking statements are based on beliefs, assumptions and expectations of Centricus and the Company of future performance, taking into account the information currently available. These statements are only predictions based upon the current expectations and projections of Centricus and the Company about future events. There are important factors that could cause actual results, levels of activity, performance or achievements to differ materially from the results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the risks provided under “Risk Factors” in this proxy statement/prospectus.
You should not rely upon forward-looking statements as predictions of future events. Although Centricus and the Company believe that the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or will occur. Except as required by law, Centricus and the Company undertake no obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement/prospectus, to conform these statements to actual results or to changes in expectations.

THE EXTRAORDINARY GENERAL MEETING OF CENTRICUS SHAREHOLDERS
The Centricus Extraordinary General Meeting
Centricus is furnishing this proxy statement/prospectus to you as part of the solicitation of proxies by its board of directors for use at the extraordinary general meeting of shareholders to be held on            , 2021, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to Centricus’ shareholders on or about                 , 2021. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the extraordinary general meeting of shareholders.
Date, Time and Place of the Extraordinary General Meeting
The extraordinary general meeting will be held on            , 2021, at       a.m., Eastern time, at https://www.cstproxy.com/centricusacquisitioncorp/2021 and at the offices of Latham & Watkins LLP located at 1271 Avenue of the Americas, New York, NY 10020, or such other date, time and place to which such meetings may be adjourned or postponed, for the purpose of considering and voting upon the proposals. As a matter of Cayman Islands law, there must be a physical location for the meeting. However, given the current global pandemic it is unlikely to be practical for shareholders to attend in person. Therefore, the extraordinary general meeting will also be a virtual meeting of shareholders, which will be conducted via live webcast. Centricus shareholders will be able to attend the extraordinary general meeting remotely, vote and submit questions during the extraordinary general meeting by visiting https://www.cstproxy.com/centricusacquisitioncorp/2021 and entering their control number. We are pleased to utilize virtual shareholder meeting technology to (i) provide ready access and cost savings for Centricus’ shareholders and Centricus, and (ii) to promote social distancing pursuant to guidance provided by the CDC and the SEC due to COVID-19. The virtual meeting format allows attendance from any location in the world.
Purpose of the Extraordinary General Meeting
At the Centricus extraordinary general meeting of shareholders, Centricus will ask the Centricus shareholders to vote in favor of the following proposals:
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The Business Combination Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve each of (a) the merger pursuant to Part XVI of the Cayman Companies Act of Centricus into Pubco, with Pubco surviving the merger and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) becoming security holders of Pubco (the “Merger”) pursuant to the terms of the Business Combination Agreement and Part XVI of the Cayman Companies Act, (b) the Plan of Merger in respect of the Merger made in accordance with the provisions of Section 233 of the Cayman Companies Act and included as Annex B to this proxy statement/prospectus, (c) the acquisition by Pubco of all of the issued and outstanding share capital of the Company from the holders of the Company’s share capital for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco (the “Share Acquisition”), and (d) the other transactions contemplated by the Business Combination Agreement (together with the Merger and Share Acquisition, the “Proposed Transactions”).

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The Merger Proposal — to consider and vote upon, as a special resolution, a proposal to authorize the Plan of Merger (made in accordance with the provisions of Section 233 of the Cayman Companies Act and included as Annex B to this proxy statement/prospectus) and to authorize the Merger of Centricus with and into Pubco with Pubco surviving the Merger.

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The Pubco Incentive Plan Proposal — to consider and vote upon, as an ordinary resolution, a proposal to approve the Arqit Quantum Inc. 2021 Incentive Award Plan (the “Pubco Incentive Plan”), which will become effective on the Merger Closing Date and will be used by Pubco following the completion of the Proposed Transactions.

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The Adjournment Proposal — to consider and vote upon, as an ordinary resolution, a proposal to authorize the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve the Business Combination Proposal, or Centricus public shareholders have elected to redeem an amount of Centricus public shares such that the minimum available cash condition to the obligation to closing of the Proposed Transactions would not be satisfied.
Recommendation of Centricus’ Board of Directors
Centricus’ board of directors believes that the Business Combination Proposal, the Merger Proposal and the Pubco Incentive Plan Proposal to be presented at the extraordinary general meeting are in the best interests of Centricus, its shareholders and unanimously recommends that its shareholders vote “FOR” the Business Combination Proposal, “FOR” the Merger Proposal and “FOR” the Pubco Incentive Plan Proposal.
The Adjournment Proposal will only be presented to Centricus’ shareholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting of shareholders to approve the Business Combination Proposal at the extraordinary general meeting or Centricus’ existing public shareholders have elected to redeem an amount of Centricus public shares such that the minimum available cash condition to the obligation to closing of the Proposed Transactions would not be satisfied. If the Adjournment Proposal is presented at the extraordinary general meeting, Centricus’ board of directors believes that the Adjournment Proposal is in the best interests of Centricus, its shareholders and unanimously recommends that its shareholders vote “FOR” each of the Adjournment Proposal.
When you consider the recommendation of Centricus’ board of directors in favor of approval of the Business Combination Proposal, the Merger Proposal, the Pubco Incentive Plan Proposal and the Adjournment Proposal, you should keep in mind that certain of Centricus’ directors and officers have interests in the Proposed Transactions that are different from, or in addition to, your interests as a shareholder. These interests include, among other things:
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the beneficial ownership of the Centricus Initial Shareholders of 8,625,000 Centricus founder shares, which shares would become worthless if Centricus does not complete a business combination within the applicable time period, as the Centricus Initial Shareholders waived any right to redemption with respect to these shares. Such shares have an aggregate market value of approximately $      based on the closing price of the Centricus ordinary shares of $      on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders;

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the fact that the Sponsor paid an aggregate of $25,000 for the 8,625,000 Centricus founder shares and such securities will have a significant higher value at the time of the Proposed Transactions, estimated at approximately $                  based on the closing price of the Centricus ordinary shares of $                  on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders; as such, the Sponsor and its affiliates can earn a positive rate of return on their investment, even if Centricus public shareholders experience a negative rate of return following consummation of the Proposed Transactions;

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the Centricus Initial Shareholders are expected to hold an aggregate of approximately 5% of the outstanding Pubco ordinary shares upon the consummation of the Proposed Transactions after giving effect to the PIPE Financing, assuming (i) none of the options under the Company option plan are exercised and (ii) none of Centricus’ existing public shareholders exercise their redemption rights;

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the fact that, in connection with the PIPE Financing, the Centricus PIPE Investors will receive 5,100,000 Pubco ordinary shares;

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Centricus’ directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them on Centricus’ behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated;

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the potential continuation of Manfredi Lefebvre d’Ovidio and Garth Ritchie as directors of Pubco, and the potential appointment of Carlo Calabria, an affiliate of the Sponsor, as a director of Pubco; and

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the continued indemnification of current directors and officers of Centricus and the continuation of directors’ and officers’ liability insurance after the Proposed Transactions.

Record Date and Voting
You will be entitled to vote or direct votes to be cast at the extraordinary general meeting of shareholders if you owned Centricus ordinary shares at the close of business on July 26, 2021, which is the record date for the extraordinary general meeting of shareholders. You are entitled to one vote for each Centricus ordinary share that you owned as of the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 43,125,000 Centricus ordinary shares outstanding, consisting of 34,500,000 Centricus public shares originally sold as part of the Centricus units in the IPO and 8,625,000 Centricus founder shares that were issued to the Sponsor prior to the IPO.
The Sponsor, officers and directors have agreed to vote all of their Centricus founder shares, and any Centricus public shares acquired by them, in favor of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. Centricus’ issued and outstanding warrants do not have voting rights at the extraordinary general meeting of shareholders.
Voting Your Shares
Each share of Centricus ordinary shares that you own in your name entitles you to one vote on each of the proposals for the extraordinary general meeting of shareholders. Your one or more proxy cards show the number of Centricus ordinary shares that you own.
If you are a holder of record, there are two ways to vote your shares of Centricus ordinary shares at the extraordinary general meeting of shareholders:
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You can vote by completing, signing and returning the enclosed proxy card(s) in the postage-paid envelope provided. If you hold your shares or warrants in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the applicable extraordinary general meeting(s). If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Centricus ordinary shares will be voted as recommended by Centricus’ board of directors. With respect to proposals for the extraordinary general meeting of shareholders, that means: “FOR” the Business Combination Proposal, “FOR” the Merger Proposal, “FOR” the Pubco Incentive Plan Proposal and “FOR” the Adjournment Proposal.

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You can attend the extraordinary general meeting and vote virtually. However, if your Centricus ordinary shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your Centricus ordinary shares.

Who Can Answer Your Questions About Voting Your Shares
If you have any questions about how to vote or direct a vote in respect of your shares of Centricus ordinary shares, you may contact Centricus’ proxy solicitor, Morrow Sodali LLC, at (800) 662-5200; banks and brokers may reach Morrow Sodali LLC at (203) 658-9400.
Quorum and Vote Required for the Proposals
A quorum of Centricus’ shareholders is necessary to hold a valid meeting. A quorum will be present at the extraordinary general meeting of shareholders if a majority of the Centricus ordinary shares outstanding and entitled to vote at the meeting is represented remotely or by proxy.
The approval of the Business Combination Proposal requires the affirmative vote of the holders of at least a majority of all then outstanding Centricus ordinary shares who are present or represented at the extraordinary general meeting of shareholders. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.

The approval of the Merger Proposal requires the affirmative vote of the holders of at least two thirds of Centricus ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
The approval of the Pubco Incentive Plan Proposal requires the affirmative vote of the holders of at least a majority of all then outstanding Centricus ordinary shares who are present or represented at the extraordinary general meeting of shareholders. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
The approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of the Centricus ordinary shares that are voted thereon at the extraordinary general meeting of shareholders. Accordingly, a Centricus shareholder who attends the extraordinary general meeting (remotely or by proxy) who fails to vote, or abstains from voting, will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
Abstentions and Broker Non-Votes
Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. Centricus believes the proposals presented to its shareholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.”
Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the extraordinary general meeting of Centricus shareholders. Abstentions and broker non-votes will not be counted for purposes of determining the number of votes cast at the extraordinary general meeting.
Revocability of Proxies
If you have submitted a proxy to vote your shares or warrants and wish to change your vote, you may do so by delivering a later-dated, signed proxy card to Morrow Sodali LLC, Centricus’ proxy solicitor, prior to the date of the extraordinary general meeting or by voting remotely at the extraordinary general meeting. Attendance at the extraordinary general meeting alone will not change your vote. You also may revoke your proxy by sending a notice of revocation to: Centricus at the address listed below, provided such revocation is received prior to the vote at the extraordinary general meeting of shareholders.
Redemption Rights
Pursuant to Centricus’ amended and restated memorandum and articles of association, any holders of Centricus public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Centricus to pay its franchise and income taxes, calculated as of two business days prior to the consummation of the Proposed Transactions. If demand is properly made and the Proposed Transactions are consummated, these shares, immediately prior to the Proposed Transactions, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the proceeds of the IPO as of two business days prior to the consummation of the Proposed Transactions, including interest earned on the funds held in the Trust Account and not previously released to Centricus to pay its franchise and income taxes, upon the consummation of the Proposed Transactions. For illustrative purposes, based on funds in the Trust Account of approximately $345.0 million on July 23, 2021, the estimated per share redemption price would have been approximately $10.00.

Redemption rights are not available to holders of Centricus warrants in connection with the Proposed Transactions.
In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on            , 2021 (two business days before the extraordinary general meeting), both:
•
Submit a request in writing that Centricus redeem your Centricus public shares for cash to Continental Stock Transfer & Trust Company, Centricus’ transfer agent, at the following address:

Continental Stock Transfer & Trust Company
1 State Street, 30th Floor
New York, NY 10004
Attention: Mark Zimkind
Email: Mzimkind@continentalstock.com
•
Deliver your Centricus public shares either physically or electronically through DTC to Centricus’ transfer agent. Shareholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is Centricus’ understanding that shareholders should generally allot at least one week to obtain physical certificates from the transfer agent. However, Centricus does not have any control over this process and it may take longer than one week. Shareholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your Centricus public shares as described above, your shares will not be redeemed.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with Centricus’ consent, until the vote is taken with respect to the Proposed Transactions. If you delivered your shares for redemption to Centricus’ transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that Centricus’ transfer agent return the shares (physically or electronically). You may make such request by contacting Centricus’ transfer agent at the phone number or address listed above.
Each redemption of Centricus public shares by the Centricus public shareholders will decrease the amount in the Trust Account. In no event, however, will Centricus redeem Centricus public shares in an amount that would cause its net tangible assets to be less than $5,000,001 upon completion of the Proposed Transactions.
Prior to exercising redemption rights, shareholders should verify the market price of their Centricus ordinary shares as they may receive higher proceeds from the sale of their Centricus ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Centricus cannot assure you that you will be able to sell your Centricus ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in Centricus ordinary shares when you wish to sell your shares.
If you exercise your redemption rights, your Centricus ordinary shares will cease to be outstanding immediately prior to the Proposed Transactions and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.
If the Business Combination Proposal is not approved and Centricus does not consummate an initial business combination by February 8, 2023, or amend the Centricus amended and restated memorandum and articles of association to extend the date by which Centricus must consummate an initial business combination, it will be required to dissolve and liquidate and the Centricus warrants will expire worthless.
Appraisal or Dissenters’ Rights
Under section 238 of the Cayman Companies Act, holders of Centricus ordinary shares will have the right to dissent from the Merger. Should a holder of Centricus ordinary shares wish to exercise this right, they must give written notice of their objection to the Merger to Centricus prior to the extraordinary general meeting, or at the meeting but before the vote on the Proposed Transactions. This notice must include a statement that the shareholder proposes to demand payment for their shares if the Merger is undertaken.
Assuming that the Merger is approved, Centricus must give notice to any shareholder who gave written notice of their objection to the Merger within 20 days of the date of the extraordinary general meeting at which the Merger is approved. Within 20 days following the date of receipt of that notice, the dissenting shareholder must give notice to Centricus (or Pubco, if the Merger has been consummated within that time) of their election to dissent, which notice must include: (a) the shareholder’s name and address; (b) the number and class of shares in respect of which they dissent (which must be all of the shares that the shareholder holds in Centricus); and (c) a demand for payment of the ‘fair value’ of the shares. Once such notice has been given to Centricus, the dissenting shareholder ceases to have any rights as a shareholder of Centricus except for the right to be paid the ‘fair value’ of their shares.
Within seven days of the expiration of the 20-day period in which a shareholder may serve notice of dissent (or seven days following the Merger, whichever is the later), Centricus or Pubco shall make a written offer to each dissenting shareholder to purchase their shares at a specified price that Centricus or Pubco determine to be their ‘fair value’. If, within 30 days of the date on which that offer is made, Centricus or Pubco and the dissenting shareholder agree upon the price to be paid for the shares, Centricus or Pubco shall pay that amount to the shareholder upon the surrender of the certificates representing their shares.
If agreement on the price to be paid for the shares cannot be reached, within 20 days of the expiration of the 30-day period referred to above the following procedure shall be followed:
(a)
Centricus or Pubco and the dissenting shareholder shall each designate an appraiser;

(b)
the two designated appraisers together shall designate an appraiser;

(c)
the three appraisers shall fix the fair value of the shares owned by the dissenting shareholder as of the close of business on the day prior to the date on which the Merger was approved, excluding any appreciation or depreciation directly or indirectly induced by the Merger or its proposal, and that value is binding on Centricus or Pubco and the dissenting shareholder for all purposes; and

(d)
Centricus or Pubco shall pay to the dissenting shareholder that amount in money, upon the surrender of the certificates representing their shares.

The board of Centricus are of the view that the ‘fair value’ of the shares for the purposes of these appraisal rights will be equal to their redemption value and, accordingly, any holder of Centricus ordinary shares who wishes to dissent from the Proposed Transactions should exercise their redemption rights rather than any appraisal rights.
There are no appraisal rights with respect to Centricus warrants.
Solicitation of Proxies
Centricus will pay the cost of soliciting proxies for the extraordinary general meeting. Centricus has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the extraordinary general meeting. Centricus has agreed to pay Morrow Sodali LLC a fee of $37,500. Centricus will reimburse Morrow Sodali LLC for reasonable out-of-pocket expenses and will indemnify Morrow Sodali LLC and its affiliates against certain claims, liabilities, losses, damages and expenses. Centricus also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Centricus ordinary shares for their expenses in forwarding soliciting materials to beneficial owners of Centricus ordinary shares and in obtaining voting instructions from those owners. Centricus’ directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.
Share Ownership
As of the record date, the Centricus Initial Shareholders hold all of the Centricus founder shares, which represent 20.0% of the issued and outstanding Centricus ordinary shares. The Sponsor, officers and directors have agreed to vote all of their Centricus founder shares and any Centricus public shares acquired by them in favor of the Business Combination Proposal and the other proposal described in this proxy statement/prospectus.
At any time prior to the extraordinary general meeting, during a period when they are not then aware of any material nonpublic information regarding Centricus or its securities, the Centricus Initial Shareholders, the Company or the Company’s shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Centricus’ ordinary shares or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to complete the Proposed Transactions where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, with the Company’s consent, the transfer to such investors or holders of shares or rights owned by the Centricus Initial Shareholders for nominal value.
Entering into any such arrangements may have a depressive effect on Centricus ordinary shares.
If such transactions are effected, the consequence could be to cause the Proposed Transactions to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved.
No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus by the Centricus Initial Shareholders, the Company, the Company’s shareholders or any of their respective affiliates. Centricus will file a current report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
General
Centricus is asking its shareholders to adopt the Business Combination Agreement and approve the transactions contemplated thereby, including each of (a) the merger pursuant to Part XVI of the Cayman Companies Act of Centricus into Pubco, with Pubco surviving the merger and the security holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) becoming security holders of Pubco (the “Merger”) pursuant to the terms of the Business Combination Agreement and Part XVI of the Cayman Companies Act, (b) the Plan of Merger in respect of the Merger made in accordance with the provisions of section 233 of the Cayman Companies Act and included as Annex B to this proxy statement/prospectus, (c) the acquisition by Pubco of all of the issued and outstanding share capital of the Company from the holders of the Company’s share capital for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco (the “Share Acquisition”), and (d) the other transactions contemplated by the Business Combination Agreement (together with the Merger and Share Acquisition, the “Proposed Transactions”). Centricus’ shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. Please see the section entitled “— The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal. For the purposes of this section “Proposal No. 1 — The Business Combination Proposal,” capitalized terms not defined herein shall have the meaning ascribed to them in the Business Combination Agreement, a copy of which is attached as Annex A.
Centricus may consummate the Proposed Transactions only if it is approved by the affirmative vote of the holders of a majority of the issued and outstanding Centricus ordinary shares as of the record date for the extraordinary general meeting of shareholders who attend the extraordinary general meeting of shareholders.
The Business Combination Agreement
This section of the proxy statement/prospectus describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Proposed Transactions.
The Business Combination Agreement contains warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosures, which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosures contain information that is material to an investment decision. Additionally, the warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this proxy statement/prospectus. Accordingly, no person should rely on the warranties in the Business Combination Agreement or the summaries thereof in this proxy statement/prospectus as characterizations of the actual state of facts about the Company, Centricus, Pubco or any other matter.
Structure of the Transactions
On May 12, 2021, (i) Centricus, (ii) Pubco, (iii) the Sponsor, solely in its capacity as Centricus’ representative, (iv) the Company, (v) David John Williams, solely in his capacity as the Company Shareholders representative, and (vi) the shareholders of the Company party thereto entered into the Business Combination Agreement.

Prior to the completion of the transactions contemplated by the Business Combination Agreement, Pubco will be wholly-owned by David John Williams, who is not a U.S. citizen or resident.
Pursuant to the terms of the Business Combination Agreement: (a) Centricus will merge with and into Pubco (the “Merger”), as a result of which the separate corporate existence of Centricus will cease and Pubco will continue as the surviving company, and each issued and outstanding security of Centricus immediately prior to the Merger Effective Time will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco in accordance with the terms of the Business Combination Agreement; and (b) Pubco will acquire all of the issued share capital of the Company in exchange for the issue to the Company Shareholders of Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares (the “Share Acquisition”), such that the Company will be a direct wholly owned subsidiary of Pubco.
In consideration for the Merger of Centricus and Pubco, each Centricus shareholder will receive one Pubco ordinary share and one Pubco warrant for each ordinary share and warrant they hold in Centricus, respectively, immediately prior to the Merger. Each Arqit ordinary share will be acquired by Pubco in exchange for 46.06 ordinary shares of Pubco, unless the Arqit shareholder has opted to receive a portion of their consideration in cash, in which case the number of Pubco ordinary shares will be reduced proportionately. The amount of cash paid in connection with the acquisition of Arqit ordinary shares will be determined based on, and is conditional upon, the amount of cash held by Pubco and Centricus prior to such acquisition.
In addition, immediately following the Merger Effective Time, the PIPE Investors will subscribe for and purchase 7,100,000 Pubco ordinary shares from Pubco for an aggregate purchase price of $71,000,000, as discussed further in the section entitled “— Ancillary Documents — Subscription Agreements” below.
Consideration
Under the Business Combination Agreement, at the Merger Effective Time, each issued and outstanding Centricus ordinary share will automatically be converted into and exchanged for the right to receive one Pubco ordinary share, except that the Centricus public shareholders are entitled to elect instead to have their Centricus ordinary shares redeemed and receive a pro rata portion of the Trust Account, as provided in Centricus’ amended and restated memorandum and articles of association. Additionally: (i) each issued and outstanding Centricus public warrant will automatically be converted into and exchanged for the right to receive one Pubco public warrant; and (ii) each issued and outstanding Centricus private placement warrant will automatically be converted into and exchanged for the right to receive one Pubco private warrant. Each of the Pubco public warrants and Pubco private warrants have substantially the same terms and conditions as are in effect with respect to the Centricus public warrants and Centricus private placement warrants immediately prior to the Merger Effective Time.
Under the Business Combination Agreement, at the Share Acquisition Closing, in consideration for the purchase of the Company’s share capital, Pubco will:
(1)
pay to the Company Shareholders their Pro Rata Portion (as defined in the Business Combination Agreement) of the lower of (i) the amount (which may be zero) by which the Parent Closing Cash (as defined in the Business Combination Agreement) exceeds $500,000,000, and (ii) $90,000,000 (the “Cash Consideration”) (only if the relevant Company Shareholder has elected to receive Cash Consideration in accordance with the terms of the Business Combination Agreement); and

(2)
issue to the Company Shareholders their Pro Rata Portion of an aggregate number of Pubco ordinary shares with an aggregate value equal to $900,000,000 less the Cash Consideration, if any (the “Exchange Shares”) (and only if the relevant Company Shareholder has elected to receive Cash Consideration in accordance with the terms of the Business Combination Agreement).

As of the date of this proxy statement/prospectus, Centricus Acquisition Corp. held $345,000,000 in the Trust Account, and an additional $71,000,000 has been raised through the PIPE Financing, for a total amount of estimated Parent Closing Cash of $416,000,000. Therefore, even in the scenario where there are no shareholder redemptions, it is unlikely that any “Closing Cash Payment Amount” will be paid to the Company Shareholders.

As an additional consideration for the Share Acquisition, as soon as reasonably practicable (but in any event, within ten (10) business days) after the satisfaction of the Earnout Condition, Pubco will issue to the Company Shareholders their Pro Rata Portion of the Earnout Shares. In the event the Earnout Condition is not satisfied within the period that is three (3) years following the Share Acquisition Closing, the contingent right and entitlement of the Company Shareholders to the Earnout Shares shall cease to exist.
Closing
The Merger Closing will occur on the third business day following the satisfaction or waiver of the conditions to the Merger Closing set forth in the Business Combination Agreement, as discussed further in the section entitled “— Closing Conditions” below (other than those conditions that by their nature are to be fulfilled at the Merger Closing, but subject to the satisfaction or waiver of such conditions), or at such other date as Centricus, Pubco and the Company may agree in writing. The Share Acquisition Closing will occur on the first business day following the Merger Closing.
Each of the Merger Closing and Share Acquisition Closing will take place virtually or at such place as Centricus, Pubco and the Company may agree in writing, and at such times on the Merger Closing Date and the Share Acquisition Closing Date as Centricus, Pubco and the Company agree in writing.
Warranties
The Business Combination Agreement contains warranties of Centricus, Pubco, the Company and the shareholders of the Company party thereto, certain of which are qualified by materiality and Material Adverse Effect and may be further modified and limited by the disclosure schedules. See the section entitled “—Material Adverse Effect” below. The warranties of Centricus are also qualified by information included in Centricus’ public filings, filed or submitted to the SEC on or prior to the date of the Business Combination Agreement.
Warranties of Centricus
Centricus has made warranties to the Company, Pubco and the Company Shareholders relating to, among other things, organization and standing, due authorization and binding agreement, governmental approvals, non-contravention, capitalization, SEC filings, financial statements, internal controls, absence of certain changes, compliance with laws, actions, orders and permits, taxes and returns, employees, properties, material contracts, transactions with related persons, Investment Company Act, finders’ and brokers’ fees, sanctions and certain business practices, insurance, no misleading information supplied and the Trust Account.
The warranties of Centricus identified as fundamental under the terms of the Business Combination Agreement are those made pursuant to: (i) Section 4.1 (Organization and Standing); (ii) Section 4.2 (Authorization; Binding Agreement); (iii) Section 4.3 (Governmental Approvals); (iv) Section 4.4 (Non-Contravention); (v) Section 4.5 (Capitalization); and (vi) Section 4.16 (Finders and Brokers) (collectively, the “Centricus Fundamental Warranties”).
Warranties of Pubco
Pubco has made warranties to Centricus, the Company and the Company Shareholders relating to, among other things, organization and standing, due authorization and binding agreement, governmental approvals, non-contravention, capitalization, limited activities, finders’ and brokers’ fees, Investment Company Act and no misleading information supplied.
The warranties of Pubco identified as fundamental under the terms of the Business Combination Agreement are those made pursuant to: (i) Section 5.1 (Organization and Standing); (ii) Section 5.2 (Authorization; Binding Agreement); (iii) Section 5.3 (Governmental Approvals); (iv) Section 5.4 (Non-Contravention); (v) Section 5.5 (Capitalization); and (vi) Section 5.7 (Finders and Brokers) (collectively, the “Pubco Fundamental Warranties”).
Warranties of the Company
The Company has made warranties (on behalf of itself and its subsidiaries) to Centricus relating to, among other things, organization and standing, due authorization and binding agreement, capitalization, company subsidiaries, governmental approvals, non-contravention, financial statements, absence of certain changes, compliance with laws, permits, litigation, material contracts, intellectual property, IT systems, taxes and returns, real property, personal property, title and sufficiency of assets, employee matters, benefit plans, environmental matters, transactions with related persons, insurance, data protection and cybersecurity, sanctions and certain business practices, Investment Company Act, finders’ and brokers’ fees, no misleading information supplied and no TID U.S. business.
The warranties of the Company identified as fundamental under the terms of the Business Combination Agreement are those made pursuant to: (i) Section 6.1 (Organization and Standing); (ii) Section 6.2 (Authorization; Binding Agreement); (iii) Section 6.3 (Capitalization); (iv) Section 6.4 (Subsidiaries); (v) Section 6.5 (Governmental Approvals); (vi) Section 6.6 (Non-Contravention); and (vii) Section 6.27 (Finders and Brokers) (collectively, the “Company Fundamental Warranties”).
Warranties of the Company Shareholders
Each Company Shareholder has made warranties (with respect to itself only) to Centricus and the Company relating to, among other things, organization and standing, due authorization and binding agreement, share ownership, governmental approvals, non-contravention, no litigation, certain investment warranties, finders’ and brokers’ fees and no misleading information supplied.
The warranties of the Company Shareholders identified as fundamental under the terms of the Business Combination Agreement are those made pursuant to: (i) Section 7.1 (Organization and Standing); (ii) 7.2 (Authorization; Binding Agreement); (iii) Section 7.3 (Ownership); (iv) Section 7.4 (Governmental Approvals); (v) Section 7.5 (Non-Contravention); and (vi) Section 7.8 (Finders and Brokers) (collectively, the “Company Shareholders Fundamental Warranties”).
Survival of Warranties
No warranties and covenants of Pubco, Centricus, the Company, the Company Shareholders contained in the Business Combination Agreement will survive the Share Acquisition Closing, except that fraud claims will survive the Share Acquisition Closing indefinitely.
Material Adverse Effect
Pursuant to the Business Combination Agreement, a material adverse effect (“Material Adverse Effect”) means, with respect to any specified person, any fact, event, occurrence, change or effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations, or condition (financial or otherwise) of such person and its subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent or materially delay or materially impede the ability of such person or any of its subsidiaries to consummate the transactions contemplated by the Business Combination Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any fact, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, facts, events, occurrences, changes or effects) will not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general global, national, regional, state or local changes in the financial or securities markets or general economic or political or social conditions in the country or region in which such person or any of its subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such person or any of its subsidiaries principally operate; (iii) changes or proposed changes in GAAP, IFRS or other applicable accounting principles or mandatory changes in the regulatory accounting requirements (or any interpretation thereof) applicable to any industry in which such person and its subsidiaries principally operate; (iv) conditions caused by acts of God, epidemic, pandemics (including COVID-19 or any mutation or variation thereof, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of the Business Combination Agreement), terrorism, war (whether or not declared), natural or man-made disaster (including earthquakes, hurricanes and tornados), civil unrest or terrorism; (v) any failure in and of itself by such person and its subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vi), changes attributable to the public announcement or pendency of the Proposed Transactions (including the impact thereof on relationships with customers, suppliers or employees); (vii) changes or proposed changes in applicable law (or any interpretation thereof) after the date of the Business Combination Agreement; (viii) any actions required to be taken, or required not to be taken, pursuant to the terms of the Business Combination Agreement; (ix) in respect of the Company, any action taken by, or at the written request of, Centricus and in respect of Centricus or Pubco, any action taken by, or at the written request of, the Company; and (x) with respect to Centricus, the consummation and effects of the redemption; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i)  — (ix) (as applicable) immediately above will be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such person or any of its subsidiaries compared to other participants in the industries and geographic location in which such person or any of its subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Centricus, the amount of the redemption or the failure to obtain the required Centricus shareholder approval will not be deemed to be a Material Adverse Effect on or with respect to Centricus.
Covenants and Agreements
Conduct of Business by the Company and the Company Shareholders
The Company has agreed that, from the date of the Business Combination Agreement through the earlier of the termination of the Business Combination Agreement and the Merger Closing Date (the “Interim Period”), except as otherwise explicitly contemplated by the Business Combination Agreement, including the schedules thereto, and the Ancillary Documents, or as required by applicable law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Company’s subsidiaries and their operations, the Company shall (and shall cause its subsidiaries): (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice and (ii) comply with all laws in all material respects applicable to the Company and its subsidiaries and their respective businesses, assets and employees.
During the Interim Period, the Company has also agreed not to, and to cause its subsidiaries not to, except as otherwise explicitly contemplated by the Business Combination Agreement, including the schedules thereto, and the Ancillary Documents, or as required by applicable law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Company’s subsidiaries and their operations, or as consented to by Centricus in writing (which consent will not be unreasonably withheld, conditioned or delayed):
•
amend, waive or otherwise change, in any respect, its organizational documents;

•
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities, other than in the ordinary course of business of the Company where recruitment involves options being offered, provided that any persons to whom such options are granted shall be required to rollover such options in accordance with the terms of this Agreement as if such person had been a optionholder of the Company immediately prior to the date of this Agreement and such options in aggregate do not exceed the number of options currently available for grant under the current share option pool;

•
split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•
incur, create, assume or otherwise become liable for any indebtedness in excess of $500,000 individually or $2,000,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business consistent with past practice), or guarantee or endorse any indebtedness, liability or obligation of any person in excess of $500,000 individually or $2,000,000 in the aggregate, in each case, except for hedging or over-the-counter derivatives transactions in the ordinary course of business consistent with past practice;
•
(i) increase the wages, salaries or compensation of its employees other than in the ordinary course of business consistent with past practice, (ii) make or commit to make any bonus payment to any employee, subject to limited exceptions, (iii) grant any severance, retention, change in control or termination or similar pay, subject to limited exceptions, (iv) establish any trust or take any other action to secure the payment of any compensation payable by the Company, (v) materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any company benefit plan with, for or in respect of any current consultant, officer, manager director or employee, subject to limited exceptions, (vi) hire any employee with an annual base salary greater than or equal to $200,000 or engage any person as an independent contractor other than in the ordinary course of business consistent with past practice, or (vii) terminate the employment of any employee other than for cause or in the ordinary course of business consistent with past practice;

•
waive any restrictive covenant obligations of any employee or individual independent contractor of the Company or any of its subsidiaries;

•
unless required by applicable law, (i) modify, extend or enter into any labor agreement, collective bargaining agreement, or other labor-related agreement or arrangement with any labor union, labor organization, works council or other employee-representative body, or (ii) recognize or certify any labor union, labor organization, works council or other employee-representative body as the bargaining representative for any employees of the Company or any of its subsidiaries;

•
make, change or rescind any material election relating to taxes, settle any material action relating to taxes, make any material change in its accounting or tax policies or procedures, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (subject to limited exceptions), or enter into any “closing agreement” as described in Section 7121 of the Code (or any similar settlement or other agreement under similar law) with any governmental authority;

•
other than in the ordinary course of business, (i) sell, transfer or license any Intellectual Property to any person, subject to limited exceptions, (ii) abandon, withdraw, dispose of, permit to lapse or fail to preserve any Company Registered IP, or (iii) disclose any material Trade Secrets to any person who has not entered into a written confidentiality agreement and is not otherwise subject to confidentiality obligations;

•
terminate, or waive or assign any material right under, any material contract or enter into any contract that would be a material contract, in any case outside of the ordinary course of business and consistent with past practice;

•
fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•
establish any subsidiary or enter into any material new line of business;

•
fail to use reasonable endeavors to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect in a manner materially detrimental to any subsidiaries;

•
revalue any of its material assets or make any change in accounting methods, principles or practices, subject to limited exceptions;

•
waive, release, assign, settle or compromise any claim or action, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $100,000 (individually or in the aggregate);

•
close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

•
acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;

•
except in respect of expenditures in connection with the satellite build made in the ordinary course of business, make any capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $2,000,000 in the aggregate);

•
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
voluntarily incur any liability or obligation in excess of $500,000 individually or $2,000,000 in the aggregate, subject to limited exceptions;

•
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber, or otherwise dispose of any material portion of its properties, assets or rights, other than licensing of Intellectual Property in the ordinary course of business consistent with past practice;

•
enter into any agreement, understanding or arrangement with respect to the voting or transfer of equity securities of the Company or any of its subsidiaries;

•
take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Transactions;

•
accelerate the collection of any trade receivables or delay the payment of trade payables or any other liabilities other than in the ordinary course of business consistent with past practice;

•
enter into, amend, waive or terminate any transaction with any Related Person, subject to limited exceptions; or

•
authorize or agree in writing to do any of the foregoing actions.

Additionally, during the Interim Period, except as expressly contemplated by the terms of the Business Combination Agreement, including the schedules thereto, without the prior written consent of Centricus, the Company Shareholders have agreed not to sell, transfer or dispose of any securities of the Company owned by the Company Shareholders, and, to the extent possible within their capacity as shareholders of the Company (including through the exercise of voting rights and by requiring directors of the Company and its subsidiaries nominated for appointment by them) cause the Company and its subsidiaries to comply with the covenants described above.
Conduct of Business by Centricus
Centricus has agreed that, during the Interim Period, except as expressly contemplated by the terms of the Business Combination Agreement, including the schedules thereto, or any Ancillary Document, or as required by applicable law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on Centricus and its operations, Centricus shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice and (ii) comply with all laws in all material respects applicable to Centricus and its business, assets and employees.
During the Interim Period, Centricus has also agreed not to, except as otherwise explicitly contemplated by the Business Combination Agreement, including the schedules thereto, or any Ancillary Documents, or as required by applicable law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on Centricus and its operations, or as consented to by the Company in writing (which consent will not be unreasonably withheld, conditioned or delayed):
•
approve a shareholder circular setting out resolutions to amend, waive or otherwise change, in any respect, its organizational documents;

•
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;
•
approve a shareholder circular setting out resolutions to split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•
incur, create, assume, prepay or otherwise become liable for any Indebtedness in excess of $500,000 individually or $2,000,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, liability or obligation of any person, subject to limited exceptions;

•
amend, waive or otherwise change the Trust Agreement in any manner adverse to Centricus or Centricus’ ability to consummate the transactions contemplated by the Business Combination Agreement;

•
terminate, waive or assign any material right under any material agreement to which it is a party;

•
fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

•
establish any subsidiary or enter into any new line of business;

•
fail to use reasonable endeavors to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect in a manner materially detrimental to Centricus;

•
revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting Centricus’ outside auditors;

•
waive, release, assign, settle or compromise any claim or action, other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages not in excess of $100,000 (individually or in the aggregate);

•
acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

•
make capital expenditures in excess of $500,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate;

•
approve a shareholder circular setting out resolutions to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

•
voluntarily incur any liability or obligation in excess of $500,000 individually or $2,000,000 in the aggregate, subject to limited exceptions;

•
sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

•
enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

•
take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Transactions;

•
make, change or rescind any material election relating to taxes, settle any material action relating to taxes, make any material change in its accounting or tax policies or procedures, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (subject to limited exceptions), or enter into any “closing agreement” as described in Section 7121 of the Code (or any similar settlement or other agreement under similar law) with any governmental authority; or
•
authorize or agree to do any of the foregoing actions.

Conduct of Business by Pubco
Pubco has agreed that, during the Interim Period, except as expressly contemplated by the terms of the Business Combination Agreement or any Ancillary Document, or as required by applicable law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Pubco and it operations, or as consented to by Centricus in writing (which consent will not be unreasonably withheld, conditioned or delayed), Pubco shall conduct its business, in all material respects, in the ordinary course of business.
During the Interim Period, Pubco has also agreed not to, except as otherwise explicitly contemplated by the Business Combination Agreement or any Ancillary Documents, or as required by applicable law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Pubco and it operations, or as consented to by Centricus in writing (which consent will not be unreasonably withheld, conditioned or delayed):
•
approve a shareholder circular setting out resolutions to amend, waive or otherwise change, in any respect, its organizational documents;

•
authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;

•
approve a shareholder circular setting out resolutions to split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

•
incur, create, assume or otherwise become liable for any indebtedness, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any indebtedness, liability or obligation of any person;

•
establish any subsidiary or enter into any new line of business;

•
acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets in each case;

•
make any capital expenditures;

•
approve a shareholder circular setting out resolutions to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•
enter into any agreement, understanding or arrangement with respect to its voting of equity securities;

•
take any action that would reasonably be expected to significantly delay or impair the obtaining of any consents of any governmental authority to be obtained in connection with the Transactions; or

•
authorize or agree to do any of the foregoing actions.

Other Covenants of the Company
Pursuant to the Business Combination Agreement, the Company has agreed, among other things, to:

•
use reasonable endeavors, and reasonably cooperate with Centricus, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to align its business practices with certain recommendations made by Centricus;

•
deliver to Centricus as soon as reasonably practicable following the date of the Business Combination Agreement a true and complete copy of the audited financial statements (including any related notes thereto) of the Company for the financial year ended September 30, 2020, prepared in accordance with the IFRS and audited in accordance with the PCAOB standards by PKF Littlejohn, LLP; and

•
deliver to Centricus, within 30 calendar days following the end of each quarter completed after the date of the Business Combination Agreement, an unaudited quarterly management account of the Company and its subsidiaries for the applicable quarter. From the date of the Business Combination Agreement through the Share Acquisition Closing, the Company has also agreed to promptly deliver to Centricus copies of any audited consolidated financial statements of the Company and its subsidiaries that their certified public accountants may issue.

Other Covenants of Centricus
Pursuant to the Business Combination Agreement, Centricus has agreed, among other things, to:
•
keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities laws, and use its reasonable endeavors prior to the Merger to maintain the listing of the Centricus ordinary shares and the Centricus public warrants on Nasdaq; and

•
keep the Company and the Company Shareholders representative periodically informed of the total amount of deferred and accrued expenses of Centricus from time to time, and Centricus has agreed to consult with the Company and the Company Shareholders representative (who, however, will have no veto rights) each time the total amount of such expenses exceeds certain monetary thresholds.

Other Covenants of Pubco
Pursuant to the Business Combination Agreement, Pubco has agreed, among other things, to:
•
appoint, with effect from the Share Acquisition Closing, Garth Ritchie to the board of directors Pubco, and any other Persons to be agreed between Pubco, the Company and Centricus prior to the Share Acquisition Closing. Pursuant to the Business Combination Agreement, upon the Share Acquisition Closing, David John Williams shall initially serve as the Chair of Pubco;

•
prior to the Share Acquisition Closing, approve and, subject to approval of the shareholders of Pubco, adopt an equity incentive plan; and

•
cause the memorandum and articles of Pubco to be further amended and restated, at or as soon as practicable after the Share Acquisition Closing, so as to remove from the memorandum and articles of Pubco the provisions that are specific to extraordinary general purpose acquisition companies.

Other Covenants of the Key Company Shareholders
Pursuant to the Business Combination Agreement, each of the Key Company Shareholders has agreed to certain direct and indirect non-compete and employee non-solicitation undertakings, in each case, for a period of two years after the Share Acquisition Closing and subject to limited exceptions set forth in the Business Combination Agreement.
Joint Covenants
The Business Combination Agreement also contains certain other covenants and agreements made among the various parties, including that each of the parties will use its reasonable endeavors, and will cooperate fully with the other parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by the Business Combination Agreement and to comply as promptly as practicable with all requirements of governmental authorities applicable to the transactions contemplated by the Business Combination Agreement, including making any filing or application required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
Furthermore, the Business Combination Agreement contains additional customary covenants and agreements among the various parties pertaining to, among other matters:
•
the preparation and filing of this registration statement on Form F-4 and the proxy statement/prospectus included herein (and any amendments and supplements);

•
the extraordinary general meeting of shareholders and approval of the Business Combination Proposal by Centricus’ shareholders, including (a) the Centricus board recommendation that Centricus’ shareholders approve the proposals, and (b) Centricus’ ability to make one or more successive postponements or adjournments of the extraordinary general meeting of shareholders if necessary or desirable in the reasonable determination of Centricus;

•
exclusivity with respect to the transactions contemplated by the Business Combination Agreement and matters relating to alternative transactions;

•
confidentiality and public announcements and other communications regarding the Business Combination Agreement, the Ancillary Documents and the transactions contemplated thereby and related matters;

•
giving notice to the other parties as promptly as practicable to such party of facts, circumstances and conditions which, among other things, would, or would reasonably be expected to cause any conditions to each of the Merger Closing and Share Acquisition Closing to not be satisfied, or the satisfaction of certain conditions to be delayed;

•
termination of certain agreements, if applicable; and

•
director and officer indemnification.

Closing Conditions
The consummation of the Proposed Transactions is conditioned upon the satisfaction or waiver by the applicable parties to the Business Combination Agreement of the conditions summarized below. Therefore, unless these conditions are waived by the applicable parties to the Business Combination Agreement, the Proposed Transactions may not be consummated. There can be no assurance that the parties to the Business Combination Agreement would waive any such provisions therein.
Conditions to the Obligations of Each Party
The obligations of each party to consummate the Proposed Transactions are subject to the satisfaction or written waiver (where permissible) by the Company and Centricus of the following conditions as of the Merger Closing Date:
•
if Centricus delivers notice that a filing is required, the termination or expiration of all required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder;

•
Centricus’ shareholders having approved the Business Combination Proposal;

•
the absence of any law or governmental order, inquiry, proceeding or other action that would prohibit the Proposed Transactions;

•
Centricus having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining at the Share Acquisition Closing after giving effect to the redemption;

•
Centricus and Pubco having at least $150.0 million of cash either in or outside of the Trust Account, after taking into accounts payments by Centricus for the redemption and any proceeds received by Pubco from the PIPE Financing, and Centricus having made arrangements prior to the Share

Acquisition Closing Date for any portion of such cash held in the Trust Account to be released from the Trust Account in connection with the Share Acquisition Closing;
•
the Pubco ordinary shares and Pubco warrants having been approved for listing on Nasdaq, subject only to official notice thereof; and

•
this registration statement on Form F-4 and the proxy statement/prospectus included herein (and any amendments and supplements) shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to this registration statement on Form F-4, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.

Conditions to the Obligations of the Company, Pubco and the Company Shareholders
The obligations of the Company, Pubco and the Company Shareholders to consummate the Proposed Transactions are subject to the satisfaction or written waiver (where permissible) by the Company and Pubco of the following conditions as of the Merger Closing Date:
•
the Centricus Fundamental Warranties being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date);

•
the other warranties of Centricus set forth in the Business Combination Agreement being true and correct on and as of the date of the Business Combination Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for (i) those warranties that address matters only as of a particular date (which warranties shall have been true correct as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Centricus;

•
Centricus having performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants to be performed or complied with by it on or prior to the Merger Closing Date; and

•
the parties to the Business Combination Agreement shall have received all consents of or with any governmental authority.

Conditions to the Obligations of Centricus
The obligations of Centricus to consummate the Proposed Transactions are subject to the satisfaction or written waiver (where permissible) by Centricus of the following conditions as of the Merger Closing Date:
•
the Pubco Fundamental Warranties being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date);

•
the other warranties of Pubco set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of Pubco pursuant thereto being true and correct on and as of the date of the Business Combination Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for (i) those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Pubco;

•
the Company Fundamental Warranties and the Company Shareholders Fundamental Warranties being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and on and as of the Share Acquisition Closing Date as if made on the Share

Acquisition Closing Date, except for those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date);
•
the other warranties of the Company and the Company Shareholders set forth in the Business Combination Agreement and in any certificate delivered by or on behalf of the Company or the Company Shareholders pursuant thereto being true and correct on and as of the date of the Business Combination Agreement and on and as of the Share Acquisition Closing Date as if made on the Share Acquisition Closing Date, except for (i) those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company or any of its subsidiaries, or the Company Shareholders, as applicable;

•
Pubco, the Company and the Company Shareholders having performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under the Business Combination Agreement to be performed or complied with by them on or prior to the Merger Closing Date; and

•
the execution and delivery to Centricus of certain closing deliverables, including (i) power of attorneys, officers’ certificates and (ii) various share transfer deliverables.

Termination
The Business Combination Agreement may be terminated and the Proposed Transactions may be abandoned at any time prior to the consummation of the Proposed Transactions as follows:
•
by mutual written consent of Centricus and the Company;

•
by either Centricus or the Company if any of the closing conditions set forth in the Business Combination Agreement have not occurred by the date falling six months from the date of the Business Combination Agreement (the “Outside Date”); provided that, if the Registration Statement is not declared effective by not later than fifteen (15) business days prior to the Outside Date, Centricus and the Company shall each have the right by providing written notice thereof to the Company or to Centricus (as applicable) to extend the Outside Date for an additional period of three (3) months; provided further, however, that the Business Combination Agreement may not be terminated under such provision of the Business Combination Agreement by or on behalf of any party that either directly or indirectly through its affiliates is in breach or violation of any warranty, covenant or obligation contained therein, with such breach or violation being the proximate cause of the failure of the Share Acquisition Closing to occur on or prior to the Outside Date;

•
by either Centricus or the Company if any governmental authority of competent jurisdiction will have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement, and such order or other action has become final and non-appealable; provided that the right to terminate the Business Combination Agreement pursuant to such section will not be available to a party if the failure by such party or its affiliates to comply with any provision of the Business Combination Agreement has been a substantial cause of such action;

•
by the Company upon a material breach of any warranty, covenant or agreement on the part of Centricus set forth in the Business Combination Agreement, or if any warranty of Centricus becomes untrue or materially inaccurate, in each case such that the related closing conditions contained in the Business Combination Agreement are not satisfied, subject to customary exceptions and cure rights;

•
by Centricus upon a material breach of any warranty, covenant or agreement on the part of the Company, Pubco or the Company Shareholders set forth in the Business Combination Agreement, or if any warranty of the Company, Pubco or the Company Shareholders becomes untrue or inaccurate, in each case such that the related closing conditions contained in the Business Combination Agreement are not satisfied, subject to customary exceptions and cure rights;

•
by either Centricus or the Company if the extraordinary general meeting of shareholders is held and has concluded, Centricus’ shareholders have duly voted, and the Business Combination Proposal has not been approved by Centricus’ shareholders.

Upon termination of the Business Combination Agreement, the Business Combination Agreement will become void and have no further effect (other than certain customary provisions that will survive a termination), without any liability to the parties thereto (other than liability for any breach of the Business Combination Agreement by a party occurring prior to the termination of the Business Combination Agreement).
Specific Performance
Each party is entitled under the Business Combination Agreement to seek an injunction, specific performance or other equitable remedy to prevent or remedy any breach of the Business Combination Agreement and to seek to enforce specifically the terms and provisions thereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Business Combination Agreement, at law or in equity.
Fees and Expenses
Unless otherwise provided for in the Business Combination Agreement, all fees and expenses incurred in connection with entering into the Business Combination Agreement will be paid by the party incurring such fees and expenses. With respect to Centricus, such fees will be paid from funds held by Pubco (as Centricus’ legal successor) either in or outside the Trust Account.
Amendments
The Business Combination Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Centricus, Pubco, the Company, Centricus’ representative and the Company Shareholders representative.
Governing Law; Jurisdiction
The Business Combination Agreement and any non-contractual rights or obligations arising out of or in connection with it are governed by the laws of England and Wales. The parties to the Business Combination Agreement have irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to hear, determine and settle any disputes and, for such purposes, irrevocably submit to the jurisdiction of such courts, waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum.
Ancillary Documents
This section describes certain additional agreements entered into or to be entered into pursuant to the Business Combination Agreement, but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the agreements. The full text of the Ancillary Documents, or forms thereof, are filed as annexes to this proxy statement/prospectus or as exhibits to this proxy statement/prospectus of which this proxy statement/prospectus forms a part, and the following descriptions are qualified in their entirety by the full text of such annexes and exhibits. Centricus shareholders and other interested parties are urged to read such Ancillary Documents in their entirety prior to voting on the proposals presented at the general meeting.
Lock-Up Agreements
At the Share Acquisition Closing, the Company Shareholders and the Centricus Initial Shareholders shall each enter into a Lock-Up Agreement with Pubco (the “Lock-Up Agreements”).
Pursuant to the Lock-Up Agreement, subject to certain limited exceptions, the Company Shareholders and the Centricus Initial Shareholders agree not to transfer any Pubco ordinary shares to be received by the

Company Shareholders and the Centricus Initial Shareholders, respectively, pursuant to the Business Combination Agreement during the period commencing from the Share Acquisition Closing until the earlier to occur of (i) the date on which the closing price of the Pubco ordinary shares during such period exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period and (ii) eighteen (18) months after the Share Acquisition Closing.
New Registration Rights Agreement
By no later than the Merger Closing Date, Pubco, the Key Company Shareholders, Notion Capital III LP, MNL Nominees Limited and the Centricus Initial Shareholders shall enter into a registration and shareholder rights agreement (the “New Registration Rights Agreement”), effective as of the Share Acquisition Closing. Pursuant to the New Registration Rights Agreement, among other things, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Pubco file a registration statement with the SEC to register the securities of Pubco held by such Holders. The New Registration Rights Agreement will also (i) provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminate the Registration and Shareholder Rights Agreement, dated as of February 3, 2021, among Centricus, the Sponsor and the other “Holders” named therein.
Subscription Agreements
In connection with the execution of the Business Combination Agreement, Centricus and Pubco entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 Pubco ordinary shares at $10.00 per share for gross proceeds of $71,000,000 immediately following the Merger Effective Time, $51,000,000 of which will be funded by the Centricus PIPE Investors. The Pubco ordinary shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Pubco has agreed to register the resale of the Pubco ordinary shares issued in connection with the PIPE Financing pursuant to a registration statement that must be filed within 30 days after the consummation of the Proposed Transactions. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.
The closings under the Subscription Agreements will occur substantially concurrently with the closing of the Proposed Transactions and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Business Combination Agreement in accordance with its terms or (ii) the mutual written agreement of the parties thereto.

Organizational Structure
Prior to the Proposed Transactions
The following diagram depicts the organizational structure of Centricus, the Company and Pubco before the Proposed Transactions.
ORGANIZATION STRUCTURE PRE-COMPLETION OF THE PROPOSED TRANSACTIONS
Following the Proposed Transactions
The following diagram depicts the organizational structure of Centricus, the Company and Pubco after the Proposed Transactions.

ORGANIZATION STRUCTURE POST-COMPLETION OF THE PROPOSED TRANSACTIONS(1)

(1)
These relative percentages assume (i) that none of Centricus’ existing public shareholders exercise their redemption rights, (ii) that 7,100,000 Pubco ordinary shares are issued to the PIPE Investors in connection with the PIPE Financing and (iii) that no additional equity securities of Centricus or Pubco are issued. The structure chart excludes (a) Pubco ordinary shares issuable upon the exercise of 14,891,667 Pubco warrants to be outstanding upon completion of the Proposed Transactions, (b) 9,464,357 Pubco ordinary shares issuable pursuant to the Company option plan and (c) the 10,000,000 Earnout Shares issuable upon satisfaction of the Earnout Condition.

(2)
Based on an estimated price of $10.00 per share.

Name, Headquarters; Stock Symbols
Following the Merger, the separate corporate existence of Centricus will cease and Pubco will continue as the surviving company under the name Arqit Quantum Inc. with its headquarters located at 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE. Pubco intends to apply for listing, effective at the time of the Merger Closing, of Arqit Quantum Inc. shares and Arqit Quantum Inc. warrants on Nasdaq under the symbols “ARQQ” and “ARQQW,” respectively. Our publicly traded Centricus units will separate into the component securities upon the Merger Closing and each component security will be exchanged into a substantially equivalent Pubco security. Centricus’ securities will no longer be publicly traded following their exchange into Pubco securities.
Interests of Certain Persons in the Proposed Transactions
In considering the recommendation of Centricus’ board of directors to vote in favor of the Proposed Transactions, Centricus’ shareholders should be aware that, aside from their interests as shareholders, the Sponsor and Centricus’ directors and officers have interests in the Proposed Transactions that are different from, or in addition to, those of other Centricus shareholders and Centricus warrant holders generally. Centricus’ directors were aware of and considered these interests, among other matters, in evaluating the Proposed Transactions, and in recommending to Centricus shareholders that they approve the Proposed Transactions. Centricus shareholders should take these interests into account in deciding whether to approve the Proposed Transactions. These interests include, among other things:
•
the beneficial ownership of the Centricus Initial Shareholders of 8,625,000 Centricus founder shares, which shares would become worthless if Centricus does not complete a business combination within the applicable time period, as the Centricus Initial Shareholders waived any right to redemption with

respect to these shares. Such shares have an aggregate market value of approximately $      based on the closing price of the Centricus ordinary shares of $      on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders;
•
the fact that the Sponsor paid an aggregate of $25,000 for the 8,625,000 Centricus founder shares and such securities will have a significant higher value at the time of the Proposed Transactions, estimated at approximately $         based on the closing price of the Centricus ordinary shares of $         on Nasdaq on July 26, 2021, the record date for the extraordinary general meeting of shareholders; as such, the Sponsor and its affiliates can earn a positive rate of return on their investment, even if Centricus public shareholders experience a negative rate of return following consummation of the Proposed Transactions;

•
the Centricus Initial Shareholders are expected to hold an aggregate of approximately 5% of the outstanding Pubco ordinary shares upon the consummation of the Proposed Transactions after giving effect to the PIPE Financing, assuming (i) none of the options under the Company option plan are exercised and (ii) none of Centricus’ existing public shareholders exercise their redemption rights;

•
Centricus’ directors and officers will not receive reimbursement for any out-of-pocket expenses incurred by them on Centricus’ behalf incident to identifying, investigating and consummating a business combination to the extent such expenses exceed the amount not required to be retained in the Trust Account, unless a business combination is consummated;

•
the fact that, in connection with the PIPE Financing, the Centricus PIPE Investors will receive 5,100,000 Pubco ordinary shares;

•
the potential continuation of Manfredi Lefebvre d’Ovidio and Garth Ritchie as a director of Pubco, and the potential appointment of Carlo Calabria as a director of Pubco; and

•
the continued indemnification of current directors and officers of Centricus and the continuation of directors’ and officers’ liability insurance after the Proposed Transactions.

These interests may influence Centricus’ directors in making their recommendation to vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus.
Background of the Proposed Transactions
Centricus is a newly organized blank check company, incorporated on November 24, 2020 as a Cayman Islands exempted company for the purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Centricus’ business strategy is to capitalize on its experience, capabilities and successful investment approach to consummate its initial business combination. In addition to identifying and executing acquisitions, Centricus’ management team has several decades of experience operating businesses and driving value creation initiatives across market cycles. A key component of its business strategy is to identify and implement these initiatives designed to increase shareholder value as its team has done in the past for several companies.
The Proposed Transactions were the result of an extensive search for a potential transaction utilizing the deep experience and network of Centricus’ management. The terms of the Business Combination Agreement are the result of extensive negotiations between the Centricus management team and the Company management team and shareholders. The following is a brief description of the material background of these negotiations, the Proposed Transactions and related transactions.
On February 8, 2021, Centricus consummated its IPO and the sale of 34,500,000 Centricus units, which includes the full exercise by the underwriters of its over-allotment option in the amount of 4,500,000 Centricus units. Simultaneously with the closing of the IPO, Centricus consummated the private placement of 6,266,667 Centricus warrants to the Sponsor, generating gross proceeds of approximately $9.4 million.
Following the closing of the IPO, Centricus commenced an active search for potential target businesses or assets to acquire for the purpose of consummating its initial business combination. It reviewed self-generated ideas, explored ideas with the underwriters from its IPO, and contacted, and were contacted by, a number of individuals and entities with respect to potential business combination opportunities. As part of this process, Centricus management had an active target list under review of more than 20 potential acquisition targets, after screening more than 100 identified or presented targets, focusing primarily on growth companies headquartered in Europe with global footprints.
From February 9 to March 9, 2021, Centricus engaged in detailed discussions directly with the senior executives, shareholders or sponsors of over 10 alternative target opportunities, other than the Company (the “Other Potential Acquisitions”). In several cases, Centricus entered into non-disclosure agreements in order to receive further detailed information about these potential targets. As part of its acquisition strategy, Centricus focused on bilateral discussions with the key sponsors and decision makers of each of the Other Potential Acquisitions regarding a potential transaction.
The Centricus Board of Directors ultimately determined that a business combination with the Company was a very attractive potential transaction for Centricus. The decision to ultimately pursue a business combination with the Company over the Other Potential Acquisitions was generally the result of, but not limited to, one or more of the following reasons:
•
the determination of Centricus’ management and the Sponsor that the Company was an attractive investment opportunity because of its ground-breaking technology, strong growth potential and impressive and public market ready management team;

•
the determination of Centricus’ management and the Sponsor that the Company was a more attractive and actionable opportunity than the Other Potential Acquisitions;

•
the determination of Centricus’ management and the Sponsor that a business combination with the Company was quicker to execute than the Other Potential Acquisitions; and

•
a difference in valuation expectations, as well as different views on the general benefits deriving from accessing public markets through a business combination with a blank check company as opposed to a traditional initial public offering process, between Centricus and the senior executives or shareholders of the Other Potential Acquisitions.

The following paragraphs contain additional material details of the interactions between representatives of Centricus, the Sponsor, the Company and the Company Shareholders.
On February 26, 2021, the Company began discussions with Deutsche Bank AG, London Branch (“Deutsche Bank”) regarding the engagement of Deutsche Bank as its financial advisor and capital markets advisor in connection with the Proposed Transactions.
On March 1, 2021, representatives from Deutsche Bank organized an introductory video meeting for Centricus and the Company to attend. During the introductory meeting, David Williams from the Company presented the Company’s business and products to Garth Ritchie from Centricus. Mr. Ritchie and Mr. Williams agreed to hold a further call at a later date in order to discuss the business of the Company in more detail as well as potential strategic opportunities.
On March 2, March 3 and March 5, 2021, further video meetings were held between Mr. Ritchie and Mr. Williams. During such calls, the parties discussed in further detail the Company’s business, competitive strengths and growth strategy. In addition, the parties discussed the process and transaction structure of a potential business combination.
On March 4, 2021, the Company engaged Deutsche Bank to act as its financial advisor and capital markets advisor in connection with the Proposed Transactions.
On March 7, 2021, another video meeting was held between Mr. Ritchie and Mr. Williams in order to discuss the terms and conditions of the non-binding term sheet.
Sponsor’s representatives and Centricus’ executive officers periodically updated Centricus’ directors with respect to the discussions with the Company’s representatives and on March 9, 2021 sent the members of Centricus’ board of directors a final draft of a non-binding letter of intent, which was then executed.
On March 9, 2021, Centricus and the Company entered into the non-binding term sheet, setting out, among other things, the potential structure of the Proposed Transactions, an estimated equity valuation of the

Company of $1,200 million, agreement of the initial composition of the directors which will be comprised of the directors designated by the Company and one director designated by Centricus and a binding exclusivity period lasting until April 8, 2021.
On March 9, 2021, following the execution of the non-binding term sheet, Mr. Ritchie and Mr. Williams held a video conference call in order to discuss certain due diligence questions on the customers and contracts of the Company, the need for expert due diligence, as well as the engagement of J.P. Morgan Securities LLC (“JPM” and together with Deutsche Bank, the “Placement Agents”) in the Proposed Transactions.
Between March 9 and May 7, 2021, representatives of Centricus and its legal, tax and other advisors conducted business, legal and financial due diligence with respect to the Company. On March 11, 2021, representatives of Centricus, the Company, JPM (as financial advisor to Centricus) and Deutsche Bank (as financial advisor and capital markets advisor to the Company) participated in a financial due diligence call. On March 17, 2021, Latham & Watkins LLP (“Latham”), counsel to Centricus and the Sponsor, circulated the initial draft of the due diligence memorandum to Centricus for review. From March 18 to March 28, 2021, Latham and White & Case LLP (“W&C”), counsel to the Company, exchanged correspondences in respect of the due diligence questions and answers. Representatives from Latham and Centricus held a zoom call on March 30, 2021 to discuss the initial draft of the due diligence memorandum.
Until the signing of definitive documentation, Sponsor’s representatives periodically consulted with Centricus’ board of directors and individual directors of Centricus and received their input and guidance with respect to the proposed transaction and the terms thereof, among other matters. Representatives of Centricus, the Sponsor, the Company, Latham, W&C and the Placement Agents held regular check-in calls to further discuss and refine the transaction timeline and work streams.
On March 11, 2021, representatives of Centricus, the Company, Latham, W&C and the Placement Agents held an organizational call to kick off the various work streams of the Proposed Transactions. On the same day, a separate call was held between representatives of Centricus, the Sponsor and the Company to discuss the next steps of the Proposed Transactions.
On March 12, 2021, Latham sent an introductory email to KPMG LLP (“KPMG”), accounting and tax adviser to the Company in order to begin the tax structuring discussions with Centricus, the Company and W&C.
On March 16, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included timeline for PIPE marketing process and auditor engagement.
On March 17, 2021, Sidley Austin LLP (“Sidley”), counsel to the Placement Agents, circulated the initial drafts of the placement agent engagement letter and wall-cross scripts to W&C and Latham for review.
On March 18, 2021, representatives of Centricus, the Company and the Placement Agents held a series of conference calls in order to discuss the PIPE investor presentation drafting and the modelling of prospective financial information of the Company. On the same day, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included an update on the general transaction timeline, in particular the planning and timing of engaging the PIPE market, tax structuring and an update on the auditor engagement process and audit timing. Other topics included the division of drafting responsibilities for the transaction documents and an update on legal diligence. In addition, a separate call was held between Mr. Ritchie and Mr. Williams to discuss status of the Proposed Transactions and potential pricing of the PIPE offering.
On March 19, 2021, Deutsche Bank circulated the initial draft of the PIPE investor presentation to the legal advisers of the Company and Centricus. Questions and comments were exchanged by all parties over the following weeks. Representatives of Centricus and the Company used the agreed investor presentation from April 1 until May 6, 2021, for meetings with certain wall-crossed investors.
On March 19, 2021, Centricus held a board meeting via conference call in order to, amongst other things, ratify the execution of the term sheet, approve the commencement of the due diligence workstreams with respect to the Company and approve the engagement of KPMG as accounting and tax adviser.

On March 22, 2021, KPMG circulated various tax structuring options by email to all parties. A call was held later that day between representatives of the Company, Centricus, Latham and W&C, to discuss the potential transaction tax structures and how best to move forward with the various work streams. On March 23, 2021, KPMG circulated revised tax structuring options by email to Latham and W&C.
On March 23, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included an update on the general transaction timeline, in particular with respect to the auditor appointment and audit timing and confirmation of Pubco’s tax residency. On the same day, Mr. Ritchie and Mr. Williams held a video conference call to discuss drafting and messaging in the PIPE investor presentation.
On March 24, 2021, representatives of Centricus, Latham and W&C participated in a weekly video call with respect to the Proposed Transactions. The main topic for discussion was the structure of the Proposed Transactions.
On March 24 and March 29, 2021, representatives of Centricus, the Company and KPMG participated in conference calls in order to discuss tax due diligence.
On March 25, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topic for discussion was the draft investor presentation to be used in PIPE marketing.
On March 30, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included confirmation that the auditors had been appointed and an update on the upcoming PIPE marketing process and the timeline to finalize the PIPE investor presentation, Placement Agent engagements letters and wall-cross scripts.
On March 30, 2021, representatives from all parties attended a conference call in order to conduct technical due diligence with a third party expert in cyber security.
On March 30, 2021, Latham circulated the initial draft of the Subscription Agreement to W&C and Sidley. Between March 30 and April 15, 2021, the parties exchanged correspondences and comments in respect of the Subscription Agreement. On April 15, 2021, the parties had agreed the form of Subscription Agreement and it was posted to the virtual data room for review by wall-crossed investors.
On March 31, 2021, representatives of Centricus, Latham and W&C participated in a weekly video call with respect to the Proposed Transactions. The main topics for discussion were treatment of the Company’s options and convertible loan notes in connection with the Proposed Transaction.
On April 1, 2021, representatives of Latham and W&C participated in a video call with respect to the Proposed Transactions. The main topics for discussion were the treatment of the Company’s convertible loan notes and to confirm the mechanics for the exercise and sale of the notes to PubCo.
On April 1, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included an update on the status of auditor’s review and tax structuring, as well as a discussion as to the initiation of the PIPE marketing process.
On April 1, 2021, the Placement Agents initiated the PIPE marketing process to approach potential PIPE investors. Following that, Centricus and the Company began discussions with wall-crossed investors. From April 1 to May 6, 2021, a series of meetings were held by representatives of the Placement Agents, Centricus and the Company to meet with wall-crossed investors.
On April 6, April 8 and April 13, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in bi-weekly update calls with respect to the Proposed Transactions. The main topics for discussion included an update on the PIPE marketing process and discussions with wall-crossed investors.

On April 7, 2021, Latham circulated the initial draft of the Business Combination Agreement to W&C. Between April 7 and May 10, 2021, Latham and W&C exchanged revised drafts of the Business Combination Agreement and the related ancillary agreements, and engaged in negotiations of such documents and agreements.
On April 15, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included the SEC’s Staff Statement on Account and Reporting Considerations for Warrants issued by Special Purpose Acquisition Companies (the “SEC Statement”) and any implication on the transaction timeline, as well as an update on the PIPE marketing process and discussion with wall-crossed investors.
Between April 15 and May 11, 2021, Latham, W&C and Sidley engaged in negotiations with prospective PIPE investors regarding the terms of the Subscription Agreements and responded to follow up questions and comments from prospective PIPE investors. On May 11, 2021, the Subscription Agreements were agreed among the relevant parties.
On April 15, 2021, a conference call was held with potential PIPE investors and representatives of the Company, the Placement Agents, Latham and W&C for a presentation and subsequent Q&A with a third party expert in cyber security in relation to the technology of the Company.
On April 19, 2021, representatives of Centricus, the Company and the Placement Agents participated in a status update call to discuss the feedback from PIPE marketing process.
On April 20, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included an in-depth update on investor feedback, the upcoming meetings between the Placement Agents and potential investors.
On April 21, 2021, representatives of Centricus, Latham and W&C participated in a weekly video call with respect to the Proposed Transaction. The main topics for discussion included an update with respect to the secondary sale mechanics, the accounting of warrants following the SEC Statement, corresponding amendments to the transaction documents and a discussion of the signing timeline and process more generally.
On April 22, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in a bi-weekly update call with respect to the Proposed Transactions. The main topics for discussion included an update with respect to transaction timing and the setting of a tentative post-signing timeline, as well as the status of legal documentation.
Between April 23 and April 27, 2021, Latham and W&C exchanged correspondences in respect of data protection due diligence.
On April 27, 2021, Mr. Ritchie and Mr. Williams held a video call to discuss the distribution and pricing of PIPE offering. On the same day, Latham circulated an indicative timeline which set out the key milestones from signing to closing of the Proposed Transactions to, amongst others, representatives of Centricus, the Company, KPMG and W&C.
On April 27 and April 29, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in bi-weekly update calls with respect to the Proposed Transactions. The main topics for discussion included an update on the discussions with PIPE investors and on the proposed timeline of the transaction.
On April 28, 2021, representatives of Centricus, Latham and W&C participated in a weekly video call with respect to the Proposed Transactions. The main topics for discussion included an update on the transaction documents and filing timings, as well as the board composition of Pubco.
On April 29, 2021, representatives of Centricus, Latham, W&C and KPMG participated in a conference call with respect to the valuation of the Company’s U.S. assets in order to determine whether further filings would be required.
On April 30, 2021, following internal discussion among representatives of Centricus and the Sponsor, Mr. Ritchie and Mr. Williams exchanged correspondences with respect to the potential for certain affiliates of the Sponsor to invest in the PIPE offering at a reduced pre-money equity valuation of $1,000 million of the Company. From April 30 to May 6, 2021, Centricus and the Sponsor had further internal discussion, and representative of Centricus and the Company exchanged further correspondences regarding certain affiliates of the Sponsor’s investment in the PIPE offering, the reduction of the Company’s pre-money equity valuation and the potential transaction structure of share earn out. On May 6, 2021, the parties agreed that the Company’s pre-money equity valuation would be reduced to $900 million and that an additional $100 million earn-out shares would be paid out to the shareholders of the Company upon satisfaction of certain earn-out conditions within three years following the closing of the Proposed Transactions.
On May 4 and May 6, 2021, representatives of Centricus, the Company, the Placement Agents, Latham, W&C and KPMG participated in bi-weekly update calls with respect to the Proposed Transactions. The main topics for discussion included the transaction execution timeline, the updated transaction structure as well as latest status on discussions with potential PIPE investors. The parties also considered and discussed the content and timing of the press release post announcement of the Proposed Transactions.
On May 6, 2021, Deutsche Bank circulated an updated draft of the investor presentation. The parties circulated comments and revised drafts on multiple occasions between May 6 and May 10, 2021, at which time the final form of investor presentation was agreed.
On May 6, 2021, a meeting of the Centricus Board was held with Centricus’ management in attendance. At the meeting, the Centricus Board was provided with an overview of the Proposed Transactions (including the potential benefits and the risks related thereto), the key terms of the definitive documentation related thereto and the due diligence process and findings with respect to the Company (including a brief summary of the key findings from the due diligence review conducted by representatives and advisors of Centricus). In addition, members of the Centricus Board disclosed and acknowledged any conflicts of interests of the members of the Centricus Board. Based on the factors cited in “— Centricus’ Board of Directors’ Reasons for Approval of the Business Combination,” the Centricus Board then adopted, among other resolutions, resolutions (i) determining that it is in the best interests of Centricus and its shareholders to approve the execution and delivery of the Business Combination Agreement and the ancillary agreements and the transactions contemplated by each of the foregoing and (ii) adopting the Business Combination Agreement and ancillary agreements and approved Centricus’ execution, delivery and performance of the same and the consummation of the transactions contemplated by the Business Combination Agreement and the ancillary agreements. The Centricus Board also reviewed and discussed the financial due diligence process overview report prepared by JPM in connection with the Proposed Transactions. The Centricus Board did not obtain a third-party valuation or fairness opinion in connection with the determination to approve the Proposed Transactions but felt that the officers of Centricus, the members of the Centricus Board and the other representatives of Centricus had substantial experience in evaluating the operating and financial merits of companies similar to the Company and concluded that the experience and background of the officers of Centricus, the members of the Centricus Board and the other representatives of Centricus enabled the Centricus Board to make the necessary analyses and determinations regarding the Proposed Transactions.
On May 7, 2021, Latham circulated an updated draft of the indicative post-signing timeline. Also on May 7, 2021, Centricus circulated an email to Latham, W&C, KPMG and the Company, setting out the proposed board structure and composition of PubCo.
On May 10, 2021, after relevant comments and updated drafts of the Business Combination Agreement and other ancillary agreements were shared with and agreed to by the parties, Latham and W&C circulated the execution versions of the Business Combination Agreement, including the disclosure schedules and all exhibits, the Lock-Up Agreements, the New Registration Rights Agreement and various other documents to be delivered concurrently with the signing.
On May 11, 2021, the board of directors of the Company and the board of directors of Pubco each held a meeting during which they each approved the Proposed Transactions, Business Combination Agreement and the various other documents to be delivered concurrently with the signing.
The Business Combination Agreement was signed on May 12, 2021. Concurrently with signing the Business Combination Agreement, Pubco, Centricus and the PIPE Investors entered into the Subscription Agreements. On May 12, 2021, the press release announcing the Proposed Transactions was released and Centricus’ current report on Form 8-K was filed with the SEC.

Centricus’ Board of Directors’ Reasons for Approval of the Proposed Transactions.
On May 6, 2021, Centricus’ board unanimously (i) approved the Business Combination Agreement and the transactions contemplated thereby, (ii) determined that the Proposed Transactions are advisable and fair to and in the best interests of Centricus and its shareholders, and (iii) recommended that Centricus’ shareholders approve the Business Combination Proposal and the other proposals described herein.
In evaluating the Proposed Transactions and making these determinations and its recommendation, Centricus’ board consulted with its advisors and considered a number of factors, including, but not limited to, the factors discussed below. In light of the wide number and complexity of the factors considered in connection with its evaluation of the Proposed Transactions, the board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. Centricus’ board viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Centricus’ board’s reasons for the Proposed Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
Centricus’ board considered a number of factors pertaining to the Proposed Transactions as generally supporting its decision to approve the entry into the Business Combination Agreement and the transactions contemplated thereby, including but not limited to, the following material factors:
Symmetric Keys are Secure.   Arqit’s platform creates symmetric encryption keys, which is a cyber-encryption technology that is secure against all forms of attack including by quantum computers. A symmetric encryption key, once created, is computationally secure. This means that it is regarded as impossible, even for a quantum computer, to guess a symmetric encryption key in less than millions of years. Arqit’s technology is built around this secure encryption tool.
Groundbreaking and Proprietary Distribution Technology.   The importance of Arqit’s platform lies in its ability to “distribute” symmetric keys securely at scale by creating them at end points. Although symmetric encryption keys are secure, to date there has been no secure way to create and distribute symmetric keys electronically. Arqit’s groundbreaking technology has solved these known issues. Its innovations create symmetric encryption keys at end points when they are needed, at scale, securely, at any kind of end point device and in groups of any size.
Simple to Implement.   Symmetric encryption keys are built into almost every major software system, so their use, along with a symmetric algorithm such as AES256, is very simple to deploy with no major change to existing customer infrastructure. Symmetric encryption keys impose relatively low computational burdens on end point devices, and Arqit’s lightweight agent is light enough to work on even the smallest of Internet of Things sensors.
Easily Scalable.   Arqit’s software, fulfilled from the cloud, automatically creates keys in infinite volumes at minimal cost, resulting in low capital expenditure once deployed. From an operating cost perspective, there is no human analysis or information processing required by Arqit’s product, so personnel costs are limited to maintaining core infrastructure, marketing and customer support. These factors make Arqit’s products easily scalable for both Arqit and its customers.
Other Alternatives.   Centricus’ board’s belief, after a thorough review of other business combination opportunities reasonably available to Centricus, many of which the board believed were highly attractive, that the Proposed Transactions represent the best potential business combination for Centricus based upon the process utilized to evaluate and assess other potential acquisition targets.
Terms of the Business Combination Agreement and Related Agreements.   Centricus’ board of directors reviewed the financial and other terms of the Business Combination Agreement and related agreements and determined that they were the product of arm’s-length negotiations among the parties.
The board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Proposed Transactions, including, but not limited to, the following:

History of Losses.   The Company is an early stage company with a history of losses and will be reliant upon a significant increase in sales and marketing activity in order to become profitable in the future.
Benefits Not Achieved.   The risk that the potential benefits of the Proposed Transactions may not be fully achieved, or may not be achieved within the expected timeframe.
Liquidation of Centricus.   The risks and costs to Centricus if the Proposed Transactions are not completed and Centricus is unable to consummate an initial business combination by February 8, 2023, or during an Extension Period, forcing Centricus to liquidate and the Centricus warrants to expire worthless.
Shareholder Vote; Redemptions.   The risk that Centricus’ shareholders may fail to provide the respective votes necessary to effect the Proposed Transactions, or that a large number of Centricus shareholders may seek redemption of their public shares and adversely impact the post-Closing liquidity of Pubco.
Closing Conditions.   The fact that the consummation of the Proposed Transactions is conditioned on the satisfaction of certain closing conditions that are not within Centricus’ control.
Other Risks.   Various other risks associated with the Proposed Transactions, the business of Centricus and the business of the Company described under “Risk Factors.”
In addition to considering the factors described above, the board also considered that the officers and some of the directors of Centricus may have interests in the Proposed Transactions as individuals that are different from, or in addition to, those of other shareholders and warrant holders generally (see “— Interests of Certain Persons in the Proposed Transactions.”). Centricus’ independent directors reviewed and considered these interests during their evaluation of the Proposed Transactions and in unanimously approving, as members of Centricus’ board, the Business Combination Agreement and the transactions contemplated therein, including the Proposed Transactions.
The board concluded that the potential benefits that it expected Centricus and its shareholders to achieve as a result of the Proposed Transactions outweighed the potentially negative factors associated with the Proposed Transactions. Accordingly, the board unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Proposed Transactions, were advisable, fair to, and in the best interests of, Centricus and its shareholders. The foregoing discussion of the information and factors considered by Centricus’ board of directors is not meant to be exhaustive, but includes the material information and factors considered by Centricus’ board of directors.
Certain Unaudited Prospective Financial Information of the Company
The Company does not as a matter of course make public projections as to future revenues, performance, financial condition or other results. However, the Company’s management prepared and provided to its board of directors, its financial advisors and Centricus certain internal, unaudited prospective financial information in connection with the evaluation of the Proposed Transactions. The Company’s management prepared such financial information based on their judgment and assumptions regarding the future financial performance of the Company. The inclusion of the below information should not be regarded as an indication that the Company or any other recipient of this information considered — or now considers — it to be necessarily predictive of actual future results.
The unaudited prospective financial information is subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, that information by its nature becomes less predictive with each successive year.
While presented in this proxy statement/prospectus with numeric specificity, the information set forth in the summary below was based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, among other things, the matters described in the sections entitled “Forward-Looking Statements” and “Risk Factors.” The Company believes the assumptions used in preparation of the prospective financial information, as set forth below, were reasonable at the time such financial information was prepared, given the information the Company had at the time. However, important factors that may affect actual results and cause the results reflected in the prospective financial information not to be achieved include, among other things, risks and uncertainties relating to the Company’s business, industry performance, the regulatory environment, and general business and economic conditions. The prospective financial information also reflects assumptions as to certain business decisions that are subject to change. The unaudited prospective financial information was not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, was prepared on a reasonable basis, reflects the best currently available estimates and judgments, and presents, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this proxy statement/prospectus are cautioned not to place undue reliance on the prospective financial information.
Neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.
EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, THE COMPANY DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF THE COMPANY, CENTRICUS OR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY COMPANY SHAREHOLDER, CENTRICUS SHAREHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.
Certain of the measures included in the prospective financial information may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS or U.S. GAAP, and non-IFRS financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Due to the forward-looking nature of these non-IFRS financial measures, a reconciliation of non-IFRS financial measures in this presentation to the most directly comparable IFRS financial measures is not included, because, without unreasonable effort, the Company is unable to predict with reasonable certainty the amount or timing of non-IFRS adjustments that are used to calculate these forward-looking non-IFRS financial measures. Accordingly, we have not provided a reconciliation of such financial measures.
The key elements of the Company’s projections assume the start of commercialization of the Company’s products in the second half of the 2021 calendar year. The following table sets forth certain summarized prospective financial information regarding the Company for the period indicated:
	Forecast Year Ended December 31,
(in millions of U.S. dollars)	2021E	2022E	2023E	2024E	2025E
Revenue	14	32	153	402	660
Gross profit	10	24	140	378	609
EBITDA(1)	(6)	3	82	288	477
Capital Expenditure	(26)	(24)	(21)	(1)	1

(1)
Earnings (loss) before interest expense, income tax expense (benefit), depreciation and amortization.Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS or U.S. GAAP, and non-IFRS financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies.
The Company cautions investors that amounts presented in accordance with its definition of EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers calculate EBITDA in the same manner. EBITDA should not be considered as an alternative to net income (loss), cash flows from operating activities or any other performance measures derived in accordance with IFRS or U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.
The Company’s prospective financial information was prepared using a number of assumptions, including the following assumptions that the Company’s management believed to be material:
•
Projected revenue is based on a standardized revenue assumption of an average annual recurring revenue per customer based upon existing contracts, and an expected number of paying customers per period. This averaging method considers the full expected customer mix from all sales channels. The increase in projected revenues beginning in 2023 assumes a significant increase in the Company’s number of customers as the result of the Company’s products reaching the stage of full commercialization by that point, and significantly increased demand for its products given the expected ongoing development of quantum computers.

•
Projected gross profit is driven by the revenue assumptions above and third party and internal staff costs relating to the operation of the infrastructure to support QuantumCloud™ delivery.

•
Other key assumptions impacting profitability projections include sales and marketing, general and administration and net research and development costs, and the growth of headcount as the business grows, together with the depreciation and amortisation of satellite costs following the targeted launch of satellites in 2023.

•
Capital expenditure is based on a number of assumptions regarding the expenditure required to commercialize the Company’s products, including third party and internal costs incurred exclusively in the development of the Company’s planned satellite network infrastructure.

In making the foregoing assumptions, the Company’s management relied on a number of factors, including:
•
its experience in the cyber security industry;

•
its experience in the period since the inception of the Company and current pricing estimates for the Company’s products;

•
its best estimates of the timing for the development and commercialization of its products;

•
its best estimates of current and future customers purchasing the Company’s products; and

•
third-party forecasts for industry growth.

Satisfaction of the 80% Test
Nasdaq rules require that Centricus’ initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the Trust Account) at the time of the agreement to enter into the initial business combination.
As of May 12, 2021, the date of the execution of the Business Combination Agreement, the balance of the funds in the Trust Account was approximately $333 million (excluding deferred underwriting commissions plus taxes payable on the income earned on the Trust Account) and 80% thereof represents approximately $266 million. In reaching its conclusion on the 80% asset test, Centricus’ board of directors used the Company’s pre-money equity valuation of $900 million, which was derived from the terms of the Business Combination Agreement agreed to by parties. The parties to the Business Combination Agreement considered factors such as the Company’s historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors.

Centricus’ board determined that the Proposed Transactions, the terms of which were negotiated at arms-length, were fair from a financial perspective to Centricus and its shareholders. Centricus’ board based this conclusion on a range of qualitative and quantitative factors such as the Company’s market position, management experience, and future growth opportunities. Centricus’ board of directors did not seek or obtain an opinion of an outside fairness or valuation advisor as to whether the 80% test has been met.
Centricus’ board believes that, because of the financial skills and background of its directors, it was qualified to conclude that the Proposed Transactions met the 80% requirement. Based on the fact that the Company’s pre-money equity valuation of $900 million is in excess of the threshold of approximately $266 million, representing 80% of the balance of the funds in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account), Centricus’ board determined that the pre-money equity valuation of the Company was substantially in excess of 80% of the funds in the Trust Account and that the 80% test was met.
U.S. Federal Income Tax Considerations
The following is a discussion of certain material U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of Centricus ordinary shares and warrants (which ordinary shares and warrants we sometimes refer to as “Centricus securities”) of either (i) participating in the Merger or (ii) electing to exercise their redemption rights. This section applies only to U.S. Holders (other than the Sponsor and its affiliates) that hold their Centricus ordinary shares or warrants as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).
This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:
•
financial institutions or financial services entities;

•
broker-dealers;

•
taxpayers that are subject to the mark-to-market accounting rules;

•
tax-exempt entities;

•
governments or agencies or instrumentalities thereof;

•
insurance companies;

•
regulated investment companies or real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more of Centricus shares by vote or value;

•
persons that hold Centricus securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•
partnerships (or entities or arrangements treated as partnerships or other pass-through entities for federal income tax purposes), or persons holding Centricus securities through such partnerships or other pass-through entities; or

•
persons whose functional currency is not the U.S. dollar.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.
We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (“IRS”) regarding the Merger or an exercise of redemption rights by holders of Centricus ordinary shares. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Centricus ordinary shares or warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Centricus ordinary shares or warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Merger and an exercise of redemption rights with respect to their Centricus ordinary shares to them.
EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER OR AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.
U.S. Holders
As used herein, a “U.S. Holder” means a beneficial owner of Centricus securities (and Pubco securities received in the Merger in exchange therefor) who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States,

•
a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•
an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Effects of the Merger to U.S. Holders
Intended Tax Treatment
The U.S. federal income tax consequences of the Proposed Transactions will depend primarily upon whether the Merger qualifies as a “reorganization” within the meaning of Section 368 of the Code.
Section 368(a)(1)(F) of the Code describes a reorganization as a “mere change in identity, form, or place of organization of one corporation, however effected” (an “F Reorganization”). Pursuant to the Merger, Centricus will merge with and into Pubco, also a Cayman Islands company, and its separate corporate existence shall cease. Immediately after the Merger, Pubco will, for U.S. federal income tax purposes, own the same assets and be subject to the same liabilities as Centricus immediately prior to the Merger, and will have the same shareholders as Centricus did immediately prior to the Merger.
Latham has delivered an opinion that the Merger will qualify as an F Reorganization, filed by amendment as Exhibit 8.1 to the registration statement of which this proxy statement/prospectus forms a part and is based on customary assumptions, representations and covenants. The obligations of Centricus to undertake the Merger and complete the Share Acquisition are not conditioned on the receipt of an opinion from either Latham or W&C regarding the Merger’s qualification as an F Reorganization. If any assumption, representation or covenant on which the opinion is based is or becomes incorrect, incomplete, inaccurate or is otherwise not complied with, the validity of the opinion described above may be adversely affected and the tax consequences of the Merger could differ from those described herein. An opinion of counsel represents counsel’s legal judgment and is not binding on the IRS or any court. No party has or intends to request a ruling from the IRS with respect to the tax treatment of the Merger, and as a result, no assurance can be given that the IRS will not challenge the treatment of the Merger described herein or that a court would not sustain such a challenge.
Assuming the Merger qualifies as an F Reorganization, subject to the PFIC discussions below, U.S. Holders of Centricus ordinary shares or Centricus warrants generally should not recognize gain or loss for U.S. federal income tax purposes on the Merger. However, U.S. federal income tax rules regarding reorganizations are comp lex and there is no assurance that the Merger will qualify as intended. If the Merger fails to qualify as an F Reorganization, unless it qualifies as another reorganization under Section 368(a) of the Code (but subject to the PFIC discussion below), a U.S. Holder will generally recognize gain or loss in an amount equal to the fair market value of the Pubco ordinary share or warrant received in the Merger over the U.S. Holder’s tax basis in the Centricus ordinary share or warrant surrendered in exchange therefor. The remaining discussion under this section assumes that the Merger qualifies as an F Reorganization, unless otherwise specified.
All holders considering exercising redemption rights with respect to their Centricus ordinary shares are urged to consult with their tax advisors with respect to the potential tax consequences to them of the Merger and an exercise of redemption rights.
Basis and Holding Period Considerations
Assuming the Merger qualifies as an F Reorganization: (i) the tax basis of a Pubco ordinary share or warrant (which ordinary shares and warrants we sometimes refer to as “Pubco securities”) received by a U.S. Holder in the Merger will equal the U.S. Holder’s tax basis in the Centricus ordinary share or warrant surrendered in exchange therefor and (ii) the holding period for a Pubco ordinary share or warrant received by a U.S. Holder should include such U.S. Holder’s holding period for the Centricus ordinary share or warrant surrendered in exchange therefor. It is unclear, however, whether certain redemption rights relating to the Centricus ordinary shares may suspend the running of the applicable holding period for this purpose until the redemption rights cease to exist. If the Merger fails to qualify as an F Reorganization or any other reorganization under Section 368(a) of the Code, a U.S. Holder’s tax basis in Pubco securities would generally equal their fair market value and the holding period for Pubco securities would not include the U.S. Holder’s holding period for the Centricus ordinary shares or warrants surrendered in exchange therefor.
Certain Considerations of Owning Pubco Ordinary Shares and Warrants
Taxation of Dividends and Other Distributions on Pubco Ordinary Shares
Subject to the passive foreign investment company (“PFIC”) rules discussed below, if Pubco makes a distribution of cash or other property to a U.S. Holder of Pubco ordinary shares, such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Pubco’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its Pubco ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Pubco ordinary shares. Unless Pubco determines its earnings and profits on the basis of U.S. federal income tax principles, any distribution paid by Pubco will generally be reported as a dividend.
With respect to non-corporate U.S. Holders, dividends will generally be taxed as “qualified dividend income” at preferential long-term capital gains rates only if (i) Pubco ordinary shares are readily tradable on an established securities market in the United States, (ii) certain holding period and at-risk requirements are met and (iii) Pubco is not treated as a PFIC with respect to the non-corporate U.S. Holder in the taxable year in which the dividend was paid or in any previous year, and certain other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the preferential rate for any dividends paid with respect to Pubco ordinary shares.
Possible Constructive Distributions
The terms of each Pubco warrant provide for an adjustment to the number of Pubco ordinary shares for which the Pubco warrant may be exercised or to the exercise price of the Pubco warrant in certain events, as discussed under the heading “Description of Pubco’s Securities — Warrants — Pubco Public Shareholders’ Warrants — Anti-dilution Adjustments.” An adjustment which has the effect of preventing dilution generally is not a taxable event. Nevertheless, a U.S. Holder of the Pubco warrants would be treated as receiving a constructive distribution from Pubco if, for example, the adjustment increases the warrant holders’ proportionate interest in Pubco’s assets or earnings and profits (e.g., through an increase in the number of Pubco ordinary shares that would be obtained upon exercise) as a result of a distribution of cash to the holders of Pubco ordinary shares. Such constructive distribution would be subject to tax in the same manner as if the U.S. Holders of the Pubco warrants received a cash or, in certain cases, property distribution from Pubco (as described above under “— Taxation of Dividends and Other Distributions on Pubco Ordinary Shares”) equal to the fair market value of such increased interest.
Taxation on the Sale or Other Disposition of Pubco Securities
Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of Pubco securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such sale or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such Pubco securities. As discussed above under “— Effects of the Merger to U.S. Holders — Basis and Holding Period Considerations,” assuming the Merger qualifies as an F Reorganization, the tax basis of Pubco securities received in the Merger is expected to equal the U.S. Holder’s tax basis in Centricus securities exchanged therefor.
Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations. As discussed above under “— Effects of the Merger to U.S. Holders — Basis and Holding Period Considerations,” assuming the Merger qualifies as an F Reorganization, the holding period of Pubco securities received in the Merger is expected to include the U.S. Holder’s holding period for Centricus securities exchanged therefor but certain redemption rights relating to the Centricus securities may suspend the running of the applicable holding period for this purpose until the redemption rights cease to exist. U.S. Holders are urged to consult their tax advisors regarding the availability of the reduced rates for any capital gain recognized on the sale or other taxable disposition of the Pubco securities.
Acquisition of Pubco Ordinary Shares Pursuant to a Pubco Warrant
Subject to the PFIC rules discussed below, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Pubco warrant for cash. A Pubco ordinary share acquired pursuant to the exercise of a Pubco warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the Pubco warrant, increased by the amount paid to exercise the Pubco warrant. For the U.S. Holder’s tax basis and holding period in Pubco warrants, see the discussion above under “— Effects of the Merger to U.S. Holders — Basis and Holding Period Considerations.”
It is unclear whether a U.S. Holder’s holding period for the Pubco ordinary share will commence on the date of exercise of the Pubco warrant or the day following the date of exercise of the warrant; in either case, the holding period will generally not include the period during which the U.S. Holder held the Pubco warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the Pubco warrant.
Because of the absence of authority specifically addressing the treatment of a cashless exercise of warrants under U.S. federal income tax law, the treatment of a cashless exercise of Pubco warrants is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.
In either tax-free situation, a U.S. Holder’s tax basis in the Pubco ordinary shares received would generally equal the U.S. Holder’s tax basis in the Pubco warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the Pubco ordinary shares received on exercise will be treated as commencing on the date of exercise of the Pubco warrants or the following day; in either case, the holding period will generally not include the period during which the U.S. Holder held the Pubco warrants. If a cashless exercise is treated as a recapitalization, the holding period of the Pubco ordinary shares received will include the holding period of the Pubco warrants.
If a cashless exercise of Pubco warrants is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered Pubco warrants with an aggregate fair market value equal to the aggregate exercise price for the total number of Pubco warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Pubco warrants deemed surrendered and the U.S. Holder’s tax basis in such Pubco warrants. A U.S. Holder’s tax basis in the Pubco ordinary shares received would equal the sum of the U.S. Holder’s tax basis in the Pubco warrants exercised (generally, the U.S. Holder’s purchase price for the Centricus warrants that were exchanged therefor (or the portion of such U.S. Holder’s purchase price for Centricus units that is allocated to such Centricus warrants), assuming the Merger qualifies as an F Reorganization) and the aggregate exercise price of such Pubco warrants. It is unclear whether a U.S. Holder’s holding period for the Pubco ordinary shares would commence on the date of exercise of the Pubco warrants or the day following the date of exercise of the Pubco warrants; in either case, the holding period will generally not include the period during which the U.S. Holder held the Pubco warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance regarding which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.
Subject to the PFIC rules described below, if Pubco redeems Pubco warrants for cash pursuant to the redemption provisions of the Pubco warrants or if Pubco purchases Pubco warrants in an open market transaction, such redemption or purchase will generally be treated as a taxable disposition to the U.S. Holder, taxed as described above under “— Taxation on the Sale or Other Disposition of Pubco Securities,” unless such redemption or purchase is treated as a distribution under the rules described below under “— Effects to U.S. Holders of Exercising Redemption Rights.”
PFIC Considerations
Definition of a PFIC
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either: (a) at least 75 per cent of its gross income is “passive income” for purposes of the PFIC rules or (b) at least 50 per cent of the value of its assets (determined on the basis of a quarterly average) is attributable to assets that produce or are held for the production of passive income. For this purpose, a corporation will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which the corporation owns, directly or indirectly, 25 per cent or more (by value) of the stock. For purposes of these rules, interest income earned by a corporation would be considered to be passive income and cash or cash equivalents held by a corporation would be considered to be a passive asset. Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (1) no predecessor of the foreign corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years.
PFIC Status of Centricus and Pubco
Centricus is a blank check company, with no current active business, and may be classified as a PFIC for the taxable year ended on December 31, 2020 (the “2020 Tax Year”) as a result of the application of the PFIC asset test described above.
Assuming the Merger qualifies as an F Reorganization, Pubco will be treated as Centricus’ successor for U.S. federal income tax purposes after the Merger and Centricus’ current taxable year would not close and would continue under Pubco. Following the Proposed Transactions, the PFIC income and asset tests in respect of Pubco will be applied based on the assets and activities of the combined business. Based on the anticipated timing of the Proposed Transactions and the income and assets of the combined company, it is possible that

Pubco would not meet the asset or income test in the current taxable year. However, because the timing of the Proposed Transactions and the revenue production is uncertain and PFIC status is based on income, assets and activities for the entire taxable year, it is not possible to determine PFIC status of Pubco for any taxable year until after the close of the taxable year. Accordingly, there can be no assurance that Pubco will not meet the PFIC income or asset test for the current taxable year or any future taxable year. In the event that Pubco meets the PFIC income or asset test for the current taxable year ending December 31, 2021, the start-up exception discussed above may be available, so long as Centricus, the predecessor of Pubco, is not treated as a PFIC for the 2020 Tax Year, and Pubco is determined to not be a PFIC for the taxable year ending on December 31, 2022 and the subsequent taxable year. However, if Centricus is treated as a PFIC for the 2020 Tax Year, the start-up exception may not be available to Pubco in the event Pubco meets the PFIC asset or income test for the current taxable year because Centricus would be treated as Pubco’s predecessor (assuming the Merger qualifies as an F Reorganization).
Although a PFIC determination is made annually, if Pubco is treated as a PFIC, such determination will generally apply for subsequent years to a U.S. Holder who held (or was deemed to hold) Pubco (or Centricus) ordinary shares during any taxable year (or portion thereof) that it was a PFIC, whether or not Pubco is a PFIC in those subsequent years (unless the holder makes a valid QEF election or mark-to-market election for such holder’s First PFIC Holding Year (defined below)).
Application of PFIC Rules to Centricus Securities and Pubco Securities
If (i) Centricus (or Pubco, after the Merger) is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and (ii) in the case of Centricus ordinary shares or Pubco ordinary shares, the U.S. Holder did not make a timely and effective QEF election for Centricus’ or Pubco’s (as the case may be) first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares (whether Centricus ordinary shares or Pubco ordinary shares) (such taxable year as it relates to each U.S. Holder, the “First PFIC Holding Year”) or a “marktomarket” election, each as described below under “— QEF Election and Mark-to-Market Election,” then such holder will generally be subject to special rules (the “Default PFIC Regime”) with respect to:
•
any gain recognized by the U.S. Holder on the sale, redemption or other disposition of its Centricus (or Pubco, after the Merger) ordinary shares or warrants; and

•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of Pubco securities or Centricus securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under the Default PFIC Regime:
•
the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its Centricus securities or Pubco securities (taking into account the relevant holding period of the Centricus ordinary share or warrant exchanged therefor);

•
the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Centricus was or Pubco is a PFIC, will be taxed as ordinary income;

•
the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period will be taxed at the highest marginal tax rate in effect for that year and applicable to the U.S. Holder; and

•
an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder’s holding period.

Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a United States person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code have been promulgated with a retroactive effective date. In the event Centricus securities constitute shares in a PFIC with respect to any U.S. Holder, so long as the Merger qualifies as an F Reorganization, those proposed Treasury Regulations, if finalized in their current form, would provide an exception to gain recognition otherwise required under the PFIC rules for U.S. Holders of Centricus securities in connection with the Merger. However, it is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE EFFECTS OF THE PFIC RULES ON THE REDEMPTION OF CENTRICUS ORDINARY SHARES OR ON THE OWNERSHIP OR DISPOSITION OF PUBCO SECURITIES, INCLUDING THE IMPACT OF ANY PROPOSED OR FINAL TREASURY REGULATIONS.
QEF Election and MarktoMarket Election
In general, if Centricus (or Pubco after the Merger) is determined to be a PFIC, a U.S. Holder may avoid the Default PFIC Regime with respect to its Centricus or Pubco ordinary shares (but not warrants) by making a timely and effective “qualified electing fund” election under Section 1295 of the Code (a “QEF election”) for such holder’s First PFIC Holding Year. In order to comply with the requirements of a QEF election with respect to Centricus or Pubco ordinary shares, a U.S. Holder must receive certain information from Pubco. If Centricus and/or Pubco is determined to be a PFIC for any taxable year, upon written request, Pubco will endeavor to provide a U.S. Holder such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that Pubco will timely provide such required information. There is also no assurance that Pubco will have timely knowledge of Centricus’ or its status as a PFIC or of the required information to be provided.
If a U.S. Holder of ordinary shares is making a QEF election with respect to Centricus (or Pubco after the Merger), such U.S. Holder will be required to include in income its pro rata share of Centricus’ or Pubco’s (as applicable) net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which Centricus’ or Pubco’s taxable year ends if Centricus or Pubco is treated as a PFIC for that taxable year. A subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge. A U.S. Holder will not be subject to the QEF inclusion regime for any taxable year of Centricus or Pubco (as applicable) that ends within or with a taxable year of the U.S. Holder and in which Centricus or Pubco (as applicable) is not a PFIC.
A U.S. Holder may not make a QEF election with respect to Centricus (or Pubco after the Merger) warrants. As a result, after the Merger, if a U.S. Holder sells or otherwise disposes of Pubco warrants (other than upon exercise of Pubco warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution under the Default PFIC Regime if Centricus or Pubco was a PFIC at any time during the period the U.S. Holder held the Pubco warrants (or Centricus warrants exchanged therefor). If a U.S. Holder that exercises Pubco warrants properly makes a QEF election with respect to the newly acquired Pubco ordinary shares (or has previously made a QEF election with respect to Pubco ordinary shares), the QEF election will apply to the newly acquired Pubco ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, may continue to apply with respect to such newly acquired Pubco ordinary shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the exercised warrants), unless Pubco ceases to be a PFIC and the U.S. Holder makes a “purging election” under the PFIC rules. One type of purging election creates a deemed sale of such shares at their fair market value on the last day of the last taxable year in which Centricus or Pubco is classified as a PFIC. The gain recognized by such purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of such purging election, the

U.S. Holder will increase the adjusted basis in the Pubco ordinary shares acquired upon the exercise of the Pubco warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for such holder’s First PFIC Holding Year, such holder will generally not be subject to the Default PFIC Regime in respect to its Centricus or Pubco ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that Centricus or Pubco is treated as a PFIC the excess, if any, of the fair market value of its Centricus or Pubco ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its Centricus or Pubco ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its Centricus or Pubco ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Centricus or Pubco ordinary shares in a taxable year in which Centricus or Pubco is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after such holder’s First PFIC Holding Year. Currently, a mark-to-market election may not be made with respect to Centricus or Pubco warrants.
The mark-to-market election is available for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to Centricus or Pubco ordinary shares under their particular circumstances.
Pubco is expected to be a holding company which conducts its business activities through a foreign subsidiary. If Pubco is a PFIC and, at any time, its foreign subsidiary is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge under the Default PFIC Regime described above if Pubco receives a distribution from, or disposes of all or part of Pubco’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF, purging and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders should consult their own tax advisors concerning the application of the PFIC rules to Pubco and Centricus securities under their particular circumstances.
THE RULES DEALING WITH PFICS ARE VERY COMPLEX AND ARE IMPACTED BY VARIOUS FACTORS IN ADDITION TO THOSE DESCRIBED ABOVE. ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE CONSEQUENCES TO THEM OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, THE CONSEQUENCES OF MAKING OR NOT MAKING A QEF ELECTION, A MARK-TO-MARKET ELECTION OR ANY OTHER

AVAILABLE ELECTION, THE APPLICATION OF THE PFIC RULES TO WARRANTS, AND THE IMPACT OF ANY PROPOSED OR FINAL PFIC TREASURY REGULATIONS.
Effects to U.S. Holders of Exercising Redemption Rights
Subject to the PFIC rules discussed above, the U.S. federal income tax consequences to a U.S. Holder of Centricus ordinary shares that exercises its redemption rights to receive cash from the Trust Account in exchange for all or a portion of its ordinary shares will depend on whether the redemption qualifies as a sale of such shares redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code, as well as on whether such holder has made a timely QEF election or mark-to-market election (each as discussed above).
It is expected that a redeeming U.S. Holder will generally be treated as selling its ordinary shares and the tax effects will be as described for sale and other disposition of Pubco ordinary shares under “— Effects of the Merger to U.S. Holders — Certain Considerations of Owning Pubco Ordinary Shares and Warrants — Taxation on the Sale or Other Disposition of Pubco Securities” above. The redemption of ordinary shares will generally qualify as a sale of the ordinary shares that are redeemed if such redemption (i) is “substantially disproportionate” with respect to the redeeming U.S. Holder, (ii) results in a “complete termination” of such U.S. Holder’s interest or (iii) is “not essentially equivalent to a dividend” with respect to such U.S. Holder. These tests are explained more fully below.
For purposes of such tests, a U.S. Holder takes into account not only ordinary shares actually owned by such U.S. Holder, but also ordinary shares that are constructively owned by such U.S. Holder. A redeeming U.S. Holder may constructively own, in addition to ordinary shares owned directly, ordinary shares owned by certain related individuals and entities in which such U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ordinary shares such U.S. Holder has a right to acquire by exercise of an option, which would generally include shares which could be acquired pursuant to the exercise of the warrants.
The redemption of ordinary shares will generally be “substantially disproportionate” with respect to a redeeming U.S. Holder if the percentage of the corporation’s outstanding voting shares that such U.S. Holder actually or constructively owns immediately after the redemption is less than 80% of the percentage of the corporation’s outstanding voting shares that such U.S. Holder actually or constructively owned immediately before the redemption. There will be a complete termination of such U.S. Holder’s interest if either (i) all of the ordinary shares actually or constructively owned by such U.S. Holder are redeemed or (ii) all of the ordinary shares actually owned by such U.S. Holder are redeemed and such U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of ordinary shares owned by certain family members and such U.S. Holder does not constructively own any other ordinary shares. The redemption of ordinary shares will not be essentially equivalent to a dividend if it results in a “meaningful reduction” of such U.S. Holder’s proportionate interest in the corporation. Whether the redemption will result in a meaningful reduction in such U.S. Holder’s proportionate interest will depend on the particular facts and circumstances applicable to it. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.”
If none of the above tests is satisfied, a redemption will be treated as a distribution under Section 301 of the Code with respect to ordinary shares, and the tax effects will be as described for distributions on Pubco ordinary shares under “— Effects of the Merger to U.S. Holders — Certain Considerations of Owning Pubco Ordinary Shares and Warrants — Taxation of Dividends and Other Distributions on Pubco Ordinary Shares” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the redeemed ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis. If the Merger fails to qualify as an F Reorganization or any other reorganization within the meaning of Section 368(a) of the Code, the treatment of the redemption may be different from what is described herein, especially for U.S. Holders with respect to which the redemption is treated as a distribution.
Certain U.S. Holders may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders should consult with their own tax advisors with respect to their reporting requirements. U.S. Holders are urged to consult their own tax advisors regarding the possible application of the PFIC rules to their exercise of redemption rights with respect to Centricus ordinary shares.
ALL U.S. HOLDERS CONSIDERING EXERCISING REDEMPTION RIGHTS WITH RESPECT TO THEIR CENTRICUS ORDINARY SHARES ARE URGED TO CONSULT WITH THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF AN EXERCISE OF REDEMPTION RIGHTS, INCLUDING THE POTENTIAL TAX CONSEQUENCES TO THEM OF THE PROPOSED TRANSACTIONS.
Cayman Islands Tax Considerations
Under the current laws of the Cayman Islands, entities incorporated in the Cayman Islands are not subject to tax on income or capital gain. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.
Sources and Uses of the Proceeds for the Proposed Transactions
The following table summarizes the sources and uses of proceeds from the Proposed Transactions. Where actual amounts are not known or knowable, the figures below represent Centricus’ good faith estimate of such amounts.
Sources	Assuming No Redemption	Assuming Maximum Redemption(1)
Company Shareholders Rollover Equity	$900,000,000	$900,000,000
Proceeds from Trust Account(1)	$345,000,000	$79,000,000
Proceeds from PIPE Financing	$71,000,000	$71,000,000
Centricus Founder Shares Rollover Equity	$86,250,000	$86,250,000
Total	$1,402,250,000	$1,136,250,000

(1)
Assumes the maximum number of redemptions by the Centricus public shareholders such that Centricus and Pubco has, in the aggregate, not less than $150.0 million of cash available for distribution upon the consummation of the Proposed Transactions after redemptions of 26,600,000 Centricus ordinary shares, satisfying the closing condition under the Business Combination Agreement (assuming that 7,100,000 Pubco ordinary shares are issued in connection with the PIPE Financing).

Uses	Assuming No Redemption	Assuming Maximum Redemption(1)
Company Shareholders Rollover Equity	$900,000,000	$900,000,000
Cash to Balance Sheet	$376,000,000	$110,000,000
Centricus Founder Shares Rollover Equity	$86,250,000	$86,250,000
Estimated Fees and Expenses	$40,000,000	$40,000,000
Total	$1,402,250,000	$1,136,250,000

(1)
Assumes the maximum number of redemptions by the Centricus public shareholders such that Centricus and Pubco has, in the aggregate, not less than $150.0 million of cash available for distribution upon the consummation of the Proposed Transactions after redemptions of 26,600,000 Centricus ordinary shares, satisfying the closing condition under the Business Combination Agreement (assuming that 7,100,000 Pubco ordinary shares are issued in connection with the PIPE Financing).

Anticipated Accounting Treatment
The acquisition of Arqit’s shares by Pubco will be accounted for as a “reverse acquisition” in accordance with IFRS. Under this method of accounting, Pubco will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumptions that Arqit’s shareholders will hold a majority of the voting power of the combined company, Arqit’s operations will substantially comprise the ongoing operations of the combined company, Arqit’s designees are expected to comprise a majority of the governing body of the combined company, and Arqit’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the acquisition of Arqit’s shares by Pubco will be treated as the equivalent of Arqit issuing shares for the net assets of Pubco, accompanied by a recapitalization. It has been determined that Pubco is not a business under IFRS, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”). In accordance with IFRS 2, the difference in the fair value of the Arqit equity instruments deemed issued to Pubco shareholders over the fair value of identifiable net assets of Pubco represents a service for listing, and is accounted for as a share-based payment which is expensed as incurred. The net assets will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition of the Arqit shares by Pubco will be deemed to be those of Arqit.
Regulatory Approvals
The Proposed Transactions are not subject to any additional federal or state regulatory requirement or approval.
Upon Merger Closing, Centricus and Pubco shall cause the Merger to be consummated by filing the plan of merger and such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other law to make the Merger effective with the Registrar of Companies of the Cayman Islands. The Merger shall become effective on the Merger Closing Date when the plan of merger is registered by the Registrar of Companies of the Cayman Islands.
Resolution To Be Voted On
The full text of the resolution to be passed is as follows:
It is noted that Centricus has entered into that certain Business Combination Agreement dated as of May 12, 2021, as it may be amended (the “Business Combination Agreement”), with Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”), Centricus Heritage LLC, a Cayman Islands limited liability company, solely in its capacity as the Purchaser Representative, Arqit Limited, a company limited by shares incorporated in England, David John Williams, solely in his capacity as the Company Shareholders representative, and the shareholders of the Company party thereto and, in connection therewith IT IS RESOLVED THAT each of the following:
(a)
the merger of Centricus into Pubco pursuant to the terms of the Business Combination Agreement and Part XVI of the Cayman Companies Act, with Pubco surviving the merger and the security holders of Centricus (other than security holders electing to redeem their ordinary shares) becoming security holders of Pubco contemplated thereby (the “Merger”);

(b)
the acquisition by Pubco of all of the issued and outstanding share capital of the Company from the holders of the Company’s share capital for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Company will be a direct wholly owned subsidiary of Pubco (the “Share Acquisition”); and

(c)
the other transactions contemplated by the Business Combination Agreement (together with the Merger and the Share Acquisition, the “Proposed Transactions”),

be and each is hereby approved, ratified, confirmed and adopted (as applicable) in all respects.
Vote Required for Approval
The Business Combination Proposal will be approved and adopted if the holders of a majority of the Centricus ordinary shares represented remotely or by proxy and voted thereon at the extraordinary general meeting vote “FOR” the Business Combination Proposal. Adoption of the Business Combination Proposal is not conditioned upon the adoption of the Adjournment Proposal.
Recommendation of the Board
CENTRICUS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE
BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE MERGER PROPOSAL
The Merger Proposal
The Merger Proposal, if approved, will authorize the Plan of Merger and the Merger.
The approval of the Merger Proposal is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, the Merger Proposal will not be presented at the extraordinary general meeting.
A copy of the Plan of Merger is attached to this proxy statement/prospectus as Annex B.
Resolution To Be Voted On
The full text of the resolution to be proposed is as follows:
“RESOLVED, as a special resolution, that the Plan of Merger in respect of the Merger as appended at Annex B and made in accordance with the provisions of section 233 of the Cayman Companies Act be and is hereby approved, ratified, confirmed and adopted in all respects.”
Vote Required for Approval
The approval of the Merger Proposal will require a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two thirds of Centricus ordinary shares who, being present and entitled to vote at the extraordinary general meeting, vote at the extraordinary general meeting.
Brokers are not entitled to vote on the Merger Proposal absent voting instructions from the beneficial holder. Abstentions and broker non-votes, while considered present for the purposes of establishing a quorum, will not count as votes cast at the extraordinary general meeting, and otherwise will have no effect on a particular proposal.
Recommendation of the Board
CENTRICUS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE
MERGER PROPOSAL.

PROPOSAL NO. 3 — THE PUBCO INCENTIVE PLAN PROPOSAL
Overview
The board of directors of Centricus, the board of directors of Pubco and the shareholders of Pubco have approved and adopted, subject to Centricus shareholder approval, the Pubco Incentive Plan, under which the Pubco would be authorized to grant cash and equity incentive awards to certain eligible service providers in order to attract, motivate and retain employees. A copy of the Pubco Incentive Plan is attached to this proxy statement/prospectus as Annex D.
Purpose of the Pubco Incentive Plan
The purpose of the Pubco Incentive Plan is to assist Pubco in attracting and retaining selected individuals who will serve as its directors, officers, employees, consultants and advisors, whose judgment, interest and special effort is critical to the successful conduct of our operation. Pubco believes that the awards to be issued under the Pubco Incentive Plan will strengthen these individuals’ commitment to the its welfare and align their interests with the interests of its shareholders following the completion of the Proposed Transactions. Pubco believes that grants of incentive awards are necessary to enable it to attract and retain top talent; if the Pubco Incentive Plan is not approved, Pubco believes its recruitment and retention capabilities will be adversely affected.
Reasons for the Approval of the Incentive Award Plan Proposal
Shareholder approval of the Pubco Incentive Plan is necessary in order to (i) meet the shareholder approval requirements of The Nasdaq Stock Market and (ii) grant incentive share options (“ISOs”) thereunder. Specifically, approval of the Pubco Incentive Plan will constitute approval of the material terms of the Pubco Incentive Plan pursuant to the shareholder approval requirements of Section 422 of the Code relating to ISOs.
The Pubco Incentive Plan will become effective, if at all, following the Merger Closing, subject to the completion of the Proposed Transactions and subject to Centricus shareholder approval. If the Pubco Incentive Plan is not approved by Centricus shareholders, or if the Business Combination Agreement is terminated prior to the consummation of the business combination, the Pubco Incentive Plan will not become effective and Pubco will not be able to grant equity awards under the Pubco Incentive Plan.
Material Terms of the Pubco Incentive Plan
The material terms of the Pubco Incentive Plan are summarized below, which is qualified in its entirety by reference to the full text of the Pubco Incentive Plan, which is attached as Annex D to this proxy statement/prospectus.
Administration.   A committee of at least two people appointed by Pubco’s board (or, if no such committee has been appointed, Pubco’s board) (the “Committee”) will administer the Pubco Incentive Plan. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the Pubco Incentive Plan (including whether awards may be settled or exercised in cash), accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the Pubco Incentive Plan. The Committee will have full discretion to administer and interpret the Pubco Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the Pubco Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities, including any shareholder of the Company. The Committee may delegate to one or more officers of the Pubco or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the Pubco Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.
Eligibility.   Certain employees, directors, officers, advisors or consultants of the Pubco or its affiliates are eligible to participate in the Pubco Incentive Plan. Following the consummation of the transaction, it is expected that approximately 90 employees, consultants, advisors and service providers and all of our non-executive officer directors will be eligible to participate in the Pubco Incentive Plan.
Number of Shares Authorized.   The Pubco Incentive Plan provides for an aggregate of 15,000,000 shares of Pubco ordinary shares to be issued; provided that the total number of shares that will be reserved, and that may be issued, under the Pubco Incentive Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2022, by a number of shares equal to one percent (1%) of the total outstanding shares of Pubco ordinary shares on the last day of the prior calendar year. Notwithstanding the foregoing, Pubco’s board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares than would otherwise occur pursuant to the preceding sentence. The maximum aggregate fair market value on the date of grant for awards granted to any non-employee director pursuant to the Pubco Incentive Plan during any fiscal year may not exceed a total value of $250,000 (calculated based on the fair market value of the award(s) on the date(s) of grant for accounting purposes), provided further that when taken together with any cash fees paid to such non-employee director during such fiscal year in respect of his service as a non-employee director (including service as a member or chair of any committee of the Pubco’s board), the value of such total awards and cash fees paid shall not exceed $750,000. The non-employee directors who are considered independent (under the rules of The NASDAQ Stock Market or other securities exchange on which the shares are traded) may make exceptions to this limit for a non-executive chair of Pubco’s board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Shares of Pubco ordinary shares underlying awards under the Pubco Incentive Plan that are forfeited, canceled, expire unexercised or are settled in cash will be available again for new awards under the Pubco Incentive Plan. If there is any change in our corporate capitalization with respect to which the Committee determines, in its sole discretion, it would be necessary or appropriate, the Committee will may make substitutions or adjustments to the number of shares of Pubco ordinary shares reserved for issuance under the Pubco Incentive Plan, the number of shares of Pubco ordinary shares covered by awards then outstanding under the Pubco Incentive Plan, the limitations on awards under the Pubco Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.
The Pubco Incentive Plan will have a term of not more than 10 years from the date on which the business combination is completed, and no further awards may be granted under the Pubco Incentive Plan after that date, provided, however, in the case of an ISO, no ISO shall be granted on or after 10 years from the earlier of (i) the date the Pubco Incentive Plan is approved by the Pubco’s board and (ii) date the Pubco’s shareholders approve the Pubco Incentive Plan.
Awards Available for Grant.   The Committee may grant awards of nonqualified share options, ISOs, share appreciation rights (“SARs”), restricted share awards, restricted share units, other share-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing.
Options.   The Committee will be authorized to grant options to purchase shares of Pubco ordinary shares that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for ISOs, or “nonqualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the Pubco Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum aggregate number of shares of Pubco ordinary shares that may be issued through the exercise of ISOs granted under the Pubco Incentive Plan is 15,000,000 shares of Pubco ordinary shares, and the number of shares authorized for issuance as ISOs shall not be subject to the annual automatic share increase provisions described above. In general, the exercise price per share of Pubco ordinary shares for each option granted under the Pubco Incentive Plan will not be less than the fair market value of such share at the time of grant or, for purposes of ISOs, if granted to an employee who owns or is deemed to own more than 10% of the combined voting power of all of our classes of shares, or of any parent or subsidiary (a “10% Stockholder”), less than 110% of the fair market value of such share at the time of grant. The maximum term of an option granted under the Pubco Incentive Plan will be 10 years from the date of grant (or five years in the case of ISOs granted to a 10% Stockholder). However, if the option would expire at a time when the exercise of the option by means of a cashless exercise or net exercise method (to the extent such method is otherwise then permitted by the Committee for purposes of payment of the exercise price and/or applicable withholding taxes) would violate applicable securities laws, the expiration date applicable to the option will be automatically extended to a date that is 30 calendar days following the date such cashless exercise or net exercise would no longer violate applicable securities laws (so long as such extension does not violate Section 409A of the Code), but not later than the expiration of the original exercise period. Payment in respect of the exercise of an option may be made in cash, by check or other cash equivalent, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, the surrender of other property having a fair market value on the date of exercise equal to the exercise price or by such other method as the Committee may determine to be appropriate.
Share Appreciation Rights.   The Committee will be authorized to award SARs under the Pubco Incentive Plan. SARs will be subject to the terms and conditions established by the Committee and reflected in the award agreement. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares of Pubco ordinary shares or any combination of cash and shares of Pubco ordinary shares, the appreciation, if any, in the value of a common share over a certain period of time. An option granted under the Pubco Incentive Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option will be subject to terms similar to the option corresponding to such SARs. The exercise price of SARs cannot be less than 100% of the fair market value of a share of Pubco ordinary share at the time of grant.
Restricted Shares.   The Committee will be authorized to award restricted shares under the Pubco Incentive Plan. Restricted share awards are shares of Pubco ordinary shares that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Each award of restricted shares will be subject to the terms and conditions established by the Committee, including any dividend or voting rights. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted share will be forfeited. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of Pubco ordinary shares having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).
Restricted Share Unit Awards.   The Committee will be authorized to award restricted share unit awards under the Pubco Incentive Plan. The Committee will determine the terms of such restricted share unit awards, including any dividend rights. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. At the election of the Committee, the participant will receive a number of shares of Pubco ordinary shares equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares of Pubco ordinary shares at the expiration of the period over which the units are to be earned or at a later date selected by the Committee. Dividends, if any, that may have been withheld by the Committee will be distributed to the participant in cash or, at the sole discretion of the Committee, in shares of Pubco ordinary shares having a fair market value equal to the amount of such dividends, upon the release of any applicable restrictions, and if the applicable share is forfeited, the participant will have no right to such dividends (except as otherwise provided in the applicable award agreement).
Other Share-Based Awards.   The Committee may grant to participants other share -based awards under the Pubco Incentive Plan, which are valued in whole or in part by reference to, or otherwise based on, shares of Pubco ordinary shares. The form of any other share-based awards will be determined by the Committee and may include a grant or sale of unrestricted shares of Pubco ordinary shares. The number of shares of Pubco ordinary shares related to other share-based awards and the terms and conditions, including vesting conditions, of such other share-based awards will be determined by the Committee when the award in made. Other share-based awards will be paid in cash, shares of Pubco ordinary shares, or a combination of cash and shares, as determined by the Committee, and the Committee will determine the effect of a termination of employment or service on a participant’s other share-based awards.

Other Cash-Based Awards.   The Committee may grant to participants a cash award that is not otherwise described by the terms of the Pubco Incentive Plan, including cash awarded as a bonus or upon the attainment of performance goals or otherwise as permitted under the Pubco Incentive Plan. The form, terms, and conditions, including vesting conditions, of any other cash-based awards will be established by the Committee when the award is made, and any other cash-based awards will be paid to participants in cash. The Committee will determine the effect of a termination of employment or service on a participant’s other cash-based awards.
Dividend Equivalents.   The Committee may provide for the payment of dividend equivalents with respect to shares of Pubco ordinary shares subject to an award, such as restricted shareunits, but not on awards of share options or SARs. However, no dividend equivalents will be paid prior to the issuance of shares. Dividend equivalents may be credited as of the dividend payment dates, during the period between the grant date and the date the award becomes payable or terminates or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the issuance of shares underlying the award and will be subject to forfeiture to the same extent as the underlying award. Dividend equivalents may be paid on a current or deferred basis, in cash, additional shares of Pubco ordinary shares, or converted to full-value awards, calculated and subject to such limitations and restrictions as the Committee may determine.
Performance Compensation Awards.   The Committee will be authorized to grant any award, including in the form of cash, under the Pubco Incentive Plan in the form of a performance compensation award by conditioning the vesting of the award on the satisfaction of certain performance goals, measured on an absolute or relative basis, for a particular performance period. The Committee may establish performance criteria that will be used to establish these performance goals with reference to one or more of the following, without limitation:
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net earnings or net income (before or after taxes);

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basic or diluted earnings per share (before or after taxes);

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revenue or revenue growth (measured on a net or gross basis);

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gross profit or gross profit growth;

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operating profit (before or after taxes);

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return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

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cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital);

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financing and other capital raising transactions (including, but not limited to, sales of the Pubco’s equity or debt securities);

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earnings before or after taxes, interest, depreciation, and/or amortization;

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gross or operating margins;

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productivity ratios;

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share price (including, but not limited to, growth measures and total shareholder return);

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expense targets;

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margins;

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productivity and operating efficiencies;

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measures of customer satisfaction;

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customer growth;

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working capital targets;

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measures of economic value added;

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inventory control;

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enterprise value;

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sales;

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debt levels and net debt;

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combined ratio;

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timely launch of new facilities;

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client retention;

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employee retention;

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timely completion of new product rollouts;

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cost targets;

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reductions and savings;

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productivity and efficiencies;

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strategic partnerships or transactions;

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measures of personal targets, goals or completion of projects;

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such other criteria as established by the Committee in its discretion from time to time; or

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any combination of the foregoing.

The Committee is authorized to adjust or modify the calculation of a performance goal for a performance period based on and in order to appropriately reflect certain circumstances or events that occur during such performance period, including, without limitation, one or more of the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Pubco’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Pubco’s fiscal year.
Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or shareholders are the participant and his or her family members or anyone else approved by it.
Amendment and Termination; Repricing. In general, Pubco’s board may amend, alter, suspend, discontinue or terminate the Pubco Incentive Plan at any time. However, shareholder approval to amend the Pubco Incentive Plan may be necessary if the law or the Pubco Incentive Plan so requires. No amendment, alteration, suspension, discontinuance or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient. Shareholder approval will not be required for any amendment that reduces the exercise price of any share option or SAR, or cancels any share option or SAR that has an exercise price that is greater than the then-current fair market value of Pubco ordinary shares in exchange for cash, other awards or share options or SARs with an exercise price per share that is less than the exercise price per share of the original share options or SARs.
Change in Control. In the event of a “Change in Control” (as defined in the Pubco Incentive Plan), the Committee may adjust the number of shares of Pubco ordinary shares or other securities of the Pubco (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by holders of the Pubco ordinary shares in connection with such Change in Control transaction.
Material U.S. Federal Income Tax Consequences
The following is a general summary under current law of the principal U.S. federal income tax consequences related to awards under the Pubco Incentive Plan applicable to U.S. participants. This summary deals with the general federal income tax principles that apply (based upon provisions of the Code and the applicable Treasury Regulations issued thereunder, as well as judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date of this proxy statement/prospectus, and all of which are subject to change (possibly on a retroactive basis) or different interpretation) and is provided only for general information. Other kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.
Non-Qualified Share Options. If a participant is granted a non-qualified share option under the Pubco Incentive Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the shares for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our shares on the date the participant exercises such option. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction, subject to applicable limitations, at the same time and for the same amount as the participant recognizes as ordinary income. Any subsequent gain or loss with respect to the shares acquired pursuant to an option generally will be taxable as long-term or short-term capital gain or loss for which we generally should not be entitled to a deduction.
Incentive Share Options. A participant receiving ISOs should not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met, the participant should not recognize taxable income at the time of exercise. However, the excess of the fair market value of the shares of our shares received over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.
If shares acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the share will be treated as a long-term capital gain or loss, and we will not be entitled to any corresponding deduction. If the holding period requirements are not met, the ISO will be treated as a nonqualified share option, and the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price, but not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss. In addition, to the extent that the fair market value (determined as of the date of grant) of the shares with respect to which a participant’s ISOs are exercisable for the first time during any year exceeds $100,000, the ISOs for the shares over $100,000 will be treated as nonqualified share options, and not ISOs, for federal tax purposes, and the participant will recognize income as if the ISOs were actually nonqualified share options. We are not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
Special Rule if Exercise Price is Paid for in Shares. If a participant pays the exercise price of a nonqualified share option with previously-owned shares and the transaction is not a disqualifying disposition of shares previously acquired under an ISO, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares received will be equal to the participant’s tax basis and holding period for the shares surrendered. The number of shares received in excess of the number of shares surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.
If the use of previously acquired shares to pay the exercise price of a share option constitutes a disqualifying disposition of shares previously acquired under an ISO, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the shares surrendered, determined at the time such shares were originally acquired upon exercise of the ISOs, over the aggregate exercise price paid for such shares. As discussed above, a disqualifying disposition of shares previously acquired under an ISO occurs when the participant disposes of such shares before the end of the requisite holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
Share Appreciation Rights. Generally, a participant will recognize ordinary income upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any shares received. Subject to applicable limitations, we or our subsidiaries or affiliates generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Restricted Shares. A participant should not have taxable income on the grant of unvested restricted shares, nor will we or our subsidiaries or affiliates then be entitled to any deduction, unless the participant makes a valid election under Section 83(b) of the Code (discussed below). However, when restrictions on restricted shares lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the participant generally will recognize ordinary income, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations, in an amount equal to the difference between the fair market value of the shares at the date such restrictions lapse and the purchase price, if any, paid for the restricted shares.
If the participant makes a valid election under Section 83(b) of the Code with respect to restricted shares, the participant generally will recognize ordinary income at the date of issuance of the restricted shares in an amount equal to the difference, if any, between the fair market value of the shares on that date and the purchase price, if any, paid for the restricted shares, and we or our subsidiaries or affiliates generally will be entitled to a deduction for the same amount, subject to applicable limitations.
Restricted Share Units. A participant generally will not recognize taxable income at the time of the grant of restricted share units, and neither we nor our subsidiaries or affiliates will be entitled to a deduction at that time. When a restricted share unit is paid, whether in cash or shares, the participant will have ordinary income equal to the fair market value of the shares or the cash paid, and we or our subsidiaries or affiliates generally will be entitled to a corresponding deduction, subject to applicable limitations.
Other Share-Based Awards; Other Cash-Based Awards; Dividend Equivalents. Generally, the granting of other share-based awards, other cash-based awards, or dividend equivalent rights should not result in the recognition of taxable income by the recipient or a tax deduction by us, our subsidiaries, or affiliates. The payment or settlement of other share-based awards, other cash-based awards, or dividend equivalent rights generally should result in immediate recognition of taxable ordinary income by the recipient, equal to the amount of any cash paid (before applicable tax withholding) or the then-current fair market value of any shares received, and a corresponding tax deduction by us, subject to applicable limitations. If the shares covered by the award are not transferable and subject to a substantial risk of forfeiture, the tax consequences to the participant and to us generally will be similar to the tax consequences of restricted share awards, as described above. If any other share-based award consists of unrestricted shares, the recipient of those shares generally will immediately recognize as taxable ordinary income the fair market value of those shares on the date of the award, and we generally will be entitled to a corresponding tax deduction, subject to applicable limitations.
Federal Tax Withholding. Any ordinary income realized by a participant upon the granting, vesting, exercise, or conversion of an award under the Pubco Incentive Plan, as applicable, is subject to withholding of federal, state, and local income taxes and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act and the Federal Unemployment Tax Act. To satisfy our federal income tax withholding requirements, we (or, if applicable, any of our subsidiaries or affiliates) will have the right to require, as a condition to delivery of any certificate for the shares or the registration of the shares in the participant’s name, that the participant remit to us an amount sufficient to satisfy the withholding requirements. Alternatively, we may withhold a portion of the shares (valued at fair market value) that otherwise would be issued to the participant to satisfy all or part of the withholding tax obligations or may, if we consent, accept the shares with an aggregate fair market value that equals or exceeds the required tax withholding amount. Withholding does not represent an increase in the participant’s total income tax obligation because it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the shares. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by us to employees no later than January 31 of the following year. Deferred compensation that is subject to Section 409A of the Code (discussed below) will also be subject to certain federal income tax withholding and reporting requirements.
Million Dollar Deduction Limit and Other Tax Matters. We may not deduct compensation of more than $1,000,000 that is paid to “covered employees” (as defined in Section 162(m) of the Code), which include (i) an individual (or, in certain circumstances, his or her beneficiaries) who, at any time during the taxable year, is either our principal executive officer or principal financial officer; (ii) an individual who is among our three highest compensated officers for the taxable year (other than an individual who was either our principal executive officer or principal financial officer at any time during the taxable year); or (ii) anyone who was a covered employee for purposes of Section 162(m) of the Code for any tax year beginning on or after January 1, 2017.
If an individual’s rights under the Pubco Incentive Plan are accelerated as a result of a Change in Control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% federal excise tax (in addition to federal income and employment taxes, if applicable) payable by the individual on the value of such accelerated rights and (ii) the loss by us of a compensation deduction.
Section 409A of the Code. Certain types of awards under the Pubco Incentive Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Pubco Incentive Plan and awards granted under the Pubco Incentive Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Treasury Regulations and other authoritative guidance that may be issued under Section 409A of the Code. To the extent determined necessary and appropriate by the Committee, the Pubco Incentive Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.
Interest of Directors and Executive Officers
All of the individuals who are expected to serve as directors and executive officers of Pubco following the completion of the Proposed Transactions, including Manfredi Lefebvre d’Ovidio and Garth Ritchie, who currently serve as members of Centricus’ board, are eligible for awards under the Pubco Incentive Plan and, thus, have a personal interest in the approval of the Pubco Incentive Plan. Nevertheless, Centricus’ board believes that it is important to provide incentives and rewards for superior performance and the retention of executive officers and experienced directors by adopting the Pubco Incentive Plan.
New Plan Benefits
Grants of awards under the Pubco Incentive Plan are subject to the discretion of the Committee and are not currently determinable. The value of the awards granted under the Pubco Incentive Plan will depend on a number of factors, including the fair market value of Pubco ordinary shares on future dates, the exercise decisions made by the participants and the extent to which any applicable performance goals necessary for vesting or payment are achieved.

Vote Required for Approval
The Pubco Incentive Plan Proposal will be approved and adopted if the holders of a majority of the Centricus ordinary shares represented remotely or by proxy and voted thereon at the extraordinary general meeting vote “FOR” the Pubco Incentive Plan Proposal.
Failure to vote by proxy or to vote in person (which would include voting at the virtual special meeting), an abstention from voting, or a broker non-vote will not count towards the threshold for voting in relation to the Pubco Incentive Plan Proposal.
The Pubco Incentive Plan Proposal is conditioned upon approval of the other condition precedent proposals. If the other condition precedent proposals are not approved, the Pubco Incentive Plan Proposal will have no effect, even if it is approved by our shareholders.
Recommendation of the Board
Centricus’ board believes that the Pubco Incentive Plan will provide Pubco with the continued ability to link participants’ pay to shareholder returns, and that it is a critical compensation component in its ability to attract, retain and motivate employees, officers, directors, consultants and advisors by aligning their interests with the interests of Pubco shareholders following the completion of the Proposed Transactions.
CENTRICUS’ BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE PUBCO INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 4 — THE ADJOURNMENT PROPOSAL
The Adjournment Proposal
The Adjournment Proposal, if adopted, will instruct Centricus’ board of directors to adjourn the extraordinary general meeting of shareholders to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to Centricus’ shareholders in the event that, based on the tabulated votes, there are not sufficient votes at the time of the extraordinary general meeting of shareholders to approve the Business Combination Proposal at the extraordinary general meeting or Centricus’ existing public shareholders have elected to redeem an amount of Centricus public shares such that the minimum available cash condition to the obligation to closing of the Proposed Transactions would not be satisfied. In no event will Centricus’ board of directors adjourn the extraordinary general meeting of shareholders or consummate the Proposed Transactions beyond the date by which it may properly do so under Centricus’ amended and restated memorandum and articles of association and Cayman Islands law.
Vote Required for Approval
The Adjournment Proposal will be approved and adopted if the holders of a majority of the Centricus ordinary shares represented remotely or by proxy and voted thereon at the extraordinary general meeting vote “FOR” the Adjournment Proposal. Adoption of the Adjournment Proposal is not conditioned upon the adoption of the Business Combination Proposal.
Recommendation of the Board
CENTRICUS’ BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE
ADJOURNMENT PROPOSAL.

INFORMATION RELATED TO PUBCO
Pubco was incorporated under the laws of the Cayman Islands on April 26, 2021 solely for the purpose of effectuating the Proposed Transactions. Pubco owns no material assets and does not operate any business.
On April 26, 2021, Pubco issued one ordinary share to one shareholder for a total consideration of $1 (or $1 per share), which was divided into 10,000 ordinary shares of $0.0001 on May 11, 2021. These shares represent all capital shares of Pubco that are currently issued and outstanding. For a description of Pubco securities following the completion of the Proposed Transactions, please see the section titled “Description of Pubco Securities.”
Prior to the consummation of the Proposed Transactions, the directors of Pubco are David John Williams, General Stephen Wilson and Lt General VeraLinn Jamieson, and the sole shareholder of Pubco is David John Williams. The mailing address of Pubco’s registered office is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, Cayman Islands, KY1-1104. After the consummation of the Proposed Transactions, its principal executive office will be that of Arqit Limited, 1st Floor, 3 More London Riverside, London, SE1 2RE, United Kingdom.

INFORMATION RELATED TO CENTRICUS
References in this section to “we,” “us,” “our” or the “Company” are to Centricus Acquisition Corp., except where the context requires otherwise
Introduction
We are a newly organized blank check company, incorporated on November 24, 2020 as a Cayman Islands exempted limited liability company for the purposes of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. We will not generate operating revenues until, at the earliest, after we consummate our initial business combination.
Initial Public Offering
On February 8, 2021, we consummated our IPO of 34,500,000 Centricus units at an offering price of $10.00 per unit, with each unit consisting of one Centricus ordinary share and one-fourth of one Centricus warrant, generating total gross proceeds of $345,000,000. Deutsche Bank Securities Inc. served as sole book-running manager. The securities sold in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333- 251856). The SEC declared the registration statement effective on February 3, 2021.
Centricus units began trading on February 4, 2021 on Nasdaq under the symbol CENHU. Commencing on March 29, 2021, the securities comprising the Centricus units began separate trading. The Centricus units, Centricus ordinary shares and Centricus warrants are trading on Nasdaq under the symbols “CENHU,” “CENH” and “CENHW,” respectively.
Simultaneously with the closing of our IPO, the Sponsor purchased from us an aggregate of 6,266,667 Centricus private placement warrants at a price of $1.50 per warrant (approximately $9,400,000 in the aggregate) in a private placement, which we refer to as the Centricus private placement. Each Centricus private placement warrant is exercisable to purchase one Centricus ordinary share at $11.50 per share.
Offering Proceeds Held in Trust
Of the gross proceeds received from the IPO and the private placement, a total of $345,000,000 was placed in the Trust Account established for the benefit of our public shareholders, with Continental Stock Transfer & Trust Company acting as trustee. Except with respect to interest earned on the funds held in the Trust Account that may be released to us to pay our taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (a) the completion of our initial business combination, (b) the redemption of all of Centricus ordinary shares included in the Centricus units sold in our IPO if we are unable to complete our initial business combination within 24 months from the closing of our IPO, subject to applicable law, and (c) the redemption of any Centricus public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of Centricus public shares if we do not complete our initial business combination within 24 months from the closing of our IPO or (B) with respect to any other provision relating to Centricus shareholders’ rights.
Fair Market Value of Target Business
Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable, if any, on the income earned on the Trust Account) at the time of the agreement to enter into the initial business combination. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, with respect to the satisfaction of such criteria. Our board of directors independently determined that this test was met in connection with the Proposed Transactions with the Company as described in the section entitled “Proposal No. 1 — The Business Combination Proposal” above.

Shareholder Approval of the Proposed Transactions
Under Cayman Islands law, Centricus must seek shareholder approval in connection with any mergers or consolidations. Accordingly, Centricus must seek shareholder approval of the Proposed Transaction at a meeting called for such purpose, at which Centricus’ public shareholders may request to have their Centricus ordinary shares redeemed, regardless of whether they vote for or against the Business Combination Proposal, subject to the limitations described in the prospectus for the IPO. Accordingly, in connection with the Proposed Transactions, Centricus’ public shareholders may request to have their Centricus ordinary shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.
Permitted Purchases of our Securities
The Sponsor, directors and officers have agreed to vote their Centricus ordinary shares, as well as any Centricus ordinary shares purchased during or after the IPO, in favor of the Business Combination Proposal.
The Sponsor, directors, officers, advisors or any of their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of the Proposed Transactions. There is no limit on the number of shares such persons may purchase. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase public shares or warrants in such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
In the event that the Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from our public shareholders who have already elected to exercise their redemption rights or submitted a proxy to vote against the Business Combination Proposal, such selling shareholders would be required to revoke their prior elections to redeem their shares and any proxy to vote against the Business Combination Proposal. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
The purpose of any such transaction could be to (i) vote in favor of the business combination and thereby increase the likelihood of obtaining shareholder approval of the business combination, (ii) reduce the number of public warrants outstanding or vote such warrants on any matters submitted to the warrantholders for approval in connection with our initial business combination or (iii) satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of the Proposed Transactions, where it appears that such requirement would otherwise not be met. This may result in the completion of the Proposed Transactions that may not otherwise have been possible.
In addition, if such purchases are made, the public “float” of Centricus ordinary shares or Centricus public warrants may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
The Sponsor, officers, directors and/or any of their affiliates anticipate that they may identify the shareholders with whom the Sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with the Proposed Transactions. To the extent that the Sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their shares for a pro rata share of the Trust Account or vote against the Business Combination Proposal, whether or not such shareholder has already submitted a proxy with respect to the Business Combination Proposal but only if such shares have not already been voted at the general meeting related to the Business Combination Proposal. The Sponsor, executive officers, directors, advisors or their affiliates will select which shareholders to purchase shares from based on the negotiated price and number of shares and any other factors that they may deem relevant, and will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.
The Sponsor, officers, directors and/or their affiliates will be restricted from making purchases of shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. We expect any such purchases would be reported by such person pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
Redemption Rights for Public Shareholders
We will provide our public shareholders with the opportunity to redeem all or a portion of their Centricus ordinary shares upon the completion of the Proposed Transactions at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account as of two business days prior to the consummation of the Proposed Transactions including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any, divided by the number of then outstanding Centricus public shares, subject to the limitations described herein.
Based on funds in the Trust Account of approximately $345.0 million on July 23, 2021, the estimated per share redemption price would have been approximately $10.00. The per-share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The Sponsor, officers, directors and director nominees have entered into a letter agreement with us, pursuant to which the Centricus Initial Shareholders have agreed to waive its redemption rights with respect to its Centricus founder shares, and the Sponsor, officers, directors and director nominees have agreed to waive their redemption rights with respect to any Centricus public shares they may acquire in connection with the completion of the Proposed Transactions.
Limitation on Redemption Rights
Notwithstanding the foregoing, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in our IPO, which we refer to as the “Excess Shares,” without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against the Proposed Transactions as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a Centricus public shareholder holding more than an aggregate of 15% of the shares sold in our IPO could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in our IPO without our consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with the Proposed Transactions, which require as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Proposed Transactions.
Redemption of Public Shares and Liquidation if no Initial Business Combination
Our amended and restated memorandum and articles of association provides that we will have 24 months from the closing of the IPO to complete our initial business combination. If we have not consummated an initial business combination within such 24-month period or during any Extension Period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all Centricus public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any amounts representing interest earned on the Trust Account, less any interest previously released to us for the payment of our income taxes, if any (and less up to $100,000 in interest reserved for expenses in connection with our dissolution), divided by the number of then-outstanding Centricus public shares, which redemption will completely extinguish ourpublic shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Island law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to our Centricus founder shares or Centricus warrants, which will expire worthless if we fail to consummate our initial business combination within the above time period. Our amended and restated memorandum and articles of association provides that, if we wind up for any other reason prior to the consummation of our initial business combination, we will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
The Centricus Initial Shareholders and each member of our management team has entered into a letter agreement with us, pursuant to which they has waived their rights to liquidating distributions from the Trust Account with respect to its Centricus founder shares if we fail to complete our initial business combination by February 8, 2023 or during any Extension Period. However, if they acquire Centricus public shares in or after our IPO, they will be entitled to liquidating distributions from the Trust Account with respect to such Centricus public shares if we fail to complete our initial business combination within the prescribed time frame.
The Sponsor, executive officers and directors have agreed, each pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) that would affect the substance or timing of our obligation to redeem 100% of Centricus public shares if we do not complete our initial business combination by February 8, 2023 or during any Extension Period or (B) with respect to any other provision relating to the rights of holders of our Centricus ordinary shares, unless we provide our public shareholders with the opportunity to redeem their Centricus ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any (and less up to $100,000 in interest reserved for expenses in connection with our dissolution), divided by the number of then outstanding Centricus public shares. However, we may not redeem Centricus public shares in an amount that would cause our net tangible assets to be less than $5,000,001 (so that we do not then become subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement, we would not proceed with the amendment or the related redemption of Centricus public shares at such time. This redemption right shall apply in the event of the approval of any such amendment, whether proposed by the Sponsor, any executive officer or director, or any other person.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $1,000,000 of proceeds held outside the Trust Account plus up to $100,000 of funds from the Trust Account available to us to pay dissolution expenses, although we cannot assure you that there will be sufficient funds for such purpose.
If we were to expend all of the net proceeds of our IPO and the sale of the Centricus private placement warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by Centricus shareholders upon our dissolution would be $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. While we intend to pay such amounts, if any, we cannot assure you that we will have funds sufficient to pay or provide for all creditors’ claims.
Although we seek to have all vendors, service providers, prospective target businesses or other entities with which we do business (except our independent registered public accounting firm) execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of  (i) $10.00 per Centricus public share and (ii) the actual amount per Centricus public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Centricus public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay our tax obligations. This liability will not apply with respect to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account and nor will it apply to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, then the Sponsor will not be responsible to the extent of any liability for such third party claims. However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that the Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. None of our other officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below the lesser of  (i) $10.00 per Centricus public share and (ii) the actual amount per Centricus public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per Centricus public share due to reductions in the value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our income tax obligations, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no such indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.00 per Centricus public share.
We seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under our indemnity of the underwriter of our IPO against certain liabilities, including liabilities under the Securities Act. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our Trust Account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from our Trust Account received by any such shareholder.
If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the Trust Account, we cannot assure you we will be able to return $10.00 per Centricus public share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of Centricus public shares if we do not complete our initial business combination within 24 months from the closing of the IPO or during any Extension Period, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of Centricus public shares if we do not complete our initial business combination within 24 months from the closing of the IPO or during any Extension Period or (B) with respect to any other provision relating to Centricus shareholders’ rights, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Centricus public shareholders who redeem their Centricus ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if we have not consummated an initial business combination within 24 months from the closing of the IPO or during any Extension Period, with respect to such Centricus ordinary shares so redeemed. In no other circumstances will a Centricus shareholder have any right or interest of any kind to or in the Trust Account. In the event we seek Centricus shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the business combination alone will not result in a shareholder’s redeeming its shares to us for an applicable pro rata share of the Trust Account. Such Centricus shareholder must have also exercised its redemption rights described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.
Facilities
We currently maintain our executive offices at Boundary Hall, Cricket Square, PO Box 1093, Grand Cayman, KY1- 1102, Cayman Islands. The cost for our use of this space is included in the $10,000 per month fee we agreed to pay to an affiliate of the Sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have two executive officers. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any member of our management team will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process. We do not intend to have any full time employees prior to the consummation of our initial business combination.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such.

Directors and Executive Officers
Our directors and executive officers are as follows:
Name	Age	Position
Manfredi Lefebvre d’Ovidio	68	Chairman of the Board of Directors
Garth Ritchie	52	Chief Executive Officer and Director
Cristina Levis	40	Chief Financial Officer, Chief Investment Officer and Secretary
Nicholas Taylor	61	Director
Adam M. Aron	66	Director
Manfredi Lefebvre d’Ovidio has been our Chairman of the board of directors since December 2020. Mr. Lefebvre is Chairman of Heritage Group, a diversified conglomerate with interests in the cruise industry, property and financial investments. In 2001, Mr. Lefebvre took control of Silversea Cruises and assumed the role of Executive Chairman from 2001 to 2020. During this period, Mr. Lefebvre transformed Silversea Cruises from a cruise line with three vessels to a market leader covering over 900 destinations worldwide. Further, he expanded the product range of Silversea Cruises by adding an expedition fleet, which quickly became a leader in luxury expedition cruising as well. In 2018, Mr. Lefebvre sold two-thirds equity stake of Silversea Cruises to Royal Caribbean Cruises Ltd. for $1 billion. Heritage Group recently acquired a majority stake in the high-end tour operator Abercrombie & Kent with Mr. Lefebvre also becoming co-Chairman of its board. Mr. Lefebvre serves as the President of the Monaco Chamber of Shipping, Member of Executive Committee of the World Tourism and Travel Council, and has held a number of key roles in Cruise Lines International Association, including European Chairman, Member of the Global Executive Committee, and Chairman from 2007 to 2013. Mr. Lefebvre was honored with the Chevalier de l’Ordre de Saint Charles and Grimaldi by SAS Prince Albert of Monaco.
Garth Ritchie has been our Chief Executive Officer and a director since December 2020. Mr. Ritchie has over 25 years of experience in banking and finance where he has held a number of senior leadership positions. In 1996, Mr. Ritchie joined Deutsche Bank in the Johannesburg office and went on to become a member of the Global Markets Executive Committee in 2009 as Head of Equities. In January 2016, Mr. Ritchie was appointed to Deutsche Bank’s Management Board with responsibility for Deutsche Bank’s markets division. In 2017, he became Co-Head of the newly created Corporate & Investment Bank. In 2018, he became its sole Head and was appointed as President. In June 2020, Mr. Ritchie joined Centricus, a London-based global investment firm, where he leads the firm’s capital markets and advisory business. Mr. Ritchie earned his Ba.Com. in Finance and Economics from the University of Port Elizabeth.
Cristina Levis has been our Chief Financial Officer, Chief Investment Officer and Secretary since December 2020. Ms. Levis started her career at a financial services firm in Switzerland before joining the securitisation team of Banca Finint in Italy, where she went on to manage the structured finance practice of Banca Finint in Luxembourg. In 2011, Ms. Levis joined Silversea Cruises as Chief Business Development Officer and assumed the role of Managing Director of Silversea Expeditions. In 2019, Ms. Levis was appointed Chief Investment Officer of Monaco-based diversified investment company Heritage Group. Ms. Levis also serves as Vice Chairman of Abercrombie & Kent, Chairman of Bucksense, Inc. and serves on the board of directors of Orbital Solutions Monaco. Ms. Levis earned her B.A. and Masters in Economics and Finance from Cà Foscari University.
Nicholas Taylor has been our director since February 2021. Mr. Taylor has been an independent director with Altair Partners Limited, based in Jersey, Channel Islands, since May 2018. Prior to joining Altair, Mr. Taylor served as an independent consultant from July 2017 to April 2018. From October 1994 to June 2017, Mr. Taylor was at Ashburton Investments International Holdings Limited, the FirstRand Group’s offshore businesses, which included investment management, trust services and fund administration, where Mr. Taylor was initially Finance Director and then later became Chief Financial Officer and Chief Operating Officer. Mr. Taylor has multi-jurisdictional experience, including board appointments in Jersey, Guernsey, Isle of Man, Luxembourg and Mauritius. Mr. Taylor has also served on a number of audit committees and is currently the chair of the audit committee for a private Jersey based investment management business. Mr. Taylor is a Fellow of the Institute of Chartered Accountants in England and Wales and gained a BSc (Hons) in Electrical and Electronic Engineering from the University of Portsmouth in 1981.

Adam M. Aron has been our director since May 2021. Mr. Aron has served since January of 2016 as Chief Executive Officer, President and a Director of AMC Entertainment Holdings, Inc. AMC is the world’s largest movie theatre company. From February 2015 to December 2015, Mr. Aron was Chief Executive Officer of Starwood Hotels and Resorts Worldwide, Inc. and served on its Board of Directors from 2006 to 2015. From 2006 to 2015, Mr. Aron served as Senior Operating Partner of Apollo Management L.P., a leading private equity firm. Since 2006, Mr. Aron also has served as Chairman and Chief Executive Officer of World Leisure Partners, Inc., a personal consultancy that he founded for matters related to travel and tourism, high-end real estate development, and professional sports. Mr. Aron served as Chief Executive Officer and Co-Owner of the National Basketball Association’s Philadelphia 76ers from 2011 to 2013, and continues as an investor in the team. From 1996-2006, he was Chairman and CEO of Vail Resorts, and from 1993-1996 he was President and CEO of Norwegian Cruise Line. From 1990-1993, he was the chief marketing officer of United Airlines and from 1987-1990 the chief marketing officer of Hyatt Hotels & Resorts. Mr. Aron currently serves on the board of directors of AMC Entertainment and Norwegian Cruise Line Holdings, Ltd. Mr. Aron received a Master’s of Business Administration degree with distinction from the Harvard Business School and a Bachelor of Arts degree cum laude from Harvard College. Mr. Aron brings to the Board significant business and executive leadership experience, including 28 years of experience as a Chief Executive Officer, 33 years of experience as a corporate director, and 42 years of experience in consumer-engagement.
Number and Terms of Office of Officers and Directors
Our board of directors is divided into two classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to our first annual general meeting) serving a two-year term. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. The term of office of the first class of directors, consisting of Mr. Taylor and Mr. Aron, will expire at our first annual general meeting and the term of office of the second class of directors, consisting of Manfredi Lefebvre d’Ovidio and Garth Ritchie, will expire at our second annual general meeting.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our Centricus founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our Centricus founder shares may remove a member of the board of directors for any reason.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices pursuant to the provisions of our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provides that our officers may consist of such officers as may be determined by the board of directors.
Committees of the Board of Directors
Our board of directors has three standing committees: an audit committee, a nominating committee and a compensation committee. Each committee operates under a charter that has been approved by our board and has the composition and responsibilities described below. The charter of each committee is available on our website.
Audit Committee
Nicholas Taylor, Adam M. Aron and Manfredi Lefebvre d’Ovidio serve as members of our audit committee. Our board of directors has determined that Mr. Taylor and Mr. Aron are independent. Mr. Taylor serves as the Chairman of the audit committee. Each member of the audit committee meets the financial literacy requirements of Nasdaq and our board of directors has determined that Mr. Taylor qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.
The audit committee operates pursuant to a charter and is responsible for:
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meeting with our independent registered public accounting firm regarding, among other issues, audits, and adequacy of our accounting and control systems;

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monitoring the independence of the independent registered public accounting firm;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent registered public accounting firm, including the fees and terms of the services to be performed;

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appointing or replacing the independent registered public accounting firm;

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determining the compensation and oversight of the work of the independent registered public accounting firm (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;

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monitoring compliance on a quarterly basis with the terms of our IPO and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of our IPO; and

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reviewing and approving all payments made to our existing shareholders, executive officers or directors and their respective affiliates. Any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Nominating Committee
The members of our nominating committee are Nicholas Taylor, Adam M. Aron, Garth Ritchie and Manfredi Lefebvre d’Ovidio, and Nicholas Taylor serves as chairman of the nominating committee. Our board of directors has determined that Mr. Taylor and Mr. Aron are independent.
The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.
Guidelines for Selecting Director Nominees
The guidelines for selecting nominees are specified in the nominating committee’s charter, which provides that persons to be nominated:
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should have demonstrated notable or significant achievements in business, education or public service;

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should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee considers a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee
The members of our compensation committee are Nicholas Taylor, Adam M. Aron, Garth Ritchie and Manfredi Lefebvre d’Ovidio, and Nicholas Taylor serves as chairman of the compensation committee.
Our board of directors has determined that Mr. Taylor and Mr. Aron are independent. The compensation committee operates pursuant to a charter, which details the principal functions of the compensation committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Financial Officer and Chief Executive Officer, evaluating our Chief Financial Officer’s and Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Financial Officer and Chief Executive Officer based on such evaluation;

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reviewing and approving the compensation of all of our other Section 16 executive officers;

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reviewing our executive compensation policies and plans;

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implementing and administering our incentive compensation equity-based remuneration plans;

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assisting management in complying with our proxy statement and annual report disclosure requirements;

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approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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producing a report on executive compensation to be included in our annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves, and in the past year has not served, as a member of the compensation committee of any entity that has one or more executive officers serving on our board of directors.
Code of Ethics
We adopted a code of ethics applicable to our directors, officers and employees. Our code of ethics is available at our website. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a current report on Form 8-K or on our website to the extent required by SEC rules.
Conflicts of Interest
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
Certain of our officers and directors presently have, and any of them in the future may have additional, fiduciary or contractual obligations to other entities, including entities that are affiliates of the Sponsor, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, before we can pursue such opportunity, subject to their fiduciary duties under Cayman Islands law. If these other entities decide to pursue any such opportunity, we may be precluded from pursuing the same. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination. Our amended and restated memorandum and articles of association provide that to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.
Potential investors should also be aware of the following other potential conflicts of interest:
•
Our executive officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our executive officers is engaged in several other business endeavors for which he may be entitled to substantial compensation, and our executive officers are not obligated to contribute any specific number of hours per week to our affairs.

•
The Centricus Initial Shareholders and our directors and executive officers entered into agreements with us, pursuant to which they agreed to waive their redemption rights with respect to their Centricus founder shares and public shares in connection with the completion of our initial business combination. Additionally, the Centricus Initial Shareholders agreed to waive its rights to liquidating distributions from the Trust Account with respect to its Centricus founder shares if we fail to complete our initial business combination within the prescribed time frame. If we do not complete our initial business combination within the prescribed time frame, the Centricus private placement warrants will expire worthless. Except as described herein, the Sponsor and our directors and executive officers agreed not to transfer, assign or sell any of their Centricus founder shares until the earliest of (A) one year after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the closing price of Centricus ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property. The Centricus private placement warrants will not be transferable until 30 days following the completion of our initial business combination. Because some of directors will own ordinary shares or warrants directly or indirectly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.
•
Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with the Sponsor, officers or directors or making the acquisition through a joint venture or other form of shared ownership with the Sponsor, officers or directors. In the event we seek to complete our initial business combination with a business combination target that is affiliated with the Sponsor, executive officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA or an independent accounting firm, that such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. Furthermore, in no event will the Sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid by the company any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the completion of our initial business combination. Further, commencing on the closing of our IPO, we also started to reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to us in an amount not to exceed $10,000 per month.
We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.
The Centricus Initial Shareholders agreed to vote its Centricus founder shares, and it and the members of our management team agreed to vote any shares purchased during or after the IPO, in favor of the Business Combination Proposal.
Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account, and agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an initial business combination.
Our indemnification obligations may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Executive Compensation
In February 2021, the Sponsor transferred 20,000 Centricus founder shares to Nicholas Taylor. In May 2021, the Sponsor transferred 20,000 Centricus founder shares to Adam M. Aron. None of our executive officers or directors have received any cash compensation for services rendered to us. Commencing on the date that our securities are first listed on Nasdaq through the earlier of consummation of our initial business combination and our liquidation, we will reimburse an affiliate of the Sponsor for office space, secretarial and administrative services provided to us in the amount of $10,000 per month. In addition, the Sponsor, executive officers and directors, or their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee reviews on a quarterly basis all payments that were made by us to the Sponsor, executive officers or directors, or their affiliates. Any such payments prior to an initial business combination are made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, we do not expect to have any additional controls in place governing our reimbursement payments to our management team for their out-of-pocket expenses incurred in connection with our activities on our behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, is paid by the company to the Sponsor, executive officers and directors, or their respective affiliates, prior to completion of our initial business combination.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent within one year of our IPO. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Upon the effectiveness of the registration statement for our IPO, we had one independent director as defined in the Nasdaq listing standards and applicable SEC rules. Our board has determined that Nicholas Taylor is an independent director under applicable SEC and Nasdaq listing rules. On May 6, 2021, Adam M. Aron was appointed to our board. Our board has determined that Adam M. Aron is an independent director under applicable SEC and Nasdaq listing rules. We intend to appoint one additional independent director to our board within one year of our IPO, pursuant to the Nasdaq phase-in provisions for initial public offerings. Our independent directors have regularly scheduled meetings at which only independent directors are present.

INFORMATION RELATED TO ARQIT
Unless the context otherwise requires, all references in this section to “Arqit,” refer to Arqit Limited and its subsidiaries prior to the consummation of the Proposed Transactions.
Overview
Arqit is a cybersecurity company that has pioneered a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use with no new hardware required. The software has universal application to every edge device and cloud machine in the world. Arqit has not only invented a ground-breaking new quantum protocol, but it has also found a way to translate the benefits of quantum security to end point devices.
Arqit’s solution combines world-leading innovation in two areas: a new form of quantum satellite and a software agent that can be downloaded onto any device. Arqit’s quantum satellite technology solves all previously known problems of quantum key distribution and puts identical copies of quantum safe keys into each data center in a network. The data centers use these keys to create secure channels between them — an outer perimeter of quantum safety that Arqit calls the QuantumCloud™. A second innovation is a small software agent downloaded from the QuantumCloud™ onto any form of device or integrated into any piece of software. By exchanging information with the QuantumCloud™, which moderates a key agreement process with all parties involved in a unique way, this software agent is able to create new symmetric encryption keys in partnership with any other device or cloud machine, or in large groups of devices. Keys are never “delivered”, they are created, and so they cannot be intercepted. They are created at the end points in a manner that means they can never be known by a third party, and can be used only once if necessary and replaced infinitely. The service is sold and fulfilled on a self-service basis in the cloud making it an easily scalable business model.
To date, Arqit has been a development stage company, however it is currently preparing to launch its first live service during the second half of 2021. Arqit has already signed major, long-term contracts for its services with large companies and government institutions. Its next step in commercialization will be to undertake pilot phases that are required to be completed with each of its customers. Prior to launch of its satellites, Arqit’s quantum encryption platform, QuantumCloud™, will use machines in data centers to generate a terrestrial simulation of the quantum satellite technology. By 2023, it plans to launch its first two quantum satellites, which will generate a significant increase in the level of security offered by the end-to-end system.
Arqit’s current customers include the UK Government, the European Space Agency, BT plc, and Sumitomo Corporation. Many companies like Verizon, BP, NEOM, Juniper, Dentons, Northrup Grumman and Iridium have contracted to test the use of Arqit’s technologies in different use cases.
Market Opportunity
Arqit believes that there will be significant market opportunities for its innovative products as a result of an expected transformation in the cyber encryption industry over the next decade. Public key infrastructure or “PKI” is currently the most widely-used cyber encryption technology. However, PKI is becoming less secure as new technologies develop, and is not secure against quantum computers, which are expected to be of sufficient scale to break PKI within the next few years.
For example, the U.S. Department of Commerce’s National Institute of Standards and Technology (the “NIST”), which leads efforts on mitigation of the quantum threat to cyber security, published a report in April 2021, “Getting Ready for Post-Quantum Cryptography: Exploring Challenges Associated with Adopting and Using Post-Quantum Cryptographic Algorithms”, in which it expressed concern that the alternatives currently proposed for making PKI stronger do not offer a sufficiently adequate or timely solution. Regarding the near term threat of quantum computers to cyber security, the NIST noted, “all secret symmetric keys and private asymmetric keys that are now protected using current public-key algorithms, as well as the information protected under those keys, will be subject to exposure,” and that “any information still considered to be private or otherwise sensitive will be vulnerable to exposure and undetected modification.”

Therefore, consumers, businesses and governments across all geographies and industries will likely need to replace the existing cyber encryption technology used in almost all electronic interfaces in order to maintain cyber security. Symmetric encryption keys are secure against quantum computers. However, to date there has been no secure way to create and distribute symmetric keys electronically. In regards to available alternatives, the NIST stated, “There are multiple candidate classes for post-quantum cryptography. Unfortunately, each class has at least one requirement for secure implementation that makes drop-in replacement unsuitable.”
Arqit believes that it has developed an almost universal solution to previously identified issues with delivery of symmetric encryption keys. Arqit’s pioneering technology provides a simple, cost-effective and secure way to create and distribute symmetric keys electronically that can be applied universally across geographies, industries and devices, making it well placed to take advantage of this significant upcoming market opportunity.
Total Addressable Market
According to Gartner, it is estimated that the global addressable market for information security services will be $197.9 billion by the end of 2024. New opportunities for growth are also expected in government, defense, telecoms, financial services, Internet of Things and connected car markets. Arqit believes that every connected service is vulnerable to current and future attacks on PKI, in particular by quantum computers in the near to mid-term. This vulnerability will affect cyber security on every connected end point, network device and cloud machine globally, and Arqit believes that its product is the only known way to effectively distribute a cyber encryption methodology that is secure against quantum computer attack. As a result, Arqit has assumed that the entire information security market represents its total addressable market. Arqit’s estimates of its total addressable market are limited by a lack of reliable data on the government and Internet of Things markets, which are therefore excluded from its total addressable market estimate, but which Arqit expects to be two of its key markets in the future.

$197.9bn
$125.8bn
CAGR 2019-2024: 9.5%
6.2
58.3
13.1
4.2
15.8
9.7
2.8
7.9
90.5
20.2
6.8
35.2
19.0
4.7
2019
2024
Consumer Security Software
Security Services
Other Information Security Software
Network Security Equipment
Integrated Risk Management
Infrastructure Protection
Identity Access Management
Data Security
Cloud Security
Application Security

Source: Calculations performed, and charts/graphics created, by Arqit based on Gartner, Inc. research. Gartner, Inc., Forecast: Information Security and Risk Management, Worldwide, 2019-2025, 1Q21 Update, 30 March 2021. The Gartner content described herein (the “Gartner Content”) represent(s) research opinion or viewpoints published, as part of a syndicated subscription service, by Gartner, Inc. (“Gartner”), and are not representations of fact. Gartner Content speaks as of its original publication date (and not as of the date of this proxy statement/prospectus), and the opinions expressed in the Gartner Content are subject to change without notice.
Arqit has successfully targeted companies in several of these sectors, and now intends to further expand into others given its products are highly relevant to all sub-segments.

Arqit’s Technology
Encryption is the foundation of the communications technology we use. However, the technology we rely on for encryption in most cases was developed over 20 years ago. There are vulnerabilities in this technology already, and near term developments in digital technology and quantum computing will significantly increase risks.
The origins of encryption are in symmetric encryption keys — long truly random numbers. The number of permutations involved in guessing a 256 digit symmetrical key is estimated to be equal to all of the atoms in the Milky Way. The fastest computer known would take more than the age of the universe to perform this guess. And because there are no mathematics involved in creating a random number, even a quantum computer will offer no meaningful advantage in speeding this up.
Therefore symmetric encryption keys are computationally secure, but to date there has been no secure way to create and distribute symmetric keys electronically. As a result, “public key infrastructure” or “PKI” was invented, which involves two parties sharing the performance of a calculation which is difficult to emulate in a practical time period. The internet has driven the adoption of PKI, not because it was the most secure, but because it was flexible enough to be reverse engineered into something that was already created. PKI is a flexible tool, but it is vulnerable to attack, especially given the development of the Internet of Things, cloud-based interfaces and other transformational technologies.
The problem will imminently become more profound because, unlike symmetric encryption keys, PKI will be vulnerable to quantum computer attack. Although quantum computers are currently operating at relatively modest scale, quantum computers of sufficient scale to break PKI may be available within a few years.
The universal and long-term answer to this threat is not to make the mathematics used in PKI more difficult given it is not sustainable or practical to try to defeat an infinitely capable computing machine. The answer lies in finding a secure way to create and distribute symmetric encryption keys, which is what Arqit has invented.
Arqit has found a way to create symmetric encryption keys at end points when they are needed, at scale, securely, at any kind of end point device and in groups of any size. With Arqit’s technology, symmetric encryption keys are never “delivered”, they are created at endpoints, and so they cannot be intercepted.
The method for key creation relies on the unique ability of the ARQ19 satellite protocol to put identical copies of symmetric “root” keys to any location in the world, specifically data centers which host the Arqit QuantumCloud™ system. End point devices are able to securely authenticate into QuantumCloud™ at different data centers which then moderate a key creation process by sharing cryptographic information with the end points. From the combination of elements of shared secrets that can be shared by the parties, the end points are then able to create a new shared symmetric encryption. Prior to Arqit’s planned satellite launches in 2023, the source of root keys used in data centers will occur through terrestrial transmission which is secure but not quantum safe. By 2023, Arqit intends to upgrade its transmission to satellite, which will provide provable security in the delivery of key data into the data centers as a result of its ARQ19 algorithm. The end point keys are then created in a manner that means that no third party can ever know them and they are computationally secure even against a quantum attack. The ability to use symmetric encryption keys inside an AES256 algorithm is already incorporated in all standard networking software systems, and therefore Arqit’s product is very simple to implement.

The Arqit technology includes three areas of innovation:
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Quantum Key Infrastructure.   Arqit embeds random number sources in QuantumCloud™ which provides the source for key creation. The key creation is done through a new quantum protocol that Arqit has invented called ARQ19 which solves most of the known problems with “quantum key distribution” or “QKD”, and replaces it with a new concept called “quantum key infrastructure” or “QKI”. Through QKI, the system does not distribute keys, it distributes quantum random numbers which are an input into a key creation process involving other areas of Arqit proprietary classical cryptography.

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QuantumCloudTM Software.   Arqit’s QuantumCloud™ software shares data across multiple data centers, encrypting each piece of data uniquely using a management layer which never knows the customer data.

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End Point Security.   Arqit invented a novel form of end point security called “distributed secure communications cryptography” or “DSCC” whereby end points can create initial symmetric key-protected channels and limitless group or session keys. The end points rely on the QuantumCloudTM platform to deliver random number sources but create keys themselves, such that the keys are always unknowable by any third party. Arqit’s ARQ19 protocol is a fundamental cryptographical discovery, and its DSCC invention allows quantum cryptography to be commercialized for the mass market.

Quantum Key Infrastructure
Arqit technology is not “quantum key distribution” or “QKD”. Arqit invented a new quantum algorithm called ARQ19 which solves all known problems with QKD and replaces it with a new concept called “quantum key infrastructure” or “QKI” whereby the system does not distribute keys, it distributes quantum random numbers which are an input into a key creation process involving other areas of Arqit proprietary classical cryptography. Keys are not distributed, they are created on the end point or edge devices, with some assistance/moderation from third parties, but can never be known by third party devices other than intended key partner groups.
At the root of the solution to the encryption challenge is the “key distribution” problem. Although symmetric encryption keys are computationally secure, to date there has been no secure way to create and distribute those keys electronically. “Quantum key distribution” or “QKD” was first proposed as a solution in the 1980s. The laws of physics tell us that an eavesdropper cannot intercept, read and use quantum information, therefore we know with certainty that it cannot be stolen and used. One method of QKD is through the use of fiber optics, however there are significant limitations on the physical length of the fiber, which makes it impractical for large scale adoption. The use of satellites for QKD overcomes that problem, but still has known limitations.
The basic principle of satellite QKD relies upon encoding random numbers on board a satellite into the quantum mechanical properties of individual photons. These are transmitted from space to earth in the form of a laser beam and are received by an “optical ground receiver” or “OGR” containing a telescope and a quantum detector. Two recipients will each host an OGR, receive the same quantum information, and each down convert it to digital bits. After reaching agreement on which bits of information they both received in common (information transmitted attenuates in transit when it hits other particles), they store the information in the form of digital keys consisting of a long string of randomly created and securely delivered ones and zeros to be used in encrypting and decrypting data across any classical internet communications channel.
Satellite QKD, however, has several protocol and implementation flaws that need to be overcome before it is commercially viable. In the currently known satellite QKD science, there are two practical protocols, called “decoy state” and “entangled photon.”
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Decoy State Protocol:   In the decoy state protocol, or “BB84”, when the satellite moves over head it sends key data to the “A” OGR. It then stores the key and continues in its orbit until it is over the “B” OGR and then sends the key data again. This means that the satellite can distribute keys globally. But because it remembers the key during transit between A and B, theoretically the satellite could be attacked in transit and the key could be copied. Therefore, using this protocol symmetric encryption keys can be distributed globally, but cannot be called “provably secure”.

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Entangled Photon Protocol:   In the entangled photon protocol or “E91” and “E92”, the satellite sends key data using two transmitters simultaneously to the A OGR and the B OGR. Thus, the satellite does not need to remember the key and it cannot be intercepted in transit. However, in order to use this protocol, A and B must simultaneously be in direct line of sight of the satellite. From a low orbit of 750 km, the A and B point cannot be further than approximately 700 km from each other. Thus, in this protocol, keys cannot be sent globally, however they are “provably secure.” This protocol also has impractically high loss rate to be of significant utility even in limited geographies.

Therefore, to date, symmetric encryption keys could be sent through satellite QKD either globally or in a provably secure way, but not both, which is a material drawback for practical use.
Arqit’s invention — the ARQ19 algorithm — permits random numbers to be sent globally and in a provably secure manner. Using Arqit’s proprietary technology, the satellite sends random numbers which OGRs use to create keys in a manner which is entirely isolated from the satellite or any other infrastructure. Thus, the only entities that can ever know the keys created are the two OGRs involved in doing so. This means that the ARQ19 protocol is entirely secure against third parties, which is a novel class of cryptographic service.
In addition, there are two main practical implementation flaws that impact the commercial usability of satellite QKD, but which Arqit’s QKI technology has solved:
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Limited Throughput:   Prior experiments demonstrate a satellite key throughput of around 1 kilobit per second. This is not a high enough volume of keys to be reliable or practically usable. The Arqit system is currently capable of delivering a maximum throughput of 1.75 megabit per second. The two-satellite system, in its average performance mode with small telescopes, is expected to deliver sufficient random numbers to facilitate the creation of 2 quadrillion end point key pairs per annum.

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Network Size:   Satellite QKD science is based on creating key pairs shared by two locations. Although this works well in a diagram, the reality of the internet is that there are many endpoints that would need to share keys; the internet does not consist of pairs of communicators. For satellite QKD to be useful it must be possible for the same keys to be distributed to large numbers of locations. Arqit’s ARQ19 algorithm allows an unlimited number of locations with an OGR to create shared group keys in a provably secure manner. This allows large data center networks to have common group keys, and this is fundamental to the ability of DSCC to create group keys with large numbers of devices distributed around the world.

QuantumCloudTM Platform
The QuantumCloudTM is a Platform as a Service or “PaaS” that creates a secure global mesh between different cloud providers and on-premises data centers around the globe. QuantumCloudTM supplies the platform that enables end points to share data securely for the creation of new keys. It also allows Arqit to provide highly secure services for customers to store, communicate and sign their data. This PaaS architecture means that our customers can easily integrate quantum safe cryptographic services into new or existing platforms.
Arqit can extend this secure platform to give customers access to their keys, in a quantum safe manner anywhere in the globe. QuantumCloudTM uses different quantum keys at every layer of infrastructure and with each piece of data. The system ensures that data centers only communicate across quantum safe channels. Within these channels, a form of technology divides data into separate pieces for storage across different data centers, and orders and records encrypted addresses at which the different pieces are stored. Transactions are signed with quantum keys and layered into this technology. Quantum keys are moved inside the QuantumCloudTM using a novel symmetric key algorithm called “ARQ20”, which Arqit has patent pending for use exclusively within QuantumCloudTM. Finally, data is sent out to the secure end points inside the quantum encrypted channel achieved by the use of keys created using the DSCC process.
As a result, Arqit can store and transact data securely in the cloud and to include any form of end point device within this security boundary. There are many applications of this, and Arqit expects to be able to make fundamental contributions to innovation in many industries. For example, blockchain software can be made quantum safe by the use of Arqit’s new signing technology and digital wallets at the end point and their transactions can be secured. The connected car market cannot safely operate in the long term unless the encryption of its communications channels are secure. The expanded attack surface of 5G mobile networks demand urgent improvement.
During the second half of 2021, Arqit plans to launch an interim version of QuantumCloudTM that will operate prior to the launch of its satellites, which is targeted for 2023. The source of root keys will be simulated until the satellites launch. The root keys are simply supplied by a terrestrial quantum random number generator distributing key data through symmetric encryption key algorithm channels to the QuantumCloudTM node in each data center. Although it is still a significant improvement over existing technology, it is not quite as secure as the quantum satellite version of QuantumCloudTM will be.
The ability to create new symmetric keys at the end points as moderated by QuantumCloudTM is an extremely important innovation, and is a step forward for organizations who already use a legacy method of infrequently refreshing symmetric encryption keys. Many organizations in defense, financial services and critical national infrastructure have never trusted PKI and so used symmetric encryption keys by physically transporting them. However, even symmetrical encryption keys that are physically transported must be refreshed to provide secrecy. The more times a key is used, the more likely an attacker might learn about it over time, and the more opportunities there may be for it to be stolen. Therefore, QuantumCloudTM provides some very significant advantages to such organizations, even though its root source of entropy is not as fully quantum safe as satellite delivery will be. As a result, Arqit believes a very significant early source of revenue will be simply upgrading existing symmetric key systems to MetroQuantumCloudTM which can be done remotely at low frictional and financial cost.
Competitive Strengths
Arqit’s unique cybersecurity technology provides it with a number of competitive strengths.
Symmetric keys are secure
Arqit’s platform creates symmetric encryption keys, which is a cyber-encryption technology that is secure against all forms of attack including by quantum computers. PKI is currently the most widely-used cyber encryption technology, but it is failing to prevent escalating cyber-attacks involving techniques like ransomware and is entirely vulnerable to attack by quantum computers, which are expected to become available within the next few years. A symmetric encryption key, once created, is computationally secure. This means that it is regarded as impossible, even for a quantum computer, to guess a symmetric encryption key in less than millions of years. Arqit’s technology is built around this secure encryption tool.
Groundbreaking and proprietary distribution technology
The importance of Arqit’s platform lies in its ability to “distribute” symmetric keys securely at scale by creating them at end points. Although symmetric encryption keys are secure, to date there has been no secure way to create and distribute symmetric keys electronically. Arqit’s groundbreaking technology has solved these known issues. Its innovations create symmetric encryption keys at end points when they are needed, at scale, securely, at any kind of end point device and in groups of any size. With Arqit’s technology, symmetric encryption keys are never “delivered”, they are created at endpoints, and so they cannot be intercepted. This is a completely new way to create and distribute unbreakable symmetric keys that represents a groundbreaking, novel technology. The keys are created with what is known as a “mixed trust model” which means that no third party computer ever has the key, or sufficient information to recreate or guess the key. The key is never transmitted in creation across any network. It is therefore not possible for any third party to know or guess the key during creation.
Simple to implement
Symmetric encryption keys are built into almost every major software system, so their use, along with a symmetric algorithm such as AES256, is very simple to deploy with no major change to existing customer infrastructure. Symmetric encryption keys impose relatively low computational burdens on end point devices, and Arqit’s lightweight agent is light enough to work on even the smallest of Internet of Things sensors.
Easily scalable
Arqit’s software, fulfilled from the cloud, automatically creates keys in infinite volumes at minimal cost, resulting in low capital expenditure once deployed. From an operating cost perspective, there is no human analysis or information processing required by Arqit’s product, so personnel costs are limited to maintaining core infrastructure, marketing and customer support. These factors make Arqit’s products easily scalable for both Arqit and its customers.
Go-to-Market Strategy
Arqit’s strategy is very focused. Its core product is QuantumCloudTM, which is a PaaS that allows the same service to be used by any organization for any application. The platform can be used on a self-service basis in the cloud. Customers can sign a contract in the cloud and pay per request for a range of features.
Arqit has signed major long term contracts for QuantumCloudTM service in the government and telecoms sectors in the UK and Japan. Arqit has also recently entered into a number of contracts with customers for the provision of QuantumCloudTM in other geographies and sectors with initial pilot stage projects launching in the second half of 2021. The applications in which these projects are focused are:
•
5G and Open Radio Access Network Encryption:   5G and Open Radio Access Network have powerful advantages for the consumers, but the new architectures greatly multiply the attack surface creating significant concerns about network security and privacy of customer data. QuantumCloudTM can entirely mitigate these risks at very low cost and has almost frictionless ease of adoption.

•
Connected Autonomous Vehicles:   Vast amounts of data must be processed in the cloud, but if the end point (the hardware security module in the vehicle) is not secure, a mal actor could seize control of the vehicle and cause an accident. Arqit’s technology is capable of potentially facilitating safe fully autonomous vehicle operation.

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National Defense:   Historically the U.S. and the North Atlantic Treaty Organization (“NATO”) allies have relied upon a comparative advantage in technology versus their most advanced adversaries. With the advent of the large-scale low-cost availability of technologies, as well as heavy research and development investment by such adversaries, this advantage has been eroded and, in some cases, reversed. The new, next generation advantage will be in rapid data driven decision making, allowing allied militaries to outthink and outpace their more technologically sophisticated opponents. The new paradigm will be driven instead by common platforms, common standards, and a need for a new model of security and cryptography by implication. Arqit’s QuantumCloudTM is capable of providing a highly scalable method of mitigating many of these fundamental security challenges.

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Financial Services Network Security:   Global payment networks operate on the basis of payment servers co-located with bank servers in data centers all over the world. The servers involved already use symmetric key encryption to protect their communications channels, but the keys are refreshed only periodically through physical delivery. Arqit has worked with payments technology companies to solve this problem with the remote installation of software onto the server estate which will refresh keys many times per day.
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Identity Protection:   Through its joint venture with the law firm Dentons, Arqit is developing a product called QuantumKeepTM for creating and securing digital identity and then associating the identity with relevant documentation and information. QuantumKeepTM is expected to launch in the fourth quarter of 2021. This has broad applications within professional services, financial services, healthcare and government for “know your client” procedures.

Arqit intends to distribute its products both directly and through channel partnership agreements.
Arqit’s Products
QuantumCloudTM
Arqit’s core product is QuantumCloudTM. This is a PaaS which is underpinned by cloud infrastructure in the form of data centers and quantum key infrastructure. The PaaS creates keys in the cloud and at end points. These keys can be used variously to encrypt channels, encrypt data at rest and sign transaction.
These products will be delivered in the cloud, requiring no extra infrastructure or hardware on the part of the customer, and with the use of simple lightweight agents at end points like mobile phones, cars or Internet of Things sensors.
As a PaaS, QuantumCloudTM is broadly applicable across all geographies and sectors, delivering the same key creation functionality to all applications and use cases. This provides Arqit with the flexibility to identify and develop Software as a Service products in areas such as identity, distributed ledger and financial payments which would have sufficient benefit and differentiation from the stronger, simpler encryption that Arqit provides to potentially give it a route to leadership in certain vertical markets, rather than selling to all legacy market participants.
Service Variants
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Multi-Tenanted:   This is Arqit’s standard service where customers use a shared service hosted in the cloud by Arqit on servers owned by Arqit and operated on a multi-tenanted basis. Keys used for managed encryption inside the cloud are drawn from hardware security modules under the control of Arqit, and software runs on shared servers. Pricing for this option will be a one-time fee per end point installation, as well as a fee per key created.

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Private Instance:   QuantumCloudTM can also be sold as a private instance, typically for government customers who want total control over all infrastructure. Arqit’s satellite QKI technology can also be sold in a private instance format for an “on premises” service for customers who demand end to end control of the key creation process. Customers buy a dedicated service involving the installation of an OGR which will initially communicate terrestrially with Arqit’s data centers, and later photonically with Arqit’s quantum satellites to receive entropy, which is used to then create new symmetric keys with other OGRs at other locations. Entropy is received on a “store and forward” or “buffered” basis with keys created from that entropy at a later time when OGRs are able to synchronize. Pricing for this option will be an annual licensing charge, a charge for hardware, a one-time fee per end point installation, as well as a fee per key created.

Other Technologies
Arqit has also created a product called ARQ19-T, which uses the proprietary ARQ19 quantum algorithm to provide dramatic advances in the provision of quantum key infrastructure in terrestrial fiber networks. Arqit is planning to test the ARQ19-T algorithm in the quantum fiber networks of several telecommunications networks and, if successful, ARQ19-T will be licensed to hardware vendors.
In July 2021, Arqit announced its intention to develop a digital assets product to deliver a new layer of technology to protect against quantum attack for the blockchain community, which Arqit expects will enable governments, enterprises and distributed networks to embrace blockchain for large scale use cases.

Arqit may create other novel technologies which can be developed using its specific expertise in quantum physics, engineering and software. Where early customers can be identified to share risks in the development of such technologies, Arqit is likely to partner with such customers to develop technologies.
Competition
Arqit’s competitors are suppliers of QKD, quantum encryption and legacy encryption services. There have been a significant number of entrants into these markets in the last five years, mostly in the areas of QKD and quantum encryption:
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QKD Systems:   These are predominantly fiber optic-based QKD systems that are limited by both distance as well as their point to point nature. Although they all have products in market, they are at early stages with a number of pilots requiring significant support from the QKD vendors. The majority of these providers are targeting data center architectures with a product that has a limit of around 100 kilometers, meaning that it is only suitable in a metro area. With the cost, complexity and point to point nature of the technology, it is always going to be limited.

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Quantum Encryption:   There are number of companies that are creating services based on “post quantum algorithms” which are cryptographic algorithms that are designed to extend the principles of PKI to be more secure against attack by a quantum computer. Such algorithms can never be “provably secure” against quantum attack because they are mathematical in their construction, and therefore only secure until a quantum computer can be programmed to break them.

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Legacy Encryption Competitors:   The legacy encryption key management market spans a number of different product categories from hardware security modules to key management software, and along with most product categories has seen existing and new entrants into the market offering “as a service” versions of these products. The goal of these vendors is to reduce the management burden and costs of PKI and to reduce the downtime risk by automating processes. They are therefore not direct competitors of Arqit as they are not addressing the near-term threat of quantum computers or other fundamental issues of PKI.

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Traditional Key Management:   There are a number of traditional incumbents in the key management space. Most of these vendors started as hardware security modules and have added additional key management software and other features. They are already being distributed by start-ups in this sector as they have difficulty delivering functionality as a service to agile environments.

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Machine Identity Management:   New entrants into the key management market are aligning around “machine identity management” rather than the pure traditional key management. However, the fundamental goal of these technologies are to mitigate the risks and shortcomings of PKI in the modern internet.

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DevOps/Cloud Key Management:   Where developers have been struggling to integrate PKI into their development pipelines, a number of the cloud providers and development automation frameworks have included key management into their platforms. Cloud providers are rarely seen providing encryption services outside of their own platforms.

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Manual Key Distribution:   Finally there are companies who provide on premises appliances and human courier services for the current methodology of using symmetric key encryption. The UK Government provides its own service through a department of the National Cyber Security Centre called the UK Key Production Agency, which is the master source of trust in the product of symmetric keys which are delivered through these physical courier methods to a variety of government and commercial customers.

Key Partnerships
The Federated Quantum System
On June 11, 2021, Arqit announced the formation of an international consortium of companies and government organizations to provide its quantum encryption technology to government customers in a federated system concept, called the Federated Quantum System (the “FQS”). The UK, USA, Japan, Canada, Italy, Belgium and Austria are currently represented. Government customers typically have more stringent control requirements for their cloud technology and, with support from the UK Space Agency, Arqit has designed a version of its technology to meet these requirements. The FQS consists of dedicated satellites, control systems and QuantumCloud™ software. The first FQS satellites are expected to be launched on Virgin Orbit’s LauncherOne from Newquay in Cornwall in 2023, after the launch of the first commercial Arqit satellites. Arqit expects that the FQS will enable collaboration between NATO-allied governments, allowing sovereign protection of strategic national assets and interoperability for joint operations.
Satellite Development Partnerships
The following is a description of Arqit’s key partnerships in connection with the development and constructions of its satellites:
European Space Agency
On July 30, 2019, Arqit entered into a contract with the European Space Agency or “ESA” under the ESA’s Advanced Research Telecommunications Systems program for the partial funding of Arqit’s development and operational validation of the quantum key distribution satellite system, including the design, build and launch of the first quantum key distribution satellite and associated mission capability in the ground service, user and control segments. The ESA agreement divides work into two phases: the first phase covers the preliminary design and the second phase covers the detailed design and implementation and all activities until the end of the service deployment and evaluation. Arqit is permitted to start second phase only upon receipt of written notification from the ESA of the relevant authorisation to proceed. Arqit has agreed to sub-contract certain elements of this project with payment allocated between Arqit and the sub-contractors in agreed proportions.
Qinetiq Space NV
On January 27, 2020, Arqit entered into a firm fixed price contract with Qinetiq Space NV or “Qinetiq” for delivery by Qinetiq of quantum key distribution satellites by May 2022 and for conducting a launch readiness review by July 2022. Acceptance by Arqit of the satellites will be subject to testing and Arqit’s pre-shipment review that the satellite meets its performance specifications, and title of the satellites will pass to Arqit after launch and in-orbit testing is completed. Under the terms of this contract, Arqit will pay Qinetiq from (i) its private investment sources and (ii) ESA funding which is flowed down from Arqit’s contract with the ESA described above in “— European Space Agency”. Payment from ESA funding is subject to the satisfaction by Qinetiq of the relevant milestones set forth in the agreements between Arqit and the ESA.
Intellectual Property
The ability to protect its material intellectual property is paramount to Arqit’s business. Arqit relies upon a combination of protections afforded to owners of patents, designs, copyrights, trade secrets, and trademarks, along with employee and third-party non-disclosure agreements and other contractual restrictions to establish and protect its intellectual property rights. In particular, unpatented trade secrets in the fields of research, development and engineering are an important aspect of Arqit’s business by ensuring that its technology and strategic business assets remain confidential. Arqit pursues patent protection when it believes it has developed a patentable invention and the benefits of obtaining a patent outweigh the risks of making the invention public through patent filings.
As of the date of this proxy statement/prospectus, Arqit has approximately 1,435 patent claims on 21 pending or allowed patents in the UK. Arqit pursues global registration of its domain names and products and services trademarks and as of the date of this proxy statement/prospectus Arqit had six registered trademarks and 13 pending trademarks.
Based on the filing dates of Arqit’s existing patent applications, and assuming the patents are granted and renewed throughout their lifetimes, Arqit currently expects each patent right to provide protection for up to 20 years from the relevant filing dates which, as of the date of this proxy statement/prospectus, range from June 4, 2018 to July 22, 2021.

Arqit regularly reviews its development efforts to assess the existence and patentability of new inventions, and is prepared to file additional patent applications when it determines it would benefit its business to do so.
Facilities
Arqit operates from serviced offices for its headquarters at 3 More London Riverside, London SE1 2RE, and additionally leases 191 square feet of research space at Cambridge Science Park.
Employees
As of the date of this proxy statement/prospectus, Arqit had 67 full-time employees based in the UK, a majority of which are engaged in research and development and related functions. Arqit anticipates significant employee growth as it continues to commercialize its products. Arqit is highly dependent on human capital and a strong leadership team. It aims to attract, retain and develop staff with the skills, experience and potential necessary to implement its growth strategy.
Group Structure
Arqit Limited is a company limited by shares incorporated in England, with two wholly-owned subsidiaries: Arqit Inc., a Delaware corporation and Arqit LLC, a Delaware limited liability company. Neither Arqit Inc. nor Arqit LLC currently has any material operations. Arqit Limited also holds 50% of the outstanding share capital of Quantum Keep Limited, a company limited by shares incorporated in England. Quantum Keep Limited is a joint venture with Dentons Nominees Limited and Middle East Limited, which together hold the remaining outstanding share capital. Quantum Keep Limited was formed to develop an application initially for use by law firms that verifies and stores identity information and associates customer records with that identity.
Government Regulation
International Traffic in Arms Regulations and Export Controls
Arqit is subject to U.S. and U.K. import and export control laws, including the International Traffic in Arms Regulations (“ITAR”) and Export Administration Regulations (“EAR”) of the Bureau of Industry and Security of the U.S. Department of Commerce and the U.K. Export Control Act 2002 (as amended and extended by the Export Control Order 2008) and their respective implementing rules and regulations. The ITAR generally restricts the export of hardware, software, technical data, and services that have defense or strategic applications. The EAR similarly regulates the export of hardware, software, and technology that has commercial or “dual-use” applications (i.e., for both military and commercial applications) or that have less sensitive military or space-related applications that are not subject to the ITAR. The regulations exist to advance the national security and foreign policy interests of the U.S.
The U.S. government agencies responsible for administering the ITAR and the EAR have significant discretion in the interpretation and enforcement of these regulations. The agencies also have significant discretion in approving, denying, or conditioning authorizations to engage in controlled activities. Such decisions are influenced by the U.S. government’s commitments to multilateral export control regimes, particularly the Missile Technology Control Regime concerning the spaceflight business.
Many different types of internal controls and measures are required to ensure compliance with such export control rules. The inability to secure and maintain other necessary export authorizations could negatively impact Arqit’s ability to compete successfully or to operate its satellites as planned. Failure to comply with export control laws and regulations could expose Arqit to civil or criminal penalties, fines, investigations, more onerous compliance requirements, loss of export privileges, debarment from government contracts, or limitations on its ability to enter into contracts with the U.S. or U.K. government. In addition, any changes in export control regulations or U.S. or U.K. government licensing policy, such as that necessary to implement U.S. and U.K. government commitments to multilateral control regimes, may restrict its operations. See “Risk Factors — Risks Relating to Arqit’s Business and Operations Following the Proposed Transactions — Failure to comply with governmental trade controls, including export and import control laws and regulations, sanctions, and related regimes could subject Arqit to liability or loss of contracting privileges, limit its ability to compete in certain markets or harm its reputation with the governments.”
Anti-Bribery, Anti-Corruption and Sanctions Laws and Regulations
Arqit’s operations are subject to anti-bribery and anti-corruption laws and regulations, including the Foreign Corrupt Practices Act (“FCPA”) and the UK Bribery Act, and economic and trade sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury, the U.S. Department of State and the European Union. These statutes generally prohibit providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. Arqit may deal with both governments and state-owned business enterprises, the employees of which are considered foreign officials for purposes of these laws.
Data Protection Laws and Regulations
Arqit’s operations and sales are subject to laws and regulations addressing privacy and the collection, use, storage, disclosure, transfer and protection of a variety of types of data, including the UK Data Protection Act 2018, the UK General Data Protection Regulation, European Directive 2002/58/EC (the ePrivacy Directive) and implementing national legislation and any data laws and regulations enacted in the United Kingdom post-Brexit. These regimes may, among other things, impose data security requirements, disclosure requirements, and restrictions on data collection, uses, and sharing that may impact Arqit’s operations and the development of its business. Arqit’s products collect, store and process certain information and its products may evolve to collect additional information. Compliance with these and any other applicable privacy and data security laws and regulations is a rigorous and time-intensive process, and Arqit may be required to put in place additional mechanisms to ensure compliance with new data protection rules. For further information, see “Risk Factors — Risks Relating to Arqit’s Business — Failures, or perceived failures, to comply with privacy, data protection, and information security requirements in the jurisdictions in which Arqit operates may adversely impact its business, and such legal requirements are evolving and may require improvements in, or changes to, its policies and operations.”
Other Regulations
In addition, Arqit is subject to laws and regulations relating to antitrust, competition, intellectual property and other matters. Arqit has implemented internal controls designed to minimize and detect potential violations of laws and regulations in a timely manner, but can provide no assurance that such policies and procedures will be followed at all times or will effectively detect and prevent violations of the applicable laws by one or more of its employees, consultants, agents, or partners.
Legal Proceedings
From time to time, Arqit may become involved in legal proceedings or be subject to claims arising in the ordinary course of its business. Arqit is not currently a party to any legal proceedings, the outcome of which, if determined adversely to it, would individually or in the aggregate have a material adverse effect on its business or financial condition.

MANAGEMENT OF PUBCO FOLLOWING THE PROPOSED TRANSACTIONS
Management of Pubco After the Proposed Transactions
As of the date of this proxy statement/prospectus, the directors of Pubco are David Williams, General Stephen Wilson and Lt General VeraLinn Jamieson.
Following the completion of the Proposed Transactions, the current directors of Pubco will remain as directors and the total number of directors of Pubco will be increased to eight persons. The following sets forth certain information concerning the persons who are expected to serve as Pubco’s executive officers and directors following the consummation of the Proposed Transactions. Pubco may add up to two further independent directors to the board prior to, at or following the consummation of the Proposed Transactions.
Name	Age	Position
David Williams	52	Executive Chairman, Founder and Chief Executive Officer
David Bestwick	55	Co-Founder and Chief Technology Officer
Nick Pointon	51	Chief Financial Officer and Executive Director
Carlo Calabria	60	Director
Stephen Chandler	52	Director
Manfredi Lefebvre d’Ovidio	68	Director
Lt General VeraLinn Jamieson	60	Director
Garth Ritchie	53	Director
General Stephen Wilson	62	Director
Air Vice-Marshal Peter Rochelle	55	Chief Operating Officer
Paul Feenan	48	Chief Revenue Officer
Dr. Daniel Shiu	52	Chief Cryptographer
Patrick Willcocks	53	General Counsel and Corporate Secretary
David Williams is the Founder and Chief Executive Officer of Arqit and will serve as Chairman of the board of directors and Chief Executive Officer of Pubco following the completion of the Proposed Transactions. Prior to founding Arqit, from 2002 to 2017 Mr. Williams was the co-founder and CEO of Avanti Communications Group plc, which pioneered the use of Ka-band satellite communication. Mr. Williams also served as Founder Chairman of the Advisory Board of Seraphim Space Ventures, a $100 million high technology venture capital firm based in London, which he initiated with UK Government support in 2014. Prior to this, Mr. Williams was an investment banker specializing in financing international telecom businesses. Mr. Williams holds a Bachelor of Arts (Honors) in Economics and Politics from the University of Leeds. He was granted the Queens Award for Export in 2015 and received the Quoted Company Entrepreneur of the Year in 2006.
David Bestwick is the Co-Founder and Chief Technology Officer of Arqit and will serve as Chief Technology Officer of Pubco following the completion of the Proposed Transactions. Prior to co-founding Arqit, from 1996 to 2018 Mr. Bestwick was the Co-Founder and Chief Technology Officer of Avanti Communications Group plc, which pioneered the use of Ka-band satellite communication. Mr. Bestwick spent his early career at the Marconi Research Laboratory and VEGA Group plc, where he worked on the commercialization of Earth Observation satellite data. Mr. Bestwick also advised the European Space Agency on its telecommunications research strategy and sits on the Board of the Quantum Technology Industry Group. He earned a Bachelor of Science (Honors) in Astrophysics from the University of Leicester.
Nick Pointon has served as Chief Financial Officer of Arqit since March 2021 and will serve as Chief Financial Officer and a member of the board of directors of Pubco following the completion of the Proposed Transactions. Prior to joining Arqit, from 2017 to 2021 Mr. Pointon was the Group CFO of Privitar, a venture capital-funded data privacy company, and from 2011 to 2016 was the Vice President of Finance at King Digital Entertainment plc, which listed on the NYSE prior to being bought by Activision Blizzard, Inc. Mr. Pointon has experience acting as Financial Controller in a number of private and public telecoms and technology businesses. Mr. Pointon holds an LLB in Law from Kings College London and trained as a Chartered Accountant with Moore Stephens before moving to KPMG for two years’ post-qualification experience.
Carlo Calabria will serve as a member of the board of directors of Pubco following the completion of the Proposed Transactions. Mr. Calabria has close to four decades of experience in the financial services sector and has held multiple senior leadership positions at some of the world’s largest financial institutions. In 2012, he founded CMC Capital Limited, an investment banking boutique specializing in mergers and acquisitions and debt restructuring, which he led until 2016, and then returned in 2021. Mr. Calabria is a mergers and acquisitions expert with vast experience across different sectors and regions. In 2016, he joined Barclays as Chairman of M&A and then served as Head of Banking for Barclays Europe from 2016 to 2020 and was responsible for investment banking activities in Continental Europe and Central and Eastern Europe, Middle East and Africa. Prior to joining Barclays, he served as Head of International M&A, first at Credit Suisse and then at Merrill Lynch from 2006 to 2011. Prior to this, Mr. Calabria worked at Credit Suisse from 1990 to 2006 and began his investment banking career at Morgan Grenfell & Co. Ltd in 1983. Mr Calabria holds a Master of Arts (Honors) in Economics from Rome University, La Sapienza.
Stephen Chandler has served as a member of the board of directors of Arqit since 2019 and will serve as a member of the board of directors of Pubco following the completion of the Proposed Transactions. Mr. Chandler is an entrepreneur, investor and company builder, with 20 years of experience in forming, funding, running, advising and investing in technology businesses. Mr. Chandler is a co-founder of over ten businesses with involvement in dozens more. Since 2009 he has been the Co-founder and Managing Partner at Notion Capital, a venture capital firm focused on Cloud Computing and Software-as-a-Service. Following an early career at Deloitte and then UBS, he was the Chief Financial Officer at MessageLabs, a cyber security company, through to its acquisition by Symantec in 2008. He is currently a board director of several growing tech companies, including GoCardless, Paddle, Panaseer, Novatiq and Virtual Stock. Mr. Chandler is a qualified Chartered Accountant and holds a Bachelor of Arts (Honors) in Accounting & Economics from the University of Exeter.
Manfredi Lefebvre d’Ovidio has been the Chairman of the board of directors of Centricus since December 2020 and will serve as a member of the board of directors of Pubco following the completion of the Proposed Transactions. Mr. Lefebvre is Chairman of Heritage Group, a diversified conglomerate with interests in the cruise industry, property and financial investments. Mr. Lefebvre assumed the role of Executive Chairman of Silversea Cruises from 2001 until 2020. During this period, Mr. Lefebvre transformed Silversea Cruises from a cruise line with five vessels to a market leader covering over 900 destinations worldwide. Further, he expanded the product range of Silversea Cruises by adding an expedition fleet, which quickly became a leader in luxury expedition cruising as well. In 2018, Mr. Lefebvre sold two-thirds equity stake of Silversea Cruises to Royal Caribbean Cruises Ltd. for approximately $1 billion. Heritage Group recently acquired a majority stake in the high- end tour operator Abercrombie & Kent with Mr. Lefebvre also becoming co-Chairman of its board. Mr. Lefebvre serves as the Vice President of the Monaco Chamber of Shipping, Member of Executive Committee of the World Tourism and Travel Council, and has held a number of key roles in Cruise Lines International Association, including European Chairman, Member of the Global Executive Committee, and Chairman from 2007 to 2013. Mr. Lefebvre was honored with the Chevalier de l’Ordre de Saint Charles and Grimaldi by SAS Prince Albert of Monaco.
Lt General VeraLinn Jamieson has served as a member of the board of directors of Arqit Inc., a subsidiary of Arqit, since December 2020 and of Pubco since April 2021, and will continue to serve as a member of the board of directors of Pubco following the completion of the Proposed Transactions. Lt. General Jamieson is experienced in data management, cloud technology, artificial intelligence and machine learning, with over 37 years of government experience. She achieved the rank of Lieutenant General in the U.S. Air Force. Lt. General Jamieson served as the Director of the United States Air Force’s Intelligence Surveillance, Reconnaissance and Cyber Effects enterprise, conducting operations for the Department of Defence from 2016 to 2019. Before she assumed her position as Deputy Chief of Staff, Lt. General Jamieson served as the Deputy Commander, Joint Functional Component Command for ISR and U.S. Strategic Command in Washington D.C. Lt. General Jamieson also serves as a director of Digital Realty Inc. She holds a Bachelor of Science in Business Administration from West Virginia University and a Master of Arts in Strategic Studies and Aviation Management from the National Defence University and Embry Riddle University.

Garth Ritchie has been the Chief Executive Officer and a director of Centricus since December 2020 and will serve as a member of the board of directors of Pubco following the completion of the Proposed Transactions. Mr. Ritchie has over 25 years of experience in banking and finance where he has held a number of senior leadership positions. In 1996, Mr. Ritchie joined Deutsche Bank in the Johannesburg office and went on to become a member of the Global Markets Executive Committee in 2009 as Head of Equities. In January 2016, Mr. Ritchie was appointed to Deutsche Bank’s Management Board with responsibility for Deutsche Bank’s markets division. In 2017, he became Co-Head of the newly created Corporate & Investment Bank. In 2018, he became its sole Head and was appointed as President. In June 2020, Mr. Ritchie joined Centricus, a London-based global investment firm, where he leads the firm’s capital markets and advisory business. Mr. Ritchie earned his B.Com. in Finance and Economics from the University of Port Elizabeth.
General Stephen Wilson has served as a member of the board of directors of Arqit Inc., a subsidiary of Arqit, since January 2021 and of Pubco since April 2021, and will continue to serve as a member of the board of directors of Pubco following the completion of the Proposed Transactions. General Wilson served as Four-Star U.S. Air Force General until December 2020 and has over 39 years of military service. He managed the organizing, training, and equipping 685,000 active-duty, Guard and Reserve Airmen. He helped manage the planning, programming, budgeting and execution of the Air Force’s $205 billion annual budget. General Wilson also served on the Joint Requirements Oversight Council setting the acquisition requirements for the Department of Defense. He has engaged in multiple flying tours and led bomber, intelligence, surveillance control operations. He has supported other key operations including Iraqi Freedom, Enduring Freedom and Combined Joint Task Force-Horn of Africa. General Wilson has held a number of command positions. This includes acting as Joint Functional Component Commander for Global Strike and Air Force Global Strike Command. General Wilson has received many awards including three Defense Service Medals, the Defense Superior Service Medal, two Legions of Merit, two Bronze Stars and two Air Medals. General Wilson is a command pilot with more than 4,500 flying hours and nearly 700 combat hours. General Wilson serves on the board of directors of New Vista Acquisition Company and B.A.E Systems, Inc. General Wilson is a graduate of Texas A&M University with a Bachelor of Science in Aerospace Engineering and the U.S. Air Force Weapons School. He holds Masters degrees in Engineering Management from South Dakota School of Mines and Technology and in Strategic Studies from Air University.
Air Vice-Marshal Peter Rochelle has served as Chief Operating Officer of Arqit since September 2020 and will serve as Chief Operating Officer of Pubco following the completion of the Proposed Transactions. Prior to joining Arqit, Air Vice-Marshal Rochelle served in the Royal Air Force for 34 years. After his MA in Defence, he was involved in the Acquisition and Government Strategic Programme Delivery. He proceeded to act as Chief of Staff for DG FMC and then Programme director, for Carrier Enabled Power Projection project. After completing his role as Chief of Staff Capability, Acquisition and Force Development in April 2020, Peter was mandated to deliver a record high £40 billion sub-portfolio. This included the delivery of the F35 programme, acquisition of P8 and E7. Peter was also instrumental in the development of the RAF and the UK’s Rapid Capability Office. He co-developed the UK’s first Air Information Experimentation Lab, Space Coalition development and created the Op Olympic Defender justification. Throughout his extensive military experience, he has been awarded DFC (Kosovo), an OBE and a CB for services to Acquisition. Additionally he was recognised as fellow of the UK endorsed Innovation Knowledge Exchange (FIKE).
Paul Feenan has served as Chief Revenue Officer of Arqit since April 2021 and will serve as Chief Revenue Officer of Pubco following the completion of the Proposed Transactions. Prior to this, Mr. Feenan was the Managing Director for Global Institutional Sales at Arqit since April 2020. Mr. Feenan was previously the Director for Strategic Partnerships at JUMO, a Cape Town headquartered, global financial technology company, from 2016 to 2020. Mr. Feenan was the Director for Government Services at Avanti Communications Group plc from 2012 to 2016. Prior to this, Mr. Feenan was a commissioned British Army Officer where he served for over 16 years in a variety of Command and Operational roles including as the lead for Domestic Counterterrorism in the run-up to the 2012 London Olympic Games. He has a Master of Arts (Honors) Degree in Geography from the University of Cambridge.
Dr. Daniel Shiu has served as Chief Cryptographer of Arqit since 2021 and will serve as Chief Cryptographer of Pubco following the completion of the Proposed Transactions. Prior to joining Arqit, Dr. Shiu worked for the UK’s intelligence, cyber and security agency GCHQ for 19 years. He was the UK’s first National Technical Authority for Cryptographic Design and Quantum Information Processing and was

part of the National Technical Authority function, assumed by the new National Cyber Security Centre (NCSC). He was responsible for briefing the Government’s Chief Scientific Adviser in Crypto mathematical matters. Dr. Shiu also served as Head of the Heilbronn Institute for Mathematical Research (HIMR) and represented GCHQ in co-directing the National Quantum Technologies Program. Throughout his career, Dr. Shiu’s has received multiple prizes, including an international, annual award for best crypto-mathematician and on three separate occasions an international award for the best cryptanalytic achievement of the year. He has a BSc (Honors) and ARCS in Mathematics from Imperial College London, and a DPhil in Mathematics from the University of Oxford (Pembroke College).
Patrick Willcocks has served as General Counsel of Arqit since 2020 and will serve as General Counsel and Corporate Secretary of Pubco following the completion of the Proposed Transactions. Prior to joining Arqit, Mr. Willcocks ran a legal consultancy. From 2009 to 2018, Mr. Willcocks was General Counsel and Company Secretary of Avanti Communications Group plc. Prior to this, Patrick was a senior attorney at HP/EDS, a banking and financing solicitor at Eversheds Sutherland, and an investment banker at a number of international banks. Patrick has an LLB (Honors) Degree in Law from Trinity College Dublin, a Barrister-at-Law degree from the Honorable Society of King’s Inns in Dublin, and a Masters in Business Studies (Strategic Planning) and a Diploma in Business Studies from UCD Business School.
Family Relationships
There are no family relationships between any of the persons that are expected to serve as the executive officers and directors of Pubco following the completion of the Proposed Transactions.
Board Composition
Director Independence
The Nasdaq corporate governance rules require that a majority of the board of directors of Pubco be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the listed company). Upon completion of the Proposed Transactions, Pubco anticipates that the size of its board of directors will be eight directors, a majority of whom will qualify as independent directors as defined in the Nasdaq corporate governance rules.
Classes of Directors
Following the completion of the Proposed Transactions, the Pubco board of directors will be divided into three staggered classes of directors. At each annual meeting of its shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring, as follows:
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the Class I directors will include Stephen Chandler, Lt General VeraLinn Jamieson and General Stephen Wilson;

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the Class II directors will include Nick Pointon and Carlo Calabria; and

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the Class III directors will include David Williams, Manfredi Lefebvre d’Ovidio and Garth Ritchie.

Risk Oversight
Pubco’s board of directors will oversee the risk management activities designed and implemented by its management. Pubco’s board of directors will execute its oversight responsibility both directly and through its committees. Pubco’s board of directors will also consider specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. Pubco’s management, including its executive officers, are primarily responsible for managing the risks associated with the operation and business of the company and will provide appropriate updates to the board of directors and the audit committee. Pubco’s board of directors will delegate to the audit committee oversight of its risk management process, and its other committees will also consider risk as they perform their respective committee responsibilities. All committees will report to Pubco’s board of directors as appropriate, including when a matter rises to the level of material or enterprise risk.

Committees of the Board of Directors
Upon consummation of the Proposed Transactions, Pubco will establish a separately standing audit committee, nominations and corporate governance committee and compensation committee.
Audit Committee
Listing Requirements
Under Nasdaq corporate governance rules, we will be required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.
Following the completion of the Proposed Transactions, Pubco will establish an audit committee, which is expected to be comprised of Stephen Chandler, Lt General VeraLinn Jamieson and Garth Ritchie. Stephen Chandler is expected to serve as the chairperson of the audit committee. All members of Pubco’s audit committee will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq corporate governance rules. Pubco’s board of directors has determined that Stephen Chandler is an audit committee financial expert as defined by the SEC rules and is financially literate as defined by Nasdaq corporate governance rules.
Pubco’s board of directors has determined that each member of the audit committee will be independent, as such term is defined in Rule 10A3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.
Audit Committee Role
Pubco’s board of directors will adopt an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the SEC rules and Nasdaq corporate governance rules. These responsibilities include:
•
retaining and terminating our independent auditors, subject to ratification by the board of directors, and in the case of retention, subject to ratification by the shareholders;

•
pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;

•
overseeing the accounting and financial reporting processes of Pubco;

•
managing audits of Pubco’s financial statements;

•
preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;

•
reviewing with management and Pubco’s independent auditor its annual and quarterly financial statements prior to publication, filing, or submission to the SEC;

•
recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, as well as approving the yearly or periodic work plan proposed by the internal auditor;

•
reviewing with Pubco’s general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;

•
identifying irregularities in Pubco’s business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•
reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between Pubco and its officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of business and deciding whether to approve such acts and transactions; and

•
establishing procedures for handling employee complaints relating to the management of Pubco’s business and the protection to be provided to such employees.

Nominations and Corporate Governance Committee
Following the completion of the Proposed Transactions, Pubco will establish a nominations and corporate governance committee, which is expected to be comprised of Manfredi Lefebvre d’Ovidio, General Stephen Wilson and Carlo Calabria. Manfredi Lefebvre d’Ovidio is expected to serve as the chairperson of the nominations and corporate governance committee. Pubco’s board of directors will adopt a nominations and corporate governance committee charter setting forth the responsibilities of the committee, which include:
•
overseeing and assisting the board of directors in reviewing and recommending nominees for election of directors;

•
assessing the performance of the members of the board of directors; and

•
establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to the board of directors a set of corporate governance guidelines applicable to Pubco’s business.

Compensation Committee
Effective upon completion of the Proposed Transactions, Pubco will establish a compensation committee, which is expected to be comprised of Garth Ritchie, Carlo Calabria and Lt General VeraLinn Jamieson. Carlo Calabria is expected to serve as the chairperson of the compensation committee. Pubco’s board of directors will adopt a compensation committee charter setting forth the responsibilities of the committee. The purpose of the compensation committee will be to review and approve compensation paid to our officers and directors and to administer our incentive compensation plans, including authority to make and modify awards under such plans.
Compensation Committee Interlocks and Insider Participation
None of the anticipated members of the compensation committee is currently, or has been at any time, one of Pubco’s officers or employees. None of the expected executive officers of Pubco following the completion of the Proposed Transactions currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that is expected to serve as a member of Pubco’s board of directors or compensation committee following the completion of the Proposed Transactions.
Code of Ethics
Pubco will adopt a Code of Ethics that applies to all of its employees, officers, and directors. This includes Pubco’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. Pubco intends to disclose on its website any future amendments of the Code of Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or directors from provisions in the Code of Ethics.
Limitation on Liability and Indemnification of Officers and Directors
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, fraud or the consequences of committing a crime. The amended and restated memorandum and articles of association of Pubco that will be adopted upon completion of the Proposed Transactions provide for indemnification of Pubco’s officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. In addition, Pubco intends to enter into indemnification agreements with each of its executive officers and directors. The indemnification agreements will provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Cayman Islands law, subject to certain exceptions contained in those agreements. Pubco will also purchase a policy of directors’ and officers’ liability insurance to be effective upon completion of the

Proposed Transactions that insures Pubco’s officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Pubco against its obligations to indemnify its officers and directors.
These indemnification obligations may discourage shareholders from bringing a lawsuit against Pubco’s officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Pubco’s officers and directors, even though such an action, if successful, might otherwise benefit Pubco and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent Pubco pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.
Pubco believes that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.
Historical Executive Officer and Director Compensation
The aggregate cash compensation paid by Arqit and its subsidiaries to its executive officers and directors who are expected to serve as executive officers and directors of Pubco following the completion of the Proposed Transactions for the year ended September 30, 2020 was $528,642. This amount includes $1,314 set aside or accrued to provide pension, severance, retirement or similar benefits or expenses.
As of September 30, 2020, no options to purchase Arqit ordinary shares had been granted to Arqit’s executive officers and directors who are expected to serve as executive officers and directors of Pubco following the completion of the Proposed Transactions.
Executive Officer and Director Compensation Following Completion of the Proposed Transactions
Pubco’s policies with respect to the compensation of its executive officers and directors following completion of the Proposed Transactions will be administered by its board of directors in consultation with the compensation committee. The compensation decisions regarding Pubco’s executives will be based on the need to attract individuals with the skills necessary for the company to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above the company’s expectations. To that end, following completion of the Proposed Transactions, Pubco intends to establish an executive compensation program that is competitive with other similarly-situated companies in its industry. This is expected to include establishment of base salary, cash annual bonus and long-term equity compensation awards that are, in each case, consistent with market practices and designed to incentivize, motivate and retain key employees. Pubco intends to enter into director appointment letters with each of its directors, which will be effective upon completion of the Proposed Transactions, and will provide for fees, reimbursement of expenses, and include standard provisions regarding duties and confidentiality.
Arqit currently has employment agreements in place with all of its executive officers who are expected to be executive officers of Pubco following the completion of the Proposed Transactions. These employment agreements will remain in place following the completion of the Proposed Transactions. Each of Arqit’s executive officers and employees is party to an employment agreement, all of which are in substantially the same form. Under their respective agreements, each executive officer and employee is compensated with an annual base salary and most are also eligible for an annual discretionary bonus. In addition, each executive officer and employee is subject to a perpetual confidentiality covenant, and non-competition and non-solicitation restrictive covenants during the term of employment and for a period of three to twelve months after the termination of employment. Each of the agreements also includes agreement by the executive officer or employee to assign all intellectual property rights created during the course of employment to Arqit. The agreements include a notice period of one week to one month if either Arqit or the executive officer or employee wishes to terminate the agreement, other than for cause, in which case termination is effective immediately. Arqit may provide payment in lieu of such notice or may require the executive officer or employee to be placed on garden leave.
Equity Compensation — 2021 Incentive Award Plan
Upon completion of the Proposed Transactions, Pubco’s board of directors, subject to shareholder approval, will adopt the Pubco Incentive Plan in order to facilitate the grant of cash and equity incentives to its directors, employees (including executive officers) and consultants and its affiliates and to enable it and certain of its affiliates to obtain and retain services of these individuals, which is essential to Pubco’s long-term success.
The purpose of the Pubco Incentive Plan is to enhance Pubco’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities. Equity awards and equity-linked compensatory opportunities are intended to motivate high levels of performance and align the interests of directors, employees and consultants with those of stockholders by giving directors, employees and consultants the perspective of an owner with an equity or equity-linked stake in the company and providing a means of recognizing their contributions to our success. Pubco’s board of directors believes that equity awards are necessary to remain competitive in its industry and are essential to recruiting and retaining the highly qualified employees who help us meet our goals.
The aggregate number of Pubco ordinary shares that will be available for issuance under the Pubco Incentive Plan will be equal to 10.7% of the sum of the total number of issued and outstanding Pubco ordinary shares as of the completion of the Proposed Transactions, assuming no redemptions, and 13.2% of the sum of the total number of issued and outstanding Pubco ordinary shares as of the completion of the Proposed Transactions, assuming maximum redemptions, which will equal an aggregate pool of 15 million Pubco ordinary shares. Arqit has granted options over an aggregate of 184,997 Arqit ordinary shares to its employees, consultants and advisors. The holders of each of these options has agreed to exchange these options for equivalent options to acquire 8,520,965 Pubco ordinary shares on and subject to completion of the Proposed Transactions, which will be issued under the 2021 Plan, leaving 6,479,035 Pubco ordinary shares available for issuance in respect of future grants of awards under the 2021 Plan. Following the completion of the Proposed Transactions, the compensation committee may make grants of awards under the Pubco Incentive Plan to key employees, in forms and amounts to be determined by the compensation committee based on the recommendations of an independent compensation consultant. No final decisions have been made with respect to grants of equity awards under the Pubco Incentive Plan.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma combined financial information is being provided to aid in the analysis of the financial aspects of the Proposed Transactions. The following has been prepared in accordance with Article 11 of Regulation S-X.
The unaudited pro forma combined balance sheet as of March 31, 2021 combines the historical balance sheets of Centricus and Arqit on a pro forma basis as if the Proposed Transactions, summarized below, had been consummated as of that date. The unaudited pro forma combined statement of operations for the twelve months ended September 30, 2020 and for the six months ended March 31, 2021 combines the historical statement of operations of Centricus and Arqit for such periods on a pro forma basis as if the Proposed Transactions had occurred as of October 1, 2019. This information should be read together with the historical financial statements of Arqit and related notes thereto, the historical financial statements of Centricus and related notes thereto, the sections entitled “Arqit’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Centricus’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus.
The unaudited pro forma combined balance sheet as of March 31, 2021 has been prepared using the following:
•
Arqit’s unaudited historical consolidated statement of financial position as of March 31, 2021, as included elsewhere in this proxy statement/prospectus; and

•
Centricus’ unaudited historical balance sheet as of March 31, 2021, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined statement of operations for the six months ended March 31, 2021 has been prepared using the following:
•
Arqit’s unaudited historical consolidated statement of comprehensive income for the six months ended March 31, 2021, as included elsewhere in this proxy statement/prospectus;

•
Centricus’ unaudited historical statement of operations for the three months ended March 31, 2021, as included elsewhere in this proxy statement/prospectus; and

•
Centricus’ audited historical statement of operations for the period from November 24, 2020 (inception) through December 31, 2020, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined statement of operations for the year ended September 30, 2020 has been prepared using the following:
•
Arqit’s audited historical statement of comprehensive income for the year ended September 30, 2020, as included elsewhere in this proxy statement/prospectus; and

•
Centricus’ audited historical statement of operations for the period from November 24, 2020 (inception) through December 31, 2020, as included elsewhere in this proxy statement/prospectus.

The historical financial statements of Arqit have been prepared in accordance with IFRS and presented in British pound sterling. The historical financial statements of Centricus have been prepared in accordance with U.S. GAAP and presented in U.S. dollars. The historical financial information of Centricus has been adjusted to give effect to the differences between U.S. GAAP and IFRS, and the financial statements of Arqit have been translated into U.S. dollars, for the purposes of the unaudited pro forma combined financial information. Refer to Note 1 for further information.
The unaudited pro forma combined financial information has been presented for informational purposes only and is not necessarily indicative of what Pubco’s actual financial position or results of operations would have been had the Proposed Transactions been completed as of the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of Pubco.

The unaudited pro forma adjustments and unaudited transaction accounting adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments and unaudited transaction accounting adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the unaudited pro forma combined financial information. As the unaudited pro forma combined financial information has been prepared based on preliminary estimates, the final amounts recorded may differ materially from the information presented. As a result, this unaudited pro forma combined financial information should be read in conjunction with the historical financial information included elsewhere in the proxy statement/prospectus.
Description of the Proposed Transactions
On May 12, 2021, Centricus, Arqit, and Pubco, among others, entered into the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to the merger and the other transactions contemplated thereby. The key steps, in sequential order, are (1) Centricus will merge with and into Pubco, with Pubco continuing as the surviving company and (2) Pubco will acquire all of the issued share capital of Arqit in exchange for the issue of Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that Arqit will be a direct wholly owned subsidiary of Pubco. Upon consummation of the Proposed Transactions, shareholders of Centricus and Arqit will become shareholders of Pubco.
In consideration for the merger of Centricus and Pubco, each Centricus shareholder will receive one Pubco share and one Pubco warrant for each share and warrant they hold in Centricus, respectively, immediately prior to the merger. Each Arqit share will be acquired by Pubco in exchange for 46.06 shares of Pubco, unless the Arqit shareholder has opted to receive a portion of their consideration in cash, in which case the number of Pubco shares will be reduced proportionately. The amount of cash paid in connection with the acquisition of Arqit shares will be determined based on, and is conditional upon, the amount of cash held by Pubco and Centricus prior to such acquisition.
For more information about the Proposed Transactions, please see the section entitled “Proposal No. 1 — The Business Combination Proposal — The Business Combination Agreement.”
Accounting for the Proposed Transactions
The acquisition of Arqit’s shares by Pubco will be accounted for as a “reverse acquisition” in accordance with IFRS. Under this method of accounting, Pubco will be treated as the “acquired” company for financial reporting purposes.
This determination was primarily based on the assumptions that Arqit’s shareholders will hold a majority of the voting power of the combined company, Arqit’s operations will substantially comprise the ongoing operations of the combined company, Arqit’s designees are expected to comprise a majority of the governing body of the combined company, and Arqit’s senior management will comprise the senior management of the combined company.
Accordingly, for accounting purposes, the acquisition of Arqit’s shares by Pubco will be treated as the equivalent of Arqit issuing shares for the net assets of Pubco, accompanied by a recapitalization. It has been determined that Pubco is not a business under IFRS, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”).
In accordance with IFRS 2, the difference in the fair value of the Arqit equity instruments deemed issued to Pubco shareholders over the fair value of identifiable net assets of Pubco represents a service for listing, and is accounted for as a share-based payment which is expensed as incurred. The net assets will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition of the Arqit shares by Pubco will be deemed to be those of Arqit.
Basis of Pro Forma Presentation
The adjustments presented in the unaudited pro forma combined financial statements have been identified and presented to provide an understanding of the combined company upon consummation of the Proposed Transactions for illustrative purposes.

The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Arqit has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma combined financial information.
The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Arqit and Centricus have not had any historical relationship prior to the Proposed Transactions. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.
The historical financial information of Centricus has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma combined financial information. No adjustments were required to convert Centricus’ financial statements from U.S. GAAP to IFRS except to reclassify Centricus’ accrued offering costs and related party promissory note payable to trade and other payables, and to reclassify formation and operating costs to administrative expenses to align with IFRS presentation. This did not impact total current liabilities total liabilities or loss from operations.
Centricus consummated its IPO on February 8, 2021. Transactions post year end that are directly attributable, factually supportable, and that are expected to have an impact on the combined entity have been included in the transaction accounting adjustments for the unaudited pro forma combined statement of operations for the year ended September 30, 2020. The adjustments presented in the unaudited pro forma combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company after giving effect to the Proposed Transactions. The unaudited pro forma combined financial information has been prepared with U.S. dollars as the presentation currency of the combined company.
The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of Centricus shares:
•
Assuming no redemptions for cash:   This presentation assumes that no Centricus shareholders exercise redemption rights with respect to their Centricus Class A ordinary shares upon consummation of the Proposed Transactions; and

•
Assuming maximum redemptions of 26,600,000 Centricus Class A ordinary shares for cash:   This presentation assumes that Centricus shareholders exercise their redemption rights with respect to a maximum of 26,600,000 Centricus Class A ordinary shares upon consummation of the Proposed Transactions at a redemption price of approximately $10 per share. The maximum redemption amount is derived so that there is a minimum of $150,000,000 of cash held either in or outside of the Trust Account, including the aggregate amount of any proceeds from the PIPE Financing, after giving effect to the payments to redeeming shareholders. The maximum redemption scenario includes all adjustments contained in the no redemption scenario and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the unaudited pro forma combined financial statements are an aggregate of 90,000,000 Pubco ordinary shares to be issued to Arqit shareholders under both the no redemption scenario and the maximum redemption scenario.
Earnout Shares issuable upon satisfaction of the Earnout Condition have not been considered in either the no redemption scenario or the maximum redemption scenario. As the likelihood of the Earnout Condition being satisfied is believed to have a less than 50% probability, the additional 10,000,000 shares are not factored into the pro forma adjustments or transaction accounting adjustments.

In terms of the Business Combination Agreement Company Shareholders are entitled to their Pro Rata Portion of the lower of (i) the amount (which may be zero) by which the Parent Closing Cash exceeds $500,000,000, and (ii) $90,000,000 (the “Cash Consideration”) (only if the relevant Company Shareholder has elected to receive Cash Consideration).The amount by which the Parent Closing Cash exceeds $500,000,000 is expected to be zero, and therefore no Cash Consideration has been factored into the preparation of the unaudited pro forma combined financial information.
The following table summarizes the pro forma number of Pubco ordinary shares outstanding, by source, under the two alternative scenarios presented above (in each case, without giving effect to (i) Pubco Warrants that will remain outstanding immediately following the Proposed Transactions and may be exercised thereafter or (ii) any options that will be outstanding upon completion of the Proposed Transactions under the Pubco Incentive Plan, but including the Centricus Class B ordinary shares, which at the Share Acquisition Closing will convert into 8,625,000 Pubco ordinary shares):
	Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares(1)	% of Shares	Number of Shares(1)	% of Shares
Centricus’ existing public shareholders	34,500,000	25%	7,900,000	7%
Centricus Initial Shareholders	8,625,000	6%	8,625,000	8%
PIPE Investors(2)	7,100,000	5%	7,100,000	6%
Company Shareholders(3)	90,000,000	64%	90,000,000	79%
Total	140,225,000		113,625,000

(1)
Excludes (a) Pubco ordinary shares issuable upon the exercise of 14,891,667 Pubco warrants to be outstanding upon completion of the Proposed Transactions, (b) 9,464,357 Pubco ordinary shares issuable pursuant to the Pubco Incentive Plan and (c) the 10,000,000 Earnout Shares issuable upon satisfaction of the Earnout Condition.

(2)
Includes 5,100,000 Pubco ordinary shares held by Centricus PIPE Investors.

(3)
Based on an estimated price of $10.00 per share.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
NO REDEMPTION SCENARIO
(in U.S. dollars)
	Arqit Limited				Centricus Acquisition Corp.					Transaction accounting adjustments	Note 2	Pro forma combined
	Historical (Note 1)	Pro forma adjustments	Note 2	As adjusted	Historical (Note 1)	Pro forma adjustments		Note 2	As adjusted
Assets
Non-Current Assets
Property, plant and equipment	$104,007	$—		$104,007	$—		$—		$—	$—		$104,007
Intangible assets	13,591,873	—		13,591,873	—		—		—	—		13,591,873
Fixed asset investments	34,490	—		34,490	—		—		—	—		34,490
Cash and marketable securities held in Trust Account	—	—		—	345,004,632		(345,004,632)	2(a)	—	—		—
Total Non-Current Assets	13,730,370	—		13,730,370	345,004,632		(345,004,632)		—	—		13,730,370
Current Assets
Trade and other receivables	$533,407	$—		$533,407	$806,550		$—		$806,550	$—		$1,339,957
Cash and cash equivalents	7,671,251	—		7,671,251	1,159,689		332,929,632	2(b)	334,089,321	43,075,000	2(b)	384,835,572
Total Current Assets	8,204,658	—		8,204,658	1,966,239		332,929,632		334,895,871	43,075,000		386,175,529
Total Assets	21,935,028	—		21,935,028	346,970,871		(12,075,000)		334,895,871	43,075,000		399,905,899
Liabilities and Shareholders’ Equity
Current Liabilities
Trade and other payables	$5,542,844	$10,953,906	2(c)	$16,496,750	$995,507		$15,929,218	2(c)	$16,924,725	$(27,925,000)	2(c)	$5,496,475
Loans and borrowings	4,828,600	(4,828,600)	2(d)	—	—		—		—	—		—
Total Current Liabilities	10,371,444	6,125,306		16,496,750	995,507		15,929,218		16,924,725	(27,925,000)		5,496,475
Non-Current Liabilities
Loans and borrowings	$14,971,570	$(14,485,800)	2(d)	$485,770	$—		$—		$—	$—		$485,770
Deferred underwriting fee payable	—	—		—	12,075,000		(12,075,000)	2(c)	—	—		—
Warrant Liability	—	—		—	10,275,250		—		10,275,250	—		10,275,250
Trade and other payables	1,585,387	—		1,585,387	—		—		—	—		1,585,387
Class A ordinary shares subject to possible redemption, 31,862,511 shares at redemption value	—	—		—	318,625,110		—		318,625,110	(318,625,110)	2(e)	—
Total Liabilities	26,928,401	(8,360,494)		18,567,907	341,970,867		3,854,218		345,825,085	(346,550,110)		17,842,882
Shareholders’ Equity
Arqit
Share capital	$178	$—		$178	$—	$			$—	$(178)	2(g)	$—
Share premium reserve	—	20,694,000	2(d)	20,694,000	—				—	(20,694,000)	2(g)	—
Convertible loan notes treated as equity	1,379,600	(1,379,600)	2(d)	—	—				—	—		—
Share option reserve	238,498	—		238,498	—				—	(238,498)	2(g)	—
Accumulated deficit	(6,611,649)	(10,953,906)	2(c)	(17,565,555)	—				—	17,565,555	2(g)	—
Centricus
Class A share capital					264		—		264	(3,450)	2(g)	—
										3,186	2(e)
Class B share capital					863		—		863	(863)	2(h)	—
Additional paid-in capital					—		—		—	318,621,924	2(e)	—
										(318,621,924)	2(g)
Accumulated reserve/ (deficit)					4,998,877		(15,929,218)	2(c)	(10,930,341)	10,930,341	2(g)	—
Pubco
Ordinary share capital										710	2(f)	14,023
										9,000	2(g)
										863	2(h)
										3,450	2(g)
Share premium reserve										70,999,290	2(f)	507,000,937
										318,621,924	2(g)
										107,615,886	2(g)
										178	2(g)
										20,694,000	2(g)
										(10,930,341)	2(g)
Accumulated deficit										(17,565,555)	2(g)	(125,190,441)
										(107,624,886)	2(g)
Share option reserve										238,498	2(g)	238,498
Total Shareholders’ Equity	(4,993,373)	8,360,494		3,367,121	5,000,004		(15,929,218)		(10,929,214)	389,625,110		382,063,017
Total Liabilities and Shareholders’ Equity	21,935,028	—		21,935,028	346,970,871		(12,075,000)		334,895,871	43,075,000		399,905,899

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF MARCH 31, 2021
MAXIMUM REDEMPTION SCENARIO
(in U.S. dollars)
	Arqit Limited				Centricus Acquisition Corp.				Transaction accounting adjustments		Note 2	Pro forma combined
	Historical (Note 1)	Pro forma adjustments	Note 2	As adjusted	Historical (Note 1)	Pro forma adjustments	Note 2	As adjusted
Assets
Non-Current Assets
Property, plant and equipment	$104,007	$—		$104,007	$—	$—		$—		$—		$104,007
Intangible assets	13,591,873	—		13,591,873	—	—		—		—		13,591,873
Fixed asset investments	34,490	—		34,490	—	—		—		—		34,490
Cash and marketable securities held in Trust Account	—	—		—	345,004,632	(345,004,632)	2(a)	—		—		—
Total Non-Current Assets	13,730,370	—		13,730,370	345,004,632	(345,004,632)		—		—		13,730,370
Current Assets
Trade and other receivables	$533,407	$—		$533,407	$806,550	$—		$806,550	$			$1,339,957
Cash and cash equivalents	7,671,251	—		7,671,251	1,159,689	66,929,632	2(b)	68,089,321		43,075,000	2(b)	118,835,572
Total Current Assets	8,204,658	—		8,204,658	1,966,239	66,929,632		68,895,871		43,075,000		120,175,529
Total Assets	21,935,028	—		21,935,028	346,970,871	(278,075,000)		68,895,871		43,075,000		133,905,899
Liabilities and Shareholders’ Equity
Current Liabilities
Trade and other payables	$5,542,844	$10,953,906	2(c)	$16,496,750	$995,507	$15,929,218	2(c)	$16,924,725		$(27,925,000)	2(c)	$5,496,475
Loans and borrowings	4,828,600	(4,828,600)	2(d)	—	—	—		—		—		—
Total Current Liabilities	10,371,444	6,125,306		16,496,750	995,507	15,929,218		16,924,725		(27,925,000)		5,496,475
Non-Current Liabilities
Loans and borrowings	$14,971,570	$(14,485,800)	2(d)	$485,770	$—	$—		$—		$—		$485,770
Deferred underwriting fee payable	—	—		—	12,075,000	(12,075,000)	2(c)	—		—		—
Warrant Liability	—	—		—	10,275,250	—		10,275,250		—		10,275,250
Trade and other payables	1,585,387	—		1,585,387	—	—		—		—		1,585,387
Class A ordinary shares subject to possible redemption, 31,862,511 shares at redemption value	—	—		—	318,625,110	(266,000,000)	2(i)	52,625,110		(52,625,110)	2(j)	—
Total Liabilities	26,928,401	(8,360,494)		18,567,907	341,970,867	(262,145,782)		79,825,085		(80,550,110)		17,842,882
Shareholders’ Equity
Arqit
Share capital	$178	$—		$178	$—	$—		$—		$(178)	2(g)	$—
Share premium reserve	—	20,694,000	2(d)	20,694,000	—	—		—		(20,694,000)	2(g)	—
Convertible loan notes treated as equity	1,379,600	(1,379,600)	2(d)	—	—	—		—		—		—
Share option reserve	238,498	—		238,498	—	—		—		(238,498)	2(g)	—
Accumulated deficit	(6,611,649)	(10,953,906)	2(c)	(17,565,555)	—	—				17,565,555	2(g)	—
Centricus								—
Class A share capital					264	—		264		(790)	2(g)	—
										526	2(j)
Class B share capital					863	—		863		(863)	2(h)	—
Additional paid-in capital					—	—		—		52,624,584	2(j)	—
										(52,624,584)	2(g)
Accumulated reserve/ (deficit)					4,998,877	(15,929,218)	2(c)	(10,930,341)		10,930,341	2(g)	—
Pubco
Ordinary share capital										710	2(f)	11,363
										9,000	2(g)
										863	2(h)
										790	2(g)
Share premium reserve										70,999,290	2(f)	241,003,597
										52,624,584	2(g)
										107,615,886	2(g)
										178	2(g)
										20,694,000	2(g)
										(10,930,341)	2(g)
Accumulated deficit										(17,565,555)	2(g)	(125,190,441)
										(107,624,886)	2(g)
Share option reserve										238,498	2(g)	238,498
Total Shareholders’ Equity	(4,993,373)	8,360,494		3,367,121	5,000,004	(15,929,218)		(10,929,214)		123,625,110		116,063,017
Total Liabilities and Shareholders’ Equity	21,935,028	—		21,935,028	346,970,871	(278,075,000)		68,895,871		43,075,000		133,905,899

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED MARCH 31, 2021
NO REDEMPTION AND MAXIMUM REDEMPTION SCENARIO
(in U.S. dollars, except share and per-share data)
	Arqit Limited				Centricus Acquisition Corp.				Transaction accounting adjustments	Note 2	Pro forma combined
	Historical (Note 1)	Pro forma adjustments	Note 2	As adjusted	Historical (Note 1)	Pro forma adjustments	Note 2	As adjusted
Continuing Operations
Administrative expenses	$(5,374,260)	$—		$(5,374,260)	$(1,658,238)	$—		$(1,658,238)	$(107,624,886)	2(g)	$(114,657,384)
Loss from operations	(5,374,260)	—		(5,374,260)	(1,658,238)	—		(1,658,238)	(107,624,886)		(114,657,384)
Finance income	—	—		—	10,279,882	—		10,279,882	—		10,279,882
Finance expense	(575,244)	—		(575,244)	—	—		—	—		(575,244)
	$(5,949,504)	$—		$(5,949,504)	$8,621,644	$—		$8,621,644	$(107,624,886)		$(104,952,746)
Tax credit	—	—		—	—	—		—	—		—
Total loss from operations	$(5,949,504)	$—		$(5,949,504)	$8,621,644	$—		$8,621,644	$(107,624,886)		$(104,952,746)
No redemption Scenario
Basic and diluted weighted average shares outstanding	1,286,600			1,286,600	41,090,930			41,090,930			140,225,000
Basic and diluted attributable loss per share	(4.62)			(4.62)	0.21			0.21			(0.75)
Maximum redemption scenario
Basic and diluted weighted average shares outstanding	1,286,600			1,286,600	41,090,930			41,090,930			113,625,000
Basic and diluted attributable loss per share	(4.62)			(4.62)	0.21			0.21			(0.92)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2020
NO REDEMPTION AND MAXIMUM REDEMPTION SCENARIO
(in U.S. dollars, except share and per-share data)
	Arqit Limited				Centricus Acquisition Corp.				Transaction accounting adjustments	Note 2	Pro forma combined
	Historical (Note 1)	Pro forma adjustments	Note 2	As adjusted	Historical (Note 1)	Pro forma adjustments	Note 2	As adjusted
Continuing Operations
Other operating income	$1,963,275	$—		$1,963,275	$—	$—		$—	$—		$1,963,275
Administrative expenses	(2,772,085)	—		(2,772,085)	(5,000)	—		(5,000)	(106,080,250)	2(g)	(108,857,335)
Loss from operations	(808,810)	—		(808,810)	(5,000)	—		(5,000)	(106,080,250)		(106,894,060)
Finance income	64,889	—		64,889	—	10,275,250	2(k)	10,275,250	—		10,340,139
Finance expense	(392,704)	—		(392,704)	—	—		—	—		(392,704)
Loss from operations before tax	$(1,136,625)	$—		$(1,136,625)	$(5,000)	$10,275,250		$10,270,250	$(106,080,250)		$(96,946,625)
Tax credit	568,420	—		568,420	—	—		—	—		568,420
Total loss from operations	$(568,205)	$—		$(568,205)	$(5,000)	$10,275,250		$10,270,250	$(106,080,250)		$(96,378,205)
No redemption Scenario
Basic and diluted weighted average shares outstanding	1,286,600			1,286,600	7,500,000			7,500,000			140,225,000
Basic and diluted attributable loss per share	(0.44)			(0.44)	(0.00)			1.37			(0.69)
Maximum redemption scenario
Basic and diluted weighted average shares outstanding	1,286,600			1,286,600	7,500,000			7,500,000			113,625,000
Basic and diluted attributable loss per share	(0.44)			(0.44)	(0.00)			1.37			(0.85)

NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except share and per-share data)
Note 1 — IFRS Adjustments and Reclassifications
The historical financial information of Arqit for the six months ended March 31, 2021 and the year ended September 30, 2020, was prepared in accordance with IFRS and presented in British pound sterling. The historical statement of financial position of Arqit was translated from British pound sterling to U.S. dollars using the historical closing exchange rate, as of March 31, 2021, of $1.00 to £ 0.72485. The year ended September 30, 2020 historical statement of comprehensive income of Arqit was translated using the average exchange rate for the period from October 1, 2019 through September 30, 2020 of $1.00 to £0.78414 and the six month ended March 31, 2021 historical statement of comprehensive income of Arqit was translated using the average exchange rate for the period from October 1, 2020 through March 31, 2021 of $1.00 to £0.74100.
The historical balance sheet of Centricus at March 31, 2021 was prepared in accordance with U.S. GAAP, and has been adjusted to give effect to the differences between U.S. GAAP and IFRS.

NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except share and per-share data)
	CENTRICUS ACQUISITION CORP. CONDENSED BALANCE SHEET AT MARCH 31, 2021
	Centricus Acquisition Corp. US GAAP (unaudited)	IFRS Conversion and Presentation Alignment	Note	Centricus Acquisition Corp. IFRS
Assets
Non-Current Assets
Cash and marketable securities held in Trust Account	$345,004,632	$—		$345,004,632
Total Non-Current Assets	345,004,632	—		345,004,632
Current Assets
Trade and other receivables	$—	$806,550	1(a)	$806,550
Cash and cash equivalents	1,159,689	—		1,159,689
Prepaid expenses	806,550	(806,550)	1(a)	—
Total Current Assets	1,966,239	—		1,966,239
Total Assets	346,970,871	—		346,970,871
Liabilities and Shareholders’ Equity
Current Liabilities
Trade and other payables	$—	$995,507	1(a)	$995,507
Accrued expenses	844,864	(844,864)	1(a)	—
Accrued offering costs	17,653	(17,653)	1(a)	—
Promissory note – related party	132,990	(132,990)	1(a)	—
Total Current Liabilities	995,507	—		995,507
Non-current Liabilities
Deferred underwriting fee payable	$12,075,000	$—		$12,075,000
Warrant Liability	10,275,250	—		10,275,250
Class A ordinary shares subject to possible redemption, 31,862,511 shares at redemption value	—	318,625,110	1(b)	318,625,110
Total Liabilities	23,345,757	—		341,970,867
Commitments and Contingencies
Class A ordinary shares subject to possible redemption, 31,862,511 shares at redemption value	$318,625,110	$(318,625,110)	1(b)	$—
Shareholders’ Equity
Class A share capital	$264	$—		$264
Class B share capital	863	—		863
Accumulated reserve	4,998,877	—		4,998,877
Total Shareholders’ Equity	5,000,004	—		5,000,004
Total Liabilities and Shareholders’ Equity	346,970,871	(318,625,110)		346,970,871

(a)
Reflects the reclassification adjustments to align Centricus’ historical balance sheet balances with the presentation of Arqit’s historical balance sheet. These reclassifications have no impact on total liabilities or total assets.

NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except share and per-share data)
(b)
Reflects the U.S. GAAP to IFRS conversion adjustment related to the reclassification of Centricus’ historical mezzanine equity (Class A ordinary shares subject to possible redemption) into non-current liabilities.

The historical statement of continued operations of Centricus for the three months ended March 31, 2021 and November 24, 2020 to December 31, 2020, was prepared in accordance with U.S. GAAP, and has been adjusted to give effect to the differences between U.S. GAAP and IFRS.
	CENTRICUS ACQUISITION CORP. CONDENSED STATEMENT OF OPERATIONS
	November 24, 2020 (inception) to March 31, 2021				November 24, 2020 (inception) to December 30, 2020
	Centricus Acquisition Corp. US GAAP (unaudited)	IFRS Conversion and Presentation Alignment	Note	Centricus Acquisition Corp. IFRS	Centricus Acquisition Corp. US GAAP (unaudited)	IFRS Conversion and Presentation Alignment	Note	Centricus Acquisition Corp. IFRS
Administrative expenses	$—	$(1,658,238)	1(c)	$(1,658,238)	$—	$(5,000)	1(c)	$(5,000)
Formation and operating costs	(1,658,238)	1,658,238	1(c)	—	(5,000)	5,000	1(c)	—
Loss from operations	(1,658,238)	—		(1,658,238)	(5,000)	—		(5,000)
Finance income	$—	$10,279,882	1(c)	$10,279,882	$—	$—		$—
Interest earned on marketable securities held in Trust Account	4,632	(4,632)	1(c)	—	—	—		—
Change in fair value of warrants	10,275,250	(10,275,250)	1(c)	—	—	—		—
Loss from operations before tax	8,621,644	—		8,621,644	(5,000)	—		(5,000)
Tax credit	—	—		—	—	—
Total loss from operations	$8,621,644	$—		$8,621,644	$(5,000)	$—		$(5,000)

(c)
Reflects the reclassification adjustment to align Centricus’ historical statement of operations with the presentation of Arqit’s historical statement of comprehensive income. This reclassification has no impact on total loss from operations.

Note 2 — Pro Forma Adjustments and Transaction Accounting Adjustments
(a)
Reflects the reclassification adjustment to the Centricus pro forma balance sheet of $345,004,632 cash and marketable securities held in the trust account that became available to fund the Proposed Transactions. (see Note 2(b)(i)).

(b)
Represents the impact of the Proposed Transactions, accounted for as a reverse recapitalization, on the cash balance of Pubco.

NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except share and per-share data)
The table below represents the sources and uses of funds as it relates to the Proposed Transactions:
	Note	No Redemption	Max Redemption
Cash balance of Arqit prior to the Proposed Transaction		$7,671,251	$7,671,251
Cash balance of Centricus prior to the Proposed Transaction		1,159,689	1,159,689
Total cash prior to the Proposed Transaction		8,830,940	8,830,940
Centricus pro forma adjustments:
Centricus cash held in Trust Account	i	$345,004,632	$345,004,632
Payment of deferred underwriting fee	ii	(12,075,000)	(12,075,000)
Payment to redeeming Centricus public stockholders	iii	—	(266,000,000)
Total Centricus pro forma adjustments		332,929,632	66,929,632
Proposed Transaction accounting adjustments:
PIPE financing	iv	$71,000,000	$71,000,000
Payment of historic Arqit transaction costs accrued	v	(276,181)	(10,953,906)
Payment of incremental Arqit transaction costs	vi	(10,953,906)	(276,181)
Payment of historic Centricus transaction costs accrued	vii	(765,695)	(765,695)
Payment of incremental Centricus transaction costs	viii	(15,929,218)	(15,929,218)
Total Proposed Transaction pro forma accounting adjustments		43,075,000	43,075,000
Pro forma cash balance		$384,835,572	$118,835,572

i.
Represents the amount of the restricted investments and cash held in the Trust Account upon consummation of the Proposed Transactions (see Note 2(a)).

ii.
Represents the payment of deferred underwriting fees incurred as part of the IPO committed to be paid upon the consummation of a Proposed Transactions (see Note 2(c)(i)).

iii.
Represents the amount paid to public stockholders who are assumed to exercise redemption rights under the maximum redemption scenario (see Note 2(i)).

iv.
Represents the issuance, in the PIPE Financing, to third-party investors of up to 71,000,000 Pubco ordinary shares assuming a stock price of $10 (see Note 2(f)).

v.
Represents payment of transaction costs incurred by Arqit recognized in the historic unaudited statement of comprehensive income for the six months ended March 31, 2021 (see Note 2(c)(ii)).

vi.
Represents payment of the estimated incremental Arqit transaction costs (see Note 2(c)(ii)).

vii.
Represents payment of transaction costs incurred by Centricus recognized in the historic unaudited statement of operations for the three months ended March 31, 2021 (see Note 2(c)(iii)).

viii.
Represents payment of estimated direct and incremental Centricus transaction costs (see Note 2(c)(iii)).

(c)
Represents transaction costs incurred as part of the Proposed Transactions:

i.
Payment of the deferred underwriters’ fees incurred in connection with Centricus’ IPO is reflected as an adjustment to the Centricus pro forma balance sheet. Immediately prior the closing of the

NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except share and per-share data)
Proposed Transactions, these costs will be settled as a reduction of $12,075,000 to cash and cash equivalents with a corresponding decrease to deferred underwriting fee payable (see Note 2(b)(ii)).
ii.
The total estimated incremental transaction costs related to the Proposed Transactions incurred by Arqit is $11,230,087, of which $276,181 has been recognized in Arqit’s unaudited historical financial statements, and $10,953,906 is recognized as an adjustment to the Arqit pro forma balance sheet as an increase in current liabilities and a corresponding increase in Arqit accumulated deficit. The total estimated incremental transaction costs are reflected as an adjustment to the unaudited pro forma combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in current liabilities (see Note 2(b)(v) and Note 2(b)(vi)). These transaction costs are not expected to have a recurring impact.

iii.
The total estimated direct and incremental transaction costs related to the Proposed Transactions incurred by Centricus is $16,694,913, of which $765,695 has been recognized in Centricus’ unaudited historical financial statements. The remainder of $15,929,218 is recognized as an adjustment to the Centricus pro forma balance sheet as an increase in current liabilities and a corresponding increase in Centricus’ accumulated deficit. This includes $5,000,000 directly attributable to the equity issuance related to the Proposed Transactions incurred by Centricus. The total estimated incremental transaction costs are reflected as an adjustment to the unaudited pro forma combined balance sheet as a reduction of cash and cash equivalents with a corresponding decrease in current liabilities (see Note 2(b)(vii) and Note 2(b)(viii)). These transaction costs are not expected to have a recurring impact.

(d)
Represents the conversion of Arqit’s Company Loan Notes outstanding into ordinary shares in Arqit immediately prior to the Share Acquisition Closing. The following are adjustments to the Arqit pro forma balance sheet:

i.
$1,379,600 of convertible loan notes issued on March 22, 2018 were reflected in Arqit’s audited historical financial statements as convertible loan notes treated as equity. These notes converted to 338,604 ordinary shares in Arqit, reflected as an increase to Arqit share premium reserve.

ii.
$4,828,600 of convertible loan notes issued on June 21, 2019 were classified as loans and borrowings in Arqit’s audited historical financial statements. These notes converted to 167,303 ordinary shares in Arqit, reflected as an increase to Arqit share premium reserve.

iii.
$14,485,800 of convertible loan notes issued on October 13, 2020 and December 18, 2020 were converted to 204,167 ordinary shares in Arqit. The conversion was reflected as a reclassification from loans and borrowings to Arqit share premium reserve.

(e)
The unaudited pro forma combined balance sheet reflects the reclassification of Centricus’ Class A ordinary shares subject to possible redemption under the no redemption scenario from non-current liabilities to $3,186 Centricus Class A share capital and $318,621,924 additional paid in capital in connection with the Proposed Transactions.

(f)
Represents the proceeds received from the PIPE Financing with the corresponding issuance of 7,100,000 Pubco ordinary shares, with a nominal value of $0.0001, assuming stock price of $10.00 per share. The unaudited pro forma combined balance sheet reflects this payment as an increase of cash and cash equivalents of $71,000,000 (see Note 2(a)(iv)) with a corresponding increase to ordinary share capital of $710 and increase to share premium reserve of $70,999,290.

(g)
To reflect the recapitalization of Arqit through adjustments to the unaudited pro forma combined financial statements as follows:

i.
The contribution of all the aggregate share capital, share premium reserve, share option reserve and accumulated deficit in Arqit to Pubco of $178, $20,694,000, $238,498, and $17,565,555.

NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except share and per-share data)
ii.
The issuance of 90,000,000 Pubco ordinary shares to Arqit Shareholders is recorded as an increase to Pubco ordinary share capital of $9,000, and an increase in Pubco share premium reserve of $107,615,886.

iii.
The elimination of the historical Centricus Class A share capital of:

—
Assuming No Redemptions: $3,450, additional paid in capital of $318,621,924 and accumulated deficit of $10,930,341.

—
Assuming Maximum Redemptions: $790, additional paid in capital of $52,624,584 and accumulated deficit of $10,930,341.

iv.
The fair value of the share consideration and the excess of the fair value of the shares issued over the value of the net monetary assets acquired in the Proposed Transactions under each scenario as follows:

—
Assuming No Redemptions: Fair value of share consideration of $502,250,000 and a $107,624,886 excess over the value of the net monetary assets acquired as reflected in the unaudited condensed combined statement of operations for the six months ended March 31, 2021 and $106,080,250 as reflected in the unaudited condensed combined statement of operations for the twelve months ended September 30, 2020.

—
Assuming Maximum Redemptions: Fair value of share consideration of $236,250,000 and a $107,624,886 excess over the value of the net monetary assets acquired as reflected in the unaudited condensed combined statement of operations for the six months ended March 31,2021 and $106,080,250 as reflected in the unaudited condensed combined statement of operations for the twelve months ended September 30, 2020.

(h)
Reflects the net adjustment in respect of Centricus Class B ordinary shares in relation to the reorganization between Centricus and Pubco and the Proposed Transactions. Upon completion of the reorganization between Centricus and Pubco, all Centricus Class B ordinary shares will be surrendered in exchange for the same number of Pubco ordinary shares. The unaudited pro forma combined balance sheet reflects these adjustments as a reduction to Centricus Class B share capital of $863 with a corresponding increase to Pubco ordinary share capital of $863.

(i)
Reflects the maximum redemption of 26,600,000 Centricus Class A ordinary shares for aggregate redemption payments of $266,000,000. The cash available to fund the maximum redemption scenario includes the funds available in the trust account provided that the closing cash is a minimum of $150,000,000 per the Business Combination Agreement. The pro forma balance sheet of Centricus reflects this payment as a reduction to cash and cash equivalents of $266,000,000 with a corresponding decrease in non-current liabilities.

(j)
Represents the reclassification of Centricus’ Class A ordinary shares subject to possible redemption under the maximum redemption scenario from non-current liabilities into $526 Centricus Class A share capital and $52,624,584 additional paid in capital in connection with the Proposed Transactions.

(k)
Reflects the $10,275,250 fair value of 8,625,000 public warrants issued as part of the 34,500,000 units at an offering price of $10.00 per unit, and 6,266,667 private placement warrants issued at $1.50 per warrant in connection with Centricus’ IPO. Subsequent to the Centricus IPO, a fair value gain of $10,275,250 is recognized in the Centricus pro forma statement of continued operations for the twelve months ended September 30, 2020.

Note 3 — Loss per share
The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that Centricus IPO occurred as of October 1, 2019. In addition, as the Proposed Transactions is being reflected

NOTES TO THE UNAUDITED PRO FORMA
COMBINED FINANCIAL INFORMATION
(in U.S. dollars, except share and per-share data)
as if it had occurred at the beginning of the periods presented, and the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period. Please refer to the Basis of Pro Forma Presentation section for the calculation of basic and diluted weighted average shares outstanding of 140,225,000 and 113,625,000 for no redemption and maximum redemption scenario, respectively. The computation of diluted loss per share excludes the effect of warrants to purchase 14,891,667 shares, the potential issuance of the 10,000,000 Earnout Shares and the effect of unvested share-based compensation as the inclusion of any of these securities would be anti-dilutive.

CENTRICUS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References in this section to “we,” “us,” “our” or the “Company” are to Centricus, except where the context requires otherwise. The following discussion should be read in conjunction with our financial statements and related notes thereto included elsewhere in this proxy statement/prospectus.
Overview
Centricus Acquisition Corp., or “Centricus”, was a newly incorporated blank check company, incorporated on November 24, 2020 as a Cayman Islands exempted limited liability company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Although we are not limited to a particular business, sector or geography for purposes of consummating a business combination, we initially intended to capitalize on the ability of our management team to identify, acquire and manage a growth-oriented, market leading business. We are an emerging growth company and, as such, we are subject to all of the risks associated with emerging growth companies.
We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through March 31, 2021 were organizational activities, those necessary to prepare for our initial public offering (the “IPO”), and identifying a target company for a prospective initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
The registration statement for our IPO was declared effective on February 3, 2021. On February 8, 2021, we consummated our IPO of 34,500,000 Centricus units, at $10.00 per unit, generating gross proceeds of $345.0 million, and incurring offering costs of approximately $19.6 million, inclusive of approximately $12.1 million in deferred underwriting commissions.
Simultaneously with the closing of the IPO, we consummated a private placement of 6,266,667 Centricus warrants, at a price of $1.50 per private placement warrant, to the Sponsor, generating gross proceeds of $9.4 million.
Upon the closing of the IPO and the Centricus private placement in February 2021, $345.0 million ($10.00 per unit) of the net proceeds of the IPO and certain of the proceeds of the private placement were placed in a trust account (“Trust Account”) initially invested in cash and subsequently in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a business combination and (ii) the distribution of the Trust Account as described below.
Our management has broad discretion with respect to the specific application of the net proceeds of its IPO and the sale of Centricus private placement warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a business combination.
If we are unable to complete a business combination within 24 months from the closing of the IPO, or during the Extension Period, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Centricus public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Centricus public shares, which redemption will completely extinguish our public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and our board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through March 31, 2021 were organizational activities, those necessary to prepare for the IPO, and identifying a target company for a prospective initial business combination. We do not expect to generate any operating revenues until after the completion of our initial business combination. We generate non-operating income in the form of interest income on marketable securities held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the three months period ended March 31, 2021, we had a net income of approximately $8.6 million, which consisted of income of approximately $10.3 million derived from the changes in fair value of the warrant liability offset by operation costs of approximately $1.7 million.
For the period from November 24, 2020 (inception) through December 31, 2020, we had a net loss of approximately $5,000, which consisted solely of formation and operating expenses.
Liquidity and Capital Resources
For the three months ended March 31, 2021, net cash used in operating activities was $926,389. Net income of approximately $8.6 million was affected by noncash charges (income) related to the change in fair value of the warrant liability of approximately $10.3 million and transaction costs associated with the IPO of approximately $0.7 million. Changes in operating assets and liabilities used $38,315 of cash from operating activities.
As of March 31, 2021, we had marketable securities held in the Trust Account of $345,004,632 (including approximately $4,632 of interest income) consisting of U.S. Treasury Bills with a maturity of 185 days or less. We may withdraw interest from the Trust Account to pay taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete the Proposed Transactions. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete the Proposed Transactions, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of March 31, 2021, we had cash of $1,159,689. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, structure, negotiate and complete the Proposed Transactions.
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required (the “Working Capital Loans”). If we complete a business combination, we would repay such loaned amounts. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of  $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to the Proposed Transactions. Moreover, we may need to obtain additional financing either to complete the Proposed Transactions or because we become obligated to redeem a significant number of our public shares upon completion of the Proposed Transactions, in which case we may issue additional securities or incur debt in connection with the Proposed Transactions.

Private Placement Warrants
Simultaneously with the closing of the IPO, Centricus consummated a private placement of 6,266,667 Centricus private placement warrants, at a price of $1.50 per Centricus private placement warrant, to our Sponsor, generating gross proceeds of $9.4 million.
Each whole Centricus private placement warrant is exercisable for one whole Centricus ordinary share at a price of $11.50 per share. A portion of the proceeds from the Centricus private placement warrants was added to the proceeds from the IPO held in the Trust Account. If Centricus does not complete a business combination within the Combination Period, the Centricus private placement warrants will expire worthless. The Centricus private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Related Party Loans
On December 18, 2020, the Sponsor agreed to loan us up to $300,000 to be used for the payment of costs related to the IPO pursuant to the a promissory note (the “Note”). The Note was non-interest bearing, unsecured and due upon the date the Company consummated the IPO. The Note is payable on the earlier of (i) June 30, 2021 or (ii) upon consummation of a business combination. As of March 31, 2021, there was $132,990 outstanding under the Note, which is currently due on demand.
In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds pursuant to the Working Capital Loans. If Centricus completes a business combination, Centricus would repay the Working Capital Loans out of the proceeds of the Trust Account released to it. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, Centricus may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Centricus warrants of the post business combination entity at a price of $1.50 per warrant. The Centricus warrants would be identical to the Centricus private placement warrants.
Administrative Services Agreement
Commencing on the date of the final prospectus for the IPO support services. Upon completion of the initial business combination or Centricus’ liquidation, it will cease paying these monthly fees.
Commitments and Contingencies
Registration Rights
The holders of the Centricus founder shares, Centricus private placement warrants and Centricus warrants that may be issued upon conversion of Working Capital Loans (and any Centricus ordinary shares issuable upon the exercise of the Centricus private placement warrants) are entitled to registration rights pursuant to the Registration and Shareholder Rights Agreement, requiring us to register such securities for resale. The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act.
By no later than the Merger Closing Date, Pubco, the Key Company Shareholders, Notion Capital III LP, MNL Nominees Limited and the Centricus Initial Shareholders shall enter into the New Registration Rights Agreement, effective as of the Share Acquisition Closing. Pursuant to the New Registration Rights Agreement, among other things, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Pubco file a registration statement with the SEC to register the securities of Pubco held by such Holders. The New Registration Rights Agreement will also (i) provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminate the existing Registration and Shareholder Rights Agreement.
Critical Accounting Policies and Estimates
The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Warrant Liability
We account for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the Warrants as liabilities at their fair value and adjust the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The Private Warrants and the Public Warrants for periods where no observable traded price was available are valued using a Monte Carlo simulation. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.
Ordinary Shares Subject to Possible Redemption
We account for our ordinary shares subject to possible conversion in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption are classified as a liability instrument and measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. Our ordinary shares feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our condensed balance sheets.
Net Income (Loss) Per Ordinary Share
We apply the two-class method in calculating earnings per share. Net income (loss) per ordinary share, basic and diluted for Class A ordinary shares subject to possible redemption is calculated by dividing the interest income earned on the Trust Account, net of applicable taxes, if any, by the weighted average number of shares of Class A ordinary shares subject to possible redemption outstanding for the period. Net income (loss) per ordinary share, basic and diluted for and non-redeemable common stock is calculated by dividing net loss less income attributable to Class A ordinary shares subject to possible redemption, by the weighted average number of shares of non-redeemable ordinary shares outstanding for the period presented.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our IPO or until we are no longer an “emerging growth company,” whichever is earlier.

ARQIT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
References in this section to “Arqit” are to Arqit Limited prior to the completion of the Proposed Transactions. The following discussion and analysis provides information which Arqit’s management believes is relevant to an assessment and understanding of its results of operations and financial condition. This discussion and analysis should be read together with the sections of this proxy statement/prospectus entitled “Information Related to Arqit”, and Arqit’s audited financial statements and related notes thereto that are included elsewhere in this proxy statement/prospectus. In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this proxy statement/prospectus.
Overview
Arqit is a cybersecurity company that has pioneered a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use with no new hardware required. The software has universal application to every edge device and cloud machine in the world. Arqit has not only invented a ground-breaking new quantum protocol, but it has also found a way to translate the benefits of quantum security to end point devices.
Arqit’s solution combines world-leading innovation in two areas: a new form of quantum satellite and a software agent that can be downloaded onto any device. Arqit’s quantum satellite technology solves all previously known problems of quantum key distribution and puts identical copies of quantum safe keys into each data center in a network. The data centers use these keys to create secure channels between them — an outer perimeter of quantum safety that Arqit calls the QuantumCloud™. A second innovation is a small software agent downloaded from the QuantumCloud™ onto any form of device or integrated into any piece of software. By exchanging information with the QuantumCloud™, which moderates a key agreement process with all parties involved in a unique way, this software agent is able to create new symmetric encryption keys in partnership with any other device or cloud machine, or in large groups of devices. Keys are never “delivered”, they are created, and so they cannot be intercepted. They are created at the end points in a manner that means they can never be known by a third party, and can be used only once if necessary and replaced infinitely. The service is sold and fulfilled on a self-service basis in the cloud making it an easily scalable business model.
To date, Arqit has been a development stage company, however it is currently preparing to launch its first live service during the second half of 2021. Arqit has already signed major, long-term contracts for its services with large companies and government institutions. Its next step in commercialization will be to undertake pilot phases that are required to be completed with each of its customers. Prior to launch of its satellites, Arqit’s quantum encryption platform, QuantumCloud™, will use machines in data centers to generate a terrestrial simulation of the quantum satellite technology. By 2023, it plans to launch its first two quantum satellites, which will generate a significant increase in the level of security offered by the end-to-end system.
The Proposed Transactions and the PIPE Financing
On May 12, 2021, Arqit, Centricus and Pubco, among others, entered into the Business Combination Agreement pursuant to which (a) Centricus will be merged with and into Pubco, with Pubco surviving the merger, and (b) Pubco will acquire all of the issued share capital of Arqit in exchange for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that Arqit will become a direct wholly owned subsidiary of Pubco.
Concurrently with the execution of the Business Combination Agreement, Centricus and Pubco entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of

7,100,000 Pubco ordinary shares at $10.00 per share for gross proceeds of $71,000,000. The PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Proposed Transactions.
The acquisition of Arqit’s shares by Pubco will be accounted for as a “reverse acquisition” in accordance with IFRS. Under this method of accounting, Pubco will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the assumptions that Arqit’s shareholders will hold a majority of the voting power of the combined company, Arqit’s operations will substantially comprise the ongoing operations of the combined company, Arqit’s designees are expected to comprise a majority of the governing body of the combined company, and Arqit’s senior management will comprise the senior management of the combined company. Accordingly, for accounting purposes, the acquisition of Arqit’s shares by Pubco will be treated as the equivalent of Arqit issuing shares for the net assets of Pubco, accompanied by a recapitalization. It has been determined that Pubco is not a business under IFRS, hence the transaction is accounted for within the scope of IFRS 2 (“Share-based payment”). In accordance with IFRS 2, the difference in the fair value of the Arqit equity instruments deemed issued to Pubco shareholders over the fair value of identifiable net assets of Pubco represents a service for listing, and is accounted for as a share-based payment which is expensed as incurred. The net assets will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the acquisition of the Arqit shares by Pubco will be deemed to be those of Arqit. Pubco will be the successor SEC registrant, and Arqit’s financial statements for previous periods will be included as part of Pubco’s consolidated financial statements disclosed in its future periodic reports filed with the SEC. Following the Proposed Transactions, Pubco will qualify as a foreign private issuer as defined under Rule 405 under the Securities Act and will prepare its financial statements denominated in U.S. dollars and in accordance with IFRS.
As a consequence of the Proposed Transactions, Pubco’s ordinary shares will be registered under the Exchange Act and listed on Nasdaq, which will require Pubco to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. Pubco expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.
Key Factors Affecting Operating Results
Arqit is a pre-revenue company and believes that its performance and future success depend on several factors that present significant opportunities for it but also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus entitled “Risk Factors — Risks Related to Arqit’s Business and Operations Following the Proposed Transactions”.
Technologically Advanced Product Portfolio
Arqit has invented a unique quantum encryption technology which makes the communications links of any networked device secure against current and future forms of cyber attack — even an attack from a quantum computer. Arqit’s product, called QuantumCloud™, creates unbreakable software encryption keys that are low cost and easy to use. Arqit’s software is fulfilled from the cloud requiring no extra infrastructure or hardware on the part of the customer. Its products have broad application across industries, including 5G networks, connected autonomous vehicles, national security and financial services network security. Arqit’s future success will be dependent on its ability to continue to execute against its product roadmap, which includes launching an interim version of QuantumCloudTM in the second half of 2021 and launching two quantum satellites in 2023.
Commencement of Commercialization and Partnerships
Arqit has already signed contracts for its services with several large companies and government institutions, including the UK Government, the European Space Agency, BT plc and Sumitomo Corporation, and has contracted with other companies to test the use of Arqit’s technologies in different use cases. However, Arqit has not yet begun to generate material revenues through the commercialization of its products. Its next step in commercialization will be to undertake pilot phases that are required to be completed with each of its customers. Arqit ultimately achieving profitability is dependent upon the successful development, commercial introduction and acceptance of its products, the continued interest of potential customers in its products and the successful negotiation of contracts with those customers. Should Arqit’s assumptions about the commercialization of its encryption technology prove overly optimistic or if Arqit is unable to develop, obtain or progress its partnerships, Arqit may fail to generate operating cash flow and may incur delays in its ability to achieve profitability. This may also lead Arqit to make changes to its commercialization plans, which could result in cost overruns or unanticipated delays, which could in turn adversely impact margins and cash flows.
Planned Satellite Launches
Arqit plans to launch its first two quantum satellites by 2023, which will lead to a significant increase in the level of security offered by its end to end system and improve the attractiveness of its products to potential customers. During the second half of 2021, Arqit will launch an interim version of QuantumCloudTM in which the source of root keys will be simulated until the satellites launch and supplied by a terrestrial quantum random number generator. Although this is a significant improvement over existing technology, it is not as secure as the quantum satellite version of QuantumCloudTM will be. However, prior to launching its quantum satellites, Arqit must construct the satellites, select a location for and build a mission control center for the command and control of its satellites and global data center network, procure launch insurance and secure launch licenses. If Arqit is unable to launch its satellites and upgrade delivery of its products from terrestrial delivery to satellite delivery, customers may terminate their contracts, renegotiate their contracts on terms less favorable to Arqit, or reduce the volume of its products they purchase, and its products may be less attractive to new customers. As a result, Arqit may not be able to fully convert its backlog and pipeline estimates into revenue and its growth plans and results of operations may be adversely impacted.
Market Trends
Arqit believes there will be a transformation in the cyber encryption industry over the next decade as PKI, the most widely used cyber encryption technology, is becoming less secure as new technologies develop, and is not secure against quantum computers, which are expected to become available within the next few years. Arqit anticipates that there will be robust demand for its products as consumers, businesses and governments across all geographies and industries will need to replace the existing cyber encryption technology used in almost all electronic interfaces in order to maintain cyber security and that, as a result, there is significant market opportunity for Arqit’s more secure cyber encryption products. Gartner estimates that the global addressable market for information security services will be $197.9 billion by the end of 2024.
There will continue to be demand for more secure encryption products and Arqit is not currently aware of any competitors that offer or are developing encryption technology that addresses the threat of quantum computers. Arqit’s competitors are suppliers of QKD, quantum encryption and legacy encryption, each of which has inherent limitations. Therefore Arqit believes that it is well positioned to take advantage of this market opportunity. Arqit’s future growth and financial performance is highly dependent on the continued demand for its products and on its ability to successfully compete with any current or new competitors.
Margin Improvements
Arqit believes that it has the opportunity to establish high margin unit economics when operating at scale as its software, fulfilled from the cloud, automatically creates keys in infinite volumes at minimal cost, resulting in low capital expenditure once deployed. Its business model is positioned for scalability due to the low costs of software distribution, ability to leverage the same product platform across its partner base and limited personnel costs. From an operating cost perspective, there is no human analysis or information processing required by Arqit’s product, so personnel costs are limited to maintaining core infrastructure, marketing and customer support. Arqit’s future performance will depend on its ability to deliver on these economies of scale with lower product costs to enable widespread adoption. Achievement of cash flow generation is dependent on order volume, which will dictate pricing and margin. Achieving this scale is further dependent on undertaking successful pilot phases with its customers and expanding its contracts with existing customers. While Arqit believes its unique technology provides a compelling value proposition for favorable margins and expects to achieve and maintain high margins on its products, emergence of competition in the cyber encryption industry may negatively impact its pricing, margins and market share.

Impact of the COVID-19 Pandemic
Given the nature of its products and business operations, the COVID-19 pandemic has not had any material impact, positive or negative, on Arqit’s business during the periods under review.
Key Components of Statements of Operations
Basis of Presentation
Currently, Arqit conducts business through one operating segment, which is the provision of cybersecurity services. As of the date of this proxy statement/prospectus, Arqit is a pre-revenue company with no commercial operations relating to its core product — QuantumCloud™. Its activities to date have been conducted in the United Kingdom. Arqit’s historical results are reported in IFRS.
Arqit’s subsidiaries, Arqit Inc., a Delaware corporation, and Arqit LLC, a Delaware limited liability company, were incorporated on December 18, 2020. Quantum Keep Limited, a joint venture in which Arqit holds a 50% interest, was incorporated on August 12, 2020 and as of September 30, 2020 had not yet commenced operations. Therefore none of Arqit Inc., Arqit LLC or Quantum Keep Limited have been consolidated into Arqit’s financial statements as of and for the year ended September 30, 2020 and the nine months ended September 30, 2019 included in this proxy statement/prospectus.
Revenue
Arqit has not yet begun commercial operations and currently does not generate revenue. Arqit expects to commence commercialization and begin generating revenue in the second half of 2021 through the provision of cybersecurity services via QuantumCloud™ — its core product. Arqit has already signed contracts with several large companies and government institutions for the provision of those services. The majority of revenue is expected to be derived from the direct sale of QuantumCloud™ and other related services to defence, telecoms, financial services and automation companies.
Cost of Revenue
As of the date of this proxy statement/prospectus, Arqit has not recorded cost of revenue, as it has not generated revenue. Once Arqit begins to generate revenue through the commercialization of its products, it expects cost of revenue to include amortization of intangible assets/development costs, cloud infrastructure costs, personnel costs and costs related to the operation and maintenance of the satellites and technology.
Other Operating Income
Other operating income primarily relates to income from Arqit’s agreement with the European Space Agency (“ESA”) for the partial funding of Arqit’s development and operational validation of the quantum key distribution satellite system, including the design, build and launch of the first quantum key distribution satellite and associated mission capability in the ground service, user and control segments.
Administrative Expenses
Administrative expenses primarily consist of the costs associated with employment of Arqit’s non-satellite construction staff, legal, insurance, accounting and consulting expenses, travel and marketing expenses such as public relations activities, rent and general office expenses.
Administrative expenses also include depreciation charges. Depreciation charges mainly relate to the depreciation of computer equipment calculated under the straight-line depreciation method over the equipment’s estimated useful life. The rate used is between three and five years.
Arqit operates an equity-settled share-based incentive scheme and its share-based charges are also included as part of administrative expenses.
Arqit expects its administrative expenses to increase as its overall activity levels increase due to the commencement and expansion of commercial operations, and costs associated with being a public company.

Finance Costs and Finance Income
Finance costs and finance income primarily relate to the accounting recognition and measurement of Arqit’s £3,500,000 convertible loan notes issued June 21, 2019 and November 6, 2019 (the “Series B convertible loan notes”) in line with the requirements of IFRS.
The Series B convertible loan notes have a 0% interest rate and are redeemable at the principal amount plus an amount equal to 20% of such principal amount at any time on or after the maturity date. As the Series B convertible loan notes are redeemable at the request of the holder and convertible into a variable number of equity instruments, they have been treated as a financial liability in accordance with IFRS International Accounting Standards (“IAS”) 32. At initial recognition on day one, the Series B convertible loan notes are measured at fair value, calculated by applying the prevailing market interest rate at the time of issue, for similar non-convertible debt.
The difference between the fair value and the transaction value is reflected in Arqit’s statement of comprehensive income as finance income. As the discount unwinds over the period from subscription date to maturity date, it is reflected as finance costs in Arqit’s statement of comprehensive income.
Income Tax Credit
Income tax credit represents tax credit generated in the UK net of deferred tax. Arqit has received research and development tax credits in the year ended September 30, 2020 in accordance with the requirements as set out by HM Revenue & Customs (“HMRC”). The research and development tax credit is calculated using the current rules as prescribed by HMRC.
Research and Development Expenses
Arqit’s policy regarding research and development expenses is consistent with the requirements of IFRS IAS 38. Research costs are expensed as incurred through the income statement, while development costs are capitalized after technical and commercial feasibility of the asset for sale or use have been established. Capitalized development costs are recorded as intangible assets and amortized from the point at which the asset is ready for use.
For the year ended September 30, 2020 and nine months ended September 30, 2019, there were no research costs reflected in the statement of comprehensive income. This is primarily due to the research phase being deemed as complete in 2018. For all periods presented, eligible costs have been treated as development costs and capitalized.
Results of Operations
Comparison of the Six Months Ended March 31, 2021 and 2020
The following table presents Arqit’s historic operating results:
	(Unaudited)
	Six Months Ended
	March 31, 2021	March 31, 2020	Variance
	£	£	£	%
Revenue	—	—	—	—
Other operating income	—	—	—	—
Administrative expenses	(3,982,325)	(852,379)	(3,129,946)	367%
Operating loss	(3,982,325)	(852,379)	(3,129,946)	367%
Finance costs	(426,255)	(148,079)	(278,176)	188%
Finance income	—	50,882	(50,882)	—
Loss before tax	(4,408,580)	(949,576)	(3,459,004)	364%
Income tax credit	—	290,820	(290,820)	—
Loss for the periods presented	(4,408,580)	(658,756)	(3,749,824)	569%

Other operating income
Other operating income primarily relates to income from Arqit’s agreement with the European Space Agency (“ESA”) for the sale of intellectual property relating to the quantum key distribution satellite system and associated mission capability. Although this work continues, no revenue recognition milestones were reached in the periods presented.
Administrative Expenses
The following table summarizes Arqit’s administrative expenses for the periods presented:
	(Unaudited)
	Six Months Ended
	March 31, 2021	March 31, 2020	Variance
	£	£	£	%
Staff costs	2,264,455	422,153	1,842,302	436%
Professional fees	637,881	169,461	468,420	276%
Rent	58,650	78,765	(20,115)	(26)%
Share option charge	68,598	47,661	20,937	44%
Depreciation	10,022	—	10,022	—
Other administrative costs	942,719	134,339	808,380	602%
	3,982,325	852,379	3,129,946	367%
Total administrative expenses have increased by £3,129,946 from £852,379 in the six months ended March 31, 2020 to £3,982,325 in the six months ended March 31, 2021.
The increase was primarily due to higher personnel-related costs across all administrative functions, reflecting an increase in head count, and an increase in professional fees for accounting, legal and other services in connection with the expansion of Arqit’s business. The increase in other administrative costs is primarily due to advertising expenses and public relations to promote brand awareness.
Depreciation was £10,022 in the six months ended March 31, 2021 compared to nil in the six months ended March 31, 2020. This increase is primarily due to the acquisition of tangible assets in the six months ended March 31, 2021, mainly computer equipment, acquired for general administrative purposes.
Finance Costs
Finance costs increased by £278,176 from £148,079 in the six months ended March 31, 2020 to £426,255 in the six months ended March 31, 2021. The increase was primarily due to the unwinding of discounts in relation to convertible loan notes in issue during the periods under comparison.
Finance Income
Finance income, which is the difference between the fair value and the transaction value of certain convertible loan notes, decreased by £50,882 in the six months ended March 31, 2021. This is primarily due to the fact that the terms of the convertible loan notes issued during the six months ended March 31, 2021 did not result in the generation of finance income.
Income Tax Credit
Income tax credit was nil in the six months ended March 31, 2021 compared to income tax of £290,820 recognized in the six months ended March 31, 2020, primarily due to timing differences and unutilized tax losses.
Comparison of the Year Ended September 30, 2020 and Nine Months Ended September 30, 2019
On September 30, 2019, Arqit changed its fiscal year end from December 31 to September 30. Therefore the financial statements for the fiscal year ended September 30, 2019 comprise a period of only nine calendar months from January 1, 2019 to September 30, 2019. Given Arqit’s limited operating history and activities since inception, management does not believe that the difference in calendar months between the periods materially impacts the comparability of the two periods or the comparative discussion presented below.
The following table presents Arqit’s historic operating results:
	Year ended September 30, 2020	Nine months ended September 30, 2019	Variance
	£	£	£	%
Revenue	—	—	—	—
Other operating income	1,539,490	981,583	557,907	57%
Administrative expenses	(2,173,713)	(697,282)	(1,476,431)	212%
Operating (loss)/profit	(634,223)	284,301	(918,524)	(323)%
Finance costs	(307,936)	(69,466)	(238,470)	343%
Finance income	50,882	400,666	(349,784)	(87)%
(Loss)/profit before tax	(891,277)	615,501	(1,506,778)	(245)%
Income tax credit	445,723	199,227	246,496	124%
(Loss)/profit for the financial year	(445,554)	814,728	(1,260,282)	(155)%
Other Operating Income
Other operating income primarily relates to the ESA contract and has increased by £557,907 from £981,583 for the nine months ended September 30, 2019 to £1,539,490 for the year ended September 30, 2020. The increase is due to more delivery milestones being reached in 2020 compared to 2019.
Administrative Expenses
The following table summarizes Arqit’s administrative expenses for the periods presented:
	Year ended September 30, 2020	Nine months ended September 30, 2019	Variance
	£	£	£	%
Staff costs	1,220,012	357,799	862,213	241%
Professional fees	332,901	145,438	187,463	129%
Rent	124,315	45,748	78,567	172%
Share option charge	95,331	8,945	86,386	966%
Depreciation	3,753	242	3,511	1451%
Other administrative costs	397,401	139,110	258,291	186%
	2,173,713	697,282	1,476,431	212%
Total administrative expenses have increased by £1,476,431 from £697,282 for the nine months ended September 30, 2019 to £2,173,713 for the year ended September 30, 2020.
The increase was primarily due to higher personnel-related costs (across all administrative functions), reflecting an increase in head count to support the expansion and growth of Arqit, increased rent and property utilities as Arqit leased additional office space and an increase in professional fees for accounting, legal and other services in connection with the expansion of Arqit’s business.
Depreciation charge increased by £3,511 for the year ended September 30, 2020 primarily due to additional computer equipment acquired for general administrative purposes.

Finance Costs
Finance costs increased by £238,470 from £69,466 in the nine months ended September 30, 2019 to £307,936 for the year ended September 30, 2020. The increase was primarily due to the unwinding of discounts in relation to the initial and additional Series B convertible loan notes issued on June 21, 2019 and November 6, 2019 respectively. For the nine months ended September 30, 2019, the unwinding of discount was less than three months, from the subscription date June 21, 2019 to September 30, 2019, leading to lower finance costs compared to the year ended September 30, 2020, where the discount was unwound over twelve months.
Finance Income
Finance income, which is the difference between the fair value and the transaction value of certain of the convertible loan notes, decreased by £349,784 from £400,666 in the nine months ended September 30, 2019 to £50,882 for the year ended September 30, 2020. This is primarily due to a lower transaction value of convertible loan notes issued during the year ended September 30, 2020 as compared to the nine months ended September 30, 2019, of £500,000 and £3,000,000 respectively.
Income Tax Credit
Income tax credit increased by £246,496 from £199,227 in the nine months ended September 30, 2019 to £445,723 for the year ended September 30, 2020 due to timing differences, unutilized tax losses and tax relief received in 2020 relating to research and development.
Liquidity and Capital Resources
As of the date of this proxy statement/prospectus, Arqit has yet to generate any revenue from its principal business operations — the provision of cybersecurity services. As a pre-revenue company, the net losses Arqit has incurred since inception are consistent with its strategy and budget. Arqit will continue to incur net losses in accordance with its operating plan as it begins commercialization of its products.
Since inception, Arqit has funded its operations, research and development, capital expenditure and working capital requirements through capital contributions, loans and borrowings from certain venture investors and grants from UK government’s Future Fund. Arqit’s primary source of liquidity and capital resources to fund its growth to date has been from the issuance of £15,000,000 of convertible loan notes including: (i) £1,000,000 of convertible loan notes issued on March 22, 2018, (ii) £3,500,000 of convertible loan notes issued on June 21, 2019 and November 6, 2019 (iii) £10,500,000 of convertible loan notes issued on October 13, 2020 and December 18, 2020. In connection with the Proposed Transactions, all of the convertible loan notes will be converted into ordinary shares of Pubco. Arqit’s primary uses of liquidity have been its research and development activities.
Arqit expects that the proceeds from the Proposed Transactions and the PIPE Financing, together with revenues generated from the commercialization of its products, will be sufficient to fully fund its ongoing business operations and future growth strategy. The aggregate proceeds Arqit receives from the Proposed Transactions will depend on the level of redemptions of Centricus public shareholders. Under the Business Combination Agreement, the closing of the Proposed Transactions is subject to a number of conditions, including Centricus and Pubco having at least $150,000,000 of cash either in or outside of the Trust Account, after taking into accounts payments by Centricus to Centricus public shareholders who exercise their redemption rights, as described herein, and any proceeds received by Pubco from the PIPE Financing.
Cash Flows Summary
Comparison of the Six Months Ended March 31, 2021 and 2020
The following table shows a summary of Arqit’s cash flows for the six months ended March 31, 2021 and 2020.

	(Unaudited)
	Six months ended March 31,
	2021	2020
Net cash provided by (used in):
Operating activities	(1,166,170)	(1,763,850)
Investing activities	(3,123,957)	(658,155)
Financing activities	9,700,000	500,000
Net (decrease) increase in cash and cash equivalents	5,409,873	1,922,005
Cash Flows Used in Operating Activities
During the six months ended March 31, 2021, cash used in operating activities was £1,166,170. The primary factors affecting operating cash flows during the period were a net loss of £4,408,58, adjustments for non-cash items of £78,618 and net finance cost of £426,255. This was offset by movements in working capital of £2,737,537.
During the six months ended March 31, 2020, cash provided by operating activities was £1,763,850. The primary factors affecting operating cash flows during the period were a net loss of £949,576, adjustments for non-cash items of £47,661 and net finance costs of £97,197. This was offset by movements in working capital of £959,132.
Cash Flows Used in Investing Activities
Net cash used in investing activities was £3,123,957 for the six months ended March 31, 2021, compared with £658,155 for the six months ended March 31, 2020, resulting in an increase of £2,465,802 of net cash used in investing activities. This increase was primarily attributed to the costs incurred in the development of intangible fixed assets.
Cash Flows Provided by Financing Activities
Cash flows provided by financing activities primarily relate to proceeds from convertible loan notes and borrowings which have been used to fund working capital and for general corporate purposes.
Net cash provided by financing activities was £9,700,000 for the six months ended March 31, 2021, compared with £500,000 for the six months ended March 31, 2020, resulting in an increase of £9,200,000. This increase was primarily due to additional funding obtained during the six months ended March 31, 2021 through the issuance of convertible loan notes.
Comparison of the Year Ended September 30, 2020 and Nine Months Ended September 30, 2019
The following table shows a summary of Arqit’s cash flows for the year ended September 30, 2020 and nine months ended September 30, 2019.
	Year ended September 30, 2020	Nine months ended September 30, 2019
Net cash provided by (used in):
Operating activities	(1,032,528)	3,100,841
Investing activities	(3,537,586)	(2,931,397)
Financing activities	1,300,000	3,000,000
Net (decrease) increase in cash and cash equivalents	(3,270,114)	3,169,444
Cash Flows Used in and Provided by Operating Activities
Cash flows used in operating activities to date have primarily resulted from personnel related costs, fluctuations in trade payables and other current assets and liabilities. As Arqit expects to increase hiring leading up to the commencement of commercial operations, it expects its cash used in operating activities to increase significantly before it starts to generate any material cash flows from commercialization of its products.
During the year ended September 30, 2020, cash used in operating activities was £1,032,528. The primary factors affecting operating cash flows during the period were a net loss of £891,277, adjustments for non-cash items of £99,084, net finance cost of £257,054 and tax credit received of £644,950. This was offset by movements in working capital of £1,142,339.
During the nine months ended September 30, 2019, cash provided by operating activities was £3,100,841. The primary factors affecting operating cash flows during the period were a net profit of £615,501, adjustments for non-cash items of £9,187 and movements in working capital of £2,807,353. This was offset by net finance income of £331,200.
Arqit’s non-cash items primarily consist of share-based charges and depreciation, while movements in working capital are primarily driven by changes in trade and other payables.
Cash Flows Used in Investing Activities
Net cash used in investing activities was £3,537,586 for the year ended September 30, 2020, compared with £2,931,397 for the nine months ended September 30, 2019, resulting in an increase of £606,189 of net cash used in investing activities. This increase was primarily attributed to the costs incurred in the development of intangible fixed assets.
Cash Flows Provided by Financing Activities
Cash flows provided by financing activities primarily relate to proceeds from convertible loan notes and borrowings which have been used to fund working capital and for general corporate purposes.
Net cash provided by financing activities was £1,300,000 for the year ended September 30, 2020, compared with £3,000,000 for the nine months ended September 30, 2019, resulting in a decrease of £1,700,000. This decrease was primarily due to a smaller amount of funding being raised in the year ended September 30, 2020 than in the nine months ended September 30, 2019.
Critical Accounting Policies and Estimates
Arqit’s financial statements are prepared in accordance with international accounting standards in conformity with the requirements of the Companies Act 2006 and IFRS.
While significant accounting policies are described in more detail in Arqit’s audited financial statements included elsewhere in this proxy statement/prospectus, it believes that the following accounting policies are those most critical to the judgments and estimates used in the preparation of its financial statements.
Share Based Compensation
Share options awarded to employees are measured at the fair value of the equity instruments at the grant date and are charged to the Statement of Comprehensive Income over the vesting period. Nonmarket vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each Statement of Financial Position date so that, ultimately, the cumulative amount recognized over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. The cumulative expense is not adjusted for failure to achieve a market vesting condition.
The fair value of the award also takes into account non-vesting conditions. These are either factors beyond the control of either party (such as a target based on an index) or factors which are within the control of one or other of the parties (such as the company keeping the scheme open or the employee maintaining any contributions required by the scheme).
Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to the Statement of Comprehensive Income over the remaining vesting period.

Where equity instruments are granted to persons other than employees, the Statement of Comprehensive Income is charged with fair value of goods and services received.
The share option charge was calculated using the Black Scholes Option pricing model which requires the use of various estimates and assumptions.
The following information is relevant in understanding the determination of fair value of the employee share options granted in the year ended September 30, 2020 and nine months ended September 30, 2019.
	Year ended September 30, 2020	Nine months ended September 30, 2019
Weighted average exercise price	£0.0001	£0.0001
Expected volatility	50%	50%
Expected dividend yield	Nil	Nil
Expected life	5 years	5 years
Risk-free interest rate	0.1%	0.1%
Fair value per share	£3.14	£2.95
These assumptions and estimates were determined as follows:
Fair value of Ordinary shares — as Arqit’s ordinary shares are not publicly traded, the fair value was determined by management, with reference to the value of ordinary shares in relevant funding documents.
Risk-free interest rate — the risk-free rate for the expected term of the options is based on the yields of UK Treasury securities with maturities appropriate for the expected term of employee share option awards.
Expected life — the expected term of options granted is based on historical experience and represents the period of time that options granted are expected to be outstanding. Arqit determines the expected term using the simplified method. The simplified method deems the term to be the average of the time-to-vesting and the contractual life of the options.
Expected volatility — since Arqit has no trading history of its ordinary shares, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within Arqit’s industry that Arqit considers to be comparable to its own business over a period equivalent to the option’s expected term.
Capitalization of Development Costs
Arqit capitalizes costs for product development projects. Initial capitalization of costs is based on management’s judgement that all of the recognition criteria within IAS 38 can be demonstrated. Arqit adopts a formal methodology for its technology programs based on recognized industry standards which outline distinct development phases and activities. Arqit has assessed that all recognition criteria in IAS 38 are demonstrable at the point the project commences the first development phase and capitalizes the development costs incurred from that point in time. At September 30, 2020, the carrying amount of capitalized development costs were £6,792,770, compared with £3,275,544 for the nine months ended September 30, 2019.
Accounting Treatment of Income from European Space Agency (“ESA”)
There are mixed indicators whether the arrangement is in scope of IAS 20 Government Grants or IFRS 15 Revenue from contracts with customers, and this assessment is a key management judgement.
In 2019, Arqit entered an agreement with the ESA whereby it has undertaken to carry out all work necessary to design, develop, manufacture, assemble, integrate, verify, obtain licenses and launch a satellite (“QKDSat”), and to deploy and pilot the operations of the QKDSat system. ESA has undertaken to pay specified amounts upon the achievement of specific milestones related to this undertaking, as set out in the agreement. QKDSat is constituted under the ARTES 33-11 programme line which ESA has created with the objective of validating Quantum Key Distribution technologies.

On the basis that Arqit is providing specific deliverables (intellectual property) and services (satellite design) to ESA, management consider that Arqit is providing services to ESA in its capacity as a customer. Given the judgement associated with the above, management have presented income from the contract as ‘Other Operating Income’.
Market Rate of Interest Used in Accounting for Convertible Loan Notes
Management have deemed the market rate of interest used in accounting for the interest free convertible loan notes to be 10%. This assessment was made on the basis of informal opinions sought from advisers, and management’s own experience of similar instruments from prior engagements in other businesses.
Quantitative and Qualitative Disclosures about Market Risk
Arqit is exposed to market risk in the ordinary course of business. Market risk represents the risk of loss that may impact Arqit’s financial position due to adverse changes in financial market prices and rates. It is, and has been throughout the period under review, Arqit’s policy not to use or trade in derivative financial instruments. Arqit’s financial instruments comprise its cash and cash equivalents and various items such as trade creditors that arise directly from its operations. The main purpose of Arqit’s financial assets and liabilities is to provide finance for its operations in the near term.
Interest Rate Risk Management
Arqit would be exposed to interest rate risk if it borrows funds, when required, at variable interest rates. Arqit currently has no exposure to interest rate risk.
Credit Risk
Credit risk is the risk of financial loss where counterparties are not able to meet their obligations. Arqit’s policy is that surplus cash, when not used to repay borrowings, is placed on deposit with its main relationship banks and with other banks or money market funds based on a minimum credit rating and maximum exposure. There is no significant concentration of risk to any single counterparty. Management consider that the credit quality of the various receivables is good in respect of the amounts outstanding and therefore credit risk is considered to be low. There is no significant concentration of credit risk.
Foreign Exchange Risk
Arqit is exposed to foreign exchange risk to the extent that some of its transactions are in currencies in dominations other than British pounds sterling. Arqit maintains both sterling and euro bank accounts in order to limit its exposure to foreign exchange risk.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. Pubco will qualify as an “emerging growth company” under the JOBS Act.
Pubco is in the process of evaluating the benefits of relying on the reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” Pubco chooses to rely on such exemptions it may not be required to, among other things, (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the Proposed Transactions or until Pubco is no longer an “emerging growth company,” whichever is earlier. Although emerging growth companies are permitted under the JOBS Act to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies, Pubco does not intend to take advantage of the option to delay compliance.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Centricus
Price Range of Centricus Securities
The following table shows, for the periods indicated, the high and low sales prices per share of the Centricus units, Centricus ordinary shares and Centricus warrants as reported by Nasdaq. Prior to February 4, 2021, there was no established public trading market for Centricus’ securities.
Quarter Ended	Centricus Units		Centricus Ordinary Shares(2)		Centricus Warrants(3)
	High	Low	High	Low	High	Low
2021
First Quarter(1)	$10.60	$9.82	N/A	N/A	N/A	N/A
Second Quarter	$10.30	$9.92	$10.04	$9.60	$1.41	$0.60
Third Quarter (through July 23, 2021)	$10.36	$10.21	$9.94	$9.90	$1.48	$1.33

(1)
The First Quarter 2021 reflects the high and low trade prices of Centricus units beginning as of February 4, 2021, the first day that the Centricus units began trading on Nasdaq, and the high and low trade prices of Centricus ordinary shares and Centricus warrants beginning as of March 29, 2021, the first day that the Centricus ordinary shares and Centricus warrants began trading on Nasdaq.

(2)
There were no reported trades in Centricus ordinary shares until April 1, 2021.

(3)
There were no reported trades in Centricus warrants until April 6, 2021.

On May 11, 2021, the date preceding the announcement of the Proposed Transactions, the sales prices per share of the Centricus units, Centricus ordinary shares and Centricus warrants as reported by Nasdaq were $10.00, $9.70 and $0.80, respectively.
Holders
As of July 23, 2021, there was one holder of record of Centricus ordinary shares, one holder of record of Centricus’ units and one holder of record of Centricus warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose Centricus ordinary shares, Centricus’ units and Centricus warrants are held of record by banks, brokers and other financial institutions.
Dividends
Centricus has not paid any cash dividends on the Centricus ordinary shares to date and does not intend to pay cash dividends prior to the completion of the Proposed Transactions.
The Company
Price Range of Company Securities
Historical market price information regarding the Company is not provided because there is no public market for its securities.
Holders
As of the date of this proxy statement/prospectus, the Company had nine holders of record.
Dividends
The Company has not paid any dividends to its shareholders.

Pubco
Price Range of Pubco Securities
Historical market price information regarding Pubco is not provided because there is no public market for its securities. We are applying to list Pubco’s ordinary shares and Pubco warrants on Nasdaq upon consummation of the Proposed Transactions under the ticker symbols “ARQQ” and “ARQQW,” respectively.
Holders
As of the date of this proxy statement/prospectus, Pubco had one holder of record.
Dividends
Following the completion of the Proposed Transactions, Pubco’s board of directors will consider whether or not to institute a dividend policy. It is presently intended that Pubco will retain its earnings for use in business operations and, accordingly, it is not anticipated that Pubco’s board of directors will declare dividends in the foreseeable future.

DESCRIPTION OF PUBCO’S SECURITIES
The following description of the material terms of the securities of Pubco following the completion of the Proposed Transactions includes a summary of specified provisions of the Pubco Articles that will be in effect upon completion of the Proposed Transactions. This description is qualified by reference to the Pubco Articles as will be in effect upon consummation of the Proposed Transactions, substantially in the form attached to this proxy statement/prospectus as Annex C and incorporated in this proxy statement/prospectus by reference. In this section, the terms “we”, “our” or “us” refer to Pubco following the completion of the Proposed Transactions.
Pubco is a Cayman Islands exempted company (company number 374857) and its affairs are governed by the Pubco Articles, the Cayman Companies Act and the common law of the Cayman Islands. Pubco is authorized to issue 469,000,001 ordinary shares, $0.0001 par value each and 30,999,999 preference shares, $0.0001 par value each.
Pubco currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another.
As of the date of this proxy statement/prospectus, there were 10,000 Pubco ordinary shares issued and outstanding.
New Ordinary Shares
Holders of Pubco ordinary shares will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Holders of Pubco’s ordinary shares will not have any conversion, preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the ordinary shares.
Dividends
Subject to the foregoing, the payment of cash dividends in the future, if any, will be at the discretion of Pubco’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, Pubco’s overall financial condition, available distributable reserves and any other factors deemed relevant by Pubco’s board of directors.
Liquidation
On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of Pubco ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.
Differences in Company Law
Cayman Islands companies are governed by the Cayman Companies Act. The Cayman Companies Act is modelled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Cayman Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
In certain circumstances, the Cayman Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of two thirds of the voting shares voted at a general meeting) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company.
The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies of the Cayman Islands is satisfied that the requirements of the Cayman Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies of the Cayman Islands will register the plan of merger or consolidation.
Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.
Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.
Where the above procedures are adopted, the Cayman Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands courts to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.
Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Cayman Islands courts. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:
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we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

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the shareholders have been fairly represented at the meeting in question;

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the arrangement is such as a businessman would reasonably approve; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Cayman Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of United States corporations.
Squeeze-out Provisions
When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Cayman Islands courts, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.
Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.
Shareholders’ Suits
Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:
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a company is acting, or proposing to act, illegally or beyond the scope of its authority;

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the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

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those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.
Enforcement of Civil Liabilities
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Cayman Companies Act. The Cayman Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:
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an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands;

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an exempted company’s register of members is not open to inspection;

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an exempted company does not have to hold an annual general meeting;

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an exempted company may issue shares with no par value;

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an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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an exempted company may register as a limited duration company; and

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an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Indemnification of Directors and Executive Officers and Limitation of Liability
Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. The Pubco Articles permit indemnification of officers and directors for any liability, action, proceeding, claim, demand, costs damages or expenses, including legal expenses, incurred in their capacities as such unless such liability (if any) arises from actual fraud, willful neglect or willful default which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in the Pubco Articles.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Anti-Takeover Provisions in the Pubco Articles
Some provisions of the Pubco Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including a provision that authorizes our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.
Such shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue these preference shares, the price of our ordinary shares may fall and the voting and other rights of the holders of our ordinary shares may be materially adversely affected.
However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under the Pubco Articles for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Directors’ Fiduciary Duties
Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:
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duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

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duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

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directors should not improperly fetter the exercise of future discretion;

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duty to exercise powers fairly as between different sections of shareholders;

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duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

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duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience of that director.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
Shareholder Action by Written Consent
Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Pubco Articles provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals
Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Cayman Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. The Pubco Articles do not permit our shareholders to requisition either an annual general meeting or an extraordinary general meeting, or to put forth a proposal at a general meeting. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting
Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, the Pubco Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors
Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Pubco Articles, directors may be removed only for cause by a special resolution (usually a majority of two thirds of the voting shares voted at a general meeting) of our shareholders. A director will also cease to be a director if he or she (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) the director absents himself or herself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of directors without special leave of absence from the directors, and the directors pass a resolution that he or she has by reason of such absence vacated office; or (v) all of the other directors (being not less than two in number) determine that he or she should be removed as a director for “Cause” (i.e., a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a director or the Company into disrepute or which results in a material financial detriment to the Company) (and not otherwise), either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Pubco Articles or by a resolution in writing signed by all of the other directors.
Transactions with Interested Shareholders
The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute under its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the Proposed Transactions or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding Up
Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.
Under the Pubco Articles, if the Company is wound up, the liquidator of our company may distribute the assets with the sanction of an ordinary resolution of the shareholders and any other sanction required by law.
Variation of Rights of Shares
Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

Under the Pubco Articles, if our share capital is divided into more than one class of shares, the rights attached to any such class may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued shares of that class where such variation is considered by the directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued shares of that class or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the shares of that class.
Amendment of Governing Documents
Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote on the matter, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, the Pubco Articles may only be amended by a special resolution of the shareholders.
Rights of Non-Resident or Foreign Shareholders
There are no limitations imposed by the Pubco Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in the Pubco Articles governing the ownership threshold above which shareholder ownership must be disclosed.
Directors’ Power to Issue Shares
Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, or other rights or restrictions.
Inspection of Books
Under the Delaware General Corporation Law, any shareholder of a corporation may for any proper purpose inspect or make copies of the corporation’s stock ledger, list of shareholders and other books and records.
Holders of our shares have no general right under Cayman Islands law to inspect or obtain copies of our register of members or our corporate records.
Directors
Appointment and removal
The Directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the 2022 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three years. At the 2023 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three years. At the 2024 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.
There is no cumulative voting with respect to the appointment of directors.
An ordinary resolution under Cayman Islands law, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company, is required to elect a director.
The office of a Director shall be vacated if all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise) (as such term is defined in our amended and restated memorandum and articles of association), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.
Warrants
Pubco Public Shareholders’ Warrants
Each whole warrant entitles the registered holder to purchase one Pubco ordinary share at a price of  $11.50 per share, subject to adjustment as discussed below, which will become exercisable on the later of 30 days after the completion of the Proposed Transactions and one year from the closing of the IPO. Pursuant to the Pubco Warrant Agreement, a warrantholder may exercise its warrants only for a whole number of Pubco ordinary shares. This means only a whole warrant may be exercised at a given time by a warrantholder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Accordingly, unless you own at least four units, you will not be able to receive or trade a whole warrant. The warrants will expire five years after the date on which the Proposed Transactions are completed, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Pubco ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Pubco ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Pubco ordinary share upon exercise of a warrant unless the Pubco ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Pubco ordinary share underlying such unit.
We have agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Proposed Transactions, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Pubco ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Proposed Transactions, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Pubco ordinary shares until the warrants expire or are redeemed, as specified in the Pubco Warrant Agreement; provided that if our Pubco ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Pubco ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Pubco ordinary shares equal to the lesser of  (A) the quotient obtained by dividing (x) the product of the number of Pubco ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361 per whole warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Pubco ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

No fractional Pubco ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Pubco ordinary shares to be issued to the holder.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Pubco ordinary shares issued and outstanding immediately after giving effect to such exercise.
Redemption of warrants for cash when the price per Pubco ordinary share equals or exceeds $18.00.   Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the private placement warrants):
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in whole and not in part;

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at a price of  $0.01 per warrant;

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upon a minimum of 30 days’ prior written notice of redemption to each warrantholder; and

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if, and only if, the closing price of the Pubco ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants  —  Pubco Public Shareholders’ Warrants  —  Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrantholders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Pubco ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Pubco ordinary shares is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrantholder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the Pubco ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants  —  Pubco Public Shareholders’ Warrants  —  Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.
Redemption of warrants for Pubco ordinary shares when the price per Pubco ordinary share equals or exceeds $10.00.   Once the warrants become exercisable, we may redeem the outstanding warrants:
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in whole and not in part;

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at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Pubco ordinary shares (as defined below) except as otherwise described below;

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if, and only if, the closing price of our Pubco ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Warrants  —  Pubco Public Shareholders’ Warrants  —  Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrantholders; and

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if the closing price of the Pubco ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrantholders is less than $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading

“— Warrants  —  Pubco Public Shareholders’ Warrants  —  Anti-Dilution Adjustments”), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.
Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Pubco ordinary shares that a warrantholder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Pubco ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our Pubco ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrantholders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of warrants)	Fair Market Value of Pubco Ordinary Shares
	≤ $10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥ 18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Pubco ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume weighted average price of our Pubco ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Pubco ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Pubco ordinary shares during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Pubco ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Pubco ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Pubco ordinary shares.
This redemption feature differs from the typical warrant redemption features used in some other blank check offerings, which only provide for a redemption of warrants for cash (other than the private placement warrants) when the trading price for the Pubco ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Pubco ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Pubco ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of warrants for cash when the price per Pubco ordinary share equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrantholders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrantholders.
As stated above, we can redeem the warrants when the Pubco ordinary shares are trading at a price starting at $10.00, which is below the exercise price of  $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrantholders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Pubco ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrantholders receiving fewer Pubco ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Pubco ordinary shares if and when such Pubco ordinary shares were trading at a price higher than the exercise price of  $11.50.
Anti-Dilution Adjustments.   If the number of outstanding Pubco ordinary shares is increased by a capitalization or share dividend payable in Pubco ordinary shares, or by a split-up of Pubco ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up or similar event, the number of Pubco ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Pubco ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Pubco ordinary shares equal to the product of  (i) the number of Pubco ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Pubco ordinary shares) and (ii) one minus the quotient of  (x) the price per Pubco ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Pubco ordinary shares, in determining the price payable for Pubco ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Pubco ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Pubco ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Pubco ordinary shares on account of such Pubco ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Pubco ordinary shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Pubco ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Pubco ordinary share in respect of such event.
If the number of outstanding Pubco ordinary shares is decreased by a consolidation, combination, reverse share sub-division or reclassification of Pubco ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share sub-division, reclassification or similar event, the number of Pubco ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Pubco ordinary shares.

Whenever the number of Pubco ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Pubco ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Pubco ordinary shares so purchasable immediately thereafter.
In case of any reclassification or reorganization of the outstanding Pubco ordinary shares (other than those described above or that solely affects the par value of such Pubco ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Pubco ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Pubco ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Pubco ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in the company’s amended and restated memorandum and articles of association or as a result of the redemption of Pubco ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Pubco ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrantholder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Pubco ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Pubco Warrant Agreement. If less than 70% of the consideration receivable by the holders of Pubco ordinary shares in such a transaction is payable in the form of Pubco ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the Pubco Warrant Agreement based on the Black-Scholes value (as defined in the Pubco Warrant Agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.
The warrants will be issued in registered form under a Pubco Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Pubco Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the Pubco Warrant Agreement to the description of the terms of the warrants and the Pubco Warrant Agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the Pubco Warrant Agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the Pubco Warrant Agreement as the parties to the Pubco Warrant Agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. You should review a copy of the Pubco Warrant Agreement, which will be filed as an exhibit to the registration statement of which this proxy statement/prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.
The warrantholders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Pubco ordinary shares. After the issuance of Pubco ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Pubco ordinary shares to be issued to the warrantholder.
Pubco Private Placement Warrants
Except as described below, the private placement warrants have terms and provisions that are identical to those of the Pubco warrants. The private placement warrants (including the Pubco ordinary shares issuable upon exercise of the private placement warrants) will not be redeemable by us (except as described under “—Warrants  —  Public Shareholders’ Warrants  —  Redemption of warrants when the price per Pubco ordinary share equals or exceeds $10.00”) so long as they are held by the Sponsor or its permitted transferees (except as otherwise set forth herein). The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the Pubco warrants.
Except as described above under “— Public Shareholders’ Warrants  —  Redemption of warrants when the price per Pubco ordinary share equals or exceeds $10.00,” if holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Pubco ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Pubco ordinary shares underlying the warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average reported closing price of the Pubco ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. We expect to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Centricus public shareholders who could exercise their warrants and sell the Pubco ordinary shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
Enforceability of Civil Liability under Cayman Islands Law
Pubco has been advised by Maples and Calder (Cayman) LLP, its Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize, or enforce against Pubco, judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Pubco predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands court. The Cayman Islands court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.
Anti-Money Laundering — Cayman Islands
If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law (2020 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.
Data Protection — Cayman Islands
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPL”) based on internationally accepted principles of data privacy.
Privacy Notice
Introduction
This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the DPL (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPL, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.
In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPL, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPL or may process personal information for their own lawful purposes in connection with services provided to us.
We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.
How the Company May Use a Shareholder’s Personal Data
The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:
•
where this is necessary for the performance of our rights and obligations under any purchase agreements;

•
where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

•
where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.
Why We May Transfer Your Personal Data
In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.
We anticipates disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.
The Data Protection Measures We Take
Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPL.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.
We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

BENEFICIAL OWNERSHIP OF SECURITIES
Beneficial Ownership of Securities
The following table and accompanying footnotes set forth information regarding (i) the actual beneficial ownership of the Pubco ordinary shares, as of July 23, 2021 and (ii) expected beneficial ownership of Pubco ordinary shares immediately following completion of the Proposed Transactions, assuming no Centricus public shares are redeemed, and alternatively that the maximum number of Centricus public shares permitted to be redeemed are redeemed, by:
•
each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding Centricus ordinary shares;

•
each of Centricus’ current executive officers and directors;

•
all of Centricus’ current executive officers and directors as a group;

•
each person expected by Pubco to be the beneficial owner of more than 5% of its outstanding ordinary shares after the completion of the Proposed Transactions;

•
each of Pubco’s current executive officers and directors;

•
each person who is expected to become an executive officer or a director of Pubco upon completion of the Proposed Transactions; and

•
all of Pubco’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
Pursuant to the Amended and Restated Memorandum and Articles of Association of Centricus, each Centricus ordinary share entitles the holder to one vote per share. Pursuant to the Amended and Restated Memorandum and Articles of Association of Pubco, each Pubco ordinary share will entitle the holder to one vote per share.
The beneficial ownership of Centricus ordinary shares prior to completion of the Proposed Transactions is based on 43,125,000 shares outstanding as of July 23, 2021.
The expected beneficial ownership of Pubco ordinary shares following the completion of the Proposed Transactions assuming no redemptions assumes that no Centricus shareholders exercise redemption rights with respect to their Centricus Class A ordinary shares upon consummation of the Proposed Transactions.
The expected beneficial ownership of Pubco ordinary shares following the completion of the Proposed Transactions assuming maximum redemptions assumes that Centricus shareholders exercise their redemption rights with respect to a maximum of 26,600,000 Centricus Class A ordinary shares upon consummation of the Proposed Transactions at a redemption price of approximately $10 per share. The maximum redemption amount is derived so that there is a minimum of $150,000,000 of cash held either in or outside of the Trust Account, including the aggregate amount of any proceeds from the PIPE Financing, after giving effect to the payments to redeeming shareholders.

	Pre-Proposed Transactions		Post-Proposed Transactions (Assuming no redemptions)		Post-Proposed Transactions (Assuming maximum redemptions)
	Number of Centricus Shares	% of Shares	Number of Pubco Shares	% of Shares	Number of Pubco Shares	% of Shares
Five Percent Holders:
D2BW Limited(1)	—	—	27,781,364	19.8%	27,781,364	24.5%
David Williams(2)	—	—	41,381,069	29.5%	41,381,069	36.4%
David Bestwick(2)	—	—	35,191,242	25.1%	35,191,242	31.0%
Notion Capital III GP LLP(3)	—	—	14,844,164	10.6%	14,844,164	13.1%
The Evolution Technology Fund II, SCSp.(4)	—	—	9,104,481	6.5%	9,104,481	8.0%
Centricus Heritage LLC(5)	8,585,000	19.9%	8,585,000	6.1%	8,585,000	7.6%
Directors and Executive Officers of Centricus Pre-Proposed Transactions(6)
Manfredi Lefebvre d’Ovidio	—	—	—	—	—	—
Garth Ritchie	—	—	—	—	—	—
Cristina Levis	—	—	—	—	—	—
Nicholas Taylor	20,000	*	20,000	*	20,000	*
Adam Aron	20,000	*	20,000	*	20,000	*
All directors and executive officers of Centricus as a group	40,000	*	40,000	*	40,000	*
Directors and Executive Officers of Pubco Post-Proposed Transactions(7)
David Williams(2)	—	—	41,381,069	29.5%	41,381,069	36.4%
David Bestwick(2)	—	—	35,191,242	25.1%	35,191,242	31.0%
Nick Pointon	—	—	—	—	—	—
Carlo Calabria	—	—	—	—	—	—
Stephen Chandler(8)	—	—	14,844,164	10.6%	14,844,164	13.1%
Manfredi Lefebvre d’Ovidio	—	—	—	—	—	—
Lt General VeraLinn Jamieson	—	—	—	—	—	—
Garth Ritchie	—	—	—	—	—	—
General Stephen Wilson	—	—	—	—	—	—
Air Vice-Marshal Peter Rochelle	—	—	—	—	—	—
Paul Feenan	—	—	—	—	—	—
Dr. Daniel Shiu	—	—	—	—	—	—
Patrick Willcocks	—	—	—	—	—	—
All directors and executive officers of Pubco as a group			63,635,111	45.4%	63,635,111	56.0%

*
Less than one percent.

(1)
The business address for D2BW Limited is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom.

(2)
The business address for each of David Williams and David Bestwick is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom. Includes 27,781,364 shares held by D2BW Limited, of which David Williams and David Bestwick are shareholders and therefore have investment and voting power over the securities.

(3)
The business address for Notion Capital III GP LLP is 91 Wimpole Street, London W1G 0EF, United Kingdom. Includes 37,451 shares held by Notion Capital III GP LLP and 4,861 shares held by MNL Nominees Limited over which Notion Capital Managers LLP has investment and voting power.

(4)
The business address for The Evolution Technology Fund II, SCSp. is 15 Boulevard F.W. Raiffeisen, L-2411 Luxembourg.

(5)
The business address for Centricus Heritage LLC is Byron House, 7-9 St. James’s Street, London SW1A 1EE. Centricus Heritage LLC is governed by four managers — Nizar Al-Bassam, Carlo Calabria, Garth Ritchie and Cristina Levis. Each manager has one vote, and the approval of all managers is required to approve an action of Centricus Heritage LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of at least a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, no manager of Centricus Heritage LLC exercises voting or dispositive control over any of the securities held by it, even those in which he or she directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares.
(6)
The business address for each of the directors and executive officers of Centricus is Byron House, 7-9 St. James’s Street, London SW1A 1EE.

(7)
The business address for each of the directors and executive officers of Pubco is 1st Floor, 3 More London Riverside, London SE1 2RE, United Kingdom.

(8)
Includes shares held by Notion Capital III GP LLP and MNL Nominees Limited over which Notion Capital Managers LLP has investment and voting power.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Centricus’ Related Party Transactions
Centricus Founder Shares
On December 18, 2020, Centricus issued 7,187,500 Centricus founder shares. The Sponsor paid for certain offering costs of $25,000 on behalf of Centricus in exchange for issuance of the Centricus founder shares. On February 3, 2021, Centricus effected a share capitalization resulting in the Sponsor holding an aggregate of 8,625,000 Centricus founder shares. In February 2021, the Sponsor transferred 20,000 Centricus founder shares to Centricus’ independent director Nicholas Taylor. In May 2021, the Sponsor transferred 20,000 Centricus founder shares to Centricus’ independent director Adam M. Aron.
The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Centricus founder shares until the earlier to occur of: (x) one year after the date of the completion of the initial business combination or earlier if, subsequent to the initial business combination, the last reported sale price of the Centricus ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing at least 150 days after the initial business combination, or (y) Centricus consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of its shareholders having the right to exchange their Centricus ordinary shares for cash, securities or other property.
Private Placement Warrants
Simultaneously with the closing of the IPO, Centricus consummated a private placement of 6,266,667 Centricus private placement warrants, at a price of $1.50 per Centricus private placement warrant, to our Sponsor, generating gross proceeds of $9.4 million.
Each whole Centricus private placement warrant is exercisable for one whole Centricus ordinary share at a price of $11.50 per share. A portion of the proceeds from the Centricus private placement warrants was added to the proceeds from the IPO held in the Trust Account. If Centricus does not complete a business combination within the Combination Period, the Centricus private placement warrants will expire worthless. The Centricus private placement warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.
Related Party Loans
On December 18, 2020, the Sponsor agreed to loan us up to $300,000 to be used for the payment of costs related to the IPO pursuant to the Note. The Note was non-interest bearing, unsecured and due upon the date the Company consummated the IPO. The Note is payable on the earlier of (i) June 30, 2021 or (ii) upon consummation of a business combination.
In addition, in order to finance transaction costs in connection with a business combination, the Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds pursuant to the Working Capital Loans. If Centricus completes a business combination, Centricus would repay the Working Capital Loans out of the proceeds of the Trust Account released to it. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, Centricus may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1.5 million of such Working Capital Loans may be convertible into Centricus warrants of the post business combination entity at a price of $1.50 per warrant. The Centricus warrants would be identical to the Centricus private placement warrants.

Administrative Services Agreement
Commencing on February 3, 2021, Centricus agreed to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of Centricus’ initial business combination or its liquidation, it will cease paying these monthly fees.
Registration and Shareholder Rights Agreement
On February 3, 2021, Centricus entered into the Registration and Shareholder Rights Agreement with respect to the Centricus private placement warrants, Centricus warrants issuable upon conversion of working capital loans (if any) and the Centricus ordinary shares issuable upon exercise of the foregoing. The existing Registration and Shareholder Rights Agreement will be terminated by the New Registration Rights Agreement that will be entered into no later than the Merger Closing Date. See “— Pubco’s Related Party Transactions — New Registration Rights Agreement.”
Pubco’s Related Party Transactions
PIPE Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, Centricus and Pubco entered into the Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 Pubco ordinary shares at $10.00 per share for gross proceeds of $71,000,000 immediately following the Merger Effective Time. The PIPE Investors include Garth Ritchie, a current director of Centricus who is expected to become a director of Pubco upon completion, and Cristina Levis, an executive officer of Centricus, each of whom have agreed to invest $500,000 in the PIPE Financing. The PIPE Investors also include Heritage Assets SCSP, of which Manfredi Lefebvre d’Ovidio is a director, which has agreed to invest $50,000,000 in the PIPE Financing. Mr. Lefebvre is a current director of Centricus who is expected to become a director of Pubco upon completion. Pubco has granted the PIPE Investors certain registration rights in connection with the PIPE Financing. The PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Proposed Transactions.
New Registration Rights Agreement
By no later than the Merger Closing Date, Pubco, the Key Company Shareholders, Notion Capital III LP, MNL Nominees Limited and the Centricus Initial Shareholders shall enter into the New Registration Rights Agreement, effective as of the Share Acquisition Closing. Pursuant to the New Registration Rights Agreement, among other things, subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders (as defined therein) may demand at any time or from time to time, that Pubco file a registration statement with the SEC to register the securities of Pubco held by such Holders. The New Registration Rights Agreement will also (i) provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions, and (ii) terminate the Registration and Shareholder Rights Agreement, dated as of February 3, 2021, among Centricus, the Sponsor and the other “Holders” named therein.
The Company’s Related Party Transactions
The Company is not party to any related party transactions.

APPRAISAL RIGHTS
Under section 238 of the Cayman Companies Act, holders of Centricus ordinary shares will have the right to dissent from the Merger. Should a holder of Centricus ordinary shares wish to exercise this right, they must give written notice of their objection to the Merger to Centricus prior to the extraordinary general meeting, or at the meeting but before the vote on the Proposed Transactions. This notice must include a statement that the Centricus shareholder proposes to demand payment for their shares if the Merger is undertaken.
Assuming that the Merger is approved, Centricus must give notice to any Centricus shareholder who gave written notice of their objection to the Merger within 20 days of the date of the extraordinary general meeting at which the Merger is approved. Within 20 days following the date of receipt of that notice, the dissenting shareholder must give notice to Centricus (or Pubco, if the Merger has been consummated within that time) of their election to dissent, which notice must include: (a) the shareholder’s name and address; (b) the number and class of shares in respect of which they dissent (which must be all of the shares that the shareholder holds in Centricus); and (c) a demand for payment of the ‘fair value’ of the shares. Once such notice has been given to Centricus, the dissenting shareholder ceases to have any rights as a shareholder of Centricus except for the right to be paid the ‘fair value’ of their shares.
Within seven days of the expiration of the 20-day period in which a Centricus shareholder may serve notice of dissent (or seven days following the Merger, whichever is the later), Centricus or Pubco shall make a written offer to each dissenting shareholder to purchase their shares at a specified price that Centricus or Pubco determine to be their ‘fair value.’ If, within 30 days of the date on which that offer is made, Centricus or Pubco and the dissenting shareholder agree upon the price to be paid for the shares, Centricus or Pubco shall pay that amount to the shareholder upon the surrender of the certificates representing their shares.
If agreement on the price to be paid for the shares cannot be reached, within 20 days of the expiration of the 30-day period referred to above the following procedure shall be followed:
(a)
Centricus or Pubco and the dissenting shareholder shall each designate an appraiser;

(b)
the two designated appraisers together shall designate an appraiser;

(c)
the three appraisers shall fix the fair value of the shares owned by the dissenting shareholder as of the close of business on the day prior to the date on which the Merger was approved, excluding any appreciation or depreciation directly or indirectly induced by the Merger or its proposal, and that value is binding on Centricus or Pubco and the dissenting shareholder for all purposes; and

(d)
Centricus or Pubco shall pay to the dissenting shareholder that amount in money, upon the surrender of the certificates representing their shares.

The board of Centricus are of the view that the ‘fair value’ of the shares for the purposes of these appraisal rights will be equal to their redemption value and, accordingly, any holder of Centricus ordinary shares who wishes to dissent from the Proposed Transactions should exercise their redemption rights rather than any appraisal rights.

EXPERTS
Centricus’ consolidated financial statements as of December 31, 2020 and for the period from November 24, 2020 (inception) to December 31, 2020 have been included herein and in this registration statement on Form F-4 in reliance upon the report of Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Centricus to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
The financial statements of the Company as of September 30, 2020 and 2019 and for the year ended September 30, 2020 and the nine months ended September 30, 2019 have been included herein and in this registration statement on Form F-4 in reliance upon the report of PKF Littlejohn LLP, an independent registered public accounting firm appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
LEGAL MATTERS
Maples and Calder (Cayman) LLP, has passed upon the validity of the securities offered by this proxy statement/prospectus with respect to the ordinary shares and matters of Cayman Islands law.
Latham & Watkins LLP, has passed upon the validity of the securities offered by this proxy statement/prospectus with respect to the validity of the warrants under New York law.
Latham & Watkins LLP has opined upon certain U.S. federal income tax consequences of the Merger.
WHERE YOU CAN FIND MORE INFORMATION
Centricus files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Centricus at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other Annex filed as an exhibit to this proxy statement/prospectus.
All information contained in this document relating to Centricus has been supplied by Centricus, and all such information relating to the Company has been supplied by the Company. Information provided by one another does not constitute any representation, estimate or projection of the other.
If you would like additional copies of this document or if you have questions about the business combination, you should contact via phone or in writing:
Centricus:
Boundary Hall, Cricket Square
PO Box 1093
Grand Cayman, KY1- 1102
Cayman Islands
Tel: +1 (345) 814 5895
Proxy Solicitor:
Morrow Sodali LLC
470 West Avenue
Stamford CT 06902
Individuals call toll-free (800) 662-5200
Banks and brokers call (203) 658-9400
Email: CENH.info@investor.morrowsodali.com

If you are a shareholder of Centricus and would like to request documents, please do so by            , 2021, in order to receive them before the extraordinary general meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.
This document is a proxy statement/prospectus of Centricus for the extraordinary general meeting. We have not authorized anyone to give any information or make any representation about the Proposed Transactions, the Company or Centricus that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
We have been advised by our Cayman Islands legal counsel, Maples and Calder (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder and Board of Directors of Centricus Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Centricus Acquisition Corp. (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholder’s equity and cash flows for the period from November 24, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from November 24, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
March 31, 2021

CENTRICUS ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2020
ASSETS
Deferred offering costs	$216,584
TOTAL ASSETS	$216,584
LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities
Accrued offering costs	$121,593
Promissory note — related party	74,991
Total Current Liabilities	196,584
Commitments and Contingencies
Shareholder’s Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; no shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding(1)	863
Additional paid-in capital	24,137
Accumulated deficit	(5,000)
Total Shareholder’s Equity	20,000
TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$216,584

(1)
Included an aggregate of up to 1,125,000 Class B ordinary shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised (see Note 5). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the share capitalization.

The accompanying notes are an integral part of the financial statements.

CENTRICUS ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM NOVEMBER 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Formation and operating costs	$5,000
Net Loss	$(5,000)
Weighted average shares outstanding, basic and diluted(1)	7,500,000
Basic and diluted net loss per ordinary share	$(0.00)

(1)
Excluded an aggregate of up to 1,125,000 Class B ordinary shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised (see Note 5). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the share capitalization.

The accompanying notes are an integral part of the financial statements.

CENTRICUS ACQUISITION CORP.
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM NOVEMBER 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance — November 24, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	(5,000)	(5,000)
Balance — December 31, 2020	8,625,000	$863	$24,137	$(5,000)	$20,000

(1)
Included an aggregate of up to 1,125,000 Class B ordinary shares that were subject to forfeiture depending on the extent to which the underwriter’s over-allotment option was exercised (see Note 5). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding (see Note 5). All share and per-share amounts have been retroactively restated to reflect the share capitalization.

The accompanying notes are an integral part of the financial statements.

CENTRICUS ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM NOVEMBER 24, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash Flows from Operating Activities:
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation costs through issuance of Class B ordinary shares	5,000
Net cash used in operating activities	—
Cash Flows from Financing Activities:
Proceeds from promissory note — related party	74,991
Payment of offering costs	(74,991)
Net cash provided by financing activities	—
Net Change in Cash	—
Cash — Beginning	—
Cash — Ending	$—
Non-cash investing and financing activities:
Offering costs included in accrued offering costs	$121,593
Deferred offering costs paid by Sponsor in exchange for the issuance of Class B ordinary shares	$20,000
The accompanying notes are an integral part of the financial statements.

NOTE 1  —  DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Centricus Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
The Company is not limited to a particular industry or geographic region for purposes of completing a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from November 24, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering became effective on February 3, 2021. On February 8, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000 which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,266,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Centricus Heritage LLC (the “Sponsor”), generating gross proceeds of $9,400,000, which is described in Note 4.
Transaction costs amounted to $19,559,564, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $584,564 of other offering costs.
Following the closing of the Initial Public Offering on February 8, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940 as amended (the “Investment Company Act”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations (“permitted withdrawals”).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination or don’t vote at all.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or during any shareholder-approved extension period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until February 8, 2023 or during any shareholder-approved extension period to complete a Business Combination (the “Combination Period”).
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (ii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period and the Company’s shareholders have not amended the Amended and Restated Memorandum and Articles of Association to extend such Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern and Management’s Plan
Prior to the completion of the initial public offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since reevaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements and therefore substantial doubt has been alleviated.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2  —  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Deferred Offering Costs
Deferred offering costs consisted of legal, accounting and other expenses incurred through the balance sheet date that were directly related to the Initial Public Offering. On February 8, 2021, offering costs amounting to $19,559,564 were charged to shareholder’s equity upon the completion of the Initial Public Offering (see Note 1). As of December 31, 2020, there were $216,584 of deferred offering costs recorded in the accompanying balance sheet.
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Loss Per Ordinary Share
Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,125,000 Class B ordinary shares that were subject to forfeiture by the Sponsor if the over-allotment option is not exercised by the underwriter (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3  —  INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes a full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fourth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4  —  PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,266,667 Private Placement Warrants at a price of $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,400,000 from the Company in a private placement. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5  —  RELATED PARTY TRANSACTIONS
Founder Shares
In November 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 7,187,500 shares of Class B ordinary shares (the “Founder Shares”). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding. The Founder Shares include an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent, on an as-converted basis, 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriter’s election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture. On February 5, 2021, the Sponsor transferred 20,000 Class B ordinary shares to the Company’s independent director.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on February 3, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of up to $10,000 per month for office space, secretarial and administrative services.
Promissory Note  —  Related Party
On December 18, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) June 30, 2021 or (ii) the consummation of the Initial Public Offering. As of December 31, 2020, there was $74,991 in borrowings outstanding under the Promissory Note, which is currently due on demand.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the initial shareholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.50 per warrant. The warrants would be identical to the Private Placement Warrants
NOTE 6  —  COMMITMENTS AND CONTINGENCIES
Registration and Shareholder Rights
Pursuant to a registration rights agreement entered into on February 3, 2021, the holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights to be signed prior to or on the effective date of the Initial Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriter is entitled to a deferred fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7  —  SHAREHOLDER’S EQUITY
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of  $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2020, there were no preference shares issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of  $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were no Class A ordinary shares issued or outstanding.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. As of December 31, 2020, there were 8,625,000 Class B ordinary shares issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Founder Shares will automatically convert into Class A ordinary shares at the time of the Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use it commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00   —  Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of  $0.01 per Public Warrant;

•
upon minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Class A Ordinary Shares When the Price per Class A Ordinary Share Equals or Exceeds $10.00  —  Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and
•
if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if  (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8  —  SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

CENTRICUS ACQUISITION CORP.
CONDENSED BALANCE SHEETS
	March 31, 2021	December 31, 2020

	(unaudited)
ASSETS
Current assets
Cash	$1,159,689	$—
Prepaid expenses and other current assets	806,550	—
Total Current Assets	1,966,239	—
Deferred offering costs	—	216,584
Marketable securities held in Trust Account	345,004,632	—
TOTAL ASSETS	$346,970,871	$216,584
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$844,864	$—
Accrued offering costs	17,653	121,593
Promissory note – related party	132,990	74,991
Total Current Liabilities	995,507	196,584
Warrant liability	10,275,250	—
Deferred underwriting fee payable	12,075,000	—
TOTAL LIABILITIES	23,345,757	196,584
Commitments and Contingencies
Class A ordinary shares subject to possible redemption 31,862,511 and no shares at redemption value at March 31, 2021 and December 31, 2020, respectively	318,625,110	—
Shareholders’ Equity
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 2,637,489 and no shares issued and outstanding (excluding 31,862,511 and no shares subject to possible redemption) at March 31, 2021 and December 31, 2020, respectively	264	—
Class B ordinary shares, $0.0001 par value; 20,000,000 shares authorized; 8,625,000 shares issued and outstanding, at March 31, 2021 and December 31, 2020(1)	863	863
Additional paid-in capital	—	24,137
Retained earnings/(Accumulated deficit)	4,998,877	(5,000)
Total Shareholders’ Equity	5,000,004	20,000
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$346,970,871	$216,584

(1)
At December 31, 2020, included up to 1,125,000 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 6).

The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP.
CONDENSED STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)
Operating and formation costs	$1,653,238
Loss from operations	(1,653,238)
Other income:
Interest earned on marketable securities held in Trust Account	4,632
Change in fair value of warrants	10,275,250
Income before income taxes	8,626,644
Benefit (provision) for income taxes	—
Net income	$8,626,644
Basic and diluted weighted average shares outstanding, Class A Ordinary shares subject to possible redemption	30,930,993
Basic and diluted net income per share, Class A Ordinary shares subject to possible redemption	$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	10,159,937
Basic and diluted net income per share, Non-redeemable ordinary shares	$0.85
The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP.
CONDENSED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)
	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit / Retained Earnings	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance – January 1, 2021	—	$—	8,625,000	$863	$24,137	$(5,000)	$20,000
Sale of 34,500,000 Units, net of underwriting discounts and offering expenses	34,500,000	3,450	—	—	314,223,020	—	314,226,470
Cash paid in excess of fair value for Private Placement Units	—	—	—	—	752,000	—	752,000
Ordinary shares subject to redemption	(31,862,511)	(3,186)	—	—	(314,999,157)	(3,622,767)	(318,625,110)
Net Income	—	—	—	—	—	8,626,644	8,626,644
Balance – March 31, 2021	$2,637,489	$264	$8,625,000	$863	$—	$4,998,877	$5,000,004
The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP
CONDENSED STATEMENT OF CASH FLOWS
THREE MONTHS ENDED MARCH 31, 2021
(UNAUDITED)
Cash Flows from Operating Activities:
Net income	$8,626,644
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liability	(10,275,250)
Interest earned on marketable securities held in Trust Account	(4,632)
Transaction costs incurred in connection with IPO	688,534
Changes in operating assets and liabilities:
Prepaid expenses	(806,549)
Accrued expenses	844,864
Net cash used in operating activities	(926,389)
Cash Flows from Investing Activities:
Marketable securities held in Trust Account	(345,000,000)
Net cash used in investing activities	(345,000,000)
Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	338,100,000
Proceeds from sale of Private Warrants	9,400,000
Proceeds from promissory note – related party	57,999
Payment of offering costs	(471,921)
Net cash provided by financing activities	347,086,078
Net Change in Cash	1,159,689
Cash – Beginning of period	—
Cash – End of period	$1,159,689
Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$17,653
Initial classification of common stock subject to possible redemption	$309,309,930
Change in value of Class A ordinary share subject to possible redemption	$9,315,180
Deferred underwriting fee payable	$12,075,000
The accompanying notes are an integral part of the unaudited condensed financial statements.

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Centricus Acquisition Corp. (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on November 24, 2020. The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (“Business Combination”).
As of February 8, 2021, the Company had not commenced any operations. All activity for the period from November 24, 2020 (inception) through February 8, 2021 relates to the Company’s formation, and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The registration statement for the Company’s Initial Public Offering became effective on February 3, 2021. On February 8, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000 which is described in Note 4.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 6,266,667 warrants (the “Private Placement Warrants”) at a price of $1.50 per Private Placement Warrant in a private placement to Centricus Heritage LLC (the “Sponsor”), generating gross proceeds of $9,400,000, which is described in Note 5.
Transaction costs amounted to $19,559,564, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $584,564 of other offering costs.
Following the closing of the Initial Public Offering on February 8, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below, except that interest earned on the Trust Account can be released to the Company to pay its tax obligations (“permitted withdrawals”).
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward completing a Business Combination. The Company must complete its initial Business Combination with one or more target businesses that together have a fair market value equal to at least 80% of the net assets held in the Trust Account (as defined below) (excluding deferred underwriting commissions and taxes payable on the interest earned on the Trust Account) at the time of the agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company. The shareholders will be entitled to redeem their shares for a pro rata portion of the amount held in the Trust Account (initially $10.00 per share), calculated as of two business days prior to the completion of a Business Combination, including any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
If the Company seeks shareholder approval in connection with a Business Combination, it receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the Company. If a shareholder vote is not required under applicable law or stock exchange listing requirements and the Company does not decide to hold a shareholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 6) and any Public Shares purchased in or after the Initial Public Offering in favor of approving a Business Combination and to waive its redemption rights with respect to any such shares in connection with a shareholder vote to approve a Business Combination. However, in no event will the Company redeem its Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001. Additionally, each public shareholder may elect to redeem its Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination or don’t vote at all.
Notwithstanding the foregoing, if the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Company’s Amended and Restated Memorandum and Articles of Association provides that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or during any shareholder-approved extension period or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless the Company provides the public shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until February 8, 2023 or during any shareholder-approved extension period to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than 10 business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), and (ii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors,

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
dissolve and liquidate, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period and the Company’s shareholders have not amended the Amended and Restated Memorandum and Articles of Association to extend such Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to its deferred underwriting commission (see Note 7) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a third party for services rendered or products sold to the Company, or by a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes. This liability will not apply with respect to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent public accountants), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Liquidity and Capital Resources
As of March 31, 2021, the Company had cash of $1,159,689 not held in the Trust Account and available for working capital purposes. The Company does not believe it will need to raise additional funds in order to meet the expenditures required for operating our business. However, if the estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, the Company may have insufficient funds available to operate its business prior to our Business Combination. Moreover, the Company may need to obtain additional financing or draw on the Working Capital Loans (as defined below) either to complete a Business Combination or because it becomes obligated to redeem a significant number of the public shares upon consummation of our Business

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Combination, in which case the Company may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, the Company would only complete such financing simultaneously with the completion of our Business Combination. If the Company is unable to complete the Business Combination because it does not have sufficient funds available, the Company will be forced to cease operations and liquidate the Trust Account. In addition, following the Business combination, if cash on hand is insufficient, the Company may need to obtain additional financing in order to meet our obligations.
NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENT AS OF FEBRUARY 8, 2021
The Company previously accounted for its outstanding Public Warrants (as defined in Note 4) and Private Placement Warrants (collectively, with the Public Warrants, the “Warrants”) issued in connection with its Initial Public Offering as components of equity instead of as derivative liabilities. The warrant agreement governing the Warrants includes a provision that provides for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant. In Addition, the warrant agreement includes a provision that in the event of a tender offer or exchange offer made to and accepted by holders of more than 50% of the outstanding shares of a single class of stock, all holders of the Warrants would be entitled to receive cash for their Warrants (the “tender offer provision”).
On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the Securities and Exchange Commission together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain settlement terms and provisions related to certain tender offers following a business combination, which terms are similar to those contained in the warrant agreement (the “Warrant Agreement”).
In further consideration of the SEC Statement, the Company’s management further evaluated the Warrants under Accounting Standards Codification (“ASC”) Subtopic 815-40, Contracts in Entity’s Own Equity. ASC Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s common stock. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s common stock if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Warrants are not indexed to the Company’s common stock in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the tender offer provision fails the “classified in stockholders’ equity” criteria as contemplated by ASC Section 815-40-25.
As a result of the above, the Company should have classified the Warrants as derivative liabilities in its previously issued financial statement as of February 8, 2021. Under this accounting treatment, the Company is required to measure the fair value of the Warrants at the end of each reporting period as well as re-evaluate the treatment of the warrants and recognize changes in the fair value from the prior period in the Company’s operating results for the current period.

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The Company’s accounting for the Warrants as components of equity instead of as derivative liabilities did not have any effect on the Company’s previously reported investments held in trust or cash.
	As Previously Reported	Adjustments	As Restated
Balance sheet as of February 8, 2021 (audited)
Warrant Liability	$—	20,550,500	20,550,500
Class A Common Stock Subject to Possible Redemption	329,860,430	(20,550,500)	309,309,930
Class A Common Stock	151	206	357
Additional Paid-in Capital	5,003,992	688,328	5,692,320
Accumulated Deficit	(5,000)	(688,534)	(693,534)
NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on February 3, 2021, as well as the Company’s Current Report on Form 8-K, as filed with the SEC on February 8, 2021 (see Note 2). The interim results for the three months ended March 31, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Marketable Securities Held in Trust Account
At March 31, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for its Class A ordinary shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A ordinary shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s Class A ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at March 31, 2021, Class A ordinary shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheet.
Offering Costs
Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $19,559,564 were charged to shareholders’ equity upon the completion of the Initial Public Offering, and $688,534 of the offering costs were related to the warrant liabilities and charged to the statement of operations. The Company complies with the requirements of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering”. Offering costs consist principally of professional and registration fees that are related to the IPO. Accordingly, on February 8, 2021, offering costs totaling $19,559,564 (consisting of $6,900,000 in underwriters’ discount, $12,075,000 in deferred underwriters’ discount, and $584,564 other offering expenses) have been allocated to the separable financial instruments issued in the Initial Public

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Offering based on a relative fair value basis compared to total proceeds received. Offering costs associated with warrant liabilities of $688,534 have been expensed and presented as non-operating expenses in the statement of operations and offering costs associated with the Class A ordinary shares have been charged to shareholders’ equity.
Warrant Liability
The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value in respect of each reporting period. This liability is subject to re-measurement at each balance sheet date until the Warrants are exercised, and any change in fair value is recognized in our statement of operations. The Public Warrants were initially valued using binomial lattice model incorporating the Cox-Ross Rubenstein methodology. As of March 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading notice as of the balance sheet date. The Private Warrants were valued using a binomial lattice model incorporating the Cox-Ross- Rubenstein methodology (see Note 10).
Income Taxes
The Company accounts for income taxes under ASC 740, “Income Taxes” (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.
ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more -likely -than -not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net income per Ordinary Share
Net income per share is computed by dividing net income by the weighted-average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 14,891,667 shares in the calculation of diluted loss per share, since the exercise price of the warrants was above the average market price for the period and the impact would be anti-dilutive.
The Company’s statement of operations includes a presentation of income per share for ordinary shares subject to possible redemption in a manner similar to the two-class method of income per share. Net income per ordinary share, basic and diluted, for Class A ordinary shares subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account by the weighted average number of Class A ordinary shares subject to possible redemption outstanding since original issuance.

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Net income per share, basic and diluted, for non-redeemable ordinary shares is calculated by dividing the net income, adjusted for income or loss on marketable securities attributable to Class A ordinary shares subject to possible redemption, by the weighted average number of non-redeemable ordinary shares outstanding for the period.
Non-redeemable common stock includes Founder Shares and non-redeemable ordinary shares as these shares do not have any redemption features. Non-redeemable ordinary shares participate in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.
The following table reflects the calculation of basic and diluted net income per ordinary share (in dollars, except per share amounts):
Three Months Ended March 31, 2021
Class A ordinary Shares subject to possible redemption
Numerator: Earnings allocable to Class A ordinary shares subject to possible redemption
Interest earned on marketable securities held in Trust Account	$4,632
Unrealized gain on marketable securities held in Trust Account	—
Net Income	$4,632
Denominator: Weighted Average Class A ordinary shares subject to possible redemption
Basic and diluted weighted average shares outstanding, Class A ordinary shares subject to possible redemption	30,930,993
Basic and diluted net income per share, Class A ordinary shares subject to possible redemption	$0.00
Non-Redeemable Ordinary Shares
Numerator: Net Loss minus Net Earnings
Net income	$8,626,644
Less: Net income allocable to Class A ordinary shares subject to possible redemption	(4,632)
Non-Redeemable Net Income	$8,622,366
Denominator: Weighted Average Non-redeemable ordinary shares
Basic and diluted weighted average shares outstanding, Non-redeemable ordinary shares	10,159,937
Basic and diluted net income per share, Non-redeemable ordinary shares	$0.85
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 4.   PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 34,500,000 Units, which includes a full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one Class A ordinary share and one-fourth of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment.
NOTE 5.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 6,266,667 Private Placement Warrants at a price of  $1.50 per Private Placement Warrant, for an aggregate purchase price of $9,400,000 from the Company in a private placement. Each Private Placement Warrant is exercisable for one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 9). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
NOTE 6.   RELATED PARTY TRANSACTIONS
Founder Shares
In November 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 7,187,500 shares of Class B ordinary shares (the “Founder Shares”). On February 3, 2021, the Company effected a share capitalization resulting in 8,625,000 Class B ordinary shares outstanding. The Founder Shares include an aggregate of up to 1,125,000 shares subject to forfeiture by the Sponsor to the extent that the underwriter’s over-allotment is not exercised in full or in part, so that the number of Founder Shares will collectively represent, on an as-converted basis, 20% of the Company’s issued and outstanding shares upon the completion of the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are currently subject to forfeiture. On February 5, 2021, the Sponsor transferred 20,000 Class B ordinary shares to the Company’s independent director. A further 20,000 Class B ordinary shares were transferred from the Sponsor to the Company’s second appointed independent director on May 6, 2021.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of a Business Combination; and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement commencing on February 3, 2021 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
total of up to $10,000 per month for office space, administrative and support services. For the three months ended March 31, 2021, the Company paid $20,000 in fees for these services.
Promissory Note — Related Party
On December 18, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) June 30, 2021 or (ii) the consummation of the Initial Public Offering. As of March 31, 2021, there was $132,990 outstanding under the Promissory Note, which is currently due on demand.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the initial shareholders or certain of the Company’s directors and officers may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of  $1.50 per warrant. The warrants would be identical to the Private Placement Warrants.
NOTE 7.   COMMITMENTS
Registration and Shareholder Rights
Pursuant to a registration rights agreement entered into on February 3, 2021, the holders of the Founder Shares, Private Placement Warrants, Class A ordinary shares underlying the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement, which was signed on February 5, 2021. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
NOTE 8.   STOCKHOLDERS’ EQUITY
Preference Shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At March 31, 2021 and December 31, 2020, there were no shares of preferred stock issued or outstanding.
Class A Ordinary Shares — The Company is authorized to issue 200,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 2,637,489 and no shares of Class A common stock issued and outstanding, respectively.
Class B Ordinary Shares — The Company is authorized to issue 20,000,000 Class B ordinary shares, with a par value of  $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At March 31, 2021 and December 31, 2020, there were 8,625,000 shares of Class B common stock issued and outstanding.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of the Company’s shareholders except as otherwise required by law.
The Founder Shares will automatically convert into Class A ordinary shares at the time of the Business Combination at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of  (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering (43,125,000), plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of the Business Combination, excluding any Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller in the Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
NOTE 9.   WARRANTS
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of  (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such Public Warrant exercise unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating thereto is available, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, the Company will use it commercially reasonable efforts to file with the

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of Warrants for Cash When the Price per Class A Ordinary Share Equals or Exceeds $18.00  —  Once the warrants become exercisable, the Company may redeem the outstanding Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per Public Warrant;

•
upon minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if the Company are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of Warrants for Class A Ordinary Shares When the Price per Class A Ordinary Share Equals or Exceeds $10.00  —  Commencing 90 days after the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at $0.10 per warrant;

•
upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders; and

•
if the closing price of the Class A ordinary shares for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
redemption to the warrant holders is less than $18.00 per share (as adjusted), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.
The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if  (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.
NOTE 10.   FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At March 31, 2021, assets held in the Trust Account were comprised of $345,004,632 in money market funds which are invested primarily in U.S. Treasury Securities. Through March 31, 2021, the Company has not withdrawn any of interest earned on the Trust Account.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at March 31, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
Description	Level	March 31, 2021
Assets:
Marketable securities held in Trust Account	1	$345,004,632
Liabilities:
Warrant Liability – Public Warrants	1	5,951,250
Warrant Liability – Private Placement Warrants	3	4,324,000
The Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying March 31, 2021 condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.
The Public Warrants were initially valued using a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology. As of March 31, 2021, the Public Warrants were valued using the instrument’s publicly listed trading price as of the balance sheet date, which is considered to be a Level 1 measurement due to the use of an observable market quote in an active market.
The Private Placement Warrants were valued using a lattice model, specifically a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of our ordinary shares. The expected volatility of the Company’s ordinary shares was determined based on the implied volatility of the Public Warrants.
The following table presents the changes in the fair value of warrant liabilities:

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
	Private Placement	Public	Warrant Liabilities
Fair value as of January 1, 2021	$—	$—	$—
Initial measurement on February 8, 2021	8,648,000	11,902,500	20,550,500
Change in valuation inputs or other assumptions	(4,324,000)	(5,951,250)	(10,275,250)
Fair value as of March 31, 2021	$4,324,000	5,951,250	10,275,250
Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. The estimated fair value of the Public Warrants transferred from a Level 3 measurement to a Level 1 fair value measurement during the three months ended March 31, 2021.
NOTE 11.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On May 12, 2021, the Company, and Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”), Arqit Limited, a company limited by shares incorporated in England (“Arqit”) entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, the Company agreed to combine with Arqit in a business combination whereby the Company will merge with and into Pubco and Pubco will purchase all of the shares of Arqit, making Arqit a direct wholly-owned subsidiary of Pubco. Pubco is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.
At the Merger Effective Time, (i) each issued and outstanding ordinary share of the Company will automatically be converted into and exchanged for the right to receive one ordinary share of Pubco (“Pubco Ordinary Shares”), (ii) each issued and outstanding Public Warrant of the Company will automatically be converted into and exchanged for the right to receive one Public Warrant of Pubco (“Pubco Public Warrants”) and (iii) each issued and outstanding private warrant of the Company will automatically be converted into and exchanged for the right to receive one private warrant of Pubco (“Pubco Private Warrants” and, collectively with the Pubco Public Warrants, “Pubco Warrants”). Each of the Pubco Public Warrants and Pubco Private Warrants will have substantially the same terms and conditions as are in effect with respect to the Company’s Public Warrants and private warrants immediately prior to the Merger Effective Time.
At the Share Acquisition Closing, in consideration for the purchase of the Company’s share capital, Pubco will:
(1)   pay to the Company Shareholders their Pro Rata Portion of the lower of (i) the amount (which may be zero) by which the Parent Closing Cash exceeds $500,000,000, and (ii) $90,000,000 (the “Cash Consideration”) (only if the relevant Company Shareholder has elected to receive Cash Consideration in accordance with the terms of the Business Combination Agreement); and
(2)   issue to the Company Shareholders their Pro Rata Portion of an aggregate number of Pubco ordinary shares with an aggregate value equal to $900,000,000 less the Cash Consideration, if any (the “Exchange Shares”) (and only if the relevant Company Shareholder has elected to receive Cash Consideration in accordance with the terms of the Business Combination Agreement).
If the Condition (as defined below) is satisfied within three years following the Share Acquisition Closing Date, Pubco will issue to the Company Shareholders their Pro Rata Portion of 10,000,000 Pubco ordinary shares.

CENTRICUS ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
MARCH 31, 2021
(Unaudited)
The date on which the closing price of the Pubco ordinary shares during such period exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period (the “Condition”)
In connection with the execution of the Business Combination Agreement, the Company and Pubco entered into Subscription Agreements with the PIPE Investors, pursuant to which the PIPE Investors agreed to subscribe for and purchase, and Pubco agreed to issue and sell to such PIPE Investors, an aggregate of 7,100,000 Pubco Shares at $10.00 per share for gross proceeds of $71,000,000 immediately prior to the Merger Effective Time. The Pubco Shares to be issued pursuant to the Subscription Agreements have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Pubco has agreed to register the resale of the Pubco Shares issued in connection with the PIPE Financing pursuant to a registration statement that must be filed within 30 days after the consummation of the Proposed Transactions. The Subscription Agreements also contain other customary representations, warranties, covenants and agreements of the parties thereto.
The closings under the Subscription Agreements will occur substantially concurrently with the closing of the Proposed Transactions and are conditioned on such closing and on other customary closing conditions. The Subscription Agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Business Combination Agreement in accordance with its terms or (ii) the mutual written agreement of the parties thereto.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Arqit Limited
Opinion on the Financial Statements
We have audited the accompanying balance sheets of Arqit Limited (the Company) as of September 30, 2020 and 2019, and the related statements of comprehensive income, equity, and cash flows for the year ended September 30, 2020 and nine months ended September 30, 2019, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial positions of the Company as of September 30, 2020 and 2019, and the results of its operations and its cash flows for the year ended September 30, 2020 and nine months ended September 30, 2019, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PKF Littlejohn LLP
We have served as the Company’s auditor since 2020.
London, England
May 28, 2021

Arqit Limited
Statement of Comprehensive Income
For the year ended 30 September 2020
	Note	Year ended 30 September 2020	Nine months ended 30 September 2019
		£	£
Revenue		—	—
Other operating income	3	1,539,490	981,583
Administrative expenses	4	(2,173,713)	(697,282)
Operating (loss)/profit		(634,223)	284,301
Finance costs	5	(307,936)	(69,466)
Finance income	6	50,882	400,666
(Loss)/profit before tax		(891,277)	615,501
Income tax credit	7	445,723	199,227
(Loss)/profit for the financial year attributable to equity holders		(445,554)	814,728
Total comprehensive income for the year attributable to equity holders		(445,554)	814,728
Earnings per ordinary share from continuing operations attributable to equity holders	8	(0.3463)	0.6332
There was no other comprehensive income for 2020 (2019: £NIL).
All of the company’s activities were derived from continuing operations during the above financial periods.

Arqit Limited
Statement of Financial Position
As at 30 September 2020
	Note	30 September 2020	30 September 2019	1 January 2019
		£	£	£
ASSETS
Non-current assets
Property, plant and equipment	9	20,722	4,115	—
Intangible assets	10	6,792,770	3,275,544	348,505
Fixed asset investments	11	25,000	—	—
		6,838,492	3,279,659	348,505
Current assets
Trade and other receivables	12	217,169	726,329	36,144
Cash and cash equivalents		150,616	3,420,730	251,286
		367,785	4,147,059	287,430
Total assets		7,206,277	7,426,718	635,935
LIABILITIES
Current liabilities
Trade and other payables	13	1,846,518	3,074,136	388,838
Borrowings	14	4,225,854	—	—
Total current liabilities		6,072,372	3,074,136	388,838
Non-current liabilities
Trade and other payables	13	413,358	167,289	—
Borrowings	14	—	2,668,800	—
Deferred tax	18	—	445,723	—
Total non-current liabilities		413,358	3,281,812	—
Total liabilities		6,485,730	6,355,948	388,838
Net assets		720,547	1,070,770	247,097
EQUITY
Share capital	19	129	129	129
Convertible loan notes treated as equity	21	1,000,000	1,000,000	1,000,000
Other reserves	21	104,276	8,945	—
Retained earnings	20	(383,858)	61,696	(753,032)
Total equity		720,547	1,070,770	247,097

Arqit Limited
Statement of Changes in Equity
For the year ended 30 September 2020
	Share Capital	CLNs treated as equity	Other Reserves	Retained Earnings	Total
	£		£	£	£
Balance at 1 January 2019	129	—	—	(922,178)	(922,049)
IFRS first time adoption adjustment	—	1,000,000	—	169,146	1,169,146
Balance at 1 January 2019 restated	129	1,000,000	—	(753,032)	247,097
Profit for the period	—	—	—	814,728	814,728
Other comprehensive income	—	—	—	—	—
Total comprehensive income	—	—	—	814,728	814,728
Transactions with owners in their capacity as owners:
Share option charge	—	—	8,945	—	8,945
	—	—	8,945	—	8,945
Balance at 30 September 2019 attributable to owners of the company	129	1,000,000	8,945	61,696	1,070,770
Balance at 30 September 2019 as originally presented	129	—	6	(2,360,576)	(2,360,441)
IFRS first time adoption adjustment	—	1,000,000	8,939	2,422,272	3,431,211
Restated total equity as at 30 September 2019	129	1,000,000	8,945	61,696	1,070,770
Loss for the year	—	—	—	(445,554)	(445,554)
Other comprehensive income	—	—	—	—	—
Total comprehensive income	—	—	—	(445,554)	(445,554)
Transactions with owners in their capacity as owners:
Share option charge	—	—	95,331	—	95,331
	—	—	95,331	—	95,331
Balance at 30 September 2020 attributable to owners of the company	129	1,000,000	104,276	(383,858)	720,547

Arqit Limited
Statement of Cash Flows
For the year ended 30 September 2020
	Note	Year ended 30 September 2020	Nine months ended 30 September 2019
		£	£
Cash flows from operating activities
Cash (used in)/generated from operations	15	(1,677,478)	3,100,841
Tax received		644,950	—
Net cash (used in)/generated from operating activities		(1,032,528)	3,100,841
Cash flows from investing activities
Capital expenditure on property, plant and equipment		(20,360)	(4,357)
Capital expenditure on intangibles		(3,517,226)	(2,927,040)
Net cash (used in) investing activities		(3,537,586)	(2,931,397)
Cash flows from financing activities
Proceeds from issue of convertible loans		500,000	3,000,000
Proceeds from borrowing		800,000	—
Net cash generated from financing activities		1,300,000	3,000,000
Net (decrease)/increase in cash and cash equivalents		(3,270,114)	3,169,444
Cash and cash equivalents at beginning of period		3,420,730	251,286
Cash and cash equivalents at end of period		150,616	3,420,730

Arqit Limited
Notes to the Financial Statements
For the year ended 30 September 2020
1.
General information and significant accounting policies

General information
Arqit Limited (the “Company”) is a private limited company, limited by shares, incorporated in England and Wales under the Companies Act 2006. The address of its registered office and its principal place of trading is 1st floor, 3 More London Riverside, More London Place, London SE1 2RE, United Kingdom.
The principal activity of the Company is provision of cybersecurity services via satellite and terrestrial platforms.
Basis of preparation
The financial statements, including comparatives, have been prepared in accordance with international financial reporting standards (IFRS) as issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Financial Reporting Standards Interpretations Committee (IFRIC). The financial statements are prepared on the historical cost basis and the accounting policies set out below have been applied. The preparation of the financial statements in conformity with IFRS requires the use of certain critical accounting estimates. It also requires management to exercise its judgement in the process of applying the company’s accounting policies.
For all periods up to and including the period ended 30 September 2019, the Company prepared its financial statements in accordance with UK generally accepted accounting principles (UK GAAP). These financial statements for the year ended 30 September 2020 are the first the Company has prepared in accordance with IFRS as issued by the International Accounting Standards Board.
The significant accounting policies of the company are set out below:
Going Concern
The Directors believe that it is appropriate to prepare the financial statements on a going concern basis. In assessing whether the going concern assumption is appropriate, the Directors have taken into account all relevant available information about the current and future position of the Company. As part of their assessment, the Directors have also taken into account the ability to raise additional funding whilst maintaining sufficient cash resources to meet all commitments.
On 12 May 2021, the Company announced its agreement with a special purpose acquisition company (“SPAC”), pursuant to which a newly formed entity will merge with the SPAC, with the newly formed entity surviving and acquiring all of the outstanding share capital of the Company, following which the Company will become a subsidiary of the newly formed entity. Substantially concurrently with the foregoing, investors will make a private investment in public equity (“PIPE”) in the newly formed entity (the “Proposed Transactions”). The Proposed Transactions are subject to several conditions, including SPAC shareholder consent, which management believes will be forthcoming as a matter of course. In addition to the funds raised through the PIPE, the Directors have also considered the likely range of redemption levels by the initial SPAC investors prior to the close date, based upon other historic SPAC transactions. The Proposed Transactions are expected to close in the second half of the calendar year 2021. As a result, the Directors are actively managing the cash position of the Company between the date of approval of the financial statements and the closing date for the Proposed Transactions.
Once the Proposed Transactions have closed, Arqit Limited will be part of the newly created group with significant cash resources created with the sole purpose of investing in the Company’s activities under the control of its management. Accordingly, management have considered the budgets and forecasts of the group and have prepared cash flow forecasts for a period of at least 12 months from the date of approval of the financial statements.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

In the event the Proposed Transactions do not close, Arqit Limited must seek additional funding from a source other than the Proposed Transactions. Arqit Limited’s three existing venture capital investors (“VC’s”) have expressed an intention to continue to support it with another funding round should the Proposed Transactions fail to close. To date the Company has been successful in securing funding when required. Any delays in the timing and / or quantum of raising additional funds can be accommodated by a range of alternative measures, including deferring discretionary expenditure or securing other short term funding.
Whilst no formal commitments remain in place, management recognise that this represents an uncertainty in relation to the possible future availability of funds such that the Company may meet its liabilities as they fall due. However, should the Proposed Transactions not close, management has every reason to believe the VC’s intention to continue to provide support and is confident of being able to close a funding round within a short period of time raising sufficient funds to secure the Company’s future for at least a further 12 months.
Based on the above considerations, the Directors have a reasonable expectation that the Company will have adequate resources to continue in operational existence for the foreseeable future, such that it will be able to realise its assets and discharge its liabilities in the normal course of business for a period of at least 12 months from the date of signing these financial statements, and beyond. Therefore, the financial statements are prepared on a going concern basis. The financial statements do not include the adjustments that would be necessary should the going concern basis no longer be appropriate.
Standards, interpretations and amendments to published standards
The Company has applied the following standards and amendments to standards for the first time for their annual reporting period commencing 1 October 2019, none of which had a material impact :
•
IFRS 16 ‘Leases’

•
Amendments to IAS 28: Long-term interests in Associates and Joint Ventures

•
Annual Improvements to IFRS Standards 2015-2017

•
Interpretation 23 ‘Uncertainty over Income Tax Treatments’

The Company has not early applied the following new and amendments to IFRS that have been issued but are not yet effective:
•
Onerous Contracts — Cost of Fulfilling a Contract (Amendments to IAS 37) (effective for periods commencing on or after 1 January 2022);

•
IFRS 17: Insurance Contracts (effective for periods commencing on or after 1 January 2023);

•
Property, Plant and Equipment: Proceeds before Intended Use (Amendments to IAS 16) (effective for periods commencing on or after 1 January 2022);

•
Annual Improvements to IFRS Standards 2018-2020 (Amendments to IFRS 1, IFRS 9, IFRS 16 and IAS 41) (effective for periods commencing on or after 1 January 2022); and

•
References to Conceptual Framework (Amendments to IFRS 3) (effective for periods commencing on or after 1 January 2022).

The directors of the Company (the “Directors”) anticipate that the application of all new and amendments to IFRS will have no material impact on the future results of the Company in the foreseeable future.
Operating Segments
The Directors consider the Company to operate within one operating segment, being the provision of cybersecurity services via satellite and terrestrial platforms.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

Government grants
Government grants are recognised only when there is reasonable assurance that (a) the entity will comply with any conditions attached to the grant and (b) the grant will be received.
Grants related to research and development are included in non-current liabilities as deferred income and recognised in profit or loss over the period necessary to match them with the costs that they are intended to compensate. The grants will be systematically amortised to profit or loss over a period matching the useful life of the acquired asset.
Research and development expenditure
Research costs are expensed through the income statement as they are incurred. Under IAS 38, development costs are only capitalised after technical and commercial feasibility of the asset for sale or use have been established. The company must intend and be able to complete the asset and either use it or sell it and be able to demonstrate how the asset will generate future economic benefit. Capitalised development costs are recorded as intangible assets and amortised from the point at which the asset is ready for use.
Intangible assets not yet subject to amortisation are tested annually for impairment, or more frequently if events or changes in circumstances indicate that they might be impaired. An impairment loss is recognised for the amount by which the asset’s carrying value exceeds its recoverable amount. The recoverable amount is the higher of an asset’s fair value less costs of disposal and value in use.
Current and deferred income tax
The current income tax expense or credit is calculated on the basis of the tax laws enacted or substantively enacted at the statement of financial position date in the countries where the company operates and generates taxable income, adjusted by changes in deferred tax assets and liabilities attributable to temporary differences and to unused tax losses. Management periodically evaluate positions taken in tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate on the basis of amounts expected to be paid to the tax authorities.
The research and development (“R&D”) tax credit is calculated using the current rules as prescribed by HMRC. The estimation is based on the actual UK R&D projects that qualify for the scheme that have been carried out in the period. This is treated on an accruals basis when the R&D tax credit has been calculated and claimed for the relevant period.
Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. However, the deferred income tax is not accounted for if it arises from initial recognition of an asset or liability in a transaction other than a business combination that at the time of the transaction affects neither accounting nor taxable profit nor loss.
Deferred income tax is determined using tax rates (and laws) that have been enacted or substantially enacted by the balance sheet date and are expected to apply when the related deferred income tax assets is realised or the deferred income tax liability is settled. Deferred tax assets and liabilities are offset where there is a legally enforceable right to offset current tax assets and liabilities and where the deferred tax balances relate to the same taxation authority.
Deferred income tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

Revenue and other operating income
The Company adopted IFRS 15 ‘Revenue from contracts with customers’ from 1 May 2018 and other income is recognised in accordance with this standard. Other income represents income derived from contracts for the provision of goods and services by the Company to customers in exchange for consideration in the ordinary course of the Company’s activities.
Other operating income is recognised at the point in time when the relevant performance obligation is satisfied. There are no contracts whose performance obligations are satisfied over time. Revenue is measured at the transaction price, being the fair value of the consideration received or receivable.
Performance obligations
Upon approval by the parties to a contract, the contract is assessed to identify each promise to transfer either a distinct good or service or a series of distinct goods or services that are substantially the same and have the same pattern of transfer to the customer. Goods and services are distinct and accounted for as separate performance obligations in the contract if the customer can benefit from them either on their own or together with other resources that are readily available to the customer and they are separately identifiable in the contract. Other operating income is recognised on meeting the design milestones and acceptance by the contracting party of the specified deliverables within the contract. Each milestone is considered to be a separate performance obligation.
Transaction price
At the start of the contract, the total transaction price is estimated as the amount of consideration to which the Company expects to be entitled in exchange for transferring the promised goods and services to the customer, excluding sales taxes. The transaction price does not include estimates of consideration resulting from contract modifications, such as change orders, until they have been approved by the parties to the contract. The total transaction price is allocated to the performance obligations identified in the contract in proportion to their relative standalone selling prices. Given the bespoke nature of many of the Company’s products and services, which are designed and/or manufactured under contract to the customer’s individual specifications, there are sometimes no observable standalone selling prices. Instead, standalone selling prices are typically estimated based on expected costs. With respect to the Company’s agreement with ESA, the value of each milestone is set out within the agreement and represents the transaction price for each distinct milestone and performance obligation.
Contract liabilities
Contract liabilities represent the obligation to transfer goods or services to a customer for which consideration has been received, or consideration is due, from the customer.
Accounting for Joint Ventures
An entity is treated as a joint venture where the Company is a party to a contractual agreement with one or more parties from outside the Company to undertake an economic activity that is subject to joint control.
This is initially recognised as an investment at cost and subsequently accounted for using the equity method in accordance with IAS 28 Investments in Associates and Joint Ventures.
Financial instruments
A financial instrument is any contract that gives rise to a financial asset of an entity and a financial liability or equity instrument of another.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

(a)   Financial assets
Initial recognition and measurement
Financial assets are classified, at initial recognition, and subsequently measured at amortised cost, fair value through other comprehensive income, or fair value through profit and loss.
The classification of financial assets at initial recognition that are debt instruments depends on the financial asset’s contractual cash flow characteristics and the Company’s business model for managing them. The Company initially measures a financial asset at its fair value plus, in the case of a financial asset not at fair value through profit or loss, transaction costs.
In order for a financial asset to be classified and measured at amortised cost or fair value through other comprehensive income, it needs to give rise to cash flows that are ‘solely payments of principal and interest (SPPI)’ on the principal amount outstanding. This assessment is referred to as the SPPI test and is performed at an instrument level.
The Company’s business model for managing financial assets refers to how it manages its financial assets in order to generate cash flows. The business model determines whether cash flows will result from collecting contractual cash flows, selling the financial assets, or both.
Subsequent measurement
For purposes of subsequent measurement, financial assets are classified in four categories:
•
Financial assets at amortised cost (debt instruments)

•
Financial assets at fair value through other comprehensive income with recycling of cumulative gains and losses (debt instruments)

•
Financial assets designated at fair value through other comprehensive income with no recycling of cumulative gains and losses upon derecognition (equity instruments)

•
Financial assets at fair value through profit or loss

Financial assets at amortised cost (debt instruments)
This category is the most relevant to the Company. The Company measures financial assets at amortised cost if both of the following conditions are met:
•
The financial asset is held within a business model with the objective to hold financial assets in order to collect contractual cash flows; and

•
The contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding.

Financial assets at amortised cost are subsequently measured using the effective interest rate (“EIR”) method and are subject to impairment. Interest received is recognised as part of finance income in the statement of profit or loss and other comprehensive income. Gains and losses are recognised in profit or loss when the asset is derecognised, modified or impaired. The Company’s financial assets at amortised cost include trade receivables (not subject to provisional pricing) and other receivables.
Derecognition
A financial asset (or, where applicable, a part of a financial asset or part of a Company of similar financial assets) is primarily derecognised (i.e., removed from the Company’s consolidated statement of financial position) when:

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

•
The rights to receive cash flows from the asset have expired; or

•
The Company has transferred its rights to receive cash flows from the asset or has assumed an obligation to pay the received cash flows in full without material delay to a third party under a ‘pass-through’ arrangement; and either (a) the Company has transferred substantially all the risks and rewards of the asset, or (b) the Company has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.

Impairment of financial assets
The Company recognises an allowance for expected credit losses (“ECLs”) for all debt instruments not held. For trade receivables (not subject to provisional pricing) and other receivables due in less than 12 months, the Company applies the simplified approach in calculating ECLs, as permitted by IFRS 9. Therefore, the Company does not track changes in credit risk, but instead, recognises a loss allowance based on the financial asset’s lifetime ECL at each reporting date.
The Company considers a financial asset in default when contractual payments are 90 days past due. However, in certain cases, the Company may also consider a financial asset to be in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full before taking into account any credit enhancements held by the Company.
A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows and usually occurs when past due for more than one year and not subject to enforcement activity. At each reporting date, the Company assesses whether financial assets carried at amortised cost are credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.
(b)   Financial liabilities
Financial liabilities are classified, at initial recognition, as financial liabilities at fair value through profit or loss, loans and borrowings, payables, or as derivatives designated as hedging instruments in an effective hedge, as appropriate. All financial liabilities are recognised initially at fair value and, in the case of loans and borrowings and payables, net of directly attributable transaction costs. The Company’s financial liabilities include trade and other payables and loans.
Subsequent measurement
The measurement of financial liabilities depends on their classification, as described below:
Financial liabilities at fair value through profit or loss
Financial liabilities at fair value through profit or loss include financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss. Financial liabilities are classified as held for trading if they are incurred for the purpose of repurchasing in the near term. This category also includes derivative financial instruments entered into by the Company that are not designated as hedging instruments in hedge relationships as defined by IFRS 9. Separated embedded derivatives are also classified as held for trading unless they are designated as effective hedging instruments. Gains or losses on liabilities held for trading are recognised in the statement of profit or loss and other comprehensive income.
Loans and borrowings and trade and other payables
After initial recognition, interest-bearing loans and borrowings and trade and other payables are subsequently measured at amortised cost using the EIR method. Gains and losses are recognised in the

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

statement of profit or loss and other comprehensive income when the liabilities are derecognised, as well as through the EIR amortisation process.
Amortised cost is calculated by taking into account any discount or premium on acquisition and fees or costs that are an integral part of the EIR. The EIR amortisation is included as finance costs in the statement of comprehensive income.
This category generally applies to trade and other payables.
Derecognition
A financial liability is derecognised when the associated obligation is discharged or cancelled or expires.
When an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as the derecognition of the original liability and the recognition of a new liability. The difference in the respective carrying amounts is recognised in profit or loss and other comprehensive income.
Borrowings
Borrowings are recognised initially at fair value, net of transaction costs incurred. Borrowings are subsequently stated at amortised costs. Any difference between the proceeds (net of transaction costs) and the redemption value are recognised in the income statement over the period of the borrowings using the effective interest rate method. Borrowing costs are expensed in the period in which they are incurred.
Borrowings are classified as current liabilities unless the company has an unconditional right to defer settlement of the liability for at least 12 months after the balance sheet date.
Convertible loan notes
Convertible loan notes are assessed on inception and classified as either a liability, equity or a compound financial instrument in accordance with IAS 32. When a convertible loan note is assessed to be wholly equity it is recognised immediately in other reserves.
When a convertible loan note is assessed a liability, it is treated as a hybrid instrument containing a host debt contract and an embedded derivative liability (written call option over own shares). The embedded derivative is measured at fair value with changes in fair value recognised in profit or loss. Should it be concluded that the equity component of the combined instrument may be sufficiently significant to preclude it from obtaining a reliable estimate of the fair value of the entire instrument, the combined instrument is measured at cost less impairment.
When a convertible loan note is assessed as a compound financial instrument, the net proceeds received from the issue of convertible bonds are split between a liability element and an equity component at the date of issue. The fair value of the liability component is estimated using the prevailing market interest rate for similar nonconvertible debt. The difference between the proceeds of issue of the convertible bonds and the fair value assigned to the liability component, representing the embedded option to convert the liability into equity of the Company, is included in equity and is not remeasured. The liability component is carried at amortised cost.
The interest expense on the liability component is calculated by applying the prevailing market interest rate, at the time of issue, for similar non-convertible debt to the liability component of the instrument. The difference between this amount and the interest paid is added to the carrying amount of the convertible bonds.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

Share based payments
Where share options are awarded to employees, the fair value of the options at the date of grant is charged to the Statement of Comprehensive Income over the vesting period. Nonmarket vesting conditions are taken into account by adjusting the number of equity instruments expected to vest at each Statement of Financial Position date so that, ultimately, the cumulative amount recognised over the vesting period is based on the number of options that eventually vest. Market vesting conditions are factored into the fair value of the options granted. The cumulative expense is not adjusted for failure to achieve a market vesting condition.
The fair value of the award also takes into account non-vesting conditions. These are either factors beyond the control of either party (such as a target based on an index) or factors which are within the control of one or other of the parties (such as the Company keeping the scheme open or the employee maintaining any contributions required by the scheme).
Where the terms and conditions of options are modified before they vest, the increase in the fair value of the options, measured immediately before and after the modification, is also charged to the Statement of Comprehensive Income over the remaining vesting period.
Where equity instruments are granted to persons other than employees, the Statement of Comprehensive Income is charged with fair value of goods and services received.
The share option charge was calculated using the Black Scholes Option pricing model which requires the use of various estimates and assumptions.
Foreign currencies
The directors believe pounds sterling (“sterling”) best represents the functional currency of the company. Therefore the books and records are maintained in sterling and, for the purpose of the financial statements, the results and financial position are presented in sterling.
Monetary assets and liabilities in foreign currencies are translated into sterling at the rates of exchange at the balance sheet date. Transactions in foreign exchange are translated into sterling at the rates of exchange at the date of the transaction. Exchange differences are charged to the Statement of Comprehensive Income.
Cash and cash equivalents
Cash and cash equivalents include cash in hand, deposits held at call with banks and all other cash amounts with maturities of three months or less.
Property, plant and equipment
Property, plant and equipment are stated at historic cost less accumulated depreciation and impairment losses, if any.
Depreciation is calculated under the straight-line method to write off the depreciable amount of the assets over their estimated useful lives. Depreciation of an asset does not cease when the asset becomes idle or is retired from active use unless the asset is fully depreciated. The principal annual rates used for this purpose are between three and five years.
The depreciation method, useful lives and residual values are reviewed, and adjusted if appropriate, at the end of each reporting period to ensure that the amounts, method and years of depreciation are consistent with previous estimates and the expected pattern of consumption of the future economic benefits embodied in the items of the property, plant and equipment.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when the cost is incurred and it is probable that the future economic benefits associated with the asset will flow to the Company and the cost of the asset can be measured reliably. The carrying amount of parts that are replaced is derecognised. The costs of the day-to-day servicing of property, plant and equipment are recognised in profit or loss as incurred. Costs also comprise the initial estimate of dismantling and removing the asset and restoring the site on which it is located for which the Company are obligated to incur when the asset is acquired, if applicable.
The Company as lessee has elected not to apply the requirements under IFRS 16 to short-term leases held. The lease payments associated with those leases are recognised as an expense on a straight-line basis over the lease term.
Share capital
Ordinary shares are classified as equity. Any incremental costs directly attributable to the issue of new shares are shown in equity as a deduction, net of tax, from the proceeds.
Financial risk management
The company’s activities expose it to a variety of financial risks: market risk (including currency risk, fair value interest rate risk, cash flow interest rate risk and price risk), credit risk and liquidity risk.
Risk management is overseen by the Board of Directors. The Board provides written principles for overall risk management, as well as written policies covering specific areas, such as foreign exchange risk, interest rate risk, credit risk, use of derivative financial instruments and non-derivative financial instruments, and investment of excess liquidity.
Please see note 22 for financial instruments and fair value disclosures.
Expected credit losses
Management assess recoverability of balances at year end. Balances that are considered doubtful are provided for within the period which management first deem this necessary. Balances which are deemed not fully recoverable are written off.
Critical accounting judgements and key sources of estimation uncertainty
In the application of the company’s accounting policies, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on experience and other factors that are considered to be relevant. Actual results may differ from these estimates. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of revision and future periods if the revision affects both current and future periods. The directors consider the below to be the critical judgements in respect of the period.
Capitalisation of development costs
The Company capitalises costs for product development projects. As described in the “Research and development expenditure” accounting policy, initial capitalisation of costs is based on management’s judgement that all of the recognition criteria within IAS 38 can be demonstrated. The Company adopts a formal methodology for its technology programmes based on recognised industry standards which outline distinct development phases and activities. The Company has assessed that all recognition criteria in IAS 38

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
1.
General information and significant accounting policies (continued)

are demonstrable at the point the project commences the first development phase and capitalises the development costs incurred from that point in time.
At 30 September 2020, the carrying amount of capitalised development costs were £6,792,770 (2019: £3,275,544, 1 January 2019: £348,505).
Share-based payments
Estimating fair value for share-based payment transactions requires determination of the most appropriate valuation model, which depends on the terms and conditions of the grant. This estimate also requires determination of the most appropriate inputs to the valuation model including the expected life of the share option or appreciation right, volatility and dividend yield and making assumptions about them. For the measurement of the fair value of equity settled transactions with employees at the grant date, the Company uses a Black Scholes valuation. The assumptions and models used for estimating fair value for share-based payment transactions are disclosed in note 16.
Accounting treatment of income from European Space Agency (“ESA”)
There are mixed indicators whether the arrangement is in scope of IAS 20 or IFRS 15, and this assessment is a key management judgement.
In 2019 the Company entered in an agreement with the ESA whereby the Company has undertaken to carry out all work necessary to design, develop, manufacture, assemble, integrate, verify, obtain licenses and launch a satellite (“QKDSat”), and to deploy and pilot the operations of the QKDSat system. ESA has undertaken to pay specified amounts upon the achievement of specific milestones related to this undertaking, as set out in the agreement. QKDSat is constituted under the ARTES 33-11 programme line which ESA has created with the objective of validating quantum key distribution technologies.
Based on our analysis, Arqit is providing specific deliverables (intellectual property) and services (satellite design) to ESA, which in our view it is a reasonable judgement that IAS 20 is not applicable and Arqit is providing services to ESA in its capacity as a customer. The primary output of the Company is the provision of quantum key distribution rather than satellite design services and the sale of intellectual property. Whilst the performance obligations in the ESA Agreement are not the primary output of the Company, the sale of satellite design services and intellectual property is an ordinary output of the Company.
Given the judgement associated with the above, and whether the provision of such services is ‘revenue’ from the ordinary activities of the business presentation as ‘Other Income’ is concluded as appropriate and reflects the substance of the ESA Agreement.
Market rate of interest used in accounting for convertible loan notes
Management have deemed the market rate of interest used in accounting for the interest free convertible loan notes to be 10%. This assessment was made on the basis of informal opinions sought from advisers, and management’s own experience of similar instruments from prior engagements in other businesses.
Deferred tax asset
Judgement is required to determine whether deferred tax assets are recognised in the statement of financial position. Deferred tax assets, arising from unutilised tax losses, require the Group to assess the likelihood it will generate sufficient taxable earnings in future periods, in order to utilise recognised deferred tax assets. To the extent that future cash flows and taxable income differ significantly from estimates, the ability of the Group to realise the net deferred tax assets recorded at the reporting date could be impacted.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
2.
First time adoption of IFRS

These financial statements, for the year ended 30 September 2020, are the first the Company has prepared in accordance with IFRS issued by the IASB. For periods up to and including the year ended 30 September 2019, the Company prepared its financial statements in accordance with UK generally accepted accounting principles (UK GAAP).
Accordingly, the Company has prepared financial statements that comply with IFRS applicable as at 30 September 2020, together with the comparative period data for the period ended 30 September 2019, as described in the summary of significant accounting policies. In preparing the financial statements, the Company’s opening statement of financial position was prepared as at 1 January 2019, the Company’s date of transition to IFRS. This note explains the principal adjustments made by the Company in restating its UK GAAP financial statements, including the statement of financial position as at 1 January 2019 and the financial statements as of, and for, the period ended 30 September 2019.
The nature of the adjustments are explained within the notes to the reconciliation below.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
2.
First time adoption of IFRS (continued)

Reconciliation of net assets and equity as at 1 January 2019 (date of transition)
	Note	UK GAAP	Reclassification and Remeasurement	IFRS as at 1 January 2019
		£	£	£
Assets
Non-current assets
Property, plant and equipment		—	—	—
Intangible fixed assets	B	—	348,505	348,505
		—	348,505	348,505
Current assets
Trade and other receivables		36,973	(829)	36,144
Cash and cash equivalents		251,286	—	251,286
		288,259	(829)	287,430
Total assets		288,259	347,676	635,935
Current liabilities
Trade and other payables	A,C	(210,308)	(178,530)	(388,838)
Non-current liabilities		—	—	—
Total liabilities		(210,308)	(178,530)	(388,838)
Net assets		77,951	169,146	247,097
Equity and reserves
Share capital	C	163	(34)	129
Share premium	C	999,966	(999,966)	—
Convertible loan notes treated as equity	C	—	1,000,000	1,000,000
Retained earnings		(922,178)	169,146	(753,032)
Total equity		77,951	169,146	247,097

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
2.
First time adoption of IFRS (continued)

Reconciliation of net assets and equity as at 30 September 2019
	Note	UK GAAP	Reclassification and Remeasurement	IFRS as at 30 September 2019
		£	£	£
Assets
Non-current assets
Property, plant and equipment		4,115	—	4,115
Intangible fixed assets	B	—	3,275,544	3,275,544
		4,115	3,275,544	3,279,659
Current assets
Trade and other receivables	F	81,378	644,951	726,329
Cash and cash equivalents		3,420,736	(6)	3,420,730
		3,502,114	644,145	4,147,059
Total assets		3,506,229	3,920,489	7,426,718
Current liabilities
Trade and other payables	A,E	(4,866,670)	1,792,534	(3,074,136)
Non-current liabilities
Trade and other payables	A	—	167,289	167,289
Borrowings	E	—	2,668,800	2,668,800
Deferred tax	G	—	445,723	445,723
Total non-current liabilities		—	(3,281,812)	(3,281,812)
Total liabilities		(4,866,670)	(1,489,278)	(6,355,948)
Net assets/(liabilities)		(1,360,441)	2,431,211	1,070,770
Equity and reserves
Share capital	C	163	(34)	129
Share premium	C	999,966	(999,966)	—
Convertible loan notes treated as equity	C	—	1,000,000	1,000,000
Other reserves	D	6	8,939	8,945
Retained earnings		(2,360,576)	2,422,272	61,696
Total equity		(1,360,441)	2,431,211	1,070,770

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
2.
First time adoption of IFRS (continued)

Reconciliation of total comprehensive income for the 9 month period ended 30 September 2019
	Note	UK GAAP	Remeasurements	IFRS for the period ended 30 September 2019
		£		£
Revenue		—	—	—
Other operating income	H	2,176,978	(1,195,395)	981,583
Administrative expenses	B,D	(3,615,376)	2,918,094	(697,282)
Operating profit / (loss)		(1,438,398)	1,722,699	284,301
Finance costs	E	—	(69,466)	(69,466)
Finance income	E	—	400,666	400,666
Profit / (Loss) before tax		(1,438,398)	2,053,899	615,501
Income tax credit	F,G	—	199,227	199,227
Profit / (Loss) for the financial year and total comprehensive income		(1,438,398)	2,253,126	814,728
A — Government Grants
Under UK GAAP, the Company had the option to recognise government grants on a performance basis or on accruals basis. The Company opted for the performance basis and thus recognised government grants as income in the statement of comprehensive income when performance conditions were met.
The government grants received by the Company are for the purposes of aiding in the build of a depreciable asset. Under IAS 20, such government grants are accounted for under the accruals basis and are recognised as deferred income and systematically amortised over a period matching the useful life of the asset. The grant is recognised as income over the period necessary to match them with the related costs, for which they are intended to compensate, on a systematic basis. Therefore, all income from government grants has been reversed and treated as deferred income. The grants will then be released to income over the same period the asset is depreciated.
B — Capitalisation of Development costs
Under UK GAAP, the Company had recognised development costs as expenditure through profit or loss when incurred.
Under IAS 38, such development costs are required to be capitalised when all the recognition criteria are met.
C — Convertible loan note A
IAS 32 defines equity as ‘any contract that evidences a residual interest in the assets of an entity after deducting all of its liabilities’. The anti-dilutive provision within the agreement is structured in order to put the convertible debt holders in the same economic position relative to existing ordinary shareholders if an adjusting event were to occur and as such does not breach the fixed-for-fixed criterion and therefore the loan notes should be treated as equity.
D — Share option charge
Share options have been valued in line with IFRS 2. This has been recognised as an expense through profit or loss with the corresponding credit recognised through other reserves in equity.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
2.
First time adoption of IFRS (continued)

E — Convertible loan note B
Convertible loan note is treated as a liability under IAS 32 as the loan notes attract no interest. However they are redeemable on maturity at the request of the holder and therefore the Company has an obligation to deliver cash or another financial asset to the loan holder. The initial recognition difference has been recognised within finance income.
F — R&D Tax Credit
An R&D claim was made for R&D tax credits relating to 2018 and 2019. This has been accrued as receipt was probable and the expenditure related to the period. The R&D tax credits were previously recognised on a cash received basis.
G — Deferred Tax Liability
A deferred tax liability has been recognised in respect of fixed asset timing differences relating to the capitalisation of development costs, offset by a deferred tax asset on unutilised losses.
H — European Space Agency
Other operating income previously recognised has been transferred to deferred income, pending satisfaction of the performance obligation for that milestone.
3.
Other operating income

	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
European Space Agency (ESA) Contract	1,539,490	981,583

4.
Expenses by Nature

	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
Employee benefit expense and other staff costs	2,654,423	697,969
Capitalised within intangible assets	(1,202,567)	(327,565)
Legal and professional	332,901	145,438
Foreign exchange	(7,725)	47,308
Property costs	124,315	45,785
Share option charge	95,331	8,945
Depreciation	3,753	242
Other expenses	173,282	79,160
Total	2,173,713	697,282

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
5.
Finance costs

	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
Interest on convertible loan notes	307,936	69,466

6.
Finance income

	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
Initial recognition difference of convertible loan notes	50,882	400,666

7.
Income tax

	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
The tax (charge)/credit on the profit/(loss) on ordinary activities was as follows:
Current tax
Current tax credit – R&D	—	644,950
Deferred Tax (note 18)	445,723	(445,723)
Income tax credit	445,723	199,227
Factors affecting tax charge/credit for the year
The tax assessed for the period is lower than (2019 — lower than) the standard rate of corporation tax in the United Kingdom of 19% (2019 — 19%). The differences are explained below:
	2020	2019
	£	£
(Loss) / Profit from continuing operations	(891,277)	615,501
Tax at the applicable rate of 19% (2019 – 19%)	(169,343)	116,945
Tax effect of amounts that are not deductible/taxable in determining taxable profit or loss
Disallowable expenditure	18,826	47,210
Fixed asset timing differences	(668,272)	(556,138)
Unutilised losses	1,113,995	110,415
Tax losses surrendered for R&D credit	—	(164,155)
Unutilised tax losses on which deferred tax is not recognised	150,517	—
R&D tax credit	—	644,950
Total tax credit	445,723	199,227

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
8.
Earnings per share

Basic earnings/(loss) per share is calculated by dividing the profit/(loss) attributable to shareholders by the weighted average number of ordinary shares in issue during the period.
Basic EPS	Earnings	Weighted average number of shares	Per share amount
	£		£
2020	(445,554)	1,286,600	(0.3463)
2019	814,728	1,286,600	0.6332
Diluted EPS is equal to basic EPS in 2019 as the potentially dilutive instruments are not in the money and therefore not dilutive. Diluted EPS is not relevant for 2020 due to the loss for the year.
9.
Property, plant and equipment

Computer equipment
£
Cost
At 1 January 2019	—
Additions	4,357
At 30 September 2019	4,357
Additions	20,360
At 30 September 2020	24,717
Depreciation
At 1 January 2019	—
Charge	(242)
At 30 September 2019	(242)
Charge	(3,753)
At 30 September 2020	(3,995)
Net Book Value
At 30 September 2020	20,722
At 30 September 2019	4,115
At 1 January 2019	—

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
10.
Intangible fixed assets

Development Costs
£
Cost
At 1 January 2019	348,505
Additions	2,927,039
At 30 September 2019	3,275,544
Additions	3,517,226
At 30 September 2020	6,792,770
Amortisation
At 1 January 2019	—
Charge	—
At 30 September 2019	—
Charge	—
At 30 September 2020	—
Net Book Value
At 30 September 2020	6,792,770
At 30 September 2019	3,275,544
At 1 January 2019	348,505
The Company’s intangible assets under development are internally generated and the Company has not yet begun amortization of these intangible assets because they have a finite useful economic life. The Company will begin amortisation when the intangible assets are available for use.
10a.
Restatement relating to IFRS adjustment

Following a review of the profit and loss accounts for the periods ended 31 December 2018 and 30 September 2019 it was noted that capital expenditure relating to the development of prototypes had been expensed. In accordance with IAS 38, and under IFRS, costs of £348,505 and £2,927,039 in the periods ending 31 December 2018 and 30 September 2019 respectively have been capitalised leading to the restatement of balances from these periods.
11.
Fixed asset investments

Investment in Joint Venture
£
Cost
At 1 January 2019	—
Additions	—
At 30 September 2019	—
Additions	25,000
At 30 September 2020	25,000

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
11.
Fixed asset investments (continued)

Joint venture
Quantum Keep Limited is a joint venture of Arqit Limited. The registered office is One Fleet Place, London, England, EC4M 7WS. Arqit Limited jointly holds 50% of shares for the entity. The nature of Quantum Keep Limited’s activities is that of business and domestic software development.
Quantum Keep Limited was incorporated on 12 August 2020 with Arqit Limited taking a 50% investment on incorporation.
Quantum Keep Limited has no activity relating to continuing or discontinued operations within the year.
12.
Trade and other receivables

	30 September 2020	30 September 2019	1 January 2019
	£	£	£
Other debtors	117,562	715,077	36,144
Prepayments and accrued income	99,607	11,252	—
Total	217,169	726,329	36,144
The directors consider that the carrying amount of financial assets recorded at amortised costs in the financial statements approximate their fair value. Other debtors in 209 included R&D tax credit receivables amounting to £644,950, which were fully received during 2020.
The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above.
13.
Trade and other payables

	30 September 2020	30 September 2019	1 January 2019
	£	£	£

Current liabilities
Trade payables	198,779	204,577	43,213
Other tax and social security	256,566	56,313	11,819
Other creditors	32,228	1,766	1,573
Accruals	151,478	1,604,013	23,050
Deferred income	1,207,467	1,207,467	309,183
Total	1,846,518	3,074,136	388,838
Trade payables and accruals relate to amounts payable at the balance sheet date for services received during the year. The company has financial risk management policies in place to ensure that all payables are paid within the credit timeframe. The directors consider that the carrying amount of financial liabilities recorded at amortised costs in the financial statements approximate their fair value.
Deferred income consists of amounts received by the Company under its agreement with ESA. Such amounts are received in stages during each phase of the project and are deferred until fulfilment of each milestone is complete and certified by ESA, following which it is recognised as other operating income within

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
13.
Trade and other payables (continued)

profit or loss. The deferred income at 1 January 2019 of £309,183 was recognised within other operating income in the period ended 30 September 2019. The deferred income as at 30 September 2020 is expected to be recognised in other operating income in the year ending 30 September 2021.
	30 September 2020	30 September 2019	1 January 2019
	£	£	£
Non-current Liabilities
Deferred government grants	413,358	167,289	—
	413,358	167,289	—

14.
Borrowings

	30 September 2020	30 September 2019	1 January 2019
	£	£	£
Current liabilities
Bridging finance	800,000	—	—
Convertible loan notes B	3,425,854	—	—
	4,225,854	—	—
Non-current Liabilities
Convertible loan notes B	—	2,668,800	—
	30 September 2020	30 September 2019	1 January 2019
	£	£	£
Fair value
Bridging finance	800,000	—	—
Convertible loan notes A (treated as equity)	1,000,000	1,000,000	1,000,000
Convertible loan notes B	3,425,854	2,668,800	—
	5,225,854	3,668,800	1,000,000
Bridging Finance
The Company received a £800,000 loan from Evolution Equity Capital Limited in the year ended 30 September 2020. The loan attracted interest at 0% and was fully repaid post year end.
Convertible loan notes A (“CLNA”)
The Company issued £1,000,000 CLNAs on 22 March 2018. The CLNAs have a 0% interest rate and are not redeemable unless otherwise agreed in writing by the Company and Lender. As the CLNA attract no interest and are not redeemable without the written agreement of the Company, the Company has no obligation to deliver cash or another financial asset to the loan holder. Therefore, the CLNAs have been treated as equity in accordance with IAS 32.
Convertible loan notes B (“CLNB”)
The Company issued £3,000,000 CLNBs on 21 June 2019 and issued a further £500,000 in the year ended 30 September 2020. The CLNBs have a 0% interest rate and are redeemable at the principal amount plus an

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
14.
Borrowings (continued)

amount equal to 20% of such principal amount at any time on or after the maturity date. The CLNBs are convertible at any time after the maturity date or upon an exit event for a variable number of ordinary shares. As the CLNB are redeemable at the want of the note holders and convert into a variable number of equity instruments, they have been treated as a financial liability in accordance with IAS 32.
15.
Cash generated from operations

	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
Loss before tax	(891,277)	615,501
Adjustments for:
Depreciation	3,753	242
Change in trade and other receivables	(135,790)	(45,235)
Change in trade and other payables	(1,006,549)	2,852,588
Share option charge	95,331	8,945
Interest income	(50,882)	(400,666)
Interest payable	307,936	69,466
Cash (used in)/generated from operations	(1,677,478)	3,100,841
Reconciliation of net cashflow to movements in net debt:
Opening net cash/(debt)	420,730	251,286
Facilities received	(1,300,000)	(3,000,000)
Movement in cash	(3,270,114)	3,169,444
Movement in net cash/ (debt)	(4,570,114)	169,444
Closing net cash/(debt)	(4,149,384)	420,730
Composition of closing net cash/(debt)
Cash	150,616	3,420,730
Bridging finance	(800,000)	—
Convertible loans	(3,500,000)	(3,000,000)
Net cash/(debt)	(4,149,384)	420,730

16.
Share-based payments

The Company has share option schemes for employees of the Company. Options are exercisable at the price agreed at the time of the issue of the share option. The vesting periods are consistent between employees. Options are typically forfeited if the employee leaves the Company before the options vest. Details of the share options granted during the period are as follows:

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
16.
Share-based payments (continued)

	Year ended 30 September 2020		Nine months ended 30 September 2019
	Number of Share options	Weighted Average Exercise Price (£)	Number of Share options	Weighted Average exercise Price (£)
Outstanding at beginning of period	72,700	0.0001	8,700	0.0001
Granted during the period	88,550	0.0001	64,000	0.0001
Forfeited/lapsed during the period	—	—	—	—
Exercised during the period	—	—	—	—
Outstanding at end of period	161,250	0.0001	72,700	0.0001
Exercisable at end of period	—		—
The options outstanding at 30 September 2020 had a weighted average exercise price of £0.01 pence, and a weighted average remaining contractual life of 4 years. Volatility is based on management’s best estimate given that no historical share price is available. The inputs into the Black-Scholes model are as follows:
	2020	2019
Weighted average share price (£)	3.30	2.95
Weighted average exercise price (£)	0.0001	0.0001
Expected volatility	50%	50%
Expected life	5 years	5 years
Risk-free rate	0.1%	0.1%
Expected dividend yield	0%	0%
	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
Share option charge included in administrative expenses	95,331	8,945
	95,331	8,945

17.
Staff costs and average number of employees

	Year ended 30 September 2020	Nine months ended 30 September 2019
	£	£
The aggregate remuneration comprised:
Wages and salaries	997,167	296,333
Social security costs	128,219	29,555
Pension costs	94,626	31,911
Share option charge	95,331	8,945
	1,315,343	366,744

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
17.
Staff costs and average number of employees (continued)

The average monthly number of professional employees (including executive directors) during the year was 16 (2019 — 6).
Total remuneration for key management personnel for 2020 was £986,849 (2019- £382,222). Total pension contributions of key management personnel totalled £92,917 (2019 — £32,065) and is included within the total remuneration for key management personnel. A total of 32,500 (2019: 12,500) share options were granted to key management personnel in the year.
A total of £1,530,132 (2019: £327,565) relating to staff costs was capitalised as relating to development costs within intangibles within the year.
During the year remuneration payable to directors was as follows:
	2020	2019
	£	£
Directors’ remuneration	794,071	382,222
The highest paid Director’s remuneration totalled £295,694 (2019: £160,132).
18.
Deferred Tax

	2020	2019
	£	£
At the beginning of the period	445,723	—
Movement in the year recognised in profit or loss	(445,723)	445,723
At the end of the year	—	445,723
The deferred tax liability/(asset) is made up as follows:
Intangible asset timing differences	1,224,410	556,138
Unrelieved tax losses	(1,224,410)	(110,415)
	—	445,723

19.
Share capital

	Allotted, called up and fully paid
	30 September 2020	30 September 2019	1 January 2019
	£	£	£
1,286,600 ordinary shares of £0.0001 each	129	129	129
Each share entitles the holder to one vote.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
20.
Retained earnings

	2020	2019
	£	£
At 1 October/ 1 January	61,696	(753,032)
Profit/(Loss) for the year	(445,554)	814,728
Dividends paid	—	—
At 30 September	(383,858)	61,696

21.
Reserves

Convertible loan notes treated as equity
Includes cumulative portion of 1,000,000 £1 convertible A loan notes treated as equity.
Other reserves
Cumulative charges in respect of share options issued.
Retained earnings
Includes cumulative profit and loss and all other net gains and losses and transactions with owners (e.g. dividends) not recognised elsewhere.
22.
Financial instruments and fair value disclosures

Capital management
The Company’s policy is to maintain a strong balance sheet for the business and to have an appropriate funding structure. Shareholders’ equity and long term debt are used to finance assets under construction.
Financial assets and financial liabilities
Categories of financial assets and financial liabilities are as follows:
Financial assets at amortised cost
£	Carrying value 30 September 2020	Fair value 30 September 2020
Cash and cash equivalents	150,616	150,616
Trade and other receivables	167,050	167,050
	317,666	317,666
£	Carrying value 30 September 2019	Fair value 30 September 2019
Cash and cash equivalents	3,420,730	3,420,730
Trade and other receivables	715,077	715,077
	4,135,807	4,135,807
(a)   The Directors consider the carrying amounts of financial assets and financial liabilities recorded at amortised costs in the consolidated financial statements to approximate their fair value.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
22.
Financial instruments and fair value disclosures (continued)

Financial liabilities at amortised cost
£	Carrying value 30 September 2020	Fair value 30 September 2020
Trade and other payables	1,589,952	1,589,952
Deferred government grants	413,358	413,358
Bridging finance	800,000	800,000
Convertible loans	3,425,854	3,425,854
	6,229,164	6,229,164
£	Carrying value 30 September 2019	Fair value 30 September 2019
Trade and other payables	3,017,823	3,017,823
Deferred government grants	167,289	167,289
Convertible loans	2,668,800	2,668,800
	5,853,912	5,853,912

(a)
The Directors consider the carrying amounts of financial assets and financial liabilities recorded at amortised costs in the financial statements to approximate their fair value.

Market risk
It is, and has been throughout the period under review, the Company’s policy not to use or trade in derivative financial instruments. The Company’s financial instruments comprise its cash and cash equivalents and various items such as trade creditors that arise directly from its operations. The main purpose of the financial assets and liabilities is to provide finance for the Company’s operations in the period.
Interest rate risk management
The Company would be exposed to interest rate risk if the Company borrows funds, when required, at variable interest rates. There is currently no exposure to interest rate risk.
Credit risk
Credit risk is the risk of financial loss where counterparties are not able to meet their obligations. Company policy is that surplus cash, when not used to repay borrowings, is placed on deposit with the Company’s main relationship banks and with other banks or money market funds based on a minimum credit rating and maximum exposure.
There is no significant concentration of risk to any single counterparty.
Management consider that the credit quality of the various receivables is good in respect of the amounts outstanding and therefore credit risk is considered to be low. There is no significant concentration of risk.
The carrying amount of financial assets, as detailed above, represents the Company’s maximum exposure to credit risk at the reporting date assuming that any security held has no value.
Having considered the Company’s exposure to bad debts and the probability of default by customers, no expected credit losses have been recognised in accordance with IFRS 9.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
22.
Financial instruments and fair value disclosures (continued)

Foreign Exchange risk
Company is exposed to foreign exchange risk to the extent that some of its transactions are in currencies in dominations other than pounds sterling (“sterling”). The Company holds sterling and euro bank accounts in order to limit its exposure.
Liquidity risk
Liquidity risk is the risk that the Company does not have sufficient financial resources available to meet its obligations as they fall due. The Company manages liquidity risk by continuously monitoring forecast and actual cash flows, matching the expected cash flow timings of financial assets and liabilities with the use of cash and cash equivalents, borrowings, overdrafts and committed revolving credit facilities with a minimum of 12 months to maturity.
Future borrowing requirements are forecast on a monthly basis and funding headroom is maintained above forecast peak requirements to meet unforeseen events.
The maturity profile of the anticipated future cash flows including interest, using the latest applicable relevant rate, based on the earliest date on which the Company can be required to pay financial liabilities on an undiscounted basis, is as follows:
2020 £	Trade and other payables	Deferred government grants	Loans	Convertible loans notes	Total
On demand	—	—	—	—	—
Within one year	1,846,518	—	800,000	3,425,854	6,072,372
More than one year but less than two years	—	—	—	—	—
More than two years but less than five years	—	413,358	—	—	413,358
More than five years	—	—	—	—	—
	1,846,518	413,358	800,000	3,425,854	6,485,730
2019 £	Trade and other payables	Deferred government grants	Loans	Convertible loans notes	Total
On demand	—	—	—	—	—
Within one year	3,074,136	—	—	—	3,074,136
More than one year but less than two years	—	—	—	2,668,800	2,668,800
More than two years but less than five years	—	167,289	—	—	167,289
More than five years	—	—	—	—	—
	3,074,136	167,289	—	2,668,800	5,910,225

23.
Ultimate controlling party

As at 30 September 2020 the Directors consider there to be no ultimate controlling party as no single shareholder controls more than 50% of votes in general meeting.
24.
Post balance sheet events

On 13 October 2020 the Company raised £8,500,000 of convertible loan notes through the Future Fund Scheme.

Arqit Limited
Notes to the Financial Statements (continued)
For the year ended 30 September 2020
24.
Post balance sheet events (continued)

On 18 December 2020, the subsidiary Arqit Inc., a Delaware corporation, was incorporated, along with the immediate formation of Arqit LLC Arqit Inc.
On 5 January 2021 the Company raised a further £2,000,000 through the issue an unsecured convertible loan.
On 12 May 2021, the Company entered into a Business Combination Agreement with Centricus Acquisition Corp., a Cayman Islands exempted limited liability company, Arqit Quantum Inc., a Cayman Islands exempted limited liability company, and Centricus Heritage LLC, a Cayman Islands limited liability company. Centricus Acquisition Corp. agreed to combine with the Company in a business combination whereby Centricus Acquisition Corp. will merge with and into Arqit Quantum Inc. and Arqit Quantum Inc. will purchase all of the shares of the Company, making the Company become a direct wholly-owned subsidiary of Arqit Quantum Inc. Arqit Quantum Inc. is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.
25.
Related party transactions

In the year ended 30 September 2020, Arqit paid £6,258 (2019 £7,843) for the company secretarial and accounting costs of Arqit PTE, a company owned 50% by David Williams and 50% by David Bestwick. As at 30 September 2019 there was a receivable of £6,373 due from Arqit PTE which was subsequently written off during the year ended 30 September 2020. Arqit PTE is an orphan entity without any operations that was formed at the direction of the Company in order to facilitate a proposed financing structure that was not ultimately finalised, and is now in the process of being liquidated. All related party transactions were on an arm’s length basis.
As at 30 September 2020, there was a receivable of £16,000 relating to an advance on commission paid to David Williams, a director of the Company. This was fully repaid in December, 2020.
There were no further related party transactions.

Arqit Limited
Condensed Consolidated Statement of Comprehensive Income
For the six months ended 31 March 2021
	Note	Unaudited six months ended 31 March 2021	Unaudited six months ended 31 March 2020
		£	£
Revenue		—	—
Other operating income		—	—
Administrative expenses		(3,982,325)	(852,379)
Operating loss		(3,982,325)	(852,379)
Finance costs		(426,255)	(148,079)
Finance income		—	50,882
Loss before tax		(4,408,580)	(949,576)
Income tax credit	2	—	290,820
Loss for the period attributable to equity holders		(4,408,580)	(658,756)
Total comprehensive income for the period attributable to equity holders		(4,408,580)	(658,756)
Earnings per ordinary share from continuing operations attributable to equity holders	3	(3.4265)	(0.5120)
The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.
There was no other comprehensive income for 2021 (2020: £NIL).
All of the group’s activities were derived from continuing operations during the above financial periods.

Arqit Limited
Condensed Consolidated Statement of Financial Position
As at 31 March 2021
	Note	Unaudited 31 March 2021	Audited 30 September 2020
		£	£
ASSETS
Non-current assets
Property, plant and equipment		75,389	20,722
Intangible assets	4	9,852,039	6,792,770
Fixed asset investments		25,000	25,000
		9,952,428	6,838,492
Current assets
Trade and other receivables	5	386,639	217,169
Cash and cash equivalents		5,560,489	150,616
		5,947,128	367,785
Total assets		15,899,556	7,206,277
LIABILITIES
Current liabilities
Trade and other payables	6	4,017,718	1,846,518
Borrowings	7	3,500,000	4,225,854
Total current liabilities		7,517,718	6,072,372
Non-current liabilities
Trade and other payables	6	1,149,164	413,358
Borrowings	7	10,852,109	—
Deferred tax	9	—	—
Total non-current liabilities		12,001,273	413,358
Total liabilities		19,518,991	6,485,730
Net (liabilities)/assets		(3,619,435)	720,547
EQUITY
Share capital		129	129
Convertible loan notes treated as equity		1,000,000	1,000,000
Other reserves		172,874	104,276
Retained earnings		(4,792,438)	(383,858)
Total equity		(3,619,435)	720,547
The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.

Arqit Limited
Condensed Consolidated Statement of Changes in Equity
For the six months ended 31 March 2021
	Share Capital	CLNs treated as equity	Other Reserves	Retained Earnings	Total
	£		£	£	£
Balance at 30 September 2019	129	1,000,000	8,945	61,696	1,070,770
Loss for the period	—	—	—	(658,756)	(658,756)
Total comprehensive income	—	—	—	(658,756)	(658,756)
Transactions with owners in their capacity as owners:
Share option charge	—	—	47,661	—	47,661
	—	—	47,661	—	47,661
Balance at 31 March 2020 attributable to owners of the group	129	1,000,000	56,606	(597,060)	459,675
Profit for the period	—	—	—	213,202	213,202
Total comprehensive income	—	—	—	213,202	213,202
Transactions with owners in their capacity as owners:
Share option charge	—	—	47,670	—	47,670
	—	—	47,670	—	47,670
Balance at 30 September 2020 attributable to owners of the group	129	1,000,000	104,276	(383,858)	720,547
Loss for the period	—	—	—	(4,408,580)	(4,408,580)
Total comprehensive income	—	—	—	(4,408,580)	(4,408,580)
Transactions with owners in their capacity as owners:
Share option charge	—	—	68,598	—	68,598
	—	—	68,598	—	68,598
Balance at 31 March 2021 attributable to owners of the group	129	1,000,000	172,874	(4,792,438)	(3,619,435)
The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.

Arqit Limited
Condensed Consolidated Statement of Cash Flows
For the six months ended 31 March 2021
	Note	Six months ended 31 March 2021	Six months ended 31 March 2020
		£	£
Cash flows from operating activities
Cash (used in)/generated from operations	8	(1,166,170)	(1,763,850)
Net cash (used in)/generated from operating activities		(1,166,170)	(1,763,850)
Cash flows from investing activities
Capital expenditure on PPE		(64,688)	(4,904)
Capital expenditure on intangibles		(3,059,269)	(653,251)
Net cash used in investing activities		(3,123,957)	(658,155)
Cash flows from financing activities
Repayment of borrowings		(800,000)	—
Proceeds from borrowing		10,500,000	500,000
Net cash generated from financing activities		9,700,000	500,000
Net increase/(decrease) in cash and cash equivalents		5,409,873	(1,922,005)
Cash and cash equivalents at beginning of period		150,616	3,420,730
Cash and cash equivalents at end of period		5,560,489	1,498,725
The comparative shown for the Group is that of the Company which is explained further in note 1 to these financial statements.

Arqit Limited
Notes to the interim Financial Statements
For the six months ended 31 March 2021
1. General information and significant accounting policies
General information
Arqit Limited (the “Group”) is a private limited company, limited by shares, incorporated in England and Wales under the Companies Act 2006. The address of its registered office and its principal place of trading is 1st floor, 3 More London Riverside, More London Place, London SE1 2RE, United Kingdom.
The principal activity of the Group is the provision of cybersecurity services via satellite and terrestrial platforms.
Basis of preparation
These condensed consolidated interim financial statements do not comprise statutory accounts within the meaning of section 434 of the Companies Act 2006. Statutory accounts for the year ended 30 September 2020 were approved by the Board of Directors on 18 June 2021 and delivered to the Registrar of Companies. The report of the auditors on those accounts was unqualified. The report of the auditors did not contain any statement under section 498 of the Companies Act 2006. These condensed consolidated interim financial statements have been reviewed, not audited. These condensed consolidated interim financial statements for the six months ended 31 March 2021 have been prepared in accordance with IAS 34, ‘Interim financial reporting’, as issued by the IASB. The condensed consolidated interim financial statements should be read in conjunction with the annual financial statements for the year ended 30 September 2020, which have been prepared in accordance with International Financial Reporting Standards as issued by the IASB.
The Company incorporated two subsidiaries during the period ended 31 March 2021, Arqit Inc. and Arqit LLC, and so the directors are required to and have prepared consolidated condensed financial statements which include the results of the subsidiaries. The comparative financial information for the period ended 31 March 2020 is that of the Company.
Forward-looking statements
Certain statements in this condensed set of consolidated interim financial statements are forward looking. Although the Group believes that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that these expectations will prove to be correct. As these statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Accounting policies
The accounting policies adopted are consistent with those of the previous financial year except for basis of consolidation, described below.
Basis of consolidation
The consolidated financial statements present the results of Group and its own subsidiaries (“the Group”) as if they formed a single entity. Intercompany transactions and balances between group companies are therefore eliminated in full.
Going Concern
The Directors believe that it is appropriate to prepare the interim financial statements on a going concern basis. In assessing whether the going concern assumption is appropriate, the Directors have taken into account all relevant available information about the current and future position of the Group. As part of their

Arqit Limited
Notes to the interim Financial Statements (continued)
For the six months ended 31 March 2021
1. General information and significant accounting policies (continued)
assessment, the Directors have also taken into account the ability to raise additional funding whilst maintaining sufficient cash resources to meet all commitments.
On 12 May 2021, the Group announced its agreement with a special purpose acquisition group (“SPAC”), pursuant to which a newly formed entity will merge with the SPAC, with the newly formed entity surviving and acquiring all of the outstanding share capital of the Group, following which the Group will become a subsidiary of the newly formed entity. Substantially concurrently with the foregoing, investors will make a private investment in public equity (“PIPE”) in the newly formed entity (the “Proposed Transactions”). The Proposed Transactions are subject to several conditions, including SPAC shareholder consent, which management believes will be forthcoming as a matter of course. In addition to the funds raised through the PIPE, the Directors have also considered the likely range of redemption levels by the initial SPAC investors prior to the close date, based upon other historic SPAC transactions. The Proposed Transactions are expected to close in the second half of the calendar year 2021. As a result, the Directors are actively managing the cash position of the Group between the date of approval of the interim financial statements and the closing date for the Proposed Transactions.
Once the Proposed Transactions have closed, Arqit Limited will be part of the newly created group with significant cash resources created with the sole purpose of investing in the Group’s activities under the control of its management. Accordingly, management have considered the budgets and forecasts of the group and have prepared cash flow forecasts for a period of at least 12 months from the date of approval of the interim financial statements.
In the event the Proposed Transactions do not close, Arqit Limited must seek additional funding from a source other than the Proposed Transactions. Arqit Limited’s three existing venture capital investors (“VC’s”) have expressed an intention to continue to support it with another funding round should the Proposed Transactions fail to close. To date the Group has been successful in securing funding when required. Any delays in the timing and / or quantum of raising additional funds can be accommodated by a range of alternative measures, including deferring discretionary expenditure or securing other short term funding.
Whilst no formal commitments remain in place, management recognise that this represents an uncertainty in relation to the possible future availability of funds such that the Group may meet its liabilities as they fall due. However, should the Proposed Transactions not close, management has every reason to believe the VC’s intention to continue to provide support and is confident of being able to close a funding round within a short period of time raising sufficient funds to secure the Group’s future for at least a further 12 months.
Operating Segments
The Directors consider the Group to operate within one operating segment, being the provision of cybersecurity services via satellite and terrestrial platforms.
Critical accounting judgements and key sources of estimation uncertainty
The preparation of interim financial statements requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates. In preparing these condensed consolidated interim financial statements, the significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation uncertainty were the same as those that applied to the financial statements for the year ended 30 September 2020.

Arqit Limited
Notes to the interim Financial Statements (continued)
For the six months ended 31 March 2021
2. Income tax
	Period ended 31 March 2021	Period ended 31 March 2020
	£	£
The tax charge/(credit) on the profit/(loss) on ordinary activities for the year was as follows:
Current tax	—	—
Deferred Tax
Unrelieved tax losses	—	481,153
Intangible asset timing differences		(190,333)
Income tax credit/(charge)	—	290,820
Factors affecting tax charge/credit for the period
The tax assessed for the period is higher than (2020 — higher than) the standard rate of corporation tax in the United Kingdom of 19% (2020 — 19%). The differences are explained below:
	Period ended 31 March 2021	Period ended 31 March 2020
	£	£
Loss from continuing operations	(4,408,580)	(658,756)
Tax credit at the applicable rate of 19% (2020 – 19%)	(837,630)	(125,164)
Tax effect of expenses that are not deductible in determining profit
Disallowable expenditure	13,034	9,056
Unrelieved tax losses	—	481,153
Intangible asset timing differences	—	(190,333)
Unutilised tax losses on which deferred tax is not recognised	824,596	116,108
Total tax credit	—	290,820
3. Earnings per share
Basic earnings per share is calculated by dividing the loss attributable to shareholders by the weighted average number of ordinary shares in issue during the period.
Basic EPS	Earnings	Weighted average number of shares	Per share amount
	£		£
2021	(4,408,580)	1,286,600	(3.4265)
2020	(658,756)	1,286,600	(0.5120)
Diluted EPS is equal to basic EPS in 2021 and 2020 due to the loss for the period.

Arqit Limited
Notes to the interim Financial Statements (continued)
For the six months ended 31 March 2021
4. Intangible fixed assets
Development Costs
£
Cost
At 31 March 2020	3,928,795
Additions	2,863,975
At 30 September 2020	6,792,770
Additions	3,059,269
At 31 March 2021	9,852,039
Amortisation
At 31 March 2020	—
Charge	—
At 30 September 2020	—
Charge	—
At 31 March 2021	—
Net Book Value
At 31 March 2021	9,852,039
At 30 September 2020	6,792,770
At 31 March 2020	3,928,795
5. Trade and other receivables
	31 March 2021	30 September 2020
	£	£
Other debtors	263,791	117,563
Prepayments and accrued income	122,848	99,606
Total	386,639	217,169
The directors consider that the carrying amount of financial assets recorded at amortised costs in the financial statements approximate their fair value.
The maximum exposure to credit risk at the reporting date is the carrying value of each class of receivable mentioned above.

Arqit Limited
Notes to the interim Financial Statements (continued)
For the six months ended 31 March 2021
6. Trade and other payables
	31 March 2021	30 September 2020
	£	£
Current liabilities
Trade payables	1,017,338	198,779
Other tax and social security	265,023	256,566
Other creditors	40,049	32,228
Accruals	827,704	151,478
Deferred income	1,867,604	1,207,467
Total	4,017,718	1,846,518
Trade payables and accruals relate to amounts payable at the balance sheet date for services received during the year. The group has financial risk management policies in place to ensure that all payables are paid within the credit timeframe. The directors consider that the carrying amount of financial liabilities recorded at amortised costs in the financial statements approximate their fair value.
	31 March 2021	30 September 2020
	£	£
Non-current Liabilities
Deferred government grants	1,149,164	413,358
	1,149,164	413,358
7. Borrowings
	31 March 2021	30 September 2020
	£	£
Current liabilities
Bridging finance	—	800,000
Convertible loan notes B	3,500,000	3,425,854
	3,500,000	4,225,854
Non-current Liabilities
Future fund loan	8,814,849	—
Convertible loan notes C	2,037,260	—

Arqit Limited
Notes to the interim Financial Statements (continued)
For the six months ended 31 March 2021
7. Borrowings (continued)
	31 March 2021	30 September 2020
	£	£
Fair value
Bridging finance	—	800,000
Convertible loan notes A (classified as equity)	1,000,000	1,000,000
Convertible loan notes B	3,500,000	3,425,854
Future fund loan	8,814,849	—
Convertible loan notes C	2,037,260	—
	15,352,109	5,225,854
Bridging Finance
The Group received a £800,000 loan from Evolution Equity Capital Limited in the period ended 30 September 2020. The loan attract interest at 0% and was fully repaid post year end.
Convertible loan notes A (“CLNA”)
The Group issued £1,000,000 CLNAs on 22 March 2018. The CLNAs have a 0% interest rate and are not redeemable unless otherwise agreed in writing by the Group and Lender. As the CLNA attract no interest and are not redeemable without the written agreement of the Group, the Group has no obligation to deliver cash or another financial asset to the loan holder. Therefore, the CLNAs have been treated as equity in accordance with IAS 32.
Convertible loan notes B (“CLNB”)
The Group issued £3,000,000 CLNBs on 21 June 2019 and issued a further £500,000 in the year ended 30 September 2020. The CLNBs have a 0% interest rate and are redeemable at the principal amount plus an amount equal to 20% of such principal amount at any time on or after the maturity date. The CLNBs are convertible at any time after the maturity date or upon an exit event for a variable number of ordinary shares. As the CLNB are redeemable at the want of the note holders and convert into a variable number of equity instruments, they have been treated as a financial liability in accordance with IAS 32.
Future Fund Loan and Convertible loan notes C (“CLNC”)
The Group received an unsecured convertible loan of £8,500,000 relating to the Future Fund on 31 October 2020. The Group issued £2,000,000 CLNCs on 5 January 2021 on the same terms. Interest will be accrued annually at a rate of 8%. The loan matures in 3 years after the date of the agreement. The loan automatically converts into a variable number of shares on the company’s next qualifying financing. As the unsecured convertible loan notes convert into a variable number of equity instruments, they have been treated as a financial liability in accordance with IAS 32.

Arqit Limited
Notes to the interim Financial Statements (continued)
For the six months ended 31 March 2021
8. Cash (used in)/generated from operations
	Period ended 31 March 2021	Period ended 31 March 2020
	£	£

Loss before tax	(4,408,580)	(949,576)
Adjustments for:
Depreciation	10,022	—
Change in trade and other receivables	(169,470)	(30,422)
Change in trade and other payables	2,907,007	(928,710)
Share option charge	68,596	47,661
Interest income	—	(50,882)
Interest payable	426,255	148,079
Cash (used in)/generated from operations	(1,166,170)	(1,763,850)
Reconciliation of net cashflow to movements in net debt:
Opening net cash/(debt)	(4,149,384)	420,730
Facilities received	(9,700,000)	(500,000)
Movement in cash	5,409,873	(1,922,005)
Movement in net cash/ (debt)	(4,290,127)	(2,422,005)
Closing net cash/(debt)	(8,439,511)	(2,001,275)
Composition of closing net cash/(debt)
Cash	5,560,489	1,498,725
Bank loans	(10,500,000)	—
Convertible loans	(3,500,000)	(3,500,000)
Net cash/(debt)	(8,439,511)	(2,001,275)
9. Deferred Tax
	31 March 2021	30 September 2020
	£	£
The deferred tax is made up as follows:
Intangible asset timing differences	1,775,367	1,224,410
Unrelieved tax losses	(1,775,367)	(1,224,410)
	—	—
10. Post balance sheet events
On 12 May 2021, the Group entered into a Business Combination Agreement with Centricus Acquisition Corp., a Cayman Islands exempted limited liability group, Arqit Quantum Inc., a Cayman Islands exempted limited liability group, and Centricus Heritage LLC, a Cayman Islands limited liability group. Centricus Acquisition Corp. agreed to combine with the Group in a business combination whereby Centricus Acquisition Corp. will merge with and into Arqit Quantum Inc. and Arqit Quantum Inc. will purchase all of the shares of the Group, making the Group became a direct wholly-owned subsidiary of Arqit Quantum Inc. Arqit

Arqit Limited
Notes to the interim Financial Statements (continued)
For the six months ended 31 March 2021
10. Post balance sheet events (continued)
Quantum Inc. is a newly formed entity that was formed for the sole purpose of entering into and consummating the transactions set forth in the Business Combination Agreement.
11. Related party transactions
In the period ended 31 March 2021, Arqit paid £2,853 (31 March 2020: £2,438) for the group secretarial and accounting costs of Arqit PTE, a group owned 50% by David Williams and 50% by David Bestwick. Arqit PTE is an orphan entity without any operations that was formed at the direction of the Company in order to facilitate a proposed financing structure that was not ultimately finalised, and is now in the process of being liquidated. All related party transactions were on an arm’s length basis.
As at 31 March 2021, there was a receivable of £nil (30 September 2020: £16,000) relating to an advance on commission paid to David Williams, a director of the Group.
There were no further related party transactions.

Annex A

BUSINESS COMBINATION AGREEMENT
by and among
CENTRICUS ACQUISITION CORP.
(Purchaser)
CENTRICUS HERITAGE LLC
(solely in its capacity as the Purchaser Representative)
ARQIT QUANTUM INC.
(Pubco)
ARQIT LIMITED
(Company)
DAVID JOHN WILLIAMS
(solely in his capacity as the Company Shareholders Representative)
and
THE COMPANY SHAREHOLDERS SET FORTH HEREIN
Dated as of 12 May 2021

BUSINESS COMBINATION AGREEMENT
This Business Combination Agreement (this “Agreement”) is made and entered into as of 12 May 2021 by and among:
(1)
Centricus Acquisition Corp., a Cayman Islands exempted limited liability company with registered number 368454 and whose registered office is at Ugland House, South Church Street, Grand Cayman KY1-1104, Cayman Islands (“Purchaser”);

(2)
Centricus Heritage LLC, a Cayman Islands limited liability company, solely in its capacity as the Purchaser Representative with registered number 3562 and whose registered office is at Ugland House, South Church Street, Grand Cayman KY1-1104, Cayman Islands (“Sponsor”);

(3)
Arqit Quantum Inc., a Cayman Islands exempted limited liability company with registered number 374857 and whose registered office is at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Pubco”);

(4)
Arqit Limited, a company limited by shares incorporated in England under registration number 10544841 and whose registered office is at 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE (the “Company”);

(5)
David John Williams of 1st Floor, 3 More London Riverside, More London Place, London, England, SE1 2RE, solely in his capacity as the Company Shareholders Representative; and

(6)
those shareholders of the Company whose details are set forth in Schedule 1 to this Agreement (the “Company Shareholders”),

Purchaser, Pubco, the Company, and the Company Shareholders are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.
WHEREAS
(A)
The Company, directly and indirectly through the Company Subsidiaries, develops quantum encryption as a secure method of implementing a cryptographic protocol involving components of quantum mechanics.

(B)
As of the date of this Agreement, (i) David John Williams, a British citizen (“DJW”), (ii) David James Bestwick, a British citizen (“DJB”), and (iii) D2BW Limited (together with DJW and DJB, the “Key Company Shareholders”) directly own 295,291 Company Shares, 160,891 and 603,218 Company Shares, respectively, cumulatively representing approximately 85.20% of the Company Shares, and the Company Shareholders other than the Key Company Shareholders own 184,700 Company Shares, cumulatively representing approximately 14.80% of the Company Shares.

(C)
As of the date of this Agreement, the Company has outstanding (i) £1,000,000 of convertible loan notes under the 2018A Loan Note Instrument, (ii) £3,500,000 of convertible loan notes under the 2019B Loan Note Instrument and (iii) £10,500,000 of convertible loan notes under the 2020 FF Loan Note Instrument (collectively, the “Loan Notes”).

(D)
On or around the date of this Agreement, the Loan Note Holders each entered into a deed of noteholder, providing that, among other things, the Other Loan Note Holders will convert their respective Loan Notes into Company Loan Note Shares immediately prior to the Share Acquisition Closing. The convertible loan notes under the 2020 FF Loan Note Instrument will automatically convert into Company Loan Note Shares immediately prior to the Share Acquisition Closing in accordance with its terms.

(E)
Concurrently with the execution of this Agreement, the Other Loan Note Holders and the Future Fund shall enter into a loan note holder share purchase deed with Pubco in the Agreed Form, dated as of the date of this Agreement (the “LNH SPA”), providing that, among other things, the Other Loan Note Holders and the Future Fund shall sell their respective Company Loan Note Shares to Pubco in accordance with the terms and conditions of the LNH SPA.

(F)
Pubco is a newly incorporated Cayman Islands company that is a Cayman Islands tax resident and owned entirely by DJW, who is not a U.S. citizen or resident.

(G)
Concurrently with the execution and delivery of this Agreement, certain investors (the “PIPE Investors”) will enter into subscription agreements (the “Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase 7,100,000 shares from the Purchaser, as specified therein immediately prior to the Merger Effective Time (the “PIPE Investment”).

(H)
The Parties desire and intend to effect a business combination transaction whereby (i) Purchaser will merge with and into Pubco (the “Merger”), as a result of which (a) the separate corporate existence of Purchaser shall cease and Pubco shall continue as the surviving company and (b) each issued and outstanding security of Purchaser immediately prior to the Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, and (ii) Pubco will acquire all of the Company Shares in exchange for the issue to the Company Shareholders shares in Pubco and, if applicable, the payment of cash and Earnout Shares (the “Share Acquisition” and, together with the Merger and the other transactions contemplated by this Agreement and the Ancillary Documents, the “Transactions”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of applicable Law.

(I)
On February 3, 2021, Purchaser entered into a Registration and Shareholder Rights Agreement with the Sponsor and the other “Holders” named therein (the “Sponsor Registration Rights Agreement”).

(J)
The boards of directors of Purchaser, the Company and Pubco have each (i) determined that the Transactions are in the best interests of their respective companies and likely to promote the success of the respective companies for the benefit of their respective shareholders as a whole, and (ii) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein.

(K)
Certain capitalized terms used herein are defined in Article XIV hereof.

IT IS AGREED THAT:
ARTICLE I
MERGER
1.1   Merger.   At the Merger Effective Time, subject to and upon the terms and conditions of this Agreement and the plan of merger to be prepared by the Parties (the “Plan of Merger”), and in accordance with the applicable provisions of the Cayman Companies Act, Purchaser, as a constituent party for the purpose of the Cayman Companies Act, and Pubco, as a constituent party for the purpose of the Cayman Companies Act, shall consummate the Merger, pursuant to which Purchaser shall be merged with and into Pubco with Pubco being the surviving entity for the purpose of the Cayman Companies Act, following which the separate corporate existence of Purchaser shall cease and Pubco shall continue as the surviving company. Pubco, as the surviving company after the Merger, is hereinafter sometimes referred to as the “Surviving Company” (provided, that references to Purchaser for periods after the Merger Effective Time shall include the Surviving Company).
1.2   Merger Effective Time.   Purchaser and Pubco shall cause the Merger to be consummated by filing the Plan of Merger and other Cayman Merger Filing Documents to be filed with the Cayman Registrar. The Merger shall become effective on the Merger Closing Date when the Plan of Merger is registered by the Cayman Registrar (the “Merger Effective Time”).
1.3   Effect of the Merger.   At the Merger Effective Time, the effect of the Merger shall be as provided in this Agreement, the Plan of Merger, and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Purchaser and Pubco shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Purchaser and Pubco set forth in this Agreement to be performed after the Merger Effective Time.

1.4   Organizational Documents of Surviving Company.   At the Merger Effective Time, the Surviving Company shall adopt new memorandum and articles of association to be agreed between Pubco, the Company and the Purchaser as soon as practicable after the date of this Agreement and in any event prior to Share Acquisition Closing (the “Amended Pubco Charter”).
1.5   Directors and Officers of Surviving Company.   At the Merger Effective Time, the board of directors and executive officers of the Surviving Company shall be the directors and officers of Pubco, each to hold office in accordance with the Organizational Documents of the Surviving Company until their respective successors are duly elected or appointed and qualified.
1.6   Effect of Merger on Purchaser Securities.    Each Purchaser Public Unit outstanding immediately prior to the Merger Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) Purchaser Ordinary Share and one-half (1/2) of a Purchaser Public Warrant in accordance with the terms of the applicable Purchaser Public Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.6 below. At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of securities of Purchaser or Pubco:
(a)   Purchaser Ordinary Shares.   Every issued and outstanding Purchaser Ordinary Share (other than those described in Section 1.6(c) below) shall be converted automatically into the right of the holder thereof to receive one (1) Pubco Ordinary Share, following which, all Purchaser Ordinary Shares shall cease to be outstanding and shall automatically be cancelled and shall cease to exist. The holders of certificates previously evidencing Purchaser Ordinary Shares outstanding immediately prior to the Merger Effective Time shall cease to have any rights with respect to such shares, except as provided herein or by Law. Each certificate previously evidencing Purchaser Ordinary Shares shall be exchanged for a certificate (if requested) representing the same number of Pubco Ordinary Shares upon the surrender of such certificate in accordance with this Section 1.6(a) and Section 1.7. Each certificate formerly representing Purchaser Ordinary Share (other those described in Section 1.6(c) below) shall thereafter represent only the right to receive the same number of Pubco Ordinary Shares in accordance with this Section 1.6(a).
(b)   Purchaser Warrants.   (i) Every issued and outstanding Purchaser Public Warrant shall be converted automatically into the right of the holder thereof to receive one (1) Pubco Public Warrant, and (ii) every issued and outstanding Purchaser Private Warrant shall be converted automatically into the right of the holder thereof to receive one (1) Pubco Private Warrant. At the Merger Effective Time, the Purchaser Warrants shall cease to be outstanding and shall automatically be cancelled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, except that in each case they shall represent the right to acquire Pubco Ordinary Shares. At or prior to the Merger Effective Time, Pubco shall take all corporate actions necessary to reserve for future issuance and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of Pubco Ordinary Shares for delivery upon the exercise of such Pubco Warrants.
(c)   Cancellation of Capital Shares Owned by Purchaser.   At the Merger Effective Time, if there are any shares of Purchaser that are owned by Purchaser as treasury shares, such shares shall be cancelled and extinguished without any conversion thereof or payment therefor.
(d)   Transfers of Ownership.   If any certificate for securities of Purchaser is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the certificate so surrendered will be accompanied by an appropriate instrument of transfer and that the person requesting such exchange will have paid to Purchaser or any agent designated by it any transfer or other Taxes required by reason of the issuance of a certificate for securities of Purchaser in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Purchaser or any agent designated by it that such Tax has been paid or is not payable.
(e)   No Liability.    Notwithstanding anything to the contrary in this Section 1.6, none of the Surviving Company, the Company or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

1.7   Effect of Merger on Pubco Capital Shares.   At the Merger Effective Time, by virtue of the Merger and without any action on the part of any Party or any equityholder of Purchaser or Pubco, all of the shares of Pubco issued and outstanding immediately prior to the Merger Effective Time (excluding, for the avoidance of doubt, any Pubco Ordinary Shares issued at the Merger Effective Time) shall be repurchased for an amount of US$1.00, and DJW (as sole shareholder of Pubco immediately prior to the Merger Effective Time) hereby irrevocably consents to such repurchase.
1.8   Satisfaction of Rights.   All securities issued upon the surrender of Purchaser Securities in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such securities, provided that any restrictions on the sale and transfer of Purchaser Securities shall also apply to the Pubco Securities so issued in exchange.
1.9   Lost, Stolen or Destroyed Purchaser Certificates.   In the event any certificates representing Purchaser Securities shall have been lost, stolen or destroyed, Pubco shall issue, in exchange for such lost, stolen or destroyed certificates, as the case may be, upon the making of an indemnity of that fact by the holder thereof, such securities, as may be required pursuant to Section 1.6.
1.10   Taking of Necessary Action; Further Action.   If, at any time after the Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Purchaser and Pubco, the officers and directors of Purchaser and Pubco are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
1.11   Tax Consequences.
(a)   The Parties hereby agree and acknowledge that for U.S. federal income tax purposes (i) the Merger is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code, and (ii) this Agreement is intended to constitute and the Parties hereby adopt this Agreement as a “plan or reorganization” within the meaning of Treasury Regulation sections 1.368-2(g) and 1.368-3(a). To the extent required to take a position, the Parties hereby agree to file all applicable Tax and other informational returns on a basis consistent with such characterization, unless otherwise required by a Governmental Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar provision of applicable state, local or non-U.S. Tax Law) or a change in applicable Law after the date hereof. Each of the Parties acknowledge and agree that each (x) has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement, and (y) is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Merger does not qualify as a reorganization within the meaning of Section 368(a)(1)(F) of the Code.
(b)   The Parties agree that if the Share Acquisition constitutes a “qualified stock purchase” within the meaning of Section 338(d)(3) of the Code of Company Shares by Pubco, the Company and the Company Shareholders will consider in good faith any request from Pubco to make an election pursuant to Section 338(g) of the Code with respect to the Share Acquisition (such election, a “Section 338 Election”) and Pubco shall not make a Section 338 Election without the prior written consent of the Company and the Company Shareholders. In connection with a Section 338 Election, at the time of the Share Acquisition Closing, the Company shall use commercially reasonable efforts to cause its wholly-owned subsidiary, Arqit Inc., a U.S. corporation, to provide Pubco a duly executed certification that meets the requirements of Treasury Regulations Section 1.1445-2(c)(3), dated no more than 30 days prior to the Share Acquisition Closing Date, along with a duly executed notice to the Internal Revenue Service that meets the requirements of Treasury Regulations Section 1.897-2(h), in each case, in form and substance reasonably acceptable to the Purchaser’s Representative; provided that, notwithstanding anything to the contrary in this Agreement, the sole remedy available to Purchaser and Pubco for any failure to provide such certification shall be to make a Tax withholding (if any) required under applicable Law in connection with payments made pursuant to this Agreement, it being understood that in no event shall any such failure to deliver such certification constitute a failure of a condition to the Share Acquisition Closing pursuant to Article X or otherwise.

ARTICLE II
SHARE ACQUISITION
2.1   Exchange of Company Shares.   At the Share Acquisition Closing and subject to and upon the terms and conditions of this Agreement and the articles of association of the Company, the Company Shareholders shall sell and transfer to Pubco, and Pubco shall purchase from the Company Shareholders, all of the legal and beneficial title to the Company Shares with full title guarantee, free from all Liens and together with all rights attaching to the Company Shares at the Share Acquisition Closing (including the right to receive all distributions, returns of capital and dividends declared, paid or made in respect of the Company Shares after the Share Acquisition Closing).
2.2   Consideration.
(a)   Subject to and upon the terms and conditions of this Agreement, the aggregate consideration to be paid to each Company Shareholder shall be the product of the Per Share Merger Consideration Value multiplied by the number of Company Shares held by that Company Shareholder, as set out next to the name of the relevant Company Shareholder in the third column of Schedule 1 to this Agreement, as at Share Acquisition Closing (in respect of each Company Shareholder, its “Company Shareholder Merger Consideration”).
(b)   The Company Shareholder Merger Consideration in respect of each Company Shareholder shall comprise:
(i)   if such Company Shareholder has so elected in accordance with the terms of this Agreement, an amount in cash equal to that Company Shareholder’s Closing Cash Payment Amount, if any; and
(ii)   that Company Shareholder’s Closing Number of Shares.
(c)   Each Company Shareholder shall be entitled to receive their:
(i)   Closing Cash Payment Amount, if any (and only if such Company Shareholder has elected to receive a Closing Cash Payment Amount in accordance with the terms of this Agreement); and
(ii)   Closing Number of Shares,
in accordance with Section 2.2(f).
(d)   As soon as reasonably practicable (and, in any event, no later than 15 calendar days) after the date of this Agreement each Company Shareholder shall provide a completed Closing Notice to Pubco and its Transfer Agent:
(i)   instructing Pubco and its Transfer Agent to issue the Closing Number of Shares in respect of such Company Shareholder to such Company Shareholder in accordance with this Section 2.2; and
(ii)   confirming whether or not such Company Shareholder has elected to receive an amount in cash equal to that Company Shareholder’s Closing Cash Payment Amount as part of the Company Shareholder Merger Consideration in respect of that Company Shareholder. If a Company Shareholder does not provide to Pubco such written instructions within such 15 calendar day period, that Company Shareholder shall be deemed not to have elected to receive a Closing Cash Payment Amount, and the Company Shareholder Merger Consideration in respect of that Company Shareholder shall comprise only the Closing Number of Shares in respect of such Company Shareholder.
(e)   Each Company Shareholder’s Pro Rata Portion of the Closing Cash Payment Amount, if any (and only if such Company Shareholder has elected to receive a Closing Cash Payment Amount in accordance with the terms of this Agreement and the Closing Notice), shall be paid to such Company Shareholder’s bank account, the details of which are to be set out in the Closing Notice.

(f)   At Share Acquisition Closing, Pubco shall (i) issue to each Company Shareholder their Closing Number of Shares, and (ii) pay to each Company Shareholder their Closing Cash Payment Amount (if any) (only if such Company Shareholder has elected to receive a Closing Cash Payment Amount in accordance with the terms of this Agreement and the Closing Notice).
2.3   Transfer of Company Shares and Other Undertakings.   At the Share Acquisition Closing, each Company Shareholder shall deliver or procure the delivery to Pubco of:
(a)   a duly executed stock transfer form in respect of its Company Shares to effect the transfer of its Company Shares (the “STFs”);
(b)   share certificates representing its Company Shares (“Company Certificate”). In the event that any Company Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Company Certificate to Pubco, the relevant Company Shareholder may instead deliver to the Company an indemnity for lost certificate in form and substance reasonably acceptable to the Company and Pubco;
(c)   an irrevocable power of attorney in Agreed Form given by each Company Shareholder in favour of Pubco in respect of rights attaching to the Company Shares;
(d)   a copy of any power of attorney in Agreed Form under which any document to be executed by any Company Shareholder under this Agreement has been executed; and
(e)   a copy of the executed and undated resolution of the board of directors of the Company (1) approving the form of the STFs and the transfer of the Company Shares and Company Loan Note Shares from the Company Shareholders and the Loan Note Holders, respectively, to Pubco, (2) instructing the board of directors of the Company to update the Company’s register of members such that Pubco is entered in the register of members as the sole holder of all of the Company Shares and Company Loan Note Shares (subject only to due stamping), and (3) resolving that the necessary filings in connection with the aforementioned matters be submitted to the Registrar thereby notifying the Registrar of such matters.
2.4   Company Options.   Pubco shall grant, on or as soon as reasonably practicable following the Share Acquisition Closing, subject to and upon the terms and conditions of this Agreement, in exchange for the cancellation and release of each Company Option by its holder, equivalent options over Pubco Ordinary Shares and the Company shall procure that each such holder of a Company Option will provide written consent to such exchange, cancellation and release.
2.5   Earnout Shares.
(a)   As additional consideration for the Share Acquisition, as promptly as reasonably practicable (but in any event, within ten (10) Business Days) after the satisfaction of the Earnout Condition, Pubco shall issue or cause to be issued to the Company Shareholders, in accordance with each Company Shareholder’s respective Pro Rata Portion, the Earnout Shares.
(b)   In the event the Earnout Condition is not satisfied within the period that is three (3) years following the Share Acquisition Closing Date, the contingent right and entitlement of the Company Shareholders to the Earnout Shares shall cease to exist.
(c)   Any issuance of Earnout Shares shall be treated as an adjustment to the consideration paid in the Share Acquisition, except to the extent otherwise required by applicable Law.
(d)   If, during the three years following the Share Acquisition Closing Date, there is a bona fide third party transaction that results in the Pubco Ordinary Shares (plus the Earnout Shares as though such shares were in issue) being converted into the right to receive cash or other consideration having a per share value (as adjusted for share splits, share dividends, reorganisations and recapitalisations) (in the case of any non-cash consideration, as provided in the definitive transactions documents for such transaction, or if not so provided, determined by the board of directors of Pubco in good faith) (i) equal to or in excess of $12.50, then the Earnout Shares shall be issued to the Company Shareholders effective as of immediately prior to the consummation of such transaction, or otherwise treated as so issued in connection therewith, so as to ensure that the recipients of such Earnout Shares shall receive such Earnout

Shares, and all proceeds thereof, in connection with such transaction, and (ii) less than $12.50, then the contingent right and entitlement of the Company Shareholders to the Earnout Shares shall cease to exist.
2.6   Fractional Shares.   Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share or Earnout Share will be issued by Pubco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Pubco Ordinary Share or Earnout Share (after aggregating all fractional Pubco Ordinary Shares or Earnout Shares, as applicable, that would otherwise be received by such Person) shall instead have the number of Pubco Ordinary Shares or Earnout Shares, respectively, issued to such Person rounded down in the aggregate to the nearest whole Pubco Ordinary Share or Earnout Share, respectively.
2.7   Company Shareholder Consent.   Each Company Shareholder hereby approves, authorizes and consents to the Company’s execution and delivery of this Agreement and the Ancillary Documents to which the Company is or is required to be a party or otherwise bound, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby. Each Company Shareholder acknowledges and agrees that the consent set forth herein is intended and shall constitute such consent of such Company Shareholder as may be required (and shall, if applicable, operate as a written shareholder resolution of the Company) pursuant to the Company’s Organizational Documents, any other agreement in respect of the Company to which such Company Shareholder is a party or bound and all applicable Laws. Each of the Company Shareholders hereby waives and disapplies any and all pre-emption rights, rights of first refusal, tag along, drag along and other rights (each, howsoever described) which may have been conferred on it under the Company’s Organizational Documents or otherwise as may affect the transactions contemplated by this Agreement and the Ancillary Documents (other than its rights pursuant to this Agreement). Further, subject to applicable Law, the Company and the Company Shareholders hereby waive any obligations of the parties under the Company’s Organizational Documents to the extent they relate to the transactions contemplated by this Agreement and the Ancillary Documents.
2.8   Termination of Certain Agreements.   Without limiting the provisions of Section 2.7 or Section 12.2, the Company and the Company Shareholders hereby agree that, effective at the Share Acquisition Closing, any shareholders, voting or similar agreement among the Company and any of the Company Shareholders or among the Company Shareholders with respect to the Company or its shares shall automatically, and without any further action by any of the Parties, terminate in full and become null and void and of no further force and effect with no Liability whatsoever for the Company. Further, the Company and the Company Shareholders hereby waive any obligations of the parties under any agreement described in the preceding sentence with respect to the transactions contemplated by this Agreement and the Ancillary Documents, and any failure of the parties to comply with the terms thereof in connection with the transactions contemplated by this Agreement and the Ancillary Documents.
2.9   Release of Funds from Trust Account.   Subject to the terms and conditions of the Trust Agreement, each Party shall use reasonable endeavours, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to cause the funds held in the Trust Account to be released simultaneously with, or as promptly as practicable after, the Share Acquisition Closing.
2.10   Appointment of Transfer Agent.   Prior to the Merger Closing, Pubco shall appoint a transfer agent reasonably acceptable to Purchaser (the “Transfer Agent”), as its agent, for the purpose of (a) exchanging Purchaser Securities for Pubco Securities, and (b) issuing Exchange Shares. The Transfer Agent shall (a) exchange Purchaser Securities for Pubco Securities, and (b) issue Exchange Shares, in each case in accordance with the terms of this Agreement and, to the extent applicable, the Plan of Merger, the Cayman Companies Act and customary transfer agent procedures and the rules and regulations of the Depository Trust Company.
2.11   Withholding.   Purchaser, Pubco, the Company, the Transfer Agent and any other applicable withholding agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. Other than with respect to any compensatory payments subject to payroll withholding, the Person intending to withhold shall use commercially reasonable efforts to notify the Person to whom amounts would otherwise be payable of any amounts that it intends to deduct and withhold at least 5 days prior to the payment with respect to which such amounts will be withheld (which notice shall set forth a description of the factual and legal basis for such withholding) and the Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding). To the extent that amounts are so withheld and timely remitted to the applicable Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE III
CLOSING
3.1   Closing.   Subject to the satisfaction or waiver of the conditions set forth in Article X, the closing of the Merger (the “Merger Closing”) shall occur on the third (3rd) Business Day following the satisfaction or waiver of the conditions set forth in Article X (other than those conditions that by their nature are to be fulfilled at the Merger Closing, but subject to the satisfaction or waiver of such conditions), or at such other date as Purchaser, Pubco and the Company may agree in writing. Subject to the Merger Closing, the closing of the Share Acquisition (the “Share Acquisition Closing”) shall occur on the first (1st) Business Day following the Merger Closing. The date of the Merger Closing shall be referred to herein as the “Merger Closing Date”. The date of the Share Acquisition Closing shall be referred to herein as the “Share Acquisition Closing Date”. Each of the Merger Closing and Share Acquisition Closing shall take place virtually or at such place as Purchaser, Pubco and the Company may agree in writing, and at such times on the Merger Closing Date and the Share Acquisition Closing Date as Purchaser, Pubco and the Company agree in writing.
ARTICLE IV
WARRANTIES OF PURCHASER
Except as fairly disclosed, other than in respect of the Purchaser Fundamental Warranties, in (i) the disclosure schedules delivered by Purchaser to the Company and the Company Shareholders on the date hereof (the “Purchaser Disclosure Schedules”), or (ii) the SEC Reports that are available on the SEC’s website through EDGAR prior to the date of this Agreement, excluding disclosures referred to in e.g. “Forward-Looking Statements” and “Risk Factors”, and any other disclosures therein to the extent they are generally predictive or cautionary in nature or related to forward-looking statements, Purchaser warrants to the Company, Pubco and the Company Shareholders, as of the date hereof and as of the Merger Closing, as follows:
4.1   Organization and Standing.   Purchaser is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has heretofore made available to the Company accurate and complete copies of its Organizational Documents, each as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents in any material respect.
4.2   Authorization; Binding Agreement.   Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser and (b) other than the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in this Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. Purchaser’s board of directors, at a duly called and held meeting or in writing as permitted by Purchaser’s memorandum and articles of association, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of Purchaser in accordance with the Cayman Companies Act, (ii) approved and adopted this Agreement, (iii) recommended that Purchaser’s shareholders vote in favour of the approval of this Agreement, the Merger, and the other Shareholder Approval Matters in accordance with the Cayman Companies Act (the “Purchaser Recommendation”) and (iv) directed that this Agreement and the Shareholder Approval Matters be submitted to the Purchaser’s shareholders for their approval. This Agreement has been, and each Ancillary Document to which Purchaser is a party shall be when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).
4.3   Governmental Approvals.   No Consent of or with any Governmental Authority, on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the transactions contemplated hereby and thereby, other than (a) any filings required with Nasdaq or the SEC with respect to the Transactions, (b) applicable requirements, if any, of the Securities Act, the Exchange Act, (c) the pre-merger notification requirements of the HSR Act if the Purchaser delivers notice that such a filing is required in accordance with section 8.12(b) and (d) registration of the Merger by the Cayman Registrar.
4.4   Non-Contravention.   The execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the transactions contemplated hereby and thereby, and compliance by Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser.
4.5   Capitalization.
(a)   As of the date of this Agreement, the issued and outstanding Purchaser Securities are set forth hereto in Schedule 4.5(a). As of the date of this Agreement, there are no issued or outstanding Purchaser preferred shares. All outstanding shares of Purchaser Securities are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under the Laws of the Cayman Islands, the Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the transactions contemplated by this Agreement, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.
(b)   Except as set forth in Schedule 4.5(a) or Schedule 4.5(b), there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, pre-emptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or

(iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth herein, there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting or transfer of any shares of Purchaser.
(c)   All Indebtedness of Purchaser as of the date of this Agreement is disclosed in Schedule 4.5(c). No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser, or (iii) the ability of Purchaser to grant any Lien on its properties or assets. As of the date hereof, Purchaser does not have any present intention, agreement, arrangement or understanding to enter into or incur, any additional obligations with respect to or under any Indebtedness.
(d)   Since the date of formation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.
4.6   SEC Filings; Purchaser Financials; Internal Controls.
(a)   Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement and prior to the Share Acquisition Closing. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser, (ii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Purchaser with the SEC since the IPO (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i) and (ii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.
(b)   As of the date of this Agreement, (i) the Purchaser Ordinary Shares and the Purchaser Public Warrants are listed on Nasdaq, in the ticker of CENHU, CENH and CENHW, respectively, (ii) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (iii) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq, and (iv) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq.

(c)   The financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved, (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) audited in accordance with PCAOB standards.
(d)   Except as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Purchaser’s formation in the ordinary course of business. Purchaser does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. As of the date of this Agreement, no financial statements other than those of Purchaser are required by GAAP to be included in the financial statements of Purchaser.
(e)   Since the IPO, neither the Purchaser nor the Purchaser’s independent auditors has identified or been made aware of any (i) “significant deficiency” in the internal controls over financial reporting of Purchaser, (ii) “material weakness” in the internal controls over financial reporting of Purchaser, (iii) fraud, whether or not material, that involves management or other employees of Purchaser who have a role in the internal controls over financial reporting of Purchaser or (iv) any written claim or allegation regarding any of the foregoing.
(f)   Except as not required in reliance on exemptions from various reporting requirements by virtue of Purchaser’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since the IPO, (i) Purchaser has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Purchaser’s financial statements for external purposes in accordance with GAAP, and (ii) Purchaser has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Purchaser is made known to Purchaser’s principal executive officer and principal financial officer by others within Purchaser, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.
(g)   There are no outstanding loans or other extensions of credit made by Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Purchaser. Purchaser has not taken any action prohibited by Section 402 of SOX.
(h)   To the Knowledge of Purchaser, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the Knowledge of Purchaser, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
4.7   Absence of Certain Changes.   As of the date of this Agreement, Purchaser has (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities, and (b) since the IPO, not been subject to a Material Adverse Effect.
4.8   Compliance with Laws.   Purchaser is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on Purchaser, and Purchaser has not received written notice alleging any violation of applicable Law in any material respect by Purchaser.
4.9   Actions; Orders; Permits.   There is no pending or, to the Knowledge of Purchaser, threatened Action to which Purchaser is subject which would reasonably be expected to have a Material Adverse Effect on Purchaser or on the ability of Purchaser to enter into and perform its obligations under this Agreement. There is no material Action that Purchaser has pending against any other Person. Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Purchaser.
4.10   Taxes and Returns.
(a)   Purchaser has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects. Purchaser has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP.
(b)   There are no material claims, assessments, audits, examinations, investigations or other Actions pending or in progress against Purchaser, in respect of any material Tax, and Purchaser has not been notified in writing of any material proposed Tax claims or assessments against Purchaser.
(c)   There are no material Liens with respect to any Taxes upon any of Purchaser’s assets, other than Permitted Liens. Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return. No written claim has been made by any Governmental Authority which remains outstanding where Purchaser does not file a Tax Return that it is or may be subject to taxation in that jurisdiction with respect to Taxes that would be the subject of such Tax Return.
(d)   Purchaser does not have any material Liability for the Taxes of another Person as a transferee or successor or by contract (other than those entered into in the ordinary course of business the principle purpose of which is not Tax) and Purchaser is not a party to or bound by any other Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement with respect to Taxes (including closing agreement or other similar agreement relating to Taxes with any Governmental Authority).
(e)   Purchaser has never been a party to any transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).
(f)   Purchaser has never been a party to a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.
(g)   As of the date hereof, Purchaser is not and has never been a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code and is not treated as a U.S. corporation under Section 7874(b) of the Code.
(h)   Purchaser is not liable to pay any material stamp taxes in order to have valid title over any of its assets (excluding, for the avoidance of doubt, Company Shares and/or Company Loan Note Shares).
4.11   Employees and Employee Benefit Plans.   Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans. Except as set forth on Schedule 4.11, neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will (i) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Purchaser, or (ii) result in the acceleration of the time of payment or vesting of any such payment or benefit.
4.12   Properties.   Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. Purchaser does not own or lease any material real property or Personal Property.

4.13   Material Contracts.
(a)   Except as set forth on Schedule 4.13, other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee, or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser or any of its current or future Affiliates, any acquisition of material property by Purchaser or any of its current or future Affiliates, or restricts in any material respect the ability of Purchaser or any of its current or future Affiliates from engaging in business as currently conducted by it or from competing with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.
(b)   With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.
4.14   Transactions with Affiliates.   Schedule 4.14 sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser, on the one hand, and any (a) present or former director, officer, employee, manager, direct equityholder or Affiliate of Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Purchaser’s outstanding capital stock as of the date hereof, on the other hand.
4.15   Investment Company Act; JOBS Act.   Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act. Purchaser constitutes an “emerging growth company” within the meaning of the JOBS Act.
4.16   Finders and Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies, the Company Shareholders or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser. Schedule 4.16 shall set forth, as of the date of this Agreement, the amounts of any such fees or commissions that are due or would, upon the Share Acquisition Closing, be due.
4.17   Certain Business Practices.
(a)   Neither Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment, or (iv) since the formation of Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Purchaser or assist it in connection with any actual or proposed transaction. No Action involving Purchaser with respect to the any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.

(b)   The operations of Purchaser are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to the any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.
(c)   None of Purchaser or any of its directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of Purchaser is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or other applicable Governmental Authority, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine), or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and Purchaser has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country sanctioned by OFAC or other applicable Governmental Authority (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any sanctions administered by OFAC or the U.S. Department of State or other applicable Governmental Authority in the last five (5) fiscal years. Neither Purchaser nor any of its directors or officers, nor, to the knowledge of Purchaser, any other Representative acting on behalf of Purchaser has engaged in any conduct, activity, or practice that would constitute a violation or apparent violation of any applicable sanctions laws administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority. No Action involving Purchaser with respect to the any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.
4.18   Insurance.   Schedule 4.18 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to Purchaser.
4.19   Information Supplied.   None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Target Companies, the Company Shareholders or any of their respective Affiliates.
4.20   Trust Account.   As of the date hereof, Purchaser had an amount of assets in the Trust Account of not less than three hundred and forty-five million dollars ($345,000,000). The funds held in the Trust Account are invested in U.S. government securities with a maturity of one hundred and eighty-five (185) days or less or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a valid and binding obligation of Purchaser and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or, to the Knowledge of Purchaser, that would entitle any Person (other than (i) in respect of deferred underwriting commissions set forth in Schedule 4.20 or Taxes, (ii) the Purchaser’s shareholders prior to the Merger Effective Time who shall have elected to redeem their Purchaser Ordinary Shares pursuant to the Purchaser’s Organizational Documents or in connection with an amendment thereof to extend Purchaser’s deadline to consummate a Business Combination, or (iii) if Purchaser fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, in limited amounts to permit Purchaser to pay the expenses of the Trust Account’s liquidation and dissolution, and then Purchaser’s shareholders) to any portion of the funds in the Trust Account. Prior to the Merger Closing, none of the funds held in the Trust Account have been released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem Purchaser Ordinary Shares pursuant to the Purchaser’s Organizational Documents, or in connection with an amendment thereof to extend Purchaser’s deadline to consummate a Business Combination. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Purchaser, threatened with respect to the Trust Account. The Purchaser has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Merger Effective Time, the obligations of the Purchaser to dissolve or liquidate pursuant to the Purchaser’s Organizational Documents shall terminate, and as of the Merger Effective Time, the Purchaser shall have no obligation whatsoever pursuant to the Purchaser’s Organizational Documents to dissolve and liquidate the assets of the Purchaser by reason of the consummation of the transactions contemplated hereby. As of the date hereof, assuming the accuracy of the representations and warranties of the Company and Pubco contained herein and the compliance by the Company and Pubco with their respective obligations hereunder, the Purchaser has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to the Purchaser on the Share Acquisition Closing Date.
4.21   Warranties.   The Purchaser acknowledges and agrees that, except as set forth in Articles V, VI (including the related portions of the Company Disclosure Schedules) and VII, no representations or warranties have been made by Pubco, the Company, the Company Shareholders or any of their respective Representatives.
4.22   Knowledge.   So far as the Purchaser is aware, as at the date of this Agreement, there is no fact or circumstance which is likely to give rise to a claim by the Purchaser for breach of any of the warranties of the Company or the Company Shareholders set forth in this Agreement. For the purpose of this Section 4.22, the awareness of the Purchaser shall be deemed to be the actual knowledge of Garth Ritchie, Shay Badie, Hugh Nineham and Sayak Bhattacharya.
ARTICLE V
WARRANTIES OF PUBCO
Pubco warrants to Purchaser, the Company and the Company Shareholders, as of the date hereof and as of the Merger Closing, and in respect of the Pubco Fundamental Warranties, as of the Share Acquisition Closing, as follows:
5.1   Organization and Standing.   Pubco is a company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Pubco has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Pubco is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco has heretofore made available to Purchaser and the Company accurate and complete copies of its Organizational Documents, as currently in effect. Pubco is not in violation of any provision of its Organizational Documents in any material respect.
5.2   Authorization; Binding Agreement.   Subject to filing the Amended Pubco Charter, Pubco has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the board of directors and shareholder of Pubco and no other corporate proceedings, other than as expressly set forth elsewhere in this Agreement (including the filing of the Amended Pubco Charter), on the part of Pubco are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which Pubco is a party has been or shall be when delivered, duly and validly executed and delivered by Pubco and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Pubco, enforceable against Pubco in accordance with its terms, subject to the Enforceability Exceptions.
5.3   Governmental Approvals.   No Consent of or with any Governmental Authority, on the part of Pubco is required to be obtained or made in connection with the execution, delivery or performance by Pubco of this Agreement and each Ancillary Document to which it is a party or the consummation by Pubco of the transactions contemplated hereby and thereby, other than (a) such filings as are expressly contemplated by this Agreement, including the Amended Pubco Charter, (b) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and (d) the pre-merger notification requirements of the HSR Act if the Purchaser delivers notice that such a filing is required in accordance with Section 8.12(b), (e) registration of the Merger by the Cayman Registrar and (f) all applicable approvals required under the Relevant UK National Security Law.
5.4   Non-Contravention.   The execution and delivery by Pubco of this Agreement and each Ancillary Document to which it is a party, the consummation by Pubco of the transactions contemplated hereby and thereby, and compliance by Pubco with any of the provisions hereof and thereof, will not (a) subject to the filing of the Amended Pubco Charter, conflict with or violate any provision of Pubco’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Pubco or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Pubco under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of Pubco under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of Pubco, except for any deviations from any of the foregoing clauses (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Pubco.
5.5   Capitalization.   As of the date hereof and as of immediately prior to the Share Acquisition Closing, Pubco is authorized to issue a maximum of 469,000,001 Pubco Ordinary Shares and 30,999,999 Pubco Preference Shares, of which 10,000 Pubco Ordinary Shares are issued and outstanding, which are owned by DJW. Prior to giving effect to the transactions contemplated by this Agreement, Pubco does not have any Subsidiaries or own any equity interests in any other Person. Pubco qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act.

5.6   Pubco Activities.   Since its formation, Pubco (i) has not engaged in any business activities other than as contemplated by this Agreement, (ii) has not owned directly or indirectly any ownership, equity, profits or voting interest in any Person, (iii) other than fees in respect of its incorporation, has not had any assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which it is a party and the Transactions, and (iv) other than its Organizational Documents, this Agreement and the Ancillary Documents to which it is a party, has not been party to or bound by any Contract.
5.7   Finders and Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Pubco (excluding, for the avoidance of doubt, any fees or commissions as set forth on Schedule 6.27).
5.8   Investment Company Act.   Pubco is not an “investment company” or, a Person directly or indirectly controlled by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meanings of the Investment Company Act.
5.9   Information Supplied.   None of the information supplied or to be supplied by Pubco expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Pubco does not make any representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, the Target Companies, the Company Shareholders or any of their respective Affiliates.
ARTICLE VI
WARRANTIES OF THE COMPANY
Except as fairly disclosed, other than in respect of the Company Fundamental Warranties, in (i) the disclosure schedules delivered by the Company to Purchaser on the date hereof (the “Company Disclosure Schedules”), or (ii) the contents of the Data Room, the Company hereby warrants to Purchaser as of the date hereof and as of the Merger Closing, and in respect of the Company Fundamental Warranties, as of the Share Acquisition Closing, as follows:
6.1   Organization and Standing.   The Company is a company duly organized, validly existing and in good standing under the Laws of England and Wales and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each other Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing (to the extent that such concept applies) in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates would individually or in the aggregate reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound. The Company has provided to Purchaser accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents in any material respect.

6.2   Authorization; Binding Agreement.   The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Company in accordance with the Company’s Organizational Documents and any applicable Law, and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, in each case, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.
6.3   Capitalization.
(a)   The allotted and issued share capital of the Company consists of the Deferred Shares, 1,244,100 Company Shares and, subject to the conversion of the Loan Notes, 710,074 Company Loan Note Shares, and, save for the Deferred Shares, there are no other issued or outstanding equity interests of the Company. The Company Shareholders are the legal and beneficial owner of all of the issued Company Shares and, subject to the conversion of the Loan Notes, the Loan Note Holders are the legal and beneficial owner of all of the Company Loan Note Shares, with each Company Shareholder owning the Company Shares set forth opposite the name of such Company Shareholder in Schedule 1 to this Agreement, all of which Company Shares are owned by the Company Shareholders free from any Liens other than those imposed under the Company’s Organizational Documents, applicable securities Laws or as set forth in Schedule 1 to this Agreement. After giving effect to the Share Acquisition and the transactions contemplated under the LHN SPA, Pubco shall own all of the issued share capital of the Company free from any Liens other than those imposed under the Company’s Organizational Documents and applicable securities Laws. All of the issued shares of the Company have been duly authorized and are fully paid and not in violation of any purchase option, right of first refusal, pre-emptive right, subscription right or any similar right under any provision of the UK Companies Act, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound.
(b)   Other than the Company Option Plan, no Target Company currently has, and no Target Company has had, since its formation, any stock option or other equity incentive plans. Other than the Company Option Plan, there are no Company Convertible Securities or pre-emptive rights or rights of first refusal or first offer, except for those rights as provided in the Company’s Organizational Documents which have been disapplied and waived by the Company Shareholders pursuant to Section 2.7 hereof, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of the Company Shareholders or any of their respective Affiliates are a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. There are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting or transfer of any of Company Shares. Except as set forth in the Company’s Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities, nor has the Company granted any registration rights to any Person with respect to its equity securities. All of the issued and outstanding securities of the Company have been granted, offered, sold and issued in compliance with all applicable Laws. As a result of the consummation of the transactions contemplated by this Agreement, other than in respect of the Loan Notes, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c)   Since January 1, 2019, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing.
6.4   Company Subsidiaries.   All of the outstanding equity securities of each Company Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable Laws, and owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Company Subsidiary’s Organizational Documents or applicable Laws). There are no Contracts to which the Company or any of its Company Subsidiaries is a party or bound with respect to the voting (including voting trusts or proxies) or transfer of the equity interests of any Company Subsidiary of the Company other than the Organizational Documents of any such Company Subsidiary. There are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Company Subsidiary of the Company is a party or which are binding upon any Company Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Company Subsidiary of the Company. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Company Subsidiary of the Company. No Company Subsidiary of the Company has any limitation, whether by Contract, Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Other than the Company Subsidiaries, no Target Company has any Subsidiaries. Except for in respect of the JV Company: (i) no Target Company owns or has any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person; (ii) no Target Company is a participant in any joint venture, partnership or similar arrangement; and (iii) there are no outstanding contractual obligations of a Target Company to provide funds to or make any loan or capital contribution to any other Person.
6.5   Governmental Approvals.   No Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents to which it is or required to be a party or otherwise bound, or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) any filings required with Nasdaq or the SEC with respect to the Transactions, (b) applicable requirements, if any, of the Securities Act, the Exchange Act, and (c) the pre-merger notification requirements of the HSR Act if the Purchaser delivers notice that such a filing is required in accordance with Section 8.12(b).
6.6   Non-Contravention.   The execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party, and the consummation by any Target Company of the transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in cases of clauses (b) and (c), as would not individually or in the aggregate reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound.

6.7   Financial Statements.
(a)   True and correct copies of the Management Accounts have been provided to Purchaser. As used herein, the term “Management Accounts” means, collectively, the spreadsheet of unaudited monthly reporting information of the Company, consisting of a balance sheet and cash flow for the period beginning on October 1, 2020 and ended on March 31, 2021.
(b)   The Management Accounts were prepared from the books and records of the Company as of the times and for the periods referred to therein. The profit and loss accounts included in the Management Accounts fairly present in all material respects the results of operations of the Company for the periods presented; provided, however, that the Management Accounts are subject to normal year-end audit adjustments.
(c)   When made available pursuant to Section 8.5, the Company Financials shall (i) be prepared from the books and records of the Company or the Target Companies as of the times and for the periods referred to therein, (ii) be prepared in accordance with IFRS, consistently applied throughout and among the periods involved, and (iii) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the results of the operations and cash flows of the Company for the periods indicated.
(d)   Each Target Company maintains books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that are in accordance with applicable Law and provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iii) access to such Target Company’s assets is permitted only in accordance with management’s authorization, and (iv) adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. In the three (3) years immediately preceding the date of this Agreement, no Target Company or its employees or directors (or, to the Knowledge of the Company, any of its other its Representatives) in each case, acting on behalf of the Company has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.
(e)   As of the date hereof, the Target Companies do not have any Indebtedness other than the Loan Notes and the Indebtedness set forth on Schedule 6.7(e), and in such amounts (including principal and any accrued but unpaid interest with respect to such Indebtedness), as set forth therein. Except as disclosed on Schedule 6.7(e) and other than in respect of the Loan Notes, no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.
(f)   Except as set forth on Schedule 6.7(f), no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with IFRS), except for those that will be reflected or reserved on or provided for in the balance sheet of the Company contained in the Company Financials, or are not material and were incurred after December 31, 2020 in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).
6.8   Absence of Certain Changes.   Except as set forth on Schedule 6.8 or for actions expressly contemplated by this Agreement, each Target Company, since January 1, 2021, (i) has conducted its business only in the ordinary course of business consistent with past practice, (ii) has not been subject to a Material Adverse Effect, and (iii) has not taken any action or committed or agreed to take any action that would be prohibited by Section 8.2 (without giving effect to Schedule 8.2) if such action were taken on or after the date hereof without the consent of Purchaser.
6.9   Compliance with Laws.   Except as set forth on Schedule 6.9 and where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound each Target Company is and, in the three (3) years immediately preceding the date of this Agreement has been, in compliance with, and not in conflict, default or violation of, any applicable Laws, including for the avoidance of doubt non-compliance with any anti-tax evasion Laws that give rise to a need for a Target Company to maintain appropriate Tax evasion prevention procedures, and no Target Company has received, in the three (3) years immediately preceding the date of this Agreement, any written or, to the Knowledge of the Company, oral notice of any conflict or non-compliance with, or default or violation of, any applicable Laws by which it is or was bound in any material respect.
6.10   Company Permits.   Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”), except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened. No Target Company is in violation in any material respect of the terms of any Company Permit, and in the three (3) years immediately preceding the date of this Agreement, no Target Company has received any written, or to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any Company Permit.
6.11   Litigation.   Except as described on Schedule 6.11, as of the date of this Agreement, there is no (a) Action of any nature currently pending or, to the Company’s Knowledge, threatened (and no such Action has been brought or, to the Company’s Knowledge, threatened since the date of its formation), or (b) Order now pending or outstanding or that was rendered by a Governmental Authority since the date of its formation, in either case of (a) or (b) by or against any Target Company, its current or former directors, officers or equity holders in their capacity as such, its business, equity securities or assets. The items listed on Schedule 6.11, if finally determined adverse to the Target Companies, will not be material to the Target Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound. Since the date of its formation, none of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud as it relates to the business of any Target Company, except as would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform on a timely basis its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound.
6.12   Material Contracts.
(a)   Schedule 6.12(a) sets forth a true, correct and complete list of, and the Company has made available to Purchaser, true, correct and complete copies of, each Contract to which any Target Company is a party or by which any Target Company are bound (each Contract required to be set forth on Schedule 6.12(a), a “Company Material Contract”) that:
(i)   contains covenants that limit the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person in each case in any material respect, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favoured pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii)   relates to the formation, creation, operation, management or control of any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement;
(iii)   evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $500,000 other than in respect of the Loan Notes;
(iv)   involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices other than those entered into in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions that are settled on a daily basis;
(v)   involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 or shares or other equity interests of any Target Company or another Person;
(vi)   relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;
(vii)   by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $500,000 per year or $2,000,000 in the aggregate;
(viii)   contains licenses, sublicenses and other agreements or permissions, under which a Target Company is a licensee or otherwise is authorized to use or practice any Intellectual Property of a third party, excluding (A) Immaterial Licenses, (B) licenses for Open Source Materials and (C) “shrink wrap,” “click wrap,” and “off the shelf” Software licenses and other agreements for Software (or the provision of Software-enabled services) that is commercially available to the public generally with license, maintenance, support and other fees of less than $500,000 per year (“Material Inbound Licenses”);
(ix)   pursuant to which any Target Company has (A) acquired from any third party any ownership right to any material Intellectual Property, excluding Contracts with Contributors substantially in the form of the templates of written Contracts provided by the Company to Purchaser entered into in the ordinary course of business consistent with past practice, or (B) transferred to any third party any ownership right to any material Intellectual Property;
(x)   pursuant to which any Target Company has granted to any third party any license, right, immunity or authorization to use or otherwise exploit any Company Owned IP, excluding Immaterial Licenses (“Material Outbound Licenses”);
(xi)   for, or relating to, the employment or hiring or engagement for services of any director, officer, employee, or consultant of the Company that is not terminable by any Target Company with notice without any cost or other Liability (except as required by Law), including any Contract requiring the relevant Target Company to make a payment to any employee on account of any transaction contemplated by this Agreement or any Ancillary Document;
(xii)   obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $500,000;
(xiii)   is between any (A) Target Company and (B) any Company Shareholder or any directors, officers or employees of a Target Company (other than at-will employment, assignment of Intellectual Property or confidentiality arrangements entered into in the ordinary course of business) or any of their respective Affiliates or other Related Person, including all non-competition, severance and indemnification agreements;

(xiv)   is a labour agreement, collective bargaining agreement, or other labour-related agreement or arrangement with any labour union, labour organization, works council or other employee-representative body;
(xv)   obligates the Target Companies to make any capital commitment or expenditure in excess of $500,000 (including pursuant to any joint venture);
(xvi)   relates to a settlement of any Action entered into within two (2) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality or non-disparagement obligations);
(xvii)   provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney; or
(xviii)   that will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form F-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant.
(b)   Except as disclosed in Schedule 6.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all material respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in breach or default in any material respect, and to the Company’s Knowledge, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received or served written notice of an intention by any party to any such Company Material Contract to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Target Companies, taken as a whole, in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.
6.13   Intellectual Property.
(a)   Schedule 6.13(a)(i) sets forth, as of the date hereof, a complete and accurate list and details of all registered and applied-for Intellectual Property owned (or purported to be owned) by a Target Company (“Company Registered IP”). Except as set forth on Schedule 6.13(a)(iv), the Target Companies exclusively own all Company Owned IP, free and clear of all Liens (other than Permitted Liens), without obligation to pay royalties, licensing fees or other fees to any third party with respect to such Company Owned IP, except for fees and costs payable to file, apply for, register, patent or maintain Company Registered IP. All Company Registered IP is subsisting and, to the Knowledge of the Company, all Company Registered IP (excluding applications for registration) are valid and enforceable (and there have been no acts or omissions that the Company is aware of that would prejudice the enforcement by the Target Companies, including acquiescence by any Target Company in any unauthorised use by third parties).
(b)   The Target Companies either own, or have valid licenses or rights to use, all material Intellectual Property required to carry on the business of the Target Companies as conducted in the twelve months prior to this Agreement.
(c)   The Material Inbound Licenses constitute all of the licenses, sublicenses and other agreements or permissions for material third-party Intellectual Property necessary to operate the business of the Target Companies as conducted in the twelve months prior to the date of this Agreement. Each Target

Company (i) has performed all material obligations imposed on it in the applicable Company IP Licenses, (ii) has made all material payments required under the applicable Company IP Licenses to date, and (iii) such Target Company is not in material breach or material default of any applicable Company IP License. No notice of termination of any Material Inbound Licenses has been received or served by any Target Company and, to the Knowledge of the Company, there are no grounds on which they might be terminated. None of the Target Companies is a party to any Contract pursuant to which any Intellectual Property is exclusively licensed by or to a Target Company. no disputes have arisen in the past three (3) years of which the Company has received written notice and to the Knowledge of the Company, no circumstances exist which are likely to give rise to a dispute, under the Material Inbound Licenses.
(d)   As at the date of this Agreement, no Action is pending or, to the Company’s Knowledge, threatened in writing against a Target Company, that challenges the validity, enforceability or ownership of, or the Target Companies’ right to use, sell, exploit, license or sublicense, any material Company Owned IP, except as would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole. During the past three (3) years, no Target Company has received any written, or to the Knowledge of the Company, oral notice or claim, asserting that the business activities of any Target Company have Infringed or are Infringing the Intellectual Property of any other Person in any material respect. No Infringement or similar claim or Action is, to the Knowledge of the Company, threatened against any Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by any Target Company with respect to any such claim or Action, and during the past three (3) years, none of the Target Companies has received written notice claiming, or demanding any of the foregoing with respect to any such claim or Action, except as would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole. There are no subsisting Orders to which any Target Company is a party or is otherwise bound that (i) restrict the rights of a Target Company to use, transfer, license or enforce any Company Owned IP in any material respects, (ii) restrict the conduct of the business of a Target Company in any material respects in order to accommodate a third party’s Intellectual Property, or (iii) grant any third party any ownership or exclusive rights with respect to any Company Owned IP. To the Knowledge of the Company, no Target Company is currently Infringing, or has, in the past three (3) years, Infringed any Intellectual Property of any other Person in any material respect. To the Company’s Knowledge, no third party is Infringing any Company Owned IP in any material respect. During the past three (3) years, no Target Company has notified any third party or otherwise alleged that a third party is, Infringing any Company Owned IP.
(e)   All current and former founders, employees, consultants and independent contractors who created any material Company Owned IP (each, a “Contributor”) have executed a valid written agreement that assigned to a Target Company the Contributor’s right, title and interest in such material Company Owned IP. To the Knowledge of the Company, no Contributors have claimed any ownership interest in any Company Owned IP within the past three (3) years.
(f)   Each Target Company has taken reasonable endeavours to protect and maintain the secrecy and confidentiality of all Trade Secrets and confidential information owned or held by the Target Companies, and to the Knowledge of the Company, has not been subject to unauthorised access by a third party.
(g)   Except as specified in Schedule 6.13(g), (i) no funding, facilities or personnel of any Governmental Authority, university or research centre were used, directly or indirectly, to develop, create, or reduce to practice, in whole or in part, any Company Owned IP, and (ii) no Governmental Authority, university, college, other educational institution, multi-national, bi-national or international organization or research centre owns or otherwise holds, or has the right to obtain, any rights to any Company Owned IP. The Target Companies are not now, and have never been, a member or promoter of, or a contributor to, any industry standards body or any similar organization that requires or obligates a Target Company to grant or offer to any other Person any license or other right to any Company Owned IP.
(h)   The consummation of the Transactions will not (i) result in the material breach or termination of any payments by a Target Company under any Material Contract; (ii) result in incremental loss of material Intellectual Property rights; and (iii) trigger the release of, or create an obligation to release, source code for Company Software.
(i)   Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, to the Knowledge of the Company (i) no Target Company is in breach of any material terms or conditions of any relevant licenses of Open Source Materials incorporated into any material Company Products; and (ii) since January 1, 2019, no Target Company has received any claim from a third party, or knows of any claim by a third party, that any material Company Products incorporates, is integrated with, or, links to any Open Source Materials in such a manner that requires the Target Company to distribute any material proprietary source code for such Company Product under the terms of a license to such Open Source Materials and, to the Knowledge of the Company, there would be no reasonable basis for such a claim to be made by a third party.
(j)   No source code for any Company Software has been (or is required to be) delivered, licensed or made available to any escrow agent or other Person who is not an employee, contractor, consultant, agent or sub-contractor performing services solely for the benefit of a Target Company, and who is not subject to enforceable confidentiality obligations.
6.14   IT Systems.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, the IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Target Companies as currently conducted. None of the Target Companies has experienced within the past three (3) years any material disruption to, or material interruption in, the conduct of business attributable to a defect, bug, breakdown or other failure or deficiency of the IT Systems. Each Target Company has implemented and maintains measures to provide for the back-up and recovery of all data and information necessary to the conduct of the business of such Target Company (including such data and information that is stored on magnetic or optical media in the ordinary course).
(b)   To the Company’s Knowledge and except as would not, individually or in the aggregate, reasonably be expected to be material to the Target Companies, taken as a whole, none of the Company Software or IT Systems contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other malicious Software or device designed or intended to have any of the following functions: (i) disrupting, disabling, harming or otherwise materially impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such Software or device is stored or installed or (ii) damaging or destroying any data or file without the user’s consent.
(c)   The Target Companies maintain business continuity and disaster recovery plans that are adequate to ensure that the IT Systems can be replaced, restored or substituted without material disruption to the operations of the Target Companies’ business as currently conducted.
6.15   Taxes and Returns.   Except as set forth on Schedule 6.15:
(a)   Each Target Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects. Each Target Company has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established in accordance with IFRS.
(b)   Each Target Company has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by a Target Company have been withheld, including with respect to any amounts owing to or from any employee, independent contractor, shareholder, creditor, or other third party.
(c)   There are no material claims, assessments, audits, examinations, investigations or other material actions pending or in progress against any Target Company, in respect of any material Tax, and no Target Company has been notified in writing of any material proposed Tax claims or assessments against any Target Company. No Target Company has paid, within the past six years ending on the date of this Agreement any material penalty, fine, surcharge or interest charged by virtue of any applicable Tax Laws.
(d)   There are no material Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens. No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by any Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return. No written claim has been made by any Governmental Authority which remains outstanding where a Target Company does not file a Tax Return that it is or may be subject to taxation in that jurisdiction with respect to Taxes that would be the subject of such Tax Return.
(e)   To the Knowledge of the Company, no Target Company has, or has ever had, a permanent establishment, branch or representative office in any country other than the country of its organization.
(f)   No Target Company is or has ever been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than one where the Target Companies are the only members. No Target Company has any material Liability for the Taxes of another Person as a transferee or successor or by contract (other than those entered into in the ordinary course of business the principle purpose of which is not Tax) and no Target Company is a party to or bound by any other Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement with respect to Taxes (including closing agreement or other similar agreement relating to Taxes with any Governmental Authority).
(g)   The Company is registered for value added tax.
(h)   No Target Company has been a party within the past two (2) years to any transaction that was intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code).
(i)   No Target Company is a “controlled foreign corporation” within the meaning of Section 957 of the Code. As at the date of this Agreement only, to the Knowledge of the Company, none of the Company Shareholders is a “US Shareholder” (within the meaning of Code Section 951(b)).
(j)   As of the date hereof, no Target Company is or was a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code or is treated as a U.S. corporation under Section 7874(b) of the Code.
(k)   No Target Company is liable to pay any material stamp taxes in order to have valid title over any of its assets.
(l)   No Target Company has been a party to a transaction that is or is substantially similar to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law. No Target Company has been a party to any “reportable cross border arrangement” as defined in 3(19) of Directive 2011/16/EU as amended by Directive (EU) 2018/822 that has not yet been reported.
(m)   No Target Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any period (or any portion thereof) ending after the Share Acquisition Closing Date as a result of any (i) installment sale or other open transaction disposition made on or prior to the Share Acquisition Closing, (ii) the use of an improper method of accounting for any taxable period (or portion thereof) ending on prior to the Share Acquisition Closing, (iii) any “closing agreement” as described in Section 7121 of the Code (or any comparable, analogous or similar provision under any state, local or foreign Tax law) executed prior to the Share Acquisition Closing or (iv) any prepaid amount or deferred revenue received or accrued on or prior to the Share Acquisition Closing.
(n)   To the Knowledge of the Company, as of the date hereof, no Target Company is treated for any Tax purpose as a resident in a country other than the country of its incorporation or formation.
6.16   Real Property.   Schedule 6.16 contains a complete and accurate list of all premises currently leased or subleased by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and material documents related thereto as of the date of this Agreement, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to Purchaser a true and complete copy of each of the Company

Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received written notice of any such condition. No Target Company owns or has ever owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).
6.17   Personal Property.   Except as set forth in Schedule 6.17, all items of Personal Property with a book value or fair market value of greater than Fifty Thousand Dollars ($50,000) are in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted or presently proposed to be conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Target Company.
6.18   Title to and Sufficiency of Assets.   Each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, and with respect to assets owned by Target Companies, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the balance sheet of the Company and (d) Liens set forth on Schedule 6.18. The assets (including contractual rights) of the Target Companies constitute all of the assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted.
6.19   Employee Matters.
(a)   Except as set forth in Schedule 6.19(a), no Target Company is a party to, or bound by, any labour agreement, collective bargaining agreement or other labour-related Contract, agreement or arrangement with any labour union, labour organization, works council, group of employees or other representative of any of the employees of any Target Company; there are no labour agreements, collective bargaining agreements or any other labour-related Contracts, agreements or arrangements that pertain to any of the employees of any Target Company; and no employees of any Target Company are represented by any labour union, labour organization or works council with respect to their employment with any Target Company.
(b)   The Company has no Knowledge of any activities or proceedings of any labour union or other party to organize or represent any employees of the Target Company; no labour union, labour organization, works council, or group of employees of any Target Company has made a pending demand for recognition or certification; and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with any labour relations tribunal or authority. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labour activity with respect to any such employees.
(c)   The Target Company has satisfied any pre-signing legal or contractual requirement to provide notice to, or to enter into any consultation procedure with, any labour union, labour organization or works council, which is representing any employee of any Target Company, in connection with the execution of this Agreement or the transactions contemplated by this Agreement.
(d)   Schedule 6.19(d) sets forth all unresolved labour controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company.

(e)   No current officer of a Target Company has, to the Knowledge of the Company, provided any Target Company written notice of his or her plan to terminate his or her employment with any Target Company.
(f)   Except as set forth in Schedule 6.19(f), each Target Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labour relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written notice that there is any pending Action involving unfair labour practices against a Target Company, (ii) is not delinquent in payments to any employees, former employees or individual independent contractors for any services or amounts required to be reimbursed or otherwise paid, except for any arrearages occurring in the ordinary course of business, (iii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iv) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no material Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.
(g)   No Target Company is party to a settlement agreement with a current or former officer, employee or independent contractor of any Target Company that involves allegations relating to sexual harassment. To the Knowledge of the Company, in the last five (5) years, no allegations of sexual harassment or other discrimination have been made against any employee or officer of a Target Company.
(h)   To the Knowledge of the Company, no employee of any Target Company is in any material respect in violation of any term of any employment agreement, non-disclosure agreement, common law non-disclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to any Target Company or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by any Target Company or (B) to the knowledge or use of trade secrets or proprietary information.
(i)   Each individual who is currently providing services to any Target Company, or who previously provided services to any Target Company, as an independent contractor or consultant is or was properly classified and properly treated as an independent contractor or consultant by such Target Company. Each individual who is currently providing services to any Target Company through a third party service provider, or who previously provided services to any Target Company through a third party service provider, is not or was not an employee of any Target Company. No Target Company has a single employer, joint employer, alter ego or similar relationship with any other company.
(j)   Since January 1, 2020, the Target Companies have not engaged in layoffs, furloughs or employment terminations (excluding terminations for cause), whether temporary or permanent, and the Target Companies do not have plans to engage in any such layoffs, furloughs or employment terminations (excluding terminations for cause) within the next six (6) months. The Target Companies have sufficient employees to operate the business of the Target Companies as currently conducted.
(k)   (i) Copies of standard form employment agreements applicable to the employees of each Target Company have been made available to Purchaser by the Company and no such employee is engaged on terms which deviate in any material way from these standard forms, and (ii) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written agreement, or commitment or any applicable Law, custom, trade or practice.

(l)   Schedule 6.19(l) contains a list of all independent contractors (including consultants) currently engaged by any Target Company, along with the position, the entity engaging such independent contractor, date of retention and rate of remuneration. Each such independent contractor is a party to a written contract with a Target Company and has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s Contract. For the purposes of applicable Law, all independent contractors who are currently, or within the last three (3) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Each independent contractor’s engagement is terminable by any Target Company with notice, without any obligation of any Target Company to pay severance or a termination fee.
(m)   No employee has transferred into employment with a Target Company by means of a relevant transfer pursuant to the Transfer of Undertakings (Protection of Employment) Regulations 2006.
6.20   Benefit Plans.
(a)   Set forth on Schedule 6.20(a) is a true and complete list of each Benefit Plan of a Target Company (each, a “Company Benefit Plan”). Except as set forth on Schedule 6.20(a), no Target Company maintains or contributes to (or has an obligation to contribute to) or has or could have any liability to. No Company Benefit Plan is a defined benefit pension plan.
(b)   With respect to each Company Benefit Plan, the Company has made available to Purchaser accurate and complete copies of the current plan documents and all material communications in the past three (3) years with any Governmental Authority concerning any matter that is still pending or for which a Target Company has any outstanding material Liability.
(c)   With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing in all material respects with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty that would result in material Liability to any Target Company has occurred; (iii) no Action that would result in a material Liability to the Target Companies is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); and (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit Plan have been timely made. No Target Company has incurred any material obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan.
(d)   Except as set forth in Schedule 6.20(d), the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation whether under any Company Benefit Plan or under any applicable Law or otherwise; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation or benefits, or in respect of, any director, employee or independent contractor of a Target Company.
6.21   Environmental Matters.   Except as set forth in Schedule 6.21:
(a)   Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all material Permits required for its business and operations by Environmental Laws (“Environmental Permits”), and no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify in any material respect, or terminate any such Environmental Permit.
(b)   To the Company’s Knowledge, there is no investigation by any Governmental Authority of the business, operations, or currently owned, operated, or leased property of a Target Company pending or threatened in writing that could reasonably be expected to result in a Target Company incurring material Environmental Liabilities.
6.22   Transactions with Related Persons.   Except as set forth on Schedule 6.22, no Company Shareholder nor any officer or director of a Target Company or any of their respective Affiliates, nor any immediate family member of any of the foregoing (each of the foregoing, a “Related Person”) is presently, or in the past three (3) years, has been, a party to any transaction with a Target Company, including any Contract (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from, or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has a position as an officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect ownership interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company), in each case, other than any Ancillary Document. Except as set forth on Schedule 6.22, or as contemplated by or provided for in any Ancillary Document, no Target Company has outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. Except as set forth on Schedule 6.22, or as contemplated by or provided for in any Ancillary Document, the assets of the Target Companies do not include any material receivable or other material obligation from a Related Person, and the Liabilities of the Target Companies do not include any material payable or other material obligation or commitment to any Related Person.
6.23   Insurance.
(a)   Schedule 6.23(a) lists all material insurance policies (and all material details in relation thereto) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. Except as would not, individually or in the aggregate, be material to any Target Company, all premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. To the Company’s Knowledge and except as would not, individually or in the aggregate, be material to any Target Company, each such insurance policy (i) is valid, binding, enforceable and in full force and effect and (ii) will continue to be valid, binding, enforceable, and in full force and effect on identical terms following the Share Acquisition Closing (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). No Target Company has any self-insurance or co-insurance programs. Since January 1, 2019, no Target Company has received any written notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.
(b)   Since the formation of the Company and the Target Companies, no Target Company has made any insurance claim in excess of $50,000 and each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies, taken as a whole. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. Since its formation, no Target Company has made any material claim against an insurance policy as to which the insurer is denying coverage.
6.24   Data Protection and Cybersecurity.
(a)   For the purposes of this Section 6.24, the terms “controller,” “data subject,” “personal data,” “personal data breach,” “processor,” “processing” (and its cognates), and “special categories of personal data” shall have the meaning given to them in the GDPR.
(b)   Each Target Company complies in all material respects with all Data Protection Laws and contractual obligations relating to the privacy, security, processing, transfer and confidentiality of personal data. Each Target Company has (i) implemented and maintains appropriate policies, notices, logs, and procedures in relation to the processing and transfer of personal data and carried out regular staff training, testing, audits or other mechanisms designed to ensure and monitor compliance with such policies and procedures to demonstrate compliance with Data Protection Laws, (ii) maintained and keeps up-to-date records of all its personal data processing activities as required under Data Protection Laws,

(iii) issued materially compliant processing notices to the relevant data subjects in accordance with Data Protection Laws, (iv) to the extent legally required, obtained all appropriate consents, approvals and/or authorization to process and transfer such personal data lawfully and in accordance with Data Protection Laws, including in relation to the placement of cookies or similar technologies on the devices of users of each Target Company’s website.
(c)   Each Target Company has implemented and maintains appropriate technical and organizational measures to protect personal data and other data relating to the business of the Target Company against personal data breaches and cybersecurity incidents, as monitored through regular external penetration tests and vulnerability assessments (including by remediating any and all material identified vulnerabilities).
(d)   In the past two (2) years, no Target Company has (i) suffered, or has discovered, any personal data breach or security breach or, to the Knowledge of the Company, intrusion into a Target Company’s computer networks or systems or any other computer networks or systems containing personal data or a Target Company’s data, (ii) been subject to any actual, pending, or threatened investigations, notices or requests from any Governmental Authority in relation to their data processing or cybersecurity activities, and (iii) received any actual, pending, or threatened claims from individuals alleging any breach of, or exercising their rights under, Data Protection Laws, except where such a claim would not be reasonably likely to be material to the Target Companies, taken as a whole.
(e)   The systems used by the Target Companies to store or use personal data are all located inside the European Economic Area or the United Kingdom.
(f)   To the extent any personal data originating in the United Kingdom or European Economic Area is transferred by a Target Company outside of the United Kingdom or European Economic Area (as applicable), this is carried out in accordance with Data Protection Laws and with appropriate safeguards in place for such transfer.
(g)   Each Target Company that processes personal data is registered with the United Kingdom Information Commissioner, and has paid any relevant fees, to the extent it is required to do so under Data Protection Laws.
(h)   No Target Company is, or has been, an operator of essential services or a relevant digital service provider as defined in the NIS Directive and has no reason to believe it would be so classified in the future.
6.25   Certain Business Practices.
(a)   Since its formation, no Target Company, nor any of their respective directors or employees (or, to the Company’s Knowledge any other Representative) acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made or offered to make any unlawful payment or provided or offered to provide anything of value to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, or (iii) made any other unlawful payment. Since its formation, no Target Company, nor any of their respective directors or employees (or, to the Company’s Knowledge any other Representative) acting on their behalf has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction. No Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.
(b)   Since its formation, the operations of each Target Company are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Target Companies, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c)   No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority, (ii) organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, Cuba, Iran, North Korea, and the Crimea region of Ukraine), or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise controlled, by a person identified in (i) or (ii); and no Target Company has, directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Company Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any country comprehensively sanctioned by OFAC or other applicable Governmental Authority (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine) or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any sanctions administered by OFAC or the U.S. Department of State or other applicable Governmental Authority in the last five (5) fiscal years. No Target Company or any of their respective directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of a Target Company has engaged in any conduct, activity, or practice that would constitute a violation or apparent violation of any applicable sanctions laws administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority. No Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.
6.26   Investment Company Act.   No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company”, in each case within the meaning of the Investment Company Act.
6.27   Finders and Brokers.   No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Pubco, the Company Shareholders, the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Target Company.
6.28   Information Supplied.   None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, Pubco or any of their respective Affiliates.
6.29   No TID U.S. Business.   No Target Company is a “TID U.S. business,” as defined at 31 C.F.R. § 800.248.
ARTICLE VII
WARRANTIES OF THE COMPANY SHAREHOLDERS
Each Company Shareholder, solely on behalf of himself, herself or itself, as applicable, hereby warrants severally (not jointly and not jointly and severally) to Purchaser and the Company, as of the date hereof and as of the Merger Closing and as of the Share Acquisition Closing, as follows:

7.1   Organization and Standing.   Each Company Shareholder, if not an individual person, is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its formation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.
7.2   Authorization; Binding Agreement.   Each Company Shareholder has all requisite power, authority and legal right and capacity to execute and deliver this Agreement and each Ancillary Document to which he, she or it is a party, to perform the Company Shareholder’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which each Company Shareholder is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by each Company Shareholder and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company Shareholders, enforceable against each Company Shareholder in accordance with its terms, subject to the Enforceability Exceptions.
7.3   Ownership.   Each Company Shareholder owns good, valid and marketable title to all of the Company Shares set forth opposite the name of such Company Shareholder in Schedule 1 to this Agreement, free and clear of any and all Liens (other than those imposed by applicable securities Laws or the Company’s Organizational Documents). There are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings, to which any Company Shareholder is a party or by which any Company Shareholder is bound, with respect to the voting or transfer of any of the Company Shares other than this Agreement. Upon transfer of the Company Shareholder’s Company Shares to Pubco on the Share Acquisition Closing Date in accordance with this Agreement, the entire legal and beneficial interest in such Company Shares and good, valid and marketable title to such Company Shares, free and clear of all Liens (other than those imposed by applicable securities Laws or those incurred by Pubco), will pass to Pubco.
7.4   Governmental Approvals.   No Consent of or with any Governmental Authority on the part of the Company Shareholders is required to be obtained or made in connection with the execution, delivery or performance by the Company Shareholders of this Agreement or any Ancillary Documents to which they are a party or the consummation by the Company Shareholders of the transactions contemplated hereby or thereby other than (a) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (b) applicable requirements, if any, of the Securities Act, the Exchange Act, (c) the pre-merger notification requirements of the HSR Act if the Purchaser delivers notice that such a filing is required in accordance with Section 8.12(b), and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to materially impair or delay the ability of any Company Shareholder to consummate the Transactions.
7.5   Non-Contravention.   The execution and delivery by each Company Shareholder of this Agreement and each Ancillary Document to which they are a party or otherwise bound and the consummation by each Company Shareholder of the transactions contemplated hereby and thereby, and compliance by each Company Shareholder with any of the provisions hereof and thereof, will not, (a) if the relevant Company Shareholder is an entity, conflict with or violate any provision of the Company Shareholder’s Organizational Documents, (b) conflict with or violate any Law, Order or Consent applicable to the relevant Company Shareholder or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the relevant Company Shareholder under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the relevant Company Shareholder under, (viii) give rise to any obligation to obtain any third party consent, or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Contract to which the relevant Company Shareholder is a party or the relevant Company Shareholder or its properties or assets are otherwise bound, except for any deviations from any of the foregoing clauses (b) or (c) that has not had and would not reasonably be expected to materially impair or delay the ability of the relevant Company Shareholder to consummate the Transactions.
7.6   No Litigation.   There is no Action pending or, to the Knowledge of the Company Shareholder, threatened, nor any Order is outstanding, against or involving the Company Shareholder, whether at law or in equity, before or by any Governmental Authority, which would reasonably be expected to materially and adversely affect the ability of any Company Shareholder to consummate the transactions contemplated by, and discharge its obligations under, this Agreement and the Ancillary Documents to which the relevant Company Shareholder is or is required to be a party.
7.7   Investment Warranties.   The Company Shareholders do not have any Contract with any Person to sell, transfer, or grant participations to such Person, or to any third party, with respect to the Exchange Shares. Each Company Shareholder has carefully read and understands all materials provided by or on behalf of Pubco, Purchaser or their respective Representatives to each Company Shareholder or the Company Shareholder’s Representatives pertaining to an investment in Pubco and has consulted, as each Company Shareholder has deemed advisable, with his, her or its own attorneys, accountants or investment advisors with respect to the investment contemplated hereby and its suitability for the Company Shareholder. Each Company Shareholder acknowledges that the Exchange Shares may be subject to dilution for events not under the control of the Company Shareholders. Each Company Shareholder has completed its independent inquiry and has relied fully upon the advice of legal counsel, tax, accountant, financial and other Representatives in determining the legal, tax, financial and other consequences of this Agreement and the transactions contemplated hereby and the suitability of this Agreement and the transactions contemplated hereby for the Company Shareholders and their particular circumstances, and, except as set forth herein, has not relied upon any representations or advice by Purchaser or their respective Representatives. Each Company Shareholder acknowledges and agrees that, except as set forth in Article IV (including the related portions of the Purchaser Disclosure Schedules) and Article V, no representations or warranties have been made by Pubco, Purchaser or any of their respective Representatives, and that each Company Shareholder has not been guaranteed or represented to by any Person, (i) any specific amount or the event of the distribution of any cash, property or other interest in Pubco, or (ii) the profitability or value of the Exchange Shares in any manner whatsoever. The Company Shareholders: (A) have been represented by counsel (or have had the opportunity to consult with independent counsel and has declined to do so); (B) have carefully read and fully understand this Agreement in its entirety and has had it fully explained to it or him by counsel; (C) are fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (D) are competent to execute this Agreement and have executed this Agreement free from coercion, duress or undue influence.
7.8   Finders and Brokers.   To the Knowledge of the Company Shareholders, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Pubco or the Target Companies or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company Shareholder (excluding, for the avoidance of doubt, any fees or commissions as set forth on Schedule 6.27).
7.9   Information Supplied.   None of the information supplied or to be supplied by the Company Shareholders expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company Shareholders expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no Company Shareholder makes any representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, Pubco or their respective Affiliates.
ARTICLE VIII
COVENANTS
8.1   Access and Information.
(a)   During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 11.1 or the Merger Closing (the “Interim Period”), subject to Section 8.16, each of the Company and Pubco shall give, and shall cause its Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies or Pubco, as Purchaser or its Representatives may reasonably request regarding the Target Companies or Pubco and their respective businesses, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist), and cause each of the Representatives of the Company and Pubco to reasonably cooperate with Purchaser and its Representatives in their investigation; provided, however, that Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies or Pubco. Purchaser hereby agrees that, during the Interim Period, it shall not contact any employee (other than executive officers), customer, supplier, distributor or other material business relation of any Target Company regarding any Target Company, its business or the transactions contemplated by this Agreement and the Ancillary Documents without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law, or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.
(b)   During the Interim Period, subject to Section 8.16, Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser, as the Company or its Representatives may reasonably request regarding Purchaser and its business, assets, Liabilities, financial condition, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any) in each case, if the financial statements or other documents already exist), and cause each of Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser. Notwithstanding the foregoing, Purchaser shall not be required to provide access to any information (i) that is prohibited from being disclosed pursuant to the terms of a written confidentiality agreement with a third party, (ii) the disclosure of which would violate any Law, or (iii) the disclosure of which would constitute a waiver of attorney-client, attorney work product or other legal privilege.
8.2   Conduct of Business of the Company during the Interim Period.
(a)   Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed and for these purposes a period longer than five (5) days shall be deemed to be “unreasonable”), during the Interim Period and subject always to Section 8.5 and Section 8.6, except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as set forth on Schedule 8.2, or as required by applicable Law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Target Companies and their operations, the Company shall, and shall cause the other Target Companies: (i) to conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice and (ii) comply with all Laws in all material respects applicable to the Target Companies and their respective businesses, assets and employees.

(b)   Without limiting the generality of Section 8.2(a) and except as contemplated by the terms of this Agreement (including, but not limited to, Section 8.26) or any Ancillary Document, or as set forth on Schedule 8.2, or as required by applicable Law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Target Companies and their operations, during the Interim Period and subject always to Section 8.5 and Section 8.6, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed and for these purposes a period longer than five (5) Business Days shall be deemed to be “unreasonable”), the Company shall not, and shall cause the other Target Companies not to:
(i)   amend, waive or otherwise change, in any respect, its Organizational Documents;
(ii)   authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities, other than in the ordinary course of business of the Company where recruitment involves options being offered, provided that any persons to whom such options are granted shall be required to rollover such options in accordance with the terms of this Agreement as if such person had been a optionholder of the Company immediately prior to the date of this Agreement and such options in aggregate do not exceed the number of options currently available for grant under the current share option pool;
(iii)   split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;
(iv)   incur, create, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $500,000 individually or $2,000,000 in the aggregate, make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business consistent with past practice), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $500,000 individually or $2,000,000 in the aggregate, in each case, except for hedging or over-the-counter derivatives transactions in the ordinary course of business consistent with past practice;
(v)   (A) increase the wages, salaries or compensation of its employees other than in the ordinary course of business consistent with past practice, (B) make or commit to make any bonus payment (whether in cash, property or securities) to any employee other than as set forth on Schedule 8.2 or (except with respect to a director, officer or manager) in the ordinary course of business consistent with past practice, (C) grant any severance, retention, change in control or termination or similar pay, other than as provided for in any written agreements, in the ordinary course of business, consistent with past practice or as required by applicable Law, (D) establish any trust or take any other action to secure the payment of any compensation payable by the Company, (E) materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee other than as set forth on Schedule 8.2 in connection with the transactions contemplated under this Agreement or (except with respect to a director, officer or manager) in the ordinary course of business consistent with past practice, (F) hire any employee with an annual base salary greater than or equal to $200,000 or engage any person as an independent contractor other than in the ordinary course of business consistent with past practice, or (G) terminate the employment of any employee other than for cause or in the ordinary course of business consistent with past practice;
(vi)   waive any restrictive covenant obligations of any employee or individual independent contractor of any Target Company;
(vii)   unless required by applicable Law, (i) modify, extend or enter into any labour agreement, collective bargaining agreement, or other labour-related agreement or arrangement with any labour union, labour organization, works council or other employee-representative body; or (ii) recognize or certify any labour union, labour organization, works council or other employee-representative body as the bargaining representative for any employees of the Target Companies;
(viii)   make, change or rescind any election relating to Taxes, settle any material action relating to Taxes, make any material change in its accounting or Tax policies or procedures, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return), or enter into any “closing agreement” as described in Section 7121 of the Code (or any similar settlement or other agreement under similar Law) with any Governmental Authority;
(ix)   other than in the ordinary course of business, (A) sell, transfer or license any Intellectual Property to any Person, other than Immaterial Licenses, (B) abandon, withdraw, dispose of, permit to lapse or fail to preserve any Company Registered IP, or (C) disclose any material Trade Secrets owned or held by any Target Company to any Person who has not entered into a written confidentiality agreement and is not otherwise subject to confidentiality obligations;
(x)   terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business and consistent with past practice;
(xi)   fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;
(xii)   establish any Subsidiary or enter into any material new line of business;
(xiii)   fail to use reasonable endeavours to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect in a manner materially detrimental to any Target Company;
(xiv)   except as part of the Company’s ongoing preparation for the Listing, in accordance with PCAOB preparedness and Section 402 of SOX, revalue any of its material assets or make any change in accounting methods, principles or practices;
(xv)   waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, such Party or its Affiliates) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Liabilities or obligations, unless such amount has been reserved in the Company Financials, as applicable;
(xvi)   close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;
(xvii)   acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets;
(xviii)   except in respect of expenditures in connection with the satellite build made in the ordinary course of business, make any capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $2,000,000 in the aggregate);
(xix)   adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(xx)   voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $2,000,000 in the aggregate, other than pursuant to the terms of a Company Material Contract or other Contract not required to be disclosed as a

Company Material Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 8.2 during the Interim Period, or pursuant to a Company Benefit Plan, in each case other than in the ordinary course of business of the Company;
(xxi)   sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights, other than licensing of Intellectual Property in the ordinary course of business consistent with past practice;
(xxii)   enter into any agreement, understanding or arrangement with respect to the voting or transfer of equity securities of any Target Company;
(xxiii)   take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with the Transactions;
(xxiv)   accelerate the collection of any trade receivables or delay the payment of trade payables or any other Liabilities other than in the ordinary course of business consistent with past practice;
(xxv)   enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or
(xxvi)   authorize or agree in writing to do any of the foregoing actions.
(c)   Without limiting Section 8.2(a) and 8.2(b), during the Interim Period, except as expressly contemplated by Schedule 6.3(a), without the prior written consent of Purchaser, the Company Shareholders shall not sell, transfer or dispose of any Company Securities owned by the Company Shareholders, and, to the extent possible within their capacity as Company Shareholders (including through the exercise of voting rights and by requiring directors of the Target Companies nominated for appointment by them) (i) cause the Target Companies to comply with Section 8.2(a), and (ii) cause the Target Companies not to take any action, or commit or agree to take any action, that would be prohibited by Section 8.2(b).
8.3   Conduct of Business of Purchaser during the Interim Period.
(a)   Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed and for these purposes a period longer than five (5) days shall be deemed to be “unreasonable”), during the Interim Period, except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as set forth on Schedule 8.3, or as required by applicable Law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on Purchaser and its operations, Purchaser shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice and (ii) comply with all Laws in all material respects applicable to Purchaser and its business, assets and employees. Notwithstanding anything to the contrary in this Section 8.3, nothing in this Agreement shall prohibit or restrict the Purchaser from extending one or more times, in accordance with the Purchaser Charter and the IPO Prospectus, or by amendment to the Purchaser Charter, the deadline by which it must complete its Business Combination (each, an “Extension”), and no consent of any other Party shall be required in connection therewith.
(b)   Without limiting the generality of Section 8.3(a) and except as contemplated by the terms of this Agreement or any Ancillary Document, or as set forth on Schedule 8.3, or as required by applicable Law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on Purchaser and its operations, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed and for these purposes a period longer than five (5) Business Days shall be deemed to be “unreasonable”), Purchaser shall not:

(i)   approve a shareholder circular setting out resolutions to amend, waive or otherwise change, in any respect, its Organizational Documents;
(ii)   authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;
(iii)   approve a shareholder circular setting out resolutions to split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;
(iv)   incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $500,000 individually or $2,000,000 in the aggregate, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 8.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Transactions from the Sponsor or up to aggregate additional Indebtedness during the Interim Period of $2,000,000);
(v)   amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser or Purchaser’s ability to consummate the transactions contemplated by this Agreement;
(vi)   terminate, waive or assign any material right under any material agreement to which it is a party;
(vii)   fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;
(viii)   establish any Subsidiary or enter into any new line of business;
(ix)   fail to use reasonable endeavours to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect in a manner materially detrimental to Purchaser;
(x)   revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP, and after consulting the Purchaser’s outside auditors;
(xi)   waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;
(xii)   acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;
(xiii)   make capital expenditures in excess of $500,000 individually for any project (or set of related projects) or $2,000,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xiv)   approve a shareholder circular setting out resolutions to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);
(xv)   voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $500,000 individually or $2,000,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 8.3 during the Interim Period;
(xvi)   sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;
(xvii)   enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;
(xviii)   take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with the Transactions;
(xix)   make, change or rescind any material election relating to Taxes, settle any material Action relating to Taxes, make any material change in its accounting or Tax policies or procedures, waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than any extension pursuant to an extension to file any Tax Return), or enter into any “closing agreement” as described in Section 7121 of the Code (or any similar settlement or other agreement under similar Law) with any Governmental Authority; or
(xx)   authorize or agree to do any of the foregoing actions.
8.4   Conduct of Business of Pubco during the Interim Period.
(a)   Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed and for these purposes a period longer than five (5) Business Days shall be deemed to be “unreasonable”), during the Interim Period, except as expressly contemplated by the terms of this Agreement or any Ancillary Document, or as required by applicable Law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Pubco and it operations, Pubco shall conduct its business, in all material respects, in the ordinary course of business.
(b)   Without limiting the generality of Section 8.4(a) and except as contemplated by the terms of this Agreement or any Ancillary Document, or as required by applicable Law (including COVID-19 Measures) or as reasonably necessary in light of COVID-19 to protect the wellbeing of the employees generally or to mitigate the impact on the Pubco and its operations, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed and for these purposes a period longer than five (5) Business Days shall be deemed to be “unreasonable”), Pubco shall not:
(i)   approve a shareholder circular setting out resolutions to amend, waive or otherwise change, in any respect, its Organizational Documents;
(ii)   authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third party with respect to such securities;
(iii)   approve a shareholder circular setting out resolutions to split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;
(iv)   incur, create, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;
(v)   establish any Subsidiary or enter into any new line of business;
(vi)   acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets in each case;
(vii)   make any capital expenditures;
(viii)   approve a shareholder circular setting out resolutions to adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;
(ix)   enter into any agreement, understanding or arrangement with respect to its voting of equity securities;
(x)   take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with the Transactions; or
(xi)   authorize or agree to do any of the foregoing actions.
8.5   Permitted Actions.   Section 8.2 shall not operate so as to restrict or prevent:
(a)   completion or performance of any obligation undertaken pursuant to any contract or arrangement entered into by or relating to the Company and fairly disclosed to the Purchaser and Pubco prior to the date of this Agreement;
(b)   any matter required by this Agreement or any Ancillary Document or necessary to satisfy a condition to this Agreement;
(c)   the provision of information to any regulatory body or Governmental Agency in the ordinary course of business provided that the Purchaser is informed and consulted in advance of the provision of the information to the extent lawful and practicable and otherwise informed as soon as lawful and reasonably practicable afterwards; and
(d)   any matter undertaken at the written request, or with the written consent, of the Purchaser.
8.6   Conduct of Business of the Company after the Relevant Date.   In furtherance and not in limitation of Section 8.2, and except as contemplated by the terms of this Agreement or any Ancillary Document, or as required by applicable Law, during the period from the Relevant Date and continuing until the earlier of the termination of this Agreement in accordance with Section 11.1 or the Share Acquisition Closing, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause the other Target Companies (a) to manage their respective working capital in the ordinary course of business consistent with past practice, and (b) not to incur, create, assume or otherwise become liable for any Indebtedness (directly, contingently or otherwise), make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business consistent with past practice), or guarantee or endorse any Indebtedness, Liability or obligation of any Person, in each case, except for hedging or over-the-counter derivatives transactions in the ordinary course of business consistent with past practice.
8.7   Company Financials.   As soon as reasonably practicable following the date of this Agreement, the Company shall deliver to Purchaser a true and complete copy of the audited financial statements (including any related notes thereto) of the Company for the financial year ended September 30, 2020, prepared in accordance with the IFRS and audited in accordance with the PCAOB standards by PKF Littlejohn, LLP (or such other internationally recognized audit firm, as is reasonably acceptable to Purchaser) (the “Company Financials”).
8.8   Quarterly Management Accounts and Annual Financial Statements.   During the Interim Period, within thirty (30) calendar days following the end of each quarter completed after the date hereof, the Company shall deliver to Purchaser an unaudited quarterly management account of the Target Companies for the applicable quarter. From the date hereof through the Share Acquisition Closing, the Company will also promptly deliver to Purchaser copies of any audited consolidated financial statements of the Target Companies that the Target Companies’ certified public accountants may issue.
8.9   Purchaser Public Filings.   During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use reasonable endeavours prior to the Merger to maintain the listing of the Purchaser Ordinary Shares and the Purchaser Public Warrants on Nasdaq.
8.10   No Trading.   The Company, Pubco and the Company Shareholders each acknowledge and agree that it is aware, and that their respective Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material non-public information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material non-public information about a publicly traded company. The Company, Pubco and the Company Shareholders each hereby agrees that, while it is in possession of such material non-public information, it shall not purchase or sell any securities of Purchaser, communicate such information to any third party, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.
8.11   Notification of Certain Matters.   During the Interim Period, each Party shall give prompt notice to the other Parties if such Party or its Affiliates (or, with respect to the Company, the Company Shareholders): (a) fails to comply with any material covenant or agreement to be complied with or satisfied by it or its Affiliates (or, with respect to the Company, the Company Shareholders) hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is required in connection with the transactions contemplated by this Agreement, or (ii) any material non-compliance with any Law by such Party or its Affiliates (or, with respect to the Company, the Company Shareholders); (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence of any event the occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article X not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any material Action against such Party or any of its Affiliates (or, with respect to the Company, the Company Shareholders), or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party (or, with respect to the Company, the Company Shareholders) with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Merger Closing or the Share Acquisition Closing, as applicable, have been satisfied or in determining whether or not any of the warranties or covenants contained in this Agreement have been breached.
8.12   Endeavours.
(a)   Subject to the terms and conditions of this Agreement, each Party shall use its reasonable endeavours, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b)   Within ten (10) Business Days after the execution of this Agreement, Purchaser, after discussing in good faith with the Company, will notify the Company in writing of Purchaser’s determination as to whether the Transactions require notification under HSR Act. The Company shall cooperate with Purchaser so that Purchaser can promptly determine, in its sole discretion, whether notification under the HSR Act is required.
(c)   If and to the extent that prior to the Merger Closing the regime envisaged under the United Kingdom’s National Security and Investment Bill (including amended versions thereof) (the “Relevant UK National Security Law”) comes into force and the Transactions become subject to a mandatory filing requirement thereunder, Pubco, after discussing in good faith with the Purchaser, will notify the Purchaser in writing of Pubco’s determination as to whether the Transactions require notification under the Relevant UK National Security Law. The Purchaser shall cooperate with Pubco so that Pubco can promptly determine, in its sole discretion, whether notification and/or approval under the Relevant UK National Security Law is required and the Parties shall use all reasonable endeavours to obtain all approvals under the Relevant UK National Security Law necessary to permit the Share Acquisition Closing to occur.
(d)   In furtherance and not in limitation of Sections 8.12(a) and 8.12(b), to the extent required under the HSR Act or any other Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or that are designed to prohibit, restrict or regulate actions that may risk national security (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, including preparing and making an appropriate filing pursuant to the HSR Act, at such Party’s sole cost and expense (including the HSR Act filing fee), with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to Antitrust Laws and to take all other actions reasonably necessary, proper or advisable to cause the granting of approval or consent by the Governmental Authority, or the expiration or termination of the applicable waiting periods under Antitrust Laws, as soon as practicable, including by requesting early termination of the waiting period under the HSR Act and not agreeing to extend any waiting period or to refile under Antitrust Laws. Each Party shall, in connection with its endeavours to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its reasonable endeavours to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use reasonable endeavours to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory, competitive or national security related argument, and/or responding to requests or objections made by any Governmental Authority.
(e)   As soon as reasonably practicable following the date of this Agreement, the Parties shall reasonably cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable endeavours to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all reasonable endeavours to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each Party shall give prompt written notice to the other Parties if such Party or any of its Representatives (or with respect to the Company, any of the Company Shareholders) receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other Parties with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Share Acquisition Closing or after the Merger Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their reasonable endeavours to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective reasonable endeavours to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.
(f)   Prior to the Share Acquisition Closing and the Merger Closing, as applicable, each Party shall use its reasonable endeavours to obtain any Consents of Governmental Authorities or other third party as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such endeavours. With respect to Pubco, during the Interim Period, the Parties shall take all reasonable actions necessary to cause Pubco to qualify as “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and to maintain such status through the Share Acquisition Closing.
8.13   Further Assurances.   The Parties shall further cooperate with each other and use their respective reasonable endeavours to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings (including any Tax filings).
8.14   The Registration Statement.
(a)   As promptly as practicable after the date hereof, Purchaser, the Company and Pubco shall jointly prepare, and Pubco shall file with the SEC a registration statement on Form F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Ordinary Shares and the Pubco Warrants to be issued under this Agreement to the holders of Purchaser Securities prior to the Merger Effective Time, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies or votes from the Purchaser’s shareholders for the matters to be acted upon at the Special Shareholder Meeting and providing the Purchaser’s shareholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Ordinary Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from the Purchaser’s shareholders to vote, at an extraordinary general meeting of Purchaser shareholders to be called and held for such purpose (the “Special Shareholder Meeting”), in favour of resolutions approving (A) the adoption and approval of this Agreement and the Transactions by the Purchaser’s shareholders in accordance with Purchaser’s Organizational Documents, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq, (B) the PIPE Investment, (C) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (A) to (C), collectively, the “Shareholder Approval Matters”), and (D) the adjournment of the Special Shareholder Meeting, if necessary or desirable in the reasonable determination of Purchaser.
(b)   Purchaser, acting through its board of directors (or a committee thereof), shall (i) make the Purchaser Recommendation and include such Purchaser Recommendation in the Proxy Statement, and

(ii) use reasonable endeavours to solicit from its shareholders proxies or votes in favour of the approval of the Shareholder Approval Matters. If, on the date for which the Special Shareholder Meeting is scheduled, Purchaser has not received proxies and votes representing a sufficient number of shares to obtain the Shareholder Approval Matters, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Special Shareholder Meeting. In connection with the Registration Statement, Purchaser and Pubco will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law, Purchaser’s Organizational Documents, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq.
(c)   Purchaser, the Company and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Shareholder Meeting and the Redemption. Each of Purchaser, Pubco and the Company shall, and shall cause each of the Company Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Pubco, Purchaser and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information has become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser, the Company and Pubco shall amend or supplement the Registration Statement and Pubco shall file the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.
(d)   Purchaser, the Company and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use reasonable endeavours to cause the Registration Statement to “clear” comments from the SEC and become effective.
(e)   As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser and Pubco shall distribute the Registration Statement to the Purchaser’s shareholders and, Purchaser shall call the Special Shareholder Meeting in accordance with the Cayman Companies Act as soon as practicable following the effectiveness of the Registration Statement.
(f)   Purchaser and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Special Shareholder Meeting and the Redemption.
8.15   Public Announcements.
(a)   The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Pubco and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use reasonable endeavours to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.
(b)   Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement (but in any event within two (2) Business Days thereafter), issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within two (2) Business Days after the execution of this Agreement), Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the

Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with a draft of which provided to the Company for review and comment no later than one (1) Business Day after the execution of this Agreement). Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the Share Acquisition Closing (but in any event within two (2) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Merger Closing and/or Share Acquisition Closing as required by Federal Securities Laws which Purchaser shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.
8.16   Confidential Information.
(a)   The Company, Pubco and the Company Shareholders agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article XI, for a period of five (5) years after such termination, they shall, and shall cause their respective Affiliates and Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information that is provided to such Person or its Affiliates or Representatives, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and (ii) in the event that the Company, Pubco, the Company Shareholders or any of their respective Affiliates or Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of five (5) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide Purchaser, to the extent legally permitted, with prompt written notice of such requirement so that Purchaser may seek a protective Order or other remedy or waive compliance with this Section 8.16(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 8.16(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise reasonable endeavours to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company, Pubco and the Company Shareholders shall, and shall cause their respective Affiliates and Representatives to, promptly deliver to Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) Pubco and its Representatives shall be permitted to disclose any and all Purchaser Confidential Information to the extent required by the Federal Securities Laws, and (y) Pubco shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of Purchaser disclosed to such Person until such information ceases to be a Trade Secret.
(b)   Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article XI, for a period of five (5) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article XI, for a period of five (5) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek a protective Order or other remedy or waive compliance with this Section 8.16(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 8.16(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise reasonable endeavours to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, (x) Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws, and (y) Purchaser shall, and shall cause its Representatives to, treat and hold in strict confidence any Trade Secret of the Company disclosed to such Person until such information ceases to be a Trade Secret.
8.17   Post-Closing Board of Directors and Officers of Pubco.
(a)   With effect from the Share Acquisition Closing, Pubco shall appoint Garth Ritchie to the board of directors of Pubco, and any other Persons to be agreed between Pubco, the Company and the Purchaser prior to Share Acquisition Closing. Except as otherwise agreed in writing by the Company, Purchaser and the Key Company Shareholders prior to the Share Acquisition Closing, the Parties shall take all necessary action so that all of the members of the board of directors of Pubco in office prior to the Share Acquisition Closing resign effective as of the Share Acquisition Closing.
(b)   The Parties acknowledge and agree that, upon the Share Acquisition Closing, DJW shall initially serve as the Chair of Pubco.
8.18   Indemnification of Directors and Officers; Tail Insurance.
(a)   The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favour of the current or former directors and officers of each Target Company, Pubco, and Purchaser and each Person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of the applicable Party (the “D&O Indemnified Persons”) as provided in the Organizational Documents of each Target Company, Pubco and Purchaser or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and each Target Company, Pubco and Purchaser, in each case as in effect on the date of this Agreement, shall survive the Share Acquisition Closing and continue in full force and effect for a period of six (6) years from the Share Acquisition Closing in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Merger Effective Time, Pubco shall cause the Organizational Documents of each Target Company, Pubco, and Purchaser to contain provisions no less favourable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the applicable Party to the extent permitted by applicable Law. The provisions of this Section 8.18 shall survive the Share Acquisition Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and Representatives.
(b)   For the benefit of Purchaser’s directors and officers, Purchaser shall be permitted, prior to the Merger Effective Time, to obtain and fully pay the premium for a “tail” insurance policy (at an aggregate cost that is borne by Purchaser of no higher than 200% of the annual premium of Purchaser’s directors’ and officers’ liabilities insurance policy as of the date of this Agreement) that provides coverage for up to a six-year period from and after the Merger Effective Time for events occurring prior to the Merger Effective time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favourable in the aggregate than Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Pubco and Purchaser shall, for a period of six (6) years after the Merger Effective Time, maintain the D&O Tail Insurance in full force and effect, and continue to honour the obligations thereunder, and Pubco and Purchaser shall timely pay or cause to be paid all premiums with respect to the D&O Tail Insurance that have not been paid by Purchaser.
8.19   Purchaser Expenses; Trust Account Proceeds.
(a)   During the Interim Period, Purchaser shall keep the Company and the Company Shareholders Representative periodically informed of the total amount of deferred and accrued Expenses of Purchaser from time to time, and Purchaser shall consult with the Company and the Company Shareholders Representative (who, however, shall have no veto rights) each time the total amount of such Expenses exceeds any of the monetary thresholds set out in Schedule 8.19(a).
(b)   The Parties agree that, simultaneously with or as promptly as practicable after the Share Acquisition Closing, the funds held by Pubco either in or outside of the Trust Account, after taking into account payments by Purchaser for the Redemption (collectively, the “Closing Cash”), shall be used to pay (i) first, Purchaser’s accrued Expenses, including Purchaser’s deferred Expenses of the IPO, without double-counting with any Expenses that have already been paid prior to the Share Acquisition Closing and (ii) second, any loans owed by Purchaser to the Sponsor for Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of Purchaser. Such amounts, as well as any Expenses that are required or permitted to be paid by the issue of Pubco Securities, will be paid at the Share Acquisition Closing. Any remaining cash will be used for working capital and general corporate purposes of the Target Companies, or for any other use as directed by Pubco.
8.20   New Registration Rights Agreement.   By no later than the Merger Closing Date, (i) Purchaser and the Sponsor shall terminate the Sponsor Registration Rights Agreement, and (ii) Pubco, the Purchaser, the Sponsor, Nicholas Taylor, the Key Company Shareholders and Notion Capital III LP shall enter into a registration and shareholder rights agreement in substantially the form attached as Exhibit A hereto (the “New Registration Rights Agreement”), in each case effective as of the Share Acquisition Closing.
8.21   Lock-Up Agreements.   At the Share Acquisition Closing, (i) all Company Shareholders and Loan Note Holders, (ii) the Sponsor, (iii) Nicholas Taylor and (iv) Adam M. Aron shall each enter into a Lock-Up Agreement with Pubco in substantially the form attached as Exhibit B hereto (each, a “Lock-Up Agreement”).
8.22   Non-Compete.   Each of DJW and DJB agrees and acknowledges that, it is necessary that, following the Share Acquisition Closing, such Key Company Shareholder undertake not to utilize its special confidential knowledge of the business of the Target Companies and its relationship with clients or customers to compete with Pubco and the Target Companies. Each Key Company Shareholder further agrees and acknowledges that Pubco and the Target Companies could be irreparably damaged if such party were to engage in a business competitive with the development of quantum encryption as a secure method of implementing a cryptographic protocol involving components of quantum mechanics as conducted by Pubco and the Target Companies as of the date of the Share Acquisition Closing (any such business, a “Competing Business”). Therefore, as a significant inducement to Purchaser to enter into and perform its obligations under this Agreement, each Key Company Shareholder agrees that for a period of two (2) years after the Share Acquisition Closing, no such Key Company Shareholder, nor any Affiliate of such Key Company Shareholder acting on such Key Company Shareholder’s behalf, shall, anywhere in the world, directly or indirectly, either for themselves or any other Person, engage in, own, operate, manage, control, invest in or participate in any manner or permit their names to be used by, act as a consultant or advisor to, render services for (alone or in association with any person), or otherwise assist in any manner, any Person that engages in, or owns, operates, manages, controls, invests in or participates in, any Competing Business. Notwithstanding the foregoing, the direct or indirect ownership by a Key Company Shareholder of publicly traded interests in or securities of any Person engaged in a Competing Business to the extent that such investment does not, directly or indirectly, confer on such Key Company Shareholder more than ten (10) percent of the voting power of such Person shall not be a breach of this Section 8.22.
8.23   Non-Solicitation of Employees.   Each of the Key Company Shareholders agrees that, for a period of two (2) years after the Share Acquisition Closing, he and his Affiliates acting on his behalf shall not, directly or indirectly, engage, recruit, solicit for employment, offer employment to, without the prior written Consent of Pubco, any person who is (or was on the date hereof) an executive officer, manager, or senior employee of Pubco or any Target Company; provided, however, that neither such Key Company Shareholder, nor any of his Affiliates acting on his behalf, will be prohibited from (i) making general employment solicitations not specifically directed at the employees of Pubco or the Target Companies and/or (ii) hiring any individuals who respond to such solicitations.
8.24   Limitations in Scope.   Each Key Company Shareholder recognizes that the territorial, time and scope limitations set forth in Section 8.23 are reasonable and are properly required for the protection of Pubco’s and the Target Companies’ legitimate interests in client relationships, goodwill and Trade Secrets, and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Parties agree to submit to the reduction of any or all of said territorial, time or scope limitations to such a territory, time or scope as said court shall deem reasonable under the circumstance and gives effect to the commercial intention of the Parties, and in its reduced form, such provision shall then be enforceable and shall be enforced.
8.25   Pubco Equity Incentive Plan.   Prior to the Share Acquisition Closing, Pubco will approve and, subject to approval of the shareholders of Pubco, adopt an equity incentive plan in substantially the form attached hereto as Exhibit C, with such changes or modifications thereto as the Company and Pubco may mutually agree (the “Pubco Equity Incentive Plan”). Within seven Business Days following the expiration of the 60 day period following the date Pubco has filed current Form 10 information with the SEC reflecting its status as an entity that is not a shell company, Pubco will file an effective registration statement on Form S-8 (or other applicable form) with respect to Pubco Ordinary Shares issuable under the Equity Incentive Plan.
8.26   Further Actions.   As soon as practicable after the date of this Agreement, the Company shall use reasonable endeavours, and shall reasonably cooperate with Purchaser and its Representatives, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to align its business practices with certain recommendations made by Purchaser.
ARTICLE IX
SURVIVAL
9.1   Survival.   No warranties and covenants of Pubco, the Purchaser, the Company and the Company Shareholders contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents and instruments furnished pursuant to this Agreement on or after the date hereof) shall survive the Share Acquisition Closing, except that Fraud Claims shall survive the Share Acquisition Closing indefinitely.
ARTICLE X
CONDITIONS TO OBLIGATIONS OF THE PARTIES
10.1   Conditions to Each Party’s Obligations.   The obligations of each Party to consummate the Transactions shall in all respects be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of the following conditions:
(a)   Antitrust.   Any applicable waiting period under the HSR Act relating to the Transactions shall have expired or been terminated if the Purchaser delivers notice that such a filing is required in accordance with Section 8.12(b).
(b)   Required Shareholder Approval.   The Shareholder Approval Matters that are submitted to the vote of the Purchaser’s shareholders at the Special Shareholder Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the Purchaser’s shareholders at the Special Shareholder Meeting in accordance with the Proxy Statement and the applicable provisions of the Cayman Companies Act (the “Required Shareholder Approval”).
(c)   No Law or Order.   No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the Transactions illegal or which otherwise prevents or prohibits consummation of the Transactions.

(d)   Net Tangible Assets.   Upon the Share Acquisition Closing, after giving effect to the Redemption, Purchaser shall have net tangible assets of at least five million and one Dollar ($5,000,001) (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act).
(e)   Closing Cash.   After taking into account payments by Purchaser for the Redemption, Purchaser and Pubco shall have at least an aggregate of one hundred and fifty million Dollars ($150,000,000) of cash held either in or outside of the Trust Account, and Purchaser shall have made arrangements prior to the Share Acquisition Closing Date for any portion of such cash held in the Trust Account to be released from the Trust Account in connection with the Share Acquisition Closing.
(f)   Listing.   The Pubco Ordinary Shares and the Pubco Warrants shall have been approved for listing on Nasdaq, subject only to official notice thereof.
(g)   Registration Statement.   The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Registration Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.
10.2   Conditions to Obligations of the Company, Pubco and the Company Shareholders.   In addition to the conditions specified in Section 10.1, the obligations of the Company, Pubco and the Company Shareholders to consummate the Transactions are subject to the satisfaction or written waiver (by the Company and Pubco) of the following conditions:
(a)   Warranties.
(i)   All of the Purchaser Fundamental Warranties shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date of this Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date).
(ii)   All of the other warranties of Purchaser set forth in this Agreement shall be true and correct on and as of the date of this Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for (x) those warranties that address matters only as of a particular date (which warranties shall have been true correct as of such date), and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser.
(b)   Agreements and Covenants.   Purchaser shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Merger Closing Date.
(c)   Governmental Approvals.   The Parties shall have received all Consents of or with any Governmental Authority as set forth in Section 5.3.
10.3   Conditions to Obligations of Purchaser.   In addition to the conditions specified in Section 10.1, the obligations of Purchaser to consummate the Transactions are subject to the satisfaction or written waiver (by Purchaser) of the following conditions:
(a)   Warranties.
(i)   All of the Pubco Fundamental Warranties shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date of this Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date).
(ii)   All of the other warranties of Pubco set forth in this Agreement and in any certificate delivered by or on behalf of Pubco pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for (x) those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date), and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Pubco.
(iii)   All of the Company Fundamental Warranties and the Company Shareholders Fundamental Warranties shall be true and correct in all respects (except for de minimis inaccuracies) on and as of the date of this Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date).
(iv)   All of the other warranties of the Company and the Company Shareholders set forth in this Agreement and in any certificate delivered by or on behalf of the Company or the Company Shareholders pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Merger Closing Date as if made on the Merger Closing Date, except for (x) those warranties that address matters only as of a particular date (which warranties shall have been true and correct as of such date), and (y) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, any Target Company or the Company Shareholders, as applicable.
(b)   Agreements and Covenants.   Pubco, the Company and the Company Shareholders shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Merger Closing Date.
(c)   Share Acquisition Closing Deliveries.   The Company Shareholders shall have delivered to the Purchaser copies of the documents listed in Section 2.3(a) (save to the extent waived by the Purchaser, acting reasonably).
10.4   Frustration of Conditions.    Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article X to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company, the Company Shareholders, or Pubco) to comply with or perform any of its covenants or obligations set forth in this Agreement.
ARTICLE XI
TERMINATION AND EXPENSES
11.1   Termination.   This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Share Acquisition Closing as follows:
(a)   by mutual written consent of Purchaser and the Company;
(b)   by written notice by either Purchaser or the Company to the other if any of the conditions set forth in Article X have not been satisfied or waived by the date falling six months from the date of this Agreement (as extended pursuant to the next proviso, the “Outside Date”); provided, that, if the Registration Statement is not declared effective by not later than fifteen (15) Business Days prior to the Outside Date, the Purchaser and the Company shall each have the right by providing written notice thereof to the Company or to the Purchaser (as applicable) to extend the Outside Date for an additional period of three (3) months; provided further, however, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, the Company Shareholders or Pubco) of any warranty, covenant or obligation under this Agreement was the proximate cause of, or proximately resulted in, the failure of the Share Acquisition Closing to occur on or before the Outside Date;
(c)   by written notice by either Purchaser or the Company to the other if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 11.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company, the Company Shareholders or Pubco) to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;
(d)   by written notice by the Company to Purchaser if (i) there has been a material breach by Purchaser of any of its warranties, covenants or agreements contained in this Agreement, or if any warranty of Purchaser shall have become untrue or materially inaccurate, in any case, in each case which would result in a failure of a condition set forth in Section 10.2(a) or Section 10.2(b) to be satisfied (treating the Share Acquisition Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach (or if the breach is curable, the date by which such breach is required to be cured in the succeeding clause (ii))), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to Purchaser by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 11.1(d) if at such time any of the Company, Pubco or the Company Shareholders is in material uncured breach of this Agreement which would result in a failure of any condition set forth in Section 10.3(a) or Section 10.3(b) from being satisfied;
(e)   by written notice by Purchaser to the Company if (i) there has been a material breach by the Company, Pubco or the Company Shareholders of any of their respective warranties, covenants or agreements contained in this Agreement, or if any warranty of such Parties shall have become untrue or inaccurate, in each case which would result in a failure of a condition set forth in Section 10.3(a) or Section 10.3(b) to be satisfied (treating the Merger Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach (or if the breach is curable, the date by which such breach is required to be cured in the succeeding clause (ii))), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) thirty (30) days after written notice of such breach or inaccuracy is provided to the Company by Purchaser or (B) the Outside Date; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 11.1(e) if at such time Purchaser is in material uncured breach of this Agreement which would result in a failure of any condition set forth in Section 10.2(a) or Section 10.2(b) from being satisfied; or
(f)   by written notice by either Purchaser or the Company to the other if the Special Shareholders Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s shareholders have duly voted, and the Required Shareholders Approval was not obtained.
11.2   Effect of Termination.   If this Agreement is terminated pursuant to Section 11.1, this Agreement shall thereupon become null and void and of no further force and effect and there shall be no Liability on the part of any Party to another Party, except that (i) the provisions of Sections 8.15, 8.16, 11.3, 12.1, Article XIII and this Section 11.2 shall remain in full force and effect and (ii) nothing in this Section 11.2 shall be deemed to (A) release any Party from any Liability for any breach by such Party of any term of this Agreement prior to the date of termination or (B) impair the right of any Party to compel specific performance by any other Party of such other Party’s obligations under this Agreement prior to the valid termination of this Agreement; provided, further, that nothing in this Section 11.2 shall, in any way, limit the waivers against the Trust Account as set forth in Section 12.1.
11.3   Fees and Expenses.   Subject to Section 12.1, unless otherwise provided for in this Agreement, all Expenses incurred in connection with entering into this Agreement shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO incurred as of consummation of the Business Combination. On the Share Acquisition Closing Date, Pubco shall pay any unpaid Company Transaction Expenses incurred by the Company and any Purchaser Transaction Expenses incurred by the Purchaser or, in respect of any Stamp Duty in connection with the Transactions, Pubco.

ARTICLE XII
WAIVERS AND RELEASES
12.1   Waiver of Claims Against Trust.   Reference is made to the IPO Prospectus. Each of the Company, Pubco and the Company Shareholders hereby warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO (including interest accrued from time to time thereon) for the benefit of the Purchaser’s shareholders and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Purchaser’s shareholders in the event they elect to redeem their shares of Purchaser Ordinary Shares (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an amendment to Purchaser’s Organizational Documents to extend Purchaser’s deadline to consummate a Business Combination; (b) to the Purchaser’s shareholders if the Purchaser fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, subject to further extension by amendment to Purchaser’s Organizational Documents; (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes; and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, Pubco, and the Company Shareholders hereby agree on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company, Pubco and the Company Shareholders nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, Pubco or the Company Shareholders or any of their respective Affiliates or Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company, Pubco and the Company Shareholders, on behalf of itself and its Affiliates, hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser). The Company, Pubco and the Company Shareholders each agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser to induce Purchaser to enter in this Agreement, and each of the Company, Pubco and the Company Shareholders further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent the Company, Pubco or the Company Shareholders or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company, Pubco and the Company Shareholders hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account (including any funds that have been released from the Trust Account or any assets that have been purchased or acquired with any such funds) and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behalves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. This Section 12.1 shall survive termination of this Agreement for any reason.
12.2   Release and Covenant Not to Sue.   Without prejudice to Section 8.17(a), effective as of the Share Acquisition Closing, to the fullest extent permitted by applicable Law, each Company Shareholder, on behalf of itself and its Affiliates (the “Releasing Persons”), hereby releases and discharges the Target Companies from and against any and all Actions, obligations, agreements, debts and Liabilities whatsoever, whether known or unknown, both at law and in equity, which such Releasing Person now has, has ever had or may hereafter have against the Target Companies arising on or prior to the Share Acquisition Closing or on account of or arising out of any matter occurring on or prior to the Share Acquisition Closing, including any rights to indemnification or reimbursement from a Target Company, whether pursuant to its Organizational Documents, Contract or otherwise, and whether or not relating to claims pending on, or asserted after, the Share Acquisition Closing. From and after the Share Acquisition Closing, each Releasing Person hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Action, or commencing or causing to be commenced, any Action of any kind against the Target Companies or their respective Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything herein to the contrary, the releases and restrictions set forth herein shall not apply to any claims a Releasing Person may have against any party pursuant to the terms and conditions of this Agreement or any Ancillary Document.
ARTICLE XIII
MISCELLANEOUS
13.1   Notices.   All notices, consents, waivers and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, nationally recognized overnight courier service, or (iv) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):
If to Purchaser at or prior to the Share Acquisition Closing, to:	with a copy (which will not constitute notice) to:
Centricus Acquisition Corp. PO Box 309 Ugland House Grand Cayman KY1- 1104 Cayman Islands Attn: Garth Ritchie Email: garth.ritchie@centricus.com	Latham & Watkins (London) LLP 99 Bishopsgate London, EC2M 3XF United Kingdom Attn: David Stewart and Robbie McLaren Email: j.david.stewart@lw.com and robbie.mclaren@lw.com
If to the Purchaser Representative to:	with a copy (which will not constitute notice) to:
Centricus Heritage LLC PO Box 309 Ugland House Grand Cayman KY1- 1104 Cayman Islands Attn: Garth Ritchie Email: garth.ritchie@centricus.com	Latham & Watkins (London) LLP 99 Bishopsgate London, EC2M 3XF United Kingdom Attn: David Stewart and Robbie McLaren Email: j.david.stewart@lw.com and robbie.mclaren@lw.com
If to the Company at or prior to the Share Acquisition Closing, to:	with a copy (which will not constitute notice) to:
Arqit Limited 1st Floor, 3 More London Riverside More London Place London, England, SE1 2RE United Kingdom Attn: David Williams and Patrick Willcocks Email: dw@arqit.uk and patrick.willcocks@arqit.uk	White & Case LLP 5 Old Broad Street London, EC2N 1DW United Kingdom Attn: Daniel Turgel and Dominic Ross Email: daniel.turgel@whitecase.com and dominic.ross@whitecase.com
If to Pubco at or prior to the Share Acquisition Closing, to:	with a copy (which will not constitute notice) to:
Arqit Quantum Inc. c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands Attn: David Williams and Patrick Willcocks	White & Case LLP 5 Old Broad Street London, EC2N 1DW United Kingdom Attn: Daniel Turgel and Dominic Ross

Email: dw@arqit.uk and patrick.willcocks@arqit.uk	Email: daniel.turgel@whitecase.com and dominic.ross@whitecase.com
If to the Company Shareholders Representative or the Company Shareholders, to:	with a copy (which will not constitute notice) to:
David Williams 1st Floor, 3 More London Riverside More London Place London, England, SE1 2RE United Kingdom Attn: David Williams and Patrick Willcocks Email: dw@arqit.uk and patrick.willcocks@arqit.uk	White & Case LLP 5 Old Broad Street London, EC2N 1DW United Kingdom Attn: Daniel Turgel and Dominic Ross Email: daniel.turgel@whitecase.com and dominic.ross@whitecase.com
If to Pubco, Purchaser, or the Company after the Share Acquisition Closing, to:	with a copy (which will not constitute notice) to:
Arqit Limited 1st Floor, 3 More London Riverside More London Place London, England, SE1 2RE United Kingdom Attn: David Williams and Patrick Willcocks Email: dw@arqit.uk and patrick.willcocks@arqit.uk	White & Case LLP 5 Old Broad Street London, EC2N 1DW United Kingdom Attn: Daniel Turgel and Dominic Ross Email: daniel.turgel@whitecase.com and dominic.ross@whitecase.com
13.2   Binding Effect; Assignment.   Subject to Section 13.3, this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser, Pubco and the Company (and after the Share Acquisition Closing, the Purchaser Representative and the Company Shareholders Representative), and any assignment without such consent shall be null and void; provided, that no such assignment shall relieve the assigning Party of its obligations hereunder.
13.3   Third Parties.   Except for the rights of the D&O Indemnified Persons and the Target Companies set forth in Section 8.18 and Section 12.2, respectively, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.
13.4   Governing Law; Jurisdiction.   This Agreement and any non-contractual rights or obligations arising out of or in connection with it shall be governed by and construed in accordance with the laws of England and Wales. The parties irrevocably agree that the courts of England and Wales shall have exclusive jurisdiction to hear, determine and settle any Disputes and, for such purposes, irrevocably submit to the jurisdiction of such courts, and waive any objection to proceedings before such courts on the grounds of venue or on the grounds that such proceedings have been brought in an inappropriate forum. For the purposes of this Section 13.4, “Dispute” means any dispute, controversy, claim or difference of whatever nature arising out of, relating to, or having any connection with this Agreement, including a dispute regarding the existence, formation, validity, interpretation, performance or termination of this Agreement or the consequences of its nullity and also including any dispute relating to any non-contractual rights or obligations arising out of, relating to, or having any connection with this Agreement.
13.5   Specific Performance.   Each Party acknowledges that the rights of each Party to consummate the Transactions are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, specific performance or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.
13.6   Exclusive Remedy.   Save as expressly set out in this Agreement, the only right or remedy of the Purchaser in relation to any statement, representation, warranty, undertaking, assurance, promise, understanding or other provision set out in this Agreement or any Ancillary Document shall be for breach of this Agreement or the relevant Ancillary Document to the exclusion of all other rights and remedies (including those in tort or arising under statute) and, in respect of any breach of this Agreement or any Ancillary Document, the only remedy shall be a claim for damages in respect of such breach. Save as expressly set out in this Agreement, the Purchaser shall not be entitled to rescind or terminate this Agreement in any circumstances whatsoever at any time, whether before or after Merger Closing and/or Share Acquisition Closing, and the Purchaser waives any rights of rescission or termination it may have. The rights, powers, privileges and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers, privileges or remedies provided by Law except as otherwise expressly provided. Nothing in this Section 13.6 shall have the effect of excluding or limiting any liability for or remedy in respect of a Fraud Claim.
13.7   Severability.   In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
13.8   Amendment.   Without prejudice to the appointment of any successor Company Shareholders Representative or Purchaser Representative in accordance with Section 13.14(d) and Section 13.15(c), respectively, this Agreement may be amended, supplemented or modified only by execution of a written instrument signed by the Purchaser, Pubco, the Company, the Purchaser Representative and the Company Shareholders Representative.
13.9   Waiver.   Subject to the following sentence, each of Purchaser, Pubco and the Company, on behalf of itself and its Affiliates, and the Company Shareholders Representative, on behalf of the Company Shareholders, may seek to (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Share Acquisition Closing by Pubco or Purchaser shall also require the prior written consent of the Purchaser Representative and the Company Shareholders Representative.
13.10   Entire Agreement.   This Agreement and the Ancillary Documents together set out the entire agreement between the Parties in respect of the subject matter contained herein and therein and, save to the extent expressly set out in this Agreement or the Ancillary Document, supersede and extinguish any prior drafts, agreements, undertakings, warranties, promises, assurances and arrangements of any nature whatsoever, whether or not in writing, relating thereto. Each Party confirms that it has not entered into this Agreement or any Ancillary Document on the basis of any representation, warranty, undertaking or other statement whatsoever by another Party which is not expressly incorporated into this Agreement or the relevant Ancillary Document and that, to the extent permitted by law, a Party shall have no right or remedy in relation to action taken in connection with this Agreement or any Ancillary Document other than pursuant to this Agreement or the relevant Ancillary Document.

13.11   Interpretation.   The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires:
(a)   references to the singular shall include the plural and vice versa and references to one gender include any other gender;
(b)   references to a “Person” includes any individual, partnership, body corporate, corporation sole or aggregate, state or agency of a state, and any unincorporated association or organisation, in each case whether or not having separate legal personality;
(c)   reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;
(d)   any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP (in respect of the Purchaser) or IFRS (in respect of the Company), or any other accounting principles used by the applicable Person, provided that any accounting term with respect to any Target Company shall be interpreted in accordance with the Accounting Principles;
(e)   general words shall not be given a restrictive meaning because they are followed by words which are particular examples of the acts, matters or things covered by the general words and the words “includes” and “including” shall be construed without limitation;
(f)   the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement;
(g)   the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”;
(h)   the term “or” means “and/or”;
(i)   the word “day” means calendar day unless Business Day is expressly specified;
(j)   every reference to a particular Law shall be construed also as a reference to all other Laws made under the Law referred to and to all such Laws as amended, re-enacted, consolidated or replaced or as their application or interpretation is affected by other Laws from time to time and whether before or after Share Acquisition Closing provided that, as between the parties, no such amendment or modification shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party;
(k)   references to “Dollars” or “$” are references to the lawful currency from time to time of the United States of America and references to “sterling” or “£” are references to the lawful currency from time to time of the United Kingdom;
(l)   for the purposes of applying a reference to a monetary sum expressed in Dollars, an amount in a different currency shall be deemed to be an amount in Dollars translated at the Exchange Rate at the relevant date;
(m)   references to a “company” includes any company, corporation or other body corporate wherever and however incorporated or established;
(n)   references to writing shall include any modes of reproducing words in a legible and non-transitory form;
(o)   references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court official or any other legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term;

(p)   words introduced by the word “other” shall not be given a restrictive meaning because they are preceded by words referring to a particular class of acts, matters or things;
(q)   all warranties, representations, indemnities, covenants, agreements and obligations given or entered into by more than one Company Shareholder under this Agreement are given or entered into severally (and thus not jointly and not jointly and severally) and accordingly the liability of each Company Shareholder in respect of any breach of any such obligation, undertaking or liability shall extend only to any loss or damage arising from its own breach; and
(r)   reference to “in the ordinary course of business” means the ordinary and usual course of business of the relevant Party, consistent in all material respects during the period of twelve (12) months immediately prior to the date of this Agreement, including for the avoidance of doubt the relevant Company’s conduct in response to COVID-19.
Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favouring or disfavouring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and its Representatives and Purchaser and its Representatives have been given access to the electronic folders containing such information.
13.12   Counterparts.   This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
13.13   No Recourse.   Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement or such Ancillary Document, including any past, present or future director, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or Liabilities or their creation.
13.14   Company Shareholders Representative.
(a)   By execution and delivery of this Agreement, all of the Company Shareholders collectively and irrevocably hereby appoint DJW (the “Company Shareholders Representative”) as their agent, attorney-in-fact and representative to act from and after the date hereof and to do any and all things and execute any and all documents which the Company Shareholders Representative determine may be necessary, convenient or appropriate in connection with the transactions contemplated by this Agreement or otherwise to perform the duties or exercise the rights granted to the Company Shareholders Representative hereunder, including: (i) execution of any documents and certificates pursuant to this Agreement; (ii) receipt and, if applicable, forwarding of notices and communications pursuant to this Agreement; (iii) administration of the provisions of this Agreement; (iv) giving or agreeing to, on behalf of all or any of the Company Shareholders, any and all consents, waivers, amendments, modifications, extension or termination deemed by the Company Shareholders Representative, in its sole and absolute discretion, to be necessary or appropriate under or pursuant to this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (v) (A) disputing or refraining from disputing, on behalf of the Company Shareholders relative to any amounts to be received or paid by the Company Shareholders under this Agreement or any agreement contemplated hereby, any claim made by Purchaser, Purchaser Representative or Pubco under this Agreement or other agreements contemplated hereby, (B) negotiating and compromising, on behalf of each the Company Shareholders, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby, and (C) executing, on behalf of the Company Shareholders, any settlement agreement, release or other document with respect to such dispute or remedy; and (vi) engaging attorneys, accountants, agents or consultants on behalf of the Company Shareholders in connection with this Agreement or any other agreement contemplated hereby and paying any fees related thereto. The provisions of this Section 13.14 are irrevocable and coupled with an interest. The Company Shareholders Representative hereby accepts its appointment and authorization as the Company Shareholders Representative under this Agreement.
(b)   The Purchaser Representative, Purchaser and Pubco may conclusively and absolutely rely, without inquiry, upon any actions of the Company Shareholders Representative as the acts of the Company Shareholders hereunder or any Ancillary Document to which the Company Shareholders Representative is a party or otherwise have rights in such capacity. The Purchaser Representative and Purchaser shall be entitled to rely conclusively on the instructions and decisions of the Company Shareholders Representative as to (i) any payment instructions provided by the Company Shareholders Representative or (ii) any other actions required or permitted to be taken by the Company Shareholders Representative hereunder, and no Company Shareholder shall have any cause of action against the Purchaser Representative, Pubco, Purchaser, or the Company for any action taken by any of them in reliance upon the instructions or decisions of the Company Shareholders Representative. The Purchaser Representative and Purchaser shall not have any Liability to the Company Shareholders for any allocation or distribution among the Company Shareholders of payments made to or at the direction of the Company Shareholders Representative. All notices or other communications required to be made or delivered to the Company Shareholders under this Agreement or any Ancillary Document to which the Company Shareholders Representative is a party or otherwise has rights in such capacity shall be made to the Company Shareholders Representative for the benefit of the Company Shareholders, and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to the Company Shareholders with respect thereto.
(c)   The Company Shareholders Representative, in its capacity as such, shall not have any personal liability for any amount owed to Purchaser or Pubco pursuant to this Agreement. The Company Shareholders Representative shall not be personally liable to the Company Shareholders, in his or its capacity as the Company Shareholders Representative, for any personal liability of the Company Shareholders or otherwise, or for any error of judgment, or any act done or step taken or omitted by it, or for any mistake in fact or Law, or for anything which it may do or refrain from doing in connection with this Agreement.
(d)   If the Company Shareholders Representative shall die, become disabled, dissolve (in the case of an entity), resign or otherwise be unable or unwilling to fulfil his, her or its responsibilities as representative and agent of Company Shareholders, or should the Company Shareholders Representative be revoked by mutual agreement of the Company Shareholders, then the Company Shareholders shall, within ten (10) days after such death, disability, dissolution, resignation, revocation or other event, appoint a successor Company Shareholders Representative and notify the Purchaser Representative and/or Purchaser and Pubco in writing of the identity of such successor. Any such successor so appointed shall become a “Company Shareholders Representative” for purposes of this Agreement.
13.15   Purchaser Representative.
(a)   By execution and delivery of this Agreement, Purchaser, on behalf of itself and its successors and assigns, hereby irrevocably appoints the Sponsor (the “Purchaser Representative”) as its agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of

Purchaser, to act on behalf of Purchaser from and after the Share Acquisition Closing in connection with: (i) terminating, amending or waiving on behalf of Purchaser any provision of this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser; (ii) signing on behalf of Purchaser any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser; (iii) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (iv) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any post-Share Acquisition Closing consideration adjustment or indemnification claim; and (v) otherwise enforcing the rights and obligations of any Purchasers under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser, including giving and receiving all notices and communications hereunder or thereunder on behalf of Purchaser. All decisions and actions by the Purchaser Representative shall be binding upon Purchaser and its successors and assigns, and neither Purchaser nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 13.15 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.
(b)   The Purchaser Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser as the Purchaser Representative while acting in good faith and without wilful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Purchaser shall indemnify, defend and hold harmless the Purchaser Representative from and against any and all losses incurred without gross negligence, bad faith or wilful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem reasonably necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 13.15 shall survive the Share Acquisition Closing and continue indefinitely.
(c)   The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to Pubco, Purchaser and the Company Shareholders Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.
13.16   Legal Representation.   The Parties agree that, notwithstanding the fact that Latham & Watkins (London) LLP (“Latham”) may have, prior to the Share Acquisition Closing, jointly represented Purchaser and the Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented Purchaser, Sponsor and/or their respective Affiliates in connection with matters other than the transaction that is the subject of this Agreement, Latham will be permitted in the future, after the Share Acquisition Closing, to represent the Sponsor or its Affiliates in connection with matters in which such Persons are adverse to Pubco, Purchaser or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, Pubco and the Company Shareholders hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Latham’s future representation of one or more of the Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Pubco, Purchaser, the Company and/or the Company Shareholders or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Latham of the Sponsor, Purchaser or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Sponsor shall be deemed the client of Latham with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Share Acquisition Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Sponsor, shall be controlled by the Sponsor and shall not pass to or be claimed by Pubco, Purchaser; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, Purchaser or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.
13.17   Payments.   Unless required by applicable law or otherwise agreed, any payments made pursuant to this Agreement shall be made in full, without any set off, counterclaim and without any deduction or withholding for Taxes.
ARTICLE XIV
DEFINITIONS
14.1   Certain Definitions.   For purpose of this Agreement, the following capitalized terms have the following meanings:
“2018A Loan Note Instrument” means a convertible loan note instrument constituting loan notes 2018A dated March 22, 2018.
“2019B Loan Note Instrument” means a convertible loan note instrument constituting loan notes 2019B dated June 21, 2019.
“2020 FF Loan Note Instrument” means a convertible loan note instrument constituting loan notes 2019B dated October 13, 2020.
“Accounting Principles” means in accordance with IFRS, as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Relevant Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company and/or the Target Companies in the preparation of the audited Company Financials for the calendar year ended December 31, 2020.
“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, governmental inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of Purchaser prior to the Share Acquisition Closing.
“Agreed Forms” means, in relation to any document, the form of that document which has been agreed in writing (including by e-mail) by the Purchaser and the Company to be the agreed form of such document, with such customary and reasonable changes as the Purchaser and the company may mutually agree in writing (including by e-mail) before Share Acquisition Closing.
“Ancillary Documents” means each agreement, instrument or document including the Purchaser Disclosure Schedules, Company Disclosure Schedules, Lock-Up Agreements, the New Registration Rights

Agreement and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.
“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, phantom-equity, equity purchase or other equity-based compensation plan, employment or individual consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee (or their dependants) of such Person, or with respect to which such Person has or could have any Liability.
“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York, London, England, or George Town, Cayman Islands, are authorized to close for business.
“Cayman Companies Act” means the Companies Act (As Revised), as amended of the Cayman Islands.
“Cayman Merger Filing Documents” means the Plan of Merger together with such other documents as may be required in accordance with the applicable provisions of the Cayman Companies Act or by any other law to make the Merger effective, including (i) in respect of the Purchaser (a) the approval of the Merger by a majority of at least two-thirds of the votes of those shareholders of the Purchaser entitled to vote and voting (in person or by proxy) at a duly convened and quorate meeting of the shareholders of the Purchaser, (b) the approval of the Merger by the board of directors of the Purchaser, (c) the declaration and undertaking by a director of the Purchaser in connection with the Merger in accordance with Section 233 of the Cayman Companies Act, and (d) a certificate of good standing of the Purchaser dated as at a recent date; and (ii) in respect of Pubco, (a) the approval of the Merger by DJW as the sole shareholder of Pubco by way of special resolution, (b) the approval of the Merger by the board of directors of Pubco, (c) the declaration and undertaking by a director of Pubco in connection with the Merger in accordance with Section 233 of the Cayman Companies Act, and (d) a certificate of good standing of Pubco dated as at a recent date.
“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.
“Closing Cash Payment Amount” means, in relation to each Company Shareholder who elects for a partial cash payment in accordance with the terms of this Agreement, an amount in cash equal to up to their Pro Rata Portion of the lower of (i) the amount (which may be zero) by which the Parent Closing Cash exceeds $500,000,000, and (ii) $90,000,000.
“Closing Notice” means a notice provided in the form set out in Schedule 2 to this Agreement.
“Closing Number of Shares” means the Pubco Ordinary Shares to be issued to each Company Shareholder as part of that shareholder’s Company Shareholder Merger Consideration, which shall, in relation to each Company Shareholder, be a number of Pubco Ordinary Shares equal to the quotient of that Company Shareholder’s Closing Share Payment Amount divided by $10 rounded down to the nearest whole Pubco Ordinary Share;
“Closing Share Payment Amount” means, in relation to each Company Shareholder, an amount equal to (a) their Company Shareholder Merger Consideration; minus (b) the Closing Cash Payment Amount, if any, that such Company Shareholder has elected for in accordance with the terms of this Agreement.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended.
“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies, Pubco, or the Company Shareholders or any of their respective Affiliates or Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, at the time of the disclosure to Purchaser or its Representatives (i) was generally available publicly and was not disclosed in breach of this Agreement, or (ii) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any other options, warrants or rights to subscribe for or purchase any capital shares of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any capital shares of the Company.
“Company Fundamental Warranties” means the warranties contained in Sections 6.1 (Organization and Standing), 6.2 (Authorization; Binding Agreement), 6.3 (Capitalization), 6.4 (Company Subsidiaries), 6.5 (Governmental Approvals) and 6.6 (Non-Contravention).
“Company IP Licenses” means, collectively, (i) the Material Inbound Licenses and (ii) the Material Outbound Licenses.
“Company Loan Notes Shares” means the 710,074 ordinary shares of £0.0001 each in the Company, which will be issued and fully paid immediately prior to the Share Acquisition Closing in accordance with the terms of the applicable Loan Notes.
“Company Option Plan” means the plan adopted by the Company in respect of the Company Options prior to the date of this Agreement.
“Company Options” means the 188,530 options issued by the Company pursuant to the Company Option Plan.
“Company Owned IP” means any Intellectual Property owned or purported to be owned by any Target Company, including the registered Intellectual Property contained in Schedule 6.13(a)(i) and (ii).
“Company Product” means each of the products and services (including all versions thereof) that have been or are currently being marketed, distributed, licensed, sold, offered, supported, made available or provided, or for which any material development has commenced, by or on behalf of any Target Company.
“Company Securities” means, collectively, the Company Shares and the Company Convertible Securities.
“Company Shareholders Fundamental Warranties” means the warranties contained in Sections 7.1 (Organization and Standing), 7.2 (Authorization; Binding Agreement), 7.3 (Ownership), 7.4 (Governmental Approvals) and 7.5 (Non-Contravention).
“Company Shareholder Merger Consideration” has the meaning given to it in Section 2.2 of this Agreement.
“Company Shares” means the 1,244,100 ordinary shares of £0.0001 each in the Company, all of which have been fully paid.
“Company Software” means the Software owned or purported to be owned by the Target Companies.
“Company Subsidiaries” means (i) Arqit Inc, a corporation registered in the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801, and (ii) Arqit LLC, a limited liability company registered in the State of Delaware whose registered office is at 1209 Orange Street, Wilmington, County of Newcastle, Delaware 19801.
“Company Transaction Expenses” means the aggregate amount of (a) all fees, costs and expenses (whether or not yet invoiced), that have been incurred prior to the Share Acquisition Closing by or on behalf of the Company, which the Company has agreed to pay or is otherwise liable for (including, if applicable, fees, costs and expenses of the managers, directors, officers, employees and consultants of the Company which the Company has agreed to pay or is otherwise liable for) in connection with the negotiation, execution, performance or consummation of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby and that constitute fees, costs and expenses of third-party counsel, advisors, brokers, finders, consultants, investment bankers, accountants, auditors and experts.
“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.
“Contracts” means all written binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind (including any amendments and other modifications thereto).
“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast fifty percent (50%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive fifty percent (50%) or more of the profits, losses, or distributions of the Controlled Person; or (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person.
“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.
“COVID-19” means the disease known as coronavirus disease or COVID-19, the virus known as severe acute respiratory syndrome coronavirus 2 (SARS-CoV-2) and any evolutions or mutations thereof.
“COVID-19 Measures” shall mean any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard”, shut down, closure, sequester directive, guideline or recommendation made by an applicable Governmental Authority or any other applicable Law in connection with or in response to COVID-19.
“Data Protection Laws” means the following legislations to the extent applicable: (a) national Laws implementing the Directive on Privacy and Electronic Communications (2002/58/EC); (b) the General Data Protection Regulation (2016/679) (the “GDPR”) and any national Law supplementing the GDPR or any successor laws arising out of the withdrawal of a member state from the European Union, including the UK Data Protection Act 2018 (“DPA”), the UK General Data Protection Regulation as defined by the DPA as amended by the Data Protection, Privacy and Electronic Communications (Amendments etc) (EU Exit) Regulations 2019; and (c) any other data protection, privacy or cybersecurity Laws, regulations, or regulatory requirements, guidance and codes of practice applicable to the processing or security of personal data, in each case as amended and/or replaced from time to time.
“Data Room” means the electronic data room hosted by Datasite titled “Project Blue” made available to the Purchaser no less than two Business Days prior to the date of this Agreement comprising the actual copies of documents and other information relating to the Target Companies made available to the Purchaser online, as itemised in the data room index in the Agreed Form.
“Deferred Shares” means the 42,500 deferred shares of £0.0001 each in the capital of the Company held by Jack Blockley pursuant to a redesignation of ordinary shares in the capital of the Company which was effected on 15 April 2021.
“Earnout Condition” means if at any time during the three (3) years following the Share Acquisition Closing Date, the closing price of the Pubco Ordinary Shares during such period is equal to or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganisations and recapitalisations) for any 20 trading days during a 30 consecutive trading day period.
“Earnout Shares” means 10 million newly issued Pubco Ordinary Shares (as adjusted for share splits, share dividends, reorganisations and recapitalisations).
“Environmental Law” means any Law in effect on or prior to the date hereof any way relating to (a) the protection of human health and safety (to the extent relating to exposure to Hazardous Materials), (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapour, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labelling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Actions, Orders, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Rate” means with respect to a particular currency for a particular day, the closing mid-point spot rate of exchange for that currency into Dollars on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted by HSBC Bank plc as at the close of business in London as at such date.
“Exchange Shares” means an aggregate number of Pubco Ordinary Shares to be issued as part of the Share Acquisition in accordance with Section 2.2.
“fairly disclosed” means disclosed by the Company Disclosure Schedules or the Purchaser Disclosure Schedules (as applicable) in such detail (taking into account, in respect of the Company Disclosure Schedules, specific documents in the Data Room specifically identified by the relevant specific disclosure in the Company Disclosure Schedules, if applicable) as would reasonably be required by a reasonable person to make an assessment of the nature and extent of the exceptions to the relevant warranty that the Company or the Purchaser (as applicable) has disclosed.
“Fraud Claim” means any claim based in whole or in part upon fraud.
“Fully Diluted Shares” means the aggregate number of Company Shares and Company Loan Note Shares in issue, immediately prior to Share Acquisition Closing (for the avoidance of doubt, following the conversion of the Loan Notes).
“Future Fund” means UK FF Nominees Limited, a company limited by shares incorporated in England under registration number 12591650 and whose registered office is at 5 Churchill Place, 10th Floor, London, England, E14 5HU.
“GAAP” means generally accepted accounting principles as in effect in the United States of America.
“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental, regulatory or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.
“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mould, and urea formaldehyde insulation.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“IFRS” means International Financial Reporting Standards as promulgated by the International Accounting Standards Board.
“Immaterial Licenses” means, with respect to a Target Company, any of the following Contracts entered into in the ordinary course of business: (a) permitted use right to confidential information in a non-disclosure agreement; (b) license, assignment, covenant not to sue, or waiver of rights with any current and former founders, employees, consultants or independent contractors of such Target Company for the benefit of the Target Companies; (c) any non-exclusive license with end-users; and (d) any non-exclusive license that is not material to the businesses of the Target Companies and is merely incidental to the transaction contemplated in such license, the commercial purpose of which is primarily for something other than such license, such as: (i) sales or marketing or similar Contract that includes a license to use the trademarks of an Target Company for the purposes of promoting the goods or services of the Target Companies; (ii) vendor Contract that includes permission for the vendor to identify a Target Company as a customer of the vendor; (iii) Contract to purchase or lease equipment or materials, such as a photocopier, computer, or mobile phone that also contains a license of Intellectual Property rights; or (iv) license for the use of Software that is preconfigured, preinstalled, or embedded on hardware or other equipment.
“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), including “earn-outs” and “seller notes” whether accrued or not, (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, in each case, whether or not drawn, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with IFRS, or any other accounting principles used by such Person, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by a Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, (j) any severance trigged prior to the Share Acquisition Closing, defined benefit pension liabilities or deferred compensation or other compensation or benefit liabilities (including any employer, Tax or social security contributions and payroll Taxes payable in connection therewith) and (k) all obligation described in clauses (a) through (j) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss. For the avoidance of doubt, “Indebtedness” shall exclude the Company Transaction Expenses and the Purchaser Transaction Expenses, as applicable.
“Infringement” or “Infringe” shall mean that a given item or activity directly or indirectly (including secondarily, contributorily, by inducement or otherwise) infringes, misappropriates, dilutes, constitutes unauthorized use of, or otherwise violates the Intellectual Property of, any Person.
“Intellectual Property” means all rights in Patents, utility models, Trademarks, service marks, logos, getup, trade names, internet domain names, Copyright (including rights in computer software), design rights, moral rights, database rights, topography rights, Trade Secrets, confidential information and knowledge (including know how, inventions, secret formulae and processes, market information, and lists of customers and suppliers), intellectual property rights in Software, databases and collections of data and rights protecting goodwill and reputation, in all cases whether registered or unregistered; all other forms of protection having a similar nature or effect in any jurisdiction throughout the world, to any of the foregoing and applications for or registrations of any of the foregoing rights.
“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.
“IPO” means the initial public offering of the Purchaser Ordinary Shares and the Purchaser Public Warrants pursuant to the IPO Prospectus.
“IPO Prospectus” means the final prospectus of Purchaser, dated as of 3 February 2021, and filed with the SEC on 5 February 2021 (File No. 333- 251856).
“IT Systems” means all computer hardware and peripherals, telecommunications and network equipment, and all Software (in source code and object code forms), including all documentation and associated proprietary materials and services associated with or necessary to any of the foregoing, owned, used, leased or licensed in by or to any Target Company (including for hosting or colocation).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“JV Company” means the Quantum Keep Limited a company incorporated in England & Wales with company number 12809008 and whose registered office is at One Fleet Place, London, England EC4M 7WS.
“Knowledge” means, with respect to (a) the Company, the actual knowledge of the executive officers, directors or secretary of the Company and any Target Companies, having read and carefully considered the relevant provision, or (b) any other Party, (i) if an entity, the actual knowledge of its executive officers, directors or secretary, having read and carefully considered the relevant provision, or (ii) if a natural person, the actual knowledge of such Party, having read and carefully considered the relevant provision. No Party shall be deemed to have any other actual, imputed, or constructive knowledge regarding the subject matter of any of the relevant provisions.
“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, case law, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.
“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under IFRS or other applicable accounting standards), including Tax liabilities due or to become due.
“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favour of another Person, or any filing or agreement to file a financing statement as debtor under applicable Law.
“Loan Note Holders” means the Other Loan Note Holders and the Future Fund.
“LOI” means that certain summary of certain proposed terms and conditions, dated as of 9 March 2021, by and between Purchaser and the Company.
“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that (a) has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, Liabilities, results of operations, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) would reasonably be expected to prevent or materially delay or materially impede the ability of such Person or any of its Subsidiaries to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any fact, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, facts, events, occurrences, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general global, national, regional, state or local changes in the financial or securities markets or general economic or political or social conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes or proposed changed in GAAP, IFRS or other applicable accounting principles or mandatory changes in the regulatory accounting requirements (or any interpretation thereof) applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, epidemic, pandemics (including COVID-19 or any mutation or variation thereof, or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations following the date of this Agreement), terrorism, war (whether or not declared), natural or man-made disaster (including earthquakes, hurricanes and tornados), civil unrest or terrorism; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vi) changes attributable to the public announcement or pendency of the Transactions (including the impact thereof on relationships with customers, suppliers or employees); (vii) changes or proposed changes in applicable Law (or any interpretation thereof) after the date of this Agreement; (viii) any actions required to be taken, or required not to be taken, pursuant to the terms of this Agreement; (ix) in respect of the Company, any action taken by, or at the written request of, Purchaser and in respect of Purchaser or Pubco, any action taken by, or at the written request of, the Company and (x) with respect to Purchaser, the consummation and effects of the Redemption; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i)  - (ix) (as applicable) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries and geographic location in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser, the amount of the Redemption or the failure to obtain the Required Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser.
“Merger Consideration” means an amount equal to $900,000,000.
“Nasdaq” means the Nasdaq Capital Market.
“NIS Directive” means Directive (EU) 2016/1148 concerning measures for a high common level of security of network and information systems across the Union, and any relevant law, statute, declaration, decree, directive, legislative enactment, order, ordinance, regulation, rule or other binding instrument which implements the foregoing directive, including the UK Network and Information Systems Regulations 2008, in each case as amended, consolidated, re-enacted or replaced from time to time.
“Open Source Materials” means Software or other material that is distributed as “free software,” “open source software” or under similar licensing or distribution terms — including the GNU General Public License (GPL), GNU Lesser General Public License (LGPL), Affero General Public License (AGPL), Mozilla Public License (MPL), Server Side Public License (SSPL), Redis Source Available License Agreement, European Union Public License (EUPL), BSD licenses, Artistic License, Netscape Public License, Sun Community Source License (SCSL), Sun Industry Standards License (SISL), Apache License, any “sharealike” Creative Commons licenses (such as CC-BY-SA 4.0), any license that includes the Commons Clause and any license that is approved by, or substantially similar to a license approved by, the Open Source Initiative (www.opensource.org/licenses).
“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.
“Organizational Documents” means, with respect to any Person, its articles of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.
“Other Loan Note Holders” means Notion Capital III LP, Notion Capital III GP LLP, Seraphim Space LP, Seraphim Space (General Partner) LLP, MNL Nominees Limited and The Evolution Technology Fund II, SCSp.
“Parent Closing Cash” means the amount of cash held by the Purchaser and Pubco as at the Share Acquisition Closing, whether in or outside of the Trust Account, after taking into account payments to be made by the Purchaser for the Redemption.
“Patents” means any patents, and patent applications (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof).
“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).
“Per Share Merger Consideration Value” means (a) the Merger Consideration divided by (b) the Fully Diluted Shares.
“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.
“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established in accordance with GAAP, IFRS or other applicable accounting principles with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.
“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.
“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.
“Pro Rata Portion” means, for each Company Shareholder, a percentage determined by dividing (a) the total number of Company Shares held by a Company Shareholder as at the Share Acquisition Closing by (b) the Fully Diluted Shares.
“Pubco Charter” means the memorandum and articles of association of Pubco, as amended and in effect under the Cayman Companies Act.
“Pubco Fundamental Warranties” means the warranties contained in Sections 5.1 (Organization and Standing), 5.2 (Authorization; Binding Agreement), 5.3 (Governmental Approvals), 5.4 (Non-Contravention) and 5.5 (Capitalization).
“Pubco Ordinary Shares” means the ordinary shares, with $0.0001 par value per share, of Pubco.
“Pubco Preference Shares” means the preference shares, with $0.0001 par value per share, of Pubco.
“Pubco Private Warrant” means each one (1) warrant of Pubco entitling the holder thereof to purchase one (1) Pubco Ordinary Share on substantially the same terms and conditions described in the IPO Prospectus with respect to the private warrants of Purchaser.
“Pubco Public Warrant” means each one (1) warrant of Pubco entitling the holder thereof to purchase one (1) Pubco Ordinary Share on substantially the same terms and conditions described in the IPO Prospectus with respect to the public warrants of Purchaser.
“Pubco Securities” means the Pubco Ordinary Shares and the Pubco Warrants, collectively.
“Pubco Warrants” means the Pubco Private Warrants and Pubco Public Warrants, collectively.
“Purchaser Charter” means the memorandum and articles of association of Purchaser, as amended and in effect under the Cayman Companies Act.
“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, at the time of the disclosure to the Company, Pubco, the Company Shareholders or any of their respective Affiliates or Representatives, (i) was generally available publicly and was not disclosed in breach of this Agreement, or (ii) was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Share Acquisition Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.
“Purchaser Fundamental Warranties” means the warranties contained in Sections 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Governmental Approvals), 4.4 (Non-Contravention) and 4.5 (Capitalization).
“Purchaser Ordinary Shares” means the ordinary shares, with par value $0.0001 per share, of Purchaser.

“Purchaser Private Warrant” means each one (1) warrant of Purchaser entitling the holder thereof to purchase one (1) Purchaser Ordinary Share in accordance with terms described in the IPO Prospectus with respect to the private warrants of Purchaser.
“Purchaser Public Units” means the units of Purchaser, each unit consisting of one (1) ordinary share and one-half of one (1) warrant of Purchaser.
“Purchaser Public Warrant” means each one (1) warrant of Purchaser entitling the holder thereof to purchase one (1) Purchaser Ordinary Share in accordance with terms described in the IPO Prospectus with respect to the public warrants of Purchaser.
“Purchaser Securities” means the Purchaser Ordinary Shares, the Purchaser Public Warrants and the Purchaser Private Warrants, collectively.
“Purchaser Transaction Expenses” means the aggregate amount of (a) all fees, costs and expenses (whether or not yet invoiced), that have been incurred prior to the Share Acquisition Closing by or on behalf of Purchaser, which Purchaser has agreed to pay or is otherwise liable for (including, if applicable, fees, costs and expenses of the managers, directors, officers, employees and consultants of Purchaser which Purchaser has agreed to pay or is otherwise liable for) in connection with the negotiation, execution, performance or consummation of this Agreement and the Ancillary Documents and the transactions contemplated hereby and thereby and that constitute fees, costs and expenses of third-party counsel, advisors, brokers, finders, consultants, investment bankers, accountants, auditors and experts and (b) any Stamp Duty in connection with the Transactions payable by Pubco.
“Purchaser Warrants” means the Purchaser Private Warrants and Purchaser Public Warrants, collectively.
“Reference Time” means the close of business of the Company on the Relevant Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser hereunder to occur at the Share Acquisition Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Share Acquisition Closing as currently due and owing without contingency as of such time).
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.
“Relevant Date” means (a) the Share Acquisition Closing Date, if the Share Acquisition Closing is occurring on the last day of a calendar month, or (b) the date falling on the last day of the calendar month immediately prior to the Share Acquisition Closing Date, if the Share Acquisition Closing is not occurring on the last day of a calendar month.
“Remedial Action” means all actions required by Environmental Law to (i) clean up, remove, treat, or in any other way address any Release of Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.
“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.
“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).
“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Software” means any computer software programs or firmware, whether in source code or object code form, and documentation related thereto.
“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.
“Stamp Duty” means any stamp, stamp duty, stamp duty reserve tax or other documentary, registration or transfer Taxes (including, for the avoidance of doubt any real estate transfer taxes), in the nature of tax directly or indirectly imposed, collected or assessed by, or payable to (whether directly or indirectly), a Tax Authority in relation to the agreement to transfer or the transfer of ownership or title to property and all penalties and interest included in or relating to any of the above.
“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.
“Target Companies” means, collectively, all of the Company and the Company Subsidiaries and “Target Company” means any of them.
“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.
“Taxes” means all forms of taxation, whether direct or indirect and whether levied by reference to actual, deemed, gross or net income, gross receipts, profits, gains, net wealth, asset values, turnover, added value, receipt, payment, sale, use, services, occupation, contributions due in relation to the payment of compensation to employees, franchise or values or other reference and statutory, governmental, state, federal, provincial, notarial, local, foreign, government or municipal charges, duties, imposts, contributions, levies, withholdings or liabilities wherever chargeable and of any jurisdiction and any penalty, fine, surcharge, interest, charges or costs relating thereto and regardless of whether such taxes, penalties, charges, costs and interest are directly or primarily chargeable against or attributable to any other person but are instead imposed upon any secondarily liable person by operation of Law.
“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection), in each case, to the extent the foregoing are confidential and protected by applicable Law.
“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.
“Treasury Regulations” shall mean the regulations (including temporary and proposed) promulgated by the U.S. Department of the Treasury pursuant to and in respect of provisions of the Code.
“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.
“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of February 3, 2021, as it may be amended (including to accommodate the Merger), by and between Purchaser and the Trustee.
“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“UK Companies Act” means the Companies Act 2006.
“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during normal trading hours of such exchange or market, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during normal trading hours of such market, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as determined reasonably and in good faith by a majority of the disinterested directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock or share dividend, stock split or share subdivision, stock combination or share consolidation, recapitalization or other similar transaction during such period.
14.2   Section References.   The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:
Term	Section
Agreement	Preamble
Amended Pubco Charter	1.4
Antitrust Laws	8.12(c)
Business Combination	12.1
Closing Cash	8.19(b)
Closing Filing	8.15(b)
Closing Press Release	8.15(b)
Company	Preamble
Company Benefit Plan	6.20(a)
Company Certificate	2.3(b)
Company Disclosure Schedules	Article VI
Company Financials	6.7(a)
Company Material Contract	6.12(a)
Company Permits	6.10
Company Real Property Leases	6.16
Company Registered IP	6.13(a)
Company Shareholder Merger Consideration	2.2(a)
Company Shareholders	Preamble
Term	Section
Merger Closing Date	3.1
Merger Effective Time	1.2
New Registration Rights Agreement	8.20
Non-Recourse Parties	13.13
OFAC	4.17(c)
Outside Date	11.1(b)
Parties	Preamble
Party	Preamble
PIPE Investment	Recitals
PIPE Investors	Recitals
Plan of Merger	1.1
Proxy Statement	8.14(a)
Pubco	Preamble
Pubco Equity Incentive Plan	8.25
Purchaser	Preamble
Purchaser Disclosure Schedules	Article IV
Purchaser Financials	4.6(c)
Purchaser Material Contract	4.13(a)

Term	Section
Company Shareholders Representative	13.14(a)
Competing Business	8.22
D&O Indemnified Persons	8.18(a)
D&O Tail Insurance	8.18(b)
DJB	Recitals
DJW	Recitals
Enforceability Exceptions	4.2
Environmental Permits	6.21(a)
Expenses	11.3
Extension	8.3(a)
Federal Securities Laws	8.10
FF SPA	Recitals
Interim Period	8.1(a)
Key Company Shareholders	Recitals
Latham	13.16
LNH SPA	Recitals
Loan Notes	Recitals
Lock-Up Agreement	8.21
Management Accounts	6.7(a)
Material Inbound Licenses	6.12(a)(viii)
Material Outbound Licenses	6.12(a)(x)
Merger	Recitals
Merger Closing	3.1
Term	Section
Purchaser Recommendation	4.2
Purchaser Representative	13.15(a)
Redemption	8.14(a)
Registration Statement	8.14(a)
Related Person	6.22
Released Claims	12.1
Releasing Persons	12.2
Relevant UK National Security Law	8.12(c)
Required Shareholder Approval	10.1(b)
SEC Reports	4.6(a)
Section 338 Election	1.11(b)
Share Acquisition	Recitals
Share Acquisition Closing	3.1
Share Acquisition Closing Date	3.1
Shareholder Approval Matters	8.14(a)
Signing Filing	8.15(b)
Signing Press Release	8.15(b)
Special Shareholder Meeting	8.14(a)
Sponsor	Preamble
Sponsor Registration Rights Agreement	Recitals
STFs	2.3(a)
Subscription Agreements	Recitals
Surviving Company	1.1
Transactions	Recitals
Transfer Agent	2.10

Schedule 1
Company Shareholders
Name	Class of Share	Total No. of Company Shares Held
Trevor Barker	Ordinary £0.0001	85,000
David John Williams	Ordinary £0.0001	295,291
David James Bestwick	Ordinary £0.0001	160,891
Jack Blockley	Ordinary £0.0001	42,500
	Deferred £0.0001	42,500
Adam Hall	Ordinary £0.0001	10,000
Lee Boland	Ordinary £0.0001	15,000
Andrew Yeomans	Ordinary £0.0001	5,000
Geoffrey Taylor	Ordinary £0.0001	27,200
D2BW Limited	Ordinary £0.0001	603,218

Schedule 2
Closing Notice
            2021
From: [Insert name and address of relevant Company Shareholder]
To:
Arqit Quantum Inc., a Cayman Islands exempted limited liability company with registered number 374857 and whose registered office is at c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Pubco”);
[•] [Insert name and address of Transfer Agent]
Capitalised terms used but not defined herein shall have the meanings given to them in the business combination agreement dated [•] 2021 amongst the Company, Pubco and the Company Shareholder, among others (the “BCA”).
In accordance with section 2.2 of the BCA, we hereby:
(a)
instruct Pubco and its Transfer Agent to issue our Closing Number of Shares to us; and

(b)
elect to accept our Company Shareholder Merger Consideration [in the form of a Closing Cash Payment Amount and Closing Share Payment Amount, and our bank account details are set out below][in the form of a Closing Share Payment Amount only][Delete as applicable]

[Bank Account Details]
Company Shareholder	Bank Account Details
Bank Name: [•] Bank Address: [•] Account Name: [•] Sort Code: [•] Account Number: [•] IBAN: [•] SWIFT: [•]
For and on behalf of [Insert Company Shareholder]

By:
Title:
[Signature Pages Follow]

This Agreement has been entered into on the date stated at the beginning of it.
Purchaser:
CENTRICUS ACQUISITION CORP.
By:
/s/ Nicholas Taylor

Name:
Nicholas Taylor

Title:
Director

[Signature Page to the Business Combination Agreement]

solely in its capacity as the Purchaser Representative:
CENTRICUS HERITAGE LLC
By:
/s/ Christina Levis

Name:
Christina Levis

Title:
Manager

[Signature Page to the Business Combination Agreement]

Pubco:
ARQIT QUANTUM INC.
By:
/s/ David Williams

Name:
David Williams

Title:
Director

[Signature Page to the Business Combination Agreement]

Company:
ARQIT LIMITED
By:
/s/ David Williams

Name:
David Williams

Title:
Director

[Signature Page to the Business Combination Agreement]

solely in his capacity as the Company Shareholders Representative:
DAVID WILLIAMS
By:
/s/ David Williams

Name:
David Williams

[Signature Page to the Business Combination Agreement]

Company Shareholder:
By:
/s/ David Williams

Name:
David Williams

[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by ARQIT LIMITED acting by David Williams, a director as attorney for ADAM HALL under a power of attorney dated 26 April 2021	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by ARQIT LIMITED acting by David Williams, a director as attorney for ANDREW YEOMANS under a power of attorney dated 26 April 2021	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by D2BW LIMITED acting by David Williams, a director	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by ARQIT LIMITED acting by David Williams, a director as attorney for DAVID BESTWICK under a power of attorney dated 26 April 2021	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by ARQIT LIMITED acting by David Williams, a director as attorney for GEOFFREY TAYLOR under a power of attorney dated 25 April 2021	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by ARQIT LIMITED acting by David Williams, a director as attorney for JACK BLOCKLEY under a power of attorney dated 28 April 2021	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by ARQIT LIMITED acting by David Williams, a director as attorney for LEE BOLAND under a power of attorney dated 25 April 2021	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Company Shareholder:
EXECUTED by ARQIT LIMITED acting by David Williams, a director as attorney for TREVOR BARKER under a power of attorney dated 26 April 2021	/s/ David Williams Director
[Signature Page to the Business Combination Agreement]

Exhibit A
FORM OF REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement is entered into as of [ • ], 2021, by and among (i) Arqit Quantum Inc., a company incorporated in the Cayman Islands (the “Company”), (ii) the parties listed on Schedule A hereto (each such party, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively, the “Holders”), and, for the limited purpose set forth in Section 5.5 of this Agreement, (iii) Centricus Acquisition Corp., a Cayman Islands exempted company (“Centricus”). Certain capitalized terms used and not otherwise defined herein are defined in Article 1 hereof.
RECITALS
WHEREAS, (i) the Company, (ii) Centricus, (iii) Sponsor (solely in its capacity as the representative of Centricus), (iv) Arqit Limited, a company limited by shares incorporated in England under registration number 10544841 (“Arqit”), (v) David John Williams (solely in his capacity as the representative of the shareholders of Arqit) and (vi) certain of the Holders have entered into that certain Business Combination Agreement dated as of May 12, 2021 (the “Business Combination Agreement”), pursuant to which, among other things, Centricus will merge with and into the Company (the “Merger”) and the Company will acquire all of the issued and outstanding shares of Arqit (the “Share Acquisition”);
WHEREAS, on or about the date hereof, each Holder is entering into lock-up agreements with the Company (each a “Lock-up Agreement”), pursuant to which, among other things, each Holder agrees not to transfer Ordinary Shares for a certain period of time following the Closing, subject to certain exceptions specified therein;
WHEREAS, Centricus and Sponsor entered into that certain Registration Rights Agreement, dated as of February 3, 2021 (the “Prior Agreement”);
WHEREAS, Centricus and Sponsor wish to terminate the Prior Agreement, with such termination effective as of the date hereof, in order to provide for the terms and conditions included herein;
WHEREAS, as of the date hereof, the Holders hold the Ordinary Shares and the Private Warrants set forth in Schedule A to this Agreement; and
WHEREAS, the parties hereto are entering into this Agreement concurrently with, and contingent upon, the Closing.
NOW, THEREFORE, in consideration of the mutual representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS
1.1 Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:
“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the principal executive officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall mean this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.
“Arqit” shall have the meaning given in the Recitals hereto.
“Board” shall mean the Board of Directors of the Company.
“Business Combination Agreement” shall have the meaning given in the Recitals hereto.
“Centricus” shall have the meaning given in the Preamble hereto.
“Centricus IPO Prospectus” shall mean the final prospectus of Centricus, dated as of February 3, 2021, and filed with the SEC on February 5, 2021 (File No. 333-251856).
“Closing” shall mean the closing of the Merger and the Share Acquisition in accordance with the terms of the Business Combination Agreement.
“Commission” shall mean the U.S. Securities and Exchange Commission.
“Company” shall have the meaning given in the Preamble hereto.
“Demand Registration” shall have the meaning given in Section 2.1.1.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“Form F-1” shall have the meaning given in Section 2.1.1.
“Form F-3” shall have the meaning given in Section 2.3.1.
“Holders” shall have the meaning given in the Preamble hereto.
“Lock-up Agreement” shall have the meaning given in the Recitals hereto.
“Maximum Number of Securities” shall have the meaning given in Section 2.1.4.
“Merger” shall have the meaning given in the Recitals hereto.
“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement not misleading or, in the case of a Prospectus, not misleading in the light of the circumstances under which they were made.
“New Holders” shall mean, collectively, (i) David John Williams, (ii) David James Bestwick, (iii) D2BW Limited, (iv) Notion Capital III LP and (v) any persons or entities to which the foregoing persons transfer any Registrable Securities as permitted under this Agreement and the applicable Lock-Up Agreement.
“Ordinary Shares” shall mean the ordinary shares, with no par value, of the Company.
“Original Holders” shall mean, collectively, (i) Sponsor, (ii) Nicholas Taylor and (iii) any persons or entities to which the foregoing person or entity transfers any Registrable Securities as permitted under this Agreement and the applicable Lock-Up Agreement.
“Piggyback Registration” shall have the meaning given in Section 2.2.1.
“Prior Agreement” shall have the meaning given in the Recitals hereto.
“Private Warrants” shall mean each one (1) warrant of the Company entitling the holder thereof to purchase one (i) Ordinary Share on substantially the same terms and conditions described in the Centricus IPO Prospectus with respect to the private warrants of Centricus.
“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) the Ordinary Shares set forth on Schedule A, (b) the Private Warrants set forth on Schedule A (including any Ordinary Shares issuable upon the exercise of any such Private Warrants), (c) any Earnout Shares (as defined in the Business Combination Agreement) issued pursuant to the terms of the Business Combination Agreement, and (d) any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Ordinary Shares, Private Warrants (including any Ordinary Shares issuable upon the exercise of any such Private Warrants) or Earnout Shares; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (iii) such securities shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or Underwriter in a public distribution or other public securities transaction.
“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:
(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Ordinary Shares are then listed;
(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriter in connection with blue sky qualifications of Registrable Securities);
(C) printing, messenger, telephone and delivery expenses;
(D) reasonable fees and disbursements of counsel for the Company;
(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and
(F) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration or the Takedown Requesting Holder initiating an Underwritten Shelf Takedown.
“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“Requesting Holder” shall have the meaning given in Section 2.1.1.
“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.
“Share Acquisition” shall have the meaning given in the Recitals hereto.
“Shelf” shall have the meaning given in Section 2.3.1.
“Sponsor” shall mean Centricus Heritage LLC, a Cayman Islands limited liability company.
“Subsequent Shelf Registration” shall have the meaning given in Section 2.3.2.
“Takedown Requesting Holder” shall have the meaning given in Section 2.3.3.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.
“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“Underwritten Shelf Takedown” shall have the meaning given in Section 2.3.3.
ARTICLE 2
REGISTRATIONS
2.1 Demand Registration.
2.1.1 Request for Registration. Subject to the provisions of Section 2.1.4 hereof, at any time and from time to time on or after the date hereof, (i) New Holders holding at least a majority in interest of the then issued and outstanding number of Registrable Securities held by all New Holders or (ii) Original Holders holding at least a majority in interest of the then issued and outstanding number of Registrable Securities held by all Original Holders (such New Holders or such Original Holders, as the case may be, the “Demanding Holders”) may make a written demand for Registration of all or part of their Registrable Securities, which written demand shall describe the amount and type of securities to be included in such Registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). The Company shall, within five (5) days of the Company’s receipt of the Demand Registration, notify, in writing, all other Holders of Registrable Securities of such demand, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in a Registration pursuant to a Demand Registration (each such Holder that includes all or a portion of such Holder’s Registrable Securities in such Registration, a “Requesting Holder”) shall so notify the Company, in writing, within three (3) business days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such written notification from a Requesting Holder(s) to the Company, such Requesting Holder(s) shall be entitled to have their Registrable Securities included in a Registration pursuant to a Demand Registration and the Company shall effect, as soon thereafter as practicable, but not more than forty five (45) days immediately after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders and Requesting Holders pursuant to such Demand Registration. Under no circumstances shall the Company be obligated to effect more than an aggregate of three (3) Registrations pursuant to a Demand Registration under this Section 2.1.1 with respect to any or all Registrable Securities; provided, however, that a Registration shall not be counted for such purposes unless a Form F-1 or any similar long-form registration statement that may be available at such time (“Form F-1”) has become effective and all of the Registrable Securities requested by the Requesting Holders to be registered on behalf of the Requesting Holders in such Form F-1 Registration have been sold, in accordance with Section 3.1 of this Agreement; provided, further, that an Underwritten Shelf Takedown shall not count as a Demand Registration; provided, further, that to the extent that at least two (2) Registrations have been effected prior to the issuance of the Earnout Shares pursuant to the Business Combination Agreement, the New Holders shall have the right to demand a further two (2) Registrations in order to effect the Registration of the Earnout Shares.
2.1.2 Effective Registration. Notwithstanding the provisions of Section 2.1.1 above or any other part of this Agreement, a Registration pursuant to a Demand Registration shall not count as a Registration unless and until (i) the Registration Statement filed with the Commission with respect to a Registration pursuant to a Demand Registration has been declared effective by the Commission and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, further, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities in a Registration pursuant to a Demand Registration is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated and (ii) a majority-in-interest of the Demanding Holders initiating such Demand Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided, further, that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

2.1.3 Underwritten Offering. Subject to the provisions of Section 2.1.4 hereof, if a majority-in-interest of the Demanding Holders so advise the Company as part of their Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the right of such Demanding Holder or Requesting Holder (if any) to include its Registrable Securities in such Registration shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the majority-in-interest of the Demanding Holders initiating the Demand Registration.
2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Registration pursuant to a Demand Registration, in good faith, advises the Company, the Demanding Holders and the Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell and the Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities.
2.1.5 Demand Registration Withdrawal. A majority-in-interest of the Demanding Holders initiating a Demand Registration or a majority-in-interest of the Requesting Holders (if any), pursuant to a Registration under Section 2.1.1 shall have the right to withdraw from a Registration pursuant to such Demand Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to the Registration of their Registrable Securities pursuant to such Demand Registration. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 2.1.5.
2.2 Piggyback Registration.
2.2.1 Piggyback Rights. If, at any time on or after the date hereof, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of persons other than the Holders of Registrable Securities, other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than seven (7) days before the anticipated filing date of such Registration Statement, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within three (3) business days after receipt of such written notice (such Registration a “Piggyback Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company. The notice periods set forth in this Section 2.2.1 shall not apply to an Underwritten Shelf Takedown conducted in accordance with Section 2.3.3.
2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration (other than Underwritten Shelf Takedown), in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the Ordinary Shares that the Company desires to sell, taken together with (i) the Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Ordinary Shares, if any, as to which Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Company, exceeds the Maximum Number of Securities, then:
(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration: (A) first, the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, pro rata based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.2.1 hereof, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Company, which can be sold without exceeding the Maximum Number of Securities;
(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration: (A) first, the Ordinary Shares or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata based on the respective number of Registrable Securities that each Holder has so requested exercising its rights to register its Registrable Securities pursuant to Section 2.2.1 hereof, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.
2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.
2.3 Shelf Registrations.
2.3.1 The Holders of Registrable Securities may at any time, and from time to time, request in writing that the Company, pursuant to Rule 415 under the Securities Act (or any successor rule promulgated thereafter by the Commission), register the resale of any or all of their Registrable Securities on Form F-3 or similar short form registration statement that may be available at such time (“Form F-3”), or if the Company is ineligible to use Form F-3, on Form F-1; a registration statement filed pursuant to this Section 2.3.1 (a “Shelf”) shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder. Within three (3) days of the Company’s receipt of a written request from a Holder or Holders of Registrable Securities for a Registration on a Shelf, the Company shall promptly give written notice of the proposed Registration to all other Holders of Registrable Securities, and each Holder of Registrable Securities who thereafter wishes to include all or a portion of such Holder’s Registrable Securities in such Registration shall so notify the Company, in writing, within three (3) business days after the receipt by the Holder of the notice from the Company. As soon as practicable thereafter, but not more than ten (10) days after the Company’s initial receipt of such written request for a Registration on a Shelf, the Company shall register all or such portion of such Holder’s Registrable Securities as are specified in such written request, together with all or such portion of Registrable Securities of any other Holder or Holders joining in such request as are specified in the written notification given by such Holder or Holders; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 2.3.1 if the Holders of Registrable Securities, together with the Holders of any other equity securities of the Company entitled to inclusion in such Registration, propose to sell the Registrable Securities and such other equity securities (if any) at any aggregate price to the public of less than $10,000,000. The Company shall maintain each Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included on such Shelf. In the event the Company files a Shelf on Form F-1, the Company shall use its commercially reasonable efforts to convert the Form F-1 to a Form F-3 as soon as practicable after the Company is eligible to use Form F-3.
2.3.2 If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities included thereon are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities including on such Shelf, and pursuant to any method or combination of methods legally available to, and requested by, any Holder. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities included thereon. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, a Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such Registrable Securities to be so covered once annually after inquiry of the Holders.
2.3.3 At any time and from time to time after a Shelf has been declared effective by the Commission, the Sponsor may request to sell all or any portion of its Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $10,000,000. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company at least 48 hours prior to the public announcement of such Underwritten Shelf Takedown, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. The Company shall include in any Underwritten Shelf Takedown the securities requested to be included by any holder (each a “Takedown Requesting Holder”) at least 24 hours prior to the public announcement of such Underwritten Shelf Takedown pursuant to written contractual piggyback registration rights of such holder (including to those set forth herein). The Sponsor shall have the right to select the Underwriter(s) for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval which shall not be unreasonably withheld, conditioned or delayed. For purposes of clarity, any Registration effected pursuant to this Section 2.3.3 shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.
2.3.4 If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Sponsor and the Takedown Requesting Holders (if any) in writing that the dollar amount or number of Registrable Securities that the Sponsor and the Takedown Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other equity securities that the Company desires to sell, exceeds the Maximum Number of Securities, then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Sponsor that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Ordinary Shares or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other equity securities of the Takedown Requesting Holders, if any, that can be sold without exceeding the Maximum Number of Securities, determined pro rata based on the respective number of Registrable Securities that each Takedown Requesting Holder has so requested to be included in such Underwritten Shelf Takedown.
2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to Section 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of Underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than thirty (30) days; provided, however, that the Company shall not defer its obligation in this manner more than once in any 12-month period. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be effected or permitted and no Registration Statement shall become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of any Lock-Up Agreement to which such Holder is party.
ARTICLE 3
COMPANY PROCEDURES
3.1 General Procedures. If at any time on or after the date hereof the Company is required to effect the Registration of Registrable Securities, the Company shall use its best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:
3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;
3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be requested by the Holders or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;
3.1.4 prior to any public offering of Registrable Securities, use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;
3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (other than by way of a document incorporated by reference) furnish a copy thereof to each seller of such Registrable Securities or its counsel;
3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;
3.1.10 permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;
3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;
3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;
3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);
3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50,000,000, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and
3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.
3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.
3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.
3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission, to the extent that such rule or such successor rule is available to the Company), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.
ARTICLE 4
INDEMNIFICATION AND CONTRIBUTION
4.1 Indemnification.
4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.
4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which he, she or it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.
4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE 5
MISCELLANEOUS
5.1 Notices. All notices, demands, requests, consents, approvals or waivers and other communications required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) by reputable, nationally recognized overnight courier service, or (iv) by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof); in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):
To the Company:
Arqit Quantum Inc.
3 More London Riverside
London SE1 2RE
United Kingdom
Attn: David Williams
Email: dw@arqit.uk
To Centricus:
Centricus Acquisition Corp.
PO Box 309, Ugland House
Grand Cayman, KY1- 1104
Cayman Islands
Attn: Garth Ritchie
Email: Garth.Ritchie@centricus.com
To a Holder: to the address set forth beside such Holder’s name on Schedule A hereto.
5.2 Assignment; No Third Party Beneficiaries.
5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
5.2.2 This Agreement and the rights, duties and obligations of the Holders hereunder may not be freely assigned or delegated by such Holder except in conjunction with and to the extent of any transfer of Registrable Securities by any such Holder, provided, that such transferee shall only be admitted as a party hereunder and assume such Holder’s rights and obligations under this Agreement upon its, his or her execution and delivery of a joinder agreement, in form and substance reasonably acceptable to the Company agreeing to be bound by the terms and conditions of this Agreement as if such person were a Holder party hereto; whereupon such person will be treated for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as such Holder with respect to the transferred Registrable Securities.
5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders.
5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.
5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.
5.4 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.
5.5 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written. Without limiting the generality of the foregoing, Centricus and Sponsor hereby agree that the Prior Agreement is hereby terminated and of no further force or effect.
5.6 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law, provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each party hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 5.6 or in such other manner as may be permitted by applicable law, that such process may be served in the manner of giving notices in Section 5.1 and that nothing in this Section 5.6 shall affect the right of any party to serve legal process in any other manner permitted by applicable law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each party hereto agrees that a final order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the order or in any other manner provided by applicable law.
5.7 WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE SPONSOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.
5.8 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder, solely in his, her or its capacity as a holder of the shares of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any Holder or the

Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.9 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.
5.10 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.
5.11 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the Holders may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.
5.12 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.
5.13 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement and (ii) the date as of which no Registrable Securities remain outstanding. The provisions of Section 3.5 shall survive any termination.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
COMPANY:
ARQIT QUANTUM INC.
By:
	Name:	David Williams
	Title:	Director
in connection with Section 5.5 solely, CENTRICUS:
CENTRICUS ACQUISITION CORP.
By:
Name:
Title:

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.
HOLDERS:
CENTRICUS HERITAGE LLC
By:
	Name:	Garth Ritchie
	T itle:	Manager
By:
	Name:	Nizar Al-Bassam
	Title:	Manager
By:
	Name:	Carlo Calabria
	Title:	Manager
By:
	Name:	Cristina Levis
	Title:	Manager
NICHOLAS TAYLOR

DAVID JOHN WILLIAMS

DAVID JAMES BESTWICK

D2BW LIMITED

NOTION CAPITAL III LP

SCHEDULE A
Holder	Address	Number of Ordinary Shares	Number of Private Warrants
Centricus Heritage LLC	PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands
Nicholas Taylor	PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands		—
David John Williams			—
David James Bestwick			—
D2BW Limited			—
Notion Capital III LP

Exhibit 2
FORM OF LOCK-UP AGREEMENT
THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of [ • ], 2021 between (i) Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”) and (ii) the undersigned (the “Holder”). Pubco and the Holder are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).
WHEREAS, Centricus Acquisition Corp., Pubco and Arqit Limited, among others, entered into a business combination agreement, dated May 12, 2021 (the “Business Combination Agreement”), pursuant to which the parties thereto shall consummate a series of transactions, including the exchange of all of the Purchaser Ordinary Shares owned by the Holder into a corresponding number of Pubco Ordinary Shares determined in accordance with the Business Combination Agreement.
WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by the Holder thereunder, Pubco and the Holder desire to enter into this Agreement, pursuant to which the Pubco Ordinary Shares to be received by the Holder pursuant to the Business Combination Agreement (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.   Lock-Up Provisions.
(a)   The Holder agrees that it shall not effectuate a Transfer of the Pubco Ordinary Shares that are held by the Holder during the period commencing from the Share Acquisition Closing until the earlier to occur of (i) the date on which the closing price of the Pubco Ordinary Shares during such period exceeds Twelve Dollars Fifty Cents ($12.50) per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any twenty (20) trading days during a thirty (30) consecutive trading day period and (ii) eighteen (18) months after the Share Acquisition Closing (the “Lock-up Period”).
(b)   Notwithstanding the provisions set forth in Section 1(a), Transfers of the Pubco Ordinary Shares that are held by the Holder (and that have complied with this Section 1(b)) are permitted (i) to Pubco’s officers or directors, any Affiliates or immediate family members of any of Pubco’s officers or directors, any members of the Holder, or any Affiliates of the Holder, (ii) to shareholders or limited partners of the Holder, or, in the case of a Holder which is a limited liability partnership, its members, (iii) by gift to a member of the Holder’s immediate family or to a trust, the beneficiary of which is a member of the Holder’s immediate family, an Affiliate of such person or to a charitable organization, (iv) by virtue of the laws of descent and distribution upon death, (v) pursuant to a qualified domestic relations order or in connection with a divorce settlement, (vi) to (A) any UK Government departments, including their executive agencies, other subsidiary bodies and other parts of UK Government; (B) companies wholly or partly owned by UK Government departments and their subsidiaries; (C) non-departmental public bodies, other public bodies, public corporations and their subsidiary bodies sponsored by UK Government departments; and/or (D) any successors to any of the entities set out in (A), (B) and (C) above or any new bodies which fall within the same criteria (vii) by virtue of the laws of the Holder’s jurisdiction of incorporation or organization, the Holder’s organizational documents or the rights attaching to the equity interests in the Holder upon dissolution of the Holder, (viii) the exercise of any options, warrants or other convertible securities to purchase Pubco Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); provided, that any Pubco Ordinary Shares issued upon such exercise shall be subject to the Lock-Up Period, (ix) to satisfy tax withholding obligations pursuant to the Holder’s equity incentive plans or arrangements, (x) in connection with any bona fide mortgage, pledge or encumbrance to a financial institution in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof, (xi) by a Holder to any entity including without limitation any fund, partnership, company or investment trust to whom the Holder transfers interests in one or more of its portfolio of investments, or any successor entity following a restructuring transaction of that Holder and (xii) in connection with a transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all Holders of Pubco Ordinary Shares involving a change of control of Pubco, provided, that in clauses (i) through (xi), the transferee must enter into a written agreement in substantially the form of this Agreement, agreeing to be bound by the terms of the Lock-up Period. If dividends are declared and payable in Pubco Ordinary Shares, such dividends will also be subject to the Lock-up Period.
(c)   If any Transfer is made or attempted contrary to the provisions of this Agreement, such Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of the Holder (and any permitted transferees and assigns thereof) until the end of the Lock-Up Period.
(d)   During the Lock-Up Period, each certificate evidencing any Restricted Securities (if any are issued) shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [ • ], 2021, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”
(e)   For the avoidance of any doubt, the Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities.
(f)   For the purposes of this Section 1, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell (including, for the avoidance of doubt, through a distribution in specie), hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
2.   Miscellaneous.
(a)   Effective Date.   Section 1 of this Agreement shall become effective upon the Share Acquisition Closing, subject to the consummation of the transactions contemplated by the Business Combination Agreement on the Share Acquisition Closing Date.
(b)   Termination of the Business Combination Agreement.   Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Share Acquisition Closing, this Agreement and all rights and obligations of the Parties hereunder shall automatically terminate and be of no further force or effect.
(c)   Binding Effect; Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Except as otherwise provided in this Agreement, this Agreement and all obligations of the Parties are personal to the Parties and may not be transferred or delegated by the Parties at any time.
(d)   Third Parties.   Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in,

or be deemed to have been executed for the benefit of, any person or entity that is not a Party hereto or thereto or a successor or permitted assign of such a Party.
(e)   Governing Law; Jurisdiction.   This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. Each Party (a) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the transactions contemplated by this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with this Section 2(e) or in such other manner as may be permitted by applicable Law, that such process may be served in the manner of giving notices in Section 2(h) and that nothing in this Section 2(e) shall affect the right of any Party to serve legal process in any other manner permitted by applicable Law, (b) irrevocably and unconditionally consents and submits itself and its properties and assets in any action or proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) in the event any dispute or controversy arises out of this Agreement or the transactions contemplated hereby, or for recognition and enforcement of any Order in respect thereof, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated hereby shall be brought, tried and determined only in the Chancery Court and any state appellate court therefrom located within the State of Delaware (or, only if the Chancery Court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (e) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same, and (f) agrees that it will not bring any action or proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the aforesaid courts. Each Party agrees that a final Order in any action or proceeding in such courts as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the Order or in any other manner provided by applicable Law.
(f)   WAIVER OF JURY TRIAL.   EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 2(e).
(g)   Interpretation.   The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(h)   Notices.   All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail (having obtained electronic delivery confirmation thereof), (iii) one (1) Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, provided, however, that notice given pursuant to clauses (iii) and (iv) above shall not be effective unless a duplicate copy of such notice is also given in person or by e-mail (having obtained electronic delivery confirmation thereof), in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):
If to Pubco, to:	With a copy to (which shall not constitute notice):
Arqit Quantum Inc. c/o Maples Corporate Services Limited PO Box 309, Ugland House Grand Cayman, KY1-1104 Cayman Islands United Kingdom Attn: David Williams Email: dw@arqit.uk	White & Case LLP
5 Old Broad Street
London EC2N 1DW
United Kingdom
Attention: Elliott Smith, Daniel Turgel and Monica Holden
Email: elliott.smith@whitecase.com, daniel.turgel@whitecase.com, mholden@whitecase.com
If to the Holder, to: the address set forth under the Holder’s name on the signature page hereto.
(i)   Amendments and Waivers.   Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco and the Holder. No failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.
(j) Severability.   In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.
(k)   Specific Performance.   The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. The parties further agree that each party shall be entitled to seek specific performance of the terms hereof and immediate injunctive relief and other equitable relief to prevent breaches, or threatened breaches, of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity. Each party hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the parties. Each party hereby further acknowledges that the existence of any other remedy contemplated by this Agreement does not diminish the availability of specific performance of the obligations hereunder or any other injunctive relief. Each party hereby further agrees that in the event of any action by any other party for specific performance or injunctive relief, the first party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.
(l)   Entire Agreement.   This Agreement constitutes the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the Parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights, remedies or obligations of the Parties under any other agreement between the Holder and Pubco or any certificate or instrument executed by the Holder in favor of Pubco, and nothing in any other agreement, certificate or instrument shall limit any of the rights, remedies or obligations of the Parties under this Agreement.
(m)   Further Assurances.   From time to time, at another Party’s request and without further consideration (but at the requesting Party’s reasonable cost and expense), each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.
(n)   Counterparts; Facsimile.   This Agreement may also be executed and delivered by facsimile signature or by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.
Pubco:
Arqit Quantum Inc.
By:
Name:
Title:

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.
Holder:
Name of Holder: [                 ]
By:
Notice Information:
Address:
Telephone No.
Email: E-mail:

Annex B
The Companies Act (As Revised) of the Cayman Islands
Plan of Merger
This plan of merger (the “Plan of Merger”) is made on         between Arqit Quantum Inc. (the “Surviving Company”) and Centricus Acquisition Corp. (the “Merging Company”).
Whereas the Merging Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Companies Act (As Revised) (the “Statute”).
Whereas the Surviving Company is a Cayman Islands exempted company and is entering into this Plan of Merger pursuant to the provisions of Part XVI of the Statute.
Whereas the directors of the Merging Company and the directors of the Surviving Company deem it desirable and in the commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).
Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the business combination agreement dated 12 May 2021 and made between, amongst others, the Surviving Company and the Merging Company (the “Merger Agreement”) a copy of which is annexed at Annexure 1 hereto.
Now therefore this Plan of Merger provides as follows:
1
The constituent companies (as defined in the Statute) to this Merger are the Surviving Company and the Merging Company.

2
The surviving company (as defined in the Statute) is the Surviving Company.

3
The registered office of the Surviving Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and the registered office of the Merging Company is c/o Maples Corporate Services Limited of PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

4
Immediately prior to the Effective Date (as defined below), the share capital of the Surviving Company will be US$50,000, divided into 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of US$0.0001 each, and the Surviving Company will have 10,000 ordinary shares in issue.

5
Immediately prior to the Effective Date (as defined below), the share capital of the Merging Company will be US$      divided into       shares of a par value of US$      each and the Merging Company will have       shares in issue.

6
The date on which it is intended that the Merger is to take effect is the date that this Plan of Merger is registered by the Registrar in accordance with section 233(13) of the Statute (the “Effective Date”)

7
The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company, are set out in the Merger Agreement in the form annexed at Annexure 1 hereto.

8
The rights and restrictions attaching to the shares in the Surviving Company are set out in the Amended and Restated Memorandum and Articles of Association of the Surviving Company in the form annexed at Annexure 2 hereto.

9
The Memorandum and Articles of Association of the Surviving Company shall be amended and restated by the deletion in their entirety and the substitution in their place of the Amended and Restated Memorandum and Articles of Association in the form annexed at Annexure 2 hereto on the Effective Date.

10
There are no amounts or benefits which are or shall be paid or payable to any director of either constituent company or the Surviving Company consequent upon the Merger.

11
The Surviving Company has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

12
The names and addresses of each director of the surviving company (as defined in the Statute) are:

12.1
Lt General VeraLinn Jamieson of 1st Floor, 3 More London Riverside, London, SE1 2RE, United Kingdom;

12.2
David Williams of 1st Floor, 3 More London Riverside, London, SE1 2RE, United Kingdom;

12.3
General Stephen Wilson of 1st Floor, 3 More London Riverside, London, SE1 2RE, United Kingdom; and

12.4
Garth Ritchie of PO Box 209, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

13
This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Statute.

14
This Plan of Merger has been authorised by the sole shareholder of the Surviving Company pursuant to section 233(6) of the Statute by way of a special resolution. . This Plan of Merger has been authorised by the shareholders of the Merging Company pursuant to section 233(6) of the Statute by way of a special resolution passed at an extraordinary general meeting of the Merging Company.

15
At any time prior to the Effective Date, this Plan of Merger may be:

15.1
terminated by the board of directors of either the Surviving Company or the Merging Company;

15.2
amended only with the prior written consent of both the board of directors of the Surviving Company and the Merging Company to:

(a)
change the Effective Date provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger with the Registrar of Companies; and

(b)
effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company.

16
This Plan of Merger may be executed in counterparts.

17
This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.
SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Arqit Quantum Inc.	)
SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Centricus Acquisition Corp.	)

Annexure 1
Merger Agreement

Annexure 2
Amended and Restated Memorandum and Articles of Association of the Surviving Company

Annex C
THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
ARQIT QUANTUM INC.
(ADOPTED BY SPECIAL RESOLUTION DATED [•] AND EFFECTIVE ON [•])

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
ARQIT QUANTUM INC.
(ADOPTED BY SPECIAL RESOLUTION DATED [•] AND EFFECTIVE ON [•])
1.
The name of the Company is Arqit Quantum Inc.

2.
The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3.
The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4.
The liability of each Member is limited to the amount unpaid on such Member’s shares.

5.
The share capital of the Company is US$50,000 divided into 469,000,001 ordinary shares of a par value of US$0.0001 each and 30,999,999 preference shares of a par value of US$0.0001 each.

6.
The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7.
Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
ARQIT QUANTUM INC.
(ADOPTED BY SPECIAL RESOLUTION DATED [•] AND EFFECTIVE ON [•])
1.
Interpretation

1.1
In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.
“Articles”	means these articles of association of the Company.
“Audit Committee”	means the audit committee of the board of Directors of the Company established pursuant to the Articles, or any successor committee.
“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).
“Cause”	means a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a Director or the Company into disrepute or which results in a material financial detriment to the Company.
“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.
“Company”	means the above named company.
“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).
“Compensation Committee”	means the compensation committee of the board of Directors of the Company established pursuant to the Articles, or any successor committee.
“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the Nasdaq Capital Market.
“Directors”	means the directors for the time being of the Company.
“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.
“Electronic Record”	has the same meaning as in the Electronic Transactions Act.
“Electronic Transactions Law”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.
“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.
“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.
“Member”	has the same meaning as in the Statute.
“Memorandum”	means the memorandum of association of the Company.
“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of Directors of the Company established pursuant to the Articles, or any successor committee.
“Officer”	means a person appointed to hold an office in the Company.
“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.
“Ordinary Share”	means an ordinary share of a par value of US$0.0001 in the share capital of the Company.
“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.
“Registered Office”	means the registered office for the time being of the Company.
“Seal”	means the common seal of the Company and includes every duplicate seal.
“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.
“Share”	means an Ordinary Share or a Preference Share and includes a fraction of a share in the Company.
“Special Resolution”	has the same meaning as in the Statute, and includes a unanimous written resolution.
“Statute”	means the Companies Act (As Revised) of the Cayman Islands.
“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

1.2
In the Articles:

(a)
words importing the singular number include the plural number and vice versa;

(b)
words importing one gender include all other genders;

(c)
words importing persons include corporations as well as any other legal or natural person;

(d)
“shall” shall be construed as imperative and “may” shall be construed as permissive;

(e)
references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(f)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(g)
the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(h)
headings are inserted for reference only and shall be ignored in construing the Articles;

(i)
any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(j)
any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(k)
sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(l)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(m)
the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2.
Commencement of Business

2.1
The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2
The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3.
Issue of Shares and Rights attaching to Shares

3.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulation of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights.

3.2
The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3
The Company may issue securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4
The Company shall not issue Shares to bearer.

4.
Register of Members

4.1
The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2
The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5.
Closing Register of Members or Fixing Record Date

5.1
For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2
In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3
If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.
6.
Certificates for Shares

6.1
A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2
The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4
Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5
Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7.
Transfer of Shares

7.1
Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2
The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8.
Redemption, Repurchase and Surrender of Shares

8.1
Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company.

8.2
Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member.

8.3
The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4
The Directors may accept the surrender for no consideration of any fully paid Share.

9.
Treasury Shares

9.1
The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2
The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10.
Variation of Rights of Shares

10.1
Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class, or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2
For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights.

11.
Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12.
Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.
13.
Lien on Shares

13.1
The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3
To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4
The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14.
Call on Shares

14.1
Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2
A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3
The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4
If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Director, may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5
An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6
The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7
The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8
No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15.
Forfeiture of Shares

15.1
If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2
If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3
A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4
A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5
A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6
The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16.
Transmission of Shares

16.1
If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17.
Amendments of Memorandum and Articles of Association and Alteration of Capital

17.1
The Company may by Ordinary Resolution:

(a)
increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)
consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)
convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value provided that in the subdivision, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in the case of the Share from which the reduced Share is derived; and

(e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

17.2
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

17.3
Subject to the provisions of the Statute and the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolution:

(a)
change its name;

(b)
alter or add to the Articles;

(c)
alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)
reduce its share capital or any capital redemption reserve fund.

18.
Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.
19.
General Meetings

19.1
All general meetings other than annual general meetings shall be called extraordinary general meetings.

19.2
The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

19.3
General meetings for any purpose or purposes may be called at any time by a resolution adopted by the majority of the Directors, and may not be called by any other person or persons. The Directors acting pursuant to a resolution may postpone, reschedule or cancel any previously scheduled general meeting, before or after the notice for such meeting has been sent. Business transacted at any general meeting shall be limited to matters relating to the purpose or purposes stated in the notice of meeting given by or at the direction of the Directors.

20.
Notice of General Meetings

20.1
At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company.

20.2
The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

21.
Advance Notice for Business

21.1
At each annual general meeting, the Members shall appoint the Directors then subject to appointment in accordance with the procedures set forth in the Articles and subject to the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. At any such annual general meeting any other business properly brought before the annual general meeting may be transacted.

21.2
To be properly brought before a general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 28) must be:

(a)
specified in the notice of the general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles; or

(b)
otherwise properly brought before the general meeting by or at the direction of the Directors.

21.3
The Members have no right to propose business to be considered or voted upon at general meetings of the Company.

(i)
22.
Proceedings at General Meetings

22.1
No business shall be transacted at any general meeting unless a quorum is present. The holders of one-third (1/3) of the Shares, being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy, shall be a quorum.
22.2
A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

22.3
A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

22.4
If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

22.5
The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

22.6
If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

22.7
The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

22.8
When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

22.9
If a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

22.10
When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

22.11
A resolution put to the vote of the meeting shall be decided on a poll.

22.12
A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

22.13
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.
22.14
In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

23.
Votes of Members

23.1
Subject to any rights or restrictions attached to any Shares, every Member present in any such manner shall have one vote for every Share of which he is the holder.

23.2
In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

23.3
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

23.4
No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

23.5
No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

23.6
Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

23.7
A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

24.
Proxies

24.1
The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

24.2
The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

24.3
The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

24.4
The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

24.5
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

25.
Corporate Members

25.1
Any corporation or other non -natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

25.2
If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

26.
Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.
27.
Directors

There shall be a board of Directors consisting of not less than one person. The number of directors of the Company shall be fixed from time to time by the Directors.
28.
Nomination of Directors

28.1
Nominations of persons for election as Directors may be made only by the Directors.

28.2
To be eligible to be a nominee for election or re-election as a Director pursuant to Article 28, a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)
is not and will not become a party to:

(i)
any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)
any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under Applicable Law;

(b)
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)
in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)
if elected as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The nominating and governance committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the nominating and governance committee of the Directors may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

29.
Powers of Directors

29.1
Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

29.2
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

29.3
The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

29.4
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

30.
Appointment and Removal of Directors

30.1
Subject to Article 28, the Company may by Ordinary Resolution elect any person to be a Director, or may by Special Resolution remove any Director, but only for Cause.

30.2
The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director. Any newly created directorship that results from an increase in the number of Directors or any Director vacancy that results from the death, disability, resignation, disqualification or removal of any Director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of Directors then in office, even if less than a quorum, or by a sole remaining Director and shall not be filled by the Members.

30.3
The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. At the 2022 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2023 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2024 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

31.
Vacation of Office of Director

The office of a Director shall be vacated if:
(a)
the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)
the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)
the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)
the Director is found to be or becomes of unsound mind; or

(e)
all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

32.
Proceedings of Directors

32.1
The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority if there are three or more Directors, shall be two if there are two Directors, and shall be one if there is only one Director.

32.2
Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Subject to this Article, questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman or, if there are co-chairmans, each co-chairman, shall have a second or casting vote.

32.3
A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. The meeting shall be deemed to be held at the place as determined by the Directors at the start of the meeting.

32.4
A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution, shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

32.5
A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least one day’s notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

32.6
The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

32.7
The Directors may elect a chairman or co-chairman of their board and determine the period for which he is to hold office; but if no such chairman or co-chairman is elected, or if at any meeting the chairman or co-chairman is not present within fifteen minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

32.8
All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

33.
Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or co-chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.
34.
Directors’ Interests

34.1
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

34.2
A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

34.3
A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

34.4
No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.
34.5
A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

35.
Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.
36.
Delegation of Directors’ Powers

36.1
The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.2
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

36.3
The Directors may adopt formal written charters for committees. Each committee shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and such committee’s respective charter and shall have such powers as the Directors may delegate pursuant to the Articles and such charter and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law).

36.4
The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

36.5
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.
36.6
The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

37.
No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.
38.
Remuneration of Directors

38.1
The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

38.2
The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director.

39.
Seal

39.1
The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

39.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

39.3
A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

40.
Dividends, Distributions and Reserve

40.1
Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

40.2
Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

40.3
The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

40.4
The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

40.5
Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

40.6
The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

40.7
Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

40.8
No Dividend or other distribution shall bear interest against the Company.

40.9
Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

41.
Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

42.
Books of Account

42.1
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

42.2
The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

42.3
The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

43.
Audit

43.1
The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

43.2
Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

43.3
If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

43.4
The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

43.5
If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Audit Committee shall fill the vacancy and determine the remuneration of such Auditor.

43.6
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

43.7
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

44.
Notices

44.1
Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

44.2
Where a notice is sent by:

(a)
courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was delivered to the courier;

(b)
post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)
e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(d)
placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

44.3
A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

44.4
Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

45.
Winding Up

45.1
If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)
if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the

Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.
45.2
If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

46.
Indemnity and Insurance

46.1
Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

46.2
The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

46.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

47.
Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 30th September in each year and, following the year of incorporation, shall begin on 1st October in each year.
48.
Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.
49.
Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

Annex D
ARQIT QUANTUM INC.
2021 INCENTIVE AWARD PLAN
1.   Establishment of the Plan; Effective Date; Duration.
(a)   Establishment of the Plan; Effective Date.    Arqit Quantum Inc., a Cayman Islands corporation (the “Company”), hereby establishes this incentive compensation plan to be known as the “Arqit Quantum Inc. 2021 Incentive Award Plan,” as amended from time to time (the “Plan”). The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Other Stock-Based Awards, Other Cash-Based Awards, Dividend Equivalents, and Performance Compensation Awards. The Plan shall become effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. The Plan shall remain in effect as provided in Section 1(b) of the Plan. Capitalized but undefined terms shall have the meaning set forth in Section 3 of the Plan.
(b)   Duration of the Plan.   The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to Section 14. However, in no event may an Award be granted under the Plan on or after ten years from the Effective Date, provided, however, in the case of an Award that is an Incentive Stock Option, no Incentive Stock Option shall be granted on or after ten years from the earlier of (i) the date the Plan is approved by the Board and (ii) date the Company’s stockholders approve the Plan.
2.   Purpose.   The purpose of the Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby certain directors, officers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.
3.   Definitions.   Certain terms used herein have the definitions given to them in the first instance in which they are used. In addition, for purposes of the Plan, the following terms are defined as set forth below:
(a)   “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.
(b)   “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Awards, Other Cash-Based Awards, Dividend Equivalents, and/or Performance Compensation Award granted under the Plan.
(c)   “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
(d)   “Board” means the Board of Directors of the Company.
(e)   “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or an Affiliate having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting or similar agreement between the Participant and the Company or an Affiliate in effect at the time of such termination, or (ii) in the absence of any such employment or consulting or similar agreement (or the absence of any definition of “Cause” contained therein), a Participant’s (A) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers; (B) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation, fraud, embezzlement, theft or proven dishonesty in the course of his employment or other service to the Company or an Affiliate; (C) alcohol abuse or use of controlled substances other than in accordance with a physician’s prescription; (D) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (F) below) to the Company or its Affiliates (other than due to a disability, as determined by the Committee), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (E) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (F) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation and/or proprietary rights.
(f)   “Change in Control” shall, in the case of a particular Award, unless the applicable Award Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon any of the following events:
(i)   any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (A) the Company or any of its Affiliates, (B) any trustee or other fiduciary holding securities under any employee benefit plan of the Company or any of its Affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Shares) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, by way of merger, consolidation, recapitalization, reorganization or otherwise, of fifty percent (50%) or more of the total voting power of the then outstanding voting securities of the Company;
(ii)   the cessation of control (by virtue of their not constituting a majority of directors) of the Board by the individuals (the “Continuing Directors”) who (x) were directors on the Effective Date or (y) become directors after Effective Date and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors on the Effective Date or whose election or nomination for election was previously so approved;
(iii)   the consummation of a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;
(iv)   the consummation of a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all the Company’s assets; or
(v)   any other event specified as a “Change in Control” in an applicable Award Agreement.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A of the Code, to the extent required to avoid the imposition of additional taxes under Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii), (iv), or (v) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
(g)   “Claim” means any claim, liability or obligation of any nature, arising out of or relating to the Plan or an alleged breach of the Plan or an Award Agreement.

(h)   “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.
(i)   “Committee” means a committee of at least two people as the Board may appoint to administer the Plan or, if no such committee has been appointed by the Board, the Board.
(j)   “Common Shares” means the Company’s ordinary shares, par value $0.0001 per share (and any shares or other securities into which such ordinary shares may be converted or into which they may be exchanged).
(k)   “Company” means Arqit Quantum Inc., a Cayman Islands corporation.
(l)   “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.
(m)   “Dividend Equivalent” means a right awarded under Section 11 to receive the equivalent value (in cash or Common Shares) of ordinary dividends that would otherwise be paid on the Common Shares subject to an Award that is a full-value award but that have not been issued or delivered.
(n)   “Effective Date” shall mean the date on which the transactions contemplated by that certain Business Combination Agreement, by and among Centricus Acquisition Corp., Centricus Heritage, LLC, Arqit Limited, David Williams as the Company Shareholder Representative, the shareholders of Arqit Limited and, Arqit Quantum Inc., dated as of May 12, 2021 as amended from time to time, are consummated, provided that the Board has adopted the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.
(o)   “Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
(p)   “Eligible Person” with respect to an Award denominated in Common Shares, means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate; provided that if the Securities Act applies such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he begins employment with or begins providing services to the Company or its Affiliates, provided that the Date of Grant of any Award to such individual shall not be prior to the date he begins employment with or begins providing services to the Company or its Affiliates).
(q)   “Exchange Act” means the U.S. Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.
(r)   “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.
(s)   “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:
(i)   If the Common Shares are listed on any established stock exchange or a national market system, the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)   If the Common Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Common Share will be the mean between the high bid and low asked prices for the Common Shares on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)   In the absence of an established market for the Common Shares, the Fair Market Value will be determined in good faith by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose).
(iv)   Notwithstanding the foregoing, the determination of Fair Market Value in all cases shall be in accordance with the requirements set forth under Section 409A of the Code to the extent necessary for an Award to comply with, or be exempt from, Section 409A of the Code.
(t)   “Immediate Family Members” shall have the meaning set forth in Section 15(b)(ii).
(u)   “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan for incentive stock options.
(v)   “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.
(w)   “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of the Plan. The Committee may utilize one or more Independent Third Parties.
(x)   “Mature Shares” means Common Shares owned by a Participant that are not subject to any pledge or security interest and that have been either previously acquired by the Participant on the open market or meet such other requirements, if any, as the Committee may determine are necessary in order to avoid an accounting earnings charge on account of the use of such shares to pay the Exercise Price or satisfy a tax or deduction obligation of the Participant.
(y)   “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.
(z)   “Option” means an Award granted under Section 7 of the Plan.
(aa)   “Option Period” has the meaning given such term in Section 7(c) of the Plan.
(bb)   “Other Cash-Based Award” means a cash Award granted to a Participant under Section 10 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(cc)   “Other Stock-Based Award” means an equity-based or equity-related Award, other than an Option, SAR, Restricted Stock, Restricted Stock Unit or Dividend Equivalent, granted in accordance with the terms and conditions set forth under Section 10 of the Plan
(dd)   “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.
(ee)   “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 12 of the Plan.
(ff)   “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan pursuant to Section 12 of the Plan.
(gg)   “Performance Formula” shall mean, for a Performance Period, the one or more formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the applicable Performance Period.
(hh)   “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria pursuant to Section 12 of the Plan.

(ii)   “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.
(jj)   “Permitted Transferee” shall have the meaning set forth in Section 15(b)(ii) of the Plan.
(kk)   “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(ll)   “Plan” means this Arqit Quantum Inc. 2021 Incentive Award Plan, as amended from time to time.
(mm)   “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(nn)   “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(oo)   “Restricted Stock” means Common Shares, subject to certain specified performance or time-based restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.
(pp)   “SAR Period” has the meaning given such term in Section 8(c) of the Plan.
(qq)   “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.
(rr)   “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.
(ss)   “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.
(tt)   “Subsidiary” means, with respect to any specified Person:
(i)   any corporation, association or other business entity of which more than 50% of the total voting power of shares (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(ii)   any partnership (or any comparable foreign entity (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
(uu)   “Substitute Award” has the meaning given such term in Section 5(e).
4.   Administration.
(a)   The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan), it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(b)   Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, in each case, to the extent consistent with the terms of the Plan.
(c)   The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons subject to Section 16 of the Exchange Act.
(d)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.
(e)   No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Articles of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)   Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.
5.   Grant of Awards; Shares Subject to the Plan; Limitations.
(a)   The Committee may, from time to time, grant Awards to one or more Eligible Persons.
(b)   Subject to Section 13 of the Plan, Awards granted under the Plan shall be subject to the following limitations: (i) the Committee is authorized to deliver under the Plan an aggregate of 15,000,000 Common Shares; provided, that the total number of Common Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2022, by a number of Common Shares equal to one percent (1%) of the total outstanding Common Shares on the last day of the prior calendar year, and (ii) the maximum number of Common Shares that may be granted under the Plan during any single fiscal year to any Participant who is a non-employee director shall not exceed $250,000 in total value (calculating the value of any such Awards based on the Fair Market Value on the Date of Grant of such Awards for financial reporting purposes), provided further that when taken together with any cash fees paid to such non-employee director during such fiscal year in respect of his service as a non-employee director (including service as a member or chair of any committee of the Board), the value of such total awards and cash fees paid shall not exceed $750,000; provided that the non-employee directors who are considered independent (under the rules of The NASDAQ Stock Market or other securities exchange on which the Common Shares are traded) may make exceptions to this limit for a non-executive chair of the Board, if any, in which case the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. Notwithstanding the automatic annual increase set forth in (i) above, the Board may act prior to January 1st of a given year to provide that there will be no such increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of Common Shares than would otherwise occur pursuant to the stipulated percentage.
(c)   In the event that (i) any Option or other Award granted hereunder is exercised through the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, or (ii) tax or deduction liabilities arising from such Option or other Award are satisfied by the tendering of Common Shares (either actually or by attestation) or by the withholding of Common Shares by the Company, then in each such case the Common Shares so tendered or withheld shall be added to the Common Shares available for grant under the Plan on a one-for-one basis. Shares underlying Awards under the Plan that are forfeited, canceled, expire unexercised, or are settled in cash shall also be available again for issuance as Awards under the Plan.
(d)   Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.
(e)   Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall not be counted against the aggregate number of Common Shares available for Awards under the Plan.
6.   Eligibility.   Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.
7.   Options.
(a)   Generally.   Each Option granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be

Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Subject to Section 13, the maximum aggregate number of Common Shares that may be issued through the exercise of Incentive Stock Options granted under the Plan is 15,000,000 Common Shares, which, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 5(b)(i). Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code; provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.
(b)   Exercise Price.   Except with respect to Substitute Awards, the exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)), the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further, that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.
(c)   Vesting and Expiration.   Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the total combined voting power of all classes of shares of the Company or any related corporation (as determined in accordance with Treasury Regulation Section 1.422-2(f)); provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. If the Option would expire at a time when the exercise of the Option would violate applicable securities laws, the expiration date applicable to the Option will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the Option Period.
(d)   Method of Exercise and Form of Payment.   No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any taxes required to be withheld or paid upon exercise of such Option. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option, accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company); provided that such Common Shares are not subject to any pledge or other security interest and are Mature Shares; and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a Fair Market Value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
(e)   Notification upon Disqualifying Disposition of an Incentive Stock Option.   Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (i) two years after the Date of Grant of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.
(f)   Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable; any other applicable law; the applicable rules and regulations of the Securities and Exchange Commission; or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.   Stock Appreciation Rights.
(a)   Generally.   Each SAR granted under the Plan shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.
(b)   Strike Price.   The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant.
(c)   Vesting and Expiration.   A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. If the SAR would expire at a time when the exercise of the SAR would violate applicable securities laws, the expiration date applicable to the SAR will be automatically extended to a date that is 30 calendar days following the date such exercise would no longer violate applicable securities laws (so long as such extension shall not violate Section 409A of the Code); provided, that in no event shall such expiration date be extended beyond the expiration of the SAR Period.
(d)   Method of Exercise.   SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.
(e)   Payment.   Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised, multiplied by the excess, if any, of the Fair Market Value of one Common Share on the exercise date over the Strike Price, less an amount equal to any taxes required to be withheld or paid. The Company shall pay such amount in cash, in Common Shares having a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Common Shares, or whether such fractional Common Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
9.   Restricted Stock and Restricted Stock Units.
(a)   Generally.   Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9 and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
(b)   Restricted Accounts; Escrow or Similar Arrangement.   Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including, without limitation, the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.
(c)   Vesting.   Unless otherwise provided by the Committee in an Award Agreement the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant granted the applicable Award.
(d)   Delivery of Restricted Stock and Settlement of Restricted Stock Units.
(i)   Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share) or shall register such shares in the Participants name without any such restrictions. Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award Agreement).
(ii)   Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (B) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any taxes required to be withheld or paid.
10.   Other Stock-Based Awards and Other Cash-Based Awards..
(a)   Other Stock-Based Awards.   The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Common Shares), in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Common Shares to Participants, or payment in cash or otherwise of amounts based on the value of Common Shares. The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.
(b)   Other Cash-Based Awards.   The Committee may grant a Participant a cash Award not otherwise described by the terms of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(c)   Value of Awards.   Each Other Stock-Based Award shall be expressed in terms of Common Shares or units based on Common Shares, as determined by the Committee, and each Other Cash-Based Awards shall be shall be expressed in terms of cash, as determined by the Committee. The Committee may establish Performance Goals in its discretion pursuant to Section 12, and any such Performance Goals shall be set forth in the applicable Award Agreement. If the Committee exercises its discretion to establish Performance Goals, the number and/or value of Other Stock-Based Awards or Other Cash-Based Awards that will be paid out to the Participant will depend on the extent to which such Performance Goals are met.
(d)   Payment of Awards.   Payment, if any, with respect to an Other Stock-Based Award or Other Cash-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash, Common Shares or a combination of cash and Common Shares, as the Committee determines.
(e)   Vesting.   The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards or Other Cash-Based Awards following the Participant’s termination of employment or service (including by reason of such Participant’s death, disability (as determined by the Committee), or termination without Cause). Such provisions shall be determined in the sole discretion of the Committee and will be included in the applicable Award Agreement but need not be uniform among all Other Stock-Based Awards or Other Cash-Based Awards issued pursuant to the Plan and may reflect distinctions based on the reasons for the termination of employment or service.
11.   Dividend Equivalents.   No adjustment shall be made in the Common Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Shares prior to issuance of such Common Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Common Shares that are subject to any Award (other than an Option or Stock Appreciation Right). Any Award of Dividend Equivalents may be credited as of the dividend payment dates, during the period between the Date of Grant of the Award and the date the Award becomes payable or terminates or expires, as determined by the Committee; however, Dividend Equivalents shall not be payable unless and until the Award becomes payable, and shall be subject to forfeiture to the same extent as the underlying Award. Dividend Equivalents may be subject to any additional limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be payable in cash, Common Shares or converted to full-value Awards, calculated based on such formula, as may be determined by the Committee.

12.   Performance Compensation Awards.
(a)   Generally.   The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award. The Committee shall have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award. Unless otherwise determined by the Committee, all Performance Compensation Awards shall be evidenced by an Award Agreement.
(b)   Discretion of Committee with Respect to Performance Compensation Awards.   The Committee shall have the discretion to establish the terms, conditions and restrictions of any Performance Compensation Award. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula.
(c)   Performance Criteria.   The Committee may establish Performance Criteria that will be used to establish the Performance Goal(s) for Performance Compensation Awards which may be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, business segments or operational units, or any combination of the foregoing) and may include, without limitation, any of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) revenue or revenue growth (measured on a net or gross basis); (iv) gross profit or gross profit growth; (v) operating profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, net cash provided by operations and cash flow return on capital); (viii) financing and other capital raising transactions (including, but not limited to, sales of the Company’s equity or debt securities); (ix) earnings before or after taxes, interest, depreciation and/or amortization; (x) gross or operating margins; (xi) productivity ratios; (xii) share price (including, but not limited to, growth measures and total stockholder return); (xiii) expense targets; (xiv) margins; (xv) productivity and operating efficiencies; (xvi) customer satisfaction; (xvii) customer growth; (xviii) working capital targets; (xix) measures of economic value added; (xx) inventory control; (xxi) enterprise value; (xxii) sales; (xxiii) debt levels and net debt; (xxiv) combined ratio; (xxv) timely launch of new facilities; (xxvi) client retention; (xxvii) employee retention; (xxviii) timely completion of new product rollouts; (xxix) cost targets; (xxx) reductions and savings; (xxxi) productivity and efficiencies; (xxxii) strategic partnerships or transactions; (xxxiii) personal targets, goals or completion of projects; and (xxxiv) such other criteria as established by the Committee in its discretion from time to time. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any business unit(s) of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparable or peer companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. Any Performance Criteria that are financial metrics, may be determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP.
(d)   Modification of Performance Goal(s).   The Committee is authorized at any time to adjust or modify the calculation of a Performance Goal for such Performance Period, based on and in order to appropriately reflect any specified circumstance or event that occurs during a Performance Period, including but not limited to the following: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) unusual and/or infrequently occurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; (vii) discontinued operations; (viii) any other specific unusual or infrequently occurring or non-recurring events, or objectively determinable category thereof; (ix) foreign exchange gains and losses; and (x) a change in the Company’s fiscal year.
(e)   Terms and Condition to Receipt of Payment.   Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (i) the Performance Goals for such period are achieved; and (ii) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals. Following the completion of a Performance Period, the Committee shall determine whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate the amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period.
(f)   Timing of Award Payments.   Except as provided in an Award Agreement, Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following the Committee’s determination in accordance with Section 12(e); provided, however, that in the event a Performance Compensation Award is subject to Code Section 409A, payment of any amounts determined in accordance with Section 12(e) shall be paid to the Participant no later than March 15th of the year following the year in which the last day of the applicable Performance Period occurred.
13.   Changes in Capital Structure and Similar Events.   In the event of (a) any dividend (other than ordinary cash dividends) or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, spin-off, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (b) unusual or infrequently occurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, subject to the requirements of Code Sections 409A, 421, and 422, if applicable, including without limitation any or all of the following:
(a)   adjusting any or all of (i) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (ii) the terms of any outstanding Award, including, without limitation, (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (B) the Exercise Price or Strike Price with respect to any Award or (C) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);
(b)   providing for a substitution or assumption of Awards in a manner that substantially preserves the applicable terms of such Awards;
(c)   accelerating the exercisability or vesting of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event;
(d)   modifying the terms of Awards to add events, conditions or circumstances (including termination of employment within a specified period after a Change in Control) upon which the exercisability or vesting of or lapse of restrictions thereon will accelerate;

(e)   deeming any performance measures (including, without limitation, Performance Criteria and Performance Goals) satisfied at target, maximum or actual performance through closing or such other level determined by the Committee in its sole discretion, or providing for the performance measures to continue (as is or as adjusted by the Committee) after closing;
(f)   providing that for a period prior to the Change in Control determined by the Committee in its sole discretion, any Options or SARs that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all Common Shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or SARs not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control; and
(g)   canceling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other stockholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be final, conclusive and binding for all purposes.
14.   Amendments and Termination.
(a)   Amendment and Termination of the Plan.   The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no amendment to Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.
(b)   Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, unless the Committee determines, in its sole discretion, that the amendment is necessary for the Award to comply with Code Section 409A; provided, further, that without stockholder approval, except as otherwise permitted under Section 13 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR where the Fair Market Value of the Common Shares underlying such Option or SAR is less than its Exercise Price and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

15.   General.
(a)   Award Agreements.   Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.
(b)   Nontransferability.
(i)   Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.
(ii)   Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as, a “Permitted Transferee”); provided that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
(iii)   The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.
(c)   Tax Withholding and Deductions.
(i)   A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to deduct and withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required taxes (up to the maximum statutory rate under applicable law as in effect from time to time as determined by the Committee) and deduction in respect of an Award, its grant, vesting or exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such taxes.
(ii)   Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing tax and deduction liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest and are Mature Shares, except as otherwise determined by the Committee) owned by the Participant having a Fair Market Value equal to such liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such liability.
(d)   No Claim to Awards; No Rights to Continued Employment; Waiver.   No employee of the Company or an Affiliate, or other person, shall have any Claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. A Participant’s sole remedy for any Claim related to the Plan or any Award shall be against the Company, and no Participant shall have any Claim or right of any nature against any Subsidiary or Affiliate of the Company or any stockholder or existing or former director, officer or employee of the Company or any Subsidiary of the Company. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any Claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any Claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.
(e)   International Participants.   With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
(f)   Designation and Change of Beneficiary.   Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his spouse or, if the Participant is unmarried at the time of death, his estate.
(g)   Termination of Employment/Service.   Unless determined otherwise by the Committee at any time following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with an Affiliate (or vice-versa) shall be considered a termination of employment or service with the Company or an Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company or an Affiliate.
(h)   No Rights as a Stockholder.   Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares or other securities that are subject to Awards hereunder until such shares have been issued or delivered to that person.
(i)   Government and Other Regulations.
(i)   The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares or other securities pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares or other securities to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(ii)   The Committee may cancel an Award or any portion thereof if the Committee determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares or other securities to the Participant, the Participant’s acquisition of Common Shares or other securities from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award denominated in Common Shares in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof that is canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.
(j)   Payments to Persons Other Than Participants.   If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior Claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.
(k)   Nonexclusivity of the Plan.   Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
(l)   No Trust or Fund Created.   Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees or service providers under general law.
(m)   Reliance on Reports.   Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of or service provider to the Company or the Committee or the Board, other than himself.
(n)   Relationship to Other Benefits.   No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.
(o)   Governing Law.   The Plan shall be governed by and construed in accordance with the internal laws of the Cayman Islands applicable to contracts made and performed wholly within the Cayman Islands, without giving effect to the conflict of laws provisions thereof.
(p)   Severability.   If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(q)   Obligations Binding on Successors.   The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.
(r)   Code Section 409A.
(i)   Notwithstanding any provision of the Plan to the contrary, all Awards made under the Plan are intended to be exempt from or, in the alternative, comply with Code Section 409A and the authoritative guidance thereunder, including the exceptions for stock rights and short-term deferrals. The Plan shall be construed and interpreted in accordance with such intent. Each payment under an Award shall be treated as a separate payment for purposes of Code Section 409A.
(ii)   If a Participant is a “specified employee” (as such term is defined for purposes of Code Section 409A) at the time of his termination of service, no amount that is nonqualified deferred compensation subject to Code Section 409A and that becomes payable by reason of such termination of service shall be paid to the Participant (or in the event of the Participant’s death, the Participant’s representative or estate) before the earlier of (x) the first business day after the date that is six months following the date of the Participant’s termination of service, and (y) within 30 days following the date of the Participant’s death. For purposes of Code Section 409A, a termination of service shall be deemed to occur only if it is a “separation from service” within the meaning of Code Section 409A, and references in the Plan and any Award Agreement to “termination of service” or similar terms shall mean a “separation from service.” If any Award is or becomes subject to Code Section 409A, unless the applicable Award Agreement provides otherwise, such Award shall be payable upon the Participant’s “separation from service” within the meaning of Code Section 409A. If any Award is or becomes subject to Code Section 409A and if payment of such Award would be accelerated or otherwise triggered under a Change in Control, then the definition of Change in Control shall be deemed modified, only to the extent necessary to avoid the imposition of any additional tax under Code Section 409A, to mean a “change in control event” as such term is defined for purposes of Code Section 409A.
(iii)   Any adjustments made pursuant to Section 13 to Awards that are subject to Code Section 409A shall be made in compliance with the requirements of Code Section 409A, and any adjustments made pursuant to Section 13 to Awards that are not subject to Code Section 409A shall be made in such a manner as to ensure that after such adjustment, the Awards either (x) continue not to be subject to Code Section 409A or (y) comply with the requirements of Code Section 409A.
(s)   Expenses; Gender; Titles and Headings.   The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.
(t)   Other Agreements.   Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares or other securities under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.
(u)   Payments.   Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares or other securities under any Award made under the Plan.
(v)   Erroneously Awarded Compensation.   All Awards shall be subject (including on a retroactive basis) to (i) any clawback, forfeiture or similar incentive compensation recoupment policy established from time to time by the Company, including, without limitation, any such policy established to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, (ii) applicable law (including, without limitation, Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act), and/or (iii) the rules and regulations of the applicable securities exchange or inter-dealer quotation system on which the Common Shares or other securities are listed or quoted, and such requirements shall be deemed incorporated by reference into all outstanding Award Agreements.

Annex E
YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY Vote by Internet - QUICK   EASYIMMEDIATE ‒ 24 Hours a Day, 7 Days a Week or by MailCENTRICUS ACQUISITION CORP.Your Internet vote authorizes the named proxies tovote your shares in the same manner as ifyoumarked, signed and returned your proxy card. Votes submitted electronically online must be received by 11:59 p.m., Eastern Time, on August 30, 2021.INTERNET –www.cstproxyvote.comUse the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.Vote at the Meeting –Ifyouplantoattendthevirtualonline extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend the extraordinary general meeting, visit: https://www.cstproxy.com/centricusacquisitioncorp/2021MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY ▲ FOLD HERE
• DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4 Proposal No. 1—Business Combination Proposal—To consider and vote upon, as an ordinary resolution, a proposal to approve and FORAGAINST ABSTAIN☐☐☐ Proposal No. 2—Merger Proposal— To consider and vote upon, as a special resolution, a proposal to approve and authorize the Plan of Merger (made in FORAGAINST ABSTAIN☐☐☐ adopt the business combination described in this proxystatement/prospectus, which proposal shall include approval of each of (a) the merger pursuant to Part XVI of the Cayman Companies Act of Centricus into Arqit Quantum Inc., a Cayman Islands exempted limited liability company (“Pubco”) with Pubco surviving the merger and the security accordance with the provisions ofSection 233 of the Cayman Companies Act and included as Annex B to this proxy statement/prospectus) and to authorize the Merger of Centricus with and into Pubco with Pubco surviving the Merger; holders of Centricus (other than security holders of Centricus electing to redeem their Centricus ordinary shares) becoming security holders of Pubco (the “Merger”) pursuant to the terms of (i) the Business Combination Agreement, dated as of May 12, 2021, as it may be amended (the Proposal No. 3—Pubco Incentive Plan Proposal—To consider and vote upon, as an ordinary resolution, a proposal to FORAGAINST ABSTAIN☐☐☐ “Business Combination Agreement”), that Centricus has entered into withPubco, Centricus Heritage LLC, a Cayman Islands limited liability company (the “Sponsor”), solely in its capacity as Centricus’ representative, Arqit Limited, a company limited by shares incorporated in England (the “Company”), David John Williams, solely in his capacity as the Company approve the Arqit Quantum Inc. 2021 Incentive Award Plan (the “Pubco Incentive Plan”), which will become effective on the Merger Closing Date and will be used by Pubco following the completion of the Proposed Transactions; and Shareholders representative, and the shareholders of the Company party thereto, and (ii) Part XVI of the Cayman Companies Act, (b) the acquisition by Pubco of all of the issued and outstanding share capital of the Company from the holders of the Company’s share capital for Pubco ordinary shares and, if applicable, the payment of cash and Earnout Shares, such that the Proposal No. 4—Adjournment Proposal— To consider and vote upon, as an ordinary resolution, a proposal to adjourn the extraordinary general meeting to a later FORAGAINST ABSTAIN☐☐☐ Company will be a direct wholly owned subsidiary of Pubco (the “Share Acquisition”), and (c) the other transactions contemplated by the Business Combination Agreement (together with the Merger and Share Acquisition, the “Proposed Transactions”); date or dates, if necessary, to permit further solicitation and vote of proxiesif, based upon the tabulated vote at the time of the extraordinary general meeting, there are not sufficient votes to approve one or more proposals presented to shareholders for vote.CONTROL NUMBER Signature Signature, if held jointly Date 2021.Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

E-1

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of ShareholdersTo view the Proxy Statement and to Attend the Extraordinary General Meeting, please go to:https://www.cstproxy.com/centricusacquisitioncorp/2021▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSCENTRICUS ACQUISITION CORP.The undersigned appoints Garth Ritchie and Manfredi Lefebvre d’Ovidio, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the ordinary shares of Centricus Acquisition Corp. held of record by the undersigned at the close of business on July 26, 2021 at the extraordinary general meeting of Centricus Acquisition Corp. to be held at 9:00 a.m., Eastern Time, on August 31, 2021, or at any adjournment thereof.THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4 AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.(Continued, and to be marked, dated and signed, on the other side)

E-2

PROSPECTUS FOR 43,125,000 ORDINARY SHARES AND 14,891,667 WARRANTS TO PURCHASE ORDINARY SHARES, IN EACH CASE, OF ARQIT QUANTUM INC.
Until            , 2021, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except where any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, actual fraud or the consequences of committing a crime. Pubco’s memorandum and articles of association permit indemnification of officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.   Exhibits and Financial Statement Schedules
Exhibit Number	Description
2**	Business Combination Agreement, dated as of May 12, 2021, as it may be amended, by and among Centricus, Pubco, the Sponsor, solely in its capacity as Centricus’ representative, the Company, David John Williams, solely in his capacity as the Company Shareholders representative, and the shareholders of the Company party thereto (included as Annex A to the proxy statement/prospectus).
3.1**	Memorandum and Articles of Association of Pubco.
3.2	Form of Amended and Restated Memorandum and Articles of Association of Pubco (as they will be in effect at the Merger Effective Time) (included as Annex C to the proxy statement/ prospectus).
3.3**	Amended and Restated Memorandum of Association of Centricus.
4.1**	Specimen Pubco ordinary share certificate.
4.2**	Specimen Pubco warrant.
4.3**	Centricus Warrant Agreement, dated as of February 3, 2021, between Centricus and the Continental Stock Transfer & Trust Company.
4.4**	Form of Pubco Incentive Plan (as will be in effect at the Merger Effective Time) (included as Annex D to the proxy statement/prospectus).
4.5**	Form of Assignment, Assumption and Amendment Agreement for Centricus’ outstanding warrants.
5.1	Opinion of Maples and Calder (Cayman) LLP.
5.2	Opinion of Latham & Watkins LLP.
8.1**	Opinion of Latham & Watkins LLP.
10.1**	Form of Subscription Agreement, by and among Centricus, Pubco and the other parties thereto.
10.2**	Form of New Registration Rights Agreement, by and among Pubco and the other parties thereto (included as Exhibit A to Exhibit 2).
10.3**	Form of Lockup Agreement, between Pubco and the other parties thereto (included as Exhibit B to Exhibit 2).
10.4**	Form of Letter Agreement between Centricus, the Sponsor, and Centricus’ directors and executive officers.
10.5**	ESA Contract dated July 30, 2019 between Arqit Limited and the European Space Agency.
10.6**†	Firm Fixed Price Contract dated January 27, 2020 between Arqit Limited and Qinetiq Space NV.

Exhibit Number	Description
23.1	Consent of Marcum LLP.
23.2	Consent of PKF Littlejohn LLP.
23.3	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.4	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
23.5**	Consent of Latham & Watkins LLP (included in Exhibit 8.1)
99.1	Form of Preliminary Proxy Card (included as Annex E to the proxy statement/prospectus).
99.2**	Consent of David Williams.
99.3**	Consent of Nick Pointon.
99.4**	Consent of Carlo Calabria.
99.5**	Consent of Stephen Chandler.
99.6**	Consent of Manfredi Lefebvre d’Ovidio.
99.7**	Consent of VeraLinn Jamieson.
99.8**	Consent of Garth Ritchie.
99.9**	Consent of Stephen Wilson.

*
To be filed by amendment.

**
Previously filed.

†
Certain portions of this exhibit have been omitted pursuant to Regulation S-K Item 601(b)(10)(iv). The Company agrees to furnish an unredacted copy of the exhibit to the SEC upon its request.

Item 22.   Undertakings.
The undersigned registrant hereby undertakes:
•
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

•
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

•
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
•
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request. The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, United Kingdom on the 26th of July, 2021.
ARQIT QUANTUM INC.
By:
/s/ David Williams

Name:
David Williams

Title:
Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
NAME	POSITION	DATE
/s/ David Williams David Williams	Director, acting Chief Executive and Chief Financial Officer	July 26, 2021
* VeraLinn Jamieson	Director	July 26, 2021
* Stephen Wilson	Director	July 26, 2021

*By:
/s/ David Williams

David Williams
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Arqit Quantum Inc. has signed this registration statement on July 26, 2021.
ARQIT INC.
By:
/s/ VeraLinn Jamieson

Name:
VeraLinn Jamieson

Title:
Authorized Representative